As filed with the Securities and Exchange Commission on July 24, 2023
Registration No. 333-272548

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
PRE-EFFECTIVE
AMENDMENT NO. 1
TO THE
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Gouverneur Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Maryland State or other jurisdiction of incorporation or organization	6036 (Primary Standard Industrial Classification Code Number)	To be provided (IRS Employer Identification No.)
42 Church Street
Gouverneur, New York 13642
(315) 287-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles C. Van Vleet, Jr.
President and Chief Executive Officer
Gouverneur Bancorp, Inc.
42 Church Street
Gouverneur, New York 13642
(315) 287-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gary R. Bronstein, Esq. Stephen F. Donahoe, Esq. Kilpatrick Townsend & Stockton LLP 701 Pennsylvania Avenue, NW, Suite 200 Washington, DC 20004 (202) 508-5800	Kent M. Krudys, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, NW, Suite 780 Washington, DC 20015 (202) 274-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
GOUVERNEUR BANCORP, INC.
(Proposed New Holding Company for Gouverneur Savings and Loan Association)
Up to 977,500 Shares of Common Stock

Gouverneur Bancorp, Inc., a newly formed Maryland corporation, is offering shares of common stock for sale, on a best efforts basis, in connection with the conversion of Cambray Mutual Holding Company from the mutual holding company to the stock holding company form of organization. The shares being offered for sale represent the ownership interest of Cambray Mutual Holding Company in Gouverneur Bancorp, Inc., a federal corporation (referred to herein as “Gouverneur Bancorp”). Gouverneur Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) under the symbol “GOVB.” We expect that Gouverneur Bancorp, Inc.’s common stock will be quoted on the OTCQB Marketplace (OTCQB) under the symbol “GOVB” following the completion of the conversion and stock offering. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.
The shares of common stock are first being offered for sale in a subscription offering to eligible depositors and borrowers of Gouverneur Savings and Loan Association as of specified eligibility dates and to tax-qualified employee benefit plans of Gouverneur Savings and Loan Association. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to residents of the communities served by Gouverneur Savings and Loan Association and then to stockholders of Gouverneur Bancorp. Any shares of common stock not purchased in the subscription offering or in any community offering may be offered for sale to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated community offering. The syndicated community offering may begin before the subscription offering and any community offering (including any extensions) have expired. However, no shares purchased in the subscription offering or in any community offering will be issued until the completion of any syndicated community offering. We must sell a minimum of 722,500 shares to complete the conversion and stock offering.
In addition to the shares being offered for sale in the stock offering, the shares of common stock of Gouverneur Bancorp currently owned by the public will be exchanged for shares of common stock of Gouverneur Bancorp, Inc. based on an exchange ratio that will result in existing public stockholders of Gouverneur Bancorp owning approximately the same percentage of common stock of Gouverneur Bancorp, Inc. as they owned in the common stock of Gouverneur Bancorp immediately before the completion of the conversion and stock offering. We expect to issue up to 520,445 shares in the exchange.
The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 5.0% of the shares of common stock sold in the offering, or 36,125 and 48,875 shares at the minimum and maximum of the offering range, respectively, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 5.0% of the shares of common stock sold in all categories of the stock offering combined.
The subscription offering will expire at 2:00 p.m., Eastern time, on September 20, 2023. We expect that the community offering, if held, will expire at the same time. We may extend the expiration date of the subscription and/or community offerings without notice to you until November 4, 2023, or longer if the Federal Reserve Board approves a later date. No single extension may exceed 90 days and the stock offering must be completed by September 29, 2025. Once submitted, orders are irrevocable unless the subscription and community offerings are terminated or extended, with regulatory approval, beyond November 4, 2023, or the number of shares of common stock to be sold is increased to more than 977,500 shares or decreased to less than 722,500 shares. If the subscription and community offerings are extended past November 4, 2023, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the stock offering is increased to more than 977,500 shares or decreased to less than 722,500 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription offering and in any community offering will be returned promptly with interest. Funds received in the subscription offering and in any community offering will be held in a segregated account at Gouverneur Savings and Loan Association and will earn interest at 0.10% per annum until completion or termination of the stock offering.
Keefe, Bruyette & Woods, Inc. is assisting us in selling the shares of common stock, on a best efforts basis, in the subscription offering and in any community offering, and will serve as sole manager for any syndicated community offering. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock that are being offered for sale in the stock offering.
OFFERING SUMMARY
Price: $10.00 Per Share
	Minimum	Midpoint	Maximum
Number of shares	722,500	850,000	977,500
Gross offering proceeds	$7,225,000	$8,500,000	$9,775,000
Estimated offering expenses, excluding selling agent fees and expenses(1)(2)	$950,000	$950,000	$950,000
Selling agent fees and expenses(1)	$460,000	$460,000	$460,000
Estimated net proceeds	$5,815,000	$7,090,000	$8,365,000
Estimated net proceeds per share(1)	$8.05	$8.34	$8.56

(1)
See “The Conversion and Stock Offering — Plan of Distribution; Selling Agent and Underwriter Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for the stock offering and the compensation to be received by Keefe, Bruyette & Woods, Inc. and the other broker-dealers that may participate in any syndicated community offering.

(2)
Excludes records agent fees and expenses payable to Keefe, Bruyette & Woods, Inc., which are included in estimated offering expenses. See “The Conversion and Stock Offering — Records Management.”

This investment involves a degree of risk, including the possible loss of principal. Please read “Risk Factors” beginning on page 19.
These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the New York State Department of Financial Services, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
Keefe, Bruyette & Woods A Stifel Company
For assistance, please contact the Stock Information Center at (877) 643-8198
The date of this prospectus is [•]

[Map of New York showing offices of Gouverneur Savings and Loan Association]

SUMMARY
The following summary explains the significant aspects of the conversion, the stock offering and the exchange of existing shares of Gouverneur Bancorp common stock for shares of Gouverneur Bancorp, Inc. common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.” In this prospectus, the terms “we,” “us” and “our” refer to Gouverneur Bancorp and its consolidated subsidiaries or its successor Gouverneur Bancorp, Inc., unless the context requires otherwise.
The financial information at March 31, 2023 and 2022 and for the six months then ended that is included in this prospectus is derived in part from unaudited consolidated financial statements that appear in this prospectus. The financial information at September 30, 2022 and 2021 and for the years then ended that is included in this prospectus is derived in part from the audited consolidated financial statements that appear in this prospectus.
Our Companies
Gouverneur Savings and Loan Association.   Gouverneur Savings and Loan Association is a New York-chartered stock savings and loan association headquartered in Gouverneur, New York. Gouverneur Savings and Loan Association has provided community banking services to individuals, families and businesses since 1892. Gouverneur Savings and Loan Association currently conducts business through its five branch offices located in Jefferson and St. Lawrence Counties in New York.
Gouverneur Savings and Loan Association’s principal business consists of originating one‑ to four-family residential real estate mortgage loans and, to a lesser extent, commercial real estate loans, construction loans and home equity loans and lines of credit. We also offer commercial loans and consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions operating in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including deposit fees and service charges, realized gains on sales of securities, realized gains on sales of loans associated with loan production and realized gains on sales of other real estate owned.
At March 31, 2023, Gouverneur Savings and Loan Association exceeded all regulatory capital requirements and was considered a “well-capitalized” bank. Gouverneur Savings and Loan Association is regulated by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
GS&L Municipal Bank.   Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. Gouverneur Savings and Loan Association formed GS&L Municipal Bank as a limited purpose commercial bank subsidiary because, under New York municipal laws, a New York-chartered savings and loan association, such as Gouverneur Savings and Loan Association, is not authorized to directly receive New York state or municipal deposits. GS&L Municipal Bank has the power to receive deposits only to the extent of accepting for deposit the funds of the State of New York and its respective agents, authorities and instrumentalities, and local governments as defined in Section 10(a)(1) of the New York General Municipal Law. GS&L Municipal Bank’s purpose is to attract deposits from local municipalities and, at March 31, 2023, GS&L Municipal Bank had $20.6 million in deposits. GS&L Municipal Bank is not authorized under New York law to make loans or to exercise certain fiduciary powers. GS&L Municipal Bank is regulated by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation. The accounts of GS&L Municipal Bank are consolidated in the consolidated financial statements of Gouverneur Bancorp.
Gouverneur Bancorp.   Gouverneur Bancorp, whose legal name is Gouverneur Bancorp, Inc., is the federally chartered savings and loan holding company for Gouverneur Savings and Loan Association and is regulated by the Federal Reserve Board. In March 1999, in connection with Gouverneur Savings and

Loan Association’s reorganization into the mutual holding company structure, Gouverneur Bancorp completed its initial public offering in which it (i) sold 1,072,818 shares of its outstanding common stock to the public and (ii) issued 1,311,222 shares of its common stock to Cambray Mutual Holding Company. Gouverneur Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “GOVB.”
At March 31, 2023, Gouverneur Bancorp had consolidated total assets of $205.2 million, net loans of $124.4 million, total deposits of $165.9 million and total stockholders’ equity of $26.3 million. As of the date of this prospectus, Gouverneur Bancorp had 1,311,222 shares of common stock outstanding. After completion of the conversion and stock offering, Gouverneur Bancorp will cease to exist.
Cambray Mutual Holding Company.   Cambray Mutual Holding Company is the federally chartered mutual holding company of Gouverneur Savings and Loan Association and is regulated by the Federal Reserve Board. Cambray Mutual Holding Company’s sole business activity is the ownership of 1,311,222 shares of common stock of Gouverneur Bancorp, or 64.5% of the common stock outstanding as of the date of this prospectus. Cambray Mutual Holding Company engages in no other business activities and has no stockholders. After completion of the conversion and stock offering, Cambray Mutual Holding Company will cease to exist.
Gouverneur Bancorp, Inc.   Gouverneur Bancorp, Inc. is a newly formed Maryland corporation. Following the completion of the conversion and stock offering, Gouverneur Bancorp, Inc. will become the publicly-traded savings and loan holding company for Gouverneur Savings and Loan Association. The shares of Gouverneur Bancorp, Inc.’s common stock are expected to be quoted on the OTCQB Marketplace (OTCQB) operated by OTC Markets Group under the trading symbol “GOVB” upon the completion of the conversion.
Our principal executive offices are located at 42 Church Street, Gouverneur, New York 13642 and our telephone number is (315) 287-2600. Our website address is www.gouverneurbank.com. Information on our website should not be considered a part of this prospectus.
Acquisition of Citizens Bank of Cape Vincent
On September 16, 2022, we acquired Citizens Bank of Cape Vincent, a New York-chartered stock commercial bank headquartered in Cape Vincent, New York and with two additional branch offices located in Chaumont and La Fargeville, New York. At the effective time of the merger, Citizens Bank of Cape Vincent was merged with and into Gouverneur Savings and Loan Association and each Citizens Bank of Cape Vincent stockholder became entitled to receive $1,056.11 in cash for each share of Citizens Bank of Cape Vincent common stock that they held at the effective time of the merger. The fair value of the assets acquired as a result of the acquisition totaled $82.2 million, loans totaled $37.0 million and deposits totaled $77.2 million. Goodwill recorded in the acquisition was $4.0 million. We completed the acquisition to further expand our footprint and competitive position in Jefferson County and the Lake Ontario, St. Lawrence River communities, to offer expanded products and services to the Citizens Bank of Cape Vincent and Gouverneur Savings and Loan Association customer bases, and to enhance our operational opportunities and future earnings.
Recent Change in Executive Management
Effective April 14, 2023, Faye C. Waterman resigned as our President and Chief Executive Officer and as a director of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association. Mr. Waterman’s resignation was not the result of any disagreement between Mr. Waterman and Gouverneur Bancorp, Cambray Mutual Holding Company or Gouverneur Savings and Loan Association regarding the operations, policies or practices of Gouverneur Bancorp, Cambray Mutual Holding Company or Gouverneur Savings and Loan Association.
Effective as of April 14, 2023, our board of directors appointed Charles C. Van Vleet, Jr., our former longtime President and Chief Executive Officer and a member of our board of directors, to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for Mr. Waterman. We are currently working with a third party executive search firm to find our next President and Chief Executive Officer but currently expect that Mr. Van Vleet will continue to serve as our interim President and Chief Executive Officer through at least December 31, 2023.
Description of the Conversion and Stock Offering
Since March 23, 1999, when Gouverneur Savings and Loan Association reorganized into the mutual holding company structure, we have operated in a two-tier mutual holding company structure. Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the plan of conversion throughout this prospectus, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion and stock offering, Cambray Mutual Holding Company and Gouverneur Bancorp will cease to exist and Gouverneur Bancorp, Inc., a newly formed Maryland corporation, will become the successor holding company to Gouverneur Bancorp and will become the stock holding company of Gouverneur Savings and Loan Association. The conversion will be accomplished by the merger of Cambray Mutual Holding Company with and into Gouverneur Bancorp, followed by the merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc. The shares of Gouverneur Bancorp, Inc. common stock being offered for sale represent the majority ownership interest in Gouverneur Bancorp currently owned by Cambray Mutual Holding Company. Public stockholders of Gouverneur Bancorp will receive shares of common stock of Gouverneur Bancorp, Inc. in exchange for their shares of Gouverneur Bancorp at an exchange ratio intended to preserve the same aggregate ownership interest in Gouverneur Bancorp, Inc. as they had in Gouverneur Bancorp, adjusted downward to reflect certain assets held by Cambray Mutual Holding Company, without giving effect to new shares purchased in the stock offering or cash paid in lieu of any fractional shares. The shares of Gouverneur Bancorp common stock owned by Cambray Mutual Holding Company will be canceled.
The following diagram shows our current organizational structure, reflecting ownership percentages as of March 31, 2023:

After the coversion and stock offering are completed, we will be organized as a fully public stock holding company as follows:
Our Business Strategy
Our business strategy is to continue to operate and grow a profitable community-oriented financial institution. As a community-minded financial institution, we focus on serving the financial needs of local individuals and businesses by executing a safe and sound, service-oriented business strategy that seeks to produce earnings that increase over time and can be reinvested in our business and communities. Our current business strategy consists of the following:

•
Continuing to emphasize residential mortgage lending.   We have been and will continue to be primarily a one- to four-family residential mortgage lender for borrowers in our market area. As of March 31, 2023, $99.9 million, or 79.6%, of our total loan portfolio consisted of one- to four-family mortgage loans. Our primary market area, which is located in the northernmost region of New York state, borders the St. Lawrence River and includes private and public lands that are attractive vacation destinations. As a result, our one to four-family residential mortgage loan portfolio also includes loans made to purchase second vacation homes and cottages. We have primarily originated residential mortgage loans for our own portfolio, rather than for sale, and we generally service the loans we originate. We provide customers with alternatives for their borrowing needs by offering both fixed- and adjustable-rate products with various terms to maturity and pricing alternatives. Through our marketing efforts, our reputation, pricing and strong relationships with real estate agents, we attract mortgage loan business from walk-in customers, customers that apply online and existing customers. We believe that there are opportunities to increase our residential mortgage lending in our market area and, following the completion of the conversion and stock offering, we intend to continue our emphasis on originating one- to four-family loans that meet our underwriting standards.

•
Increasing our non-residential loan portfolio.   Our principal loan origination activity remains primarily one- to four-family residential mortgage loans. We supplement these residential originations by also originating higher yielding commercial real estate loans, construction loans and home equity loans and lines of credit. While we intend to continue to emphasize one- to four-family residential mortgage lending following the completion of the conversion and stock offering, we also intend to continue to focus on originating small business loans in our local market and on the origination of higher yielding non-residential loans to supplement our residential lending portfolio. We expect that any future increases in non-residential loans will be directly proportionate to increases in our residential loan portfolio, which will enable us to maintain the current overall composition of our loan portfolio.

Non-residential loans, including as commercial real estate loans and commercial business loans, have higher credit risk than one- to four-family residential mortgage loans. See “Our Business — Lending Activities.”

•
Increasing municipal deposits as a cost-effective source of funds to help generate future spread income.    To enhance our deposit taking activities, Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. We maintain GS&L Municipal Bank as a limited purpose commercial bank subsidiary because, under New York municipal laws, a New York-chartered savings and loan association, such as Gouverneur Savings and Loan Association, is not authorized to directly receive New York state or municipal deposits. As of March 31, 2023, GS&L Municipal Bank held $20.6 million in municipal deposits, consisting of public funds on deposit from local government entities domiciled in the State of New York. We have devoted significant time and resources to forming GS&L Municipal Bank and establishing the infrastructure necessary for GS&L Municipal Bank to operate effectively, and we believe there are opportunities to continue to increase municipal deposits to help generate additional spread income in the future. Following the completion of the conversion and stock offering, we intend to continue to solicit municipal deposits through GS&L Municipal Bank by leveraging our management team’s existing relationships with local municipalities and governmental entities located in our primary market area.

•
Grow organically and through opportunistic expansion.   Following our acquisition of Citizens Bank of Cape Vincent in September 2022, our primary intention is currently to grow our balance sheet organically and use our capital to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market area or in contiguous markets that we believe would enhance both our franchise value and stockholder returns. These opportunities primarily include establishing loan production offices, establishing new, or de novo, branch offices (including micro branch offices) and/or acquiring branch offices. We have no current plans or intentions regarding any expansion plans.

•
Improving our technology platform.   We intend to continue to build a technology platform that enables us to deliver enhanced products and services to our customers and is also scalable to accommodate our future organic growth plans. To accomplish this objective, we have made and are continuing to make additional investments in our information technology infrastructure, including data backup, security, accessibility, integration, business continuity, website development, online and mobile banking technologies and internal/external ease of use. We outsource a majority of our data processing requirements to our third party core processor, and we rely on our third party core processor for data processing and external data security. As a result, we expect that much of our additional investments in improving our technology platform will be done through our third party core processor. Following the completion of the conversion and stock offering, we expect that approximately 90% of our information technology budget will be dedicated to maintaining our existing systems, and that the remaining 10% of our information technology budget will be dedicated to continuing to enhance our technology platform.

We intend to continue to pursue the business strategies outlined above, subject to changes necessitated by future market conditions, regulatory restrictions and other factors. While we are committed to the business strategies noted above, we recognize the challenges and uncertainties of the current environment and plan to execute these strategies as market conditions allow.
Reasons for the Conversion and Stock Offering
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:
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Support our planned growth and strenghten our regulatory capial position with the additional capital we will raise in the stock offering.   While Gouverneur Savings and Loan Association exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the stock offering will significantly augment our capital position and enable us to support our planned growth. The augmented capital will be essential to the continued implementation of our business strategy.

•
Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company sructure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors. The stock holding company structure will also give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans or arrangements for any such offerings. In addition, this structure will eliminate the current limitations imposed by the mutual holding company structure on dividend payments and make it less costly for us to pay dividends.
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Improve the liquidity of our shares of common stock.   The larger number of shares that will be outstanding after completion of the conversion and stock offering is expected to result in a more liquid and active market for Gouverneur Bancorp, Inc. common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

Terms of the Stock Offering
We are offering for sale between 722,500 and 977,500 shares of common stock to eligible depositors and borrowers of Gouverneur Savings and Loan Association, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in Jefferson, Lewis and St. Lawrence Counties in New York, and then to existing public stockholders of Gouverneur Bancorp as of the close of business on July 31, 2023. If necessary, we will also offer for sale shares to the general public in a syndicated community offering. Unless the number of shares of common stock to be offered is increased to more than 977,500 shares or decreased to less than 722,500 shares, or the subscription and community offerings are extended beyond November 4, 2023, subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended beyond November 4, 2023, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond to the notice of extension, your order will be cancelled and we will promptly return your funds with interest at 0.10% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 977,500 shares or decreased to less than 722,500 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at 0.10% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated community offering.
The purchase price of each share of common stock offered for sale in the stock offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the stock offering. Keefe, Bruyette & Woods, Inc., our marketing agent in the stock offering, will use its best efforts to assist us in selling shares of our common stock in the stock offering but is not obligated to purchase any shares of common stock in the stock offering.
How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price
Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. In accordance with the regulations of the Federal Reserve Board, a valuation range is established which ranges from 15% below to 15% above this pro forma market value. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial has indicated in its valuation that as of May 8, 2023, the pro forma market value of Gouverneur Bancorp’s common stock was $13.0 million, resulting in a range from $11.1 million at the minimum to $15.0 million at the maximum. Based on this valuation, we are selling the number of shares representing the 64.5% of Gouverneur Bancorp currently owned by Cambray Mutual Holding Company. This results in an offering range of $7.2 million to $9.8 million, with a midpoint of $8.5 million.

RP Financial will receive fees totaling $40,000 for its appraisal report, plus $7,500 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.
In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also considered the following factors, among others:
•
the trading market for Gouverneur Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities;

•
our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of non-interest expense;

•
the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

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a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded banks and bank and savings and loan holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure; and

•
the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plan.

RP Financial considered adjustments to the pro forma market value based on a comparison of Gouverneur Bancorp with a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Gouverneur Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for Gouverneur Bancorp were all fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial limited the peer group companies to institutions located in the Mid-Atlantic, New England, Midwest, Southeast and Southwest with assets of less than $1.0 billion, tangible equity-to-assets ratios of greater than 7.0%, and positive core earnings. The peer group companies included companies with:
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average assets of  $476 million;

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average non-performing assets of 0.56% of total assets;

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average loans of 68.4% of total assets;

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average tangible equity of 15.3% of total assets; and

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average core income of 0.54% of average assets.

The appraisal was based in part upon Gouverneur Bancorp’s financial condition and results of operations, the effect of the additional capital that will be raised from the sale of common stock in this offering and an analysis of a peer group of ten publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Gouverneur Bancorp. The appraisal peer group consists of the companies listed below, all of which are traded on the Nasdaq Stock Market. Unless otherwise indicated below, total assets are as of March 31, 2023.

Company Name and Ticker Symbol	Headquarters	Total Assets
		(in millions)
1895 Bancorp of Wisconsin, Inc. (BCOW)	Greenfield, Wisconsin	$543(1)
Affinity Bancshares, Inc. (AFBI)	Covington, Georgia	932
Catalyst Bancorp, Inc. (CLST)	Opelousas, Louisiana	276
Cullman Bancorp, Inc. (CULL)	Cullman, Alabama	423(1)
Generations Bancorp NY, Inc. (GBNY)	Seneca Falls, New York	389
Home Federal Bancorp, Inc. of Louisiana (HFBL)	Shreveport, Louisiana	686
Mid-Southern Bancorp, Inc. (MSVB)	Salem, Indiana	266
PB Bankshares, Inc. (PBBK)	Coatesville, Pennsylvania	393
TC Bancshares, Inc. (TCBC)	Thomasville, Georgia	430(1)
Texas Community Bancshares, Inc. (TCBS)	Mineola, Texas	417(1)

(1)
As of December 31, 2022.

In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of Gouverneur Bancorp with the peer group. RP Financial advised the Board of Directors that the valuation analysis took into consideration that relative to the peer group slight downward adjustments were applied for profitability, growth and viability of earnings, primary market area and liquidity of the shares and a moderate downward adjustment was applied for marketing of the issue. RP Financial made no adjustments for financial condition, dividends, management and the effect of government regulations and regulatory reform.
The downward adjustment applied for profitability, growth and viability of earnings took into consideration Gouverneur Bancorp’s lower return on average assets ratio and less favorable efficiency ratio. The downward adjustment applied for primary market area took into consideration the less favorable demographic growth characteristics of Gouverneur Bancorp’s primary market area and the downward adjustment for liquidity of the shares took into consideration Gouverneur Bancorp’s lower pro forma market capitalization and shares outstanding. The downward adjustment for marketing of the issue took into consideration a general selloff that has occurred in the stocks of financial institutions.
Four measures that some investors use to analyze whether a stock might be a good investment are the ratios of the offering price to the issuer’s “book value” and “tangible book value” and the ratios of the offering price to the issuer’s earnings and “core earnings.” RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. For purposes of the appraisal, core earnings is defined as net earnings after taxes, excluding the after-tax portion of income from non-recurring items.
The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the twelve months ended March 31, 2023. Stock prices are as of May 8, 2023 as reflected in the appraisal report.
	Price to Core Earnings Multiple(1)	Price to Book Value Ratio	Price to Tangible Book Value Ratio
Gouverneur Bancorp (pro forma):
Minimum	14.34x	35.10%	43.80%
Midpoint	16.73	39.87	49.33
Maximum	19.08	44.33	54.41
Peer group companies as of May 8, 2023:
Average	17.40x	71.06%	73.65%
Median	16.47	69.58	74.09

(1)
Price to core earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis through March 31, 2023. These ratios are different than presented in “Pro Forma Data.”

Compared to the average pricing ratios of the peer group, at the maximum of the offering range, our common stock would be priced at a premium of 9.7% to the peer group on a price-to-core earnings basis, a discount of 37.6% to the peer group on a price-to-book basis and a discount of 26.1% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis but less expensive than the peer group on a book value basis and a tangible book value basis.
Compared to the average pricing ratios of the peer group, at the minimum of the offering range, our common stock would be priced at a discount of 17.6% to the peer group on a price-to-core earnings basis, a discount of 50.6% to the peer group on a price-to-book basis and a discount of 40.5% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.
Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Federal Reserve Board regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Based upon the appraisal and the offering range, each existing stockholder of Gouverneur Bancorp will receive between 0.5342 shares and 0.7227 shares of Gouverneur Bancorp, Inc. common stock for each current share of Gouverneur Bancorp common stock they own, with a midpoint of 0.6284 shares. Based upon this exchange ratio, we expect to issue between 384,677 shares and 520,445 shares of Gouverneur Bancorp, Inc. common stock to the holders of Gouverneur Bancorp common stock outstanding immediately before the completion of the conversion and stock offering.
Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions that comprise our peer group, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you.
The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $10.00 purchase price after the offering.
Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.
Effect of Cambray Mutual Holding Company’s Assets on Minority Stock Ownership
Public stockholders of Gouverneur Bancorp will receive shares of common stock of Gouverneur Bancorp, Inc. in exchange for their shares of common stock of Gouverneur Bancorp pursuant to an exchange ratio that is designed to provide public stockholders with approximately the same ownership percentage of the common stock of Gouverneur Bancorp, Inc. after the conversion as their ownership percentage in Gouverneur Bancorp immediately before the conversion, without giving effect to new shares purchased in the offering and cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect assets held by Cambray Mutual Holding Company (other than shares of common stock of Gouverneur Bancorp) at the completion of the conversion and stock offering, which net assets consist primarily of cash totaling $260,000 at March 31, 2023. This adjustment would decrease Gouverneur Bancorp’s public stockholders’ ownership interest in Gouverneur Bancorp, Inc. from 35.5%

to 34.7%, and would increase the ownership interest of persons who purchase stock in the stock offering from 64.5% (the amount of Gouverneur Bancorp’s outstanding stock held by Cambray Mutual Holding Company) to 65.3%.
The Exchange of Existing Shares of Gouverneur Bancorp Common Stock
If you are a stockholder of Gouverneur Bancorp on the date we complete the conversion and stock offering, your existing shares will be canceled and exchanged for shares of Gouverneur Bancorp, Inc. The number of shares you will receive will be based on an exchange ratio determined as of the completion of the conversion and stock offering. The following table shows how the exchange ratio will adjust, based on the appraised value of Gouverneur Bancorp as of May 8, 2023, assuming public stockholders of Gouverneur Bancorp own 35.5% of Gouverneur Bancorp common stock and Cambray Mutual Holding Company has net assets of $260,000 immediately prior to the completion of the conversion. The table also shows how many shares of Gouverneur Bancorp, Inc. a hypothetical owner of Gouverneur Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in the Stock Offering		Shares of Gouverneur Bancorp, Inc. to be Issued in Exchange for Shares of Gouverneur Bancorp		Total Shares of Common Stock to be Issued in Exchange and Sold in Stock Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)	Whole Shares to be Received for 100 Existing Share(3)
	Amount	Percent	Amount	Percent
Minimum	722,500	65.3%	384,677	34.7%	1,107,177	0.5342	$5.34	$12.19	53
Midpoint	850,000	65.3	452,561	34.7	1,302,561	0.6284	6.28	12.74	62
Maximum	977,500	65.3	520,445	34.7	1,497,945	0.7227	7.23	13.28	72

(1)
Represents the value of shares of Gouverneur Bancorp, Inc. common stock to be received in the conversion and stock offering by a holder of one share of Gouverneur Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At March 31, 2023, Gouverneur Bancorp’s tangible book value per share was $9.88.

(3)
Cash will be paid in lieu of fractional shares.

No fractional shares of Gouverneur Bancorp, Inc. common stock will be issued to any public stockholder of Gouverneur Bancorp. For each fractional share that otherwise would be issued, Gouverneur Bancorp, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.
How We Intend to Use the Proceeds from the Stock Offering
We intend to invest at least 50% of the net proceeds from the stock offering in Gouverneur Savings and Loan Association, fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the stock offering at Gouverneur Bancorp, Inc. Therefore, assuming we sell 850,000 shares of common stock in the stock offering at the midpoint of the offering range resulting in net proceeds of $7.1 million, we intend to invest $3.5 million in Gouverneur Savings and Loan Association, loan $680,000 to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $2.9 million of the net proceeds at Gouverneur Bancorp, Inc.
Gouverneur Bancorp, Inc. may use the funds it retains for investment in securities, to repurchase shares of common stock, to acquire other financial institutions or financial services companies, to pay cash dividends and for other general corporate purposes. Gouverneur Savings and Loan Association may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of, new products and services, or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies. We do not currently have any agreements or understandings regarding any acquisition transactions.
See “Use of Proceeds” for additional information on how we intend to use the proceeds from the stock offering.
Persons Who May Order Shares of Common Stock in the Stock Offering
We are offering the shares of common stock for sale in a subscription offering in the following descending order of priority:
1.
To depositors with accounts at Gouverneur Savings and Loan Association (as well as each depositor of the former Citizens Bank of Cape Vincent) with aggregate balances of at least $50.00 at the close of business on September 30, 2021.

2.
To our tax-qualified employee benefit plans (including Gouverneur Savings and Loan Association’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the stock offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering.

3.
To depositors with accounts at Gouverneur Savings and Loan Association with aggregate balances of at least $50.00 at the close of business on June 30, 2023.

4.
To depositors of Gouverneur Savings and Loan Association at the close of business on July 31, 2023, and to borrowers of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023.

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in Jefferson, Lewis and St. Lawrence Counties in New York, and then to Gouverneur Bancorp’s public stockholders at the close of business on July 31, 2023. If held, the community offering is expected to begin concurrently with the subscription offering, but may also begin at another time during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering in a syndicated community offering. Keefe, Bruyette & Woods, Inc. will act as sole manager for the syndicated community offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.
If we receive orders for more shares than we are offering for sale, we may not be able to fill your order in whole or in part. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Stock Offering.”
Limits on How Much Common Stock You May Purchase
The minimum number of shares of common stock that may be purchased is 25 shares.
Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 5.0% of the shares of common stock sold in the offering (36,125 and 48,875 shares at the minimum and maximum of the offering range, respectively). If any of the following persons purchase shares of common stock, their purchases, in all categories of the stock offering, when combined with your purchases, cannot exceed 5.0% of the shares of common stock sold in the stock offering:
•
your spouse or other blood or marriage relative who lives in your home, or who is a director or officer of Gouverneur Bancorp or Gouverneur Savings and Loan Association;

•
corporations or other entities in which you are a senior officer or partner or have a 10% or greater beneficial ownership interest;

•
trusts or other estates in which you are the trustee or fiduciary or have a substantial beneficial interest in the trust or other estate; or

•
other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 5.0% of the shares of common stock sold in the offering.
In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Gouverneur Bancorp other than our employee stock ownership plan. Shares of common stock that you purchase in the stock offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Gouverneur Bancorp common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and stock offering. However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock of Gouverneur Bancorp, Inc. to be issued and outstanding after the completion of the conversion and stock offering following the exchange of your shares of Gouverneur Bancorp common stock, you will be ineligible to purchase any new shares in the stock offering. You will be required to obtain regulatory approval or non-objection before acquiring 10% or more of Gouverneur Bancorp, Inc.’s common stock.
Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Stock Offering —  Additional Limitations on Common Stock Purchases.”
How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering
In the subscription offering and community offering, you may pay for your shares only by:
•
personal check, bank check or money order, from the purchaser, made payable directly to Gouverneur Bancorp, Inc.; or

•
authorizing us to withdraw available funds (without any early withdrawal penalty) from your Gouverneur Savings and Loan Association deposit account(s), other than checking accounts or individual retirement accounts (IRAs).

Gouverneur Savings and Loan Association, by law, is not permitted to lend funds to anyone to purchase shares of common stock in the stock offering. Additionally, you may not use any type of third-party check to pay for shares of common stock. Do not submit cash. Wire transfers will not be accepted. Applicable regulations prohibit Gouverneur Savings and Loan Association from lending funds or extending credit to any person to purchase shares of common stock in the stock offering. You may not submit a Gouverneur Savings and Loan Association line of credit check for payment. You may not designate withdrawal from Gouverneur Savings and Loan Association accounts with check-writing privileges; rather, submit a check. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from a Gouverneur Savings and Loan Association individual retirement account, or IRA. See “— Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”
You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Gouverneur Bancorp, Inc. or authorization to withdraw funds from one or more of your Gouverneur Savings and Loan Association deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern time, on September 20, 2023, which is the expiration of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by paying for overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our main office, located at 42 Church Street, Gouverneur New York. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at other offices of Gouverneur Savings and Loan Association. Do not mail stock order forms to any of Gouverneur Savings and Loan Association’s offices.

See “The Conversion and Stock Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings — Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.
Using Individual Retirement Account Funds to Purchase Shares of Common Stock
You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”) or other retirement account. If you wish to use some or all of the funds in your Gouverneur Savings and Loan Association IRA or other retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the September 20, 2023 offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at Gouverneur Savings and Loan Association or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.
See “The Conversion and Stock Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings — Payment for Shares” and “— Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the stock offering.
Market for Common Stock
Gouverneur Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) under the symbol “GOVB.” Upon completion of the conversion and stock offering, shares of common stock of Gouverneur Bancorp, Inc. will be issued in exchange for the existing shares of Gouverneur Bancorp. We expect that Gouverneur Bancorp, Inc.’s common stock will be quoted on the OTCQB Marketplace (OTCQB) under the symbol “GOVB” following the completion of the conversion and stock offering. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the stock offering, but is under no obligation to do so.
Our Dividend Policy
Gouverneur Bancorp has historically paid a semi-annual cash dividend to its minority stockholders and, during the fiscal year ended September 30, 2022, Gouverneur Bancorp declared total cash dividends of $0.16 per share. In September 2001, Cambray Mutual Holding Company began waiving its receipt of dividends paid by Gouverneur Bancorp and, since that time, Cambray Mutual Holding Company has waived 33 of 45 semi-annual dividends paid by Gouverneur Bancorp. On a cumulative basis, Cambray Mutual Holding Company has waived approximately $6.4 million of dividends from Gouverneur Bancorp since September 2001.
Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.
For information regarding our proposed dividend policy, see “Our Dividend Policy.” For information regarding our recent dividend payment history, see “Selected Consolidated Financial and Other Data” and “Market for the Common Stock.”
Purchases by Directors and Executive Officers
We expect our directors and executive officers, together with their associates, to subscribe for 17,300 shares of common stock in the stock offering, representing 2.4% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the stock offering. Following the conversion and stock offering, our directors and executive officers, together with their associates, are expected to beneficially own 45,100 shares of common stock of Gouverneur Bancorp, Inc., or 4.1% of our total outstanding shares of common stock at the minimum of the offering range, which includes the shares of Gouverneur Bancorp, Inc. to be received in exchange for the shares of Gouverneur Bancorp that they currently own.
See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.
Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings
The deadline for submitting orders to purchase shares of common stock in the subscription offerings and, if held, in the community officering is 2:00 p.m., Eastern time, on September 20, 2023, unless we extend this deadline. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.
Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern time, on September 20, 2023, whether or not we have been able to locate each person entitled to subscription rights.
See “The Conversion and Stock Offering — Procedure for Purchasing Shares in the Subscription and Community Offerings — Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.
You May Not Sell or Transfer Your Subscription Rights
Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you are attempting to sell or transfer your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit and loan accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.
Delivery of Shares of Common Stock
All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. The conversion and stock offering is expected to be completed as soon as practicable following satisfaction of the conditions described below in “— Conditions to Completion of the Conversion and Stock Offering.” Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased in the stock offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion and Stock Offering
We cannot complete the conversion and stock offering unless:

•
The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Cambray Mutual Holding Company (i.e., depositors and certain borrowers of Gouverneur Savings and Loan Association) as of the close of business on September 30, 2021;

•
The plan of conversion is approved by Gouverneur Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Gouverneur Bancorp as of the close of business on July 31, 2023, including the shares owned by Cambray Mutual Holding Company;

•
The plan of conversion is approved by Gouverneur Bancorp stockholders holding at a majority of the outstanding shares of common stock of Gouverneur Bancorp as of the close of business on July 31, 2023, excluding the shares owned by Cambray Mutual Holding Company;

•
We sell at least the minimum number of shares of common stock offered in the stock offering; and

•
We receive the approval of the Federal Reserve Board to complete the conversion and stock offering and the approval of the New York State Department of Financial Services for Gouverneur Bancorp, Inc. to acquire Gouverneur Savings and Loan Association in connection with the conversion and stock offering.

Cambray Mutual Holding Company intends to vote its shares in favor of the plan of conversion. At the close of business on March 31, 2023, Cambray Mutual Holding Company owned 1,311,222 shares, or approximately 64.5%, of the outstanding shares of common stock of Gouverneur Bancorp. At the close of business on March 31, 2023, the directors and executive officers of Gouverneur Bancorp and their affiliates owned 52,047 shares of Gouverneur Bancorp common stock, or 2.6% of the outstanding shares of common stock and 6.7% of the outstanding shares of common stock excluding the shares owned by Cambray Mutual Holding Company. They intend to vote those shares in favor of the plan of conversion.
Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares
If we do not receive orders for at least 722,500 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:
•
increase the purchase and ownership limitations; and/or

•
seek regulatory approval to extend the stock offering beyond November 4, 2023, so long as we resolicit subscribers who previously submitted subscriptions in the stock offering; and/or

•
increase the shares purchased by our employee stock ownership plan.

If we extend the stock offering past November 4, 2023, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds processed in the subscription offering and, if held, the community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.
Possible Change in the Offering Range
RP Financial will update its appraisal before we complete the conversion and stock offering. If our pro forma market value at that time is either below $11.1 million or above $15.0 million, then, after consulting with the Federal Reserve Board, we may:
•
terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription offering and any community offering);

•
set a new offering range; or

•
take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at 0.10% per annum, for funds processed for purchases in the subscription offering and any community offering, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.
Possible Termination of the Stock Offering
We may terminate the stock offering at any time before the special meeting of members of Cambray Mutual Holding Company and the special meeting of stockholders of Gouverneur Bancorp that have been called to vote on the conversion and stock offering, and at any time after these approvals with regulatory approval. If we terminate the stock offering, we will promptly return your funds with interest at 0.10% per annum, and we will cancel deposit account withdrawal authorizations.
Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion and Stock Offering
New Employee Stock Ownership Plan.   We do not currently maintain an employee stock ownership plan, but we intend to establish an employee stock ownership plan in connection with the conversion and stock offering. We expect our new employee stock ownership plan, a tax-qualified retirement plan for the benefit of the employees of Gouverneur Savings and Loan Association, to purchase up to 8% of the shares of common stock we sell in the stock offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to the approval of the Federal Reserve Board.
New Stock-Based Benefit Plan.   We intend to implement a new stock-based benefit plan no earlier than six months after completion of the conversion and stock offering. Stockholder approval of this plan would be required. We have not determined whether we would adopt the plan within or after 12 months following the completion of the conversion and stock offering. If we implement a stock-based benefit plan within 12 months following the completion of the conversion and stock offering, the stock-based benefit plan would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the stock offering for awards of restricted stock or restricted stock units to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the stock offering for issuance pursuant to the exercise of stock options by key employees and directors. If a stock-based benefit plan is adopted more than 12 months after the completion of the conversion and stock offering, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that would be reserved for issuance under the plan. We may fund our stock-based benefit plan through open market purchases.
The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under a new stock-based benefit plan if such plan reserves a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock or restricted stock unit awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased				Value of Grants(1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Stock Offering	Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	57,800	78,200	8.00%	—%(2)	$578	$782
Restricted stock awards	28,900	39,100	4.00	2.54	289	391
Stock options	72,250	97,750	10.00	6.13	358	484
Total	158,950	215,050	22.00%	8.37%	$1,225	$1,657

(1)
The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.95 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 3.48%; and expected volatility of 32.02%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)
No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

The following table presents information as of March 31, 2023 regarding our proposed employee stock ownership plan and our proposed stock-based benefit plan. The table below assumes that 1,497,945 shares are outstanding after the completion of the stock offering, which includes the sale of 977,500 shares in the stock offering at the maximum of the offering range and the issuance of shares of Gouverneur Bancorp, Inc. in exchange for shares of Gouverneur Bancorp based on an exchange ratio of 0.7227. It also assumes that the value of the common stock is $10.00 per share.
New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range	Estimated Value of Shares	Percentage of Shares Outstanding After the Conversion and Stock Offering
Employee Stock Ownership Plan:	Officers and Employees
Shares to be purchased in the stock offering		78,200	$782,000	5.22%
Total		78,200	782,000	5.22
Restricted Stock Awards:	Directors, Officers and Employees
New shares of restricted stock		39,100	391,000(1)	2.61
Total		39,100	391,000	2.61
Stock Options:	Directors, Officers and Employees
New stock options		97,750	483,863(2)	6.53
Total		97,750	483,863(2)	6.53
Total of stock benefit plans		215,050	$1,656,863	14.36%

(1)
The value of restricted stock awards is based on the fair market value of our common stock as of the date grants are made. For purposes of this table, the fair market value of our common stock is assumed to be the same as the offering price of $10.00 per share.

(2)
The weighted-average fair value of stock options has been estimated at $4.95 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price — $10.00; trading price on date of grant — $10.00; no dividend yield; expected option term — 10 years; expected volatility — 32.02%; and risk-free rate of return — 3.48%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Income Tax Consequences
Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, and Gouverneur Bancorp, Inc. have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, regarding the material federal income tax consequences of the conversion and stock offering, and have received an opinion of Bonadio & Co., LLP regarding the material New York tax consequences of the conversion and stock offering. As a general matter, the conversion and stock offering will not be a taxable transaction for purposes of federal or state income taxes to Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc., persons eligible to subscribe in the subscription offering, or existing stockholders of Gouverneur Bancorp (except as to cash paid for fractional shares). Existing stockholders of Gouverneur Bancorp who receive cash in lieu of fractional shares of Gouverneur Bancorp, Inc. will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.
Emerging Growth Company Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. For as long as we are an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies. See “Risk Factors — Risks Related to Laws and Regulations — We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors” and “Regulation and Supervision — Emerging Growth Company Status.”
An emerging growth company may elect to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies, but must make such election when the company is first required to file a registration statement. Such an election is irrevocable during the period a company is an emerging growth company. We have elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.
Risk Factors
An investment in Gouverneur Bancorp, Inc. common stock is subject to risk, including risks related to our business and this offering. Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.
How You Can Obtain Additional Information — Stock Information Center
Our banking personnel may not, by law, assist with investment-related questions about the stock offering. If you have any questions regarding the conversion and stock offering, call our Stock Information Center at (877) 643-8198 (toll-free). The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, and will be closed on bank holidays.

RISK FACTORS
You should carefully consider the following risk factors in evaluating an investment in the shares of common stock of Gouverneur Bancorp, Inc. In addition to these risks and the other risks and uncertainties described elsewhere in this prospectus, there may be additional risks and uncertainties that are not currently known to us or that we currently deem to be immaterial that could materially and adversely affect our business, financial condition or results of operations.
Risks Related to Market Interest Rates
Changes in interest rates could reduce our profits and asset values.
Like most financial institutions, our profitability depends to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.
In a rising interest rate environment, we would expect that the rates on our deposits and borrowings would reprice upwards faster than the rates on our longer-term loans and investments, which would be expected to compress our interest rate spread and have a negative effect on our profitability. In addition, the high percentage of fixed rate loans in our one- to four-family residential real estate loan portfolio, which totaled 62.1% of our total loan portfolio at March 31, 2023, would also contribute to the negative effect on our profitability in a rising interest rate environment. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase. Conversely, decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to redeploy such loan or securities proceeds into lower-yielding assets, which might also negatively impact our income.
If interest rates rise, we expect that our net portfolio value of equity would decrease. Net portfolio value of equity represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities. At March 31, 2023, assuming a 400-basis point increase in market interest rates, we estimate that our net portfolio value of equity would decrease by $13.4 million, or 25.9%.
Furthermore, the historically low interest rate environment in recent periods has contributed significantly to our loan growth, particularly in one- to four-family residential mortgage loans where refinance volume has been relatively high. The increase in market interest rates that we are now experiencing is likely to reduce our loan origination volume, particularly refinance volume, and/or reduce our interest rate spread, which would have a material adverse effect on our profitability and results of operations.
Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets, including the value of our available-for-sale investment securities and interest rate swap derivatives which generally decrease when market interest rates rise, and ultimately affect our earnings. During the six months ended March 31, 2023 and the year ended September 30, 2022, we incurred other comprehensive losses of $2.0 million and $3.7 million, respectively, related to net changes in unrealized holding losses in the available-for-sale investment securities portfolio and changes in the fair value of interest rate swap derivatives caused by the increase in market interest rates during the period.
Changes in the level of interest rates also may negatively affect our ability to originate real estate loans, the value of our assets, and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet or projected operating results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Interest Rate Risk Management .”
Risks Related to Changes in our Executive Management Team
Our business and operations could be negatively affected by our transition to new executive management.
We depend upon our senior management team to direct our strategy and operations. Effective April 14, 2023, Charles C. Van Vleet, Jr., our former longtime President and Chief Executive Officer and a member of our board of directors, was appointed to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for our former President and Chief Executive Officer, who resigned effective as of that same date. We are currently working with a third party executive search firm to find our next President and Chief Executive Officer but currently expect that Mr. Van Vleet will continue to serve as our interim President and Chief Executive Officer through at least December 31, 2023. In addition, Kimberly A. Adams, who has served as our Vice President and Chief Financial Officer since 2010, currently intends to retire from this role in the spring of 2024, however, we believe that a current member of our internal accounting team is well-positioned to succeed Ms. Adams as our Chief Financial Officer following her retirement. The transition to a new executive management team may result in a gap in institutional knowledge relative to our existing management team. In addition, as with any change in personnel at a senior management level, there will be a period of transition as our next executive management team assimilates into their new roles. Although we expect that our next President and Chief Executive Officer will have extensive experience in the banking industry, we also anticipate that he or she will need time to develop a full understanding of the detailed operations of our institution, market area and customer base before he or she reaches full effectiveness. During this transition period, we could experience operational disruptions, and the implementation of our business strategy and growth plans could be negatively affected or delayed. As a result, our ability to successfully transition the operation of our company to new management, and to do so in a timely manner, may have a negative effect on our business results.
Risks Related to Our Recent Acquisition of Citizens Bank of Cape Vincent
We are subject to certain risks in connection with our recent acquisition of Citizens Bank of Cape Vincent.
On September 16, 2022, we acquired Citizens Bank of Cape Vincent, a New York-chartered stock commercial bank headquartered in Cape Vincent, New York and with two additional branch offices located in Chaumont and La Fargeville, New York. At the effective time of the merger, Citizens Bank of Cape Vincent was merged with and into Gouverneur Savings and Loan Association and each Citizens Bank of Cape Vincent stockholder became entitled to receive $1,056.11 in cash for each share of Citizens Bank of Cape Vincent common stock that they held at the effective time of the merger. Mergers and acquisitions, such as our acquisition of Citizens Bank of Cape Vincent, involve a number of risks and challenges, including (1) our ability to achieve planned synergies, such as projected cost savings resulting from increased scale, and to integrate the branches and operations we acquire, and the internal controls and regulatory functions of the acquired entity into our current operations and (2) the diversion of management’s attention from existing operations, despite management devoting sufficient time to the ordinary operations of the business, which may adversely affect our ability to successfully conduct our business and negatively impact our financial results. In September 2022, we completed a core processor conversion with respect to Citizens Bank of Cape Vincent’s former core processing platform. As a result of the core processor conversion, the former branch offices of Citizens Bank of Cape Vincent have been formally integrated into Gouverneur Savings and Loan Association’s operating platform, which has resulted in enhanced efficiencies for the combined institution.
It is possible that we could also acquire other banking institutions, other financial services companies or branches of financial institutions in the future. Acquisitions typically involve the payment of a premium over book and trading values and, therefore, may result in the dilution of our tangible book value per share. Our ability to engage in future mergers and acquisitions depends on various factors, including: (1) our ability to identify suitable merger partners and acquisition opportunities; (2) our ability to finance and complete transactions on acceptable terms and at acceptable prices; and (3) our ability to receive the necessary regulatory and, when required, stockholder approvals. Our inability to engage in an acquisition or merger for any of these reasons could have an adverse impact on the implementation of our business strategies.
Risks Related to Recent Banking Industry Events
Financial challenges at other banking institutions could lead to disruptive and destabilizing deposit outflows, as well as an increase in FDIC deposit premiums, which could negatively impact our profitability and results of operations.
In March 2023, Silicon Valley Bank and Signature Bank experienced large deposit outflows, coupled with insufficient liquidity to meet withdrawal demands, resulting in the institutions being placed into FDIC receivership. Additionally in May 2023, First Republic Bank experienced similar circumstances which resulted in the institution being placed into FDIC receivership. The placement of these institutions into receivership has resulted in market disruption and increased concerns that diminished depositor confidence across the banking industry in general could lead to deposit outflows that could destabilize other institutions. At March 31, 2023, we had $54.9 million in available liquidity with the Federal Home Loan Bank of New York and $7.7 million in cash and cash equivalents, which was sufficient to cover 100% of our uninsured and uncollateralized deposits. Notwithstanding our significant liquidity, large deposit outflows could materially and adversely affect our financial condition and results of operations. Following the placement of Silicon Valley Bank and Signature Bank into FDIC receivership, the federal banking regulators also issued a joint statement providing that the losses to support the uninsured deposits of those banks would be recovered via a special assessment on banks. The announced special assessment, as well as any future additional special assessments, increases in assessment rates or required prepayments in FDIC insurance premiums, to the extent that they result in increased deposit insurance costs, would reduce our profitability.
Insufficient liquidity could impair our ability to fund operations and jeopardize our financial condition, growth and prospects.
We require sufficient liquidity to fund loan commitments, satisfy depositor withdrawal requests, make payments on our debt obligations as they become due, and meet other cash commitments. Liquidity risk is the potential that we will be unable to meet our obligations as they become due because of an inability to liquidate assets or obtain adequate funding at a reasonable cost, in a timely manner and without adverse conditions or consequences. Our sources of liquidity consist primarily of cash, assets readily convertible to cash (such as investment securities), increases in deposits, advances, as needed, from the Federal Home Loan Bank of New York, and other borrowings. Our access to funding sources in amounts adequate to finance our activities or on acceptable terms could be impaired by factors that affect our organization specifically or the financial services industry or economy in general. Any substantial, unexpected, and/or prolonged change in the level or cost of liquidity could impair our ability to fund operations and meet our obligations as they become due and could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Our Lending and Deposit Activities
Our emphasis on residential mortgage loans exposes us to lending risks.
At March 31, 2023, $106.1 million, or 84.5%, of our loan portfolio was secured by one- to four-family real estate and we intend to continue to make loans of this type after the offering. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. Declines in real estate values could cause some of our residential mortgages to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.

Increases in our non-residential loan portfolio could expose us to increased lending risks and related loan losses.
We supplement our residential mortgage loan originations by also originating higher yielding commercial real estate loans, construction loans and home equity loans and lines of credit. While we intend to continue to emphasize one- to four-family residential mortgage lending following the completion of the conversion and stock offering, we also intend to continue to focus on originating small business loans in our local market and on the origination of higher yielding non-residential loans to supplement our residential lending portfolio. We expect that any future increases in non-residential loans will be directly proportionate to increases in our residential loan portfolio, which will enable us to maintain the current overall composition of our loan portfolio. However, any increase in non-residential lending exposes us to greater lending risks, since these loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate loans and commercial loans depends on the successful management and operation of the borrower’s commercial properties and/or related businesses, their repayment can be affected by adverse conditions in the local, regional and national real estate market or economy. Further, unlike residential mortgage loans, commercial loans are typically secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may depreciate over time, may be more difficult to appraise or liquidate, and may be more susceptible to fluctuation in value at default. Because these loans also generally have relatively large balances, any charge-offs may be larger than those incurred with residential real estate loans.
If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
We maintain an allowance for loan losses, which is established through a provision for loan losses, that represents management’s best estimate of probable losses within the existing portfolio of loans. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustment may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Consequently, a problem with one or more loans could require us to significantly increase the level of our provision for loan losses. Management also recognizes that significant new growth in our loan portfolio, new loan products and the refinancing of existing loans can result in unseasoned loans that may not perform in a historical or projected manner and will increase the risk that our allowance may be insufficient to absorb losses without significant additional provisions.
The Financial Accounting Standards Board has delayed the effective date of the Current Expected Credit Loss, or CECL, standard. CECL will be effective for Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association on October 1, 2023. CECL will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for credit losses. This will change the current method of providing allowances for loan losses that are incurred or probable, which would likely require us to increase our allowance for loan losses, and to greatly increase the types of data we would need to collect and review to determine the appropriate level of our allowance for credit losses. The day one CECL adjustment is expected to be between $400,000 and $450,000 and will be reflected in our financial statements for periods ending after October 1, 2023. Under the current method, there is no reserve calculated for the acquired Citizens Bank of Cape Vincent loans with the net discount covering the calculated reserve amount. According to current CECL guidance, prior discounts are not utilized to offset CECL reserves. We will continue to accrete all of the discount into income and the CECL reserve will be applied at adoption, with the adjustment coming from retained earnings.
In addition, bank regulators periodically review our allowance for loan losses and as a result of such reviews, we may decide to adjust our allowance for loan losses or recognize further loan charge-offs. However, regulatory agencies are not directly involved in the process of establishing the allowance for loan losses, as the process is our responsibility and any adjustment of the allowance is the responsibility of our management. Material additions to the allowance would materially decrease our net income and may have a material adverse effect on our financial condition, results of operations and capital.

We are subject to environmental liability risk associated with our lending activities or properties we own.
A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. If, in doing so, hazardous conditions or toxic substances are found on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.
Municipal deposits are an important source of cost-effective funds for us, and a reduced level of such deposits may hurt our profits.
Municipal deposits are an important source of our cost-effective funds, and we intend to continue to solicit municipal deposits following the completion of the conversion and stock offering. As of March 31, 2023, GS&L Municipal Bank, the New York-chartered limited purpose commercial bank subsidiary of Gouverneur Savings and Loan Association, held $20.6 million in municipal deposits, consisting of public funds on deposit from local government entities domiciled in the State of New York. Given our use of these high-average balance municipal deposits as a source of spread income, our inability to retain such funds could have an adverse effect on our liquidity. In addition, our municipal deposits are primarily demand deposit accounts or short-term deposits and therefore are more volatile and sensitive to changes in interest rates. If we are forced to pay higher rates on our municipal deposits to retain those funds, or if we are unable to retain those funds, it could have an adverse effect our net income.
Risks Related to Economic Conditions
Inflation can have an adverse impact on our business and on our customers.
Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. Recently, there has been a rise in inflation and the Federal Reserve Board has raised certain benchmark interest rates in an effort to combat inflation. As discussed above under “— Risks Related to Market Interest Rates — Changes in interest rates could reduce our profits and asset values,” as inflation increases and market interest rates rise the value of our investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for floating rate instruments. In addition, inflation generally increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our noninterest expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.
A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.
Local economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions, especially local economic conditions, could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:
•
demand for our products and services may decline;

•
we may increase our allowance for loan losses;

•
loan delinquencies, problem assets and foreclosures may increase;

•
collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

•
the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Historically, Fort Drum, a major U.S. Army installation located at the southern edge of our primary market area within Jefferson County, has played a significant role in our local economy, and future troop deployments or other changes in the U.S. Army’s staffing or utilization of Fort Drum could weaken economic activity in our primary market area. Moreover, a significant decline in general local, regional or national economic conditions caused by inflation, recession, acts of terrorism, a government shutdown, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance. Further, any decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of larger financial institutions whose real estate loans are geographically diverse.
Many of the loans in our portfolio are secured by real estate. Deterioration in the real estate markets could negatively affect a borrower’s ability to repay their loan and the value of the collateral securing the loan. Real estate values are affected by various factors, including changes in general or regional economic conditions, governmental rules or policies, and natural disasters. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values, our financial condition and profitability could be adversely affected.
We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.
We have relatively few loans outside of our market area and, as a result, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans. A return of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans, investments, and collateral securing our loans, and our ongoing operations, costs and profitability. Any of these negative events may result in higher than expected loan delinquencies, increase our levels of nonperforming and classified assets, and reduce demand for our products and services, which may cause us to incur losses and may adversely affect our capital, liquidity and financial condition.
Risks Related to Our Funding
We may be required to rely more heavily on wholesale funding strategies for funding and liquidity needs if we are unable to generate core deposits, which could have an adverse effect on our net interest margin and profitability.
We must maintain sufficient funds to respond to the needs of depositors and borrowers. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also receive funds from loan repayments, investment maturities and income on other interest-earning assets. While we emphasize generating transaction accounts, we cannot guarantee if and when this will occur. Moreover, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. If we are not able to maintain our lower-cost transactional deposits at a level necessary to fund our asset growth or deposit outflows, we may be forced seek other sources of funds, including other certificates of deposit, Federal Home Loan Bank advances, and lines of credit to meet the borrowing and deposit withdrawal requirements of our customers, which may be more expensive and have an adverse effect on our net interest margin and profitability. In addition, although we did not have any brokered deposits at

March 31, 2023, we may utilize brokered deposits to fund loan growth in the future, which may be a more expensive source of funding and have an adverse effect on our net interest margin and profitability.
Risks Related to Competitive Matters
Our asset size and strong competition within our market area may limit our growth and profitability.
The financial services industry is highly competitive. Based on Federal Deposit Insurance Corporation data as of June 30, 2022 (the latest date for which published data is available), in addition to us and Citizens Bank of Cape Vincent, which we acquired in September 2022, eight financial institutions insured by the Federal Deposit Insurance Corporation operated banking offices in Jefferson County, New York, and seven financial institutions insured by the Federal Deposit Insurance Corporation operated banking offices in St. Lawrence County, New York. In addition to insured institutions, a variety of other financial services firms, particularly credit unions, as well as mortgage brokerage firms, finance companies, mutual funds, insurance companies, securities brokerage firms and, more recently, financial technology (or “fintech”) companies, also operate in our market area. Some of these entities are unregulated or less regulated non-banking entities, operating locally and elsewhere. Many of these competitors have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates and fees on more attractive terms than loans we offer.
Our asset size makes it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments, after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from activities such as securities brokerage. Finally, institutions of our size are generally disproportionately affected by the continually increasing costs of complying with new banking and other regulations.
Our profitability depends upon our continued ability to successfully compete in our market area. If we must raise interest rates paid on deposits or lower interest rates charged on our loans due to competition, our net interest margin and profitability could be adversely affected.
Risks Related to Operational Matters
We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches, and we recently experienced a security event.
Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance.
Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations.

As a New York-chartered savings and loan association, Gouverneur Savings and Loan Association is subject to comprehensive regulations by the New York State Department of Financial Services with respect to cybersecurity matters and our cybersecurity risk profile. Additionally, in March 2022, the SEC published a new set of proposed cybersecurity disclosure rules for public companies, which, when finalized, will apply to Gouverneur Bancorp, Inc. and significantly increase SEC scrutiny of public companies’ cybersecurity-related business activities, decision-making processes, and the role of the board of directors in overseeing cybersecurity. Under the new rules, companies will be required to develop and maintain reasonable cybersecurity practices, describe those practices in public filings, explain how their senior leadership oversee those programs effectively, and report cybersecurity incidents in a way that provides appropriate information to shareholders. The comment period for the proposed rules ended on May 9, 2022, with hundreds of comments submitted, and it is unclear when the rules will be finalized or effective and to what extent the final rules will change from the proposed rules published in March 2022.
While we have established policies and procedures to prevent or limit the impact of system failures, interruptions and security breaches, including privacy breaches and cyber-attacks, there can be no assurance that such events will not occur or will be adequately addressed if they do. Although we take protective measures, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.
In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.
In addition, we outsource a majority of our data processing requirements to certain third-party providers. Accordingly, our operations are exposed to risk that these vendors will not perform in accordance with the contracted arrangements under service level agreements, or we also could be adversely affected if such an agreement is not renewed by the third party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not suffered any security breaches. In cases where a third party experienced a security event communicated to Gouverneur Savings and Loan Association, none of our systems or customer data were impacted or at risk. However, the existence of cyber-attacks or security breaches at third parties with access to our systems and customer data may not be disclosed to us by those parties in a timely manner.
We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.
We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our business and operating results.

Risks Related to Accounting Matters
Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
In preparing our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include our evaluation of the adequacy of our allowance for loan losses and our determinations with respect to amounts owed for income taxes.
Changes in accounting standards could affect reported earnings.
The regulatory bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. In some cases, we could be required to apply new or revised guidance retroactively. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations.
Risks Related to Laws and Regulations
Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
Gouverneur Savings and Loan Association is subject to extensive regulation, supervision and examination by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation, and Gouverneur Bancorp, Inc. will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Gouverneur Savings and Loan Association, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.
Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand.

Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.
In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.
The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.
We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
Gouverneur Bancorp, Inc. qualifies as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. For as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. As an emerging growth company, Gouverneur Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors audit our internal control over financial reporting. In addition, as an emerging growth company, we have elected to take advantage of the extended transition periods for adopting new or revised financial accounting standards until the date they are required to be adopted by private companies (however, if any new or revised financial accounting standards would not apply to private companies, we would not be able to delay their adoption). Accordingly, our financial statements may not be comparable to those of public companies that adopt new or revised financial accounting standards as of an earlier date. Investors may find our common stock less attractive since we have chosen to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.
In addition to qualifying as an emerging growth company, Gouverneur Bancorp, Inc. qualifies as a “smaller reporting company” under the federal securities laws. For as long as it continues to be a smaller reporting company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not available to companies that are not smaller reporting companies, including, but not limited to, reduced financial disclosure obligations and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
Risks Related to the Stock Offering
We do not have strong earnings and will have a relatively high capital level after the completion of the conversion and stock offering. We expect our return on equity will be low following the stock offering, which could negatively affect the trading price of our shares of common stock.
Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on average equity was 0% for the six months ended March 31, 2023 and 5.8% for the year ended September 30, 2022. Our average equity to average assets was 12.4% for the six months ended March 31, 2023 and 20.0% for the year ended September 30, 2022. At March 31, 2023, our total stockholders’ equity was $26.3 million. Assuming the completion of the conversion and stock offering, our pro forma stockholders’ equity at March 31, 2023 is estimated to range from $31.5 million at the minimum of the offering range to $33.8 million at the maximum of the offering range. We expect our return on equity to be lower than our peers unless and until we are able to leverage our capital including the additional capital from the stock offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Unless and until we can increase our earnings and leverage our capital, including the capital to be raised in the conversion and stock offering, we expect that our return on equity will be low, which may reduce the trading price of our shares of common stock.
The future price of our shares of common stock may be less than the $10.00 purchase price per share in the stock offering.
If you purchase shares of common stock in the stock offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the stock offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Gouverneur Bancorp, Inc. and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.
There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.
We expect that our common stock will be quoted on the OTCQB Marketplace (OTCQB) under the symbol “GOVB” upon the completion of the conversion and stock offering. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the completion of the conversion and stock offering and may have an adverse impact on the price at which the common stock can be sold.
Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.
We intend to invest between $2.9 million and $4.2 million of the net proceeds of the stock offering in Gouverneur Savings and Loan Association. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the stock offering. Gouverneur Savings and Loan Association may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, except for funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our stock-based benefit plan will increase our expenses and reduce our income.
We intend to adopt a new stock-based benefit plan after the conversion and stock offering, subject to stockholder approval, which will increase our annual compensation and benefit expenses when we grant stock options and stock awards under the new plan. The actual amount of these new expenses will depend on the number of options and stock awards granted under the plan, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt a stock-based benefit plan within 12 months following the conversion and stock offering, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plan would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt a stock-based benefit plan more than 12 months after the completion of the conversion and stock offering, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.
In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts. The expense in the first year following the stock offering for our employee stock ownership plan and for our new stock-based benefit plan, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $227,000 ($195,000 after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plan, see “Our Management — Benefits to be Considered Following Completion of the Conversion and Stock Offering.”
The implementation of a stock-based benefit plan may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.
We intend to adopt a new stock-based benefit plan following the conversion and stock offering. This plan may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund this plan will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plan through open market purchases, stockholders would experience a 6.13% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the stock offering, and all such stock options are exercised, and a 2.54% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the stock offering. Such dilution would also reduce earnings per share. If we adopt the plan more than 12 months following the conversion and stock offering, the new stock-based benefit plan would not be subject to these limitations and stockholders could experience greater dilution.
Although the implementation of a new stock-based benefit plan would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted following a mutual-to-stock conversion have been approved by stockholders.
We have not determined when we will adopt a new stock-based benefit plan. Stock-based benefit plans adopted more than 12 months following the completion of the conversion and stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.
If we adopt a stock-based benefit plan more than 12 months following the completion of the conversion and stock offering, then grants of shares of common stock or stock options under the plan may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. A stock-based benefit plan that provides for awards in excess of these amounts would increase our costs beyond the amounts estimated in “— Our stock-based benefit plan will increase our expenses and reduce our income.” A plan that provides for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “— The implementation of a stock-based benefit plan may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of a stock-based benefit plan would be subject to stockholder approval, the timing of the implementation of such plan will be at the discretion of our board of directors.
Various factors may make takeover attempts more difficult to achieve.
Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Gouverneur Bancorp, Inc. without our board of directors’ approval. Under regulations applicable to the conversion and stock offering, for a period of three years following completion of the conversion and stock offering, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a savings and loan holding company, such as Gouverneur Bancorp, Inc. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of Gouverneur Bancorp, Inc. without the consent of our board of directors. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of Gouverneur Bancorp, Inc.” and “Our Management — Benefits to be Considered Following the Completion of the Conversion and Stock Offering.”
Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.
The articles of incorporation of Gouverneur Bancorp, Inc. provide that, unless Gouverneur Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Gouverneur Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Gouverneur Bancorp, Inc. to Gouverneur Bancorp, Inc. or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision, which does not apply to claims arising under the federal securities laws, may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Gouverneur Bancorp, Inc. and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.
You may not revoke your decision to purchase Gouverneur Bancorp, Inc. common stock in the subscription offering or any community offering after you send us your order.
Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription offering and in any community offering will be held by us until the completion or termination of the conversion and stock offering, including any extension of the expiration date and consummation of any syndicated community offering. Because completion of the conversion and stock offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC, among other factors, there may be one or more delays in completing the conversion and stock offering. Orders submitted in the subscription offering and in any community offering are irrevocable, and purchasers will have no access to their funds unless the stock offering is terminated, or extended beyond November 4, 2023, or the number of shares to be sold in the stock offering is increased to more than 977,500 shares or decreased to less than 722,500 shares.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:
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statements of our beliefs, goals, intentions and expectations;

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statements regarding our business plans, prospects, growth and operating strategies;

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statements regarding the quality of our loan and investment portfolios; and

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estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
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general economic conditions, either nationally or in our market areas, that are worse than expected including as a result of employment levels and labor shortages, and the effects of inflation, a potential recession or slowed economic growth caused by supply chain disruptions or otherwise;

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changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

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our ability to access cost-effective funding;

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fluctuations in real estate values and both residential and commercial real estate market conditions;

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demand for loans and deposits in our market area;

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deposit outflows and our ability to successfully manage liquidity;

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our ability to implement and change our business strategies;

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competition among depository and other financial institutions;

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inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations or prepayments on loans we have made and make;

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adverse changes in the securities or secondary mortgage markets;

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changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements and insurance premiums;

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changes in the quality or composition of our loan or investment portfolios;

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technological changes that may be more difficult or expensive than expected;

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the inability of third-party providers to perform as expected;

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our ability to manage market risk, credit risk and operational risk in the current economic environment;

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our ability to enter new markets successfully and to capitalize on growth opportunities;

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our ability to ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire, including those recently acquired from Citizens Bank of Cape Vincent, and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

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changes in consumer spending, borrowing and savings habits;

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changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

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our ability to attract and retain key employees; and

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changes in financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.
Further information on other factors that could affect us are included in the section of this prospectus captioned “Risk Factors.”

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information as of March 31, 2023 and 2022 and for the six months then ended is derived in part from the unaudited consolidated financial statements that appear in this prospectus. The information as of September 30, 2022 and 2021 and for the years then ended is derived in part from the audited consolidated financial statements that appear in this prospectus. The information presented below reflects Gouverneur Bancorp on a consolidated basis and does not include the financial condition, results of operations or other data of Cambray Mutual Holding Company.
As described elsewhere in this prospectus, on September 16, 2022, we acquired Citizens Bank of Cape Vincent, a New York-chartered stock commercial bank headquartered in Cape Vincent, New York. The results of operation and other financial data of Citizens Bank of Cape Vincent are not included in the table below for the periods prior to the acquisition date and, therefore, the results of operations and other financial data for these prior periods are not comparable in all respects and may not be predictive of future results.
For additional information about Citizens Bank of Cape Vincent, you should read the consolidated financial statements of Citizens Bank of Cape Vincent, as well as the unaudited pro forma condensed consolidated information, included in Annex A and Annex B to this prospectus.
	At March 31,	At September 30,
	2023	2022	2021
	(In thousands)
Selected Financial Condition Data:
Total assets	$205,196	$213,019	$134,922
Time deposits in other financial institutions	723	718	—
Securities available for sale	49,447	49,645	24,614
Securities held to maturity	1	1	2
Loans held for sale	—	—	200
Loans receivable, net	124,395	125,111	86,147
Premises and equipment, net	3,192	3,155	2,397
Foreclosed real estate	58	75	276
Core deposit intangible	2,311	2,542	—
Goodwill	3,956	3,956	—
Federal Home Loan Bank and Atlantic Community Bankers Bank stock, at cost	1,277	895	770
Bank owned life insurance	6,911	6,841	6,704
Deposits	165,896	183,951	100,754
Borrowings	8,900	—	—
Stockholders’ equity	26,339	24,829	27,402

	For the Six Months Ended March 31,		For the Years Ended September 30,
	2023	2022	2022	2021
	(In thousands)
Selected Operating Data:
Interest income	$4,032	$2,160	$4,547	$4,467
Interest expense	99	158	268	365
Net interest income	3,933	2,002	4,279	4,102
Provision for loan losses	62	31	61	18
Net interest income after provision for loan losses	3,871	1,971	4,218	4,084
Noninterest income (loss)(1)	(371)	1,450	2,805	2,093
Noninterest expense	3,608	2,489	5,104	5,007
Income (loss) before income tax expense	(108)	932	1,919	1,170
Income tax (benefit) expense	(108)	145	392	(86)
Net income (loss)	$—	$787	$1,527	$1,256
Earnings per share – basic	$—	$0.39	$0.75	$0.62
Earnings per share – diluted	$—	$0.39	$0.75	$0.62
	At or for the Six Months Ended March 31,		At or For the Years Ended September 30,
	2023	2022	2022	2021
Performance Ratios(2):
Return on average assets	0.00%	1.22%	1.16%	0.98%
Return on average equity	0.00%	5.81%	5.79%	4.62%
Interest rate spread(3)	4.30%	3.40%	3.55%	3.54%
Net interest margin(4)	4.32%	3.49%	3.62%	3.65%
Noninterest expense to average assets	3.51%	3.85%	3.87%	3.89%
Efficiency ratio(5)	101.29%	72.10%	72.05%	80.82%
Average interest-earning assets to average interest-bearing liabilities	115.06%	133.43%	131.87%	134.92%
Capital Ratios(6):
Average equity to average assets	12.36%	20.95%	19.99%	21.11%
Total capital to risk-weighted assets(7)	20.14%	36.03%	19.90%	35.15%
Tier 1 capital to risk-weighted assets(7)	19.54%	35.25%	19.36%	34.35%
Common equity tier 1 capital to risk-weighted assets(7)	19.54%	35.25%	19.36%	34.35%
Tier 1 capital to average assets(7)	10.73%	21.24%	15.79%	19.76%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans(8)	0.75%	0.69%	0.71%	0.72%
Allowance for loan losses as a percentage of non-performing loans	79.88%	139.86%	100.49%	167.57%
Net (charge-offs) recoveries to average outstanding loans during the year	(0.006)%	(0.049)%	(0.066)%	(0.034)%
Non-performing loans as a percentage of total loans(8)	0.94%	0.49%	0.71%	0.43%
Non-performing loans as a percentage of total assets	0.44%	0.46%	0.33%	0.48%
Total non-performing assets as a percentage of total assets	0.44%	0.46%	0.33%	0.48%

	At or for the Six Months Ended March 31,		At or For the Years Ended September 30,
	2023	2022	2022	2021
Other:
Number of offices	5	2	5	2
Number of full-time equivalent employees	46	27	44	30

(1)
Gouverneur Bancorp uses derivative instruments as a risk management tool and has entered into several interest rate swap agreements whereby it pays a fixed rate and receives a variable rate on a notional amount. The notional amount of the swap agreements at March 31, 2023, September 30, 2022 and 2021, was $7.0 million, $18.0 million and $18.0 million, respectively. Gouverneur Bancorp enters into these arrangements to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current year earnings. Amounts recognized in earnings as noninterest gain (loss) for the six months ended March 31, 2023 and 2022 were $(823,000) and $1.1 million, respectively. Amounts recognized in earnings as noninterest gain for the years ended September 30, 2022 and 2021 were $2.2 million and $943,000, respectively. The gain is the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates.

(2)
Ratios at and for the six months ended March 31, 2023 and 2022 are annualized.

(3)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)
Represents net interest income as a percentage of average interest-earning assets.

(5)
Represents noninterest expenses divided by the sum of net interest income and noninterest income.

(6)
Ratios are for Gouverneur Savings and Loan Association.

(7)
The acquisition of Citizens Bank of Cape Vincent, which was completed in September 2022, caused assets to increase in greater proportion than regulatory capital, which resulted in an immediate reduction in capital ratios for Gouverneur Savings and Loan Association as of the effective date of the acquisition.

(8)
Total loans exclude loans held for sale and acquired loans.

RECENT DEVELOPMENTS
The following tables set forth selected consolidated financial and other data of Gouverneur Bancorp at the dates and for the periods indicated. The financial information at June 30, 2023 and for the three months and nine months ended June 30, 2023 and 2022 is not audited but, in the opinion of management, includes all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three months and nine months ended June 30, 2023 and 2022 are not necessarily indicative of the results of operations that may be expected for the entire year or any other period. The financial information at September 30, 222 is derived from, and should be read together with, the consolidated financial statements and related notes appearing elsewhere in this prospectus.
	At June 30, 2023	At September 30, 2022
	(In thousands)
Selected Financial Condition Data:
Total assets	$203,141	$213,019
Cash and cash equivalents	7,730	14,344
Time deposits in other financial institutions	728	718
Securities available for sale	47,229	49,645
Securities held to maturity	1	1
Loans receivable, net	125,062	125,111
Premises and equipment, net	3,137	3,155
Foreclosed real estate	132	75
Core deposit intangible	2,195	2,542
Goodwill	3,956	3,956
Federal Home Loan Bank and Atlantic Community Bankers Bank stock, at cost	1,393	895
Bank owned life insurance	6,947	6,841
Deposits	160,619	183,951
Borrowings	11,990	—
Stockholders’ equity	$26,254	$24,829
	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Selected Operating Data:
Interest income	$2,033	$1,087	$6,065	$3,247
Interest expense	187	64	286	222
Net interest income	1,846	1,023	5,779	3,025
Provision for loan losses	30	15	92	46
Net interest income after provision for loan losses	1,816	1,008	5,687	2,979
Noninterest income (loss)(1)	275	575	(96)	2,025
Noninterest expense	1,847	1,182	5,455	3,671
Income before income tax expense	244	401	136	1,333
Income tax (benefit) expense	12	62	(96)	207
Net income	$232	$339	$232	$1,126
Earnings per share – basic	$0.11	$0.17	$0.11	$0.55
Earnings per share – diluted	$0.11	$0.17	$0.11	$0.55

	At or for the Three Months Ended June 30,		At or for the Nine Months Ended June 30,
	2023	2022	2023	2022
Performance Ratios(2):
Return on average assets	0.45%	1.06%	0.15%	1.17%
Return on average equity	3.55	5.30	1.21	5.65
Interest rate spread(3)	4.06	3.48	4.23	3.43
Net interest margin(4)	4.13	3.55	4.26	3.51
Noninterest expense to average assets	3.61	3.69	3.54	3.80
Efficiency ratio(5)	0.87	0.74	0.96	0.73
Average interest-earning assets to average interest-bearing liabilities	116.59%	131.81%	115.56%	132.88%
Capital Ratios(6):
Average equity to average assets	12.77%	19.99%	12.46%	20.63%
Total capital to risk-weighted assets(7)	20.17	35.71	20.17	35.71
Tier 1 capital to risk-weighted assets(7)	19.63	34.93	19.63	34.93
Common equity tier 1 capital to risk-weighted assets(7)	19.63	34.93	19.63	34.93
Tier 1 capital to average assets(7)	11.02%	20.91%	11.02%	20.91%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans(8)	0.66%	0.71%	0.66%	0.71%
Allowance for loan losses as a percentage of non-performing loans	139.72	114.89	139.72	114.89
Net (charge-offs) recoveries to average outstanding loans during the period	0.09	0.06	0.09	0.06
Non-performing loans as a percentage of total loans(8)	0.47	0.62	0.47	0.62
Non-performing loans as a percentage of total assets	0.21	0.42	0.21	0.42
Total non-performing assets as a percentage of total assets	0.28%	0.49%	0.28%	0.49%
Other:
Number of offices	5	2	5	2
Number of full-time equivalent employees	48	30	48	30

(1)
Gouverneur Bancorp uses derivative instruments as a risk management tool and has entered into several interest rate swap agreements whereby it pays a fixed rate and receives a variable rate on a notional amount. The notional amount of the swap agreements at June 30, 2023 and September 30, 2022 was $5.5 million and $18.0 million, respectively. Gouverneur Bancorp enters into these arrangements to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current period earnings. Amounts recognized in earnings as noninterest gain (loss) for the three and nine months ended June 30, 2023 were $40,000 and $(783,000), respectively, as compared to $434,000 and $1.5 million for the three and nine months ended June 30, 2022, respectively. The gains and losses are the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates.

(2)
Ratios are annualized.

(3)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)
Represents net interest income as a percentage of average interest-earning assets.

(5)
Represents noninterest expenses divided by the sum of net interest income and noninterest income.

(6)
Ratios are for Gouverneur Savings and Loan Association.

(7)
The acquisition of Citizens Bank of Cape Vincent, which was completed in September 2022, caused assets to increase in greater proportion than regulatory capital, which resulted in an immediate reduction in capital ratios for Gouverneur Savings and Loan Association as of the effective date of the acquisition.

(8)
Total loans exclude loans held for sale and acquired loans.

Comparison of Financial Condition at June 30, 2023 and September 30, 2022
Total assets decreased by $9.9 million, or 4.64%, to $203.1 million at June 30, 2023 from $213.0 million at September 30, 2022. The decrease in assets was primarily due to decreases in cash and cash equivalents of $6.6 million, acquired loans of $3.7 million, and securities of $2.4 million, partially offset by an increase in originated loans of $3.7 million and an increase in Federal Home Loan Bank stock of $500,000.
Cash and cash equivalents decreased by $6.6 million, or 46.11%, to $7.7 million at June 30, 2023 from $14.3 million at September 30, 2022. The decrease in cash and cash equivalents can be primarily attributed to a decrease in deposits resulting from a $4.9 million deposit, which was deposited by a customer during the year ended September 30, 2022 in connection with the sale of the customer’s business, and the subsequent withdraw of $5.1 million in deposits by the same customer in October 2022 to disburse proceeds from the sale of the business to the stakeholders of the sold business, as well as a seasonal outflow of customer deposits of $1.5 million.
Loans receivable, net of the allowance for loan losses, decreased by $49,000, or 0.04%, to $125.1 million at June 30, 2023 from $125.1 million at September 30, 2022. The decrease in loans receivable, net of the allowance for loan losses, was primarily due a decrease in net loans acquired from Citizens Bank of Cape Vincent of $2.7 million offset by an increase in newly originated loans of $3.7 million.
Securities available for sale decreased by $2.4 million, or 4.87%, to $47.2 million at June 30, 2023 from $49.6 million at September 30, 2022. The decrease was primarily due to principal paydowns and maturities, partially offset by an increase in the market value on the portfolio.
Foreclosed real estate increased to $132,000 at June 30, 2023 from $75,000 at September 30, 2022 due to the addition of foreclosures delayed by now expired foreclosure moratoriums that were previously enacted during the COVID-19 pandemic.
Total deposits decreased by $23.3 million, or 12.68%, to $160.6 million at June 30, 2023 from $184.0 million at September 30, 2022. The decrease in deposits can primarily be attributed to a $4.9 million deposit, which was deposited by a customer during the year ended September 30, 2022 in connection with the sale of the customer’s business, and the subsequent withdrawal of $5.1 million in deposits by the same customer in October 2022 to disburse proceeds from the sale of the business to the stakeholders of the sold business, as well as a seasonal outflow of customer deposits of $1.5 million. Uninsured deposits, which are the portion of deposit accounts that exceed the FDIC insurance limit, currently set at $250,000 per insured account, were approximately $37.6 million at June 30, 2023 and $46.8 million at September 30, 2022. Municipal deposits held at GS&L Municipal Bank accounted for approximately $17.4 million and $20.4 million of the uninsured deposits at June 30, 2023 and September 30, 2022, respectively. At June 30, 2023, we had $52.5 million in available liquidity with the Federal Home Loan Bank of New York and $7.7 million in cash and cash equivalents, which was sufficient to cover 100% of our uninsured and uncollateralized deposits. Municipal deposits held by GS&L Municipal Bank are fully collateralized by available for sale government and collateralized mortgage obligation securities.
There were $12.0 million in Federal Home Loan Bank advances at June 30, 2023 and no advances at September 30, 2022. The increase in advances was primarily due to the decrease in total deposits and was used to fund operations.
Stockholders’ equity increased by $1.4 million, or 5.74%, to $26.3 million at June 30, 2023 from $24.8 million at September 30, 2022. The increase in shareholders’ equity was primarily a result of an increase to a market value adjustment on the securities portfolio included in the accumulated other comprehensive income component.
Results of Operations for the Three Months Ended June 30, 2023 and 2022
Financial Highlights
Net income for the three months ended June 30, 2023 was $232,000 compared to net income of $339,000 for the three months ended June 30, 2022. Net income for the three months ended June 30, 2023 was lower than the three months ended June 30, 2022 primarily due to a $394,000 decrease in the unrealized gain on interest rate swap agreements as of June 30, 2023.
Net Interest Income
Net interest income totaled $1.8 million for the three months ended June 30, 2023, as compared to $1.0 million for the three months ended June 30, 2022. The increase in net interest income of $800,000, or 80.42%, was primarily due to the addition of $558,000 in interest income from loans and $334,000 in interest income from securities.
Interest income increased by $1.0 million, or 86.98%, for the three months ended June 30, 2023 due to an increase in average interest earning assets of $63.5 million, or 54.82%, resulting from the acquisition of Citizens Bank of Cape Vincent. Interest expense increased by $123,000, or 191.85%, due to the increase in interest expense of Federal Home Loan Bank borrowings offset by the income earned on swap agreements hedged against certain borrowings and deposits. Net interest margin increased by 58 basis points, or 0.58%, during the three months ended June 30, 2023 to 4.13% compared to 3.55% for the three months ended June 30, 2022 driven primarily by an increase in interest earning asset yields resulting from the acquisition of Citizens Bank of Cape Vincent and an increase in market rates.
Provision for Loan Losses
Management recorded loan loss provisions of $30,000 and $15,000 for the three months ended June 30, 2023 and 2022, respectively. The increase in provision level was primarily attributed to expected charge-offs of residential mortgages. Although the COVID-19 pandemic and the resulting recession has impacted the local economy, we have not experienced any significant deterioration of our borrowers’ ability to keep current in accordance with the terms of their obligations. Based on a review of the loans that were in the loan portfolio at June 30, 2023, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.
Non-performing loans were $428,000 and $617,000 at June 30, 2023 and September 30, 2022, respectively. At June 30, 2023, non-performing loans consisted primarily of residential mortgage loans. Non-performing loans included troubled debt restructurings of $19,000 and $20,000, respectively, as of June 30, 2023 and September 30, 2022.

Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Three Months Ended June 30,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Service charges and fees	$79	$72	$7	10.90%
Earnings on investment in life insurance	35	34	1	3.69
Earnings (losses) on deferred fees plan	8	(29)	37	128.43
Unrealized gains on swap agreement	40	434	(394)	90.78
Earnings on MPF & MAP program	10	11	(1)	6.28
Other	103	53	50	92.45%
Total noninterest income (loss)	$275	$575	(300)
The decrease in total non-interest income was primarily due to the reduction in the unrealized gain on swap agreements resulting from fluctuations with long term bond rates and projected short-term rates. The unrealized gain on swap agreements was $40,000 at June 30, 2023 compared to an unrealized gain of $434,000 at June 30, 2022.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Three Months Ended June 30,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Salaries and employee benefits	$911	$531	$380	71.49%
Directors’ fees	71	73	(2)	2.83
Earnings on deferred fees plan	8	(29)	37	128.43
Occupancy expense	237	156	81	52.23
Data processing	115	64	51	79.32
Postage and supplies	37	20	17	86.14
Professional fees	131	156	(25)	16.03
Foreclosed assets, net	(14)	(11)	(3)	26.55
CDI amortization & deposit premium expense	115	—	115	100.00
Acquisition-related expenses	—	70	(70)	100.00
Other	236	152	84	55.97%
Total noninterest expense	$1,847	$1,182	$665
The increase in total noninterest expense included a $380,000 increase in salaries and employee benefits from June 30, 2022 to June 30, 2023, due to the 2023 addition of fifteen employees from the former Citizens Bank of Cape Vincent. There was also a $115,000 core deposit intangible amortization and deposit premium expense at June 30, 2023 compared to $0 at June 30, 2022. The core deposit intangible and deposit premium were recorded as a result of the acquisition of Citizens Bank of Cape Vincent.
Income Taxes
Gouverneur Bancorp recorded income tax expense of $12,000 for the three months ended June 30, 2023 and income tax expense of $62,000 for the three months ended June 30, 2022. The decrease in income tax expense resulted from an increase in tax-exempt municipal bond interest income and a decrease in pre-tax book income. Gouverneur Bancorp’s effective income tax rates were 5.08% and 15.22% for the three months ended June 30, 2023 and 2022, respectively.
Results of Operations for the Nine Months Ended June 30, 2023 and 2022
Financial Highlights
Net income for the nine months ended June 30, 2023 was $232,000 compared to net income of $1.1 million for the nine months ended June 30, 2022. Net income for the nine months ended June 30, 2023 was lower than the nine months ended June 30, 2022 primarily due to a $2.3 million decrease in the unrealized gain on interest rate swap agreements as of June 30, 2023.
Net Interest Income
Net interest income totaled $5.8 million for the nine months ended June 30, 2023, as compared to $3.0 million for the nine months ended June 30, 2022. The increase in net interest income of $2.8 million, or 91.04%, was primarily due to the addition of $1.1 million in interest income from loans and $917,000 in interest income from securities acquired from Citizens Bank of Cape Vincent.
Interest income increased by $2.8 million, or 86.79%, for the nine months ended June 30, 2023 due to an increase in average interest earning assets of $66.8 million, or 36.79%, resulting from the acquisition of Citizens Bank of Cape Vincent. Interest expense increased by $64,000, or 28.83%, due to a $178,000 increase in interest expense on borrowings partially offset by a $76,000 income from swaps hedged against certain borrowings and deposits. Net interest margin increased by 75 basis points, or 121.37%, during the nine months ended June 30, 2023 to 4.26% compared to 3.51% for the nine months ended June 30, 2022 driven primarily by an increase in interest earning asset yields resulting from the acquisition of Citizens Bank of Cape Vincent and an increase in market interest rates.
Provision for Loan Losses
Management recorded loan loss provisions of $92,000 and $46,000 for the nine months ended June 30, 2023 and 2022, respectively. The increase in provision level was primarily attributed to expected charge-offs of residential mortgages. Although the COVID-19 pandemic and the resulting recession has impacted the local economy, we have not experienced any significant deterioration of our borrowers’ ability to keep current in accordance with the terms of their obligations. Based on a review of the loans that were in the loan portfolio at June 30, 2023, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.
Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Nine Months Ended June 30,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Service charges and fees	$248	$201	$47	23.38%
Net gain (loss) on sale of securities	(661)	—	(661)	100
Net gain on swap unwound	654	—	654	100
Earnings on investment in life insurance	106	102	4	3.92
Earnings (losses) on deferred fees plan	49	(26)	75	288.46
Unrealized gains (loss) on swap agreement	(783)	1,527	(2,310)	151.28
Earnings on the MPF & MAP program	31	47	(16)	34.05
Other	260	174	86	49.43
Total noninterest income (loss)	$(96)	$2,025	$(2,121)

The decrease in total non-interest income was primarily due to the unrealized loss on swap agreements resulting from fluctuations in long term bond rates and projected short-term rates. The unrealized loss on swap agreements was $0.8 million at June 30, 2023 compared to an unrealized gain of $1.5 million at June 30, 2022.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Nine Months Ended June 30,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Salaries and employee benefits	$2,587	$1,660	$927	55.84%
Directors’ fees	214	206	8	3.88
Earnings (losses) on deferred fees plan	49	(26)	75	288.46
Occupancy expense	749	482	267	55.39
Data processing	342	194	148	76.29
Postage and supplies	118	50	68	136.00
Professional fees	357	208	149	71.63
Foreclosed assets, net	18	2	16	800.00
CDI amortization & deposit premium expense	344	—	344	100.00
Acquisition-related expenses	—	444	(444)	100.00
Other	677	451	226	50.11
Total noninterest expense	$5,455	$3,671	$1,784
The increase in total noninterest expense included a $927,000 and $267,000 increase in salaries and employee benefits and occupancy expense, respectively, from June 30, 2022 to June 30, 2023 due to the addition of fifteen employees from the former Citizens Bank of Cape Vincent. There was also a $344,000 core deposit intangible amortization and deposit premium expense at June 30, 2023 compared to $0 at June 30, 2022. The core deposit intangible and deposit premium were recorded as a result of the acquisition of Citizens Bank of Cape Vincent.
Income Taxes
Gouverneur Bancorp recorded an income tax benefit of $96,000 for the nine months ended June 30, 2023 and an income tax expense of $207,000 for the nine months ended June 30, 2022. The decrease in income tax expense resulted from an increase in tax-exempt municipal bond interest income and a decrease in pre-tax book income. Gouverneur Bancorp’s effective income tax rates were (70.59%) and 15.22% for the nine months ended June 30, 2023 and 2022, respectively.

USE OF PROCEEDS
Although we cannot determine what the actual net proceeds will be from the sale of the shares of common stock by Gouverneur Bancorp, Inc. in the stock offering until the stock offering is completed, we anticipate that the net proceeds will be between $5.8 million and $8.4 million. See the section of this prospectus captioned “Pro Forma Data” for the assumptions used to arrive at these amounts.
We intend to use the net proceeds as follows:
	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range
	722,500 Shares at $10.00 per Share	Percent of Net Proceeds	850,000 Shares at $10.00 per Share	Percent of Net Proceeds	977,500 Shares at $10.00 per Share	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$7,225		$8,500		$9,775
Less: offering expenses	1,410		1,410		1,410
Net offering proceeds	$5,815	100.0%	$7,090	100.0%	$8,365	100.0%
Less:
Proceeds contributed to Gouverneur Savings and Loan Association	$2,908	50.0%	$3,545	50.0%	$4,183	50.0%
Proceeds used for loan to employee stock ownership plan	578	9.9%	680	9.6%	782	9.3%
Proceeds remaining for Gouverneur Bancorp, Inc.	$2,329	40.1%	$2,865	40.4%	$3,400	40.7%
Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Gouverneur Savings and Loan Association’s deposits. The net proceeds may vary because total expenses relating to the stock offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription offering and a portion of the shares were sold in a community offering or a syndicated community offering.
Gouverneur Bancorp, Inc. may use the proceeds it retains from the stock offering:
•
to invest in securities;

•
to repurchase shares of its common stock;

•
to pay cash dividends to stockholders; and

•
for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion and stock offering. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and stock offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.
Gouverneur Savings and Loan Association may use the net proceeds it receives from the stock offering:
•
to fund new loans;

•
to invest in securities;

•
to enhance existing products and services, hire additional employees and support growth and the development of new products and services;

•
to expand its banking franchise by establishing or acquiring new branches as opportunities arise, although we do not currently have any understandings or agreements to establish or acquire any new branches; and

•
for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.
We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the stock offering. Until we can increase our net interest income and noninterest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors — Risks Related to the Stock Offering — Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

OUR DIVIDEND POLICY
Gouverneur Bancorp has historically paid a semi-annual cash dividend to its minority stockholders and, during the fiscal year ended September 30, 2022, Gouverneur Bancorp declared total cash dividends of $0.16 per share. In September 2001, Cambray Mutual Holding Company began waiving its receipt of dividends paid by Gouverneur Bancorp and, since that time, Cambray Mutual Holding Company has waived 33 of 45 semi-annual dividends paid by Gouverneur Bancorp. On a cumulative basis, Cambray Mutual Holding Company has waived approximately $6.4 million of dividends from Gouverneur Bancorp since September 2001.
Following completion of the conversion and stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.
Gouverneur Bancorp, Inc. will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Gouverneur Bancorp, Inc. in connection with the conversion and stock offering. The source of dividends will depend on the net proceeds retained by Gouverneur Bancorp, Inc. and earnings thereon, and dividends from Gouverneur Savings and Loan Association. In addition, Gouverneur Bancorp, Inc. will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.
After the completion of the conversion and stock offering, Gouverneur Savings and Loan Association will not be permitted to pay dividends on its capital stock owned by Gouverneur Bancorp, Inc., its sole stockholder, if Gouverneur Savings and Loan Association’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion and stock offering. In addition, Gouverneur Savings and Loan Association will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized under applicable regulation. Gouverneur Savings and Loan Association must file an application with the Federal Reserve Board for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of its net income for that year to date plus its retained net income for the preceding two years, or it would not be at least adequately capitalized following the distribution.
Under New York state banking law, New York State chartered savings associations may declare and pay dividends out of the balance of net profits after net worth exceeds ten percent of capital (which we refer to as the “undivided profits” of the savings and loan association) upon approval by the board of directors, unless there is an impairment of capital. Pursuant to Federal Reserve Board regulations, Gouverneur Bancorp, Inc. may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and stock offering.

MARKET FOR THE COMMON STOCK
Gouverneur Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) under the symbol “GOVB.” Upon completion of the conversion and stock offering, we expect that Gouverneur Bancorp, Inc.’s common stock will be quoted on the OTCQB Marketplace (OTCQB) under the symbol “GOVB.”
At the close of business on March 31, 2023, there were 2,031,377 shares of Gouverneur Bancorp common stock outstanding, of which 720,155 shares were publicly held shares (shares held by stockholders other than Cambray Mutual Holding Company), and approximately 120 stockholders of record (excluding stockholders who hold shares in street name through a broker).
As of                  , 2023, Gouverneur Bancorp had approximately          registered market makers in its common stock. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.
On May 19, 2023, the business day immediately preceding the public announcement of the conversion and stock offering, the closing price of Gouverneur Bancorp common stock was $7.20 per share, as reported by the OTC Pink Marketplace. On                  , the most recent practicable date before the printing of this prospectus, the closing price of Gouverneur Bancorp common stock was $       per share, as reported by the OTC Pink Marketplace. On the effective date of the conversion and stock offering, all publicly held shares of Gouverneur Bancorp common stock, including shares of common stock owned by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Gouverneur Bancorp, Inc. common stock determined pursuant to the exchange ratio. See “The Conversion and Stock Offering — Share Exchange Ratio for Current Stockholders.” The prices disclosed in the above tables reflect actual prices and have not been adjusted to reflect the exchange ratio. See “Stock Ownership.”
Persons purchasing the common stock may not be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment.

CAPITALIZATION
The following table presents the historical consolidated capitalization of Gouverneur Bancorp at March 31, 2023 and the pro forma consolidated capitalization of Gouverneur Bancorp, Inc. after giving effect to the conversion and stock offering based upon the assumptions set forth in the “Pro Forma Data” section.
	At March 31, 2023	Minimum of Offering Range 722,500 Shares at $10.00 per Share	Midpoint of Offering Range 850,000 Shares at $10.00 per Share	Maximum of Offering Range 977,500 Shares at $10.00 per Share
	(Dollars in thousands)
Deposits(1)	$165,896	$165,896	$165,896	$165,896
Borrowed funds	8,900	8,900	8,900	8,900
Total deposits and borrowed funds	$174,796	$174,796	$174,796	$174,796
Stockholders’ equity:
Preferred Stock:
25,000,000 shares, $0.01 par value per share authorized; none issued or outstanding	$—	$—	$—	$—
Common stock:
75,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding(2)(3)	24	11	13	15
Additional paid-in capital(2)	5,035	6,793	8,066	9,339
Cambray Mutual Holding Company capital consolidation	—	260	260	260
Retained earnings(4)	27,924	27,924	27,924	27,924
Accumulated other comprehensive income	(2,574)	(2,574)	(2,574)	(2,574)
Less:
Treasury stock	(4,070)	—	—	—
Common stock to be acquired by employee stock ownership plan(5)	—	(578)	(680)	(782)
Common stock to be acquired by new equity incentive plan(6)	—	(289)	(340)	(391)
Total stockholders’ equity	$26,339	$31,547	$32,669	$33,791
Total stockholders’ equity as a percentage of total assets	12.84%	14.99%	15.44%	15.89%
Tangible equity as a percentage of tangible assets	10.09%	12.38%	12.86%	13.34%

(1)
Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and stock offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(2)
Gouverneur Bancorp currently has 9,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital are revised to reflect the number of shares of Gouverneur Bancorp, Inc. common stock to be outstanding after the completion of the conversion and stock offering.

(3)
No effect has been given to the issuance of additional shares of Gouverneur Bancorp, Inc. common stock pursuant to the exercise of options under a new stock-based benefit plan. If such a plan is implemented within the first year after the closing of the conversion and stock offering, an amount up to 10% of the shares of Gouverneur Bancorp, Inc. common stock sold in the stock offering will be reserved for issuance upon the exercise of options under the plan. At March 31, 2023, there were no outstanding stock options to acquire Gouverneur Bancorp common stock. See “Our Management.”
(4)
The retained earnings of Gouverneur Savings and Loan Association will be substantially restricted after the conversion and stock offering as a result of applicable regulatory capital requirements.

(5)
Assumes that 8% of the shares sold in the stock offering will be acquired by the employee stock ownership plan financed by a loan from Gouverneur Bancorp, Inc. The loan will be repaid principally from Gouverneur Bancorp, Inc.’s contributions to the employee stock ownership plan. Since Gouverneur Bancorp, Inc. will finance the employee stock ownership plan debt, the debt will be eliminated through consolidation and no liability will be reflected on Gouverneur Bancorp, Inc.’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(6)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the stock offering will be purchased for grant by a new stock-based benefit plan. The funds to be used by such a plan to acquire the shares will be provided by Gouverneur Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the stock offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the stock offering. Gouverneur Bancorp, Inc. will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plan and will credit capital in an amount equal to the charge to operations. Implementation of a stock-based benefit plan will require stockholder approval.

REGULATORY CAPITAL COMPLIANCE
At March 31, 2023, Gouverneur Savings and Loan Association exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The following table presents Gouverneur Savings and Loan Association’s capital position relative to its regulatory capital requirements at March 31, 2023, on a historical and a pro forma basis. The table reflects receipt by Gouverneur Savings and Loan Association of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. For a discussion of the capital standards applicable to Gouverneur Savings and Loan Association, see “Regulation and Supervision — Savings Association Regulation — New York Banking Law.”
	Gouverneur Savings and Loan Association Historical at March 31, 2023		Pro Forma at March 31, 2023, Based Upon the Sale in the Offering of
			722,500 Shares		850,000 Shares		977,500 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$25,984	12.66%	$28,025	13.47%	$28,509	13.66%	$28,994	13.85%
Tier 1 leverage capital(1)(2)	$21,837	10.73%	$23,878	11.57%	$24,362	11.77%	$24,847	11.97%
Tier 1 leverage requirement	10,173	5.00	10,318	5.00	10,350	5.00	10,382	5.00
Excess	$11,664	5.73%	$13,560	6.57%	$14,012	6.77%	$14,465	6.97%
Tier 1 risk-based capital(1)(2)	$21,837	19.54%	$23,878	21.25%	$24,362	21.66%	$24,847	22.06%
Tier 1 risk-based requirement	8,942	8.00	8,989	8.00	8,999	8.00	9,009	8.00
Excess	$12,895	11.54%	$14,889	13.25%	$15,363	13.66%	$15,838	14.06%
Total risk-based capital(1)(2)	$22,512	20.14%	$24,553	21.85%	$25,037	22.26%	$25,522	22.66%
Total risk-based requirement	11,178	10.00	11,236	10.00	11,249	10.00	11,261	10.00
Excess	$11,334	10.14%	$13,317	11.85%	$13,788	12.26%	$14,261	12.66%
Common equity tier 1 risk-based capital(1)(2)	$21,837	19.54%	$23,878	21.25%	$24,362	21.66%	$24,847	22.06%
Common equity tier 1 risk-based requirement	7,266	6.50	7,303	6.50	7,312	6.50	7,320	6.50
Excess	$14,571	13.04%	$16,575	14.75%	$17,050	15.16%	$17,527	15.56%
Reconciliation of capital infused into Gouverneur Savings and Loan Association:
Net proceeds			$2,908		$3,545		$4,183
Less: Common stock acquired by new equity incentive plan			(289)		(340)		(391)
Less: Common stock acquired by employee stock ownership plan			(578)		(680)		(782)
Pro forma increase			$2,041		$2,525		$3,010

(1)
Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)
Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

PRO FORMA DATA
The following table illustrates the pro forma impact of the conversion and stock offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint and the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions, although actual expenses may vary from these estimates:
•
all of the shares of common stock will be sold in the subscription and community offerings and no shares will be sold in the syndicated offering;

•
our employee stock ownership plan will purchase a number of shares equal to 8% of the shares sold in the offering with a loan from Gouverneur Bancorp, Inc. that will be repaid in equal installments over 15 years;

•
we will pay Keefe Bruyette & Woods, Inc. a management fee of $25,000 and a success fee of $300,000 in connection with the subscription and community offerings; and

•
total expenses of the stock offering, excluding selling agent commissions and expenses, will be approximately $950,000.

We calculated pro forma consolidated net income for the six months ended March 31, 2023 and the year ended September 30, 2022, as if the estimated net investable proceeds had been invested at an assumed interest rate of 3.60% (2.84% on an after-tax basis using an assumed tax rate of 21.0%). This represents the yield on the five-year United States Treasury Note at September 30, 2022 which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal banking regulators.
We calculated historical and pro forma per share amounts by dividing historical and pro forma consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.
The pro forma table gives effect to the implementation of a new stock-based benefit plan. We have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plan will vest over a five-year period.
We also have assumed that options will be granted under a new stock-based benefit plan to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.95 for each option.
We may grant options and award shares of common stock under a stock-based benefit plan in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest more rapidly than over a five-year period if the stock-based benefit plan is adopted more than one year following the completion of the conversion and stock offering.
As discussed under “Use of Proceeds,” we intend to contribute 50% of the net offering proceeds to Gouverneur Savings and Loan Association, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma table does not give effect to:
•
withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•
our results of operations after the stock offering; or

•
changes in the market price of the shares of common stock after the offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Gouverneur Savings and Loan Association, to the tax effect of the recapture of the bad debt reserve. See “The Conversion and Stock Offering — Liquidation Rights.”
	At or for the Six Months Ended March 31, 2023 Based upon the Sale at $10.00 Per Share of
	722,500 Shares	850,000 Shares	977,500 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$7,225	$8,500	$9,775
Expenses	1,410	1,410	1,410
Estimated net proceeds	5,815	7,090	$8,365
Common stock purchased by employee stock ownership plan	(578)	(680)	(782)
Common stock purchased by stock-based benefit plan	(289)	(340)	(391)
Estimated net proceeds, as adjusted	$4,948	$6,070	$7,192
For the Six Months Ended March 31, 2023
Consolidated net earnings:
Historical	$—	$—	$—
Income on adjusted net proceeds	70	86	102
Income on mutual holding company asset contribution	4	4	4
Employee stock ownership plan(1)	(15)	(18)	(21)
Stock awards(2)	(23)	(27)	(31)
Stock options(3)	(34)	(40)	(46)
Pro forma net income	$2	$6	$9
Earnings per share(4):
Historical	$—	$—	$—
Income on adjusted net proceeds	0.06	0.06	0.07
Income on mutual holding company asset contribution	—	—	—
Employee stock ownership plan(1)	(0.01)	(0.01)	(0.01)
Stock awards(2)	(0.02)	(0.02)	(0.02)
Stock options(3)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share(4)	$—	—	$0.01
Offering price to pro forma net earnings per share	NM	NM	500.00
Number of shares used in earnings per share calculations	1,051,304	1,236,828	1,422,352
At March 31, 2023
Stockholders’ equity:
Historical	$26,339	$26,339	$26,339
Estimated net proceeds	5,815	7,090	8,365
(footnotes begin on page 47)

	At or for the Six Months Ended March 31, 2023 Based upon the Sale at $10.00 Per Share of
	722,500 Shares	850,000 Shares	977,500 Shares
	(Dollars in thousands, except per share amounts)
Mutual holding company capital contribution	260	260	260
Common stock acquired by employee stock ownership plan(1)	(578)	(680)	(782)
Stock awards(2)	(289)	(340)	(391)
Pro forma stockholders’ equity	$31,547	$32,669	$33,791
Intangible assets	(6,267)	(6,267)	$(6,267)
Pro forma tangible stockholders’ equity	$25,280	$26,402	$27,524
Stockholders’ equity per share:
Historical	$23.79	$20.22	$17.59
Estimated net proceeds	5.25	5.44	5.58
Equity increase from the mutual holding company	0.23	0.20	0.17
Common stock acquired by employee stock ownership plan(1)	(0.52)	(0.52)	(0.52)
Common stock acquired by stock-based benefit plan(2)	(0.26)	(0.26)	(0.26)
Pro forma stockholders’ equity per share(5)	$28.49	$25.08	$22.56
Intangible assets	$(5.66)	$(4.81)	$(4.18)
Pro forma tangible stockholders’ equity per share(5)	$22.83	$20.27	$18.38
Offering price as a percentage of equity per share	35.10%	39.87%	44.33%
Offering price as a percentage of tangible equity per share	43.80%	49.33%	54.41%
Number of shares outstanding for pro forma book value per share calculations	1,107,177	1,302,561	1,497,945
	At or for the Year Ended September 30, 2022 Based upon the Sale at $10.00 Per Share of
	722,500 Shares	850,000 Shares	977,500 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$7,225	$8,500	$9,775
Expenses	1,410	1,410	1,410
Estimated net proceeds	5,815	7,090	$8,365
Common stock purchased by employee stock ownership plan	(578)	(680)	(782)
Common stock purchased by stock-based benefit plan	(289)	(340)	(391)
Estimated net proceeds, as adjusted	$4,948	$6,070	$7,192
For the Year Ended September 30, 2022
Consolidated net earnings:
Historical	$1,527	$1,527	$1,527
Income on adjusted net proceeds	141	173	205
Income on mutual holding company asset contribution	7	7	7
Employee stock ownership plan(1)	(30)	(36)	(41)
Stock awards(2)	(46)	(54)	(62)
Stock options(3)	(68)	(80)	(92)
Pro forma net income	$1,531	$1,537	$1,544
Earnings per share(4):
Historical	$1.45	$1.23	$1.07
(footnotes begin on following page)

	At or for the Year Ended September 30, 2022 Based upon the Sale at $10.00 Per Share of
	722,500 Shares	850,000 Shares	977,500 Shares
	(Dollars in thousands, except per share amounts)
Income on adjusted net proceeds	0.13	0.14	0.14
Income on mutual holding company asset contribution	0.01	0.01	—
Employee stock ownership plan(1)	(0.03)	(0.03)	(0.03)
Stock awards(2)	(0.04)	(0.04)	(0.04)
Stock options(3)	(0.06)	(0.06)	(0.06)
Pro forma earnings per share(4)	$1.45	1.24	$1.08
Offering price to pro forma net earnings per share	6.90	8.06	9.26
Number of shares used in earnings per share calculations	1,053,230	1,239,094	1,424,958
At September 30, 2022
Stockholders’ equity:
Historical	$24,829	$24,829	$24,829
Estimated net proceeds	5,815	7,090	8,365
Mutual holding company capital contribution	260	260	260
Common stock acquired by employee stock ownership plan(1)	(578)	(680)	(782)
Stock awards(2)	(289)	(340)	(391)
Pro forma stockholders’ equity	$30,037	$31,159	$32,281
Intangible assets	(6,498)	(6,498)	$(6,498)
Pro forma tangible stockholders’ equity	$23,539	$24,661	$25,783
Stockholders’ equity per share:
Historical	$22.43	$19.06	$16.58
Estimated net proceeds	5.25	5.44	5.58
Equity increase from the mutual holding company	0.23	0.20	0.17
Common stock acquired by employee stock ownership plan(1)	(0.52)	(0.52)	(0.52)
Common stock acquired by stock-based benefit plan(2)	(0.26)	(0.26)	(0.26)
Pro forma stockholders’ equity per share(5)	$27.13	$23.92	$21.55
Intangible assets	$(5.87)	$(4.99)	$(4.34)
Pro forma tangible stockholders’ equity per share(5)	$21.26	$18.93	$17.21
Offering price as a percentage of equity per share	36.86%	41.81%	46.40%
Offering price as a percentage of tangible equity per share	47.04%	52.83%	58.11%
Number of shares outstanding for pro forma book value per share calculations	1,107,177	1,302,561	1,497,945

(1)
Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Gouverneur Bancorp, Inc. Gouverneur Savings and Loan Association intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Gouverneur Savings and Loan Association’s total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation — Stock Compensation — Employee Stock Ownership Plans” (“ASC 718-40”)

requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Gouverneur Savings and Loan Association, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 21.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that shares were committed to be released in 15 equal annual installments at the minimum, midpoint and maximum of the offering range, respectively and that, in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.
(2)
Assumes that a new stock-based benefit plan purchases an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Gouverneur Bancorp, Inc. or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Gouverneur Bancorp, Inc. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20.0% of the amount contributed to the plan is amortized as an expense during the year ended September 30, 2022, and (iii) the plan expense reflects an effective tax rate of 21.0%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.5%.

(3)
Assumes that options are granted under a new stock-based benefit plan to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.95 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 21.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plan will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 6.1%.

(4)
Per share figures include publicly held shares of Gouverneur Bancorp common stock that will be exchanged for shares of Gouverneur Bancorp, Inc. common stock in the conversion. See “The Conversion and Stock Offering — Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares of Gouverneur Bancorp and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See note (1) above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

For purposes of the table above, the number of shares used in pro forma earnings per share calculations were calculated as follows at the minimum, midpoint and maximum of the offering range, respectively:
At or for the Six Months Ended March 31, 2023
	Minimum	Midpoint	Maximum
Shares issued in the offering	722,500	850,000	977,500
Shares issued in the exchange	384,677	452,561	520,445
Unreleased employee stock ownership plan shares	(55,873)	(65,733)	(75,593)
Number of shares used in earnings per share calculations	1,051,304	1,236,828	1,422,352
At or for the Year Ended September 30, 2022
	Minimum	Midpoint	Maximum
Shares issued in the offering	722,500	850,000	977,500
Shares issued in the exchange	384,677	452,561	520,445
Unreleased employee stock ownership plan shares	(53,947)	(63,467)	(72,987)
Number of shares used in earnings per share calculations	1,053,230	1,239,094	1,424,958

(5)
Per share figures include publicly held shares of Gouverneur Bancorp common stock that will be exchanged for shares of Gouverneur Bancorp, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares of Gouverneur Bancorp at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.5342, 0.6284 and 0.7227 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

For purposes of the table above, the number of shares used in pro forma book value share calculations were calculated as follows at the minimum, midpoint and maximum of the offering range, respectively:
	Minimum	Midpoint	Maximum
Shares issued in the offering	722,500	850,000	977,500
Shares issued in the exchange	384,677	452,561	520,445
Number of shares used in book value per share calculations	1,107,177	1,302,561	1,497,945

OUR BUSINESS
General
Gouverneur Bancorp, Inc. is a Maryland corporation that was organized in June 2023. Upon completion of the conversion and stock offering, Gouverneur Bancorp, Inc. will become the holding company of Gouverneur Savings and Loan Association, a New York-chartered stock savings and loan association, and will succeed to all of the business and operations of Gouverneur Bancorp, and each of Gouverneur Bancorp and Cambray Mutual Holding Company will cease to exist.
Gouverneur Bancorp was incorporated under the laws of the United States on March 23, 1999 for the purpose of serving as the savings and loan holding company of Gouverneur Savings and Loan Association, as part of Gouverneur Savings and Loan Association’s conversion from the mutual to stock form of organization. Cambray Mutual Holding Company was incorporated under the laws of the United States on March 23, 1999 for the purpose of serving as the mutual holding company parent of Gouverneur Savings and Loan Association as part of the mutual holding company reorganization. In March 1999, in connection with Gouverneur Savings and Loan Association’s reorganization into the mutual holding company structure, Gouverneur Bancorp completed its initial public offering in which it (i) sold 1,072,818 shares of its outstanding common stock to the public and (ii) issued 1,311,222 shares of its common stock to Cambray Mutual Holding Company.
Gouverneur Savings and Loan Association’s principal business consists of originating one- to four-family residential real estate mortgage loans and, to a lesser extent, commercial real estate loans, construction loans and home equity loans and lines of credit. We also offer commercial loans and consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions operating in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including deposit fees and service charges, realized gains on sales of securities, realized gains on sales of loans associated with loan production and realized gains on sales of other real estate owned.
Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. GS&L Municipal Bank has the power to receive deposits only to the extent of accepting for deposit the funds of the State of New York and its respective agents, authorities and instrumentalities, and local governments as defined in Section 10(a)(1) of the New York General Municipal Law. GS&L Municipal Bank’s purpose is to attract deposits from local municipalities and, at March 31, 2023, GS&L Municipal Bank had $20.6 million in deposits. GS&L Municipal Bank is regulated by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
Acquisition of Citizens Bank of Cape Vincent
On September 16, 2022, we acquired Citizens Bank of Cape Vincent, a New York-chartered stock commercial bank headquartered in Cape Vincent, New York and with two additional branch offices located in Chaumont and La Fargeville, New York. At the effective time of the merger, Citizens Bank of Cape Vincent was merged with and into Gouverneur Savings and Loan Association and each Citizens Bank of Cape Vincent stockholder became entitled to receive $1,056.11 in cash for each share of Citizens Bank of Cape Vincent common stock that they held at the effective time of the merger. The acquisition of Citizens Bank of Cape Vincent enhanced our market share and presence in Jefferson County and the Lake Ontario, St. Lawrence River communities.
Market Area
We are headquartered in Gouverneur, New York and currently operate five branch offices located in Jefferson and St. Lawrence Counties in New York. We consider our primary market area to be Jefferson and St. Lawrence Counties, where we maintain branch offices, as well as Lewis County, where we make loans and accept deposits. These three counties, which are all predominately rural and comprised of many small towns and villages, are part of the North Country region in New York state. The North Country is the northernmost region of New York state, bordered by Lake Champlain to the east, the Adirondack Mountains to the south, the Mohawk Valley region to the southwest, the Canadian border to the north, and Lake Ontario and the St. Lawrence Seaway to the west. The northern part of our primary market is situated on the St. Lawrence River, which forms the northern border of New York State and demarcates part of the international boundary between Canada and the United States, and includes private and public lands that are attractive vacation destinations. These vacation destinations include the Thousand Islands, a group of more than 1,800 islands in the St. Lawrence River with numerous waterfront hotels, resorts and marinas, as well as second vacation homes and cottages.
The economy of our primary market area is fairly diversified with employment sectors ranging across a number of industries, including manufacturing, agriculture, retail trades, construction, mining, health care, colleges and universities, other education and government service, as well as tourism-related businesses along the St. Lawrence River. Fort Drum, a major U.S. Army military installation, is also located at the southern edge of our primary market area within Jefferson County. More than 15,000 military service members and approximately 3,700 civilian personnel (including government contractors) work at Fort Drum, with an estimated 15,000 family members living on post or in the local area. In addition, more than 3,000 military retirees reside in the areas surrounding Fort Drum.
According to the U.S. Census Bureau, (i) Jefferson County had an estimated population of 116,637 as of July 1, 2022, representing a 0.1% decrease from April 1, 2020, and a median household income of $58,271 for 2021, (ii) St. Lawrence County had an estimated population of 107,733 as of July 1, 2022, representing a 0.7% decrease from April 1, 2020, and a median household income of $54,351 for 2021 and (iii) Lewis County had an estimated population of 26,699 as of July 1, 2022, representing a 0.7% decrease from April 1, 2020, and a median household income of $60,049 for 2021. The median household income in New York was $75,157 for 2021 and the median household income in the United States was $70,784 for 2021. As of March 2023, the unemployment rate in Jefferson, Lewis and St. Lawrence Counties totaled 4.5%, 5.3% and 4.1%, respectively, as compared to a New York unemployment rate of 4.0% and a national unemployment rate of 3.6% for March 2023. Median home values in our market area are also below New York State and national levels.
Competition
The financial services industry is highly competitive. Gouverneur Savings and Loan Association experiences substantial competition with other commercial banks, savings and loan associations, savings banks, credit unions, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds and other non-bank financial service providers in attracting deposits and making loans. The competing major commercial banks have greater resources that may provide them a competitive advantage by enabling them to maintain numerous branch offices and mount extensive advertising campaigns. The increasingly competitive environment is the result of changes in regulation, changes in technology and product delivery systems, additional financial service providers and the accelerating pace of consolidation among financial services providers.
The financial services industry has become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems.
Some of our non-banking competitors have fewer regulatory constraints and may have lower cost structures. In addition, some competitors have assets, capital and lending limits greater than we do, greater access to capital markets and offer a broader range of products and services than we offer. These institutions may have the ability to finance wide-ranging advertising campaigns and may also be able to offer lower rates on loans and higher rates on deposits than we can offer.

Our competition for loans comes primarily from financial institutions in our market area. We intend to continue to rely upon local promotional activities, personal relationships established by officers, directors and employees with their customers and specialized services tailored to meet the needs of the communities served. Management believes that it can compete effectively as a result of local market knowledge, local decision making and awareness of customer needs.
At June 30, 2022 (the latest date for which public information is made available by the Federal Deposit Insurance Corporation), Gouverneur Savings and Loan Association’s deposit market share was 1.17% of total Federal Deposit Insurance Corporation-insured deposits in Jefferson County, representing the seventh largest market share of the ten Federal Deposit Insurance Corporation-insured institutions with banking offices in the county, and 4.83% of total Federal Deposit Insurance Corporation-insured deposits in St. Lawrence County, representing the fifth largest market share of the eight Federal Deposit Insurance Corporation-insured institutions with banking offices in the county. In addition, at June 30, 2022, Citizens Bank of Cape Vincent, which we acquired on September 16, 2022, had a deposit market share of 3.63% of total Federal Deposit Insurance Corporation-insured deposits in Jefferson County, representing the sixth largest market share of the ten Federal Deposit Insurance Corporation-insured institutions with banking offices in the county. This data excludes deposits held by credit unions.
Lending Activities
Our loan portfolio consists primarily of one- to four-family residential mortgage loans. To a lesser extent, our loan portfolio consists of commercial real estate loans, construction loans and home equity loans and lines of credit, as well as commercial loans and consumer loans. Substantially all of our loans are secured by properties located within our local markets.
One- to Four-Family Residential Loans.   Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes, including second vacation homes and cottages, in our market area. Our one- to four-family residential loans totaled $99.9 million, or 79.6% of our total loan portfolio, at March 31, 2023.
We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans rather than fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans (as opposed to adjustable interest rates) and adjustable-rate mortgage loans that can be originated or purchased at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates, and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.
We offer fixed-rate loans with terms of one to 30 years. Our adjustable-rate mortgage loans are based on one-, five- or 10-year amortization schedule. Interest rates and payments on our adjustable-rate mortgage loans adjust every one, five or 10 years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate that is based on the respective one-year Constant Maturity U.S. Treasury indices.
Due to historically low interest rate levels, borrowers generally have preferred fixed-rate loans in recent years. While we anticipate that our adjustable-rate loans will better offset the adverse effects on our net interest income of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest rate sensitivity is limited by the annual and lifetime interest rate adjustment limits.
While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan.

Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.
We do not make conventional loans with loan-to-value ratios exceeding 97% and generally limit loan-to-value ratios on our conventional loans to 80%. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance, a government guarantee or additional collateral. We require all properties securing mortgage loans to be appraised by licensed independent appraisers from appraisal management companies approved by our board of directors. Borrowers must obtain hazard insurance for all mortgage types and flood insurance for loans on property located in a flood zone, before closing the loan.
Our largest one- to four-family residential loan at March 31, 2023 was an owner-occupied one- to four-family residential loan for $615,000 secured by a single-family residence located in Alexandria Bay, New York, $596,000 of which is outstanding. This loan is performing in accordance with its terms.
Commercial Real Estate Loans.   We offer fixed rate and adjustable-rate mortgage loans secured by commercial real estate, including multi-family residential real estate. Our commercial real estate and multi-family residential real estate loans are generally secured by office buildings, retail and mixed-use properties, apartment buildings, and owner-occupied properties used for businesses. At March 31, 2023, our commercial real estate loan portfolio totaled $12.0 million, or 9.6% of our total loan portfolio.
We originate commercial real estate loans with terms generally up to 20 years. Interest rates and payments on adjustable-rate loans adjust every one, five and ten years. Interest rates and payments on our adjustable-rate commercial loans generally are adjusted to a rate typically equal to the current Prime Rate, plus a spread based on credit-worthiness and risk. Loan amounts generally do not exceed 70% of the appraised value for well-qualified borrowers.
Our largest commercial real estate and multi-family residential real estate loan at March 31, 2023 had an outstanding balance of $696,000. This loan is secured by an automobile collision center and car wash located in Gouverneur, New York and is performing in accordance with its terms.
Loans secured by commercial real estate and multi-family residential real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in commercial real estate and multi-family residential real estate lending is the borrower’s credit-worthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. In reaching a decision on whether to make a commercial real estate or multi-family real estate loan, we consider the net operating income of the property, the borrower’s expertise, current cash flow, credit history and profitability, and the value of the underlying property.
Construction and Land Loans.   We originate (i) residential construction loans to individuals and purchase loans that finance the construction of owner-occupied residential dwellings for personal use, (ii) commercial construction loans for the development of projects including non-owner occupied residential dwellings, apartment buildings, single-family investment loans, as well as owner-occupied properties used for business and (iii) commercial land loans for the purchase and development of raw land.
Our residential construction loans generally provide for the payment of interest only during the construction phase, which can be up to 12 months. At the end of the construction phase, substantially all of our loans automatically convert to permanent mortgage loans. Construction loans generally can be made with a maximum loan to value ratio of 80% of the appraised value with maximum terms of 30 years. Our residential construction loans totaled $4.0 million, or 3.2% of our total loan portfolio, at March 31, 2023. At March 31, 2023, our largest outstanding residential construction loan was for $630,000, $619,000 of which was disbursed and outstanding, located in Chaumont, New York. This loan is performing in accordance with its terms. We also require periodic inspections of the property during the term of the construction.
Our commercial construction loans provide for payment of interest only during the construction phase and may, in the case of an apartment or commercial building, convert to a permanent mortgage loan upon the completion of construction. In the case of a single-family subdivision or construction or builder loan, as individual lots are sold, the principal balance is reduced by agreed upon release prices at the outset of the loan sufficient to liquidate the loan prior to the final sale. In the case of a commercial construction loan, the construction period may be up to 12 months. Loans are generally made to a maximum of 70% on commercial loans of the lower of the cost or the appraised market value as determined by an independent licensed appraiser. We also require periodic inspections of the property during the term of the construction loan. At March 31, 2023, there were no outstanding commercial construction loans.
We also offer land loans to individuals on approved residential building lots for personal use. The land loans in our loan portfolio have terms of up to 15 years and to a maximum loan to value ratio of 65% of the appraised value. At March 31, 2023, our largest outstanding land loan was for $109,000, and was secured by land located in Richville, New York. This loan is performing in accordance with its terms.
Home Equity Loans and Lines of Credit.   We offer home equity loans and lines of credit, which have adjustable rates of interest that are indexed to the prime rate as published in The Wall Street Journal for terms of up to 20 years. These loans are originated with maximum loan-to-value ratios of 80% of the appraised value of the property, and we require that we have a second lien position on the property. We also offer secured and unsecured lines of credit for well-qualified individuals and small businesses. Management includes these loans based on the collateral supporting the line of credit in either the non-residential, multi-family, commercial or one-to-four family categories for the purposes of monitoring and evaluating the portfolio. At March 31, 2023, such loans totaled $2.2 million, or 1.7% of our total loan portfolio.
Commercial Loans.   These loans consist of operating lines of credit secured by general business assets and equipment. The operating lines of credit are generally short term in nature with interest rates tied to the Prime Rate plus and adjustments occurring daily, monthly, or quarterly based on the original contract. For adjustable loans, there is also an interest rate floor. The equipment loans are typically made with maturities of less than five years and are priced with a fixed interest rate. Longer repayments of up to 15 years can be made depending on the useful life of the equipment being financed. Generally, rates are fixed for not longer than five years and will reset, generally based on the Constant Maturity U.S. Treasury indices plus a spread, if the amortization or maturity of the loan is longer. At March 31, 2023, such loans totaled $1.9 million, or 1.5% of our total loan portfolio.
Consumer Loans.   We offer a variety of consumer loans to our customer base, which include loans for automobiles, motorcycles, campers, boats and other recreational vehicles, as well as personal secured and unsecured loans. At March 31, 2023, such loans totaled $5.6 million, or 4.5% of our total loan portfolio.
Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws may limit the amount which can be recovered on such loans.
Loan Origination, Purchases and Sales.   Loan originations come from a number of sources. The primary source of loan originations are our in-house loan originators, and to a lesser extent, advertising and referrals from customers and local realtors. We primarily originate our own loans and retain them in our portfolio. However, we also occasionally purchase loans or participation interests in loans.
We also occasionally sell some of the longer-term fixed-rate one-to-four family mortgage loans that we originate in the secondary market based on prevailing market interest rate conditions, an analysis of the composition and risk of the loan portfolio, liquidity needs and interest rate risk management goals. Generally, loans are sold with recourse and with servicing retained, which enables us to retain customer contact following the loan sale. We sold no loans during the six months ended March 31, 2023 and sold $523,000 of loans during the year ended September 30, 2022.
As of March 31, 2023, we had one outstanding sold commercial loan participation for $215,000 and for which we are the lead lender. This loan is performing in accordance with its terms.

Loan Approval Procedures and Authority.   Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our board of directors and management. Decisions on loan applications are made on the basis of detailed information submitted by the prospective borrower, credit histories that we obtain and property valuations. Our board of directors has established a Loan Committee, consisting of two directors and two executive officers.
The board of directors has granted loan approval authority to certain officers up to prescribed limits, depending on the seniority of the officer, the type of loan and the underlying security. Our President and Chief Executive Officer has aggregate approval authority of up to $300,000 for residential and commercial real estate loans and secured commercial loans, $200,000 for secured consumer loans and $50,000 for unsecured commercial and consumer loans. Senior lenders may approve up to $225,000 for residential and commercial real estate loans, $50,000 for commercial secured, $70,000 for consumer secured, $10,000 for commercial unsecured and $25,000 for consumer unsecured. Individual loan officers generally can approve residential loans of up to $150,000 for and $75,000 for commercial real estate loans, $25,000 for secured commercial loans, $50,000 for secured consumer loans and $3,500 for unsecured commercial and consumer loans. The Loan Committee generally may approve residential and commercial real estate loans and secured commercial loans of up to $400,000, secured commercial loans up to $400,000, consumer loans of up to $250,000, commercial unsecured up to $75,000 unsecured consumer loans of up to $50,000. Any loans in excess of these amounts must be approved by the board of directors.
Loans to One Borrower.   The maximum amount that we may lend to one borrower and the borrower’s related entities is limited by statute to generally 15% of our stated capital and reserves. At March 31, 2023, our regulatory lending maximum was $3.4 million. We have an internal loans to one borrower limit of $1.0 million, which is below our regulatory lending maximum, and we currently do not intend to increase this internal limit following the completion of the conversion and stock offering.
Loan Commitments.   We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 30 days.
Delinquencies.   When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We generally make initial contact with the borrower when the loan becomes fifteen days past due. If payment is not received by the 45th day of delinquency, additional letters are sent and phone calls generally are made to the customer. When the loan becomes 90 days past due, we generally commence pre-foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances. Management informs the board of directors on a monthly basis of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.
Investment Activities
We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. At March 31, 2023, our investment portfolio consisted primarily of municipal securities with maturities of five to more than ten years, corporate bonds, and mortgage-backed securities issued by Fannie Mae, Freddie Mac or Ginnie Mae with stated final maturities of 30 years or less.
Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for our investment portfolio, including approval of our investment policy. Our Chief Financial Officer is the designated investment officer and is responsible for the daily investment activities and is authorized to make investment decisions consistent with our investment policy.

Interest Rate Swap and Hedging Activities
We use derivative instruments as a risk management tool and have entered into several interest rate swap agreements whereby we pay a fixed rate and receives a variable rate on a notional amount. The notional amount of the swap agreements at March 31, 2023, September 30, 2022 and 2021, was $7.0 million, $18.0 million and $18.0 million, respectively. We enter into these arrangements to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current year earnings, and gains are the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates.
Deposit Activities and Other Sources of Funds
General.   Deposits and loan repayments are the major sources of our funds for lending and other investment activities. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.
Deposit Accounts.   The vast majority of our depositors are residents of Jefferson, Lewis and St. Lawrence Counties in New York. Deposits are raised primarily from within our primary market area through the offering of a broad selection of deposit instruments, including checking accounts, money market accounts, regular savings accounts, club savings accounts, certificate accounts and various retirement accounts. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit, and the interest rate among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates, but not be the market leader in every type and maturity.
Borrowings.   If necessary, we borrow from the Federal Home Loan Bank of New York to supplement our supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of New York and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s credit-worthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of a member’s assets, and short-term borrowings of less than one year may not exceed 10% of the institution’s assets. The Federal Home Loan Bank determines specific lines of credit for each member institution. There were approximately $8.9 million of Federal Home Loan Bank advances outstanding at March 31, 2023. At March 31, 2023, we had the ability to borrow an additional $54.3 million from the Federal Home Loan Bank of New York. Additionally, at March 31, 2023, we had a line of credit with the Federal Reserve Discount Window totaling $5.0 million and a second line of credit with Atlantic Community Banker’s Bank totaling $4.0 million. At March 31, 2023, there were no outstanding balances under any of these additional credit facilities.
Personnel
At March 31, 2023, we had 46 full-time employees and no part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.
Subsidiaries
Gouverneur Bancorp’s only direct subsidiary is Gouverneur Savings and Loan Association.

Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. GS&L Municipal Bank has the power to receive deposits only to the extent of accepting for deposit the funds of the State of New York and its respective agents, authorities and instrumentalities, and local governments as defined in Section 10(a)(1) of the New York General Municipal Law. GS&L Municipal Bank’s purpose is to attract deposits from local municipalities and, at March 31, 2023, GS&L Municipal Bank had $20.64 million in deposits. GS&L Municipal Bank is regulated by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
Legal Proceedings
We are involved in routine legal proceedings in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to our financial condition, results of operations and cash flows.
Properties
We conduct business through our five branch offices located in Jefferson and St. Lawrence Counties in New York. At March 31, 2023, we owned four of our branch office locations and leased one of our branch office locations. At March 31, 2023, the total net book value of our land, buildings, furniture, fixtures and equipment was $3.2 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements of Gouverneur Bancorp that appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Gouverneur Bancorp and the financial statements provided in this prospectus.
Overview
Gouverneur Bancorp, Inc. will succeed to Gouverneur Bancorp as the holding company for Gouverneur Savings and Loan Association upon the completion of the conversion and stock offering. Like Gouverneur Bancorp, Gouverneur Bancorp, Inc. will conduct its operations primarily through Gouverneur Savings and Loan Association.
Gouverneur Savings and Loan Association provides financial services to individuals and businesses primarily in Jefferson, Lewis and St. Lawrence Counties in New York. Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings from the Federal Home Loan Bank, in one- to four-family residential real estate loans, commercial real estate and multi-family real estate loans, commercial loans, home equity loans and lines of credit and consumer loans.
Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans and securities, and the interest we pay on our interest-bearing liabilities, consisting of savings and club accounts, NOW and money market accounts and time certificates. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges, unrealized gains (losses) on swap agreements, earnings on bank owned life insurance and loan servicing fees. Non-interest expense currently consists primarily of salaries and employee benefits, directors’ fees, occupancy and data processing expense and professional fees. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.
We also use derivative instruments as a risk management tool and have entered into several interest rate swap agreements whereby we pay a fixed rate and receive a variable rate on a notional amount. We enter into these arrangements to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current year earnings, and gains are the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates.
Following the conversion and stock offering, our non-interest expenses are likely to increase as a result of operating as a public company. These additional expenses will consist primarily of legal and accounting fees, expenses of stockholder communications and meetings and stock exchange listing fees. In addition, following the offering, we will recognize additional annual employee compensation expenses stemming from the adoption of new equity benefit plans. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.”
Business Strategy
As a community-minded financial institution, we focus on serving the financial needs of local individuals, businesses and municipalities by executing a safe and sound, service-oriented business strategy that seeks to produce earnings that increase over time and can be reinvested in our business and communities. Our current business strategy consists of the following:

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Continuing to emphasize residential mortgage lending.   We have been and will continue to be primarily a one- to four-family residential mortgage lender for borrowers in our market area. As of March 31, 2023, $99.9 million, or 79.6%, of our total loan portfolio consisted of one- to four-family mortgage loans. Our primary market area, which is located in the northernmost region of New York state, borders the St. Lawrence River and includes private and public lands that are attractive vacation destinations. As a result, our one to four-family residential mortgage loan portfolio also includes loans made to purchase second vacation homes and cottages. We have primarily originated residential mortgage loans for our own portfolio, rather than for sale, and we generally service the loans we originate. We provide customers with alternatives for their borrowing needs by offering both fixed- and adjustable-rate products with various terms to maturity and pricing alternatives. Through our marketing efforts, our reputation, pricing and strong relationships with real estate agents, we attract mortgage loan business from walk-in customers, customers that apply online and existing customers. We believe that there are opportunities to increase our residential mortgage lending in our market area and, following the completion of the conversion and stock offering, we intend to continue our emphasis on originating one- to four-family loans that meet our underwriting standards.

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Increasing our non-residential loan portfolio.   Our principal loan origination activity remains primarily one- to four-family residential mortgage loans. We supplement these residential originations by also originating higher yielding commercial real estate loans, construction loans and home equity loans and lines of credit. While we intend to continue to emphasize one- to four-family residential mortgage lending following the completion of the conversion and stock offering, we also intend to continue to focus on originating small business loans in our local market and on the origination of higher yielding non-residential loans to supplement our residential lending portfolio. We expect that any future increases in non-residential loans will be directly proportionate to increases in our residential loan portfolio, which will enable us to maintain the current overall composition of our loan portfolio.

Non-residential loans, including as commercial real estate loans and commercial business loans, have higher credit risk than one- to four-family residential mortgage loans. See “Our Business — Lending Activities.”
•
Increasing municipal deposits as a cost-effective source of funds to help generate future spread income.   To enhance our deposit taking activities, Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. We maintain GS&L Municipal Bank as a limited purpose commercial bank subsidiary because, under New York municipal laws, a New York-chartered savings and loan association, such as Gouverneur Savings and Loan Association, is not authorized to directly receive New York state or municipal deposits. As of March 31, 2023, GS&L Municipal Bank held $20.6 million in municipal deposits, consisting of public funds on deposit from local government entities domiciled in the State of New York. We have devoted significant time and resources to forming GS&L Municipal Bank and establishing the infrastructure necessary for GS&L Municipal Bank to operate effectively, and we believe there are opportunities to continue to increase municipal deposits as a cost-effective source of funds to help generate additional spread income in the future. Following the completion of the conversion and stock offering, we intend to continue to solicit municipal deposits through GS&L Municipal Bank by leveraging our management team’s existing relationships with local municipalities and governmental entities located in our primary market area.

•
Grow organically and through opportunistic expansion.   Following our acquisition of Citizens Bank of Cape Vincent in September 2022, our primary intention is currently to grow our balance sheet organically and use our capital to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market area or in contiguous markets that we believe would enhance both our franchise value and stockholder returns. These opportunities primarily include establishing loan production offices, establishing new, or de novo, branch offices (including micro branch offices) and/or acquiring branch offices. We have no current plans or intentions regarding any expansion plans.

•
Improving our technology platform.   We intend to continue to build a technology platform that enables us to deliver enhanced products and services to our customers and is also scalable to accommodate our future organic growth plans. To accomplish this objective, we have made and are continuing to make additional investments in our information technology infrastructure, including data backup, security, accessibility, integration, business continuity, website development, online and mobile banking technologies and internal/external ease of use. We outsource a majority of our data processing requirements to our third party core processor, and we rely on our third party core processor for data processing and external data security. As a result, we expect that much of our additional investments in improving our technology platform will be done through our third party core processor. Following the completion of the conversion and stock offering, we expect that approximately 90% of our information technology budget will be dedicated to maintaining our existing systems, and that the remaining 10% of our information technology budget will be dedicated to continuing to enhance our technology platform.

We intend to continue to pursue these business strategies, subject to changes necessitated by future market conditions, regulatory restrictions and other factors. While we are committed to the business strategies noted above, we recognize the challenges and uncertainties of the current environment and plan to execute these strategies as market conditions allow.
Summary of Critical Accounting Policies and Critical Accounting Estimates
In the preparation of our consolidated financial statements, we have adopted various accounting policies that govern the application of U.S. generally accepted accounting principles (“GAAP”) and to general practices within the banking industry. Our significant accounting policies are described in Note 2 to the consolidated financial statements included in this prospectus.
Certain accounting policies involve significant judgments and assumptions by us that have a material impact on the carrying value of certain assets and liabilities. We consider these accounting policies, which are discussed below, to be critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Actual results could differ from these judgments and estimates under different conditions, resulting in a change that could have a material impact on the carrying values of our assets and liabilities and our results of operations.
Acquired Loans
Gouverneur Bancorp has determined that there was no evidence of deterioration in credit quality since origination in loans acquired from Citizens Bank of Cape Vincent and that it was probable, at the acquisition date, that Gouverneur Bancorp will be able to collect all contractually required payments receivable. See further discussion on the acquired loans in Note 3 to the consolidated financial statements included in this prospectus.
Allowance for Loan Losses
The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. Gouverneur Bancorp uses a disciplined process and methodology to establish the allowance for loan losses each quarter. To determine the total allowance for loan losses, management estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of amounts applicable to: (1) the commercial portfolio; (2) the real estate portfolio; and (3) the consumer portfolio.
To determine the balance of the allowance account, loans are pooled by portfolio segment and losses are modeled using historical experience and quantitative and other mathematical techniques over the loss emergence period. Management exercises significant judgment in determining the estimation method that fits the credit risk characteristics of each portfolio segment. Gouverneur Bancorp uses models developed under the guidance of the Office of the Comptroller of the Currency (“OCC”) in this process. Management must use judgment in establishing additional input metrics for the modeling processes. The models and assumptions used to determine the allowance are independently validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.
The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan and collection of the full loan balance is deemed unlikely. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.
The establishment of the allowance for loan losses relies on a consistent process that requires multiple layers of management review and judgment and responds to changes in economic conditions, customer behavior and collateral value, among other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the allowance for loan losses. Gouverneur Bancorp’s allowance for loan losses is sensitive to risk ratings assigned to the individually evaluated loans and economic assumptions and delinquency trends driving statistically modeled reserves. Individual loan risk ratings are evaluated based on each situation by experienced senior credit officers.
Management monitors differences between estimated and actual incurred loan losses. This monitoring process includes periodic assessments by senior management of loan portfolios and the models used to estimate incurred losses in those portfolios. Additions to the allowance for loan losses are made by changes to the provision for loan losses. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses.
Specific Allowances for Identified Problem Loans.   We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.
General Valuation Allowance on the Remainder of the Loan Portfolio.   We establish a general allowance for loans that are not classified as impaired to recognize the probable incurred losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.
Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, as an integral part of their examination process, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services will periodically review our allowance for loan losses. The regulators may have judgments different than management’s, and we may determine to increase our allowance as a result of these regulatory reviews.

Fair Value Measurements
We follow the guidance of FASB ASC 820, Fair Value Measurements and Disclosures. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Goodwill
Goodwill represents the excess cost of the acquisition of Citizens Bank of Cape Vincent over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. When calculating goodwill in accordance with FASB ASC 805-30-55-3, we evaluate whether the fair value of equity of the acquired company is a more reliable measure than the fair value of the equity interests transferred. We consider the assumptions required to calculate the fair value of equity of an acquired company using discounted cash flow models (income approach) and/or change of control premium models (market approach) which are generally based on a higher level of market participant inputs and therefore a lower level of subjectivity when compared to the assumptions required to calculate the fair value of equity interests transferred under a fair value pricing model. As a result, we consider the calculation of the fair value of the equity of an acquired company to be more reliable than the calculation of the fair value of the equity interests transferred. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Goodwill is not amortized but is evaluated annually for impairment.
Impact of Recent Accounting Pronouncements
In June 2016, the FASB issued ASU 2016-13 to its guidance on “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. ASU 2016-13 requires credit losses on most financial assets measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (CECL) model). Under this model, entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments, but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exists) from the date of initial recognition of that instrument. The ASU also replaces the current accounting model for purchased credit impaired loans and debt securities. The allowance for credit losses for purchased financial assets with a more-than insignificant amount of credit deterioration since origination (“PCD assets”), should be determined in a similar manner to other financial assets measured on an amortized cost basis. However, upon initial recognition, the allowance for credit losses is added to the purchase price (“gross up approach”) to determine the initial amortized cost basis. The subsequent accounting for PCD financial assets is the same expected loss model described above. Further, the ASU made certain targeted amendments to the existing impairment model for available-for-sale (AFS) debt securities. For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis. The amendments in this ASU are effective for Gouverneur Bancorp for the fiscal year beginning October 1, 2023. An entity will apply the amendments in this ASU through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach).
In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which aligns the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements and clarifies the scope of the guidance in the amendments in ASU 2016-13.
In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments.

ASU 2019-04 clarifies or addresses stakeholders’ specific issues about certain aspects of the amendments in Update 2016-13 related to measuring the allowance for loan losses under the new guidance. The effective dates and transition requirements for the amendments related to this Update are the same as the effective dates and transition requirements in Update 2016-13. In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments Credit Losses clarifying certain amendments to various provisions of ASU No. 2016-13 relating to (1) purchased financial assets with credit deterioration, (2) financial assets secured by collateral maintenance agreements, (3) transition relief for troubled debt restructurings, and (4) disclosure relief when the practical expedient for accrued interest receivables is applied. In March 2022, the FASB issued ASU 2022-02, Codification Improvements to Topic 326, Financial Instruments Credit Losses, which eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhances the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require a public business entity to disclose current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. The initial adjustment will not be reported in earnings and therefore will not have any material impact on our consolidated results of operations, but it is expected that it will have an impact on our consolidated financial position at the date of adoption of this ASU. At this time, we have not calculated the estimated impact that this ASU will have on our allowance for loan losses, however, we anticipate it will have an impact on the methodology process we utilize to calculate the allowance. Methodology selection has begun to prepare for parallel testing and an adoption date of October 1, 2023. Data requirements and integrity are being reviewed and enhancements incorporated into standard processes. We are currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.
Balance Sheet Analysis
Comparison of Financial Condition at March 31, 2023 (unaudited) and September 30, 2022
Total assets decreased by $7.8 million, or 3.67%, to $205.2 million at March 31, 2023 from $213.0 million at September 30, 2022. The decrease in assets was primarily due to a decrease in cash and cash equivalents of $6.6 million, loans of $716,000, and securities of $198,000, partially offset by an increase in Federal Home Loan Bank stock of $382,000.
Cash and cash equivalents decreased by $6.6 million, or 46.12%, to $7.7 million at March 31, 2023 from $14.3 million at September 30, 2022. The decrease in cash can primarily be attributed to a net outflow of customer deposits, partially offset by an increase in Federal Home Loan Bank advances. Customer deposits still remain above pre-pandemic levels as post-pandemic consumer spending continues.
Total loans, net of the allowance for loan losses, decreased by $716,000, or 0.57%, to $124.4 million at March 31, 2023 from $125.1 million at September 30, 2022. The decrease in loans, net of the allowance for loan losses, was primarily due to principal payments on the portfolio outpacing originations during the slower winter lending months.
Securities available for sale decreased by $198,000, or 0.40%, to $49.5 million at March 31, 2023 from $49.7 million at September 30, 2022. The decrease was primarily due to principal paydowns and maturities, partially offset by an increase to the market value on the portfolio.
Foreclosed real estate decreased to $58,000 at March 31, 2023 from $75,000 at September 30, 2022, due to the sale of foreclosed property.
Other assets decreased by $540,000, or 9.41%, to $5.2 million from $5.7 million at September 30, 2022 primarily due to a decrease in the swap market value adjustment of $823,000 as a result of fluctuations with long-term bond rates and projected short-term rates.
Total deposits decreased by $18.1 million, or 9.82%, to $165.9 million at March 31, 2023 from $184.0 million at September 30, 2022. The decrease in deposits was impacted by a $4.9 million deposit, which was deposited by a customer during the year ended September 30, 2022 in connection with the sale of the customer’s business, and the subsequent withdraw of $5.1 million in deposits by the same customer in

October 2022 to disburse proceeds from the sale of the business to the stakeholders of the sold business. Consumer deposits have also decreased overall as a result of the use of COVID-era governmental incentives received during the pandemic.
There were $8.9 million in Federal Home Loan Bank advances at March 31, 2023 and no advances at September 30, 2022. The increase in advances was primarily due to the decrease in total deposits and was used to fund operating expenses.
Shareholders’ equity increased by $1.5 million, or 6.08%, to $26.3 million at March 31, 2023 from $24.8 million at September 30, 2022. The increase in shareholders’ equity was primarily a result of an increase to a market value adjustment on the securities portfolio included in the accumulated other comprehensive income component, partially offset by dividends paid to shareholders.
Comparison of Financial Condition at September 30, 2022 and 2021
Following the acquisition of Citizens Bank of Cape Vincent in September 2022, total assets increased by $78.1 million, or 57.88%, to $213.0 million at September 30, 2022, from $134.9 million at September 30, 2021. The increase in assets was primarily due to the acquisition-related increase in loans of $38.0 million, securities of $25.0 million, and core deposit intangibles and goodwill of $2.5 million and $4.0 million, respectively.
Cash and cash equivalents increased by $3.2 million, or 29.82%, to $14.3 million at September 30, 2022 from $11.1 million at September 30, 2021. The increase in cash can primarily be attributed to the addition of $9.4 million in funds related to the acquisition of Citizens Bank of Cape Vincent, partially offset by a post-pandemic outflow of depositor funds and a $2.5 million capital infusion into the newly formed GS&L Municipal Bank.
Securities available for sale increased by $25.1 million, or 101.69%, to $49.7 million at September 30, 2022 from $24.6 million at September 30, 2021. The increase was primarily due to the addition of $34.0 million in acquired securities, partially offset by a decrease in a market value adjustment of $4.0 million.
Total loans, net of the allowance for loan losses, increased by $38.7 million, or 44.89%, to $125.1 million at September 30, 2022 from $86.4 million at September 30, 2021. The increase in loans, net of the allowance for loan losses, was primarily due to $38.0 million in loans obtained in the acquisition of Citizens Bank of Cape Vincent.
Foreclosed real estate decreased to $75,000 at September 30, 2022 as compared to $276,000 at September 30, 2021 due to the sale of $166,000 of foreclosed property and property value write-downs of $34,000.
Other assets increased by $3.0 million to $5.7 million at September 30, 2022 from $2.7 million at September 30, 2021 due partially to an increase in the swap market value adjustment of $1.1 million and $1.3 million increase in net deferred tax assets resulting from the unrealized losses in market value of investment securities.
Total deposits increased by $83.2 million, or 82.57%, to $184.0 million at September 30, 2022, from $100.8 million at September 30, 2021. The increase was primarily due to the addition of $22.8 million in deposits into the newly formed limited-purpose municipal bank subsidiary and $55.9 million in acquired deposits from the acquisition of Citizens Bank of Cape Vincent.
There were no Federal Home Loan Bank advances at September 30, 2022 or September 30, 2021.
Shareholders’ equity decreased by $2.6 million, or 9.39% to $24.8 million at September 30, 2022, from $27.4 million at September 30, 2021. The decrease in shareholders’ equity was primarily a result of the acquisition of Citizens Bank of Cape Vincent.
Loans
Historically, our lending activities have emphasized one- to four-family residential real estate loans, and such loans continue to comprise the largest portion of our loan portfolio. Other areas of lending include commercial real estate loans and multi-family real estate loans, acquisition, development and land loans, commercial and industrial loans, home equity loans and lines of credit and consumer loans. Subject to market conditions and our asset-liability analysis, we expect to continue to increase our focus on commercial real estate and commercial and industrial loans, in an effort to diversify our overall loan portfolio and increase the overall yield earned on our loans. We compete for loans by offering high quality personalized service, providing convenience and flexibility, providing timely responses on loan applications and by offering competitive pricing of loan products.
As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. For additional information, see Note 15 of the notes to consolidated financial statements provided in this prospectus.
Loan Portfolio Composition.   The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. In addition to the loans included in the table below, at March 31, 2023, we had $961,000 of loans in process (unaudited).
	At March 31,		At September 30,
	2023		2022		2021
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$99,952	79.56%	$99,363	78.64%	$68,742	79.61%
Loans held for sale	—	—	—	—	200	0.23%
Commercial	12,023	9.57%	12,326	9.75%	8,268	9.58%
Construction	4,016	3.20%	4,757	3.76%	1,642	1.90%
Home equity loans and lines of credit	2,167	1.72%	2,464	1.95%	2,984	3.46%
Commercial loans	1,879	1.50%	2,064	1.63%	1,483	1.72%
Consumer loans:
Automobile	2,512	2.00%	2,276	1.80%	1,693	1.96%
Passbook	398	0.32%	540	0.43%	102	0.12%
Other consumer	2,679	2.13%	2,570	2.04%	1,231	1.42%
Add:
Net deferred loan fees	540		577		622
Less:
Net discount on acquired loans	(1,096)		(1,205)		—
Allowance for losses	(675)		(621)		(620)
Total net loans	$124,395		$125,111		$86,347
Contractual Maturities.   The following tables set forth the contractual maturities of our total loan portfolio at March 31, 2023 (unaudited) and September 30, 2022. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The tables present contractual maturities and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

March 31, 2023 (unaudited)	One- to Four- Family Residential Real Estate	Commercial Real Estate	Construction	Commercial	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$110	$1,193	$3,992	$545	$203	$6,043
More than one to five years	2,320	5,654	—	606	3,633	12,213
More than five to 15 years	29,776	1,915	—	667	1,482	33,840
More than 15 years	68,992	3,020	—	56	231	72,299
Total	$101,198	$11,782	$3,992	$1,874	$5,549	$124,395
September 30, 2022	One- to Four- Family Residential Real Estate	Commercial Real Estate	Construction	Commercial	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$146	$1,690	$4,674	$751	$292	$7,553
More than one to five years	2,438	5,282	—	849	3,286	11,855
More than five to 15 years	30,930	2,051	—	359	1,503	34,843
More than 15 years	67,484	3,067	—	58	251	70,860
Total	$100,998	$12,090	$4,674	$2,017	$5,332	$125,111
Fixed and Adjustable-Rate Loans.   The following tables set forth our fixed and adjustable-rate loans at March 31, 2023 (unaudited) and September 30, 2022 that are contractually due after March 31, 2024 and September 30, 2023, respectively.
	Due After March 31, 2024
At March 31, 2023 (unaudited)	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$70,874	$28,060	$98,934
Commercial	7,194	3,395	10,589
Construction	—	—	—
Home equity loans and lines of credit	—	2,154	2,154
Commercial loans	1,144	185	1,329
Consumer loans:
Automobile	2,478	—	2,478
Passbook	282	21	303
Other consumer	2,565	—	2,565
Total loans	$84,537	$33,815	$118,352
	Due After September 30, 2023
At September 30, 2022	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$69,395	$29,000	$98,395
Commercial	6,687	3,713	10,400

	Due After September 30, 2023
At September 30, 2022	Fixed	Adjustable	Total
	(In thousands)
Construction	—	—	—
Home equity loans and lines of credit	—	2,457	2,457
Commercial loans	932	334	1,266
Consumer loans:
Automobile	2,225	—	2,225
Passbook	329	31	360
Other consumer	2,455	—	2,455
Total loans	$82,023	$35,535	$117,558

Securities
Our investment portfolio consists primarily of municipal bonds, mortgage-backed securities and U.S. government agency bonds.
Portfolio Maturities and Yields.   The composition and maturities of the available-for-sale and held-to-maturity investment securities portfolio at March 31, 2023 (unaudited) and September 30, 2022 are summarized in the tables on the following page. Maturities are based on the final contractual payment dates, and do not reflect the effect of scheduled principal repayments, prepayments, or early redemptions that may occur. Yields on tax-exempt obligations have not been computed on a tax-equivalent basis, as the effect would not be material.
	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
March 31, 2023 (unaudited)	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Municipal bonds, treasuries, agencies, other government-sponsored enterprises	$5,366	4.13%	$15,874	4.24%	$5,103	4.10%	$14,115	3.12%	$40,458	$38,167	3.81%
Residential mortgage-backed securities	4	2.96%	3,423	4.38%	4,688	3.51%	811	2.87%	8,926	8,626	3.79%
SBA-guaranteed debenture	—	—	2,309	5.07%	326	4.65%	—	—	2,635	2,654	5.02%
Total	$5,370	4.13%	$21,606	4.35%	$10,117	3.85%	$14,926	3.10%	$52,019	$49,447	3.87%
Securities held-to-maturity:
Mortgage backed securities	—	—	$1	2.58%	$—	—	$—	—	$1	$1	2.58%
Total	$—		$1	2.58%	$—		$—		$1	$1	2.58%

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
September 30, 2022	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Municipal bonds, treasuries, agencies, other government-sponsored enterprises	$4,065	4.33%	$16,390	4.17%	$8,572	3.80%	$14,349	3.01%	$43,376	$39,426	3.73%
Residential mortgage-backed securities	5	2.38%	2,365	4.82%	6,390	2.84%	383	4.64%	9,143	8,440	3.43%
SBA-guaranteed debenture	—	—	865	4.17%	915	4.86%	—	—	1,780	1,779	4.52%
Total	$4,070	4.33%	$19,620	4.24%	$15,877	3.47%	$14,732	3.05%	$54,299	$49,645	3.70%
Securities held-to-maturity:
Mortgage backed securities	—	—	$1	2.57%	$—	—	$—	—	$1	$1	2.57%
Total	$—		$1	2.57%	$—		$—		$1	$1	2.57%
Deposits
Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including non-interest-bearing and interest-bearing checking accounts, savings accounts, NOW and money market accounts and time deposits, for both individuals and businesses. The following table sets forth the distribution of total deposits by account type at the dates indicated.
	At March 31,			At September 30,
	2023			2022			2021
	Amount	Percent	Average Rate	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)
	(unaudited)
Noninterest-bearing demand deposits	$17,195	10.36%	0.00%	$25,760	14.00%	0.00%	$14,142	14.04%	0.00%
Regular savings and other deposits	73,994	44.61%	0.10%	83,735	45.53%	0.10%	39,360	39.07%	0.10%
NOW and money market deposits	51,916	31.29%	0.08%	54,085	29.40%	0.08%	31,057	30.82%	0.10%
Time deposits and certificates of deposit	22,791	13.74%	1.28%	20,371	11.07%	0.47%	16,195	16.07%	0.70%
Total	$165,896	100.00%		$183,951	100.00%		$100,754	100.00%
We did not have any brokered deposits at March 31, 2023 or at September 30, 2022 or 2021.
Uninsured deposits, which are the portion of deposit accounts that exceed the FDIC insurance limits, currently set at $250,000, were approximately $38.8 million at March 31, 2023 (unaudited) and $46.8 million at September 30, 2022. GS&L Municipal Bank accounted for approximately $19.0 million and $20.4 million of the uninsured deposits at March 31, 2023 (unaudited) and September 30, 2022, respectively. At March 31, 2023, we had $54.9 million in available liquidity with the Federal Home Loan Bank of New York and $7.7 million in cash and cash equivalents, which was sufficient to cover 100% of our uninsured and uncollateralized deposits. Municipal deposits held by GS&L Municipal Bank are fully collateralized by available for sale government and collateralized mortgage obligation securities.

The following table sets forth the maturity of the uninsured certificates of deposit as of March 31, 2023 (unaudited) and September 30, 2022.
At March 31, 2023 (unaudited)
(In thousands)
Maturity Period:
Three months or less	$324
Over three through six months	2,223
Over six through twelve months	612
Over twelve months	291
Total	$3,450
At September 30, 2022
(In thousands)
Maturity Period:
Three months or less	$290
Over three through six months	—
Over six through twelve months	2,545
Over twelve months	321
Total	$3,156
Results of Operations for the Six Months Ended March 31, 2023 (unaudited) and 2022
Financial Highlights
Net income for the six months ended March 31, 2023 was $0 compared to net income of $787,000 for the six months ended March 31, 2022. Net income for the six months ended March 31, 2023 was lower than the six months ended March 31, 2022 primarily due to a $1.9 million decrease in the unrealized gain on interest rate swap agreements with March 31, 2023 having an unrealized loss of $823,000. These decreases were partially offset by a realized gain of $654,000 on the unwinding of interest rate swap agreements.
Net Interest Income
Net interest income totaled $3.9 million for the six months ended March 31, 2023, as compared to $2.0 million for the six months ended March 31, 2022. The increase in net interest income of $1.9 million, or 96.40%, was primarily due to the addition of $736,000 in interest income from loans and $625,000 in interest income from securities acquired from Citizens Bank of Cape Vincent.
Interest income increased by $1.9 million, or 86.67%, due to an acquisition related increase in average interest earning assets of $67.5 million, or 58.65%. Interest expense decreased by $59,000, or 37.34%, due to the increase in interest income earned on swap agreements hedged against certain borrowings and deposits. Net interest margin increased by 83 basis points, or 0.83%, during the six months ended March 31, 2023 to 4.32% compared to 3.49% for the three months ended March 31, 2022.
Provision for Loan Losses
Management recorded loan loss provisions of $62,000 and $31,000 for the six months ended March 31, 2023 and 2022, respectively. The increase in provision level was primarily attributed to expected charge-offs of residential mortgages. Although the COVID-19 pandemic and the resulting recession has impacted the local economy, we have not experienced any significant deterioration of our borrowers’ ability to keep current in accordance with the terms of their obligations. Based on a review of the loans that were in the loan portfolio at March 31, 2023, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.
Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Six Months Ended March 31,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Service charges and fees	$169	$130	$39	30.00%
Net gain (loss) on sale of securities	(661)	—	(661)	0.00%
Net gain on swap unwound	654	—	654	0.00%
Earnings on investment in life insurance	70	67	3	4.48%
Earnings on deferred fees plan	41	4	37	925.00%
Unrealized gains (loss) on swap agreement	(823)	1,093	(1,916)	175.30%
Earnings on MPF & MAP originations	5	19	(14)	73.68%
Earnings on MPF & MAP loan servicing fees	16	17	(1)	5.88%
Other	158	120	38	31.67%
Total noninterest income (loss)	$(371)	$1,450	$(1,821)
The decrease in total non-interest income was primarily due to the unrealized loss on swap agreements. The unrealized loss on swap agreements was $823,000 at March 31, 2023 (unaudited) compared to an unrealized gain of $1.1 million at March 31, 2022.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Six Months Ended March 31,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Salaries and employee benefits	$1,676	$1,129	$547	48.45%
Directors’ fees	143	134	9	6.72%
Earnings on deferred fees plan	41	4	37	925.00%
Occupancy expense	511	326	185	56.75%
Data processing	228	130	98	75.38%
Postage and supplies	81	30	51	170.00%
Professional fees	226	137	89	64.96%
Foreclosed assets, net	31	12	19	158.33%
CDI amortization & deposit premium expense	229	—	229	0.00%
Acquisition-related expenses	—	288	(288)	100.00%
Other	442	299	143	47.83%
Total noninterest expense	$3,608	$2,489	$1,119
The increase in total noninterest expense included a $547,000 increase in salaries and employee benefits from March 31, 2022 to March 31, 2023, due to the addition of fifteen employees working at the former

Citizens Bank of Cape Vincent branches. There was also a $229,000 core deposit intangible amortization and deposit premium expense at March 31, 2023 compared to $0 at March 31, 2022. The core deposit intangible and deposit premium were recorded as a result of the acquisition.
Sale of Investment Securities
On December 9, 2022, Gouverneur Bancorp unwound two off-balance sheet swaps, with $6.0 million in notional value, for a realized gain of approximately $343,000. On December 14, 2022, Gouverneur Bancorp sold four underperforming investments totaling $2.0 million for a total loss of approximately $342,000, which closely matched the realized gain on the unwound swaps, and $2.0 million was reinvested into two new securities.
On February 14, 2023, Gouverneur Bancorp unwound two off-balance sheet swaps, with $5.0 million in notional value, for a realized gain of approximately $310,000. On February 14, 2023, Gouverneur Bancorp sold ten underperforming investments totaling $3.65 million for a total loss of approximately $318,000, which closely matched the realized gain on the unwound swaps, and $3.09 million was reinvested into three new securities.
These transactions were part of a strategic plan to increase our earnings in future years when the economic conditions are less certain. As a result of the investment sales and purchases, Gouverneur Bancorp was able to overall increase our yield from 3.07% to 3.50%, shorten the average life of the investment portfolio from 11.54 years to 10.40 years, and decrease price volatility from 18.3% to 16.8%.
Income Taxes
Gouverneur Bancorp recorded an income tax benefit of $108,000 for the six months ended March 31, 2023 (unaudited) and an income tax expense of $145,000 for the six months ended March 31, 2022. The change in income tax expense (benefit) resulted from a decrease in pre-tax income, and an increase in tax-exempt municipal bond interest income, during the six months ended March 31, 2023 as compared to the prior year period. Gouverneur Bancorp’s effective income tax rates were 100% and 15.56% for the six months ended March 31, 2023 and 2022, respectively.
Results of Operations for the Fiscal Years Ended September 30, 2022 and September 30, 2021
Financial Highlights
Net income for the year ended September 30, 2022 was $1.5 million compared to net income of $1.3 million for the year ended September 30, 2021. Net income for the year ended September 30, 2022 was higher than the year ended September 30, 2021 primarily due to a $1.2 million increase in the unrealized gain on interest rate swap agreements. These increases were partially offset by $558,000 in expenses related to the acquisition of Citizens Bank of Cape Vincent.
Net Interest Income
Net interest income totaled $4.2 million for the year ended September 30, 2022, as compared to $4.1 million for the year ended September 30, 2021. The increase in net interest income of $134,000, or 3.28%, was primarily due to an increase in interest income from the swap agreements held with Federal Home Loan Bank of New York.
Interest income increased by $80,000, or 1.79%, due to an increase in average interest earning assets of $5.9 million, or 5.21%. Interest expense decreased by $97,000, or 26.58%, due to an increase in average interest-bearing liabilities of $6.4 million, or 7.64%, and a decrease in the cost of interest-bearing liabilities by 9 basis points from 0.28% to 0.19%. Net interest margin increased by 26 basis points, or 0.26%, during the year ended September 30, 2022 to 3.90% compared to 3.64% at September 30, 2021.
Provision for Loan Losses
Management recorded loan loss provisions of $61,000 and $18,000 for the years ended September 30, 2022 and 2021, respectively. During 2022, we charged-off a total of $69,000 against non-performing loans.

During 2021, we charged-off a total of $38,000 against non-performing loans. We recorded recoveries of $10,000 and $8,000 during the years ended September 30, 2022 and September 30, 2021, respectively.
The increase in provision level was primarily attributed to expected charge-offs of residential mortgages. Although the COVID-19 pandemic and the resulting recession has impacted the local economy, we have not experienced any significant deterioration of our borrowers’ ability to keep current in accordance with the terms of their obligations. Based on a review of the loans that were in the loan portfolio at September 30, 2022, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.
Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Years Ended September 30,		Change
	2022	2021	Amount	Percent
	(Dollars in thousands)
Service charges and fees	$278	$235	$43	18.30%
Realized gain (loss) on sale of assets, net	(1)	45	(46)	102.22%
Gain on life insurance death benefit	—	160	(160)	0.00%
Earnings on investment in life insurance	137	138	(1)	0.72%
Earnings (loss) on deferred fees plan	(44)	147	(191)	129.93%
Unrealized gains on swap agreement	2,158	943	1,215	128.84%
Earnings on MPF & MAP originations	24	142	(118)	83.10%
Earnings on MPF & MAP loan servicing fees	34	27	7	25.93%
Other	219	256	(37)	14.45%
Total noninterest income	$2,805	$2,093	$712
The increase in total noninterest income was primarily due to the unrealized gain in swap agreements of $2.2 million in 2022 compared to $943,000 in 2021.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Years Ended September 30,		Change
	2022	2021	Amount	Percent
	(Dollars in thousands)
Salaries and employee benefits	$2,291	$2,628	$(337)	12.82%
Directors’ fees	274	256	18	7.03%
Earnings (loss) on deferred fees plan	(44)	147	(191)	129.93%
Occupancy expense	648	632	16	2.53%
Data processing	265	261	4	1.53%
Postage and supplies	80	59	21	35.59%
Professional fees	303	298	5	1.68%
Foreclosed assets, net	31	71	(40)	56.34%
Acquisition-related expenses	558	—	558	100.00%
Other	698	655	43	6.56%
Total noninterest expense	$5,104	$5,007	$97

The increase in 2022 total noninterest expense was primarily due to an increase in salaries and employee benefits of $337,000 offset by a loss on the deferred fees plan of $191,000, coupled with $558,000 acquisition-related expenses.
Income Taxes
Gouverneur Bancorp recorded income tax expense of $392,000 for the year ended September 30, 2022 and a tax benefit of $86,000 for the year ended September 30, 2021. Gouverneur Bancorp’s effective income tax rates were 20.43% and (7.35)% for the years ended September 30. 2022 and 2021, respectively. In anticipation of the preparation of its financial statements for the fiscal year ending September 30, 2022, we determined that our financial statements for the fiscal year ended September 30, 2021 understated net income by approximately $200,000 for the fiscal year ended September 30, 2021 as a result of unrealized deferred tax benefits. We corrected the error in connection with the preparation and issuance of our audited financial statements for the fiscal year ended September 30, 2022.
Average Balances and Yields
The tables on the following pages set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances only. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense. Deferred loan fees totaled $540,000 and $608,000 for the six months ended March 31, 2023 (unaudited) and 2022, respectively, and $577,000 and $622,000 for the years ended September 30, 2022 and 2021, respectively. Loan balances exclude loans held for sale.
	For the Six Months Ended March 31,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands) (unaudited)
Interest-earning assets(1):
Loans	$124,626	$3,009	4.84%	$87,312	$1,856	4.26%
Securities	55,250	969	3.52%	24,234	302	2.50%
Other short term investments	2,660	54	4.07%	3,507	2	0.11%
Federal funds sold and other
Total interest-earning assets	182,536	4,032	4.43%	115,053	2,160	3.77%
Noninterest-earning assets	23,855			14,583
Total assets	$206,391			$129,636
Interest-bearing liabilities(1):
Interest-bearing demand deposits
Regular savings and club deposits	83,012	48	0.12%	39,928	27	0.14%
Money market and NOW deposits(2)	53,110	(40)	(0.15)%	30,308	77	0.51%
Certificates of deposit	20,254	63	0.62%	15,992	54	0.68%
Total interest-bearing deposits	153,376	71	0.09%	86,228	158	0.37%
Federal Home Loan Bank advances and other borrowings(3)	2,266	28	2.48%	—	—	—
Total interest-bearing liabilities	158,642	99	0.13%	86,228	158	0.37%
Noninterest-bearing demand deposits	21,483			12,844
Other noninterest-bearing liabilities	747			3,400

	For the Six Months Ended March 31,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands) (unaudited)
Total liabilities	180,872			102,472
Total shareholders’ equity	25,519			27,164
Total liabilities and shareholders’ equity	$206,391			$129,636
Net interest income		$3,933			$2,002
Net interest rate spread(4)			4.30%			3.40%
Net interest-earning assets(5)	$23,894			$28,825
Net interest margin(6)			4.32%			3.49%
Average interest-earning assets to interest-bearing liabilities			1.15x			1.33x

(1)
The following table provides a reconciliation of the impact of swap agreements in the table above with respect to the following items:

	Six Months Ended March 31,
	2023	2022
	(Dollars in thousands)
Interest on loans, net of deferred fees	$3,009	$1,856
Impact of swap agreements	40	(123)
Interest on loans, excluding impact of swap agreements	$2,969	$1,979
Interest on money market and NOW deposit accounts	$(40)	$77
Impact of swap agreements	(51)	68
Interest on deposits, excluding impact of swap agreements	$11	$9
Interest on borrowings	$28	$—
Impact of swap agreements	(25)	—
Interest on borrowings, excluding impact of swap agreements	$53	$—

(2)
Interest on money market and NOW deposit accounts includes net interest on swap agreements hedged against deposits.

(3)
Interest on Federal Home Loan Bank advances includes net interest on swap agreements hedged against borrowing.

(4)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(5)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6)
Net interest margin represents net interest income divided by average total interest-earning assets.

	For the Years Ended September 30,
	2022			2021
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets(1):
Loans	$88,661	$3,843	4.33%	$86,353	$3,868	4.48%
Securities	25,405	660	2.60%	21,703	595	2.74%
Other short term investments	4,093	44	1.08%	4,253	4	0.09%
Federal funds sold and other
Total interest-earning assets	118,159	4,547	3.85%	112,309	4,467	3.98%
Noninterest-earning assets	13,815			16,399
Total assets	131,974			$128,708
Interest-bearing liabilities(1):
Interest-bearing demand deposits
Regular savings and club deposits	42,676	59	0.14%	37,069	53	0.14%
Money market and NOW deposits	30,765	105	0.34%	28,288	156	0.55%
Certificates of deposit	15,997	100	0.63%	16,776	128	0.76%
Total interest-bearing deposits	89,438	264	0.41%	82,133	337	0.41%
Federal Home Loan Bank advances and other borrowings	163	4	2.45%	1,111	28	2.52%
Total interest-bearing liabilities	89,601	268	0.30%	83,244	365	0.44%

	For the Years Ended September 30,
	2022			2021
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Noninterest-bearing demand deposits	13,784			12,596
Other noninterest-bearing liabilities	2,206			5,698
Total liabilities	105,591			101,538
Total shareholders’ equity	26,383			27,170
Total liabilities and shareholders’ equity	$131,974			$128,708
Net interest income		$4,279			$4,102
Net interest rate spread(2)			3.55%			3.54%
Net interest-earning assets(3)	$28,558			$29,065
Net interest margin(4)			3.62%			3.65%
Average interest-earning assets to interest-bearing liabilities			1.32x			1.35x

(1)
The following table provides a reconciliation of the impact of swap agreements in the table above with respect to the following items:

	Years Ended September 30,
	2022	2021
	(Dollars in thousands)
Interest on loans, net of deferred fees	$3,843	$3,868
Impact of swap agreements	(172)	(248)
Interest on loans, excluding impact of swap agreements	$4,015	$4,116
Interest on money market and NOW deposit accounts	$105	$156
Impact of swap agreements	86	136
Interest on deposits, excluding impact of swap agreements	$19	$20
Interest on borrowings	$4	$28
Impact of swap agreements	—	—
Interest on borrowings, excluding impact of swap agreements	$4	$28

(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

Rate/Volume Analysis
The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.
	Six Months Ended March 31, 2023 vs. 2022			Years Ended September 30, 2022 vs. 2021
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(In thousands) (unaudited)			(In thousands)
Interest-earning assets:
Loans	874	279	1,153	104	(129)	(25)
Securities	506	161	667	97	(32)	65
Other short term investments	(1)	53	52	—	40	40
Federal funds sold and other	—	—	—	—	—	—
Total interest-earning assets	1,379	493	1,872	201	(121)	80
Interest-bearing liabilities:
Interest-bearing demand deposits	—	—		—	—
Regular savings and club deposits	26	(5)	21	6	—	6
Money market and NOW deposits	30	(147)	(117)	13	(64)	(51)
Certificates of deposit	14	(5)	9	(6)	(22)	(28)
Total deposits	70	(157)	(87)	13	(86)	(72)
Federal Home Loan Bank advances and other borrowings	28	—	28	(23)	(1)	(24)
Total interest-bearing liabilities	98	(157)	(59)	(10)	(87)	(97)
Change in net interest income	1,281	650	1,931	211	(34)	177
Risk Management
Overview.   Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for at fair value. Other risks that we face are operational risk, liquidity risk and reputation risk. Operational risk includes risks related to fraud, regulatory compliance, processing errors, technology, and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.
Management of Credit Risk.   The objective of our credit risk management strategy is to quantify and manage credit risk and to limit the risk of loss resulting from an individual customer default. Our credit risk management strategy focuses on conservatism, an excellent knowledge of the communities we lend in, and significant levels of monitoring. Our lending practices include conservative exposure limits and underwriting, extensive documentation and collection standards. Our credit risk management strategy also emphasizes diversification at the borrower level as well as regular credit examinations, continuous site visits by executive management and management reviews of large credit exposures and credits that might experience deterioration of credit quality.
Analysis of Non-Performing, Troubled Debt Restructurings and Classified Assets.
Classified Assets.   Federal Deposit Insurance Corporation regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality be classified as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified as “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as “special mention” if the asset has a potential weakness that warrants management’s escalated level of attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, adversely affecting the repayment of the asset. Loans classified as impaired for financial reporting purposes are generally those loans classified as substandard or doubtful for regulatory reporting purposes.
An insured institution is required to establish allowances for loan losses in an amount deemed prudent by management for loans classified as substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required to charge off such amounts. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Federal Deposit Insurance Corporation.
Non-Performing Assets.   The table below sets forth information regarding our non-performing assets. Non-accrual loans include non-accruing troubled debt restructurings of $19,000, $20,000 and $22,000, respectively, as of March 31, 2023 (unaudited) and September 30, 2022 and 2021.
	At March 31	At September 30,
	2023	2022	2021
	(Dollars in thousands)
	(unaudited)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$740	$607	$369
Commercial	65	—	—
Construction	—	—	—
Home equity loans and lines of credit	—	—	—
Commercial loans	—	—	—
Consumer loans:
Automobile	—	—	—
Passbook	—	—	—
Other consumer	40	10	—
Total non-accrual loans	845	617	369
Accruing loans past due 90 days or more	—	—	—
Real estate owned:
One- to four-family residential	58	75	276

	At March 31	At September 30,
	2023	2022	2021
	(Dollars in thousands)
	(unaudited)
Commercial	—	—	—
Construction	—	—	—
Total real estate owned	58	75	276
Total non-performing assets	$903	$692	$645
Total accruing troubled debt restructured loans	$19	$20	$22
Total non-performing loans to total loans(1)	0.94%	0.71%	0.43%
Total non-accruing loans to total loans	0.92%	0.69%	0.40%
Total non-performing assets to total assets	0.44%	0.33%	0.48%

(1)
At March 31, 2023 and September 30, 2022, there were no loans from the Citizens Bank of Cape Vincent acquisition on non-accrual or non-performing status. The increase in non-accrual loans at September 30, 2022 was the result of three residential mortgage customers going over 90 days delinquent.

Our classified and special mention assets at the dates indicated were as follows:
	At March 31,	At September 30,
	2023	2022	2021
	(In thousands)
	(unaudited)
Substandard assets	$602	$574	$291
Doubtful assets	—	—	—
Loss assets	—	—	—
Total classified assets	602	574	291
Special mention assets	—	—	—
Foreclosed real estate	$58	$75	$276
Delinquent Loans:   The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

	At March 31,			At September 30,
	2023			2022			2021
	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due
	(In thousands)
	(unaudited)

Real estate loans:
One- to four-family residential	$624	$332	$327	$503	$621	$547	$65	$651	$347
Commercial	209	—	105	—	—	40	66	—	—
Construction	—	—	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	15	—	—	—	—
Consumer loans:
Home equity loans and lines of credit	—	—	—	—	—	—	—	—	—
Automobile	—	—	—	—	—	—	—	—	—
Passbook	—	—	—	—	—	—	—	—	—
Other consumer	14	1	—	73	—	11	29	—	—
Total	$847	$333	$432	$576	$636	$598	$160	$651	$347
Analysis and Determination of the Allowance for Loan Losses
The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. We use a disciplined process and methodology to establish the allowance for loan losses each quarter. To determine the total allowance for loan losses, management estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of amounts applicable to: (1) the commercial portfolio; (2) the real estate portfolio; and (3) the consumer portfolio.
To determine the balance of the allowance account, loans are pooled by portfolio segment and losses are modeled using historical experience and quantitative and other mathematical techniques over the loss emergence period. Management exercises significant judgment in determining the estimation method that fits the credit risk characteristics of each portfolio segment. We use models developed under the guidance of the Office of the Comptroller of the Currency (“OCC”) in this process. Management must use judgment in establishing additional input metrics for the modeling processes. The models and assumptions used to determine the allowance are independently validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.
The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan and collection of the full loan balance is deemed unlikely. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.
The establishment of the allowance for loan losses relies on a consistent process that requires multiple layers of management review and judgment and responds to changes in economic conditions, customer behavior and collateral value, among other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the allowance for loan losses. Our allowance for loan losses is sensitive to risk ratings assigned to the individually evaluated loans and economic assumptions and delinquency trends driving statistically modeled reserves. Individual loan risk ratings are evaluated based on each situation by experienced senior credit officers.

Management monitors differences between estimated and actual incurred loan losses. This monitoring process includes periodic assessments by senior management of loan portfolios and the models used to estimate incurred losses in those portfolios. Additions to the allowance for loan losses are made by changes to the provision for loan losses. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses.
Specific Allowances for Identified Problem Loans.   We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.
General Valuation Allowance on the Remainder of the Loan Portfolio.   We establish a general allowance for loans that are not classified as impaired to recognize the probable incurred losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.
Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, as an integral part of their examination process, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services will periodically review our allowance for loan losses. The regulators may have judgments different than management’s, and we may determine to increase our allowance as a result of these regulatory reviews.
Loans are placed into a non-accruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (1) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt (including accrued interest) in full, or (2) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
Loans classified as substandard or worse are considered for impairment testing. A substandard loan shows signs of continuing negative financial trends and unprofitability, and therefore is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. The borrower on such loans typically exhibits one or more of the following characteristics: financial ratios and profitability margins are well below industry average; a negative cash flow position exists; debt service capacity is insufficient to the service debt and an improvement in the cash flow position is unlikely within the next twelve months; secondary and tertiary means of debt repayment are weak. Loans classified as substandard are characterized by the probability that we will not collect amounts due according to the contractual terms or will sustain some loss if the deficiencies are not corrected.

Loss potential, while existing with respect to the aggregate amount of substandard (or worse) loans, does not have to exist in any individual assets classified as substandard. Such credits are also evaluated for nonaccrual status.
Impaired loans include loans that have been classified as substandard or worse. However, certain loans have been paying as agreed and have remained current, with some financial issues related to cash flow that have caused some concern as to the ability of the borrower to perform in accordance with the current loan terms but not to such extent as to require the loan to be put into a non-accruing status. Cash receipts on impaired loans are recorded as interest income as received, unless the loan is in a nonaccrual status.
For all classes of loans receivable, the accrual of interest is discontinued when any of the following conditions are met: (1) the contractual payment of principal or interest has become 90 days past due, unless the loan is both well-secured and in the process of collection, (2) the loan is maintained on a cash basis because of deterioration in the financial condition of the borrower, or (3) when management does not expect payment in full of principal or interest, even though the loan may be currently performing.
As an integral part of their examination process, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in the process for establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management. The following table sets forth activity in our allowance for loan losses for the periods indicated.
	For the Six Months Ended March 31,		For the Years Ended September 30,
	2023	2022	2022	2021
	(Dollars in thousands)
	(unaudited)
Allowance for loan losses at beginning of year	$621	$620	$620	$631
Provision for loan losses	62	31	61	18
Charge-offs:
Real estate loans:
One- to four-family residential	—	45	63	33
Commercial	—	—	—	—
Construction	—	—	—	—
Home equity loans and lines of credit	—	—	—	—
Commercial and industrial loans	—	—	—	—
Consumer loans:
Automobile	—	—	—	—
Passbook	—	—	—	—
Other consumer	10	4	6	5
Total charge-offs	$10	$49	$69	$38
Recoveries:
Real estate loans:
One- to four-family residential	$1	$3	$5	$6
Commercial	—	—	—	—
Construction	—	—	—	—
Home equity loans and lines of credit	—	—	—	—
Commercial and industrial loans	—	—	—	—

	For the Six Months Ended March 31,		For the Years Ended September 30,
	2023	2022	2022	2021
	(Dollars in thousands)
	(unaudited)
Consumer loans:
Automobile	—	—	—	—
Passbook	—	—	—	—
Other consumer	1	2	4	3
Total recoveries	2	5	9	9
Net (charge-offs) recoveries	$(8)	$(44)	$(60)	$(29)
Allowance at end of year	$675	$607	$621	$620
Non-performing loans to total loans outstanding at the end of the period	0.94%	0.49%	0.71%	0.43%
Allowance to non-performing loans(1)	79.88%	139.86%	100.49%	167.57%
Allowance to non-accrual loans(1)	81.73%	147.05%	104.04%	178.31%
Allowance to total loans outstanding at the end of the period	0.54%	0.69%	0.50%	0.72%
Allowance to total loans outstanding at the end of the period, excluding acquired loans	0.75%	0.69%	0.71%	0.72%
Net (charge-offs) recoveries to average loans outstanding during the period	(0.006)%	(0.049)%	(0.066)%	(0.034)%

(1)
At March 31, 2023 and September 30, 2022, there were no loans from the Citizens Bank of Cape Vincent acquisition on non-accrual or non-performing status. The increase in non-accrual loans at September 30, 2022 was the result of three residential mortgage customers going over 90 days delinquent.

The following table sets forth the ratio of net charge-offs (recoveries) to average loans outstanding by segment for the periods indicated:
	At March 31,	At September 30,
	2023	2022	2021
	(unaudited)
Real estate loans:
One- to four-family residential	0.00%	0.08%	0.04%
Commercial	0.00%	0.00%	0.00%
Construction	0.00%	0.00%	0.00%
Home equity loans and lines of credit	0.00%	0.00%	0.00%
Commercial loans
Consumer loans:
Automobile	0.00%	0.00%	0.00%
Passbook	32.18%	29.89%	24.53%
Other consumer	0.04%	(0.08)%	(0.07)%
Total	0.006%	0.066%	0.034%
The following table sets forth the allowance for loan losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At March 31,			At September 30,
	2023			2022			2021
	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
	(unaudited)
Real estate loans:
One- to four-family residential	$598	88.59%	86.08%	$548	86.44%	85.20%	$541	87.26%	85.20%
Commercial	56	8.30%	7.96%	55	8.43%	9.58%	64	10.32%	9.58%
Construction	—			—			—
Home equity loans and lines of credit	—			—			—
Commercial and industrial loans	4	0.59%	1.25%	5	1.12%	1.72%	5	0.81%	1.72%
Consumer loans:
Automobile	—			—			—
Passbook	—			—			—
Other consumer	17	2.52%	4.71%	13	4.01%	3.50%	10	1.61%	3.50%
Total	$675			$621			$620
We measure and record the allowance for loan losses based upon an incurred loss model. Under this approach, loan loss is recognized when it is probable that a loss event was incurred. This approach also considers qualitative adjustments to the quantitative baseline determined by the model. We consider the impact of current environmental factors at the reporting date that did not exist over the period from which historical experience was used. Relevant factors include, but are not limited to, concentrations of credit risk (geographic, large borrower and industry), economic trends and conditions, changes in underwriting standards, experience and depth of lending staff, trends in delinquencies and the level of criticized loans.
Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Furthermore, our regulators, in reviewing our loan portfolio, may require us to increase our allowance for loan losses. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. See Note 5 to the notes to our consolidated financial statements for a complete discussion of our allowance for loan losses.
Interest Rate Risk Management
Interest rate risk is defined as the exposure to current and future earnings and capital that arises from adverse movements in interest rates. Depending on a bank’s asset/liability structure, adverse movements in interest rates could be either rising or falling interest rates. For example, a bank with predominantly long-term fixed-rate assets and short-term liabilities could have an adverse earnings exposure to a rising rate environment. Conversely, a short-term or variable-rate asset base funded by longer-term liabilities could be negatively affected by falling rates. This is referred to as re-pricing or maturity mismatch risk.

Interest rate risk also arises from changes in the slope of the yield curve (yield curve risk), from imperfect correlations in the adjustment of rates earned and paid on different instruments with otherwise similar re-pricing characteristics (basis risk), and from interest rate related options embedded in our assets and liabilities (option risk).
Our objective is to manage our interest rate risk by determining whether a given movement in interest rates affects our net interest income and the market value of our portfolio equity in a positive or negative way and to execute strategies to maintain interest rate risk within established limits. The results at March 31, 2023 (unaudited) and September 30, 2022 indicate the level of risk within the parameters of our model. Our management believes that the March 31, 2023 and September 30, 2022 results indicate a profile that reflects interest rate risk exposures in both rising and declining rate environments for both net interest income and economic value.
Economic value of equity, or “EVE,” is an economic concept that gauges the impact of interest rate changes on fair market values of assets, liabilities, and equity. EVE captures the change in economic value of Gouverneur Savings and Loan Association even though that change may not be reflected in our accounting books and records. EVE shows management the “capital at risk” of Gouverneur Savings and Loan Association based on the underlying values of all components of the balance sheet. As a measure of interest rate risk it is separate and distinct from earnings at risk. EVE is a measure of long-term interest rate risk and earnings at risk is a measure of short-term interest rate risk.
The tables below set forth, as of March 31, 2023 (unaudited) and September 30, 2022, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.
At March 31, 2023
Change in Interest Rates (basis points)(1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands) (unaudited)
+400	7,377	(338)
+300	7,452	(263)
+200	7,540	(175)
+100	7,626	(89)
Level	7,715	—
-100	7,624	(91)
-200	7,430	(285)

(1)
Assumes an immediate uniform change in interest rates at all maturities.

At September 30, 2022
Change in Interest Rates (basis points)(1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+400	8,794	488
+300	8,660	354
+200	8,542	236
+100	8,422	116
Level	8,306	—
-100	8,064	(242)
-200	7,644	(662)

(1)
Assumes an immediate uniform change in interest rates at all maturities.

The tables below set forth, as of March 31, 2023 (unaudited) and September 30, 2022, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.
At March 31, 2023
Change in Interest Rates (basis points)(1)	Estimated EVE(2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets(3)
		Amount	Percent	EVE Ratio(4)	Increase (Decrease) (basis points)
		(Dollars in thousands) (unaudited)
+400	38,551	(13,447)	(25.86)%	24.48%	(3.13)%
+300	41,845	(10,153)	(19.53)%	25.45%	(2.17)%
+200	44,529	(7,469)	(14.36)%	26.01%	(1.60)%
+100	47,258	(4,740)	(9.12)%	26.48%	(1.13)%
—	51,998	—	—	27.61%	—
-100	55,979	3,981	7.66%	28.17%	0.56%
-200	55,985	3,987	7.67%	27.13%	(0.48)%

(1)
Assumes an immediate uniform change in interest rates at all maturities.

(2)
EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)
Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)
EVE ratio represents EVE divided by the present value of assets.

At September 30, 2022
Change in Interest Rates (basis points)(1)	Estimated EVE(2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets(3)
		Amount	Percent	EVE Ratio(4)	Increase (Decrease) (basis points)
		(Dollars in thousands)
+400	41,336	(11,702)	(22.06)%	25.24%	(1.76)%
+300	44,337	(8,701)	(16.41)%	25.90%	(1.10)%
+200	46,719	(6,319)	(11.91)%	26.18%	(0.82)%
+100	48,733	(4,105)	(7.74)%	26.29%	(0.71)%
—	53,038	—	—	27.00%	—
-100	56,369	3,331	6.28%	27.20%	0.20%
-200	55,235	2,197	4.14%	25.66%	(1.34)%

(1)
Assumes an immediate uniform change in interest rates at all maturities.

(2)
EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)
Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)
EVE ratio represents EVE divided by the present value of assets.

Liquidity and Capital Resources
Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans and proceeds from sales and maturities of securities. We also rely on borrowings from the Federal Home Loan Bank as supplemental sources of funds. At March 31, 2023 (unaudited), there were $8.9 million in outstanding advances from the Federal Home Loan Bank and we had the ability to borrow $53.8 million. Additionally, at March 31, 2023, we had a line of credit with the Federal Reserve Discount Window totaling $5.0 million and a second line of credit with Atlantic Community Banker’s Bank totaling $4.0 million. At March 31, 2023 (unaudited), there were no outstanding balances under any of these additional credit facilities.
While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Our most liquid assets are cash and cash equivalents and available-for-sale investment securities. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period.
Our cash flows are comprised of three primary classifications: cash flows from operating activities; investing activities and financing activities. Net cash provided by (used by) operating activities was $644,000, $(2.5) million and $920,000 for the six months ended March 31, 2023 (unaudited) and the years ended September 30, 2022 and 2021, respectively. Net cash provided by (used in) investing activities, which consists primarily of disbursements for loan originations and purchases and the purchase of securities available-for-sale, offset by principal collections on loans, proceeds from sales, maturities and principal payments received on securities available-for-sale, was $2.0 million, $48,000 and $4.1 million for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, respectively. Net cash provided by financing activities, consisting primarily of activity in deposit accounts and Federal Home Loan Bank advances, was $(9.3) million, $5.9 million and $6.5 million for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, respectively.
We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. We have no material commitments for capital expenditures as of March 31, 2023. Our current strategy is to increase core deposits and utilize FHLB advances and brokered deposits to fund loan growth. We did not have any brokered deposits as of March 31, 2023 or September 30, 2022.
Gouverneur Bancorp is a separate legal entity from Gouverneur Savings and Loan Association and must provide for its own liquidity to pay its operating expenses and other financial obligations and to fund repurchases of shares of common stock. Gouverneur Bancorp’s primary source of income is dividends received from Gouverneur Savings and Loan Association. The amount of dividends that Gouverneur Savings and Loan Association may declare and pay to Gouverneur Bancorp is governed by applicable bank regulations. At March 31, 2023 (unaudited) and September 30, 2022, Gouverneur Bancorp (on an unconsolidated basis) had liquid assets of $54,000 and $107,000, respectively.
At March 31, 2023 (unaudited) and September 30, 2022, Gouverneur Savings and Loan Association exceeded all of its regulatory capital requirements. Management is not aware of any conditions or events that would change Gouverneur Savings and Loan Association’s categorization as well-capitalized.
Impact of Inflation and Changing Price
The consolidated financial statements and related data presented elsewhere in this prospectus have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

OUR MANAGEMENT
Board of Directors
The board of directors of Gouverneur Bancorp, Inc. is comprised of eight individuals who are elected for terms of three years, approximately one-third of whom are elected annually. The directors of Gouverneur Bancorp, Inc. are the same individuals that comprise the boards of directors of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association. All of our directors are independent under the listing requirements of the Nasdaq Stock Market, Inc., which we voluntarily choose to follow, except for Charles C. Van Vleet, Jr., who currently serves as our President and Chief Executive Officer and also served in this role from 2010 through 2021. In determining the independence of our directors, the board considered transactions, relationships or arrangements between us and our directors, including lending relationships, that are not required to be disclosed in this prospectus under the heading “— Transactions with Related Persons.”
Information regarding our directors is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of March 31, 2023. The indicated period of service as a director includes the period of service as a director of Gouverneur Savings and Loan Association.
The following directors have terms ending in 2024:
Clara P. Cummings graduated from Clarkson University with a Bachelor of Science in Accounting and a Master of Science in Teaching from SUNY Potsdam. She was hired as an accountant at Zinc Corporation of America in 1997, continued with St. Lawrence Zinc Corporation in 2006 and upon revitalization of the mine in 2017, was named Human Resource Director of Empire State Mines, LLC. Mrs. Cummings is an active member of the community and currently serves as a member of the Gouverneur Central School’s Shared Decision-Making Team, holds the position of Parish Council Member and Education Council Member at St. James Parish and School and is a member of the Gouverneur Hospital Auxiliary. Mrs. Cummings has extensive ties to our market area, as well as valuable business and leadership experience that she brings to the board of directors. Age 47. Director since 2021.
John N. Mason has owned and operated a residential plumbing business, John N. Mason Plumbing, since 1987 and, in 2014, Mr. Mason retired as a corrections officer after 25 years of service with the New York State Department of Corrections. Prior to joining the board of directors in 2022, Mr. Mason served as a director of Citizens Bank of Cape Vincent until its merger with Gouverneur Savings and Loan Association on September 16, 2022. Mr. Mason has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 57. Director since 2022.
Timothy J. Monroe is a veterinarian in private practice in Gouverneur, New York and the proprietor of the Northland Veterinary Hospital in Gouverneur, New York. Dr. Monroe served as the Chairman of our board of directors from March 2015 to February 2017. Dr. Monroe was an elected Councilman for the Town of Gouverneur for twenty-four years, has served as a board member of Gouverneur EJ Noble Hospital, and was a member of the board of directors of a local public television station. Dr. Monroe also served as a member of the St. Lawrence County Board of Health and as a trustee and parish council member of the St. James Church in Gouverneur. Dr. Monroe has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 71. Director since 1999.
The following directors have terms ending in 2025:
David C. McClure serves as the Chairman of our board of directors and has served as a Vice President of KPH Healthcare Services in various capacities since 1993, where he became Vice President of Real Estate in 2008 and Executive Vice President for the company in 2022. Mr. McClure has been a member of the board of directors of KPH Healthcare since 1993 and is also currently President of the Kinney Drugs Foundation. He is a past member of the Gouverneur EJ Noble Hospital board of trustees. As a result of his local business operations, Mr. McClure has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 63. Director since 2016.

Amy M. Rapholz has been a senior accountant with the accounting firm of Stackel & Navarra, CPA PC in Watertown, New York since 2015. In 1984, Ms. Rapholz joined the accounting firm of Robb, Dowling and Adams in Watertown, New York, which later became Morrow & Poulsen and then Poulsen & Podvin. In January of 2014 the firm merged with Bowers and Company PLLC located in Syracuse, New York. Ms. Rapholz left the firm in February 2015 to begin her current role as a senior accountant at Stackel & Navarra, CPA PC. As a senior accountant, Ms. Rapholz provides the board of directors with significant experience regarding financial and accounting matters. Age 59. Director since 2019.
The following directors have terms ending in 2026:
Henry J. Leader has been a Partner in Case & Leader LLP, a law firm in Gouverneur, New York, since 1988. He has been Secretary of Gouverneur Bancorp and Gouverneur Savings and Loan Association since 2010. Mr. Leader is a member of the Gouverneur Foundation Board and serves as legal counsel to several Towns and Villages in Jefferson and St. Lawrence Counties. Mr. Leader serves as local attorney for the Gouverneur Central School District and several local corporate entities. He is an ordained Deacon with the Roman Catholic Diocese of Ogdensburg and serves the parish of St. James Church in Gouverneur. Mr. Leader’s extensive legal experience provides the board of directors with valuable experience regarding legal matters associated with our operations. Age 60. Director since 2009.
Chad B. Soper is President and owner of Cooke Sand & Gravel, Inc., with over thirty-five years of experience in the mining and concrete industry. He served as Vice President of Cooke Sand & Gravel, Inc. from 1984 to 2004, when he became President. As a result of his local business operations, Mr. Soper has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 56. Director since 2015.
Charles C. Van Vleet, Jr. has served as our President and Chief Executive Officer since April 2023 and previously served as our President and Chief Executive Officer from 2010 through 2021. Mr. Van Vleet joined Gouverneur Savings and Loan Association as an Assistant Vice President in August 1996 and held the same position with Gouverneur Bancorp from its organization through February 2001. From February 2001 until August 2005 he was a Vice President with Gouverneur Savings and Loan Association and Gouverneur Bancorp and, in August 2005, he was named Senior Vice President of Gouverneur Savings and Loan Association and Gouverneur Bancorp. He served as Secretary of Gouverneur Savings and Loan Association and Gouverneur Bancorp from 1999 to 2010. Mr. Van Vleet served as Executive Vice President and Chief Operating Officer for Gouverneur Savings and Loan Association and Gouverneur Bancorp from July 2009 to January 2010, when he was named the President and Chief Executive Officer. He served as Chief Executive Officer until February 2021 and retired as President in May 2021. Mr. Van Vleet has also held numerous offices as a member of the Gouverneur Rotary Club. Mr. Van Vleet’s service as our current and former President and Chief Executive Officer, as well as his long history with Gouverneur Savings and Loan Association, provides the board of directors with valuable insight regarding the operations of Gouverneur Savings and Loan Association and the markets in which we operate. Age 65. Director since 2010.
Recent Change in Executive Management
Effective April 14, 2023, Faye C. Waterman resigned as our President and Chief Executive Officer and as a director of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association. Mr. Waterman’s resignation was not the result of any disagreement between Mr. Waterman and Gouverneur Bancorp, Cambray Mutual Holding Company or Gouverneur Savings and Loan Association regarding the operations, policies or practices of Gouverneur Bancorp, Cambray Mutual Holding Company or Gouverneur Savings and Loan Association.
Effective as of April 14, 2023, our board of directors appointed Charles C. Van Vleet, Jr., our former longtime President and Chief Executive Officer and a member of our board of directors, to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for Mr. Waterman. We are currently working with a third party executive search firm to find our next President and Chief Executive Officer but currently expect that Mr. Van Vleet will continue to serve as our interim President and Chief Executive Officer through at least December 31, 2023.

Executive Officers
Our executive officers are elected annually by the board of directors and serve at the board’s discretion. The following individuals currently serve as our executive officers and will serve in the same positions following the conversion and offering:
Name	Position
Charles C. Van Vleet, Jr.	President and Chief Executive Officer of Gouverneur Bancorp, Inc., Gouverneur Bancorp, Cambray Mutual Holding Company, Gouverneur Savings and Loan Association and GS&L Municipal Bank
Taylor Robbins	Executive Vice President of Gouverneur Bancorp, Inc., Gouverneur Bancorp, Cambray Mutual Holding Company, Gouverneur Savings and Loan Association and GS&L Municipal Bank
Kimberly A. Adams	Vice President and Chief Financial Officer of Gouverneur Bancorp, Inc., Gouverneur Bancorp, Cambray Mutual Holding Company, Gouverneur Savings and Loan Association and GS&L Municipal Bank
Sadie M. Hall	Vice President and Compliance Officer of Gouverneur Bancorp, Inc., Gouverneur Bancorp, Gouverneur Savings and Loan Association and GS&L Municipal Bank
Victor James	Vice President and Chief Operating Officer of Gouverneur Savings and Loan Association
Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for the period indicated below. Ages presented are as of March 31, 2023.
Taylor Robbins has served as Executive Vice President of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association since September 2022. Prior to that time, Mr. Robbins served as the President and Chief Executive Officer of Citizens Bank of Cape Vincent until its merger with Gouverneur Savings and Loan Association on September 16, 2022. Age 34.
Kimberly A. Adams joined Gouverneur Savings and Loan Association in May 2009 as Accounting Manager. She was named Vice President and Chief Financial Officer of Gouverneur Savings and Loan Association and Gouverneur Bancorp in January 2010. Mrs. Adams is a member of the Heuvelton Alumni Band, Potsdam Community Band and Ogdensburg Pro Musica, and is a past member of the Gouverneur Business Women’s Association. She was a volunteer for Hospice and Palliative Care of St. Lawrence Valley and is an exempt 10-year member with the Lisbon Volunteer Fire Department as an emergency medical technician. Mrs. Adams previously held the position of Compliance Officer and Senior Accountant with Claxton-Hepburn Medical Center in Ogdensburg and Accounting Manager at Massena Memorial Hospital. Age 64.
Sadie M. Hall was hired as an accountant with Gouverneur Savings and Loan Association in September 2012 and was named Compliance Officer and Assistant Vice President in February 2015. Mrs. Hall was also named Vice President in January 2021. She earned the Certified Regulatory Compliance Manager designation in May 2018 also currently serves as the BSA/OFAC Officer for Gouverneur Savings and Loan Association. Mrs. Hall is a member of the Clifton Fine Hospital board and the Samaritan Medical Center Board of Trustees. In addition, Mrs. Hall is part owner of AJs Portables LLC in Lisbon, New York. Age 33.
Victor James was hired by Gouverneur Savings and Loan Association in August 2011 as an Assistant Vice President and Collections Officer. He was promoted to Vice President and Chief Operating Officer in December 2012. Mr. James previously held the position of Vice President of Lending and Operations with Northern Credit Union and has over 30 years of banking experience. Age 64.
Potential Conflict of Interest
Because of the shared management structure of Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association, the directors and officers of Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will have to allocate their time between directing and managing both Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association. The directors and officers of Gouverneur Bancorp, Inc. intend to devote adequate time to Gouverneur Bancorp, Inc.’s business.
Board Leadership and the Board’s Role in Risk Oversight
Our board of directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running, expanding and strengthening our franchise while enabling the Chairman of the Board to lead the board of directors in its fundamental role of providing advice to and oversight of management. Consistent with this determination, David C. McClure serves as Chairman of the Board and Charles C. Van Vleet, Jr. serves as President and Chief Executive Officer.
A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us as an enterprise. The involvement of the full board of directors in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for our enterprise. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board of directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders.
Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our ALCO Committee, which consists of members of management, is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.
Our board of directors also at least maintains an active role in our cybersecurity risk tolerance and all board members receive periodic (but atleast annual) cybersecurity training. All policies related to cybersecurity are reviewed internally at least annually and presented to the full board of directors for approval. We also undergo an annual audit of general controls as well as an annual internal and external vulnerability audit and penetration testing by an independent external audit firm. The results of these audits are shared with the board of directors, along with the timeline and progress and completion of any recommendations made during these audits.
As reflected above, our board of directors (including the various committees of the board of directors) plays a central role in our overall risk management strategies and in assessing management’s tolerance for risk and its determination of the appropriate level of risk for our enterprise. Following the completion of the conversion and stock offering, our board of directors will continue to maintain an active role in overseeing our overall risk framework and risk appetite as we undergo changes in our executive management team.
Meetings and Committees of the Board of Directors
Gouverneur Bancorp and Gouverneur Savings and Loan Association conduct business through meetings of their boards of directors and their committees. Gouverneur Bancorp’s board of directors held one regular meeting and no special meetings during the fiscal year ended September 30, 2022 and Gouverneur Savings and Loan Association’s board of directors held 28 regular meetings and 10 special meetings during the fiscal year ended September 30, 2022. No director attended fewer than 75% of the total meetings of the board of directors of Gouverneur Bancorp and the committees on which such director served during the fiscal year ended September 30, 2022.
The following table identifies our standing committees and their members as of July 31, 2023. All members of the Audit Committee, Compensation Committee and Nominating Committee are independent in accordance with the listing standards of the Nasdaq Stock Market, which we voluntarily choose to follow, and the rules and regulations of the Securities and Exchange Commission.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Clara P. Cummings	X		X*
Henry J. Leader
John N. Mason		X
David C. McClure		X*
Timothy J. Monroe	X		X
Amy M. Rapholz	X*		X
Chad B. Soper		X
Charles C. Van Vleet, Jr.

*
Denotes committee chairperson.

Audit Committee.   The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that Amy M. Rapholz is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Ms. Rapholz is independent under the listing standards of the Nasdaq Stock Market. The Audit Committee acts under a written charter, a copy of which is available on Gouverneur Bancorp’s website (www.gouverneurbank.com).
Compensation Committee.   The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer and Vice President and Chief Financial Officer, as well as reviews our executive and employee compensation programs and director compensation. The committee considers our financial performance, stockholder return, competitive market values, and the compensation of our President and Chief Executive Officer and Vice President and Chief Financial Officer over recent years when determining appropriate compensation for the President and Chief Executive Officer and Vice President and Chief Financial Officer. In setting executive compensation, the committee ensures that a significant portion of compensation is connected to and aligned with the long-term interest of stockholders. In its oversight of employee compensation programs, prior to making its recommendation to the board, the committee reviews recommendations from the President and Chief Executive Officer and other applicable executive officers. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full board of directors. The Compensation Committee acts under a written charter, a copy of which is available on Gouverneur Bancorp’s website (www.gouverneurbank.com).
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for the annual selection of the board of directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to Gouverneur Bancorp’s corporate governance policy. The Nominating and Corporate Governance Committee acts under a written charter, a copy of which is available on Gouverneur Bancorp’s website (www.gouverneurbank.com).

Director Compensation
The following table sets forth the compensation received by non-employee directors for their service on our board of directors during the fiscal year ended September 30, 2022. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director during fiscal 2022.
Director	Fees Earned or Paid in Cash	Total
Clara P. Cummings	$30,600	$30,600
Henry J. Leader	30,150	30,150
John N. Mason(1)	—	—
David C. McClure	30,900	30,900
Timothy J. Monroe	30,750	30,750
Amy M. Rapholz	30,900	30,900
Chad B. Soper	33,300	33,300
Charles C. Van Vleet, Jr.(2)	30,900	30,900

(1)
Mr. Mason was appointed as a director effective as of September 16, 2022 in connection with the merger of Citizens Bank of Cape Vincent with and into Gouverneur Savings and Loan Association.

(2)
Effective April 14, 2023, Mr. Van Vleet was appointed to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for our former President and Chief Executive Officer, who resigned effective as of that same date. Mr. Van Vleet was a non-employee director of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association during the entire fiscal year ended September 30, 2022.

Director Board Fees.   Our directors receive an annual retainer of $9,000, plus (i) $750 for each meeting of the board of directors of Gouverneur Savings and Loan Association that they attend and (ii) $150 for each committee meeting of the board of directors of Gouverneur Savings and Loan Association that they attend. Non-employee directors may elect to defer their board compensation under the Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan. There is no additional compensation paid for service on the board of directors of Gouverneur Bancorp.
Deferred Compensation Plan for Directors.   The Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan provides directors with the opportunity to defer all or part of their annual compensation for service on our board of directors. Currently, Mr. McClure is the only director deferring board fees through this plan. Under the plan, deferred board fees are held in an individual account for each plan participant and invested in a variety of mutual funds offered by RBC Wealth Management. Amounts deferred under this plan are distributed at a time and manner determined by each participant, except for certain specified payment dates upon a participant’s termination as a director or upon reaching a certain age. The plan also provides methods of distribution in the event of the death of a participant or a hardship faced by a participant (e.g. financial difficulty resulting from a sudden illness), as well as upon a change in control of Gouverneur Savings and Loan Association.
Director Retirement Plan.   The Gouverneur Savings and Loan Association Directors’ Retirement Plan provides a target benefit equal to 70% of each director’s average annual board fees for the last three calendar years preceding his or her retirement. Directors may retire with a full benefit at age seventy-five and ten years of service, or retire with a reduced benefit starting at age sixty-five with twenty years of service. Upon a participant’s entitlement to benefit under this plan, the participant (or his or her designated beneficiary) shall be paid in the form of a single life annuity with 10 annual payments guaranteed. Currently, Messrs. Leader, McClure, Monroe, Soper and Van Vleet and Ms. Rapholz all participate in this plan.
Executive Compensation
Summary Compensation Table.   The following information is furnished for all individuals serving as the principal executive officer of Gouverneur Bancorp for the most recently completed fiscal year and the only other executive officer of Gouverneur Bancorp whose total compensation for the fiscal year ended September 30, 2022 exceeded $100,000.
Effective April 14, 2023, Charles C. Van Vleet, Jr. was appointed to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for our former President and Chief Executive Officer, who resigned effective as of that same date. Mr. Van Vleet was a non-employee director of Gouverneur Bancorp during the entire fiscal year ended September 30, 2022 and did not serve as an executive officer of Gouverneur Bancorp during fiscal 2022. For information on the compensation that Mr. Van Vleet received as a non-employee director during fiscal 2022, see “—Director Compensation” above.
Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total
Faye C. Waterman(2) President and Chief Executive Officer	2022	$158,450	$—	$12,376	$170,826
Kimberly A. Adams Vice President and Chief Financial Officer	2022	$129,100	$—	$10,178	$139,278

(1)
Represents employer 401(k) plan contributions.

(2)
Mr. Waterman resigned as President and Chief Executive Officer effective as of April 14, 2023.

Employment Agreements.   Gouverneur Bancorp and Gouverneur Savings and Loan Association do not currently maintain employment agreements with Mr. Van Vleet or Ms. Adams and did not maintain an employment agreement with Mr. Waterman prior to his resignation as President and Chief Executive Officer in April 2023.
401(k) Plan.   The Gouverneur Savings and Loan Association Employees’ Savings Trust (the “401(k) Plan”) is a tax-qualified defined contribution plan for all employees of Gouverneur Savings and Loan Association who are 21 years of age or older and completed one year of service with Gouverneur Savings and Loan Association. Participants may elect to make salary deferrals under the plan, subject to annual limitations imposed by the Internal Revenue Code. In addition, Gouverneur Savings and Loan Association makes safe harbor matching contributions under the 401(k) Plan on behalf of each eligible participant in an amount equal to 100% of each eligible participant’s salary deferrals up to 50% each plan year. Participants are permitted to direct the investment of their account balances under the 401(k) Plan among a variety of investment options. Participants may take distributions of their vested account balances following separation from service.
Supplemental Executive Retirement Plan.   Gouverneur Savings and Loan Association maintains a supplemental executive retirement plan to provide for supplemental retirement benefits related to its 401(k) Plan. The plan provides a target benefit equal to 70% of each participant’s average annual compensation during the last three calendar years preceding his or her retirement after completing twenty years of cumulative service, offset by 50% of Social Security benefits, as well as profit sharing and 401(k) Plan contributions. Employees partially vest after completing ten years of cumulative service. Employees may retire with full benefit at age sixty-five, or retire with a reduced benefit starting at age sixty-two. Upon a participant’s entitlement to a benefit under the plan, the participant is paid, at the election of the participant (i) in annual installments for the greater of (a) the lifetime of the participant; or (b) a guaranteed period of 15 years from the date of commencement of benefits under the plan; or (2) in the form of an actuarial equivalent lump sum. During the fiscal year ended September 30, 2022, both Mr. Waterman and Ms. Adams participated in the supplemental executive retirement plan.
Employee Stock Ownership Plan.   We intend to establish a new employee stock ownership plan in connection with the conversion and stock offering. The employee stock ownership plan will be a tax-qualified defined contribution plan for all employees of Gouverneur Savings and Loan Association who are 21 years of age or older and have completed one year of service with Gouverneur Savings and Loan Association. Eligible employees can begin participation in the employee stock ownership plan on the entry date (January 1 or July 1) that coincides or immediately follows their satisfaction of the plan’s eligibility requirements.

We expect our new employee stock ownership plan to purchase up to 8% of the shares of common stock we sell in the stock offering (57,800, 68,000 and 78,200 shares at the minimum, midpoint and maximum of the offering range, respectively) and to fund the stock purchase with a loan from Gouverneur Bancorp, Inc. equal to 100% of the aggregate purchase price of the common stock. The employee stock ownership plan trustees will be directed to repay the loan principally through Gouverneur Savings and Loan Association’s contributions to the employee stock ownership plan and, if applicable, dividends paid on common stock held by the plan over a 15-year loan term. The fixed interest rate for the employee stock ownership plan loan will be the Wall Street Journal prime rate as of the date of closing. See “Pro Forma Data.” If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to the approval of the Federal Reserve Board.
All shares purchased by the trustees on behalf of employee stock ownership plan will be held in a loan suspense account. Shares will be released from the loan suspense account on a pro rata basis, as Gouverneur Savings and Loan Association will make contributions to the employee stock ownership plan sufficient to repay principal and interest on the loan. As shares are released from the loan suspense account, they will be allocated among participants on the basis of each participant’s proportional share of the total compensation of all participants. Participants will be fully vested in their employee stock ownership plan benefits after three years of service. Participants also become fully vested in their account balances upon normal retirement, death or disability, a change in control, or the termination of the plan. Participants may generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among the remaining participants, in accordance with the terms of the plan.
Participants may direct the trustee regarding the voting of common stock allocated to employee stock ownership plan accounts. The trustees will vote all allocated shares held in the employee stock ownership plan as directed by participants. The trustees will vote all unallocated shares, as well as allocated shares for which instructions are not received, in the same ratio as those shares for which participants provide voting instructions, subject to the fiduciary responsibilities of the trustees.
Under applicable accounting requirements, Gouverneur Savings and Loan Association will record compensation expense for the leveraged employee stock ownership plan at the fair market value of the shares when committed for release to participant accounts.
Benefits to Be Considered Following the Completion of the Conversion and Stock Offering
Following the conversion and stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion and stock offering, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the plan would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.
The stock-based benefit plan will not be established sooner than six months after the conversion and stock offering, and if adopted within one year after the conversion and stock offering, the plan must be approved by a majority of the votes eligible to be cast by our stockholders. If our stock-based benefit plan is established more than one year after the conversion and stock offering, it must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plan only if such plan is adopted within one year after the conversion and stock offering:
•
non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•
any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•
any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

•
any tax-qualified employee stock benefit plan and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the stock offering, unless Gouverneur Savings and Loan Association has tangible capital of 10% or more, in which case a tax-qualified employee stock benefit plan and restricted stock plan may acquire up to 12% of the shares sold in the stock offering;

•
the options and restricted stock awards may not vest more rapidly than 20% per year, beginning no earlier than the first anniversary of stockholder approval of the plan;

•
accelerated vesting is not permitted except for death, disability or upon a change in control of Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association; and

•
our executive officers or directors must exercise or forfeit their options if Gouverneur Savings and Loan Association becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We may obtain the shares needed for our stock-based benefit plan by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.
The actual value of the shares awarded under stock-based benefit plan would be based in part on the price of Gouverneur Bancorp, Inc.’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.
Share Price	28,900 Shares Awarded at Minimum of Offering Range	34,000 Shares Awarded at Midpoint of Offering Range	39,100 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)
$ 8.00	$231,200	$272,000	$312,800
10.00	289,000	340,000	391,000
12.00	346,800	408,000	469,200
14.00	404,600	476,000	547,400
The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of Gouverneur Bancorp, Inc. at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.
Exercise Price	Grant-Date Fair Value Per Option	72,250 Options at Minimum of Offering Range	85,000 Options at Midpoint of Offering Range	97,750 Options at Maximum of Offering Range
	(In thousands, except exercise price and fair value information)
$ 8.00	$3.96	$286,110	$336,600	$387,090
10.00	4.95	357,638	420,750	483,863
12.00	5.94	429,165	504,900	580,635
14.00	6.93	500,693	589,050	677,408
The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section of this prospectus entitled “Risk Factors.”
Transactions with Related Persons
Loans and Extensions of Credit.   Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as Gouverneur Savings and Loan Association, to their executive officers and directors in compliance with federal banking regulations. At March 31, 2023, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Gouverneur Savings and Loan Association, and did not involve more than the normal risk of collectability or present other unfavorable features. At March 31, 2023, these loans were performing in accordance with their original repayment terms and were in compliance with federal banking regulations.
Other Transactions.   Neither Gouverneur Bancorp nor Gouverneur Savings and Loan Association has entered into any other transactions since October 1, 2021 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.
Indemnification for Directors and Officers
Gouverneur Bancorp, Inc.’s articles of incorporation provide that Gouverneur Bancorp, Inc. must indemnify all directors and officers of Gouverneur Bancorp, Inc. against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Gouverneur Bancorp, Inc. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Except insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Gouverneur Bancorp, Inc. pursuant to its articles of incorporation or otherwise, Gouverneur Bancorp, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

STOCK OWNERSHIP
The following table provides information as of March 31, 2023 about the persons known to Gouverneur Bancorp to be the beneficial owners of more than 5% of its outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.
Name and Address	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(1)
Cambray Mutual Holding Company 42 Church Street Gouverneur, New York 13642	1,311,222	64.5%

(1)
Based on 2,031,377 shares of Gouverneur Bancorp common stock outstanding and entitled to vote as of March 31, 2023.

The following table provides information as of March 31, 2023 about the shares of Gouverneur Bancorp common stock that may be considered to be beneficially owned by each director and executive officer of Gouverneur Bancorp, and by all directors and executive officers of Gouverneur Bancorp as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown. As of March 31, 2023, none of the individuals listed below owned 1.0% or more of Gouverneur Bancorp’s outstanding common stock and all directors and executive officers as a group owned 2.56% of Gouverneur Bancorp’s outstanding common stock.
Name	Number of Shares Beneficially Owned
Directors:
Clara P. Cummings	1,467
Henry J. Leader	14,985
John N. Mason	—
David C. McClure	2,935
Timothy J. Monroe	10,000
Amy M. Rapholz	1,010
Chad B. Soper	3,100
Charles C. Van Vleet, Jr.	18,550
Executive Officers Who Are Not Directors:
Kimberly A. Adams	—
Taylor Robbins	—
Sadie M. Hall	—
Victor James	—
All Directors and Executive Officers as a Group (12 persons)	52,047

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
The table below sets forth, for each of our directors and executive officers and for all of the directors and executive officers as a group, the following information:
•
The number of shares of new common stock to be received in exchange for shares of Gouverneur Bancorp common stock upon consummation of the conversion and the stock offering, based upon their beneficial ownership of Gouverneur Bancorp common stock as of March 31, 2023;

•
The proposed purchases of Gouverneur Bancorp, Inc. common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•
The total amount of Gouverneur Bancorp, Inc. common stock to be held upon consummation of the conversion and stock offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 32% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. See “The Conversion and Stock Offering — Additional Limitations on Common Stock Purchases.”
The proposed purchase of shares by directors and executive officers of Gouverneur Bancorp, Inc. common stock in the offering does not constitute a recommendation or endorsement by such individuals that you should buy stock in the offering. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”
	Number of Shares Received in Exchange for Shares of Gouverneur Bancorp(1)	Proposed Purchases of Stock in the Offering		Total Common Stock to be Held
Name of Beneficial Owner		Number of Shares	Dollar Amount	Number of Shares(1)	Percentage of Total Outstanding(2)
Directors:
Clara P. Cummings	921	2,500	$25,000	3,421	*
Henry J. Leader	9,416	5,000	50,000	14,416	*
John N. Mason	—	3,000	30,000	3,000	*
David C. McClure	1,844	3,000	30,000	4,844	*
Timothy J. Monroe	6,284	300	3,000	6,584	*
Amy M. Rapholz	634	200	2,000	834	*
Chad Soper	1,948	2,000	20,000	3,948	*
Charles C. Van Vleet, Jr.	11,656	—	—	11,656	*
Executive Officers Who are Not Also Directors:
Kimberly A. Adams	—	200	2,000	200	*
Taylor Robbins	—	1,000	10,000	1,000	*
Sadie M. Hall	—	100	1,000	100	*
Victor James	—	—	—	—	*
All Directors and Executive Officers as a Group (12 persons)	32,703	17,300	173,000	50,003	2.5%

*
Less than 1.0%.

(1)
Based on information presented in “Stock Ownership.”

(2)
If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would beneficially own 4.1% of the outstanding shares of Gouverneur Bancorp, Inc. common stock.

REGULATION AND SUPERVISION
General
Gouverneur Savings and Loan Association is a New York-chartered stock savings and loan association. Gouverneur Savings and Loan Association’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. Gouverneur Savings and Loan Association is subject to extensive regulation by the New York State Department of Financial Services, as its chartering agency, and by the Federal Deposit Insurance Corporation, as its primary federal regulator. Gouverneur Savings and Loan Association is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. Gouverneur Savings and Loan Association is a member of the Federal Home Loan Bank of New York.
The regulation and supervision of Gouverneur Savings and Loan Association establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and borrowers and, for purposes of the Federal Deposit Insurance Corporation, the protection of the deposit insurance fund. This regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.
Gouverneur Savings and Loan Association is a “savings association” under the Home Owners’ Loan Act, as amended. As a result, following the conversion, Gouverneur Bancorp, Inc. will be a savings and loan holding company and will be required to comply with the rules and regulations of the Federal Reserve Board applicable to savings and loan holding companies. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. Gouverneur Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.
Any change in applicable laws or regulations, whether by the New York State Department of Financial Services, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the State of New York or Congress, could have a material adverse impact on the operations and financial performance of Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association. In addition, Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve Board. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association.
Set forth below is a brief description of material regulatory requirements that are or will be applicable to Gouverneur Savings and Loan Association and Gouverneur Bancorp, Inc. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Gouverneur Savings and Loan Association and Gouverneur Bancorp, Inc.
Savings Association Regulation
New York Banking Law.   Gouverneur Savings and Loan Association derives its lending, investment, and other authority primarily from the applicable provisions of New York state banking law and the regulations of the New York State Department of Financial Services, as limited by Federal Deposit Insurance Corporation regulations. Under these laws and regulations, savings associations, including Gouverneur Savings and Loan Association, may invest in real estate mortgages, personal and commercial loans, certain types of debt securities (including certain corporate debt securities, and obligations of federal, state, and local governments and agencies), certain types of corporate equity securities, and certain other assets.
Under New York state banking law, New York State chartered savings associations may declare and pay dividends out of the balance of net profits after net worth exceeds ten percent of capital (which we refer to as the “undivided profits” of the savings and loan association) upon approval by the board of directors, unless there is an impairment of capital.
New York state banking law gives the Superintendent authority to issue an order to a New York state-chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices, and to keep prescribed books and accounts. Upon a finding by the New York State Department of Financial Services that any director, trustee, or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee, or officer may be removed from office after notice and an opportunity to be heard. The Superintendent also has authority to appoint a conservator or a receiver for a savings and loan association under certain circumstances.
Capital Requirements.   Federal regulations require Federal Deposit Insurance Corporation-insured state savings associations to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, a Tier 1 capital to average assets leverage ratio of 4%, and a Tier 1 capital to total assets of 1.5%.
For purposes of the regulatory capital requirements, common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of accumulated other comprehensive income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). Gouverneur Savings and Loan Association exercised the opt-out and therefore does not include AOCI in its regulatory capital determinations. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.
In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (such as recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four-family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.
In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement began being phased in starting on January 1, 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% on January 1, 2019. At March 31, 2023, Gouverneur Savings and Loan Association exceeded the fully phased in regulatory requirement for the capital conservation buffer.
The Economic Growth, Regulatory Relief, and Consumer Protection Act enacted in May 2018 required the federal banking agencies, including the Federal Deposit Insurance Corporation, to establish for financial institutions with assets of less than $10 billion a community bank leverage ratio (the ratio of a bank’s tangible equity capital to average total consolidated assets) of 8 to 10%. A qualifying community financial institution with capital meeting the specified requirements (including off balance sheet exposures of 25% or less of total assets and trading assets and liabilities of 5% or less of total assets) and electing to follow the alternative framework is considered to meet all applicable regulatory capital requirements including the risk-based requirements. The community bank leverage ratio was established at 9%, effective January 1, 2020. A qualifying financial institution may opt in and out of the community bank leverage ratio framework on its quarterly call report. A financial institution that ceases to meet any qualifying criteria is provided with a two-quarter grace period to comply with the community bank leverage ratio requirements or the general capital regulations by the federal regulators. In addition, Section 4012 of the CARES Act required that the community bank leverage ratio be temporarily lowered to 8%. The federal regulators issued a rule making the lower ratio effective April 23, 2020. The rules also established a two-quarter grace period for a qualifying community bank whose leverage ratio falls below the 8% community bank leverage ratio requirement so long as the bank maintains a leverage ratio of 7% or greater. Another rule was issued providing for the transition back to the 9% community bank leverage ratio, increasing the ratio to 8.5% for calendar year 2021 and to 9% thereafter. As of March 31, 2023, Gouverneur Savings and Loan Association had not elected the community bank leverage ratio alternative reporting framework.
The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multifamily residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.
Standards for Safety and Soundness.   As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, the internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.
Investments and Activities.   Under federal law, all state-chartered savings associations insured by the Federal Deposit Insurance Corporation have generally been limited to activities as principal and equity investments of the type and in the amount authorized for federal savings associations, notwithstanding state law. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in certain other state authorized activities or investments that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund.
Prompt Corrective Regulatory Action.   Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.
The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of March 31, 2023, Gouverneur Savings and Loan Association was a “well capitalized” institution under the Federal Deposit Insurance Corporation regulations.
At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on the payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.
The previously referenced law establishing a “community bank leverage ratio” adjusted the referenced categories for qualifying institutions that opt into the alternative framework for regulatory capital requirements. Institutions that exceed the community bank leverage ratio are considered to have met the capital ratio requirements to be “well capitalized” for the agencies’ prompt corrective rules.
Qualified Thrift Lender Test.   As an insured savings association, Gouverneur Savings and Loan Association must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Gouverneur Savings and Loan Association must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of every 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business. Alternatively, Gouverneur Savings and Loan Association may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code. A savings association that fails the QTL test must operate under specified restrictions on new activities, branching, the issuance of dividends, and other restrictions. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At March 31, 2023, Gouverneur Savings and Loan Association satisfied the QTL test.
Transaction with Affiliates and Regulation W of the Federal Reserve Regulations.   Transactions between financial institutions and their affiliates are governed by federal law. An affiliate of a financial institution is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank or savings and loan holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the financial institution itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act, which applies to insured savings associations through section 11 of the Home Owners’ Loan Act, limits the extent to which the institution or its subsidiaries may engage in

“covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B, also applicable to insured savings associations, relates to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by an institution to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.
Sections 22(h) and (g) of the Federal Reserve Act, which are also applicable to insured savings associations, place restrictions on loans to a financial institution’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and certain of their affiliated interests, together with all other outstanding loans to such persons and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms and conditions substantially the same as offered in comparable transactions to persons who are not insiders and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.
Enforcement.   The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state-chartered savings associations, including Gouverneur Savings and Loan Association. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices.
Federal Insurance of Deposit Accounts.   Gouverneur Savings and Loan Association is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in Gouverneur Savings and Loan Association are insured up to a maximum of $250,000 for each separately insured depositor.
The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets currently range from 1 1∕2 to 30 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.
The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation was required to seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more were supposed to fund the increase. The Federal Deposit Insurance Corporation indicated in November 2018 that the 1.35% ratio was exceeded. Insured institutions of less than $10 billion of assets received credits for the portion of their assessments that contributed to raising the reserve ratio between 1.15% and 1.35% effective when the fund rate achieves 1.38%. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation and the Federal Deposit Insurance Corporation has exercised that discretion by establishing a long range fund ratio of 2%.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Gouverneur Savings and Loan Association. Future insurance assessment rates cannot be predicted.
Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.
Privacy Regulations.   Federal Deposit Insurance Corporation regulations generally require that Gouverneur Savings and Loan Association disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Gouverneur Savings and Loan Association is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Gouverneur Savings and Loan Association currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.
Community Reinvestment Act.   Under the Community Reinvestment Act (the “CRA”), as implemented by Federal Deposit Insurance Corporation regulations, an insured state savings association has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a state savings association, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Gouverneur Savings and Loan Association’s latest Federal Deposit Insurance Corporation CRA rating was “Satisfactory.”
Gouverneur Savings and Loan Association is also subject to provisions of the New York state banking law which imposes continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community (the “NYCRA”) which are substantially similar to those imposed by the federal CRA. The NYCRA also requires the Superintendent to consider an institution’s record of performance in meeting the credit needs of its community when reviewing an institution’s application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that the institution’s record of performance, as documented in a written assessment, may serve as a basis for the denial of any such application. Gouverneur Savings and Loan Association’s latest NYCRA rating was “Satisfactory.”
Consumer Protection and Fair Lending Regulations.   New York savings and loan associations are subject to a variety of federal statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.
USA PATRIOT Act.   Gouverneur Savings and Loan Association is subject to the USA PATRIOT Act, which gave federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA PATRIOT Act provided measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.
Other Regulations
Interest and other charges collected or contracted for by Gouverneur Savings and Loan Association are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:
•
Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•
Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•
Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

•
Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of Gouverneur Savings and Loan Association also are subject to, among others, the:
•
Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•
Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•
Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System
The Federal Reserve Act authorizes the Federal Reserve Board to require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily negotiable order of withdrawal and regular checking accounts). The amounts are adjusted annually and, for 2019, the regulations provided that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $127.5 million; and a 10% reserve ratio is applied above $127.5 million. The first $16.9 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) were exempted from the reserve requirements. Gouverneur Savings and Loan Association complied with the foregoing requirements during 2019. On March 15, 2020, the Federal Reserve Board reduced reserve requirement to 0% effective as of March 26, 2020, which eliminated reserve requirements for all depository institutions.
Holding Company Regulation
As a savings and loan holding company, Gouverneur Bancorp, Inc. will be subject to Federal Reserve Board regulations, examinations, supervision, reporting requirements and regulations regarding its activities. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to Gouverneur Savings and Loan Association.
Pursuant to federal law and regulations and policy, a savings and loan holding company such as Gouverneur Bancorp, Inc. may generally engage in the activities permitted for financial holding companies under Section 4(k) of the Bank Holding Company Act (subject to applicable requirements, such as making an election to be treated as a financial holding company) and certain other activities that have been authorized for savings and loan holding companies by regulation.
Federal law prohibits a savings and loan holding company from, directly or indirectly or through one or more subsidiaries, acquiring more than 5% of the voting stock of another savings association, or savings and loan holding company thereof, without prior written approval of the Federal Reserve Board or from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association. A savings and loan holding company is also prohibited from acquiring more than 5% of a company engaged in activities other than those authorized by federal law or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings associations, the Federal Reserve Board must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds the convenience and needs of the community and competitive factors.
The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings associations in more than one state, except for: (i) the approval of interstate acquisitions by savings and loan holding companies under 12 U.S.C § 1823(k); and (ii) the acquisition of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.
Capital Requirements.   Gouverneur Bancorp, Inc. will be subject to the Federal Reserve Board’s capital adequacy guidelines for savings and loan holding companies (on a consolidated basis) which have historically been similar to, though less stringent than, those of the Federal Deposit Insurance Corporation for Gouverneur Savings and Loan Association. The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks apply to savings and loan holding companies; as is the case with institutions themselves, the capital conservation buffer was phased in between 2016 and 2019. However, the Federal Reserve Board has provided a “small bank holding company” exception to its consolidated capital requirements, and legislation and the related issuance of regulations by the Federal Reserve Board has increased the threshold for the exception to $3.0 billion. As a result, Gouverneur Bancorp, Inc. will not be subject to the capital requirement until such time as its consolidated assets exceed $3.0 billion.
Source of Strength.   Under 12 U.S.C. § 1831o—1, savings and loan holding companies must be a source of strength for their subsidiary depository institutions. The regulatory agencies must promulgate regulations implementing the “source of strength” policy that holding companies act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.
Dividends and Stock Repurchases.   The Federal Reserve Board has the power to prohibit dividends by savings and loan association subsidiaries of savings and loan holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank and savings and loan holding companies, which expresses the Federal Reserve Board’s view that a holding company should pay cash dividends only to the extent that the company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company’s capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a holding company experiencing serious financial problems to borrow funds to pay dividends. Under the prompt corrective action regulations, the Federal Reserve Board may prohibit a bank or savings and holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized.”
Federal Reserve Board policy also provides that a holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred.
Acquisition of Gouverneur Bancorp, Inc.   Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company. Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the outstanding voting stock of the company or institution, unless the Federal Reserve Board has found that the acquisition will not result in a change of control. Under the Change in Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that acquires control would then be subject to regulation as a savings and loan holding company.
Federal Securities Laws
Gouverneur Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Gouverneur Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
The registration under the Securities Act of 1933 of shares of common stock issued in Gouverneur Bancorp, Inc.’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Gouverneur Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of Gouverneur Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Gouverneur Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Gouverneur Bancorp, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Gouverneur Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Gouverneur Bancorp, Inc. may permit affiliates to have their shares registered for sale under the Securities Act of 1933.
Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.
Emerging Growth Company Status
Gouverneur Bancorp, Inc. is an emerging growth company and, for so long as it continues to be an emerging growth company, Gouverneur Bancorp, Inc. may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Gouverneur Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

Gouverneur Bancorp, Inc. will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the conversion and offering; (ii) the first fiscal year after our annual gross revenues are $1.07 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year.

FEDERAL AND STATE TAXATION
Federal Income Taxation
General.   We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. The tax years corresponding to our fiscal years ended 2020 through 2022 remain subject to examination by the Internal Revenue Service and New York State. For 2022, Gouverneur Savings and Loan Association’s maximum federal income tax rate was 21.0%.
Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will enter into a tax allocation agreement. Because Gouverneur Bancorp, Inc. will own 100% of the issued and outstanding capital stock of Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group Gouverneur Bancorp, Inc. is the common parent corporation. As a result of this affiliation, Gouverneur Savings and Loan Association may be included in the filing of a consolidated federal income tax return with Gouverneur Bancorp, Inc. and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.
Bad Debt Reserves.   For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for non-qualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves as of December 31, 1987. Approximately $1.5 million as of March 31, 2023 of income tax related to our accumulated bad debt reserves will not be recognized unless Gouverneur Savings and Loan Association makes a “non-dividend distribution” to Gouverneur Bancorp, Inc. as described below.
Distributions.   If Gouverneur Savings and Loan Association makes “non-dividend distributions” to Gouverneur Bancorp, Inc., the distributions will be considered to have been made from Gouverneur Savings and Loan Association’s un-recaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Gouverneur Savings and Loan Association’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Gouverneur Savings and Loan Association’s taxable income. Non-dividend distributions include distributions in excess of Gouverneur Savings and Loan Association’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Gouverneur Savings and Loan Association’s current or accumulated earnings and profits will not be so included in Gouverneur Savings and Loan Association’s taxable income.
The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Gouverneur Savings and Loan Association makes a non-dividend distribution to Gouverneur Bancorp, Inc., approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 21.0% federal corporate income tax rate. Gouverneur Savings and Loan Association does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation
New York State Taxation.   Taxable income is apportioned to New York State based on the location of the taxpayer’s customers, with special rules for income from certain financial transactions. The location of the taxpayer’s offices and branches are not relevant to the determination of income apportioned to New York State. The statutory tax rate is currently 6.5%. Qualified community banks and thrift institutions that maintain a qualified loan portfolio are entitled to a specially computed modification that reduces the income taxable to New York State.

THE CONVERSION AND STOCK OFFERING
The boards of directors of Cambray Mutual Holding Company, Gouverneur Bancorp and Gouverneur Savings and Loan Association have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of Gouverneur Bancorp and by the members of Cambray Mutual Holding Company (i.e., depositors and certain borrowers of Gouverneur Savings and Loan Association). Special meetings of stockholders and members have been called for this purpose. We have filed applications with the Federal Reserve Board with respect to the conversion and stock offering and with respect to Gouverneur Bancorp, Inc. becoming the savings and loan holding company for Gouverneur Savings and Loan Association. The approval of the Federal Reserve Board and the New York State Department of Financial Services is required before we can consummate the conversion and stock offering. Any approval by the Federal Reserve Board or New York State Department of Financial Services does not constitute a recommendation or endorsement of the plan of conversion.
General
Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Cambray Mutual Holding Company will be merged into Gouverneur Bancorp and as a result Cambray Mutual Holding Company will cease to exist. Gouverneur Bancorp, which owns 100% of the outstanding common stock of Gouverneur Savings and Loan Association, will merge into a new Maryland corporation named Gouverneur Bancorp, Inc. and as a result Gouverneur Bancorp will cease to exist. As part of the conversion and stock offering, the 64.5% ownership interest of Cambray Mutual Holding Company in Gouverneur Bancorp will be offered for sale in the stock offering. When the conversion and stock offering is completed, Gouverneur Bancorp, Inc. will own all of the outstanding common stock of Gouverneur Savings and Loan Association and public stockholders of Gouverneur Bancorp, Inc. will own all of the outstanding common stock of Gouverneur Bancorp, Inc. A diagram of our corporate structure before and after the conversion and stock offering is set forth in the “Summary” section of this prospectus.
Under the plan of conversion, upon the completion of the conversion and stock offering, each share of Gouverneur Bancorp common stock owned by persons other than Cambray Mutual Holding Company will be converted automatically into the right to receive new shares of Gouverneur Bancorp, Inc. common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Gouverneur Bancorp for new shares of Gouverneur Bancorp, Inc. the public stockholders will own the same aggregate percentage of shares of common stock of Gouverneur Bancorp, Inc. that they owned in Gouverneur Bancorp immediately before the conversion and stock offering, excluding any shares they purchased in the stock offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain assets held by Cambray Mutual Holding Company.
We intend to retain between $2.3 million and $3.4 million of the net proceeds of the stock offering and to invest between $2.9 million and $4.2 million of the net proceeds in Gouverneur Savings and Loan Association. The conversion and stock offering will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.
The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders of Gouverneur Savings and Loan Association, our tax-qualified employee benefit plans, including our employee stock ownership plan, supplemental account holders of Gouverneur Savings and Loan Association, and other members of Cambray Mutual Holding Company (qualifying depositors and borrowers of Gouverneur Savings and Loan Association). In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given first to natural persons (including trusts of natural persons) residing in Jefferson, Lewis and St. Lawrence Counties in New York, and then to existing public stockholders of Gouverneur Bancorp as of the close of business on                  .
We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “— Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which Keefe, Bruyette & Woods, Inc. will be sole manager. See “— Syndicated Community Offering.”
We determined the number of shares of common stock to be offered for sale in the stock offering based upon an independent valuation appraisal of the estimated pro forma market value of Gouverneur Bancorp, Inc. All shares of common stock to be sold in the stock offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the stock offering will be determined at the completion of the stock offering. See “— Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.
The following is a brief summary of the conversion and stock offering and it is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each office of Gouverneur Savings and Loan Association. The plan of conversion is also filed as an exhibit to Cambray Mutual Holding Company’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”
Reasons for the Conversion and Stock Offering
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:
•
Support our planned growth and strenghten our regulatory capial position with the additional capital we will raise in the stock offering.   While Gouverneur Savings and Loan Association exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the stock offering will significantly augment our capital position and enable us to support our planned growth. The augmented capital will be essential to the continued implementation of our business strategy.

•
Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company sructure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors. The stock holding company structure will also give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans or arrangements for any such offerings. In addition, this structure will eliminate the current limitations imposed by the mutual holding company structure on dividend payments and make it less costly for us to pay dividends.

•
Improve the liquidity of our shares of common stock.   The larger number of shares that will be outstanding after completion of the conversion and stock offering is expected to result in a more liquid and active market for Gouverneur Bancorp, Inc. common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

Approvals Required
The affirmative vote of a majority of the total votes eligible to be cast by the members of Cambray Mutual Holding Company (i.e., depositors and certain borrowers of Gouverneur Savings and Loan Association) is required to approve the plan of conversion. By their approval of the plan of conversion, the members of Cambray Mutual Holding Company will also be approving the merger of Cambray Mutual Holding Company with and into Gouverneur Bancorp. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Gouverneur Bancorp and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Gouverneur Bancorp owned by the public stockholders of Gouverneur Bancorp (i.e., all stockholders other than Cambray Mutual Holding

Company) also are required to approve the plan of conversion. We have filed applications with the Federal Reserve Board with respect to the conversion and stock offering and with respect to Gouverneur Bancorp, Inc. becoming the savings and loan holding company for Gouverneur Savings and Loan Association. We have also filed an application with the New York State Department of Financial Services with respect to Gouverneur Bancorp, Inc. acquiring control of Gouverneur Savings and Loan Association in connection with the conversion and stock offering. The approval of the Federal Reserve Board and the New York State Department of Financial Services is required before we can consummate the conversion and stock offering.
Share Exchange Ratio for Current Stockholders
At the completion of the conversion and stock offering, each publicly held share of Gouverneur Bancorp common stock will be converted automatically into the right to receive a number of shares of Gouverneur Bancorp, Inc. common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Gouverneur Bancorp, Inc. after the conversion and stock offering as they held in Gouverneur Bancorp immediately before the conversion and stock offering, exclusive of their purchase of additional shares of common stock in the stock offering and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by Cambray Mutual Holding Company. The exchange ratio will not depend on the market value of Gouverneur Bancorp common stock. The exchange ratio will be based on the percentage of Gouverneur Bancorp common stock owned by the public stockholders, the independent valuation of Gouverneur Bancorp, Inc. prepared by RP Financial, and the number of shares of common stock issued in the stock offering. The exchange ratio is expected to range from 0.5342 shares of Gouverneur Bancorp, Inc. for each publicly held share of Gouverneur Bancorp at the minimum of the offering range to 0.7227 shares of Gouverneur Bancorp, Inc. common stock for each publicly held share of Gouverneur at the maximum of the offering range.
The following table shows how the exchange ratio will adjust, based on the appraised value of Gouverneur Bancorp as of May 8, 2023, assuming public stockholders of Gouverneur Bancorp own 35.5% of Gouverneur Bancorp common stock and Cambray Mutual Holding Company has net assets of $260,000 immediately prior to the completion of the conversion. The table also shows how many shares of Gouverneur Bancorp, Inc. a hypothetical owner of Gouverneur Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in the Stock Offering		Shares of Gouverneur Bancorp, Inc. to be Issued in Exchange for Shares of Gouverneur Bancorp		Total Shares of Common Stock to be Issued in Exchange and Sold in Stock Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)	Whole Shares to be Received for 100 Existing Shares(3)
	Amount	Percent	Amount	Percent
Minimum	722,500	65.3%	384,677	34.7%	1,107,177	0.5342	$5.34	$12.19	53
Midpoint	850,000	65.3	452,561	34.7	1,302,561	0.6284	6.28	12.74	62
Maximum	977,500	65.3	520,445	34.7	1,497,945	0.7227	7.23	13.28	72

(1)
Represents the value of shares of Gouverneur Bancorp, Inc. common stock to be received in the conversion and stock offering by a holder of one share of Gouverneur Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At March 31, 2023, Gouverneur Bancorp’s tangible book value per share was $9.88.

(3)
Cash will be paid in lieu of fractional shares.

No fractional shares of Gouverneur Bancorp, Inc. common stock will be issued to any public stockholder of Gouverneur Bancorp. For each fractional share that otherwise would be issued, Gouverneur

Bancorp, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.
Effects of the Conversion and Stock Offering
Continuity.   The conversion and stock offering will not affect the normal business of Gouverneur Savings and Loan Association of accepting deposits and making loans. Gouverneur Savings and Loan Association will continue to be a New York-chartered stock savings and loan association and will continue to be regulated by the Federal Deposit Insurance Corporation and the New York State Department of Financial Services. After the conversion and stock offering, Gouverneur Savings and Loan Association will continue to offer existing services to depositors, borrowers and other customers. The directors of Gouverneur Bancorp serving at the time of the conversion and stock offering will be the directors of Gouverneur Bancorp, Inc. upon the completion of the conversion and stock offering.
Effect on Deposit Accounts.   Pursuant to the plan of conversion, each depositor of Gouverneur Savings and Loan Association at the time of the conversion and stock offering will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion and stock offering. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion and stock offering. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.
Effect on Loans.   No loan outstanding from Gouverneur Savings and Loan Association will be affected by the conversion and stock offering, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion and stock offering.
Effect on Voting Rights of Depositors and Borrowers.   Depositors and certain borrowers of Gouverneur Savings and Loan Association are members of, and have voting rights in, Cambray Mutual Holding Company, as to all matters requiring a vote of members. Upon completion of the conversion and stock offering, depositors and borrowers will no longer have voting rights. All voting rights in Gouverneur Savings and Loan Association will be vested in Gouverneur Bancorp, Inc. as the sole stockholder of Gouverneur Savings and Loan Association. The stockholders of Gouverneur Bancorp, Inc. will possess exclusive voting rights with respect to Gouverneur Bancorp, Inc. common stock.
Tax Effects.   We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and stock offering and an opinion of our tax advisor with regard to the New York income tax consequences of the conversion and stock offering to the effect that it will not be a taxable transaction for federal or state income tax purposes to Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, the public stockholders of Gouverneur Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders, or other members. See “— Material Income Tax Consequences.”
Effect on Liquidation Rights.   Each depositor in Gouverneur Savings and Loan Association has both a deposit account in Gouverneur Savings and Loan Association and a pro rata ownership interest in the net worth of Cambray Mutual Holding Company based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Cambray Mutual Holding Company and Gouverneur Savings and Loan Association; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account receives a pro rata ownership interest in Cambray Mutual Holding Company without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Cambray Mutual Holding Company, which is lost to the extent that the balance in the account is reduced or closed.
Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Cambray Mutual Holding Company and Gouverneur Savings and Loan

Association are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Cambray Mutual Holding Company after other claims, including claims of depositors to the amounts of their deposits, are paid.
Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association in an aggregate amount equal to (i) Cambray Mutual Holding Company’s ownership interest in Gouverneur Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) Gouverneur Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition in this prospectus, and the value of the net assets of Cambray Mutual Holding Company as of the date of the latest statement of financial condition of Cambray Mutual Holding Company before the consummation of the conversion and stock offering (excluding its ownership of Gouverneur Bancorp). Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will maintain the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts in Gouverneur Savings and Loan Association after the conversion and stock offering. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Gouverneur Savings and Loan Association a liquidation interest in the residual net worth, if any, of Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association or (b) Gouverneur Savings and Loan Association. See “— Liquidation Rights.”
Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion and stock offering.
Stock Pricing and Number of Shares to be Issued
Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. In accordance with the regulations of the Federal Reserve Board, a valuation range is established which ranges from 15% below to 15% above this pro forma market value. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial has indicated in its valuation that as of May 8, 2023, the pro forma market value of Gouverneur Bancorp’s common stock was $13.0 million, resulting in a range from $11.1 million at the minimum to $15.0 million at the maximum. Based on this valuation, we are selling the number of shares representing the 64.5% of Gouverneur Bancorp currently owned by Cambray Mutual Holding Company. This results in an offering range of $7.2 million to $9.8 million, with a midpoint of $8.5 million.
RP Financial will receive fees totaling $40,000 for its appraisal report, plus $7,500 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.
In preparing its appraisal, RP Financial considered the information in this prospectus, including our financial statements. RP Financial also considered the following factors, among others:
•
the trading market for Gouverneur Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities;

•
our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of non-interest expense;

•
the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•
a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded financial institutions, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure; and

•
the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plan.

RP Financial considered adjustments to the pro forma market value based on a comparison of Gouverneur Bancorp with a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Gouverneur Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for Gouverneur Bancorp were all fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial limited the peer group companies to institutions located in the Mid-Atlantic, New England, Midwest, Southeast and Southwest with assets of less than $1.0 billion, tangible equity-to-assets ratios of greater than 7.0%, and positive core earnings. The peer group companies included companies with:
•
average assets of  $476 million;

•
average non-performing assets of 0.56% of total assets;

•
average loans of 68.4% of total assets;

•
average tangible equity of 15.3% of total assets; and

•
average core income of 0.54% of average assets.

The appraisal was based in part upon Gouverneur Bancorp’s financial condition and results of operations, the effect of the additional capital that will be raised from the sale of common stock in this offering and an analysis of a peer group of ten publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Gouverneur Bancorp. The appraisal peer group consists of the companies listed below, all of which are traded on the Nasdaq Stock Market. Unless otherwise indicated below, total assets are as of March 31, 2023.
Company Name and Ticker Symbol	Headquarters	Total Assets
		(in millions)
1895 Bancorp of Wisconsin, Inc. (BCOW)	Greenfield, Wisconsin	$543(1)
Affinity Bancshares, Inc. (AFBI)	Covington, Georgia	932
Catalyst Bancorp, Inc. (CLST)	Opelousas, Louisiana	276
Cullman Bancorp, Inc. (CULL)	Cullman, Alabama	423(1)
Generations Bancorp NY, Inc. (GBNY)	Seneca Falls, New York	389
Home Federal Bancorp, Inc. of Louisiana (HFBL)	Shreveport, Louisiana	686
Mid-Southern Bancorp, Inc. (MSVB)	Salem, Indiana	266
PB Bankshares, Inc. (PBBK)	Coatesville, Pennsylvania	393
TC Bancshares, Inc. (TCBC)	Thomasville, Georgia	430(1)
Texas Community Bancshares, Inc. (TCBS)	Mineola, Texas	417(1)

(2)
As of December 31, 2022.

In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of Gouverneur Bancorp with the peer group. RP Financial advised the Board of Directors that the valuation analysis took into consideration that relative to the peer group slight downward adjustments were applied for profitability, growth and viability of earnings, primary market area and liquidity of the shares and a moderate downward adjustment was applied for marketing of the issue. RP Financial made no adjustments for financial condition, dividends, management and the effect of government regulations and regulatory reform.
The downward adjustment applied for profitability, growth and viability of earnings took into consideration Gouverneur Bancorp’s lower return on average assets ratio and less favorable efficiency ratio. The downward adjustment applied for primary market area took into consideration the less favorable demographic growth characteristics of Gouverneur Bancorp’s primary market area and the downward adjustment for liquidity of the shares took into consideration Gouverneur Bancorp’s lower pro forma market capitalization and shares outstanding. The downward adjustment for marketing of the issue took into consideration a general selloff that has occurred in the stocks of financial institutions.
Four measures that some investors use to analyze whether a stock might be a good investment are the ratios of the offering price to the issuer’s “book value” and “tangible book value” and the ratios of the offering price to the issuer’s earnings and “core earnings.” RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. For purposes of the appraisal, core earnings is defined as net earnings after taxes, excluding the after-tax portion of income from non-recurring items.
The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the twelve months ended March 31, 2023. Stock prices are as of May 8, 2023 as reflected in the appraisal report.
	Price to Core Earnings Multiple(1)	Price to Book Value Ratio	Price to Tangible Book Value Ratio
Gouverneur Bancorp (pro forma):
Minimum	14.34x	35.10%	43.80%
Midpoint	16.73	39.87	49.33
Maximum	19.08	44.33	54.41
Peer group companies as of May 8, 2023:
Average	17.40x	71.06%	73.65%
Median	16.47	69.58	74.09

(1)
Price to core earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of  “core” or recurring earnings on a trailing twelve month basis through March 31, 2023. These ratios are different than presented in “Pro Forma Data.”

Compared to the average pricing ratios of the peer group, at the maximum of the offering range, our common stock would be priced at a premium of 9.7% to the peer group on a price-to-core earnings basis, a discount of 37.6% to the peer group on a price-to-book basis and a discount of 26.1% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis but less expensive than the peer group on a book value basis and a tangible book value basis.
Compared to the average pricing ratios of the peer group, at the minimum of the offering range, our common stock would be priced at a discount of 17.6% to the peer group on a price-to-core earnings basis, a discount of 50.6% to the peer group on a price-to-book basis and a discount of 40.5% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.
Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Federal Reserve Board regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Based upon the appraisal and the offering range, each existing stockholder of Gouverneur Bancorp will receive between 0.5342 shares and 0.7227 shares of Gouverneur Bancorp, Inc. common stock for each current share of Gouverneur Bancorp common stock they own, with a midpoint of 0.6284 shares. Based upon this exchange ratio, we expect to issue between 384,677 shares and 520,445 shares of Gouverneur Bancorp, Inc. common stock to the holders of Gouverneur Bancorp common stock outstanding immediately before the completion of the conversion and stock offering.
Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions that comprise our peer group, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you.
The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $10.00 purchase price after the offering.
Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.
Subscription Offering and Subscription Rights
In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “— Additional Limitations on Common Stock Purchases.”
Priority 1: Eligible Account Holders.   Each depositor of Gouverneur Savings and Loan Association (as well as each depositor of the former Citizens Bank of Cape Vincent) with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on September 30, 2021 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of (i) 5.0% of the total number of shares of common stock sold in the stock offering, or (ii) 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in the same proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest at the close of business on September 30, 2021. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Gouverneur Bancorp or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding September 30, 2021.
Priority 2: Tax-Qualified Plans.   Our tax-qualified employee plans, including Gouverneur Savings and Loan Association’s new employee stock ownership plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the stock offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to the approval of the Federal Reserve Board.
Priority 3: Supplemental Eligible Account Holders.   To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of Gouverneur Savings and Loan Association with a Qualifying Deposit at the close of business on June 30, 2023, who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to 5.0% of the total number of shares of common stock sold in the stock offering, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.
To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at the close of business on June 30, 2023. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.
Priority 4: Other Members.   To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, (i) each depositor of Gouverneur Savings and Loan Association at the close of business on July 31, 2023 who is not an Eligible Account Holder or Supplemental Eligible Account Holder, (ii) each borrower of Gouverneur Savings and Loan Association at the close of business on March 23, 1999 whose borrowings remained outstanding at the close of business on July 31, 2023 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (collectively, “Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to 5.0% of the total number of shares of common stock sold in the stock offering, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.
To ensure proper allocation of common stock, each Other Member Account Holder must list on the stock order form all deposit and applicable loan accounts in which he or she has an ownership interest at

July 31, 2023. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.
Expiration Date.   The subscription offering will expire at 2:00 p.m., Eastern time, on September 20, 2023, unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, or maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.
We will not execute orders until at least the minimum number of shares of common stock has been sold in the stock offering. If at least 722,500 shares have not been sold in the stock offering by November 4, 2023 and the Federal Reserve Board has not consented to an extension, all funds delivered to us to purchase shares of common stock in the stock offering will be returned promptly, with interest at    % per annum, for funds received in the subscription offering and any community offering, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond November 4, 2023, we will resolicit purchasers in the stock offering as described under “— Procedure for Purchasing Shares in the Subscription and Community Offerings — Expiration Date.”
Community Offering
To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:
(i)
Natural persons (including trusts of natural persons) residing in Jefferson, Lewis and St. Lawrence Counties in New York;

(ii)
Gouverneur Bancorp’s public stockholders at the close of business on July 31, 2023; and

(iii)
Other members of the general public.

Subscribers in the community offering may purchase up to 5.0% of the total number of shares of common stock sold in the stock offering, subject to the overall purchase limitations. See “— Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the stock offering.
If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in Jefferson, Lewis and St. Lawrence Counties in New York, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Gouverneur Bancorp or members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the stock offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.
The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.
Expiration Date.   The community offering may begin concurrently with, during or promptly after the subscription offering, and is currently expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond November 4, 2023, in which case we will resolicit purchasers.
Syndicated Community Offering
If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription offering or purchased in the community offering in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.
If a syndicated community offering is held, Keefe, Bruyette & Woods, Inc. will serve as sole manager. In such capacity, Keefe, Bruyette & Woods, Inc. may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. Neither Keefe, Bruyette & Woods, Inc. nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Keefe, Bruyette & Woods, Inc. has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.
If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription offering and the community offering (the use of stock order forms and the submission of funds directly to Gouverneur Bancorp, Inc. for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds from the purchaser (bank checks, money orders, deposit account withdrawals from accounts at Gouverneur Savings and Loan Association or wire transfers). See “— Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Securities Exchange Act of 1934, as amended, and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.
A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve Board, if necessary.
If for any reason we cannot effect a syndicated community offering of shares of common stock not subscribed for in the subscription offering or purchased in the community offering, or if there are an insignificant number of shares remaining unsold after such offerings, we will consider a firm commitment public offering, if feasible. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangement.
Additional Limitations on Common Stock Purchases
The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the stock offering:
(i)
No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)
Tax-qualified employee benefit plans, including our employee stock ownership plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the stock offering;

(iii)
Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 5.0% of the shares of common stock sold in the offering in all categories of the stock offering combined;
(iv)
The number of shares of common stock that an existing Gouverneur Bancorp public stockholder may purchase in the stock offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Gouverneur Bancorp common stock, may not exceed 9.9% of the shares of common stock of Gouverneur Bancorp, Inc. to be issued and outstanding at the completion of the conversion and stock offering (provided that this restriction will not require an existing Gouverneur Bancorp public stockholder to divest any shares received in exchange for their Gouverneur Bancorp stock); and

(v)
The maximum number of shares of common stock that may be purchased in all categories of the stock offering by executive officers and directors of Gouverneur Savings and Loan Association and their associates, in the aggregate, when combined with shares of common stock of Gouverneur Bancorp, Inc. issued in exchange for existing shares of Gouverneur Bancorp, may not exceed 32% of the total shares issued in the conversion and stock offering.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of Cambray Mutual Holding Company and stockholders of Gouverneur Bancorp, may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable limit, and other large subscribers may be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the stock offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the stock offering may not exceed in the aggregate 10% of the total shares sold in the stock offering.
The term “associate” of a person means:
(i)
any corporation or organization (other than Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc., Gouverneur Bancorp or Cambray Mutual Holding Company or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)
any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)
any blood or marriage relative of the person who has the same home as the person, or who is a director or officer of Gouverneur Bancorp or Gouverneur Savings and Loan Association.

The term “acting in concert” means:
(i)
knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)
a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.
We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to Gouverneur Bancorp or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.
Common stock purchased in the stock offering will be freely transferable except for shares purchased by directors and certain officers of Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association and except as described below. Any purchases made by any associate of Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the stock offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “— Certain Restrictions on Purchase or Transfer of Our Shares after Conversion and Stock Offering” and “Restrictions on Acquisition of Gouverneur Bancorp, Inc.”
Prospectus Delivery
To ensure that each purchaser in the subscription offering and community offering receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days before the expiration date or hand deliver a prospectus any later than two days before that date. We are not obligated to deliver a prospectus or stock order form by means other than U.S. Mail. Execution of a stock order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.
In the syndicated community offering, a prospectus and stock order form in electronic format may be made available on Internet sites or through other online services maintained by Keefe, Bruyette & Woods, Inc. or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.
Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Keefe, Bruyette & Woods, Inc. or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.
Plan of Distribution; Selling Agent and Underwriter Compensation
Subscription and Community Offerings.   To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Keefe, Bruyette & Woods, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Keefe, Bruyette & Woods, Inc. will assist us on a best efforts basis in the subscription and community offerings by:
•
advising us on the financial and securities market implications of the conversion and stock offering and the plan of conversion;

•
assisting us in structuring and marketing the stock offering;

•
reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•
assisting us in scheduling and preparing meetings with potential investors and broker-dealers, if necessary;

•
assisting us in analyzing proposals from outside vendors in connection with the stock offering, as needed;

•
assisting us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•
meeting with our board of directors and/or our management to discuss any of the above services; and

•
providing such other financial advisory and investment banking services as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, Keefe, Bruyette & Woods, Inc. has received a non-refundable management fee of $25,000 and will receive at the closing of the stock offering a success fee of $300,000 for shares of common stock sold in the subscription offering and the community offering. The management fee will be applied to the success fee upon the completion of the offering. In addition, if Keefe, Bruyette & Woods, Inc. is required or requested to provide significant services as a result of a resolicitation of subscribers, Keefe, Bruyette & Woods, Inc. will be entitled to additional compensation for such services, not to exceed $30,000.
Syndicated Community Offering.   If shares of common stock are sold in a syndicated community offering, we will pay a fee of up to 6.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to Keefe, Bruyette & Woods, Inc. and any other broker-dealers included in the syndicated community offering. The success fee to be paid to Keefe, Bruyette & Woods, Inc. for its services in the subscription and community offerings will be credited against any fee payable for services in the syndicated community offering.
Expenses.   Keefe, Bruyette & Woods, Inc. also will be reimbursed for reasonable out-of-pocket expenses, not to exceed $30,000, and fees and expenses of its legal counsel not to exceed $100,000. These expenses may be increased by additional amounts not to exceed $10,000 and $20,000, respectively, if unusual circumstances arise or a delay or resolicitation occurs, including a delay in the stock offering that would require an update to the financial information included in this prospectus. In no event shall out-of-pocket expenses, including fees and expenses of legal counsel, exceed $160,000. If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agency agreement, Keefe, Bruyette & Woods, Inc. will receive reimbursement of its reasonable out-of-pocket expenses. Keefe, Bruyette & Woods, Inc. shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination. We have separately agreed to pay Keefe, Bruyette & Woods, Inc. fees and expenses for serving as records management agent, as described below.
Records Management
We have also engaged Keefe, Bruyette & Woods, Inc. as conversion and records management agent in connection with the conversion and the subscription offering and any community offering. In its role as conversion and records management agent, Keefe, Bruyette & Woods, Inc. will assist us in the stock offering by:
•
reviewing our deposit and loan accounts and create a master file of Cambray Mutual Holding Company’s members (i.e., depositors and certain borrowers of Gouverneur Savings and Loan Association) as of the key record dates;

•
assisting us in designing and preparing proxy forms and stock order forms;

•
tabulating proxies from members of Cambray Mutual Holding Company;

•
acting as or supporting the inspector of election at Cambray Mutual Holding Company’s special meeting of members and Gouverneur Bancorp’s special meeting of stockholders;

•
operating and managing the Stock Information Center; and

•
processing stock order forms.

Keefe, Bruyette & Woods, Inc. will receive fees of $30,000 for these services, of which $10,000 has been paid as of the date of this prospectus. These fees can be increased by an amount of up to $10,000 if there are material changes in regulations or the plan of conversion, or there are delays requiring duplicate or replacement processing. Keefe, Bruyette & Woods, Inc. will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $10,000.
Indemnity
We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the stock offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of Keefe, Bruyette & Woods, Inc.’s engagement with respect to the conversion and stock offering.
Solicitation of Offers by Officers and Directors
Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription offering and any community offering. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Gouverneur Savings and Loan Association may assist in the stock offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the stock offering.
Procedure for Purchasing Shares in the Subscription and Community Offerings
Expiration Date.   The subscription and community offerings will expire at 2:00 p.m., Eastern time, on September 20, 2023, unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the stock offering. Any extension of the subscription and/or community offering beyond November 4, 2023 would require the Federal Reserve Board’s approval. If the stock offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at 0.10% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at 0.10% per annum, for funds processed in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.
To ensure each purchaser receives a prospectus at least 48 hours before the September 20, 2023 expiration date of the stock offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.
We reserve the right in our sole discretion to terminate the stock offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at 0.10% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings.   To purchase shares of common stock in the subscription offering and, if held, the community offering, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 2:00 p.m., Eastern time, on September 20, 2023. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms, and we have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by paying for overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to Gouverneur Savings and Loan Association’s main office, located at 42 Church Street, Gouverneur, New York. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at any other office of Gouverneur Savings and Loan Association. Do not mail stock order forms to Gouverneur Savings and Loan Association.
Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the stock offering. If you are ordering shares in the stock offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the stock offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.
By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Gouverneur Savings and Loan Association, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Payment for Shares.   Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:
(i)
personal check, bank check or money order, from the purchaser, made payable to Gouverneur Bancorp, Inc. — do not remit cash; or

(ii)
authorization of withdrawal of available funds from your Gouverneur Savings and Loan Association deposit account(s).

Appropriate means for designating withdrawals from deposit account(s) at Gouverneur Savings and Loan Association are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the stock offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Gouverneur Savings and Loan Association and will earn interest at 0.10% per annum from the date payment is processed until the stock offering is completed or terminated.

You may not remit cash, any type of third-party checks (including those payable to you and endorsed over to Gouverneur Bancorp, Inc.) or a Gouverneur Savings and Loan Association line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Gouverneur Savings and Loan Association. See “— Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Gouverneur Savings and Loan Association deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “— Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not be accepted.
Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the stock offering is not completed by November 4, 2023. If the subscription offering and, if held, the community offering are extended beyond November 4, 2023, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at    % per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.
Applicable regulations prohibit Gouverneur Savings and Loan Association from lending funds or extending credit to any persons to purchase shares of common stock in the stock offering.
We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion and stock offering. This payment may be made by wire transfer.
If our employee stock ownership plan purchases shares in the stock offering, it will not be required to pay for such shares until completion of the stock offering, provided that there is a loan commitment from an unrelated financial institution or Gouverneur Bancorp, Inc. to lend to the employee stock ownership plan the necessary amount to fund the purchase.
Using Individual Retirement Account Funds.   If you are interested in using funds in your IRA at Gouverneur Savings and Loan Association or other retirement account to purchase shares of common stock in the stock offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Gouverneur Savings and Loan Association’s IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Gouverneur Savings and Loan Association, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. You may select the custodian of your choice. You may, but are under no obligation to, select Keefe, Bruyette & Woods, Inc. or one of its affiliated broker dealers, Stifel, Nicolaus & Company, Incorporated or Century Securities Associates, as your IRA custodian. If you do purchase shares Gouverneur Bancorp, Inc. common stock using funds from a Keefe, Bruyette & Woods, Inc., Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates IRA, you acknowledge that Keefe, Bruyette & Woods, Inc., Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates, as applicable, did not recommend or give you advice regarding such purchase. Other than the standard account fees and compensation associated with all IRAs, Keefe, Bruyette & Woods, Inc., Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates do not receive additional fees or compensation as a result of the purchase of Gouverneur Bancorp, Inc. common stock through a Keefe, Bruyette & Woods, Inc., Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates IRA or other retirement account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Gouverneur Savings and Loan Association or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the September 20, 2023 offering deadline. Processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.
Delivery of Shares of Common Stock.   All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription offering and, if held, the community offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.
Other Restrictions.   Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:
(i)
a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)
the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)
such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares
Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the stock offering.
We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.
Stock Information Center
Our banking office personnel may not, by law, assist with investment-related questions about the stock offering. If you have any questions regarding the conversion and stock offering, call our Stock Information

Center at (877) 643-8198 (toll-free). The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, and will be closed on bank holidays.
Liquidation Rights
Liquidation Before the Conversion and Stock Offering.   In the unlikely event that Cambray Mutual Holding Company is liquidated before the conversion and stock offering, all claims of creditors of Cambray Mutual Holding Company would be paid first. Thereafter, if there were any assets of Cambray Mutual Holding Company remaining, these assets would first be distributed to depositors of Gouverneur Savings and Loan Association pro rata based on the value of their accounts at Gouverneur Savings and Loan Association.
Liquidation Following the Conversion and Stock Offering.   The plan of conversion provides for the establishment, upon the completion of the conversion and stock offering, of a liquidation account by Gouverneur Bancorp, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Cambray Mutual Holding Company’s ownership interest in Gouverneur Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of Cambray Mutual Holding Company as of the date of the latest statement of financial condition of Cambray Mutual Holding Company before the consummation of the conversion and stock offering (excluding its ownership of Gouverneur Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account by Gouverneur Savings and Loan Association to support the Gouverneur Bancorp, Inc. liquidation account if Gouverneur Bancorp, Inc. does not have sufficient assets to fund its obligations under the Gouverneur Bancorp, Inc. liquidation account.
In the unlikely event that Gouverneur Savings and Loan Association were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Gouverneur Bancorp, Inc., a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Gouverneur Savings and Loan Association or Gouverneur Bancorp, Inc. above that amount.
The liquidation account established by Gouverneur Bancorp, Inc. is intended to provide qualifying depositors of Gouverneur Savings and Loan Association with a liquidation interest (exchanged for the liquidation interests such persons had in Cambray Mutual Holding Company) after the conversion and stock offering in the event of a complete liquidation of Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association or a liquidation solely of Gouverneur Savings and Loan Association. Specifically, in the unlikely event that either (i) Gouverneur Savings and Loan Association or (ii) Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors (including depositors of the former Citizens Bank of Cape Vincent) as of the close of business on September 30, 2021 and June 30, 2023 of their interests in the liquidation account maintained by Gouverneur Bancorp, Inc. Also, in a complete liquidation of both entities, or of Gouverneur Savings and Loan Association only, when Gouverneur Bancorp, Inc. has insufficient assets (other than the stock of Gouverneur Savings and Loan Association) to fund the liquidation account distribution owed to Eligible Account Holders, and Gouverneur Savings and Loan Association has positive net worth, then Gouverneur Savings and Loan Association shall immediately make a distribution to fund Gouverneur Bancorp, Inc.’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Gouverneur Bancorp, Inc. as adjusted periodically pursuant to the plan of conversion and federal regulations. If Gouverneur Bancorp, Inc. is completely liquidated or sold apart from a sale or liquidation of Gouverneur Savings and Loan Association, then the Gouverneur Bancorp, Inc. liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the Gouverneur Savings and Loan Association liquidation account, subject to the same rights and terms as the Gouverneur Bancorp, Inc. liquidation account.
Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, Gouverneur Bancorp, Inc. will transfer, or, upon the prior written approval of the Federal Reserve Board, may transfer the liquidation account and the depositors’ interests in such account to Gouverneur Savings and Loan Association and the liquidation account shall thereupon be subsumed into the liquidation account of Gouverneur Savings and Loan Association.
Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.
Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Gouverneur Savings and Loan Association or the former Citizens Bank of Cape Vincent as of the close of business on September 30, 2021 or June 30, 2023, respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on September 30, 2021 or June 30, 2023, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Gouverneur Savings and Loan Association on such dates.
If, however, on any September 30 annual closing date commencing after the effective date of the conversion and stock offering, the amount in any such deposit account is less than the amount in the deposit account at the close of business on September 30, 2021 or June 30, 2023, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.
Material Income Tax Consequences
Completion of the conversion and stock offering is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion and stock offering to Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of a disagreement, there can be no assurance that Gouverneur Bancorp, Inc., or Gouverneur Savings and Loan Association would prevail in a judicial proceeding.
Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association and Gouverneur Bancorp, Inc. have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, regarding the material federal income tax consequences of the conversion and stock offering, as follows:
1.
The merger of Cambray Mutual Holding Company with and into Gouverneur Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.
The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Cambray Mutual Holding Company for liquidation interests in Gouverneur Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.
None of Cambray Mutual Holding Company, Gouverneur Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Cambray Mutual Holding Company to Gouverneur Bancorp and the assumption by

Gouverneur Bancorp of Cambray Mutual Holding Company’s liabilities, if any, in constructive exchange for liquidation interests in Gouverneur Bancorp.
4.
The basis of the assets of Cambray Mutual Holding Company and the holding period of such assets to be received by Gouverneur Bancorp will be the same as the basis and holding period of such assets in Cambray Mutual Holding Company immediately before the exchange.

5.
The merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc. will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Gouverneur Bancorp nor Gouverneur Bancorp, Inc. will recognize gain or loss as a result of such merger.

6.
The basis of the assets of Gouverneur Bancorp and the holding period of such assets to be received by Gouverneur Bancorp, Inc. will be the same as the basis and holding period of such assets in Gouverneur Bancorp immediately before the exchange.

7.
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Gouverneur Bancorp for interests in the liquidation account in Gouverneur Bancorp, Inc.

8.
The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Gouverneur Bancorp for interests in the liquidation account established in Gouverneur Bancorp, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.
Each stockholder’s aggregate basis in shares of Gouverneur Bancorp, Inc. common stock (including fractional share interests paid in cash) received in the exchange will be the same as the aggregate basis of Gouverneur Bancorp common stock surrendered in the exchange.

10.
Each stockholder’s holding period in his or her Gouverneur Bancorp, Inc. common stock received in the exchange will include the period during which the Gouverneur Bancorp common stock surrendered was held, provided that the Gouverneur Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

11.
Except with respect to cash received in lieu of fractional shares, current stockholders of Gouverneur Bancorp will not recognize any gain or loss upon their exchange of Gouverneur Bancorp common stock for Gouverneur Bancorp, Inc. common stock.

12.
Cash received by any current stockholder of Gouverneur Bancorp in lieu of a fractional share interest in shares of Gouverneur Bancorp, Inc. common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Gouverneur Bancorp, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.
It is more likely than not that the fair market value of the non-transferable subscription rights to purchase Gouverneur Bancorp, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Gouverneur Bancorp, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.
It is more likely than not that the fair market value of the benefit provided by the liquidation account of Gouverneur Savings and Loan Association supporting the payment of the Gouverneur Bancorp, Inc. liquidation account in the event Gouverneur Bancorp, Inc. lacks sufficient net assets or in the event that Gouverneur Bancorp, Inc. were to liquidate after the conversion (including a liquidation of Gouverneur Bancorp, Inc. following a purchase and assumption transaction with a credit union) is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Gouverneur Savings and Loan Association liquidation account as of the effective date of the merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc.
15.
It is more likely than not that the basis of the shares of Gouverneur Bancorp, Inc. common stock purchased in the offering by the exercise of non-transferable subscription rights will be the purchase price. The holding period of the Gouverneur Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.
No gain or loss will be recognized by Gouverneur Bancorp, Inc. on the receipt of money in exchange for Gouverneur Bancorp, Inc. common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc. and persons receiving subscription rights and stockholders of Gouverneur Bancorp, Inc. With respect to items 13 and 15 above, Kilpatrick Townsend & Stockton LLP noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes that it is more likely than not that the non-transferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the non-transferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (in certain cases, whether or not the rights are exercised) in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.
The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to such interest in a liquidation account (other than in the case of the purchase of assets and assumption of liabilities of a holding company and subsidiary bank, which comprises only a few of the hundreds of transactions involving mergers, acquisitions, and purchases of banks every year); (ii) the interests in the Gouverneur Bancorp, Inc. liquidation account and the Gouverneur Savings and Loan Association liquidation account are not transferable; (iii) the amounts due under the Gouverneur Bancorp, Inc. liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in Gouverneur Savings and Loan Association are reduced; and (iv) the Gouverneur Savings and Loan Association liquidation account payment obligation arises only if Gouverneur Bancorp, Inc. lacks sufficient assets to fund the Gouverneur Bancorp, Inc. liquidation account or if Gouverneur Bancorp, Inc. enters into a transaction to transfer Gouverneur Savings and Loan Association’s assets and liabilities to a credit union.
In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the Gouverneur Savings and Loan Association liquidation account supporting the payment of the Gouverneur Bancorp, Inc. liquidation account does not have any economic value at the time of the merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc. or upon the completion of the conversion, including in the event that (i) Gouverneur Bancorp, Inc. lacks sufficient net assets or (ii) Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association enters into a transaction to transfer Gouverneur Savings and Loan Association’s assets and liabilities to a credit union. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes it is more likely than not that such rights in the Gouverneur Savings and Loan Association liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.
The opinion of Kilpatrick Townsend & Stockton LLP, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.
We have also received an opinion from Bonadio & Co., LLP that the New York state income tax consequences of the conversion are consistent with the federal income tax consequences.
The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Gouverneur Bancorp, Inc.’s registration statement.
Certain Restrictions on Purchase or Transfer of Our Shares after the Conversion and Stock Offering
All shares of common stock purchased in the stock offering by a director or certain officers of Gouverneur Savings and Loan Association, Gouverneur Bancorp, Gouverneur Bancorp, Inc. or Cambray Mutual Holding Company generally may not be sold for a period of one year following the closing of the conversion and stock offering, except if the individual dies. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Gouverneur Bancorp, Inc. also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.
Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion and stock offering, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee plan, including any restricted stock and stock option plan.

COMPARISON OF STOCKHOLDERS’ RIGHTS
As a result of the conversion, current holders of Gouverneur Bancorp common stock will become stockholders of Gouverneur Bancorp, Inc. following the conversion. There are certain differences in stockholder rights arising from distinctions between the federal stock charter and bylaws of Gouverneur Bancorp prior to the conversion and the Maryland articles of incorporation and bylaws of Gouverneur Bancorp, Inc. following the conversion, and from distinctions between laws with respect to federally chartered savings and loan holding companies and Maryland law.
In some instances, the rights of stockholders of Gouverneur Bancorp, Inc. following the conversion will be less than the rights stockholders of Gouverneur Bancorp currently have. The decrease in stockholder rights under the Maryland articles of incorporation and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interest of Gouverneur Bancorp, Inc. In some instances, the differences in stockholder rights may increase management rights. In other instances, the provisions in Gouverneur Bancorp, Inc.’s Maryland articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of Gouverneur Bancorp, Inc. and its stockholders.
This description below is intended to be a summary of the material differences affecting the rights of stockholders. You are encouraged to reference the actual Maryland articles of incorporation and bylaws of Gouverneur Bancorp, Inc. and Maryland law for additional information.
Authorized Capital Stock.   The authorized capital stock of Gouverneur Bancorp under its federal charter consists of 9,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of serial preferred stock. The authorized capital stock of Gouverneur Bancorp, Inc. under its Maryland articles of incorporation consists of 75,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.
Gouverneur Bancorp’s federal charter and Gouverneur Bancorp, Inc.’s Maryland articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.
Issuance of Capital Stock.   Currently, pursuant to applicable laws and regulations, Cambray Mutual Holding Company is required to own not less than a majority of the outstanding common stock of Gouverneur Bancorp. There will be no such restriction applicable to Gouverneur Bancorp, Inc. following consummation of the conversion, as Cambray Mutual Holding Company will cease to exist.
Gouverneur Bancorp, Inc.’s Maryland articles of incorporation following the conversion do not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of Gouverneur Bancorp, Inc., whereas Gouverneur Bancorp’s current federal charter provides that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Neither the Maryland articles of incorporation of Gouverneur Bancorp, Inc. nor the current federal charter and bylaws of Gouverneur Bancorp provide for preemptive rights to stockholders in connection with the issuance of capital stock.
Voting Rights.   Neither the current federal stock charter of Gouverneur Bancorp nor the Maryland articles of incorporation of Gouverneur Bancorp, Inc. following the conversion permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.
Payment of Dividends.   The ability of Gouverneur Savings and Loan Association to pay dividends on its capital stock is restricted by the New York State Department of Financial Services and Federal Deposit Insurance Corporation regulations and by tax considerations related to savings and loan associations. Gouverneur Savings and Loan Association will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect Gouverneur Bancorp, Inc. because dividends from Gouverneur Savings and Loan Association will be a primary source of funds for the payment of dividends to the stockholders of Gouverneur Bancorp, Inc.
Maryland law generally provides that, unless otherwise restricted in a corporation’s articles of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.
Board of Directors.   Under the current federal charter and bylaws of Gouverneur Bancorp and the Maryland articles of incorporation of Gouverneur Bancorp, Inc. following the conversion, as applicable, each of their board of directors is divided into three classes as nearly equal in number as reasonably possible and the members of each class are elected for a term of three years to serve until their successors are elected and qualified, with one class being elected annually. Under both the current federal bylaws of Gouverneur Bancorp and the Maryland bylaws of Gouverneur Bancorp, Inc., any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors remaining in office, whether or not a quorum is present. Under both the federal bylaws of Gouverneur Bancorp, any director of Gouverneur Bancorp so chosen will hold office until the next election of directors by the stockholders, and under the Maryland bylaws of Gouverneur Bancorp, Inc., any director so chosen will hold office until the next annual meeting of stockholders.
Both the federal bylaws of Gouverneur Bancorp and the Maryland bylaws of Gouverneur Bancorp, Inc. provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.
Under the federal bylaws of Gouverneur Bancorp, directors may be removed for cause by the vote of the holders of a majority of the shares of stock entitled to vote in the election of directors, or without cause by a vote of two-thirds of the shares entitled to vote in the election of directors. Under the Maryland bylaws of Gouverneur Bancorp, Inc., directors may be removed only for cause by the vote of the holders of a majority of the shares of stock entitled to vote in the election of directors.
Limitations on Liability.   The articles of incorporation of Gouverneur Bancorp, Inc. provide that, to the fullest extent permitted under Maryland law, the directors and officers of Gouverneur Bancorp, Inc. will have no personal liability to Gouverneur Bancorp, Inc. or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit; (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (3) to the extent otherwise provided by Maryland General Corporation Law.

Indemnification of Directors, Officers, Employees and Agents.   The bylaws of Gouverneur Bancorp provides that Gouverneur Bancorp will indemnify all officers, directors and employees of Gouverneur Bancorp and their heirs, executors and administrators to the fullest extent permitted by federal law for all expenses or liabilities (including judgments, court costs and attorneys’ fees and the cost of reasonable settlements) that are reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Gouverneur Bancorp, whether or not they continue to be a director or officer at the time of incurring the expenses or liabilities.
The articles of incorporation of Gouverneur Bancorp, Inc. provide that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Maryland law. Such indemnification includes the advancement of expenses. The articles of incorporation of Gouverneur Bancorp, Inc. also provide that Gouverneur Bancorp, Inc. will indemnify its employees and agents to such extent as shall be authorized by the board of directors and be permitted by law.
Special Meetings of Stockholders.   The bylaws of Gouverneur Bancorp provide that, unless otherwise prescribed by the regulations of the Board of the Federal Reserve System, special meetings of the stockholders of Gouverneur Bancorp may be called by the Chairman, the President, a majority of the board of directors or the secretary upon the written request of the holders of not less than one tenth of the outstanding capital stock of Gouverneur Bancorp entitled to vote at the meeting. The Maryland bylaws of Gouverneur Bancorp, Inc. provide that special meetings of stockholders may be called by the Chairman, the President or by two-thirds of the total number of directors. In addition, Maryland law provides that a special meeting of stockholders may be called by the Secretary upon written request of the holders of a majority of all the shares entitled to vote at a meeting.
Stockholder Nominations and Proposals.   The federal bylaws of Gouverneur Bancorp provide for an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Gouverneur Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of Gouverneur Bancorp’s board of directors or by a stockholder who has given appropriate notice to Gouverneur Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Gouverneur Bancorp appropriate notice of its intention to bring that business before the meeting. Gouverneur Bancorp’s secretary must generally receive notice of the nomination or proposal in writing at least 30 days before the date of the annual meeting. If 30 days’ prior written notice of the nomination or proposal is not given to the Secretary, a stockholder may still make a proposal at the annual meeting and the proposal may be discussed and considered, but the proposal will be laid over for action at an adjourned, special or annual meeting of the stockholders taking place 30 days or more after the meeting.
Gouverneur Bancorp, Inc.’s Maryland bylaws also establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Gouverneur Bancorp, Inc. A person may not be nominated for election as a director unless that person is nominated by or at the direction of Gouverneur Bancorp, Inc. board of directors or by a stockholder who has given appropriate notice to Gouverneur Bancorp, Inc. before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Gouverneur Bancorp, Inc. appropriate notice of its intention to bring that business before the meeting. Gouverneur Bancorp, Inc.’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to Gouverneur Bancorp, Inc. concerning the nature of the new business, the stockholder, the stockholder’s ownership in Gouverneur Bancorp, Inc. and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Gouverneur Bancorp, Inc. with certain information concerning the nominee and the proposing stockholder.
Advance notice of nominations or proposed business by stockholders gives Gouverneur Bancorp, Inc.’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.
Stockholder Action Without a Meeting.   Under Maryland law, action may be taken by stockholders of Gouverneur Bancorp, Inc. without a meeting if all stockholders entitled to vote on the action give written consent to taking such action without a meeting. The federal bylaws of Gouverneur Bancorp provide that action may be taken by stockholders without a meeting if all stockholders entitled to vote on the matter consent to the taking of such action without a meeting.
Stockholders’ Right to Examine Books and Records.   Federal law provides that stockholders of corporations such as Gouverneur Bancorp may inspect and make extracts from the books and records of account, minutes and record of stockholders of the corporation upon making written demand stating a proper purpose. This right is limited to stockholders or group of stockholders with voting shares having a cost of not less than $100,000 or constituting not less than one percent of the total outstanding voting shares, provided the holder or holders have held the shares for not less than six months prior to the request, or hold not less than five percent of the total outstanding voting shares.
Under Maryland law, a stockholder who has been a stockholder of record for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least 20 days’ written notice, to inspect in person or by agent, the corporation’s books of account and its stock ledger. In addition, under Maryland law, any stockholder or his agent, upon at least seven days’ written notice, may inspect and copy during usual business hours, the corporation’s bylaws, minutes of the proceedings of stockholders, annual statements of affairs and voting trust agreements. In addition, any stockholder or his agent, upon at least 20 days’ written notice, may request a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request.
Limitations on Voting Rights.   The Maryland articles of incorporation of Gouverneur Bancorp, Inc. provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of Gouverneur Bancorp, Inc. or any subsidiary or a trustee of a plan. The current federal charter of Gouverneur Bancorp contains a similar voting restriction with respect to beneficial owners (other than Cambray Mutual Holding Company) of more than 10% of equity securities in Gouverneur Bancorp.
In addition, Federal Reserve Board regulations provide that for a period of three years following the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Gouverneur Bancorp, Inc.’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
Mergers, Consolidations and Sales of Assets.
Under Maryland law, a merger or consolidation of Gouverneur Bancorp, Inc. requires approval of two-thirds of all votes entitled to be cast by stockholders, except that no approval by stockholders is required for a merger where Gouverneur Bancorp, Inc. is the surviving corporation if:
•
The plan of merger does not make an amendment of the articles of incorporation that would be required to be approved by the stockholders;

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Each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•
The number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

The articles of incorporation of Gouverneur Bancorp, Inc. reduce the vote required for a merger or consolidation to a majority of the total shares outstanding. In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of Gouverneur Bancorp, Inc.
Under Maryland law, a sale of all or substantially all of Gouverneur Bancorp, Inc.’s assets other than in the ordinary course of business, or a voluntary dissolution of Gouverneur Bancorp, Inc., requires the approval of its board of directors and the affirmative vote of two-thirds of the votes entitled to be cast on the matter.
Business Combinations with Interested Stockholders.   Under Maryland law, “business combinations” between Gouverneur Bancorp, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of Gouverneur Bancorp, Inc.’s voting stock after the date on which Gouverneur Bancorp, Inc. had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of Gouverneur Bancorp, Inc. at any time after the date on which Gouverneur Bancorp, Inc. had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Gouverneur Bancorp, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between Gouverneur Bancorp, Inc. and an interested stockholder generally must be recommended by the board of directors of Gouverneur Bancorp, Inc. and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Gouverneur Bancorp, Inc. and (2) two-thirds of the votes entitled to be cast by holders of voting stock of Gouverneur Bancorp, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Gouverneur Bancorp, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
Neither the current federal charter or bylaws of Gouverneur Bancorp nor the federal laws applicable to Gouverneur Bancorp contain a provision that restricts business combinations between Gouverneur Bancorp and any interested stockholder in the manner set forth above.
Dissenters’ Rights of Appraisal.   Under Maryland law, stockholders of Gouverneur Bancorp, Inc. have the right to dissent from any plan of merger or consolidation to which Gouverneur Bancorp, Inc. is a party, and to demand payment for the fair value of their shares unless the articles of incorporation provide otherwise or certain other conditions are met. Gouverneur Bancorp, Inc.’s Maryland articles of incorporation provide that stockholders will not be entitled to exercise any rights of an objecting stockholder provided for under Maryland General Corporation Law unless the board of directors, pursuant to a resolution approved by a majority of the directors then in office, provides for such rights in connection with a transaction.

Evaluation of Offers; Other Corporate Constituencies.   The Maryland articles of incorporation of Gouverneur Bancorp, Inc. provide that its directors, in discharging their duties to Gouverneur Bancorp, Inc. and in determining what they reasonably believe to be in the best interest of Gouverneur Bancorp, Inc., may, in addition to considering the effects of any action on stockholders, consider any of the following: (a) the economic effect, both immediate and long-term, upon Gouverneur Bancorp, Inc.’s stockholders, including stockholders, if any, choosing not to participate in the transaction; (b) the effects, including any social and economic effects on the employees, suppliers, creditors, depositors and customers of, and others dealing with, Gouverneur Bancorp, Inc. and its subsidiaries and on the communities in which Gouverneur Bancorp, Inc. and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of Gouverneur Bancorp, Inc.; (d) whether a more favorable price could be obtained for Gouverneur Bancorp, Inc.’s stock or other securities in the future; (e) the reputation and business practices of the offer or and its management and affiliates as they would affect the employees; (f) the future value of the stock or any other securities of Gouverneur Bancorp, Inc.; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal. If on the basis of these factors the board of directors determines that any proposal or offer to acquire Gouverneur Bancorp, Inc. is not in the best interest of Gouverneur Bancorp, Inc., it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors will have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.
By having these standards in the Maryland articles of incorporation of Gouverneur Bancorp, Inc., the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of Gouverneur Bancorp, even if the price offered is greater than the market price of any equity security of Gouverneur Bancorp, Inc.
The current federal charter of Gouverneur Bancorp does not contain a similar provision.
Amendment of Governing Instruments.   Generally under the federal charter of Gouverneur Bancorp, no amendment of the charter will be made unless proposed by the board of directors and approved by the stockholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required under applicable law. The Maryland articles of incorporation of Gouverneur Bancorp, Inc. generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Maryland law.
The federal bylaws of Gouverneur Bancorp may be amended after approval of the amendment by a majority vote of the board of directors, or by a majority vote of the votes cast by the stockholders of the corporation at any legal meeting, subject to any applicable regulatory approvals. The Maryland bylaws of Gouverneur Bancorp, Inc. may be amended by the affirmative vote of a majority of the directors or by the vote of the holders of not less than 75% of the votes entitled to be cast by holders of the capital stock of Gouverneur Bancorp, Inc. entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the stockholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).

RESTRICTIONS ON ACQUISITION OF GOUVERNEUR BANCORP, INC.
General
Certain provisions in the articles of incorporation and bylaws of Gouverneur Bancorp, Inc. may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.
Maryland Law and Articles of Incorporation and Bylaws of Gouverneur Bancorp, Inc.
Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.
Limitation on Voting Rights.   Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of Gouverneur Bancorp, Inc. or any subsidiary or a trustee of a plan.
Classified Board.   Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of Gouverneur Bancorp, Inc.
Filling of Vacancies; Removal.   Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next the next election of directors by stockholders. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares entitled to vote in the election of directors. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.
Director Qualification.   Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.
Prohibition of Cumulative Voting.   Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.
Special Meetings of Stockholders.   Our stockholders must act only through an annual or special meeting. Special meetings of stockholders may only be called by the Chairman, the President, by two-thirds of the total number of directors or by the Secretary upon the written request of the holders of a majority of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Amendment of Articles of Incorporation.   Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least 75% of the outstanding shares entitled to vote.
Amendment of Bylaws.   Our articles of incorporation provide that our bylaws may not be adopted, repealed, altered, amended or rescinded by stockholders except by the affirmative vote of the holders of at least 75% of the voting stock.
Advance Notice Provisions for Stockholder Nominations and Proposals.   Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder, the stockholder’s ownership of Gouverneur Bancorp, Inc. and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.
Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.
Authorized but Unissued Shares of Capital Stock.   Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Maryland Corporate Law and Business Combinations with Interested Stockholders.   Under Maryland law, “business combinations” between Gouverneur Bancorp, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of Gouverneur Bancorp, Inc.’s voting stock after the date on which Gouverneur Bancorp, Inc. had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of Gouverneur Bancorp, Inc. at any time after the date on which Gouverneur Bancorp, Inc. had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Gouverneur Bancorp, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Gouverneur Bancorp, Inc. and an interested stockholder generally must be recommended by the board of directors of Gouverneur Bancorp, Inc. and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Gouverneur Bancorp, Inc. and (2) two-thirds of the votes entitled to be cast by holders of voting stock of Gouverneur Bancorp, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Gouverneur Bancorp, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
Federal Reserve Board Regulations
Federal Reserve Board regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
Change in Control Laws and Regulations
Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a savings and loan holding company such as Gouverneur Bancorp, Inc. unless the Federal Reserve Board has been given 60 days’ prior written notice and has not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the Change in Bank Control Act, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a savings and loan holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Gouverneur Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

DESCRIPTION OF GOUVERNEUR BANCORP, INC. COMMON STOCK
The common stock of Gouverneur Bancorp, Inc. represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.
General
Gouverneur Bancorp, Inc. is authorized to issue 75,000,000 shares of common stock having a par value of  $0.01 per share and 25,000,000 shares of preferred stock having a par value of $0.01 per share. Each share of Gouverneur Bancorp, Inc.’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. Gouverneur Bancorp, Inc. will not issue any shares of preferred stock in the conversion and offering.
Common Stock
Dividends.   Gouverneur Bancorp, Inc. can pay dividends if, as and when declared by its board of directors. The payment of dividends by Gouverneur Bancorp, Inc. is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of Gouverneur Bancorp, Inc. will be entitled to receive and share equally in dividends declared by the board of directors of Gouverneur Bancorp, Inc. If Gouverneur Bancorp, Inc. issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.
Voting Rights.   The holders of common stock of Gouverneur Bancorp, Inc. will possess exclusive voting rights in Gouverneur Bancorp, Inc. They will elect Gouverneur Bancorp, Inc.’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of Gouverneur Bancorp, Inc.,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Gouverneur Bancorp, Inc. issues preferred stock, holders of Gouverneur Bancorp, Inc. preferred stock may also possess voting rights.
Liquidation.   If there is any liquidation, dissolution or winding up of Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc., as the sole holder of Gouverneur Savings and Loan Association’s capital stock, would be entitled to receive all of Gouverneur Savings and Loan Association’s assets available for distribution after payment or provision for payment of all debts and liabilities of Gouverneur Savings and Loan Association, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of Gouverneur Bancorp, Inc., the holders of its common stock would be entitled to receive all of the assets of Gouverneur Bancorp, Inc. available for distribution after payment or provision for payment of all its debts and liabilities. If Gouverneur Bancorp, Inc. issues preferred stock, the preferred stockholders may have a priority over the holders of the common stock upon liquidation or dissolution.
Preemptive Rights; Redemption.   Holders of the common stock of Gouverneur Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.
Preferred Stock
Gouverneur Bancorp, Inc. will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
Exclusive Forum for Certain Stockholder Litigation Matters
The bylaws of Gouverneur Bancorp, Inc. provide that, unless Gouverneur Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Gouverneur Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed to Gouverneur Bancorp, Inc. or Gouverneur Bancorp, Inc.’s stockholders by any director, officer or other employee of Gouverneur Bancorp, Inc., (iii) any action asserting a claim arising pursuant to any provision of Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be a state or federal court located within the State of Maryland. This exclusive forum provision does not apply to claims arising under the federal securities laws.
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for Gouverneur Bancorp, Inc.’s common stock is American Stock Transfer & Trust Company, LLC, Brooklyn, New York.
REGISTRATION REQUIREMENTS
In connection with the conversion and the stock offering, we will register our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.
LEGAL AND TAX OPINIONS
Kilpatrick Townsend & Stockton LLP, special counsel to Gouverneur Bancorp, Inc., Cambray Mutual Holding Company, Gouverneur Bancorp, and Gouverneur Savings and Loan Association, has issued to Gouverneur Bancorp, Inc. its opinion regarding the legality of the common stock and has issued to Gouverneur Bancorp, Inc., Cambray Mutual Holding Company, Gouverneur Bancorp, and Gouverneur Savings and Loan Association its opinion regarding the federal income tax consequences of the conversion and stock offering. Bonadio & Co., LLP has provided an opinion to us regarding the New York income tax consequences of the conversion and stock offering. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. and, in the event of a syndicated community offering, for any other co-managers, by Luse Gorman, PC, Washington, D.C.
EXPERTS
The consolidated financial statements of Gouverneur Bancorp as of September 30, 2022 and 2021 and for the each of the years then ended have been included in this prospectus and in the registration statement in reliance upon the report of Bonadio & Co., LLP, independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.
RP Financial, LC has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of Gouverneur Bancorp, Inc. upon completion of the conversion and stock offering and of its letters with respect to subscription rights and the liquidation accounts.
WHERE YOU CAN FIND MORE INFORMATION
Gouverneur Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Gouverneur Bancorp, Inc. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.
Cambray Mutual Holding Company has filed an application for conversion and a savings and loan holding company application, both with the Federal Reserve Board. The application may be inspected, without charge, at the offices of the Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, NW, Washington, DC 20551 and at the Federal Reserve Bank of Philadelphia, Ten Independence Mall, Philadelphia, Pennsylvania 19106. The plan of conversion is available for inspection, upon request, at each office of Gouverneur Savings and Loan Association.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF GOUVERNEUR BANCORP
Page
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Statements of Financial Condition at March 31, 2023 (unaudited) and September 30, 2022 and 2021	F-4
Consolidated Statements of Earnings for the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021	F-5
Consolidated Statements of Comprehensive Income (Loss) for the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021	F-6
Consolidated Statements of Changes in Stockholders’ Equity for the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021	F-7
Consolidated Statements of Cash Flows for the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021	F-8
Notes to Consolidated Financial Statements	F-9
*      *      *
All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.
Separate financial statements for Gouverneur Bancorp, Inc. have not been included in this prospectus because Gouverneur Bancorp, Inc., which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
January 13, 2023
To the Board of Directors and
Stockholders of Gouverneur Bancorp, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial condition of Gouverneur Bancorp, Inc. and Subsidiaries (the Company) as of September 30, 2022 and 2021, and the related consolidated statements of earnings, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financials statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
432 North Franklin Street, #60
Syracuse, New York 13204
p (315) 476-4004
f (315) 254-2384
www.bonadio.com

F-1

Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Allowance for Loan Losses — Qualitative Factor Component
The allowance for loan losses as of September 30, 2022 was $621 thousand. As described in Notes 2 and 5 to the consolidated financial statements, the allowance for loan losses is established through a provision for loan losses and represents an amount which, in management’s judgement, will be adequate to absorb losses on existing loans. The level of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, payment status of the loan and economic conditions.
The allowance consists of specific and general components in the amounts of $85 thousand and $536 thousand, respectively. Specific reserves estimate potential losses on identified impaired loans with uncertain collectability of principal and interest. The general component covers pools of loans by loan class including loans not considered impaired, as well as homogeneous loans, such as real estate, commercial, and consumer loans. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative risk factors. The general component is calculated using a systematic methodology with both a quantitative and a qualitative analysis that is applied on a quarterly basis. For purposes of the allowance methodology, the loan portfolio is segmented as described in Note 5. Each segment has a distinct set of risk characteristics monitored by management. Risk is further assessed and monitored and determined at a more disaggregated level, which includes the risk grading system as described in Note 5 under Credit Quality Indicators.
To determine the general component of the allowance the Company applies the historical loss rate to pools of loans with similar risk characteristics. After consideration of the historic loss analysis, management applies additional qualitative adjustments so that the allowance for loan losses is reflective of the estimate of incurred losses that exist in the loan portfolio at the statement of financial condition date. Qualitative adjustments are made if the incurred loan losses inherent in the loan portfolio are not fully captured in the historical loss analysis. Qualitative considerations include changes in economic conditions; changes in volume of delinquencies and loan classifications; changes in collateral value; changes in credit concentration; changes in portfolio volume; changes in the compliment of staffing; and other external factors.
The evaluation of the qualitative factors requires a significant amount of judgement by management and involves a high degree of subjectivity. We identified the qualitative factor component of the allowance for loan losses as a critical audit matter as auditing the underlying qualitative factors required significant auditor judgment as amounts determined by management rely on analysis that is highly subjective and includes significant estimation uncertainty.
Our audit procedures related to the qualitative factors included the following, among others:
•
Assessing management’s methodology and considering whether relevant risks were reflected in the modeled provision and whether adjustments to modeled calculations were appropriate.

•
Evaluating the completeness and accuracy of data inputs used as a basis for the adjustments relating to qualitative general reserve factors and considering whether the sources of data and factors that management used in forming the assumptions are relevant, reliable, and sufficient for the purpose based on the information gathered.

•
Evaluating the reasonableness of management’s judgments related to the qualitative and quantitative assessment of the data used in the determination of the general reserve qualitative adjustments for consistency with each other, the supporting data, relevant historical data, and industry data.

F-2

•
Analytically evaluating the qualitative adjustment in the current year compared to prior years for directional consistency and reasonableness.

•
Testing the calculations used by management to translate the assumptions and key factors into the allowance estimated amount.

Business Combination — valuation of the Acquired Loan Portfolio and Core Deposit Intangible
As described in Notes 1 and 3 to the consolidated financial statements, on September 16, 2022, the Company completed its acquisition of Citizens Bank of Cape Vincent (CBCV) for $8.5 million of cash, resulting in goodwill of $4.9 million. The fair value of total assets acquired as a result of the merger totaled $81.6 million, including acquired loans of $37.0 million and deposits of $77.2 million. Further, a core deposit intangible of $2.5 million was recorded as part of the acquisition. Acquired loans (impaired and non-impaired) are initially recorded at their acquisition-date fair values using Level 3 inputs. Fair values are based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, expected lifetime losses, environmental factors, collateral values, discount rates, expected payments and expected prepayments. Specifically, the Company prepared two separate loan fair value adjustments that it believed a market participant might employ in estimating the entire fair value adjustment necessary for the acquired loan portfolio. The two-separate fair valuation methodology employed are: 1) an interest rate loan fair value adjustment, 2) a general credit fair value adjustment. The fair value of the core deposit intangible was determined using a two-step analytical approach. The first is the estimation of the useful life of the deposits, or attrition rate. The second step is to determine the net alternative funding cost for the core deposit as well as assumptions regarding costs of servicing core deposit accounts (using a noninterest expense analysis), fee income derived from core deposit accounts, taxes, and a discount rate used to establish a present value for cash flows.
We identified the fair value of acquired loans and the core deposit intangible as a critical audit matter, because of the judgments necessary to determine the fair value of the loan portfolio acquired and the core deposit intangible, the high degree of auditor judgment involved and the extensive audit effort involved in testing management estimates and assumptions.
Our audit procedures related to the valuation of the acquired loan portfolio included the following, among others:
•
We obtained the valuation report prepared by a third party engaged by management, and gained an understanding of the valuation methodology applied, as well as key inputs and assumptions.

•
We tested the completeness and accuracy of data inputs provided by management and utilized in the calculation performed by the third party specialist.

•
We evaluated significant assumptions such as credit risk, expected lifetime losses, environmental factors, collateral values, discount rates, expected payments and expected prepayments for the loan portfolio and attrition rate, alternate funding cost for the core deposit, costs of servicing core deposit accounts, fee income derived from core deposit accounts, taxes and discount rate for the core deposit intangible.

•
We tested the completeness and accuracy of data included in the loan and deposit trial balances used in the discounted cash flow models.

We have served as the Company’s auditor since 2022.
Syracuse, New York

F-3

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
As of March 31, 2023 (unaudited) and September 30, 2022 and 2021
	March 31, 2023	September 30, 2022	September 30, 2021
	(unaudited)
	(In Thousands, Except Share and Per Share Amounts)
Assets
Cash and Cash Equivalents:
Cash and due from banks	$6,602	$10,109	$4,503
Interest bearing deposits with banks	1,127	4,235	6,546
Total Cash and Cash Equivalents	7,729	14,344	11,049
Time deposits in other financial institutions	723	718	—
Debt Securities available for sale, net	49,447	49,645	24,614
Debt Securities held to maturity	1	1	2
Loans held for sale, at fair value	—	—	200
Loans receivable, net of allowance for loan losses 2023 $675; 2022 $621; 2021 $620	124,395	125,111	86,147
Investment in FHLB, ACBB stock, at cost	1,277	895	770
Investment in life insurance	6,911	6,841	6,704
Premises and equipment, net	3,192	3,155	2,397
Foreclosed assets	58	75	276
Core deposit intangible	2,311	2,542	—
Goodwill	3,956	3,956	—
Accrued interest receivable and other assets	5,196	5,736	2,763
Total Assets	$205,196	$213,019	$134,922
Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Non-interest bearing demand	$17,195	$25,760	$14,142
NOW and money market	51,916	54,085	31,057
Savings	73,994	83,735	39,360
Time	22,791	20,371	16,195
Total Deposits	165,896	183,951	100,754
Advanced payments by borrowers for property taxes and insurance	504	433	475
Borrowings	8,900	—	—
Accrued interest payable and other liabilities	3,557	3,806	6,291
Total Liabilities	178,857	188,190	107,520
Stockholders’ Equity
Preferred stock, par value $.01 per share; authorized 1,000,000 shares; none issued	—	—	—
Common stock, par value $.01 per share; authorized, 9,000,000 shares at March 31, 2023,
September 30, 2022 and 2021 issued 2,383,610 shares with 2,031,377 shares outstanding	24	24	24
Additional paid-in capital	5,035	5,035	5,035
Retained earnings	27,924	28,128	26,717
Treasury stock, at cost at March 31, 2023, September 30, 2022 and 2021; 352,233 shares	(4,070)	(4,070)	(4,070)
Accumulated other comprehensive loss	(2,574)	(4,288)	(304)
Total Stockholders’ Equity	26,339	24,829	27,402
Total Liabilities and Stockholders’ Equity	$205,196	$213,019	$134,922
See notes to consolidated financial statements
F-4

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the
Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)	(unaudited)
	(In Thousands)
Interest Income:
Loans receivable, including fees	$2,969	$1,979	$4,015	$4,116
Swap income (expense) on loan hedge, net	40	(123)	(172)	(248)
Securities and other investments:
Taxable	693	62	188	72
Tax-exempt	276	240	472	523
Other	54	2	44	4
Total Interest Income	4,032	2,160	4,547	4,467
Interest Expense:
Deposits	122	90	178	201
FHLBNY agreements:
Swap (income) expense on deposits hedge, net	(76)	68	86	136
Borrowings	53	—	4	28
Total Interest Expense	99	158	268	365
Net Interest Income before Provision for Loan Losses	3,933	2,002	4,279	4,102
Provision for loan losses	62	31	61	18
Net Interest Income after Provision for Loan Losses	3,871	1,971	4,218	4,084
Non-interest Income:
Service charges and fees	169	130	278	235
Realized gain (loss) on sale of securities, net	(661)	—	—	45
Net gain on swap unwound	654	—	—	—
Gain on life insurance death benefit	—	—	—	160
Loss on disposal of premises and equipment, net	—	—	(1)	—
Earnings on investment in life insurance	70	67	137	138
Earnings (loss) on deferred fees plan	41	4	(44)	147
Unrealized gains (losses) on swap agreement	(823)	1,093	2,158	943
Earnings on MPF & MAP originations	5	19	24	142
Earnings on MPF & MAP loan servicing fees	16	17	34	27
Other	158	120	219	256
Total Non-interest Income (Loss)	(371)	1,450	2,805	2,093
Non-interest Expenses:
Salaries and employee benefits	1,676	1,129	2,291	2,628
Directors’ fees	143	134	274	256
Earnings (losses) on deferred fees plan	41	4	(44)	147
Occupancy expense	511	326	648	632
Data processing	228	130	265	261
Postage and supplies	81	30	80	59
Professional fees	226	137	303	298
Acquisition fees	—	288	558	—
Amortization expense	229	—	—	—
Foreclosed assets, net	31	12	31	71
Other	442	299	698	655
Total Non-interest Expenses	3,608	2,489	5,104	5,007
Income (Loss) before Income Tax Expense	(108)	932	1,919	1,170
Income Tax Expense (Benefit)	(108)	145	392	(86)
Net Income	$—	$787	$1,527	$1,256
Basic and Diluted Earnings Per Share	$—	$0.39	$0.75	$0.62
See notes to consolidated financial statements
F-5

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the
Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Net Income	$—	$787	$1,527	$1,256
Other Comprehensive Income (Loss), Net of Tax
Unrealized Gain (Loss) on Securities:
Unrealized holding gain (loss) arising during period net of deferred income tax benefit	1,205	(1,322)	(3,048)	(184)
Tax Expense (Benefit)	436	(479)	(1,104)	(66)
Reclassification adjustment for gains realized, net of deferred income taxes (benefit)	—	—	—	(26)
Tax Expense (Benefit)	—	—	—	(9)
Post-retirement Benefit (Expense) net of deferred taxes (benefit)	54	62	123	(18)
Tax Expense (Benefit)	19	22	45	(7)
Total Other Comprehensive Income (Loss)	1,714	(1,717)	(3,984)	(310)
Total Comprehensive Income (Loss)	$1,714	$(930)	$(2,457)	$946
See notes to consolidated financial statements
F-6

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the
Years Ended September 30, 2022 and 2021
	Common Stock	Additional paid in capital	Retained Earnings	Treasury Stock	Acc. Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	(In Thousands, Except per Share Amounts)
Balance – September 30, 2020	$24	$5,035	$25,634	$(4,070)	$6	$26,629
Comprehensive Income
Net Income	—	—	1,256	—	—	1,256
Net pension and post retirement benefit costs, net of taxes	—	—	—	—	(25)	(25)
Change in unrealized losses on securities available-for-sale, net of reclassification adjustment and tax effects	—	—	—	—	(250)	(250)
Reclassification adjustment, net of tax	—	—	—	—	(35)	(35)
Total Comprehensive Income						946
Cash dividends declared, $0.24 per share	—	—	(173)	—	—	(173)
Balance – September 30, 2021	24	5,035	26,717	(4,070)	(304)	27,402
Comprehensive Income (Loss)
Net Income	—	—	787	—	—	787
Net pension and post retirement benefit costs, net of taxes	—	—	—	—	84	84
Change in unrealized losses on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	(1,801)	(1,801)
Reclassification adjustment, net of tax	—	—	—	—	—	—
Total Comprehensive Loss						(930)
Cash dividends declared, $0.10 per share	—	—	(72)	—	—	(72)
Balance – March 31, 2022 (unaudited)	$24	$5,035	$27,432	$(4,070)	$(2,021)	$26,400
Comprehensive Income (Loss)
Net Income	—	—	740	—	—	740
Net pension and post retirement benefit costs, net of taxes	—	—	—	—	84	84
Change in unrealized losses on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	(2,351)	(2,351)
Reclassification adjustment, net of tax	—	—	—	—	—	—
Total Comprehensive Loss						(1,527)
Cash dividends declared, $0.06 per share	—	—	(44)	—	—	(44)
Balance – September 30, 2022	$24	$5,035	$28,128	$(4,070)	$(4,288)	$24,829
Comprehensive Income (Loss)
Net Income	—	—	—	—	—	—
Net pension and post retirement benefit costs, net of taxes	—	—	—	—	73	73
Change in unrealized losses on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	1,641	1,641
Reclassification adjustment, net of tax	—	—	—	—	—	—
Total Comprehensive Income						1,714
Cash dividends declared, $0.10 per share	—	—	(204)	—	—	(204)
Balance – March 31, 2023 (unaudited)	$24	$5,035	$27,924	$(4,070)	$(2,574)	$26,339
See notes to consolidated financial statements
F-7

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the
Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Cash Flows from Operating Activities:
Net income	$—	$787	$1,527	$1,256
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan loss	62	31	61	18
Net amortization of deferred fees on loans	50	50	106	138
Net accretion (amortization) of securities premiums and discounts	(352)	1	(25)	28
Depreciation	111	66	138	139
Deferred income tax	—	—	385	332
Net realized loss (gain) on securities available for sale	661	—	—	(45)
Net amortization of Core Deposits Intangible	231	—	—	—
Net realized losses on disposal of premises and equipment	—	1	1	—
Life insurance proceeds	—	—	—	515
Gain on life insurance death benefit	—	—	—	(160)
Loss on subsequent write-downs of REOs	23	—	25	32
Net realized gains on sale of foreclosed assets	—	(4)	(17)	(8)
Earnings on investment in life insurance	(70)	(67)	(137)	(138)
(Increase) decrease in accrued interest receivable and other assets	84	156	(2,300)	581
Decrease in accrued interest payable and other liabilities	(156)	(3,087)	(2,273)	(1,768)
Net Cash (Used in) Provided by Operating Activities	644	(2,066)	(2,509)	920
Cash Flows from Investing Activities:
Securities available for sale:
Proceeds from sales of securities Available for Sale (AFS)	4,988	—	—	541
Proceeds from maturities and principal reductions of securities AFS	2,008	1,916	2,119	2,586
Purchases of securities Available for Sale	(5,035)	(985)	(1,932)	(7,629)
Securities held to maturity – proceeds from maturities	—	1	1	1
Bank acquisition, net of cash acquired	—	—	1,914	—
Purchases of FHLB stock	(382)	(13)	(1)	(72)
Net (increase) decrease in loans receivable and loans held for sale	546	(1,459)	(2,129)	257
Additions to premises and equipment	(148)	(33)	(188)	—
Proceeds from the sale of foreclosed assets	52	95	168	184
Net Cash Provided by (Used in) Investing Activities	2,029	(478)	(48)	(4,132)
Cash Flows from Financing Activities:
Net increase (decrease) in deposits	(18,055)	(478)	6,010	9,596
Proceeds from short-term borrowings	12,600	—	8,500	900
Repayments of short-term borrowings	(3,700)	—	(8,500)	(3,900)
Advance Payments by Borrowers for Property Taxes and Insurance, Net	71	28	(42)	28
Cash dividends paid	(204)	(72)	(116)	(173)
Net Cash Provided by Financing Activities	(9,288)	(522)	5,852	6,451
Net Increase (Decrease) in Cash and Cash Equivalents	(6,615)	(3,066)	3,295	3,239
Cash and Cash Equivalents – Beginning of Year	14,344	11,049	11,049	7,810
Cash and Cash Equivalents – End of Year	$7,729	$7,983	$14,344	$11,049
Supplemental disclosures:
Cash paid during the year for interest	$110	$159	$297	$371
Cash paid during the year for income taxes	—	—	—	—
Loans Receivable Transferred to Foreclosed Assets During the Year	58	—	—	116
Write Downs on Foreclosed Assets through the Allowance for Loan Losses	—	(25)	(25)	—
See notes to consolidated financial statements
F-8

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
NOTE 1 — NATURE OF OPERATIONS
Gouverneur Bancorp, Inc. (the “Company”) is a savings and loan holding company. Its only subsidiary is Gouverneur Savings and Loan Association (the “Bank”). On March 23, 1999, the Bank reorganized into the mutual holding company form of organization as a wholly-owned subsidiary of Bancorp, a mid-tier stock holding company that became the majority-owned subsidiary of Cambray Mutual Holding Company. On September 16, 2022, the Bank formed the limited purpose GS&L Municipal Bank (“Muni Bank”). The Muni Bank is a limited purpose commercial bank that is a wholly owned subsidiary of the Bank.
Cambray Mutual Holding Company, (the “MHC”), a mutual holding company whose activity is not included in the accompanying consolidated financial statements, owns 64.55% of the outstanding common stock of Bancorp as of March 31, 2023.
The Bank provides financial services to individuals and businesses primarily in St. Lawrence, Jefferson and Lewis Counties in New York State. The Bank is subject to regulation by the New York State Department of Financial Services (“NYSDFS”) and Federal Deposit Insurance Corporation (“FDIC”). The Muni Bank’s principal business focus is to serve the deposit needs of Municipalities that are within the Bank’s three-county market area. Initially, the Muni Bank will concentrate its business development efforts on St. Lawrence and Jefferson Counties in the state of New York and will focus exclusively on deposit products.
On September 16, 2022, the Bank completed its acquisition of Citizens Bank of Cape Vincent (“CBCV”), Cape Vincent, New York, a commercial bank with full-service offices in the villages of Cape Vincent, Chaumont and LaFargeville. At the effective time of the merger, CBCV was merged with and into Gouverneur Savings and Loan Association and each CBCV stockholder became entitled to receive $1,056.11 in cash for each share of CBCV common stock that they held at the effective time of the merger. See Note 3 for more information on the acquisition of CBCV.
In conjunction with the acquisition of CBCV, the Bank formed the limited purpose Muni Bank in order to continue to hold CBCV’s roughly $24,187,000 in municipal deposits and continue to compete for such deposits in the future. The Muni Bank is a limited purpose commercial bank that is a wholly owned subsidiary of the Bank and operates under the same regulatory and operating framework as the Bank. The formation of the Muni Bank included an initial $2.5 million contribution from the Bank.
On May 22, 2023, the Boards of Directors of the Bank and the MHC unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the MHC will sell its majority ownership in the Company to the public and the Company, which is currently in the mutual holding company structure, will reorganize to a fully public stock holding company in a transaction commonly referred to as a “second step” conversion. Management anticipates the transaction will be completed during the third quarter of the 2023 calendar year.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of Bancorp and its wholly-owned subsidiary, the Bank, and the Bank’s wholly owned subsidiary GS&L Municipal Bank. GS&L Municipal Bank is a New York corporation organized in September 2022 to solicit municipal deposits from local government entities such as towns, cities, school districts, fire districts and other municipalities. The Bank views the GS & L Municipal Bank as a source of low cost and stable source of funds that will further the Bank’s commitment to the communities in which the Bank operates.
At March 31, 2023, GS&L Municipal Bank held $29.1 million of the Bank’s $49.5 million investment securities portfolio and $20.6 million of the Bank’s deposits.

F-9

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
All intercompany accounts and transactions have been eliminated in consolidation. The “Company”, as used in the consolidated financial statements, refers to the accounts of Bancorp, the Bank, and the Muni Bank.
Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. In connection with the determination of the estimated loan losses, management obtains independent appraisals for significant properties.
The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions. While management uses available information to recognize losses on loans and foreclosed assets, further reductions in the carrying amounts of loans and foreclosed assets may be necessary, based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed assets. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed assets may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.
Concentrations of Credit Risk
At March 31, 2023 and 2022, the Company held approximately $1.1 million and $2.8 million, respectively, on deposit with the Federal Reserve Bank and Federal Home Loan Bank of New York which is not insured by the Federal Deposit Insurance Corporation.
At September 30, 2022 and 2021, the Company held approximately $4.2 million and $6.6 million, respectively, on deposit with the Federal Reserve Bank and Federal Home Loan Bank of New York which is not insured by the Federal Deposit Insurance Corporation.
The Bank operates primarily in St. Lawrence, Jefferson and Lewis Counties, New York and, accordingly, has extended credit primarily to commercial entities and individuals in this area whose ability to honor their contracts is influenced by the region’s economy. These customers are also the primary depositors of the Bank. The Bank is limited in extending credit by legal lending limits to any single borrower or group of borrowers. Note 4 discusses the types of securities the Bank invests in and Note 5 discusses the types of lending in which the Bank engages.
Cash and Cash Equivalents
For the purpose of reporting on the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing) and interest-bearing deposits in banks with an original maturity of 90 days or less.
Time Deposits in Other Financial Institutions
The majority of the Bank’s time deposits mature within two years and are maintained with major financial institutions in the United States. Interest-bearing, non-transaction account deposits with these

F-10

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
financial institutions may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and therefore, bear minimal risk. The FDIC insurance coverage is $250,000. The Bank currently has no time deposits that exceed the FDIC insurance coverage.
Investment Securities
Debt Securities classified as available-for-sale are those debt securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Debt securities available-for-sale are carried at fair value. Unrealized gains and losses are reported in other comprehensive income, net of the related deferred income tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income to the call date or to date of maturity. Each method approximates the interest over the terms of the securities. The Company did not hold any equity securities at March 31, 2023 and 2022.
Debt securities classified as held-to-maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the terms of the securities.
Declines in the fair value of held-to-maturity and available-for-sale securities below their cost, that are deemed to be other than temporary, are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) that the Company does not intend to sell these securities, and (4) it is more likely than not that the Company will not be required to sell before a period of time sufficient to allow for any anticipated recovery in fair value.
Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.
The stock from the Federal Home Loan Bank of New York (“FHLBNY”) and Atlantic Central Bankers Bank (“ACBB”) is restricted as to its marketability. Because no ready market exists for these investments and they have no quoted market value, the Company’s investment in this stock is carried at cost. Each member of the FHLBNY is required to maintain a minimum level of membership stock for as long as it remains a member. The amount of required membership stock is, generally speaking, equal to a specified percentage of “mortgage-related assets” held by the member. Members are also required to purchase activity-based stock in an amount, generally speaking, equal to a specific percentage of the outstanding principal balance of advances extended to the member.
Loans Held for Sale
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. There were no loans held for sale at March 31, 2023 or September 30, 2022. Loans held for sale at September 30, 2021 were sold in October 2021.
Loans Receivable
Loans are carried at the amount of unpaid principal, adjusted for deferred loan fees and origination costs. Interest on loans is accrued based on the principal amounts outstanding. Nonrefundable loan fees

F-11

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
and related direct costs are deferred, and the net amount is amortized to income as a yield adjustment over the life of the loan using the interest method. When principal or interest is delinquent for ninety days or more, the Company places the loan on nonaccrual status.
After a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Subsequent collections of interest payments on nonaccrual loans are recognized as interest income unless ultimate collectability of the loan is in doubt. Cash collections on loans where ultimate collectability remains in doubt are applied as reductions of the loan principal balance and no interest income is recognized until the principal balance has been collected.
Acquired Loans
The Company has determined that there was no evidence of deterioration in credit quality since origination in loans acquired from CBCV and that it was probable, at the acquisition date, that the Company will be able to collect all contractually required payments receivable. See further discussion on the acquired loans in Note 3.
Allowance for Loan Losses
The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. The Company uses a disciplined process and methodology to establish the allowance for loan losses each quarter. To determine the total allowance for loan losses, management estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of amounts applicable to: (1) the commercial portfolio; (2) the real estate portfolio; and (3) the consumer portfolio.
To determine the balance of the allowance account, loans are pooled by portfolio segment and losses are modeled using historical experience and quantitative and other mathematical techniques over the loss emergence period. Management exercises significant judgment in determining the estimation method that fits the credit risk characteristics of each portfolio segment. The Company uses models developed under the guidance of the Office of the Comptroller of the Currency (“OCC”) in this process. Management must use judgment in establishing additional input metrics for the modeling processes. The models and assumptions used to determine the allowance are independently validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.
The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan and collection of the full loan balance is deemed unlikely. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.
The establishment of the allowance for loan losses relies on a consistent process that requires multiple layers of management review and judgment and responds to changes in economic conditions, customer behavior and collateral value, among other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the allowance for loan losses. The Company’s allowance for loan losses is sensitive to risk ratings assigned to the individually evaluated loans and economic assumptions and delinquency trends driving statistically modeled reserves. Individual loan risk ratings are evaluated based on each situation by experienced senior credit officers.

F-12

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Management monitors differences between estimated and actual incurred loan losses. This monitoring process includes periodic assessments by senior management of loan portfolios and the models used to estimate incurred losses in those portfolios. Additions to the allowance for loan losses are made by changes to the provision for loan losses. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses.
A loan is considered impaired when, based on current information and events, the Company has concerns about the ability to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
The specific allowance component is used to individually establish an allowance for loans identified for impairment testing. When impairment is identified, a specific reserve may be established based on the Company’s calculation of the estimated loss embedded in the individual loan. Impairment testing includes consideration of the borrower’s overall financial condition, resources and payment record, support available from financial guarantors and the fair market value of the collateral. These factors are combined to estimate the probability and severity of inherent losses. Large groups of smaller balance, homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately evaluate individual consumer and residential loans for impairment.
The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are then also segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, the experience and depth of management, national and local economic trends, concentrations of credit, results of the loan review system and the effect of external factors (i.e. competition and regulatory requirements). Current economic conditions take into account the average unemployment rate for St. Lawrence, Jefferson and Lewis Counties, New York, the State of New York and for the nation, with the most significance given to the St. Lawrence County data. The allowance factors assigned differ by loan type.
Allowance factors and overall size of the allowance may change from period to period based on management’s assessment of the above-described factors and the relative weights given to each factor. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.
Loans are placed into a non-accruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (1) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt (including accrued interest) in full, or (2) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
Loans classified as substandard or worse are considered for impairment testing. A substandard loan shows signs of continuing negative financial trends and unprofitability, and therefore is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. The borrower on such loans typically exhibits one or more of the following characteristics: financial ratios

F-13

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
and profitability margins are well below industry average; a negative cash flow position exists; debt service capacity is insufficient to the service debt and an improvement in the cash flow position is unlikely within the next twelve months; secondary and tertiary means of debt repayment are weak. Loans classified as substandard are characterized by the probability that the Bank will not collect amounts due according to the contractual terms or will sustain some loss if the deficiencies are not corrected.
Loss potential, while existing with respect to the aggregate amount of substandard (or worse) loans, does not have to exist in any individual assets classified as substandard. Such credits are also evaluated for nonaccrual status.
Impaired loans include loans that have been classified as substandard or worse. However, certain loans have been paying as agreed and have remained current, with some financial issues related to cash flow that have caused some concern as to the ability of the borrower to perform in accordance with the current loan terms but not to such extent as to require the loan to be put into a non-accruing status. Cash receipts on impaired loans are recorded as interest income as received, unless the loan is in a nonaccrual status.
The Company’s charge-off policies by segment of the loan portfolio are as follows:
•
Real Estate — The Company generally writes down to the net realizable value based on new appraisal values obtained at the time of possession.

•
Consumer Loans — The Company generally fully or partially charges down to the net realizable value at the time of possession.

•
Commercial Loans — The Company reviews on a quarterly basis.

Premises and Equipment
Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Costs of significant property improvements are capitalized. Maintenance and repairs are expensed as incurred, while major additions and improvements are capitalized. Gains and losses on dispositions are included in current earnings. Depreciation expense is calculated principally on the straight-line method over the following estimated useful lives of the related assets:
Years
Buildings and Improvements	5 – 39.5
Furniture and Equipment	3 – 7
Foreclosed Assets
Foreclosed assets include both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.
At the time of foreclosure, foreclosed assets are recorded at the fair value, less estimated cost to sell, which becomes the property’s new basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, management performs periodic valuations and property held for sale is carried at the lower of the new cost basis or fair value, less estimated cost to sell. Gains and losses realized on the sale, and any adjustments resulting from periodic re-evaluation of the property are included in noninterest income or expense, as appropriate. Net costs of maintaining and operating the properties are expensed as incurred. Improvements, which extend the life or improve the value of the property, are capitalized as incurred.
Through a series of executive orders, the New York State Governor placed a moratorium on foreclosures from March 2020 until January 2022.

F-14

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free from conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before maturity.
Investment in Life Insurance
The Company purchased single-premium life insurance on certain employees and executives of the Company and is carried at its cash surrender value. The policies were purchased to help offset the increase in the costs of various fringe benefit plans. Appreciation in value of the life insurance policies and gain on death proceeds are classified as noninterest income. The cash surrender value received from death proceeds is recorded as a reduction to the carrying value.
Income Taxes
The Company files a consolidated federal income tax return. Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
Under Financial Accounting Standards Board Accounting Standard Codification (“FASB ASC”), “Accounting for Income Taxes,” the Company recognizes potential liabilities associated with anticipated tax audit issues that may arise during an examination. Interest and penalties that are anticipated to be due upon examination are recognized as accrued interest and other liabilities with an offset to interest and other expense. The Company determined that there were no uncertainties with respect to the application of tax regulations.
Fair Value Measurements
The Company follows the guidance of FASB ASC 820, Fair Value Measurements and Disclosures. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Earnings per Common Share
Basic earnings per common share represents income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

F-15

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The following table sets forth the computations of basic and diluted earnings per common share for the six months ended March 31(unaudited) and the years ended September 30 (In Thousands):
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Net Earnings	$—	$787	$1,527	$1,256
Weighted average shares outstanding, used to calculated basic and diluted earnings per common share	2,031	2,031	2,031	2,031
Basic and Diluted Earnings Per Common Share	$—	$0.39	$0.75	$0.62
There were no dilutive or antidilutive shares at March 31, 2023 or 2022, or September 30, 2022 or 2021.
Derivative Instruments and Hedging Activities
All derivative financial instruments are reported at their fair value either as assets or liabilities. The Company reports net derivatives in a gain position, or derivative assets in the consolidated statements of financial condition as a component of other assets. The Company reports net derivatives in a loss position, or derivative liabilities, in the consolidated statements of financial position as a component of other liabilities.
Revenue Recognition
The majority of the Company’s revenue stream is generated from interest income on loans and deposits which are outside the scope of “Revenue from Contracts with Customers” (Topic 606).
The Company’s sources of income that fall within the scope of Topic 606 include service charges on deposits, interchange fees and gains and losses on sales of other real estate, all of which are presented as components of noninterest income. On the following page is a summary of the revenue streams that fall within the scope of Topic 606.
Service charges on deposits, ATM, and interchange fees — Fees from these services are either transaction-based, for which the performance obligations are satisfied when the individual transaction is processed, or set periodic service charges, for which the performance obligations are satisfied over the period the service is provided. Transaction-based fees are recognized at the time the transaction is processed, and periodic service charges are recognized over the service period.
Gains and losses on sales of other real estate — The Company records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of the executed deed. When the Company finances the sale of OREO to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer.
Valuation of Long-Lived Assets
The Company accounts for the valuation of long-lived assets under FASB ASC 360, Property, Plant and Equipment. This guidance requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset.

F-16

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less estimated costs to sell.
Comprehensive Loss
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, and the changes in the funded status of pension and post-retirement benefits, are reported as a separate component of the equity section of the consolidated statements of financial condition, such items, along with net earnings, are components of comprehensive loss.
Accumulated other comprehensive loss represents the sum of these items, with the exception of net earnings, as of March 31 (unaudited) and September 30, represented in the table on the following page:
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Accumulated Other Comprehensive Loss by Component	$(681)	$(880)	$(773)	$(986)
Unrealized Income for Other Postretirement Obligations	143	185	162	207
Net Unrealized Loss on Available-for-Sale Securities	$(538)	$(695)	$(611)	$(779)
Unrealized Gain (Loss) on Available-for-Sale Securities	$(2,577)	$(1,679)	$(4,654)	$602
Tax Effect	541	353	977	(127)
Net Unrealized Gain (Loss) on Available-for-Sale Securities	(2,036)	(1,326)	(3,677)	475
Total Accumulated Other Comprehensive Loss	$(2,574)	$(2,021)	$(4,288)	$(304)
Off-Balance Sheet Credit Related Financial Instruments
In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial and home equity lines of credit. Such financial instruments are recorded when they are funded.
Reclassification
Certain accounts in the prior-year consolidated financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year consolidated financial statements.
Adoption of Recent Accounting Pronouncements
On October 1, 2021, the Company adopted Accounting Standards Update (“ASU’) 2018-14 related to guidance on “Compensation — Retirement Benefits — Defined Benefit Plans — General (Subtopic 715-20): Disclosure Framework — Changes to the Disclosure Requirements for Defined Benefit Plans”, which applies to all employers that sponsor defined benefit pension or other postretirement plans. The amendments modify the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. Disclosure requirements, including but not limited to, the following were removed from Subtopic 715-20: the amounts in accumulated other comprehensive income expected to be recognized as components of net periodic benefit cost over the next fiscal year; the amount and timing of plan assets expected to be returned to the employer and for public entities, the effects of a one-percentage-point

F-17

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
change in assumed health care cost trend rates on the (a) aggregate of the service and interest cost components of net periodic benefit costs and (b) benefit obligation for postretirement health care benefits. The following disclosure requirements were added to Subtopic 715-20: (1) the weighted-average interest crediting rates for cash balance plans and other plans with promised interest crediting rates; and (2) an explanation of the reasons for significant gains and losses related to changes in the benefit obligation for the period. The amendments also clarify the disclosure requirements in paragraph 715-20-50-3, which state that the following information for defined benefit pension plans should be disclosed: (1) the projected benefit obligation (PBO) and fair value of plan assets for plans with PBOs in excess of plan assets; and (2) the accumulated benefit obligation (ABO) and fair value of plan assets for plans with ABOs in excess of plan assets. The adoption of this guidance did not have a material impact on our consolidated results of operations or financial position.
The Company adopted ASU 2021-10 related to guidance on “Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistances”, which aims to provide increased transparency by requiring business entities to disclose information about certain types of government assistance they receive in the notes to the financial statements. Current GAAP has no specific authoritative guidance on the accounting for, or the disclosure of, government assistance received by business entities. The amendments in this Update improve financial reporting by requiring disclosures that increase the transparency of transactions with a government accounted for by applying a grant or contribution accounting model by analogy, including (1) the types of transactions, (2) the accounting for those transactions, and (3) the effect of those transactions on an entity’s financial statements. The amendments in this Update are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021.
On October 1, 2022, the Company adopted ASU 2016-02 related to its guidance on “Leases (Topic 842)”. The new leases standard applies a right-of-use (ROU) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset and a liability to make lease payments. For leases with a term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize an ROU asset or lease liability. The new leases standard requires a lessor to classify leases as either sales-type, direct financing or operating, similar to existing GAAP. Classification depends on the same five criteria used by lessees plus certain additional factors. The subsequent accounting treatment for all three lease types is substantially equivalent to existing GAAP for sales-type leases, direct financing leases, and operating leases. However, the new standard updates certain aspects of the lessor accounting model to align it with the new lessee accounting model, as well as with the new revenue standard under Topic 606. Lessees and lessors are required to provide certain qualitative and quantitative disclosures to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The adoption of this ASU will result in a gross up of the Consolidated Statements of Condition for right-of-use assets and associated lease liabilities for operating leases in which the Company is the lessee. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842 — Leases to address certain narrow aspects of the guidance issued in ASU No. 2016-02. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which amends FASB Accounting Standards Codification (ASC), Leases (Topic 842), to (1) add an optional transition method that would permit entities to apply the new requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption, and (2) provide a practical expedient for lessors regarding the separation of the lease and non-lease components of a contract. In December 2018, the FASB issued ASU No. 2018-20, Narrow-Scope Improvements for Lessors, which addresses issues related to (1) sales tax and similar taxes collected from lessees, (2) certain lessor costs, and (3) recognition of variable payments for contracts with lease and non-lease components. In June 2020, the FASB issued No. ASU 2020-05, Coronavirus Disease 2019 (“COVID-19”) in response to the pandemic which has adversely affected the global economy and caused significant and widespread business and capital market disruptions. The FASB is committed to supporting and assisting stakeholders

F-18

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
during this difficult time. The FASB issued ASU 2020-05 as a limited deferral of the effective dates of certain ASUs, including ASU 2016-02 (including amendments issued after the issuance of the original) to provide immediate, near-term relief for certain entities for whom these ASUs are either currently effective or imminently effective. The Company plans to defer the adoption of the amendments in ASU 2016-02 to the fiscal year beginning October 1, 2022. The Company is evaluating the significance and other effects of adoption on the consolidated financial statements and related disclosures. The Company is performing its accounting analysis of its branch building and other leases underlying contracts. Beginning October 1, 2022, the Company recognized right of use operating leases valued approximately $43,000.
Impact of Recent Accounting Pronouncements
In June 2016, the FASB issued ASU 2016-13 to its guidance on “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. ASU 2016-13 requires credit losses on most financial assets measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (CECL) model). Under this model, entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments, but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exists) from the date of initial recognition of that instrument. The ASU also replaces the current accounting model for purchased credit impaired loans and debt securities. The allowance for credit losses for purchased financial assets with a more-than insignificant amount of credit deterioration since origination (“PCD assets”), should be determined in a similar manner to other financial assets measured on an amortized cost basis. However, upon initial recognition, the allowance for credit losses is added to the purchase price (“gross up approach”) to determine the initial amortized cost basis. The subsequent accounting for PCD financial assets is the same expected loss model described above. Further, the ASU made certain targeted amendments to the existing impairment model for available-for-sale (AFS) debt securities. For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis. The amendments in this ASU are effective for the Company for the fiscal year beginning October 1, 2023. An entity will apply the amendments in this ASU through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which aligns the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements and clarifies the scope of the guidance in the amendments in ASU 2016-13. In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. ASU 2019-04 clarifies or addresses stakeholders’ specific issues about certain aspects of the amendments in Update 2016-13 related to measuring the allowance for loan losses under the new guidance. The effective dates and transition requirements for the amendments related to this Update are the same as the effective dates and transition requirements in Update 2016-13. In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments Credit Losses clarifying certain amendments to various provisions of ASU No. 2016-13 relating to (1) purchased financial assets with credit deterioration, (2) financial assets secured by collateral maintenance agreements, (3) transition relief for troubled debt restructurings, and (4) disclosure relief when the practical expedient for accrued interest receivables is applied. In March 2022, the FASB issued ASU 2022-02, Codification Improvements to Topic 326, Financial Instruments Credit Losses, which eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhances the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require a public business entity to disclose current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. The initial adjustment will not be reported in earnings and therefore will not have any material impact on our consolidated results of operations, but it is expected

F-19

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
that it will have an impact on our consolidated financial position at the date of adoption of this ASU. At this time, we have not calculated the estimated impact that this ASU will have on our allowance for loan losses, however, we anticipate it will have an impact on the methodology process we utilize to calculate the allowance. Methodology selection has begun to prepare for parallel testing and an adoption date of October 1, 2023. Data requirements and integrity are being reviewed and enhancements incorporated into standard processes. The Company is currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes Topic 740. This update simplifies and improves accounting for income taxes by eliminating certain exceptions to the general rules and clarifying or amending other current guidance. The scope of FASB ASC Subtopic 740-10, Income Taxes-Overall, has been amended to require that, if a franchise (or similar tax) is partially based on income, (1) deferred tax assets and liabilities should be recognized and accounted for pursuant to FASB ASC 740, as should the amount of current tax expense that is based on income, and (2) any incremental amount incurred should be recorded as a non-income-based tax. Note that under the amended guidance, the effect of potentially paying a non-income-based tax in future years need not be considered in evaluating the realizability of deferred tax assets. The amendments in this ASU are effective for the Company for the fiscal year beginning October 1, 2023. Early adoption is permitted, including adoption in an interim period. If early adoption is elected, all of the amended guidance must be adopted in the same period. If early adoption is initially applied in an interim period, any adjustments should be reflected as of the beginning of the annual period that includes that interim period. The Company is currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The amendments in this update provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this update apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments (1) apply to contract modifications that replace a reference rate affected by reference rate reform, (2) provide exceptions to existing guidance related to changes to the critical terms of a hedging relationship due to reference rate reform (3) provide optional expedients for fair value hedging relationships, cash flow hedging relationships, and net investment hedging relationships, and (4) provide a onetime election to sell, transfer, or both sell and transfer debt securities classified as held to maturity that reference a rate affected by reference rate reform and that are classified as held to maturity before January 1, 2020. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. The amendments for contract modifications can be elected to be applied as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020. The amendments for existing hedging relationships can be elected to be applied as of the beginning of the interim period that includes March 12, 2020 and to new eligible hedging relationships entered into after the beginning of the interim period that includes March 12, 2020. In January 2021, the FASB issued ASU 2021-01, Reference Rate Reform to clarify that all derivative instruments affected by changes to the interest rates used for discounting, margining or contract price alignment are in scope of Topic 848. ASU 2021-01 expands the scope of ASU 2020-04 by allowing an entity to apply the optional expedients, by stating that a change to the interest rate used for margining, discounting or contract price alignment for a derivative is not considered to be a change to the critical terms of the hedging relationship that requires redesignation. The Company has signed an amended agreement with Federal Home Loan Bank of New York in anticipation of the transition to SOFR in 2023.
Core Deposit Intangible (CDI)
Intangible assets consist of core deposit intangibles arising from whole bank acquisitions. The core deposit intangible resulted from the acquisition of Citizens Bank of Cape Vincent (“CBCV”), a commercial

F-20

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
bank with full-service offices in Cape Vincent, Chaumont, and LaFargeville, New York. The acquisition was consummated at the end of business on September 16, 2022. The CDI for CBCV is amortized based on cash flow streams based upon the selected attrition rates and run off assumptions calculated to represent the result of acquiring like-costing deposits versus the cost of alternative funding vehicles over a 10-year period. The life of the core deposit intangible is 10 years.
Goodwill
Goodwill represents the excess cost of the acquisition of CBCV. over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. When calculating goodwill in accordance with FASB ASC 805-30-55-3, the Company evaluates whether the fair value of equity of the acquired company is a more reliable measure than the fair value of the equity interests transferred. The Company considers the assumptions required to calculate the fair value of equity of an acquired company using discounted cash flow models (income approach) and/or change of control premium models (market approach) which are generally based on a higher level of market participant inputs and therefore a lower level of subjectivity when compared to the assumptions required to calculate the fair value of equity interests transferred under a fair value pricing model. As a result, the Company considers the calculation of the fair value of the equity of an acquired company to be more reliable than the calculation of the fair value of the equity interests transferred. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Goodwill is not amortized, but evaluated annually for impairment.
Subsequent Events
On December 9, 2022, the Company unwound two off-balance sheet swaps, $6.0 million in notional value, for a realized gain of approximately $343,000. On December 14, 2022, the Company sold four investments totaling $2.0 million for a total loss of approximately $342,000, which closely matched the realized gain on the unwound swaps. $2.0 million was reinvested into two new securities.
On February 14, 2023, the Company unwound two off-balance sheet swaps, $5.0 million in notional value, for a realized gain of approximately $310,000. On February 14, 2023, the Company sold ten underperforming investments totaling $3.65 million for a total loss of approximately $318,000, which closely matched the realized gain on the unwound swaps. $3.09 million was reinvested into three new securities.
NOTE 3 — ACQUISITION OF CITIZENS BANK OF CAPE VINCENT
Effective as of end of business September 16, 2022, Gouverneur completed its acquisition of Citizens Bank of Cape Vincent (“CBCV”). At the effective date of the merger, CBCV was merged with and into Gouverneur Savings and Loan Association (“GS&L) and each CBCV stockholder became entitled to receive $1,056.11 in cash for each share of CBCV common stock that they held at the effective date of the acquisition, which resulted in the Company paying $8.4 million in cash for the acquisition. CBCV was a commercial bank with three branches in Jefferson County, New York, located in the villages of Cape Vincent, Chaumont, and LaFargeville, New York. Depositors of CBCV became depositors of GS&L with the same rights and privileges as if their accounts had been established at GS&L on the date established at CBCV. The fair value of the assets acquired as a result of the acquisition totaled $82.2 million; loans totaled $37.0 million and deposits totaled $77.2 million. Goodwill recorded in the acquisition was $4.0 million. The Bank completed the acquisition to further expand the Bank’s footprint and competitive position in Jefferson County and the Lake Ontario, St. Lawrence River communities, offer expanded products and services to the CBCV and Gouverneur customer base, and to enhance its operational opportunities and future earnings.
The acquisition of CBCV was accounted for as a business combination using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed, and consideration paid were recorded at estimated fair values on the acquisition date.

F-21

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The following table summarizes the consideration paid for CBCV and the fair value of assets acquired and liabilities assumed as of the acquisition date.
Purchase Price Consideration
Cash Consideration Paid:	$8,449
Allocation of Purchase Price:
Fair Value of Assets Acquired
Cash and cash equivalents	$9,485
Securities available-for-sale	31,166
Loans	37,015
Land, premises and equipment	709
Core deposit intangible	2,542
Other assets	1,259
Total Assets	82,176
Fair Value of Liabilities Assumed
Deposits	$77,188
Other liabilities	495
Total Liabilities	77,683
Net Assets Acquired	4,493
Goodwill Recorded in Acquisition	$3,956
Pursuant to the accounting requirements, the Company assigned a fair value to the assets acquired and liabilities assumed of CBCV.
Fair values of the major categories of assets acquired and liabilities assumed were determined as follows:
Securities available-for-sale
The estimated fair values of the investment securities available for sale, primarily comprised of U.S. Government agency mortgage-backed securities, U.S. government agencies and treasuries, and municipal bonds, were determined using Level 2 inputs in the fair value hierarchy. The fair values were determined using independent pricing services, calculated based on market prices of similar securities, using matrix pricing. Matrix pricing is a mathematical technique commonly used to price debt securities that are not actively traded and values debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities.
Loans
Acquired loans (impaired and non-impaired) are initially recorded at their acquisition-date fair values using Level 3 inputs. Fair values are based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, expected life time losses, environmental factors, collateral values, discount rates, expected payments and expected prepayments. No impaired loans were identified in the analysis so a specific credit fair value adjustment for purchased credit impaired loans subject to ASC 310-30 procedures was not applicable. The acquired loans were recorded at fair value at the acquisition date without carryover of CBCV’s previously established allowance for loan losses. The fair value of the financial assets acquired included loans receivable with a gross amortized cost basis of $38,220,000. The table below illustrates the

F-22

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
fair value adjustments made to the amortized cost basis in order to present a fair value of the loans acquired (dollars in thousands).
Gross amortized cost basis at September 16, 2022	$38,220
Interest rate fair value adjustment on pools of homogeneous loans	(834)
Credit fair value adjustment on pools of homogeneous loans	(371)
Credit fair value adjustment on purchased credit impaired loans	—
Fair value of acquired loans at September 16, 2022	$37,015
In accordance with GAAP, there was no carryover of the allowance for loan losses that had previously been recorded by CBCV.
For loans acquired without evidence of credit quality deterioration, the Bank prepared the interest rate loan fair value and credit fair value adjustments. Loans were grouped into homogeneous pools by characteristics such as loan type, term, collateral and rate. Market rates for similar loans were obtained from various internal and external data sources and reviewed by management for reasonableness. The average of these rates was used as the fair value interest rate a market participant would utilize. A present value approach was utilized to calculate the interest rate fair value discount of $834,000.
Additionally for loans acquired without credit deterioration, a credit fair value adjustment was calculated using a two-part credit fair value analysis: 1) an interest rate mark; and 2) credit mark. The interest rate mark was based on an account level discounted cash flow analysis. The credit mark applied to the loans was provided by the Bank’s management for CBCV’s general reserve and specific reserve pool based upon due diligence conducted by the Bank’s management. A credit fair value discount of $371,000 was determined. Both the interest rate and credit fair value adjustments relate to loans acquired with evidence of credit quality deterioration will be substantially recognized as interest income on a level yield amortization method over the expected life of the loans.
Land, premises and equipment
The Company acquired three branches of CBCV. The fair value of CBCV’s premises, including land, buildings, and improvements, was determined based upon the most recent tax assessment in the market in which the premises are located.
Deferred income taxes
The transaction is treated for tax purposes as a merger and accordingly, the assets acquired and the liabilities assumed are recorded at “carryover” tax basis equal to CBCV’s tax carrying value immediately preceding the merger. Consequently, deferred tax assets or liabilities are required for each asset or liability for which there is a difference between carryover tax basis and fair value on the transaction date.
Core deposit intangible
The fair value of the core deposit intangible was determined using a two-step analytical approach. The first is the estimation of the useful life of the deposits, or attrition rate. All other things being equal, higher attrition rates would translate into a lower deposit intangible. The second step is to determine the net alternative funding cost for the core deposit as well as assumptions regarding costs of servicing core deposit accounts (using a noninterest expense analysis), fee income derived from core deposit accounts, taxes, and a discount rate used to establish a present value for cash flows.

F-23

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
As of September 30, 2022, the estimated future amortization expense for the core deposit intangible is represented in the table on the following page (in thousands):
Year	Core deposit intangible
2023	$462
2024	416
2025	370
2026	324
2027	277
2028	231
2029	185
2030	139
2031	92
2032	46
Total	$2,542
Deposits
The fair value of savings and transactional deposit accounts acquired from CBCV provide value to the Company as a source of stable and low-cost funds. Carrying value on the date of acquisition was determined to be fair value.
Acquisition-Related Expenses
Acquisition-related expenses incurred by the Company associated with the acquisition of CBCV for the six months ended March 31, 2022 and fiscal year ended September 30, 2022 were $288,000 and $558,000, respectively. Such costs include legal and accounting fees, contract termination expenses, system conversion, operations integration, and employee non-compete agreements, which have been expensed as incurred.
The following tables present unaudited pro forma information as if the acquisition of Citizens Bank of Cape Vincent had occurred on September 30, 2021. The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition of Citizens Bank of Cape Vincent occurred on September 30, 2021. Expected cost savings are not reflected in the pro forma amounts.

F-24

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	As of September 30, 2021 As Reported		Pro Forma Combined Year end September 30, 2021 (unaudited)
(dollars in thousands)	Gouverneur Bancorp (unaudited)	Citizens Bank of Cape Vincent (unaudited)
Assets
Cash and Cash Equivalents:
Cash and due from banks	$4,503	$9,194	$13,697
Interest bearing deposits with banks	6,546	—	6,546
Total Cash and Cash Equivalents	11,049	9,194	20,243
Time deposits in other financial institutions	—	—	—
Debt securities available for sale, net	24,614	36,759	61,373
Debt securities held to maturity	2	—	2
Loans held for sale, at fair value	200	—	200
Loans receivable, net of allowance for loan losses	86,147	39,673	125,820
$620, $655, $1,275 respectively			—
Investment in FHLB, ACBB stock, at cost	770	—	770
Investment in life insurance	6,704	—	6,704
Premises and equipment, net	2,397	848	3,245
Foreclosed assets	276	—	276
Core deposit intangible	—	—	—
Goodwill	—	—	—
Accrued interest receivable and other assets	2,763	716	3,479
Total Assets	$134,922	$87,190	$222,112
Liabilities and Stockholders’ Equity
Liabilities
Deposits	$100,754	$79,496	$180,250
Advanced payments from borrowers	475	—	475
Borrowings	—	—	—
Accrued interest payable and other liabilities	6,291	425	6,716
Total Liabilties	107,520	79,921	187,441
Stockholders’ Equity
Preferred stock	—	—	—
Common stock	24	40	64
Additional paid in capital	5,035	120	5,155
Retained earnings	26,717	6,770	33,487
Treasury stock	(4,070)	—	(4,070)
Accumulated other comprehensive (loss) income	(304)	339	35
Total Stockholders’ Equity	27,402	7,269	34,671
Total Liabilties and Stockholders’ Equity	$134,922	$87,190	$222,112

F-25

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Year Ended September 30, 2021 As Reported		Pro Forma Combined Year end September 30, 2021 (unaudited)
(dollars in thousands)	Gouverneur Bancorp (unaudited)	Citizens Bank of Cape Vincent (unaudited)
Interest Income:
Loans receivable, including fees	$4,116	$1,706	$5,822
Net swap income (expense) on loan hedge	(248)	—	(248)
Securities and other investments	595	539	1,134
Other	4	—	4
Total Interest Income	4,467	2,245	6,712
Interest Expense:
Deposits	201	86	287
FHLBNY agreements:
Swap (income) expense on deposits hedge, net	136	—	136
Borrowings	28	—	28
Total interest expense	365	86	451
Net Interest Income before Provision for Loan Losses	4,102	2,159	6,261
Provision (Benefit) for Loan Losses	18	11	29
Net Interest Income after Provision for Loan Losses	4,084	2,148	6,232
Non-interest Income:
Service charges and fees	235	74	309
Realized gain (loss) on sale of securities, net	45	—	45
Net gain on swap unwound	—	—	—
Gain on life insurance death benefit	160	—	160
Loss on disposal of premises and equipment, net	—	—	—
Earnings on investment in life insurance	138	—	138
Earnings (loss) on deferred fees plan	147	—	147
Unrealized gains (losses) on swap agreement	943	—	943
Earnings on MPF & MAP originations	142	—	142
Earnings on MPF & MAP loan servicing fees	27	—	27
Other	256	81	337
Total non-interest income	2,093	155	2,248
Non-interest expense:
Salaries and employee benefits	2,628	1,032	3,660
Directors’ fees	256	62	318
Earnings (losses) on deferred fees plan	147	—	147
Occupancy expense	632	284	916
Data processing	261	65	326
Postage and supplies	59	—	59
Professional fees	298	—	298

F-26

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Year Ended September 30, 2021 As Reported		Pro Forma Combined Year end September 30, 2021 (unaudited)
(dollars in thousands)	Gouverneur Bancorp (unaudited)	Citizens Bank of Cape Vincent (unaudited)
Acquisition fees	—	—	—
Amortization expense	—	—	—
Foreclosed assets, net	71	3	74
Other	655	399	1,054
Total non-interest expense	5,007	1,845	6,852
Income (Loss) Before Income Tax Expense	1,170	458	1,628
Income tax expense (benefit)	(86)	53	(33)
Net Income (Loss)	$1,256	$405	$1,661
NOTE 4 — SECURITIES
During the six months ended March 31, 2023, the Company recognized $661.1 thousand of gross losses on the sale of $5.0 million of investment securities.
The amortized cost of debt securities and their approximate fair value at March 31, 2023 (unaudited) is represented in the table on the following page:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(unaudited) (In Thousands)
AVAILABLE FOR SALE
U.S. Government Treasuries	$4,218	$—	$(11)	$4,207
U.S. Government Agencies	11,977	14	(30)	11,961
Mortgaed-backed Securities	8,926	16	(316)	8,626
Municipal Securities	24,263	130	(2,394)	21,999
SBA Securities	2,635	28	(9)	2,654
	$52,019	$188	$(2,760)	$49,447
HELD TO MATURITY
Mortgage-Backed Securities	$1	$—	$—	$1

F-27

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The amortized cost of debt securities and their approximate fair value at September 30, 2022 is represented in the table below.
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
AVAILABLE FOR SALE
U.S. Government Treasuries	$4,163	$—	$(4)	$4,159
U.S. Government Agencies	10,335	$—	(12)	10,323
Mortgage-backed securities	9,143	2	(705)	8,440
Municipal Securities	28,878	3	(3,937)	24,944
SBA Securities	1,780	—	(1)	1,779
	$54,299	$5	$(4,659)	$49,645
HELD TO MATURITY
Mortgage-Backed Securities	$1	$—	$—	$1
The amortized cost of debt securities and their approximate fair value at September 30, 2021 is as shown on the table below:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
AVAILABLE FOR SALE
Mortgage-backed securities	$3,592	$16	$(43)	$3,565
Municipal Securities	20,420	823	(194)	21,049
	$24,012	$839	$(237)	$24,614
HELD TO MATURITY
Mortgage-Backed Securities	$2	$—	$—	$2
The amortized cost and fair value of debt securities, by contractual maturity, at March 31, 2023 (unaudited) is as shown on the following page. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Debt Securities Available-for-Sale		Debt Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Due Within One Year	$5,366	$5,360	$—	$—
Due After One Year Through Five Years	15,886	15,907	—	—
Due After Five Years Through Ten Years	5,103	5,041	—	—
Due After Ten Years	14,115	11,870	—	—
	40,470	38,178	—	—
Mortgage-Backed & SBA Securities	11,549	11,269	1	1
	$52,019	$49,447	$1	$1

F-28

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The amortized cost and fair value of debt securities, by contractual maturity, at September 30, 2022 is as shown below.
	Debt Securities Available-for-Sale		Debt Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Due Within One Year	$4,065	$4,062	$—	$—
Due After One Year Through Five Years	16,390	16,374	—	—
Due After Five Years Through Ten Years	8,572	8,162	—	—
Due After Ten Years	14,349	10,828	—	—
	43,376	39,426	—	—
Mortgage-Backed & SBA Securities	10,923	10,219	1	1
	$54,299	$49,645	$1	$1
The amortized cost and fair value of debt securities based on the contractual maturity at September 30, 2021 are as follows:
	Debt Securities Available-for-Sale		Debt Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Due After One Year Through Five Years	$322	$326	$—	$—
Due After Five Years Through Ten Years	2,894	3,022	—	—
Due After Ten Years	17,204	17,701	—	—
	20,420	21,049	—	—
Mortgage-Backed & SBA Securities	3,592	3,565	2	2
	$24,012	$24,614	$2	$2
The realized gains and losses from the sale of available-for-sale investments at March 31 (unaudited) and September 30 is as shown on the table below:
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Proceeds	$4,988	$—	$—	$541
Cost	(5,649)	—	—	(496)
Net Realized Gains	$(661)	$—	$—	$45
Gross Realized Gains	$—	$—	$—	$45
Gross Realized Losses	(661)	—	—	—
Net Realized Gains	$(661)	$—	$—	$45

F-29

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Information pertaining to securities with gross unrealized losses at March 31, 2023 (unaudited), aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows: (in thousands).
	Less than Twelve months		Over Twelve Months		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In Thousands)
March 31, 2023 (unaudited)
Securities Available-for-Sale:
US Treasuries & Agencies	$41	$11,522	$—	$—	$41	$11,522
Mortgage-backed & SBA Securities	$325	$8,034	$—	$—	325	8,034
Municipal Securities	$94	$1,910	$2,300	$7,859	2,394	9,769
	$460	$21,466	$2,300	$7,859	$2,760	$29,325
In management’s opinion, the unrealized losses primarily reflect changes in interest rates subsequent to the acquisition of specific securities. The Company had 69 securities in an unrealized loss position of less than twelve months at March 31, 2023, which included 41 securities acquired from Citizens Bank of Cape Vincent in September 2022, and 51 securities in an unrealized loss position of 12 months or more at March 31, 2023.
Information pertaining to securities with gross unrealized losses September 30, 2022 and 2021 aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows: (in thousands).
	Less than Twelve months		Over Twelve Months		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In Thousands)
September 30, 2022
Securities Available-for-Sale:
US Treasuries & Agencies	$16	$14,481	$—	$—	$16	$14,481
Mortgage-backed & SBA Securities	287	1,175	419	1,791	706	2,966
Municipal Securities	2,562	20,731	1,375	2,742	3,937	23,473
	$2,865	$36,387	$1,794	$4,533	$4,659	$40,920
September 30, 2021
Securities Available-for-Sale:
Mortgage-backed Securities	$43	$3,445	$—	$—	$43	$3,445
Municipal Securities	194	7,080	—	—	$194	$7,080
	$237	$10,525	$—	$—	$237	$10,525
In management’s opinion, the unrealized losses primarily reflect changes in interest rates subsequent to the acquisition of specific securities. The Company had 143 and 43 securities in an unrealized loss position of less than twelve months at September 30, 2022 and 2021, respectively, which included 74 securities acquired from Citizens Bank of Cape Vincent in September 2022, and 25 and -0- securities in an unrealized loss

F-30

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
position of 12 months or more at September 30, 2022 and 2021, respectively. The Company has the intent and the ability to hold such securities until maturity or market price recovery. Management believes that the unrealized losses do not represent other-than-temporary impairment of the securities.
NOTE 5 — LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES
The components of loans receivable and loans held for sale at March 31, 2023 (unaudited) are as shown on the table below (in thousands):
	As of March 31,
	2023
	Originated	Acquired	Total Loans and Leases
	(unaudited)
	(In Thousands)
Real Estate Mortgages
Residential	$72,024	$27,928	$99,952
Loans Held For Sale	—	—	—
Commercial	7,394	4,629	12,023
Construction	2,653	1,363	4,016
Home Equity	2,167	—	2,167
Other Loans:
Commercial Non-Mortgage	1,119	760	1,879
Automobile	2,221	291	2,512
Passbook	124	274	398
Consumer	1,848	831	2,679
Total Loans	89,550	36,076	125,626
Net Deferred Loan Costs	540	—	540
Net Discounts on Acquired Loans	—	(1,096)	(1,096)
Allowance for Loan Losses	(675)	—	(675)
Loans, Net	$89,415	$34,980	$124,395

F-31

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The components of loans receivable and loans held for sale at September 30, 2022 and 2021 are as shown on the table below (in thousands):
	Year Ended September 30,
	2022			2021
	Originated	Acquired	Total Loans and Leases	Originated	Acquired	Total Loans and Leases
	(In Thousands)
Real Estate Mortgages
Residential	$71,061	$28,302	$99,363	$68,742	$—	$68,742
Loans Held For Sale	—	—	—	200	—	200
Commercial	7,450	4,876	12,326	8,268	—	8,268
Construction	2,866	1,891	4,757	1,642	—	1,642
Home Equity	2,464	—	2,464	2,984	—	2,984
Other Loans:
Commercial Non-Mortgage	993	1,071	2,064	1,483	—	1,483
Automobile	1,947	329	2,276	1,693	—	1,693
Passbook	101	439	540	102	—	102
Consumer	1,496	1,074	2,570	1,231	—	1,231
Total Loans	88,378	37,982	126,360	86,345	—	86,345
Net Deferred Loan Costs	577		577	622	—	622
Net Discounts on Acquired Loans	—	(1,205)	(1,205)	—	—	—
Allowance for Loan Losses	(621)	—	(621)	(620)	—	(620)
Loans, Net	$88,334	$36,777	$125,111	$86,347	$—	$86,347
The outstanding principal balance and the related carrying amount of the Company’s loans acquired in the CBCV Acquisition were as shown on the table below at March 31 (unaudited) and September 30 (in thousands):
	March 31, 2023	September 30, 2022
	(unaudited)
	(in thousands)
Acquired Credit Impaired Loans
Outstanding Principal Balance	$—	$—
Carrying Amount	—	—
Acquired Non-Credit Impaired Loans
Outstanding Principal Balance	$36,076	$37,982
Carrying Amount	34,980	36,777
Total Acquired Loans
Outstanding Principal Balance	$36,076	$37,982
Carrying Amount	34,980	36,777

F-32

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The Company had not acquired any loans with deteriorated credit quality as of September 30, 2022. The Company did acquire a commercial secured performing loan which has been classified as substandard to ensure proper oversight and monitoring of the credit. The credit has performed in accordance with its modified terms for over 2 years.
The Company sells first mortgage loans to third parties in the course of business, principally to FHLB, a large purchaser of loans. These serviced loans are not included in the balances of the accompanying statements of financial condition, but the Company continues to collect the principal and interest payments for a servicing fee. At March 31, 2023, the total outstanding principal balance on serviced loans was $12,878,000, and at September 30, 2022 and 2021, respectively, the total outstanding principal balance on serviced loans was $13,305,000 and $13,399,000, respectively. CBCV did not sell residential mortgage loans to third parties.
Allowance for Loan Losses
The Company has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Company’s portfolio. For purposes of determining the allowance for loan losses, the Company segments certain loans in its portfolio by product type. The Company’s loans are segmented into the following pools: commercial, real estate and consumer. The Company also sub-segments two of these segments into classes based on the associated risks within those segments. Real estate loans are divided into the following two classes: (a) residential and (b) commercial. Commercial loans are divided into two classes: (a) secured and (b) unsecured. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment.
Below are the factors the Company uses to determine the balance of the allowance account for each segment or class of loans.
Consumer Loans
Consumer loans are pooled and an historical loss percentage is applied to the pool. Historical loss percentage is calculated using prior eight quarter average losses.
Based on a credit risk assessment and the Company’s analysis of leading predictors of losses, the Company applies additional loss multipliers to loan balances based on the current economic conditions, delinquency and classification volume, and collateral value and portfolio volume.
Real Estate Loans
Real estate loans are pooled by portfolio class and an historical loss percentage is applied to each class. Historical loss percentage is calculated using prior eight quarter average losses.
The Company estimates an additional component of the allowance for loan losses for the non-impaired real estate segment through the application of loss factors to loans grouped by their individual credit risk rating specialists. These ratings reflect the estimated default probability and quality of underlying collateral.
Home Equity Lines of Credit (“HELOCs”) approaching their end-of-draw period, when volumes warrant, will be segmented from the mortgage loan pool in the allowance for loan losses estimation process. Management will capture information on a quarterly basis and prepare an analysis to determine the nature and magnitude of the exposure.
In addition, based on the Company’s analysis of leading predictors of losses, the Company applies additional loss multipliers to the loan balances. Currently, the Company has applied additional loss

F-33

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
estimations based on the current economic conditions, delinquency and classification volume, collateral value, credit concentration, portfolio value and staffing changes.
Commercial Secured Loans
Commercial secured loans are pooled and an historical loss percentage is applied to the pool. Historical loss percentage is calculated using prior eight quarter average losses.
Based on a credit risk assessment and the Company’s analysis of leading predictors of losses, the Company applied additional loss multipliers to loan balances based on current delinquency and classification volume, current economic conditions, portfolio volume and staffing changes.
Commercial Unsecured Loans
Unsecured commercial loans are pooled and an historical loss percentage is applied to the pool. Historical loss percentage is calculated using prior eight quarter average losses.
Based on credit risk assessment and the Company’s analysis of leading predictors of losses, the Company applied additional loss multipliers to loan balances based on current delinquency and classification volume, current economic conditions, portfolio volume and staffing changes.
The Company’s Estimation Process
The Company estimates loan losses under multiple economic scenarios to establish a range of potential outcomes for each criterion the Company applies to the allowance calculation. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an allowance for the losses inherent within these portfolios as of the reporting date.
Reflected in the portions of the allowance previously described is the amount which incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other factors, including industry trends, calculated to reflect the Company’s view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan losses and the related provision expense can materially affect net earnings.
The tables below and on the following pages present, by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans for the six months ended March 31, 2023 (unaudited) and the years ended September 30, 2022 and 2021, respectively
Allowance for loan losses and recorded investment in loans for the six months ended March 31, 2023 was as follows:

F-34

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Real Estate	Real Estate Commercial	Commercial Secured	Commercial Unsecured	Consumer	Total
			(In Thousands) (Unaudited)
Allowance for Credit Losses:
Beginning Balance	$548	$55	$4	$—	$14	$621
Charge-offs	—	—	—	—	(10)	(10)
Recoveries	1	—	—	—	1	2
Transfer	(13)	1	—	—	12	—
Provisions	62	—	—	—	—	62
Ending Balance	$598	$56	$4	$—	$17	$675
Ending Balance: Individually
Evaluated for Impairment	$107	$—	$—	$—	$—	$107
Ending Balance: Collectively	$491	$56	$4	$—	$17	$568
Loans Receivable:
Ending Balance	$106,135	$12,023	$1,868	$11	$5,589	$125,626
Less: Acquired Loans	29,291	4,629	760	—	1,396	36,076
Ending Balanace: Individually
Evaluated for Impairment	$214	$306	$—	$—	$—	$520
Ending Balance: Collectively
Evaluated for Impairment	$76,630	$7,088	$1,108	$11	$4,193	$89,030

F-35

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Allowance for loan losses and recorded investment in loans for the year ended September 30, 2022 was as follows:
	Real Estate	Real Estate Commercial	Commercial Secured	Commercial Unsecured	Consumer	Total
	(In Thousands)
Allowance for Credit Losses:
Beginning Balance	$541	$64	$4	$1	$10	$620
Charge-offs	(63)	—	—	—	(6)	(69)
Recoveries	5	—	—	—	4	9
Transfer	4	(9)	—	—	5	—
Provisions	61	—	—	—	—	61
Ending Balance	$548	$55	$4	$1	$13	$621
Ending Balance: Individually
Evaluated for Impairment	$85	$—	$—	$—	$—	$85
Ending Balance: Collectively	$463	$55	$4	$1	$13	$536
Loans Receivable:
Ending Balance	$106,584	$12,326	$2,039	$25	$5,386	$126,360
Less: Acquired Loans	30,193	4,876	1,071	—	1,842	37,982
Ending Balanace: Individually
Evaluated for Impairment	$185	$278	$—	$—	$—	$463
Ending Balance: Collectively
Evaluated for Impairment	$76,206	$7,172	$968	$25	$3,544	$87,915
Allowance for loan losses and recorded investment in loans for the year ended September 30, 2021 was as follows:

F-36

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Real Estate	Real Estate Commercial	Commercial Secured	Commercial Unsecured	Consumer	Total
			(In Thousands)
Allowance for Credit Losses:
Beginning Balance	$537	$75	$5	$1	$13	$631
Charge-offs	(33)	—	—	—	(5)	(38)
Recoveries	6	—	—	—	3	9
Transfer	13	(11)	(1)	—	(1)	—
Provisions	18	—	—	—	—	18
Ending Balance	$541	$64	$4	$1	$10	$620
Ending Balance: Individually
Evaluated for Impairment	$60	$—	$—	$—	$—	$60
Ending Balance: Collectively
Evaluated for Impairment	$481	$64	$4	$1	$10	$560
Loans Receivable:
Ending Balance	$73,568	$8,268	$1,458	$25	$3,026	$86,345
Ending Balance: Individually
Evaluated for Impairment	$170	$291	$—	$—	$—	$461
Ending Balance: Collectively
Evaluated for Impairment	$73,398	$7,977	$1,458	$25	$3,026	$85,884
The following table presents performing and nonperforming real estate loans based on payment activity for the years ended September 30, 2022 and 2021. Real estate loans include residential and commercial mortgages, construction loans and home equity loans. Payment activity is reviewed by management on a quarterly basis to determine how loans are performing. Loans are considered to be nonperforming when the number of days delinquent is greater than 89 days. The loan may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally twelve consecutive months of current payments with no past due occurrences.
Nonperforming loans also include certain loans that have been modified in troubled debt restructuring (“TDR”) where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company’s loss mitigation and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. Certain TDRs are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six consecutive months. Performing and nonperforming real estate loans as of March 31 and September 30 were as follows:
	As of March 31,	As of September 30,
	2023	2022	2021
	(unaudited)
	(In Thousands)
Performing	117,313	$118,293	$81,467
Nonperforming	845	617	369
Total	$118,158	$118,910	$81,836

F-37

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Credit quality indicators as of March 31, 2023 and September 30, 2022 and 2021 are as follows:
Internally assigned grade:
1 — Good
Loans to an individual or a well-established business in excellent financial condition with strong liquidity and a history of consistently high levels of earnings and cash flow and debt service capacity. Supported by high quality financial statements (including recent statements and sufficient historical fiscal statements), borrower has excellent repayment history and possesses a documented source of repayment. Industry conditions are favorable and business borrower’s management is well qualified with sufficient debt. Borrower and/or key personnel exhibit unquestionable character. Good loans may be characterized by high quality liquid collateral and very strong personal guarantors.
2 — Satisfactory
Loans to borrowers with many of the same qualities as a good loan, however, certain characteristics are not as strong (i.e. cyclical nature of earnings, lower quality financial statements, less liquid collateral, less favorable industry trends, etc.). Borrower still has good credit, will exhibit financial strength, excellent repayment history, and good present and future earnings potential. The primary source of repayment is readily apparent with strong secondary sources of repayment available. Management is capable, with sufficient depth, and character of borrower is well established.
3 — Acceptable
Loans to borrowers of average strength with acceptable financial condition (businesses fall within acceptable tolerances of other similar companies represented in the RMA annual statement studies), with satisfactory record of earnings and sufficient historical and projected cash flow to service the debt. Business borrower’s management is capable and reliable. Borrower has satisfactory repayment history, and primary and secondary sources of repayment can be clearly identified. Acceptable loans may exhibit some deficiency or vulnerability to changing economic or industry conditions.
4 — Watch
Loans in this category have a chance of resulting in a loss. Characteristics of this level of assets include, but are not limited to; the borrower has only a fair credit rating with minimal recent credit problems, cash flow is currently adequate to meet the required debt repayments, but will not be sufficient in the event of significant adverse developments, borrower has limited access to alternative sources of finance, possibly at unfavorable terms, some management weaknesses exist, collateral, generally required, is sufficient to make likely the recovery of the value of the loan in the event of default, but liquidating the collateral may be difficult or expensive. In addition, the guarantor would achieve this credit rating if it borrowed individually from the Bank.
5 — Special Mention
Loans in this category are usually made to well establish businesses with local operations. Special Mention loans have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the institution’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Special mention category is not to be used as a means of avoiding a clear decision to classify a loan or pass it without criticism. Neither should it include loans listed merely “for the record” when uncertainties and complexities, perhaps coupled with large size, create some reservations about the loan. If weaknesses or evidence of imprudent handling cannot

F-38

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
be identified, inclusion of such loans in Special Mention is not justified. Special mention loans have characteristics which corrective management action would remedy. Loans in this category should remain for a relatively short period of time.
6 — Substandard
Loans classified as substandard are inadequately protected by the current sound net worth or paying capacity of the borrower or the collateral pledged, if any. Loans in this category have well defined weaknesses that jeopardize the repayment. Loans which might be included in the category have potential for problems due to weakening economic or market conditions. They are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected. Substandard loans may include loans which are likely to require liquidation of collateral to effect repayment, and other loans where the character or ability to repay has become suspect. Loss potential, while existing in the aggregate amount of the substandard assets, does not have to exist in individual assets classified substandard.
7 — Doubtful
Loans classified as doubtful have all the weaknesses in those classified as substandard with the added characteristics that the weaknesses make collection or liquidation in full on the basis of current existing facts, conditions, and value highly questionable and improbable. Although possibility of loss is extremely high, classification of these loans as loss has been deferred to specific pending factors or events, which may strengthen the loan value (i.e., possibility of additional collateral, injection of capital, collateral liquidation, debt structure, economic recovery, etc.).
8 — Loss
Loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.
The information for each of the credit quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.
Credit risk profile for originated loans held in portfolio and loans held for sale, by internally assigned grade as of March 31, 2023:
	Pass	Special Mention	Substandard	Doubtful	Total
	(unaudited)
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$74,677	$—	$—	$—	$74,677
Home Equity	2,167	—	—	—	2,167
Commercial	7,088	—	306	—	7,394
Total Mortgage Loans on Real Estate	83,932	—	306	—	84,238
					—
Commercial	1,119	—	—	—	1,119
Consumer	4,193	—	—	—	4,193
Total Loans	$89,244	$—	$306	$—	$89,550

F-39

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Credit risk profile for acquired loans held in portfolio and loans held for sale, by internally assigned grade as of March 31, 2023:
	Pass	Special Mention	Substandard	Doubtful	Total
	(unaudited)
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$29,291	$—	$—	$—	$29,291
Home Equity	—	—	—	—	—
Commercial	4,333	—	296	—	4,629
Total Mortgage Loans on Real Estate	33,624	—	296	—	33,920
			—
Commercial	760	—	—	—	760
Consumer	1,396	—	—	—	1,396
Total Loans	$35,780	$—	$296	$—	$36,076
Credit risk profile for originated loans held in portfolio and loans held for sale, by internally assigned grade as of September 30, 2022:
	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$73,927	$—	$—	$—	$73,927
Home Equity	2,464	—	—	—	2,464
Commercial	7,172	—	278	—	7,450
Total Mortgage Loans on Real Estate	83,563	—	278	—	83,841
Commercial	993	—	—	—	993
Consumer	3,544	—	—	—	3,544
Total Loans	$88,100	$—	$278	$—	$88,378

F-40

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Credit risk profile for acquired loans by internally assigned grade as of September 30, 2022:
	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$30,193	$—	$—	$—	$30,193
Home Equity	—	—	—	—	—
Commercial	4,580	—	296	—	4,876
Total Mortgage Loans on Real Estate	34,773	—	296	—	35,069
					—
Commercial	1,071	—	—	—	1,071
Consumer	1,842	—	—	—	1,842
Total Loans	$37,686	$—	$296	$—	$37,982
Credit risk profile for originated loans held in portfolio and loans held for sale, by internally assigned grade as of September 30, 2021:
	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$70,584	$—	$—	$—	$70,584
Home Equity	2,984	—	—	—	2,984
Commercial	7,977	—	291	—	8,268
Total Mortgage Loans on Real Estate	81,545	—	291	—	81,836
					—
Commercial	1,483	—	—	—	1,483
Consumer	3,026	—	—	—	3,026
Total Loans	$86,054	$—	$291	$—	$86,345
Aging Analysis of Past Due Financing Receivables by Class
Following are tables which include an aging analysis of the recorded investment of past due financing receivables as of March 31, 2023 (unaudited) and September 30, 2022 and 2021. Also included are loans that are greater than 89 days past due as to interest and principal still accruing, because they are (1) well secured and in the process of collection or (2) real estate loans or loans exempt under regulatory rules from being classified as nonaccruals.

F-41

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
An aged analysis of past due financing receivables by class of financing receivable as of March 31, 2023, are as follows:
	30 – 59 Day Past Due	60 – 89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Finacing Receivable	90 Days or Greater and still Accruing
	(unaudited)
	(In Thousands)
Residential Mortgage	$624	$332	$327	$1,283	$104,852	$106,135	$—
Commercial Mortgage	209	—	105	314	11,709	12,023	—
Commercial	—	—	—	—	1,879	1,879	—
Consumer	14	1	—	15	5,574	5,589	—
Total Loans	$847	$333	$432	$1,612	$124,014	$125,626	$—
An aged analysis of past due financing receivables by class of financing receivable as of September 30, 2022, are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Financing Receivables	90 Days or Greater and Still Accruing
	(In Thousands)
Residential Mortgage	$503	$621	$547	$1,671	$104,913	$106,584	$—
Commercial Mortgage	—	—	40	40	12,286	12,326	—
Commercial	—	15	—	15	2,049	2,064	—
Consumer	73	—	11	84	5,302	5,386	—
Total Loans	$576	$636	$598	$1,810	$124,550	$126,360	$—
An aged analysis of past due financing receivables by class of financing receivable as of September 30, 2021, are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Financing Receivables	90 Days or Greater and Still Accruing
	(In Thousands)
Residential Mortgage	$65	$651	$347	$1,063	$72,505	$73,568	$—
Commercial Mortgage	$66	—	—	66	8,202	8,268	—
Commercial	—	—	—	—	1,483	1,483	—
Consumer	29	—	—	29	2,997	3,026	—
Total Loans	$160	$651	$347	$1,158	$85,187	$86,345	$—
Impaired Loans
The Company considers a loan to be impaired when, based on current information and events, the Company determines that it will not be able to collect all amounts due according to the loan contract, including scheduled interest payments. Determination of impairment is treated the same across all classes of loans. When the Company identifies a loan as impaired, the Company measures the impairment based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the sole (remaining) source of repayment for the loan is the operation or liquidation of the collateral. In these

F-42

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
cases, the Company uses the current fair value of the collateral, less selling costs when foreclosure is probable, instead of discounted cash flows. If the Company determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), the value of impairment will be based on (1) a 90-day default period and (2) all loans classified as TDRs.
Also presented is the average recorded investment of the impaired loans and the related amount of interest recognized during the time within the period that the impaired loans were impaired. When the ultimate collectability of the total principal of an impaired loan is in doubt and the loan is on nonaccrual status, all payments are applied to principal under the cost recovery method.
When the ultimate collectability of the total principal of an impaired loan is not in doubt and the loan is on nonaccrual status, contractual interest is credited to interest income when received, under the cash basis method. The average balances are calculated based on the month-end balances of the financing receivables of the period reported.
The Company determines the specific allowance for impaired financing receivables based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the remaining source of repayment for the loan was the operation or liquidation of the collateral. In those cases, the current fair value of the collateral less selling costs was used to determine the specific allowance recorded. There were no recorded investment balances for impaired financing receivables at March 31, 2023 or September 30, 2022 and 2021. There were two loans with principal balances totaling $214,000 recorded for impaired financing receivables with an associated specific allowance reserve at March 31, 2023. There were two loans with principal balances totaling $185,000 and $170,000, respectively, recorded for impaired financing receivables with an associated specific allowance reserve at September 30, 2022 and 2021.
Non-Accrual Loans
The Company generally places loans on nonaccrual status when the loans reach 90 days past due or the full and timely collection of interest or principal balance has been charged off and no restructuring has occurred.
When the Company places a loan on nonaccrual status, the Company reverses the accrued unpaid interest receivable against interest income and accounts for the loan on the cash or cost recovery method until it qualifies for return to accrual status. Generally, the Company returns a loan to accrual status when (1) all delinquent interest and principal become current under the terms of the loan agreement and the Company expects repayment of the remaining contractual obligation or (2) the loan is well-secured, the borrower has made three consecutive payments, and collectability is no longer doubtful.
The Company has determined that the entire balance of a loan is contractually delinquent for all classes if the minimum payment is not received by the specified due date on the customer’s statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.
Troubled Debt Restructurings (“TDR”)
In situations where, for economic or legal reasons related to a customer’s financial difficulties, the Company grants a concession for other than an insignificant period of time to the customer that the Company would not otherwise consider, the related loan is classified as a TDR. The Company strives to identify customers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where the Company grants the customer new terms and

F-43

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
provides for a reduction of either interest or principal, the Company measures any impairment on the restructuring as previously noted for impaired loans. Loans identified as impaired through a TDR are classified in the Allowance for Loan Losses using similar criteria as, and pooled with, specific impaired loans.
There were no new loans modified as TDR during the six months ended March 31, 2023, or the fiscal years ended September 30, 2022 and 2021. There were no TDR’s in payment default that were previously classified as a TDR in the previous twelve months. At March 31, 2023 and September 30, 2022 there were no commitments to lend additional funds to any borrower whose loan terms had been modified in a troubled debt restructuring.
NOTE 6 — PREMISES AND EQUIPMENT
A summary of premises and equipment at March 31 and September 30 is as shown on the following page:
	As of March 31,	As of September 30,
	2023	2022	2021
	(unaudited)
	(In Thousands)
Land	$846	$846	$801
Building and Improvements	3,396	3,383	2,728
Furniture and Equipment	1,348	1,214	1,034
	5,590	5,443	4,563
Less: Accumulated Depreciation	(2,398)	(2,288)	(2,166)
Total Premises and Equipment, Net	$3,192	$3,155	$2,397
Depreciation expense was approximately $111,000 for the six months ended March 2023 and $66,000 for the six months ended March 2022. Depreciation expense was approximately $138,000 for the year ended September 2022 and $139,000 for the year ended September 2021.
NOTE 7 — FORECLOSED ASSETS
At September 30, 2021, the Company held foreclosed assets for sale of approximately $276,000. During Fiscal 2022 there was approximately $201,000 in foreclosed assets sold. At September 30, 2022, the Company held foreclosed assets for sale of approximately $75,000. During the year ended September 30, 2022, $22,000 in gains on sales of foreclosed assets was recognized in non-interest expense.
During the first six months of the fiscal year ending September 30, 2023 there were approximately $18,000 in foreclosed assets sold. At March 31, 2023, the Company held foreclosed assets for sale of approximately $58,000. During the first six months of the fiscal year ending September 30, 2023, $1,000 in gains and $1,000 in losses on sales of foreclosed assets was recognized in non-interest expense.
During the fiscal year ended September 30, 2022 there were losses on initial write-downs of foreclosed assets of $25,000 that were charged off to the allowance for loan losses, and losses on subsequent write-downs of foreclosed assets of approximately $25,000 that were charged off to noninterest expense.
During the first six months of the fiscal year ending September 30, 2023 there were no losses on initial write-downs of foreclosed assets that were charged off to the allowance for loan losses and losses on subsequent write-downs of foreclosed assets of approximately $24,000 were charged off to noninterest expense.

F-44

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
At March 31, 2023 the recorded investment of mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totals approximately $191,000.
At September 30, 2022 and 2021, the recorded investment of mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totals approximately $249,000 and $211,000, respectively.
NOTE 8 — GOODWILL AND INTANGIBLE ASSETS
GOODWILL AND INTANGIBLE ASSETS
The goodwill and intangible assets arising from the acquisition of Citizens Bank of Cape Vincent is accounted for in accordance with the accounting guidance in FASB ASC Topic 350 for Intangibles — Goodwill and Other. The Company recorded goodwill of $4.0 million and core deposit intangibles of $2.5 million in connection with the acquisition. As of March 31, 2023 (unaudited) and September 30, 2022, intangible assets consisted of $2.3 and $2.5 million, respectively, of core deposit intangibles, which are amortized over an estimated useful life of ten years.
The Company will perform its annual impairment evaluation on September 30 or more frequently if events and circumstances indicate that the fair value is less than its carrying value.
Goodwill and core deposit intangibles at March 31, 2023 (unaudited) and September 30, 2022 and 2021 are summarized as follows:
	Six Months Ended March 31,			Year ended September 30,
	2023			2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(unaudited)
	(In Thousands)
Goodwill	$3,956	$—	$3,956	$3,956	$—	$3,956
Core Deposit Intangible	2,542	231	2,311	2,542	—	2,542
	$6,498	$231	$6,267	$6,498	$—	$6,498
No impairments of goodwill were recognized for the fiscal year ended September 30, 2022. Amortization expense for other intangible assets was $231,000 and $-0- for the six months ending March 31, 2023 and the fiscal year ended September 30, 2022, respectively, as well as the estimated aggregate amortization expense for each of the five succeeding fiscal years as summarized on the following page:
Total Amortization Expense Fiscal Year Ended September 30,
(in thousands)
2023	$462
2024	416
2025	370
2026	323
2027	277
$1,848

F-45

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
NOTE 9 — DEPOSITS
Deposits and their respective weighted-average interest rates consist of the following major classifications as of March 31, 2023, September 30, 2022 and September 30, 2021:
	March 31		September 30
	2023		2022		2021
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(unaudited)
	(dollars in thousands)
Checking Accounts	$69,111	0.08%	$79,845	0.08%	$45,199	0.10%
Savings & Club Accounts	73,994	0.10%	83,735	0.10%	39,360	0.10%
Certificates of Deposit	22,791	1.28%	20,371	0.47%	16,195	0.70%
	$165,896	0.31%	$183,951	0.15%	$100,754	0.23%
As of March 31, 2023, September 30, 2022 and September 30, 2021, the balance of checking accounts included $47.9 million, $55.3 million and $24.6 million of non-interest bearing deposit accounts, respectively.
Certificates of deposit and other time deposits issued in denominations that meet or exceed the FDIC insurance limit of $250,000 or more totaled approximately $3,156,000 and $2,296,000 at September 30, 2022 and 2021, respectively, and are included in time deposits in the Consolidated Statements of Financial Condition. Certificates of deposit and other time deposits issued in denominations that meet or exceed the FDIC insurance limit of $250,000 or more totaled approximately $3,450,000 at March 31, 2023 (unaudited).
At March 31, 2023 and September 30, 2022, the scheduled maturities of certificates of deposit are as follows (in thousands):
	March 31, 2023	September 30, 2022
	(unaudited)
	(in thousands)
2023	$8,554	$14,847
2024	11,462	3,742
2025	1,323	1,046
2026	774	736
2027	678	—
	$22,791	$20,371

F-46

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
A summary of interest expense for the six months ended March 31 and the years ended September 30 is as follows:
	For the Six Months Ended March 31,		For the Years Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(in thousands)
Savings Deposits	$48	$27	$59	$53
Time Deposits	63	54	100	129
Now and Money Market Deposits	11	9	19	19
	$122	$90	$178	$201
The Company had deposits of approximately $1,679,000 at March 31, 2023 and $1,931,000 and $1,627,000 at September 30, 2022 and 2021, respectively, for related parties.
NOTE 10 — BORROWINGS
The Company has an available line of credit with the Federal Reserve Board in the amount of $5,000,000. The line is secured by municipal bonds. The outstanding balance at March 31, 2023, and both September 30, 2022 and 2021 was $-0-. The Company has a second line of credit with Atlantic Community Banker’s Bank (“ACBB”) totaling $4,000,000. This line is secured with a $135,000 investment in ACBB stock. The outstanding balance at March 31, 2023 and both September 30, 2022 and 2021 was $-0-.
In addition, the Company utilizes advance programs offered by the FHLBNY including an unused line of credit of approximately $54,923,000 and $60,638,000 at March 31, 2023 and September 30, 2022, respectively. Under terms of a blanket collateral agreement with the FHLBNY, outstanding advances are secured by certain qualifying assets not otherwise pledged. The advances from the FHLBNY have fixed interest rates. There were no borrowings from the Federal Home Loan Bank of New York at September 30, 2022 or 2021, or March 31, 2022.
There was $8.9 million borrowed from the Federal Home Loan Bank of New York at March 31, 2023. Contractual maturities and the associated weighted average interest rate of FHLB advances at March 31, 2023 are as follows:
	March 31, 2023
Due Date	Amount	Weighted Average Rate
	(In Thousands)
April 2023	$8,900	4.93%
	$8,900	4.93%
NOTE 11 — EMPLOYEE BENEFIT PLANS
401 (K) Plan
The Company has a defined contribution 401(k) Retirement Plan (“Plan”) for all eligible employees. The Company contributes 3% of each eligible employee’s salary. Additional Company contributions to the Plan are determined annually by the Board of Directors. For the years ended September 30, 2022 and 2021,

F-47

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
the expense for the Plan was approximately $92,000 and $119,000, respectively, and is included in salaries and employee benefits in the Consolidated Statements of Earnings. For the six months ended March 31, 2023 and 2022 (unaudited), the expense for the Plan was approximately $71,000 and $42,000, respectively, and is included in the statement of earnings.
CBCV adopted a 401 (k) plan (“CBCV Plan”) effective January 1, 2007, covering substantially all employees. Effective January 1, 2018, CBCV’s contribution was a match to eligible employee contributions, up to 4% of gross wages. Contributions to the CBCV Plan for the years ended December 31, 2021 and 2020 were approximately $31,300 and $26,200, respectively. As of the legal acquisition date of September 16, 2022, CBCV made contributions of $23,200 for the calendar year. The CBCV Plan terminated and all prior CBCV eligible employees were placed in the Company’s Plan effective January 2023.
Deferred Compensation Plan
The Company has a nonqualified deferred compensation plan for directors, under which directors, including the President, may elect to defer all or part of their director’s fees. At March 31, 2023 and September 30, 2022 and 2021, deferred compensation included in other liabilities aggregated approximately $288,000, $269,000 and $359,000, respectively. Deferred compensation expense for the six months ended March 31, 2023 and 2022 (unaudited) and the years ended September 30, 2022 and 2021 was approximately $10,000, $11,000, $21,000 and $26,000, respectively, and is included in directors’ fees in the Consolidated Statements of Earnings for the six months ended March 31, 2023 and 2022 and the years ended September 2022 and 2021, respectively.
During 2009, CBCV entered into a nonqualified deferred compensation plan for three key employees, which provides for an annual fixed benefit in the aggregate of $20,000 for a five-year period. The plan provided for additional grants of benefits at the discretion of CBCV’s Board of Directors. During the calendar year ending December 31, 2018, one employee was paid out their benefit obligation. The plan transferred over to the Company at the legal acquisition date of September 16, 2022. At September 30, 2022, CBCV deferred compensation included in other liabilities was approximately $125,800. At March 31, 2023, CBCV deferred compensation included in other liabilities was approximately $113,000.
Supplemental Retirement Plans
The Company has supplemental retirement and life insurance plans for the benefit of certain officers and directors. At March 31, 2023, September 30, 2022 and 2021, other liabilities include accruals of approximately $1,989,000, $2,016,000 and $3,912,000, respectively, under these plans. Expenses for the plans were approximately $233,000, $219,000, $437,000 and $499,000 for the six months ended March 31, 2023 and 2022 (unaudited) and the years ended September 30, 2022 and 2021, respectively, and are included in non-interest expense in the Consolidated Statements of Earnings.
To fund the benefits under these plans, the Company is the owner of single premium life insurance policies on participants in the non-qualified retirement plans. At March 31, 2023, September 30, 2022 and 2021, the cash value of the policies was approximately $6,911,000, $6,841,000 and $6,704,000, respectively. Appreciation in value of the insurance policies is classified as noninterest income.

F-48

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The table on the following page is a summary of the Plan as of September 30, 2022 and 2021.
	September 30
	2022	2021
	(In Thousands)
Change in Benefit Obligation
Benefit Obligation, Beginning of Year	$3,912	$3,562
Service Cost	160	182
Interest Cost	57	112
Loss	7	229
Prior Service Cost	—	8
Benefits Paid	(2,120)	(181)
Benefit Obligation, End of Year	$2,016	$3,912
Funded Status	$(2,016)	$(3,912)
Accumulated Benefit Obligation	$1,930	$3,801
Net Periodic Pension Cost
Service Cost	$160	$182
Interest Cost	57	112
Loss Recognized	124	109
Prior Service Cost Recognized	96	96
Total	$437	$499
Amounts Recognized (Removed) from Other Comprehensive Income
(Gain) Loss	$(117)	$120
Prior Service Cost	(96)	(88)
	$(213)	$32
Cumulative Amounts in Other Comprehensive Income at End of Period
Loss	$541	$658
Prior Service Cost	232	328
	$773	$986
Estimated Amounts that will be Recognized Over the Next Accounting Period
Loss	$124	$124
Prior Service Cost	96	96
	$220	$220
Benefits Expected to be Paid
First Year	$228	$2,130
Second Year	257	209
Third Year	213	257
Fourth Year	123	214
Fifth Year	106	124
Sixth – Tenth Year	880	1,517
Total	$1,807	$4,451

F-49

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Assumptions used in the accountin were as follows:
	September 30
	2022	2021
Discount Rate	3.00%	3.00%
Salary Inflation Rate	1.50 – 4.00%	1.50 – 4.00%
NOTE 12 — ACCRUED INTEREST RECEIVABLE
Accrued interest receivable at March 31 (unaudited) and September 30 consists of the following:
	March 31	September 30
	2023	2022	2021
	(unaudited)
	(in thousands)
Investments	$250	$260	$135
Loans	333	331	219
	$583	$591	$354
NOTE 13 — INCOME TAXES
The Company files a consolidated tax return with its subsidiary corporation. The consolidated provision for income taxes for the six months ended March 31, 2023 and 2022 (unaudited) and the years ended September 30, is summarized as follows:
	Six months ended March 31,
	2023	2022
	(In Thousands)
Current Expense (Benefit)
Federal	$9	$(60)
State	—	—
	9	(60)
Deferred Expense
Federal	(117)	205
	(117)	205
Total Provision for Income Tax Expense (Benefit)	$(108)	$145
At March 31, 2023 and 2022, the Company has prepaid income taxes of approximately $57,000 and $57,000, respectively, included in other assets in the consolidated statements of financial condition.

F-50

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Year ended September 30,
	2022	2021
	(In Thousands)
Current Expense (Benefit)
Federal	$7	$(418)
State	—	—
	7	(418)
Deferred Expense
Federal	385	332
	385	332
Total Provision for Income Tax Expense (Benefit)	$392	$(86)
At September 30, 2022 and 2021, the Company has prepaid income taxes of approximately $408,000 and $126,000, respectively, included in other assets in the consolidated statements of financial condition.
The provision for federal income taxes, which differs from that computed by applying federal statutory rates to income before federal income tax expense, is summarized as follows for the six months ended March 31, 2023 (unaudited) and the years ended September 30, 2022 and 2021:
	Six months ended March 31,
	2023		2022
	Amount	% of Pretax Income	Amount	% of Pretax Income
	(In Thousands)
Federal Tax at Statutory Rates	$(23)	21.0%	$196	21.0%
Earnings on Investment in Life Insurance	(15)	13.7%	(14)	(1.5)%
Tax-Exempt Interest Income	(70)	65.3%	(51)	(5.4)%
Acquisition-Related Expenses	—	—%	—	—%
Tax Rate Reduction for NOL Carryback (CARES Act)	—	—%	—	—%
Other	—	—%	14	1.5%
Total Federal Tax	$(108)	100.0%	$145	15.6%
	Year ended September 30,
	2022		2021
	Amount	% of Pretax Income	Amount	% of Pretax Income
	(In Thousands)
Federal Tax at Statutory Rates	$403	21.0%	$246	21.0%
Earnings on Investment in Life Insurance	(29)	(1.5)%	(63)	(5.4)%
Tax-Exempt Interest Income	(117)	(6.1)%	(118)	(10.1)%
Acquisition-Related Expenses	113	5.9%	—	0%
Tax Rate Reduction for NOL Carryback (CARES Act)	—	0%	(135)	(11.6)%
Other	22	1.1%	(16)	(1.3)%
Total Federal Tax	$392	20.4%	$(86)	(7.4)%

F-51

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The net deferred tax asset included in accrued interest receivable and other assets in the accompanying consolidated statements of financial condition includes the following amounts of deferred tax assets and liabilities:
	Six months ended March 31,
	2023	2022
	(In Thousands)
Deferred Tax Assets:
Net Operating Loss Carryforward	$690	$—
Interest Rate Swap Derivative Liability	—	3
Allowance for Loan Losses	142	234
Retirement Benefits	418	813
Deferred Compensation	144	156
Net Unrealized Loss on Securities	1,164	353
Fair Value Marks on Acquired Loans	230	—
Premises & Equipment	—	—
Other	39	29
Total Deferred Tax Assets	2,827	1,588
Deferred Tax Liabilities
Net Unrealized Gains on Securities	—	—
Interest Rate Swap Derivative Liability	48	—
Premises and Equipment	60	54
Net Deferred Loan Costs	113	126
Core Deposit Intangible	485	—
Total Deferred Tax Liabilities	706	180
Net Deferred Tax Asset	$2,121	$1,408
At March 31, 2023, the Company had $3,175,000 of federal net operating losses, which can be carried forward indefinitely. Utilization of $1,152,000 of these net operating losses is subject to an annual limitation under tax rules applicable to ownership changes.

F-52

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Year ended September 30,
	2022	2021
	(In Thousands)
Deferred Tax Assets:
Net Operating Loss Carryforward	$804	$—
Interest Rate Swap Derivative Liability	—	233
Allowance for Loan Losses	130	232
Retirement Benefits	423	822
Deferred Compensation	153	152
Net Unrealized Loss on Securities	1,601	—
Fair Value Marks on Acquired Loans	253	—
Other	26	29
Total Deferred Tax Assets	3,390	1,468
Deferred Tax Liabilities
Net Unrealized Gains on Securities	—	126
Interest Rate Swap Derivative Liability	221	—
Premises and Equipment	54	54
Net Deferred Loan Costs	121	131
Core Deposit Intangible	534	—
Total Deferred Tax Liabilities	930	311
Net Deferred Tax Asset	$2,460	$1,157
At September 30, 2022, the Company had $3,827,000 of federal net operating losses, which can be carried forward indefinitely. Utilization of $1,259,000 of these net operating losses is subject to an annual limitation under tax rules applicable to ownership changes.
Realization of deferred tax assets is dependent upon the generation of future taxable income. A valuation allowance is provided when it is more likely than not that at least some portion of the deferred tax assets will not be realized. In assessing the need for a valuation allowance, management considers the scheduled reversal of the deferred tax liabilities, the level of historical taxable income and the projected future level of taxable income over the periods in which the temporary differences comprising the deferred tax assets will be deductible. The judgement about the level of future taxable income is inherently subjective and is reviewed on a continual basis and as regulatory and business factors change. At September 30, 2022 and 2021, management determined that a valuation allowance was not deemed necessary.
At September 30, 2022 and 2021, the Company had an unrecaptured pre-1988 federal bad debt reserve of approximately $1.5 million for which no federal income tax provision has been made. A deferred tax liability has not been provided on this amount, as management does not intend to redeem stock, make distributions or take other actions that would result in recapture of the reserve.
The Company files consolidated federal and combined New York State income tax returns. Based on provisions in New York State tax law, the Company does not generate New York taxable income, resulting in a tax liability that is based on taxable capital. Accordingly, this tax liability is recorded in other non-interest expenses.

F-53

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
NOTE 14 — TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS
Certain directors and executive officers of the Company, their families and their affiliates are customers of the Bank. Any transactions with such parties, including loans and commitments, were in the ordinary course of business at normal terms, including interest rates and collateralization prevailing at the time, and did not represent more than normal risks. At March 31, 2023, September 30, 2022 and 2021, such loans amounted to approximately $681,000, $570,000 and $267,000, respectively.
During the first six months of fiscal year 2023 and the years ended September 30, 2022 and 2021, new originated loans to such related parties and loans associated with newly appointed directors and officers totaled $28,000, $327,000 and $40,000, respectively, and repayments aggregated approximately $19,000, $24,000 and $15,000, respectively.
NOTE 15 — FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET CREDIT RISK
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and to sell loans. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.
A summary of financial instrument commitments at March 31 (unaudited) and September 30 is shown on the following page.
	For the Six Months Ended March 31		For the Years Ended September 30
	2023	2022	2022	2021
	(unaudited)
	(in thousands)
Commitments to Grant Loans	$865	$1,378	$1,759	$2,372
Unfunded Commitments Under Lines of Credit	6,431	5,635	6,455	6,371
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.
The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer and generally consists of real estate.
NOTE 16 — REGULATORY CAPITAL REQUIREMENTS
The Bank is subject to regulatory capital requirements administered by banking regulators. Failure to meet minimum capital requirements can trigger certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve

F-54

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
U.S. Basel III Capital Rules
In July 2013, the Federal Reserve Board approved final rules (the “U.S. Basel III Capital Rules”) establishing a new comprehensive capital framework for U.S. banking organizations and implementing the Basel Committee on Banking Supervision’s December 2010 framework for strengthening international capital standards. The U.S. Basel III Capital Rules substantially revised the risk-based capital requirements applicable to bank holding companies and depository institutions.
The minimum regulatory capital requirements established by the U.S. Basel III Capital Rules became effective for the Bank on January 1, 2016 and become fully phased in on January 1, 2019. The U.S. Basel III Capital Rules require the Bank to:
i.
Meet a minimum Common Equity Tier 1 Capital ratio of 4.50% of risk-weighted assets and a minimum Tier 1 Capital of 6.00% of risk-weighted assets;

ii.
Continue to require a minimum Total Capital ratio of 8.00% of risk-weighted assets and a minimum Tier 1 Leverage Capital ratio of 4.00% of average assets;

iii.
Maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital requirements, which must be maintained to avoid restrictions on capital distributions and certain discretionary bonus payments; and

iv.
Comply with a revised definition of capital to improve the ability of regulatory capital instruments to absorb losses. Certain non-qualifying capital instruments, including cumulative preferred stock and TruPS, will be excluded as a component of Tier 1 capital for institutions of the Company’s size.

The U.S. Basel III Capital Rules use a standardized approach for risk weightings that expand the risk-weightings for assets and off-balance sheet exposures from the previous 0%, 20%, 50% and 100% categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets and off-balance sheet exposures, resulting in higher risk weights for a variety of asset categories.
The capital conservation buffer at March 31, 2023 and September 30, 2022 and 2021 is 2.50%. The Bank exceeded these “well-capitalized” and “capital conservation buffer” ratios for all periods presented.
As of March 31, 2023, and September 30, 2022 and 2021, the Bank’s capital levels meet the fully phased-in minimum capital requirements, including the new capital conservation buffers, as prescribed in the U.S. Basel III Capital Rules.
As of March 31, 2023 and September 30, 2022, the most recent notification from Federal Deposit Insurance Corporation (“FDIC”) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Bank’s prompt corrective action category.

F-55

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
There are no comparable minimum capital requirements that apply to the Company as a savings and loan holding company. The Bank’s actual and required capital amounts and ratios are presented in the table on the following page:
	Actual			Minimum Capital Requirement				Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount ($)	Ratio (%)		Amount ($)		Ratio (%)		Amount ($)		Ratio (%)
	(In Thousands)
As of March 31, 2023 (unaudited)
Total Capital (to Risk-Weighted Assets)	$22,512	20.14	≥	$8,942	≥	8.0	≥	$11,178	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	21,837	19.54	≥	6,707	≥	6.0	≥	8,942	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	21,837	19.54	≥	5,030	≥	4.5	≥	7,266	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	21,837	10.73	≥	8,138	≥	4.0	≥	10,173	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	22,512	12.14	≥	7,824	≥	7.0	≥	N/A	≥	N/A
As of September 30, 2022
Total Capital (to Risk-Weighted Assets)	$22,662	19.90	≥	$9,110	≥	8.0	≥	$11,387	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	22,041	19.40	≥	9,832	≥	6.0	≥	9,110	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	22,041	19.40	≥	5,124	≥	4.5	≥	7,402	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	22,041	15.80	≥	5,582	≥	4.0	≥	6,978	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	22,662	11.90	≥	7,971	≥	7.0	≥	N/A	≥	N/A
As of September 30, 2021
Total Capital (to Risk-Weighted Assets)	$27,243	35.20	≥	$6,200	≥	8.0	≥	$7,750	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	26,623	34.40	≥	4,650	≥	6.0	≥	6,200	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	26,623	34.40	≥	3,488	≥	4.5	≥	5,038	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	26,623	19.80	≥	3,100	≥	4.0	≥	3,875	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	27,423	27.20	≥	5,425	≥	7.0	≥	N/A	≥	N/A
Prior to March 26, 2020, the Bank was required to maintain an average cash reserve balance in vault cash with the Federal Reserve Bank (“FRB”). An FRB announcement on March 15, 2020 reduced the reserve requirement ratios to zero percent effective March 26, 2020. This action eliminated the reserve requirement for the Bank.

F-56

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The Muni Bank’s actual and required capital amounts and ratios are as follows:
	Actual			Minimum Capital Requirement				Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount ($)	Ratio (%)		Amount ($)		Ratio (%)		Amount ($)		Ratio (%)
	(In Thousands)
As of March 31, 2023 (unaudited)
Total Capital (to Risk-Weighted Assets)	$12,620	135.6	≥	$743	≥	8.0	≥	$931	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	$12,620	135.6	≥	$559	≥	6.0	≥	745	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	$12,620	135.6	≥	$419	≥	4.5	≥	605	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	$12,620	36.8	≥	$1,370	≥	4.0	≥	1,712	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	$12,620	127.6	≥	$652	≥	7.0	≥	N/A	≥	N/A
As of September 30, 2022
Total Capital (to Risk-Weighted Assets)	$12,160	136.1	≥	$715	≥	8.0	≥	$894	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	$12,160	136.1	≥	$536	≥	6.0	≥	715	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	$12,160	136.1	≥	$402	≥	4.5	≥	581	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	$12,160	35.7	≥	$1,364	≥	4.0	≥	1,705	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	$12,160	128.1	≥	$625	≥	7.0	≥	N/A	≥	N/A
NOTE 17 — RETAINED EARNINGS
Cambray Mutual Holding Company (“Cambray”) waived dividends payable by the Company on the shares owned by Cambray in fiscal year 2022 and 2021. The total cumulative dividends waived by Cambray was $6,384,000 as of March 31, 2023. The dividends waived by Cambray are considered a restriction on the retained earnings of the Company.
The Company declared a semi-annual dividend of $0.10 per share totaling $204,000 in March 2023. It declared annual dividends of $0.16 and $0.24 per share totaling $116,000 and $173,000 in fiscal years 2022 and 2021, respectively.
NOTE 18 — INTEREST RATE DERIVATIVES
Derivative instruments are entered into primarily as a risk management tool of the Company. It has entered into several interest rate swap agreements whereby it pays a fixed rate and receives a variable rate on a notional amount. It did so to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current

F-57

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
year earnings. Amounts recognized in earnings as noninterest gain (loss) for the six months ended March 31, 2023 and 2022 and the years ended September 30, 2022 and 2021 were $(823,000), $1,093,000, $2,158,000 and $943,000, respectively. The gain/loss is the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates. See Note 19 for further discussion on the fair value of the interest rate derivative.
Information about interest rate swap agreements at March 31, 2023 (unaudited) and September 30, 2022 and 2021 is as shown on the following table:
	Notional Amount	Weighted Average Rate Contract Pay Rate	Weighted Average Rate Received Rate	Estimated Fair Value (Liability) Asset
	(In Thousands)			(In Thousands)
March 31, 2023 (unaudited)
Interest Rate Swaps on Mortgage Loans	$—	0.00%	0.00%	$—
Interest Rate Swaps on FHLB Borrowings and Bank Deposits	$7,000	2.11%	4.86%	$228
September 30, 2022
Interest Rate Swaps on Mortgage Loans	$11,000	2.41%	2.99%	$756
Interest Rate Swaps on FHLB Borrowings and Bank Deposits	$7,000	2.11%	2.86%	$295
September 30, 2021
Interest Rate Swaps on Mortgage Loans	$11,000	2.41%	0.12%	$(794)
Interest Rate Swaps on FHLB Borrowings and Bank Deposits	$7,000	2.11%	0.12%	$(313)
The following table is a summary of the fair value of outstanding derivatives and their presentation in the consolidated statements of financial condition as of March 31, 2023 (unaudited) and September 30, 2022 and 2021:
	As of March 31,	As of September 30,
	2023	2022	2021
	(unaudited)
	(In Thousands)
Fair Value Hedge – Interest Rate Swap
Other Assets (Liabilities)	$228	$1,051	$(1,107)

F-58

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The notional amount of interest rate swap agreements entered into, that were outstanding at March 31, 2023 (unaudited) and September 30, 2022, mature as follows for the years ended September 30:
	March 31, 2023	September 30, 2022
	(unaudited)
	(in thousands)
2023	$1,500	$1,500
2024	—	—
2025	4,500	4,500
2026	1,000	4,000
2027	—	—
2028	—	6,000
2029	—	2,000
	$7,000	$18,000
NOTE 19 — FAIR VALUE MEASUREMENTS
Determination of Fair Value
The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic of FASB ASC 820, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
Recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value, a reasonable point within the range, is most representative of fair value under current market conditions.
Fair Value Hierarchy
In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.
•
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

F-59

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
•
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by this guidance, the Company does not adjust the quoted price for such instruments.
The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.
The Company utilizes interest rate swap agreements based on the 3-month London Interbank Offered Rate (LIBOR). The Company generally determines the fair value of its interest rate swap agreements using externally developed pricing models based on market observable inputs and therefore classifies such valuations as Level 2. Currently 3-Month LIBOR cessation is set for June 30, 2023, which the Company has addressed with an amended agreement with Federal Home Loan Bank of New York. On October 23, 2020, the International Swaps and Derivatives Association, Inc. (“ISDA”) published the ISDA 2020 IBOR Fallbacks Protocol to enable parties to Protocol Covered Documents to amend the terms of those documents by introducing new triggers and fallbacks for certain interbank offered rates referred to in those documents. The Company and FHLBNY agreed to amend the ISDA Master Agreement to incorporate the terms of the IBOR Fallbacks Protocols.
Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions. Valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.
Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified at a level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of business equipment, inventory and accounts receivable collateral is based on the net book value on the business’ financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation and/or management’s expertise and knowledge of the client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified previously.
Foreclosed properties are adjusted to fair value upon transfer of the loans to foreclosed properties. Subsequently, foreclosed properties are carried at the lower of carrying value or fair value. The estimated fair value for foreclosed properties included in Level 3 is determined by independent market-based appraisals and other available market information, less costs to sell, that may be reduced further based on market

F-60

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
expectations or an executed sales agreement. If fair value of the collateral deteriorates subsequent to initial recognition, the Company records the foreclosed properties as a nonrecurring Level 3 adjustment. Valuation techniques are consistent with those techniques applied in prior periods.
The following table present the assets required to be measured and reported on a recurring basis on the Company’s Consolidated Statements of Financial Condition at their fair value as of March 31, 2023 (unaudited) and September 30, 2022 and 2021 by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
	Fair Value	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
March 31, 2023 (unaudited)
Available-for-Sale Securities	$49,447	$—	$49,447	$—
Interest Rate Swap Derivative	$228	$—	$228	$—
September 30, 2022
Available-for-Sale Securities	$49,645	$—	$49,645	$—
Interest Rate Swap Derivative	$1,051	$—	$1,051	$—
September 30, 2021
Available-for-Sale Securities	$24,614	$—	$24,614	$—
Interest Rate Swap Derivative	$(1,107)	$—	$(1,107)	$—
Certain assets and liabilities may be required to be measured at fair value on a nonrecurring basis in periods subsequent to their initial recognition. Generally, nonrecurring valuation is the result of the application of other accounting pronouncements which require assets and liabilities to be assessed for impairment or recorded at the lower of cost or fair value.
Fair values of assets and liabilities measured on a nonrecurring basis at March 31, 2023 and 2022 (unaudited) and September 30, 2022 and 2021 are shown on the following table:
	Fair Value	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
March 31, 2023 (unaudited)
Foreclosed Real Estate, Net	$58	$—	$—	$58
September 30, 2022
Foreclosed Real Estate, Net	$75	$—	$—	$75
September 30, 2021
Foreclosed Real Estate, Net	$276	$—	$—	$276
The table on the following page presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs were used to determine fair value at March 31, 2023 (unaudited) and at September 30, 2022 and 2021.

F-61

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Valuation Techniques	Unobservable Inputs
Impaired Loans	Appraisal of Collateral (Sales Approach) Discounted Cash Flow	Appraisal Adjustments Costs to Sell
Foreclosed Assets	Appraisal of Collateral (Sales Approach)	Appraisal Adjustments Costs to Sell
Accounting guidance requires disclosures of the estimated fair value of certain financial instruments and the methods and significant assumptions used to estimate their fair values. Certain financial instruments and all non-financial instruments are excluded from the scope of the guidance.
The estimated fair values of financial instruments at March 31, 2023 (unaudited) and at September 30, 2022 and 2021 are as follows (in thousands):
	March 31, 2023
	Carrying Value	Fair Value
	(unaudited)
Financial Assets
Cash and due from banks	$6,602	$6,602
Interest bearing deposits with banks	1,127	1,127
Time deposits in other financial institutuions	723	723
Available for sale debt securities	49,447	49,447
Held to maturity debt securities	1	1
Acquired loans	34,980	34,980
Loans held for sale	—	—
Portfolio loans, net of deferred fees	89,415	72,698
Investment in restricted stock	1,277	1,277
Accrued interest receivable	463	463
Interest rate swap derivative	228	228
Financial Liabilities
Deposits	$165,896	$123,429
Accrued interest payable	(19)	(19)
Interest rate swap derivative	—	—

F-62

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	September 30, 2022		September 30, 2021
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Cash and due from banks	$10,109	$10,109	$4,503	$4,503
Interest bearing deposits with banks	4,235	4,235	6,546	6,546
Time deposits in other financial institutions	718	718	—	—
Available for sale debt securities	49,645	49,645	24,614	24,614
Held to maturity debt securities	1	1	2	2
Acquired loans	36,777	36,777	—	—
Loans held for sale	—	—	200	200
Portfolio loans, net of deferred fees	88,334	71,900	86,347	80,664
Accrued interest receivable	591	591	354	354
Interest Rate Swap Derivative	1,051	1,051	—	—
Financial Liabilities
Deposits	$183,951	$139,318	$100,754	$87,504
Accrued interest payable	1	1	22	22
Interest Rate Swap Derivative	—	—	1,107	1,107
The methods and assumptions that were used to estimate the fair value of financial assets and financial liabilities that are measured at fair value on a recurring and non-recurring basis have been previously disclosed. A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below:
Cash and due from banks — Due to their short -term nature, the carrying amount of cash and due from banks approximates fair value and is categorized in Level 1 of the fair value hierarchy.
Interest bearing deposits with banks — Due to their short -term nature, the carrying amount of interest- bearing deposits in other financial institutions approximates fair value and is categorized in Level 1 of the fair value hierarchy.
Time deposits in other financial institutions — Fair values are calculated based on market prices of similar securities and, therefore, are classified as Level 2 within the valuation hierarchy.
Available for sale securities — For those available for sale debt securities where quoted prices are unavailable, fair values are calculated based on market prices of similar securities and, therefore, are classified as Level 2 within the valuation hierarchy.
Held to maturity debt securities — The fair value is estimated using quoted market prices or by pricing models and is categorized as Level 2 of the fair value hierarchy.
Loans — The fair value loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and is categorized in Level 3 of the fair value hierarchy. Acquired loans (impaired and non-impaired) are intially recorded at their acquisition-date fair values using Level 3 inputs. Fair values are based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, expected life time losses, environmental factors, collateral values, discount rates, expected payments and expected prepayments.
Loans held for sale — Fair value is based on commitments on hand from investors or prevailing market prices and is categorized in Level 2 of the fair value hierarchy.

F-63

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Investments in restricted stock — No secondary market exists for FHLB or ACBB stock. The stock is bought and sold at par and management believes the carrying amount approximates fair value and is categorized in Level 2 of the fair value hierarchy.
Accrued interest receivable — Due to their short -term nature, the carrying amount approximates fair value and is categorized in Level 1 of the fair value hierarchy.
Deposits — Fair value of deposits with no stated maturity, such as demand deposits, savings, and money market accounts, by definition, is the amount payable on demand on the reporting date. Fair value of fixed rate time deposits is estimated using discounted cash flows applying interest rates currently offered on similar time deposits. Deposits are categorized in Level 2 of the fair value hierarchy.
Accrued interest payable — Due to their short-term nature, the carrying amount approximates fair value and is categorized in Level 1 of the fair value hierarchy.
Interest Rate Swap Derivative — Fair values are calculated based on market prices of similar securities and, therefore, are classified as Level 2 within the valuation hierarchy.
NOTE 20 — LEASES (UNAUDITED)
A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. On October 1, 2022, the Company adopted ASU No 2016-02 “Leases” (Topic 842) and all subsequent ASUs that modified Topic 842. The adoption of Topic 842 primarily affected the Company’s accounting treatment for operating lease agreements in which the Company is the lessee.
The leases in which the Company is the lessee include real estate property for a branch office facility under a noncancelable operating lease arrangement, whose current maturity date is November 2023 at which point, it automatically renews for a three-year term at the end of each renewal. The Bank also leases various equipment which expire at various dates through March 2026.
All of the Company’s leases are classified as operating leases, and therefore, were previously not recognized on the Company’s Consolidated Statements of Financial Condition. Topic 842 requires the Company to recognize a right-of-use (“ROU”) asset and corresponding lease liability included in other assets and other liabilities, respectively, on the Company’s Consolidated Statements of Financial Condition.
The Company recorded $12,000 of net lease costs during the six months ending March 31, 2023. There were no net lease costs during the years ended September 30, 2022 or 2021. The Company’s real estate lease agreements include an option to renew at the Company’s discretion. Future minimum payments for operating leases with initial or remaining terms of one year or more as of March 31, 2023 are as follows:
March 31, 2023
(unaudited)
2023	$12,000
2024	24,000
2025	24,000
2026	23,000
2027	13,000
$96,000

F-64

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Rent expense for the branch office amounted to $6,600 for the six months ended March 31, 2023. Lease expense for the equipment was approximately $5,400 for the six months ended March 31, 2023. The following tables present information about the Company’s leases and of and for the six months ended March 31, 2023:
Right to use assets	$31,000
Lease liability	$31,000
Weighted average remaining lease term: 2.47 years
For the six months ended March 31, 2023:
Operating lease costs:	$11,000
Short-term lease costs:	1,000
Total lease costs:	$12,000
Cash paid for amounts included in measurement of lease liabilities:	$12,000

F-65

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
NOTE 21 — PARENT COMPANY FINANCIAL INFORMATION
Gouverneur Bancorp, Inc.
CONDENSED STATEMENTS OF FINANCIAL CONDITION PARENT COMPANY ONLY
As of March 31, 2023 (unaudited), September 30, 2022 and 2021
	March 31, 2023	Sept 30, 2022	Sept 30, 2021
	(unaudited)
	(In Thousands, Except Share and Per Share Amounts)
Assets
Cash and Cash Equivalents:
Cash and due from banks	$2	$2	$16
Interest bearing deposits with banks	52	105	67
Total Cash and Cash Equivalents	54	107	83
Accrued interest receivable and other assets	1	4	4
Investment in subsidiary	25,985	24,670	27,330
Total Assets	$26,040	$24,781	$27,417
Liabilities and Stockholders’ Equity
Liabilities
Accrued interest payable and other liabilities	(299)	(48)	15
Total Liabilities	(299)	(48)	15
Stockholders’ Equity
Preferred stock, par value $.01 per share; authorized 1,000,000 shares; none issued	—	—	—
Common stock, par value $.01 per share; authorized, 9,000,000 shares at March 31, 2023, Sept. 30, 2022 and 2021 issued 2,383,610 shares with 2,031,377 shares outstanding	24	24	24
Additional paid-in capital	5,035	5,035	5,035
Retained earnings	27,924	28,128	26,717
Treasury stock, at cost at March 31, 2023, 352,231 shares; Sept. 30, 2022 and 2021; 352,233 shares	(4,070)	(4,070)	(4,070)
Accumulated other comprehensive loss	(2,574)	(4,288)	(304)
Total Stockholders’ Equity	26,339	24,829	27,402
Total Liabilities and Stockholders’ Equity	$26,040	$24,781	$27,417
See notes to consolidated financial statements

F-66

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Gouverneur Bancorp, Inc.
CONDENSED STATEMENTS OF EARNINGS — PARENT COMPANY ONLY
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited	(unaudited)
	(In Thousands)
Non-interest Income:
Dividend Income	203	72	8,615	173
Other	46	811	1,577	1,291
Total Non-interest Income	249	883	10,192	1,464
Non-interest Expenses:
Professional fees	7	—	13	1
Acquisition fees	—	—	—	—
Foreclosed assets, net	—	—	—	—
Other	38	25	37	34
Total Non-interest Expenses	45	25	50	35
Income before Income Tax Expense	204	858	10,142	1,429
Income Tax Expense (Benefit)	—	—	—	—
Net Income	$204	$858	$10,142	$1,429
Basic and Diluted Earnings Per Share	$—	$0.39	$0.54	$0.60
See notes to consolidated financial statements

F-67

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Gouverneur Bancorp, Inc.
CONDENSED STATEMENTS OF CASH FLOWS — PARENT ONLY
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited	(unaudited)
	(In Thousands)
Cash Flows from Operating Activities:
Net income	$204	$858	$10,142	$1,429
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in undistributed net earnings of subsidiaries	(46)	(811)	(1,577)	(1,291)
Dividends Declared	204	72	116	173
Dividend from Subsidiary	(204)	(72)	(116)	(173)
Change in other Assets	245	38	87	66
Change in other Liabilities	(252)	(13)	(63)	(1)
Net Cash (Used in) Provided by Operating Activities	151	72	8,589	203
Cash Flows from Financing Activities:
Cash consideration paid for CBCV acquistion		—	(8,449)	—
Cash dividends paid	(204)	(72)	(116)	(173)
Net Cash Provided by Financing Activities	(204)	(72)	(8,565)	(173)
Net Increase (Decrease) in Cash and Cash Equivalents	(53)	—	24	30
Cash and Cash Equivalents – Beginning of Year	107	83	83	53
Cash and Cash Equivalents – End of Year	$54	$83	$107	$83
Supplementary Cash Flows Information
Income taxes paid	—	—	—	—

F-68

Annex A
Citizens Bank of Cape Vincent
Index to Financial Statements for the Years Ended December 31, 2021 and 2020

INDEPENDENT AUDITOR’S REPORT
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF CITIZENS BANK OF CAPE VINCENT
Opinion
We have audited the accompanying financial statements of Citizens Bank of Cape Vincent (the “Bank”), which comprise the statements of financial condition as of December 31, 2021 and 2020, and the related statements of earnings, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citizens Bank of Cape Vincent as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Citizens Bank of Cape Vincent and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Citizens Bank of Cape Vincent’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

A-1

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with generally accepted auditing standards, we:
•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Citizens Bank of Cape Vincent’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Citizens Bank of Cape Vincent’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
Report on Supplementary Information
Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The schedules of noninterest expense are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.
/s/ Bowers & Company
Watertown, New York
February 18, 2022

A-2

CITIZENS BANK OF CAPE VINCENT
AUDITED FINANCIAL STATEMENTS
STATEMENTS OF FINANCIAL CONDITION
December 31, 2021 and 2020
ASSETS
	2021	2020
Cash and Due From Banks	$2,689,065	$1,996,710
Interest-Bearing Deposits in Other Banks	2,370,334	3,804,880
Total Cash and Cash Equivalents	5,059,399	5,801,590
Time Deposits in Banks	748,000	500,000
Debt Securities Available-for-Sale	36,541,254	33,000,896
Federal Home Loan Bank of New York and Atlantic Community Bankers Bank Stock, at Cost	118,900	111,600
Loans, Net	40,152,185	36,911,653
Accrued Interest Receivable	262,021	311,616
Bank Premises and Equipment, Net	842,147	889,583
Deferred Tax Assets	123,239	3,577
Other Assets	173,612	138,359
TOTAL ASSETS	$84,020,757	$77,668,874
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$76,989,241	$70,052,062
Accrued Interest Payable	768	1,494
Other Liabilities	157,293	277,569
Total Liabilities	77,147,302	70,331,125
Stockholders’ Equity
Common Stock	40,000	40,000
Additional Paid-In Capital	120,000	120,000
Retained Earnings	6,666,959	6,519,709
Accumulated Other Comprehensive Income	46,496	658,040
Total Stockholders’ Equity	6,873,455	7,337,749
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$84,020,757	$77,668,874
See notes to financial statements.
A-3

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF EARNINGS
Years Ended December 31, 2021 and 2020
	2021	2020
Interest Income:
Loans	$1,648,856	$1,682,030
Investments	528,278	590,897
Other	6,575	25,751
Total Interest Income	2,183,709	2,298,678
Interest Expense:
Deposits	72,899	127,492
Net Interest Income	2,110,810	2,171,186
Provision for Loan Losses	0	50,991
Net Interest Income After Provision for Loan Losses	2,110,810	2,120,195
Noninterest Income:
Customer Service Fees	142,529	105,952
Commission Income	0	5,135
Gain (Loss) on Sale of Foreclosed Real Estate	1,868	(45,701)
Other	17,285	14,455
Total Noninterest Income	161,682	79,841
Noninterest Expense:
Salaries and Employee Benefits	1,028,663	1,044,574
Service Charges	346,483	275,269
Occupancy and Equipment	212,945	210,189
Professional Fees	97,908	87,367
Examinations and Audits	155,874	134,069
Office Supplies	27,252	30,324
Insurance	26,424	25,910
Foreclosed Real Estate	0	23,994
Other Expenses	50,480	63,617
Total Noninterest Expense	1,946,029	1,895,313
Earnings Before Provision for Income Taxes	326,463	304,723
Provision for Income Taxes	29,213	39,280
Net Earnings	$297,250	$265,443
See notes to financial statements.
A-4

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Years Ended December 31, 2021 and 2020
	2021	2020
NET EARNINGS	$297,250	$265,443
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Unrealized Gains (Losses) on Securities:
Unrealized Holding Gains (Losses) Arising During the Period (Net of Deferred Income Taxes (Benefits) of Approximately ($163,000) and $116,000, Respectively)	(611,544)	437,402
Defined Benefit Pension Plan Gains Arising During the Period (Net of Deferred Income Taxes of Approximately $-0- and $12,400, Respectively)	0	46,477
Total Other Comprehensive Income (Loss)	(611,544)	483,879
TOTAL COMPREHENSIVE INCOME (LOSS)	$(314,294)	$749,322
See notes to financial statements.
A-5

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2021 and 2020
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance, December 31, 2019	$40,000	$120,000	$6,404,266	$174,161	$6,738,427
Net Earnings	0	0	265,443	0	265,443
Other Comprehensive Income	0	0	0	483,879	483,879
Cash Dividend — $18.75 per share	0	0	(150,000)	0	(150,000)
Balance, December 31, 2020	40,000	120,000	6,519,709	658,040	7,337,749
Net Earnings	0	0	297,250	0	297,250
Other Comprehensive (Loss)	0	0	0	(611,544)	(611,544)
Cash Dividend — $18.75 per share	0	0	(150,000)	0	(150,000)
Balance, December 31, 2021	$40,000	$120,000	$6,666,959	$46,496	$6,873,455
See notes to financial statements.
A-6

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2021 and 2020
	2021	2020
Cash Flows from Operating Activities:
Net Earnings	$297,250	$265,443
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Provision for Loan Losses	0	50,991
Provision for Loss on Sale of Foreclosed Real Estate	17,556	41,439
Net Amortization of Securities	118,763	497,698
(Gain) Loss on Sale of Foreclosed Real Estate	(1,868)	45,701
Depreciation	62,176	61,746
Deferred Income Tax (Benefit) Expense	42,900	(17,400)
Net Change In Operating Assets and Liabilities:
(Increase) Decrease in Accrued Interest Receivable	49,595	(61,738)
Increase in Other Assets	(35,253)	(51,803)
Decrease in Accrued Interest Payable	(726)	(1,344)
Increase (Decrease) in Other Liabilities	(120,276)	122,491
Net Cash Provided By Operating Activities	430,117	953,224
Cash Flows from Investing Activities:
Proceeds from Maturities, Prepayments, Calls and Principal Collected on Debt Securities Available-for-Sale	6,162,956	7,436,835
Purchases of Debt Securities Available-for-Sale	(10,596,183)	(12,811,770)
Purchase of Time Deposits in Banks	(498,000)	0
Proceeds from Maturity of Time Deposits in Banks	250,000	0
Purchase of Federal Home Loan Bank of New York Stock	(7,300)	(1,000)
Proceeds from Foreclosed Assets, Net	16,268	156,120
Loan Originations and Principal Collections, Net	(3,272,488)	(2,231,404)
Purchase of Bank Premises and Equipment	(14,740)	(21,126)
Net Cash Used In Investing Activities	(7,959,487)	(7,472,345)
Cash Flows from Financing Activities:
Deposits Accepted and Repayments, Net	6,937,179	7,738,443
Cash Dividends Paid	(150,000)	(150,000)
Net Cash Provided by Financing Activities	6,787,179	7,588,443
Net Change in Cash and Cash Equivalents	(742,191)	1,069,322
Cash and Cash Equivalents, Beginning of Year	5,801,590	4,732,268
Cash and Cash Equivalents, End of Year	$5,059,399	$5,801,590
See notes to financial statements.
A-7

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 1 — NATURE OF OPERATIONS
Citizens Bank of Cape Vincent (the “Bank”) provides a variety of services to individuals and corporate customers through its main office in Cape Vincent, NY and its branches in Chaumont and LaFargeville, NY. The Bank’s primary deposit products are checking accounts, saving accounts, and certificates of deposit. Its primary lending products are single-family residential loans. It is subject to regulation by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES
Use of Estimates
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, particularly given the significant social and economic disruptions and uncertainties associated with the ongoing COVID-19 pandemic and the COVID-19 control responses, and such differences may be material. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the assumptions used in the actuarial valuations, foreclosed properties, and income taxes.
Revenue Recognition
The majority of the Bank’s revenue stream is generated from interest income on loans and deposits which are outside the scope of Topic 606.
The Bank’s sources of income that fall within the scope of Topic 606 include service charges on deposits, interchange fees and gains and losses on sales of other real estate, all of which are presented as components of noninterest income. The following is a summary of the revenue streams that fall within the scope of Topic 606:
Service charges on deposits, ATM, and interchange fees — Fees from these services are either transaction-based, for which the performance obligations are satisfied when the individual transaction is processed, or set periodic service charges, for which the performance obligations are satisfied over the period the service is provided. Transaction-based fees are recognized at the time the transaction is processed, and periodic service charges are recognized over the service period.
Gains on sales of other real estate — The Bank records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of the executed deed. When the Bank finances the sale of OREO to the buyer, the Bank assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer.
Cash and Cash Equivalents
For the purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing), and interest-bearing deposits in banks with an original maturity of 90 days or less.
Concentration of Credit Risk
At December 31, 2021 and 2020, the Bank held approximately $2,372,000 and $3,808,000, respectively, on deposit with the Federal Home Loan Bank of New York and the Federal Reserve Bank which is not insured

A-8

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
by the Federal Deposit Insurance Corporation (“FDIC”). The Bank also held approximately $1,981,000 and $996,000 at December 31, 2021 and 2020, respectively, at KeyBank in excess of FDIC insured levels.
Time Deposits in Banks
Time deposits in banks mature at various dates from two to three years and are carried at cost.
Investment Securities
Debt securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed using the interest method, over their contractual lives. The Bank does not have held-to-maturity debt securities.
Debt securities classified as available-for-sale are debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. These securities are carried at estimated fair value based on information provided by a third-party pricing service with any unrealized gains or losses excluded from net earnings and reported in accumulated other comprehensive income, which is reported as a separate component of stockholders’ equity, net of the related deferred tax effect.
Dividend and interest income, including amortization of premium and accretion of discount arising at acquisition, from all categories of investment securities are included in interest income in the statements of earnings.
Gains and losses realized on sales of investment securities, determined using the adjusted cost basis of the specific securities sold, are included in noninterest income in the statements of earnings. Additionally, declines in the estimated fair value of individual investment securities below their cost that are other-than-temporary are reflected as realized losses in the statements of earnings. Factors affecting the determination of whether an other-than-temporary impairment has occurred include, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near term prospects of the issuer, (iii) that the Bank does not intend to sell these securities, and (iv) it is more likely than not that the Bank will not be required to sell before a period of time sufficient to allow for any anticipated recovery in fair value.
The stock from the Federal Home Loan Bank of New York (“FHLBNY”) and the Atlantic Community Bankers Bank (“ACBB”) are restricted as to their marketability. Because no ready market exists for these investments and they have no quoted market value, the Bank’s investment in these stocks is carried at cost. Each member is required to maintain a minimum level of membership stock for as long as it remains a member of the FHLBNY. The amount of required membership stock is, generally speaking, equal to a specified percentage of “mortgage-related assets” held by the member. Members are also required to purchase activity-based stock in an amount, generally speaking, equal to a specific percentage of the outstanding principal balance of advances extended to the member.
The following table shows the amounts of restricted stock as of December 31:
	2021	2020
Federal Home Loan Bank	$48,900	$41,600
Atlantic Community Bankers Bank	70,000	70,000
Total Bank Stock, At Cost	$118,900	$111,600

A-9

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
Loans and Allowance for Loan Losses
Loans are carried at the amount of unpaid principal. Interest on loans is accrued based on the principal amounts outstanding. Loans are placed into a nonaccruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (i) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt, (including accrued interest), in full, or (ii) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
After a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Subsequent collections of interest payments on nonaccrual loans are recognized as interest income unless ultimate collectability of the loan is in doubt. Cash collections on loans where ultimate collectability remains in doubt are applied as reductions of the loan principal balance and no interest income is recognized until the principal balance has been collected.
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance is based on two basic principles of accounting: (i) FASB ASC 450, Contingencies, which requires that losses be accrued when they are probable of occurring and estimable and (ii) FASB ASC 310, Receivables, which requires that losses or impaired loans be accrued based on the differences between the loan balance and either the value of collateral, if such loans are considered to be collateral dependent and in the process of collection, or the present value of future cash flows, or the loan’s value as observable in the secondary market. A loan is considered impaired when, based on current information and events, the Bank has concerns about the ability to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
The Bank’s allowance for loan losses has three basic components: the specific allowance, the formula allowance, and the pooled allowance. Each of these components is determined based upon estimates that can and do change when the actual events occur. As a result of the uncertainties inherent in the estimation process, management’s estimate of loan losses, and the related allowance could change in the near term.
The specific allowance component is used to individually establish an allowance for loans identified for impairment testing. When impairment is identified, a specific reserve may be established based on the Bank’s calculation of the estimated loss embedded in the individual loan. Impairment testing includes consideration of the borrower’s overall financial condition, resources and payment record, support available from financial guarantors, and the fair market value of collateral. These factors are combined to estimate the probability and severity of inherent losses.
The formula allowance component is used for estimating the loss on internally risk rated loans exclusive of those identified as impaired. The loans meeting the Bank’s internal criteria for classification, such as special mention, substandard, doubtful and loss, as well as specifically identified impaired loans, are segregated

A-10

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
from performing loans within the portfolio. These internally classified loans are then grouped by loan type (commercial, commercial residential real estate, commercial term, residential real estate, home equity, or consumer). Each loan type is assigned an allowance factor based on management’s estimate of the associated risk, complexity, and size of the individual loans within the particular loan category. Classified loans are assigned a higher allowance factor than non-classified loans due to management’s concerns regarding collectability or management’s knowledge of particular elements surrounding the borrower.
The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are then also segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, the experience and depth of management, national and local economic trends, concentrations of credit, results of the loan review system, and the effect of external factors (i.e. competition and regulatory requirements). Current economic conditions take into account the average unemployment rate for Jefferson County, the State of New York, and for the nation, with the most significance given to the Jefferson County data. The allowance factors assigned differ by loan type.
Allowance factors and overall size of the allowance may change from period to period based on management’s assessment of the above-described factors and the relative weights given to each factor. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.
Loans are stated at the principal amount outstanding, net of unearned discounts. Interest income on loans is accrued at the contractual rate on the principal amount outstanding. It is the Bank’s policy to discontinue the accrual of interest when circumstances indicate that collection is doubtful. Deferred fees and costs on loans are being amortized on the interest method over the term of the loan. Management considers loans impaired when, based on current information, it is probable that the Bank will not collect all principal and interest payments according to contractual terms. Loans are evaluated for impairment in accordance with the Bank’s portfolio monitoring and ongoing risk assessment procedures. Management considers the financial condition of the borrower, cash flow of the borrower, payment status of the loan, and the value of the collateral, if any, securing the loan. Generally, impaired loans do not include large groups of smaller balance homogenous loans, such as residential real estate and consumer type loans, which are evaluated collectively for impairment and are generally placed on nonaccrual when the loan becomes 90 days past due as to principal or interest. Loans specifically reviewed for impairment are not considered impaired during period of “minimal delay” in payment (90 days or less) provided eventual collection of all amounts due is expected. The impairment of a loan is measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided solely by the collateral. In appropriate circumstances, interest income on impaired loans may be recognized on a cash basis.
The Bank’s charge-off policy states after all collection efforts have been exhausted and the loan is deemed to be a loss, it will be charged to the Bank’s established allowance for loan losses. Consumer loans subject to the Uniform Retail Credit Classification are charged-off as follows: (a) closed end loans are charged-off no later than 120 days after becoming delinquent, (b) consumer loans to borrowers who subsequently declare bankruptcy, where the Bank is an unsecured creditor, are charged-off within 60 days of receipt of the notification from the bankruptcy court, (c) fraudulent loans are charged-off within 90 days of discovery, and (d) death of a borrower will cause a charge-off to be incurred at such time an actual loss is determined. All other types of loans are generally evaluated for loss potential at the 90th day past due threshold, and any loss is recognized no later than the 120th day past due threshold; each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.

A-11

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
Bank Premises and Equipment
Land is carried at cost. Bank premises and equipment are stated at cost less accumulated depreciation and amortization. The provision for depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 5 to 10 years for bank equipment and 39 years for bank buildings. Expenditures for improvements, which extend the life of an asset, are capitalized and depreciated over the asset’s remaining useful life. Gains or losses realized on the disposition of properties and equipment are reflected in the statements of earnings. Expenditures for repairs and maintenance are charged to noninterest expenses as incurred.
Foreclosed Real Estate
Foreclosed real estate include both formally foreclosed real estate and in-substance foreclosed real estate. In-substance foreclosed real estate are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.
Foreclosed real estate are initially recorded at the fair value less cost to sell, which becomes the real estate’s new basis. Any write-downs at the time of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, a valuation allowance is established, if necessary, to report these assets at the lower of (a) fair value minus estimated costs to sell or (b) new cost basis. Gains and losses realized on the sale, and any adjustments resulting from periodic re-evaluation of the real estate are included in noninterest income or expense, as appropriate. Net costs of maintaining and operating the properties are expensed as incurred. Improvements, which extend the life or improve the value of the real estate, are capitalized as incurred.
Through a series of executive orders, the New York State Governor placed a moratorium on foreclosures from March 2020 until January 2022.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net earnings. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale debt securities are reported as separate components of the stockholders’ equity section of the statements of financial condition. Such items, along with net earnings, are components of comprehensive income.
Accumulated other comprehensive income represents the sum of these items, with the exception of net earnings, as of December 31 is represented in the table below as follow:
	2021	2020
Accumulated Other Comprehensive Income by Component:
Unrealized Gain on Debt Securities Available-For-Sale	$58,857	$832,963
Tax Effect	(12,361)	(174,923)
Net Unrealized Gain on Debt Securities Available-For-Sale	46,496	658,040
Accumulated Other Comprehensive Income	$46,496	$658,040
Advertising
The Bank charges the costs associated with advertising to expense as incurred. Advertising expenses charged to operations as of December 31, 2021 and 2020 were approximately $2,900 and $3,100, respectively.

A-12

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
Statements of Cash Flows
Supplementary disclosures of cash flow information for the years ended December 31 are as follows:
	2021	2020
Cash Paid During The Year For:
Interest on Deposits	$76,259	$132,436
Income Taxes	$43,000	$60,238
Noncash Financing and Investing Activities:
Unrealized Gains (Losses) on Debt Securities Available-for-Sale	$(774,106)	$553,674
Unrealized Gain on Pension Plan Included in Other Liabilities	$0	$58,833
Transfer of Loans to Foreclosed Real Estate	$31,956	$132,860
Transfer of Foreclosed Real Estate to Loans	$0	$360,000
Income Taxes
Provisions for incomes taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. In addition, deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
The Bank follows the provisions of Financial Accounting Standards Board Accounting Standard Codification (“FASB ASC”), 740-10 “Income Taxes.” As a result, the Bank must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.
Under FASB ASC 740-10, “Income Taxes,” the Bank recognizes potential liabilities associated with anticipated tax audit issues that may arise during an examination. Interest and penalties that are anticipated to be due upon examination are recognized as accrued interest and other liabilities with an offset to interest and other expense. The Bank determined that there were no uncertainties with respect to the application of tax regulations in these jurisdictions.
Fair Value Measurements
The Bank follows the guidance of FASB ASC 820, Fair Value Measurements and Disclosures. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs.

A-13

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Valuation of Long-Lived Assets
The Bank accounts for the valuation of long-lived assets under FASB ASC 360, Property, Plant, and Equipment. This guidance required that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.
Future Changes in Accounting Standards
The Bank will evaluate the impact each of the following pronouncements may have on its financial statements and will implement them as applicable and when material.
FASB has issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), effective for the year ending December 31, 2022.
FASB has issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, effective for the year ending December 31, 2023.
Impact of COVID-19 Pandemic on Financial Statements
The COVID-19 pandemic remains a rapidly evolving situation. The extent of the impact of COVID-19 on the Bank and financial results will depend on future developments, which are highly uncertain and cannot be predicted, including but not limited to the duration, spread, severity, and impact of the outbreak, all of which at present, cannot be determined. Accordingly, the extent to which COVID-19 may impact Citizens Bank of Cape Vincent’s equity, net earnings and cash flows is uncertain and the accompanying financial statements include no adjustments relating to the effects of this pandemic.
Subsequent Events
The Bank has evaluated the accompanying financial statements for subsequent events and transactions through February 18, 2022, which is the date the financial statements were available for issue.
Subsequent to December 31, 2021, the Bank signed an agreement and plan of merger on January 4, 2022 with Cambray Mutual Holding Company, a federally charted mutual holding company, Gouverneur Bancorp, Inc., a federally chartered subsidiary mid-tier holding company, and Gouverneur Savings & Loan Association, a New York chartered stock savings and loan association. When the agreement is executed, the Bank will merge with and into Gouverneur Savings and Loan Association. Upon consummation of the merger, the separate corporate existence of the Bank shall terminate. The Bank expects the plan of merger to take effect in the second quarter of 2022.

A-14

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 3 — INVESTMENT SECURITIES
The realized gains and losses from the sale of debt securities available-for-sale at December 31 are as follows:
	2021	2020
Proceeds	$6,162,956	$7,436,835
Cost	(6,162,956)	(7,436,835)
Net Realized Gains (Losses)	$0	$0
Gross Realized Gains	$0	$0
Gross Realized Losses	0	0
Net Realized Gains (Losses)	$0	$0
The amortized cost and fair values of securities, with gross unrealized gains and losses at December 31, 2021 are as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$15,505,966	$90,762	$223,161	$15,373,567
Mortgage-Backed Securities	6,416,347	29,953	91,289	6,355,011
Taxable Municipal Bonds	4,738,730	110,644	8,297	4,841,077
Small Business Administration	2,401,347	42,021	29,373	2,413,995
State and Municipal Governments	7,420,007	137,613	16	7,557,604
Total Available-for-Sale	$36,482,397	$410,993	$352,136	$36,541,254
The amortized cost and fair values of securities, with gross unrealized gains and losses at December 31, 2020 are as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$11,528,095	$249,301	$12,534	$11,764,862
Mortgage-Backed Securities	3,321,056	82,763	144	3,403,675
Taxable Municipal Bonds	5,024,564	240,571	0	5,265,135
Small Business Administration	2,851,502	81,338	17,437	2,915,403
State and Municipal Governments	9,442,716	209,116	11	9,651,821
Total Available-for-Sale	$32,167,933	$863,089	$30,126	$33,000,896
At December 31, 2021 and 2020, investments with a carrying amount of approximately $23,241,000 and $22,496,000, respectively, were pledged to secure certain deposits as required or permitted by law.
Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations without call or prepayment penalties.
The amortized cost and fair value of debt securities based on the contractual maturity at December 31, 2021 is as follows:

A-15

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 3 — INVESTMENT SECURITIES (continued)
	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due Within One Year	$4,163,354	$4,188,730
Due After One Year Through Five Years	15,962,734	16,105,906
Due After Five Years Through Ten Years	9,161,786	9,116,278
Due After Ten Years	7,194,523	7,130,340
	$36,482,397	$36,541,254
The amortized cost and fair value of debt securities based on the contractual maturity at December 31, 2020 is as follows:
	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due Within One Year	$3,431,095	$3,441,799
Due After One Year Through Five Years	16,867,071	17,279,555
Due After Five Years Through Ten Years	7,468,662	7,789,169
Due After Ten Years	4,401,105	4,490,373
	$32,167,933	$33,000,896
Information pertaining to securities with gross unrealized losses at December 31, 2021, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:
	Less than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$9,329,499	$157,116	$1,427,952	$66,045
Mortgage-Backed Securities	5,335,593	91,040	22,497	249
Taxable Municipal Bonds	1,006,265	8,297	0	0
Small Business Administration	0	0	857,091	29,373
State and Municipal Governments	253,030	16	0	0
	$15,924,387	$256,469	$2,307,540	$95,667

A-16

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 3 — INVESTMENT SECURITIES (continued)
Information pertaining to securities with gross unrealized losses at December 31, 2020, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:
	Less than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$1,480,796	$12,534	$0	$0
Mortgage-Backed Securities	32,331	144	0	0
Taxable Municipal Bonds	1,377,653	14,179	0	3,258
Small Business Administration	0	0	348,758	0
State and Municipal Governments	340,226	11	0	0
Total Available-for-Sale	$3,231,006	$26,868	$348,758	$3,258
The securities in an unrealized loss position at December 31, 2021 and 2020, were temporarily impaired due to the current interest rate environment and not increased credit risk. Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The temporarily impaired securities consisted of twenty-one U.S. government and federal agency securities, two taxable municipal bonds, fourteen mortgage-backed securities, one state and municipal government, and two small business administration securities as of December 31, 2021.
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES
Major classifications of loans at December 31 are summarized as follows:
	2021	2020
Mortgage Loans on Real Estate:
Residential Mortgages and Multi-Family	$31,729,771	$30,050,163
Commercial	5,847,610	3,941,486
Total Mortgage Loans on Real Estate	$37,577,381	$33,991,649
Demand Notes:
Commercial Demand Notes:	534,040	665,555
Consumer Demand Notes	430,610	350,554
Agricultural Demand Notes	112,400	104,481
Other Demand Notes	455,540	525,995
Total Demand Notes	1,532,590	1,646,585
Installment Loans:
Commercial Installment Loans	113,255	139,191
Consumer Installment Loans	1,579,981	1,793,099

A-17

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
	2021	2020
Municipal Installment Loans	1,598	14,521
Total Installment Loans	1,694,834	1,946,811
Overdrafts	1,021	1,110
Total Loans	40,805,826	37,586,155
Unearned Discounts	(19,615)	(27,089)
Allowance for Loan Losses	(634,026)	(647,413)
Total Loans, Net of Allowance for Loan Losses	$40,152,185	$36,911,653

The Bank’s goal is to mitigate risks from an unforeseen threat to the loan portfolio as a result of an economic downturn or other negative influences. Plans that aid in mitigating these potential risks in managing the loan portfolio include enforcing loan policies and procedures, evaluating the borrower’s business plan through the loan term, identifying, and monitoring primary and alternative sources of repayment, and obtaining adequate collateral to mitigate loss in the event of liquidation. Specific reserves are established based upon credit and/or collateral risks on an individual loan basis. A risk rating system is used to estimate potential loss exposure and to provide a measuring system for setting general and specific reserve allocations.
Allowance for Loan Losses
The Bank has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Bank’s portfolio. For purposes of determining the allowance for loan losses, the Bank segments certain loans in its portfolio by product type. The Bank’s loans are segmented into the following pools: residential mortgages and multi-family, commercial loans, and consumer. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment.
The following are the factors the Bank uses to determine the balance of the allowance account for each segment or class of loans.
Residential Mortgages and Multi-Family
Residential mortgages and multi-family loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
Commercial
Commercial loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
Consumer
Consumer loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.

A-18

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
The Bank’s Estimation Process
The Bank estimates loan losses under multiple economic scenarios to establish a range of potential outcomes for each criterion the Bank applies to the allowance calculation. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an allowance for the losses inherent within these portfolios as of the reporting date.
Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty that incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Bank’s view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net earnings.
Allowance for Loan Losses by Segment
The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the date of the statement of financial condition. The Bank considers the allowance for loan losses to be adequate to cover loan losses inherent in the loan portfolio. The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans at December 31, 2021:
	Residential Mortgages & Multi-Family	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance Beginning of Year	$463,148	$164,841	$19,424	$647,413
Charge-offs	(17,556)	0	(127)	(17,683)
Recoveries	0	0	4,296	4,296
Reclassifications/Provisions	12,225	(6,222)	(6,003)	0
Balance, End of Year	$457,817	$158,619	$17,590	$634,026
Balance, End of Year:
Individually Evaluated for Impairment	$4,089	$0	$0	$4,089
Balance, End of Year:
Collectively Evaluated for Impairment	$453,728	$158,619	$17,590	$629,937
Loans Receivable:
Balance, End of Year	$31,729,771	$7,064,443	$2,011,612	$40,805,826
Balance, End of Year:
Individually Evaluated for Impairment	$63,773	$439,272	$8,973	$512,018
Balance, End of Year:
Collectively Evaluated for Impairment	$31,665,998	$6,625,171	$2,002,639	$40,293,808

A-19

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans at December 31, 2020:
	Residential Mortgages & Multi-Family	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance Beginning of Year	$474,121	$139,970	$19,000	$633,091
Charge-offs	0	(48,850)	(435)	(49,285)
Recoveries	0	0	12,616	12,616
Reclassifications/Provisions	(10,973)	73,721	(11,757)	50,991
Balance, End of Year	$463,148	$164,841	$19,424	$647,413
Balance, End of Year:
Individually Evaluated for Impairment	$0	$0	$0	$0
Balance, End of Year:
Collectively Evaluated for Impairment	$463,148	$164,841	$19,424	$647,413
Loans Receivable:
Balance, End of Year	$30,050,163	$5,391,229	$2,144,763	$31,586,155
Balance, End of Year:
Individually Evaluated for Impairment	$18,167	$467,584	$0	$485,751
Balance, End of Year:
Collectively Evaluated for Impairment	$30,031,996	$4,923,645	$2,144,763	$37,100,404
Credit Quality Information
Credit quality indicators as of December 31, 2021 and 2020 are as follows:
Internally assigned grade:
Pass — loans in this category have strong asset quality and liquidity along with a multi-year track record of profitability.
Special Mention — loans in this category are currently protected but are potentially weak. The credit risk may be relatively minor yet constitute an increased risk in light of the circumstances surrounding a specific loan.
Substandard — loans in this category show signs of continuing negative financial trends and unprofitability and therefore, are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.
Doubtful — loans in this category are illiquid and highly leveraged, have negative net worth, cash flow, and continuing trend serious losses. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage and strengthening of the asset, its classification as loss is deferred until its more exact status may be determined.
Loss — loans in this category are considered uncollectible and of such little value that their continuance as bankable loans is not warranted. This classification does not mean that the loan has no recovery value, but

A-20

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
that it is not practical to defer writing it off, even though partial recovery may be affected in the future. Such credits should be recommended for charge-off.
The information for each of the credit quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.
Credit risk profile by internally assigned grade as of December 31, 2021:
	Pass	Special Mention	Substandard	Doubtful	Total
Residential Mortgages and Multi-Family	$31,500,650	$165,348	$0	$63,773	$31,729,771
Commercial	6,340,644	284,527	0	439,272	7,064,443
Consumer	1,943,446	5,484	53,709	8,973	2,011,612
Total	$39,784,740	$455,359	$53,709	$512,018	$40,805,826
Credit risk profile by internally assigned grade as of December 31, 2020:
	Pass	Special Mention	Substandard	Doubtful	Total
Residential Mortgages and Multi-Family	$29,326,181	$640,464	$65,351	$18,167	$30,050,163
Commercial	4,397,267	526,378	0	467,584	5,391,229
Consumer	2,049,784	36,799	58,180	0	2,144,763
Total	$35,773,232	$1,203,641	$123,531	$485,751	$37,586,155
Aging Analysis of Past Due Financing Receivables by Class
Following are tables which include an aging analysis of the recorded investment of past due financing receivables as of December 31. Also included are loans that are 90 days or more past due as to interest and principal and still accruing, because they are (a) well-secured and in the process of collection or (b) real estate loans or loans exempt under regulatory rules from being classified as nonaccruals.
An aged analysis of past due loans, segregated by class of loans, as of December 31, 2021 are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total	90 Days or Greater and Still Accruing
Residential Mortgages and Multi-Family	$223,782	$0	$63,773	$287,555	$31,442,216	$31,729,771	$0
Commercial	0	0	0	0	7,064,443	7,064,443	0
Consumer	0	0	8,973	8,973	2,002,639	612	0
Total	$223,782	$0	$72,746	$296,528	$40,509,298	$40,805,826	$0

A-21

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
An aged analysis of past due loans, segregated by class of loans, as of December 31, 2020 are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total	90 Days or Greater and Still Accruing
Residential Mortgages and Multi-Family	$59,712	$65,351	$18,167	$143,230	$29,906,933	$30,050,163	$0
Commercial	0	0	0	0	5,391,229	5,391,229	0
Consumer	1,800	0	8,973	1,800	2,142,963	2,144,763	0
Total	$61,512	$65,351	$18,167	$145,030	$37,441,125	$37,586,155	$0
Impaired Loans
Information on impaired loans for the year ended December 31, 2021 was as follows:
	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
With No Allowance Recorded:
Commercial	$439,272	$439,272	$0	$453,428	$0
Residential Mortgages and Multi-Family	59,684	63,773	4,089	38,926	3,947
Consumer	8,973	8,973	0	4,487	0
	$507,929	$512,018	$4,089	$496,841	$3,947
Information on impaired loans for the year ended December 31, 2020 was as follows:
	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
With No Allowance Recorded:
Commercial	$467,584	$467,584	$0	$475,044	$0
Residential Mortgages and Multi-Family	18,167	18,167	0	4,542	0
	$485,751	$485,751	$0	$479,586	$0
Nonperforming Loans
Information on performing and nonperforming loans as of December 31, 2021 and 2020 is as follows:
	2021	2020
Performing	$40,733,080	$37,567,988
Nonperforming	72,746	18,167
Total	$40,805,826	$37,586,155
Troubled Debt Restructurings (“TDR”)
In situations where, for economic or legal reasons related to a customer’s financial difficulties, the Bank grants a concession for other than an insignificant period of time to the customer that the Bank would not

A-22

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
otherwise consider, the related loan is classified as a troubled debt restructuring (“TDR”). The Bank strives to identify customers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance, and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral.
In cases where the Bank grants the customer new terms and provides for a reduction of either interest or principal, the Bank measures any impairment on the restructuring as previously noted for impaired loans.
The Bank has determined that there were no TDR’s that occurred during the year ended December 31, 2021 and 2020, respectively.
At December 31, 2021 and 2020, there were no commitments to lend additional funds to any borrower whose loan terms have been modified in a troubled debt restructuring.
NOTE 5 — BANK PREMISES AND EQUIPMENT, NET
Bank premises and equipment at December 31 are summarized as follows:
	2021	2020
Building and Building Improvements	$966,786	$980,287
Furniture, Fixtures, and Equipment	761,917	757,676
Land and Land Improvements	246,058	246,058
Total Bank Premises and Equipment	1,974,761	1,984,021
Less: Accumulated Depreciation	(1,132,614)	(1,094,438)
Total Bank Premises and Equipment, Net	$842,147	$889,583
NOTE 6 — FORECLOSED REAL ESTATE
Foreclosed real estate activity for the years ended December 31 is as follows:
	2021	2020
Foreclosed Real Estate, Beginning Balance	$0	$470,400
Net Change in Valuation	(17,556)	(41,439)
Loans Transferred to Foreclosed Real Estate	31,956	132,860
Realized Gain (Losses) on Sales	1,868	(45,701)
Sales of Foreclosed Real Estate	(16,268)	(516,120)
Foreclosed Real Estate, Ending Balance	$0	$889,583
At December 31, 2021 and 2020 the recorded investment of mortgage loans secured by residential real estate property for which formal foreclosure proceedings are in process total approximately $-0- and $18,000, respectively.

A-23

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 7 — DEPOSITS
Deposits at December 31 are summarized as follows:
	2021	2020
Savings Accounts	$45,110,042	$40,609,280
Checking Accounts	26,435,265	23,629,442
Christmas Club Accounts	20,968	19,514
Certificates of Deposit	5,422,966	5,793,826
Total	$76,989,241	$70,052,062
At December 31, 2021, the scheduled maturities of time deposits are as follows:
Due in One Year or Less	$4,278,923
Due in One to Three Years	1,144,043
$5,422,966
The aggregate amount of time deposits in denominations of more than $250,000 were approximately $1,233,000 and $929,000 at December 31, 2021 and 2020, respectively.
NOTE 8 — ADVANCES FROM THE FEDERAL HOME LOAN BANK AND ATLANTIC COMMUNITY BANKERS BANK
The Bank has access to FHLBNY advances, under which it may take advances, or request a municipal letter of credit to be issued on behalf of the Bank, at various terms and interest rates, up to a maximum of approximately $3,000,000 for each of the years ended December 31, 2021 and 2020. Mortgage loans and securities with a carrying value of approximately $11,672,000 and $6,973,000 at December 31, 2021 and 2020, respectively, have been pledged by the Bank under a blanket collateral agreement to secure the Bank’s borrowings. The total outstanding indebtedness under borrowing facilities with the FHLBNY cannot exceed the total value of the assets pledged under the blanket collateral agreement. There were no outstanding balances as of December 31, 2021 and 2020.
The Bank also has access to Atlantic Community Bankers Bank (“ACBB”) advances, under which it can borrow up to $1,500,000 on an unsecured basis for a period of up to fourteen calendar days. An additional $500,000 will be available on a secured basis and will be secured by investments held in safekeeping and pledged to ACBB. The borrowings shall not exceed 50% of the Bank’s capital, nor shall borrowings under the secured portion exceed either 90% of government agency sponsored mortgage backed securities or 90% of United States Government Treasuries held in safekeeping with ACBB. Advances extending beyond the fourteen-day period are permitted, however, ACBB may request that the facility be fully secured. There were no outstanding balances as of December 31, 2021 and 2020.
NOTE 9 — COMMON STOCK
The Bank’s Certificate of Organization, originally filed with the Superintendent of Banks on August 1, 1919, and as amended from time to time, provided for a total number of authorized shares of common stock of 1,600. On May 7, 2018, the Board of Directors approved an amendment to the Bank’s Certificate of Organization to increase the number of authorized shares of the Bank’s common stock from 1,600 to 10,000. In December 2018, the New York State Department of Financial Services approved the application for amendment of Organization Certificate.
As of December 31, 2021 and 2020, the Bank had 10,000 authorized shares of common stock, of which 8,000 shares were issued and outstanding, with a par value of $5 per share.

A-24

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 10 — INCOME TAXES
The Bank analyzed its tax positions taken on their Federal and State tax returns for the open tax years 2018, 2019, and 2020. Based on this analysis, the Bank determined that there were no uncertain tax positions and that the Bank should prevail upon examination by the taxing authorities.
The components of the income tax provision for the years ended December 31 is summarized as follows:
	2021	2020
Current:
Federal	$(13,687)	$56,680
Deferred:
Federal	42,900	(17,400)
Total Provision for Income Taxes	$29,213	$39,280
The provision for federal income taxes, which differs from that computed by applying federal statutory rates to income before federal income tax expense, is summarized as follows for the years ended December 31:
	2021	2020
Federal Statutory Income Tax	$68,557	$63,992
Tax Exempt Interest	(27,334)	(36,478)
Other	(12,010)	11,766
Total Provision for Income Taxes	$29,213	$39,280
The components of the net deferred tax assets (liabilities) included in assets at December 31 are as follows:
	2021	2020
Deferred Tax Assets:
Allowance for Loan Losses	$133,100	$136,000
Deferred Compensation	27,400	28,500
Retirement Plans	0	65,700
Net Operating Loss	22,500	0
Other	6,000	6,200
Total Deferred Tax Assets	189,000	236,400
Deferred Tax Liabilities:
Appreciation of Available-for-Sale Securities	(12,361)	(174,923)
Income and Expenses Recognized in the Financial
Statements but Reported on the Cash Basis for Tax	(21,100)	(22,400)
Premises and Equipment	(32,300)	(35,500)
Total Deferred Tax Liabilities	(65,761)	(232,823)
Net Deferred Tax Assets	$123,239	$3,577
The Bank has unused New York State (“NYS”) Net Operating Loss (“NOL”) credit carryforwards of approximately $1,851,000 at December 31, 2021, which may be applied against future taxable income. Currently, the Bank is paying NYS tax on the capital rate method due to Section 208.9(s) special interest deduction for NYS banks. Should this special deduction change, the Bank may be subject to NYS income taxes and would have the NOL credit to offset that income.

A-25

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 11 — RELATED PARTY TRANSACTIONS
The Bank has entered into transactions with certain directors, executive officers, significant stockholders, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Loans to such borrowers at December 31 are summarized as follows:
	2021	2020
Balance, Beginning of Year	$1,160,808	$1,098,803
New Loans	105,000	201,480
Payments	(137,599)	(139,475)
Release from Regulation	(312,848)	0
Balance, End of Year	$815,361	$1,160,808
The Bank held related party deposits of approximately $507,000 and $861,000 at December 31, 2021 and 2020, respectively.
NOTE 12 — 401K RETIREMENT PLAN
The Bank adopted a 401K plan effective January 1, 2007, covering substantially all employees. Eligibility requirements are age of 21 and 6 months of service in which the employee worked at least 100 hours each of those months. Effective January 1, 2018, the Bank’s contribution is a match to employee contributions, up to 4% of gross wages. Contributions to the plan for the years ended December 31, 2021 and 2020 were approximately $31,300 and $26,200, respectively.
NOTE 13 — DEFINED BENEFIT PENSION PLAN
The Bank has a defined benefit pension plan covering designated employees. The benefits are based on years of service and the compensation of the employees during each year of their employment. Benefits were frozen under the Plan as of March 21, 2007. The plan was in the process of termination as of December 31, 2020 and formally terminated in 2021.
The provisions of FASB ASC Topic 715-20, “Defined Benefit Plans,” requires recognition in the statements of financial condition a liability for pension plans with accumulated benefits in excess of the plan assets.
The following table illustrates the change in benefit obligation, change in plan assets, and funded status of the pension plan as of and for the years ended December 31, using a measurement date of December 31:
	2021	2020
Change in Benefit Obligation:
Benefit Obligation, Beginning of Year	$395,017	$342,101
Interest Cost	2,986	12,764
Adjustment for Changes in Assumptions	0	40,152
Adjustment for Actuarial Losses	3,163	0
Adjustment for Settlement	(401,166)	0
Projected Benefit Obligation, End of Year	$0	$395,017

A-26

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 13 — DEFINED BENEFIT PENSION PLAN (continued)
	2021	2020
Change in Plan Assets:
Fair Value of Plan Assets, Beginning of Year	297,329	283,269
Actual Return on Plan Assets	4,640	14,060
Employer Contributions	121,897	0
Settlement Distributions	(423,866)	0
Fair Value of Plan Assets, End of Year	$0	$297,329
Funded Status:
Benefits Obligations in Excess of Fair Value of Plan
Assets	$0	$(97,688)

Amount recognized in the statements of financial condition at December 31 included in other liabilities:
	2021	2020
Accrued Pension Obligation:	$0	$(97,688)
There were no amounts recognized in accumulated other comprehensive income for the years ended December 31, 2021 and 2020, respectively.
Net pension cost for the years ended December 31 includes the following components:
	2021	2020
Components of Net Periodic Benefit Cost:
Interest Cost	$2,986	$12,764
Actual Return on Plan Assets	(4,646)	(17,704)
Amortization of Unrecognized Loss (Gain)	5,349	16,016
Recognized (Gain) Loss — Settlement	164,145	0
Net Periodic Benefit Cost	$167,834	$11,076
Net periodic benefit cost is included in other expenses in noninterest expense for the years ended December 31, 2021 and 2020.
The Bank’s expected Rate of Return on Plan Assets is determined by the plan assets’ historical long-term investment performance, current asset allocation, and estimates of future long-term returns by asset class.
	2021%	2020%
Weighted Average Assumptions Used to Determine Benefit Obligation at December 31:
Discount Rate	3.00	3.00
Rate of Compensation Increase	N/A	N/A
Weighted Average Assumptions Used to Determine Net Periodic Benefit Cost for the Year Ended December 31:
Discount Rate	3.75	3.75
Expected Return on Plan Assets	N/A	6.25

A-27

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 13 — DEFINED BENEFIT PENSION PLAN (continued)
The Bank’s retirement plan weighted-average asset allocations at December 31 by asset category are as follows:
	2021%	2020%
Mutual Funds and Equity Securities	0.00	98.00
Cash and Cash Equivalents	0.00	2.00
Total	0.00	100.00
The Bank’s investment policy for Plan assets is to manage the portfolio to preserve principal and liquidity, while maximizing the return on the investment portfolio through the full investment of available funds. The portfolio is diversified by investing in multiple types of investment-grade securities. The investment policy requires assets of the Plan to be primarily invested in short-term securities with at least an investment grade rating to minimize interest rate and credit risk as well as to provide for an immediate source of funds.
The Plan assets have been fully distributed due to termination of the plan during the year ended December 31, 2021.
The fair values of the Bank’s pension plan assets at December 31, 2020, by asset category, are as follows:
	Fair Value	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Input (Level 2)	Significant Unobservable Inputs (Level 3)
Cash and Cash Equivalents	$5,927	$5,927	$0	$0
Mutual Funds and Equities
Securities	291,402	291,402	0	0
	$297,329	$297,329	$0	$0
NOTE 14 — FAIR VALUE MEASUREMENTS
FASB ASC 820, Fair Value Measurements, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under this guidance are described below:
•
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the Bank has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

•
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

A-28

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 14 — FAIR VALUE MEASUREMENTS (continued)
•
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instruments categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities, and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by this guidance, the Bank does not adjust the quoted price for such instruments.
The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.
Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence, in the absence of such evidence, management’s best estimate is used.
Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified at a Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of business equipment, inventory, and accounts receivable collateral is based on the net book value on the business financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified previously.
The following table sets forth the Bank’s assets and liabilities that were accounted for or disclosed at fair value on a recurring basis as of December 31, 2021 and 2020:
	Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Debt Securities Available-for-Sale	$36,541,254	$0	$36,541,254	$0
December 31, 2020
Debt Securities Available-for-Sale	$33,000,896	$0	$33,000,896	$0

A-29

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 14 — FAIR VALUE MEASUREMENTS (continued)
Fair values of assets and liabilities measured on a nonrecurring basis at December 31, 2021 and 2020 are as follows:
	Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Inspired Loans	$507,929	$0	$0	$507,929
December 31, 2020
Impaired Loans	$485,751	$0	$0	$485,751
For the years ended December 31, 2021 and 2020, impaired loans with a carrying amount of approximately $512,000 and $485,800, respectively, were written down to their fair values of approximately $508,000 and $485,800, respectively. The write-down resulted in impairment charges of approximately $4,000 and $-0- for the years ended December 31, 2021 and 2020, respectively, which were included in the allowance for loan losses.
The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs were used to determine fair value at December 31, 2021 and 2020.
	Valuation Techniques	Unobservable Inputs
Impaired Loans	Appraisal of Collateral (Sales Approach) Discounted Cash Flow	Appraisal Adjustments Costs to Sell
Foreclosed Real Estate	Appraisal of Collateral (Sales Approach)	Appraisal Adjustments Costs to Sell
NOTE 15 — OFF-BALANCE SHEET CREDIT RISK
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit, market, and interest rate risk in excess of the amounts recognized in the statements of financial condition.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.
At December 31, the following financial instruments were outstanding whose contract amounts represent credit risk (approximately):
	2021	2020
Commitments to Grand Loans	$532,112	$2,725,200
Unfunded Commitments Under Lines of Credit	$643,865	$515,269
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses.

A-30

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 15 — OFF-BALANCE SHEET CREDIT RISK (continued)
Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank, is based on management’s credit evaluation of the customer.
Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.
NOTE 16 — DEFERRED COMPENSATION
During 2009, the Bank entered into a nonqualified deferred compensation plan for three key employees, which provides for an annual fixed benefit in the aggregate of $20,000 for a five-year period. The plan provides for additional grants of benefits at the discretion of the Board. During the year ending December 31, 2018, one employee was paid out their benefit obligation. At December 31, 2021 and 2020 deferred compensation included in other liabilities aggregated approximately $130,700 and $135,500 respectively.
NOTE 17 — LEASING ARRANGEMENTS
The Bank leases a branch office facility under a noncancelable operating lease arrangement, whose current maturity date is November 2023 at which point, it automatically renews for a three-year term at the end of each renewal. The Bank also leases various equipment which expire at various dates through March 2026.
Future minimum lease payments on operating leases at December 31 are as follows:
2022	$24,160
2023	21,959
2024	10,959
2025	5,093
2026	226
Total	$62,397
Rent expense for the branch office amounted to $13,200 for each of the years ended December 31, 2021 and 2020. Lease expense for the equipment was approximately $11,000 and $10,600 for the years ended December 31, 2021 and 2020, respectively.
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS
The Bank is subject to regulatory capital requirements administered by banking regulators. Failure to meet minimum capital requirements can trigger certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Community Bank Leverage Ratio Framework
In November 2019, the FDIC adopted a final rule simplifying capital requirements for community banks by permitting community banks to adopt a simple leverage ratio to measure capital adequacy. The community

A-31

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS (continued)
bank leverage ratio (CBLR) framework removes requirements for calculating and reporting risk-based capital ratios for qualifying community banks that opt into the framework. Under the final rule, a qualifying community banking organization means a national bank or Federal savings association that is not an advanced approaches national bank or Federal savings association and satisfies all of the following criteria:
i.
Leverage ratio of greater than 9%

ii.
Total assets of less than $10 billion

iii.
Off-balance sheet exposures of 25% or less of its total assets as of the end of the most recent calendar quarter

iv.
Total trading assets plus trading liabilities, calculated in accordance with the reporting instructions to the Call Report of 5% or less of the national bank’s or Federal savings association’s total assets, each as of the end of the most recent calendar quarter

Qualifying community banking organizations that elect to use the community bank leverage ratio framework and that maintain a leverage ratio of greater than 9% will be considered to have satisfied the generally applicable risk-based and leverage capital requirements in the agencies’ capital rules and will be considered to have met the well-capitalized ratio requirements for purposes of section 38 of the FDI Act.
Section 4012 of the CARES Act provided temporary relief to qualifying community banks that elected to opt into the CBLR framework. The joint federal bank regulatory agencies issued two interim final rules that modified the CBLR framework so that, beginning in the second quarter of 2020 and until December 31, 2020, a banking organization that has a leverage ratio of 8% or greater and meets certain other criteria may elect to use the CBLR framework; and community banking organizations will have until January 1, 2022, before the CBLR requirement is re-established at greater than 9%. Under the interim final rules, the CBLR will be 8% beginning in the second quarter and for the remainder of calendar-year 2020, 8.5% for calendar-year 2021, and 9% thereafter. The interim final rules also maintain a two-quarter grace period for a qualifying community banking organization whose leverage ratio falls no more than 1% below the applicable CBLR.
The Bank adopted the community bank leverage ratio framework in June 2020. The Bank then opted out of the community bank leverage ratio framework in July 2021.
U.S. Basel III Capital Rules
In July 2013, the Federal Reserve Board approved final rules (the “U.S. Basel III Capital Rules”) establishing a new comprehensive capital framework for U.S. banking organizations and implementing the Basel Committee on Banking Supervision’s December 2010 framework for strengthening international capital standards. The U.S. Basel III Capital Rules substantially revised the risk-based capital requirements applicable to bank holding companies and depository institutions.
The minimum regulatory capital requirements established by the U.S. Basel III Capital Rules became effective for the Bank on January 1, 2015 and became fully phased in on January 1, 2019. Fully phased in, the U.S. Basel III Capital Rules require the Bank to:
i.
Meet a minimum Common Equity Tier 1 Capital ratio of 4.50% of risk-weighted assets and a minimum Tier 1 Capital of 6.00% of risk-weighted assets

ii.
Continue to require a minimum Total Capital ratio of 8.00% of risk-weighted assets and a minimum Tier 1 Leverage Capital ratio of 4.00% of averages assets

iii.
Maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital

A-32

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS (continued)
requirements, which must be maintained to avoid restrictions on capital distributions and certain discretionary bonus payments
iv.
Comply with a revised definition of capital to improve the ability of regulatory capital instruments to absorb losses. Certain non-qualifying capital instruments, including cumulative preferred stock and TruPS, will be excluded as a component of Tier 1 capital for institutions of the Bank’s size

The U.S. Basel III Capital Rules use a standardized approach for risk weightings that expand the risk-weightings for assets and off-balance sheet exposures from the previous 0%, 20%, 50%, and 100% categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets and off-balance sheet exposures, resulting in higher risk weights for a variety of asset categories.
The Bank is now required to maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital requirements. The required minimum capital conservation buffer is 2.50% effective January 1, 2019. The rules provide that the failure to maintain the “capital conservation buffer” will result in restrictions on capital distributions and discretionary cash bonus payments to executive officers.
As a result, under the U.S. Basel III Capital Rules, if the Bank fails to maintain the required minimum capital conservation buffer, the Bank will be subject to limits, and possibly prohibitions, on its ability to obtain capital distributions from such subsidiaries. If the Bank does not receive sufficient cash dividends from its bank subsidiaries, it may not have sufficient funds to pay dividends on its capital stock, service its debt obligations or repurchase its common stock. In addition, the restrictions on payments of discretionary cash bonuses to executive officers may make it more difficult for the Bank to retain key personnel.
As of January 1, 2019, the Bank’s capital levels meet the fully phased-in minimum capital requirements, including the new capital conservation buffers, as prescribed in the U.S. Basel III Capital Rules.
Management believes, as of December 31, 2021 and 2020, that the Bank meets all of the capital adequacy requirements to which it is subject. As of December 31, 2021, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework. To be categorized as well-capitalized the Bank must maintain minimum ratios, as set forth in the tables below. There are no conditions or events since that notification, that management believes have changed the Bank’s category.
The Bank’s actual and required capital amounts and ratios at December 31, 2021 are as follows (in thousands):
	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Equity Tier 1 Capital Ratio	$6,827	20.7%	$1,482	4.5%	$2,141	6.5%
Tier 1 Capital Ratio	$6,827	20.7%	$1,976	6.0%	$2,635	8.0%
Total Capital Ratio	$7,241	22.0%	$2,635	8.0%	$3,294	10.0%
Tier 1 Leverage Ratio	$6,827	8.0%	$3,408	4.0%	$4,260	5.0%
The Bank’s actual and required capital amount and ratio at December 31, 2020 is as follows (in thousands):
	Actual		Minimum Capital Requirement
	Amount	Ratio	Amount	Ratio
Tier 1 Leverage Ratio	$6,679	8.7%	$6,130	8.0%

A-33

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
SUPPLEMENTARY INFORMATION
SCHEDULES OF NONINTEREST EXPENSE
December 31, 2021 and 2020
	2021	2020
SALARIES AND EMPLOYEE BENEFITS
Officers’ Salaries	$334,548	$293,654
Employees’ Salaries	511,970	466,685
401K/Retirement Expense	33,430	147,827
Health Insurance	83,956	79,564
Payroll Taxes	64,759	56,844
Total Salaries and Employee Benefits	1,028,663	1,044,574
PROFESSIONAL FEES
Directors’ Fees	69,350	61,700
Consulting Fees	24,057	23,732
Legal Expenses	4,501	1,935
Total Professional Fees	97,908	87,367
OCCUPANCY AND EQUIPMENT
Telephone	6,775	6,426
Utilities	15,173	15,255
Leased Equipment	10,122	9,887
Real Estate Taxes	14,519	14,935
Maintenance and Repair	12,303	13,013
Machinery Repair	78,577	75,727
Rent	13,200	13,200
Depreciation	62,176	61,746
Total Occupancy and Equipment	212,945	210,189
Subtotal	$1,339,516	$1,342,130
OFFICE SUPPLIES
Supplies	19,368	22,597
Postage	7,884	7,727
Total Office Supplies	27,252	30,324
OTHER EXPENSES
Advertising	2,869	3,123
Travel	3,307	2,175
Dues and Subscriptions	7,960	11,081
Charitable Contributions	3,178	3,177
Miscellaneous Expenses	33,166	44,061
Total Other Expenses	50,480	63,617
Foreclosed Real Estate	0	23,994
Examinations and Audits	155,874	134,069
Insurance	26,424	25,910
Service Charges	346,483	275,269
Total Noninterest Expenses	$1,946,029	$1,895,313
See paragraph on supplementary information included in independent auditor’s report.

A-34

Citizens Bank of Cape Vincent
Index to Financial Statements for the Six Months Ended June 30, 2022 and 2021

A-35

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF FINANCIAL CONDITION
June 30, 2022 and 2021
	June 30, 2022 (Unaudited)	June 30, 2021 (Unaudited)
ASSETS
Cash and Due From Banks	$2,300,678	$2,642,800
Interest-Bearing Deposits in Other Banks	8,119,972	4,790,827
Total Cash and Cash Equivalents	10,420,650	7,433,627
Time Deposits in Banks	748,000	500,000
Debt Securities Available-for-Sale	31,920,955	33,920,142
Federal Home Loan Bank of New York and Atlantic Community Bankers Bank Stock, at Cost	127,900	118,900
Loans, Net	37,777,095	38,803,232
Accrued Interest Receivable	238,853	315,052
Bank Premises and Equipment, Net	811,304	861,975
Deferred Tax Assets	681,699	76,320
Other Assets	84,252	133,246
TOTAL ASSETS	$82,810,708	$82,162,494
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$77,570,296	$74,769,411
Accrued Interest Payable	715	1,055
Other Liabilities	401,840	133,184
Total Liabilities	77,972,851	74,903,650
Stockholders’ Equity
Common Stock	40,000	40,000
Additional Paid-In Capital	120,000	120,000
Retained Earnings	6,484,699	6,714,456
Accumulated Other Comprehensive Income (Loss)	(1,806,842)	384,388
Total Stockholders’ Equity	4,837,857	7,258,844
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$82,810,708	$82,162,494
See notes to financial statements.
A-36

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2022 and 2021
	2022 (Unaudited)	2021 (Unaudited)
Interest Income:
Loans	$824,742	$848,790
Investments	270,228	264,944
Other	11,978	2,846
Total Interest Income	1,106,948	1,116,580
Interest Expense:
Deposits	33,494	40,147
Net Interest Income	1,073,454	1,076,433
Provision for Loan Losses	0	0
Net Interest Income After Provision for Loan Losses	1,073,454	1,076,433
Noninterest Income:
Customer Service Fees	47,318	81,709
Commission Income	5,811	0
Other	6,392	7,600
Total Noninterest Income	59,521	89,309
Noninterest Expense:
Salaries and Employee Benefits	471,041	508,868
Service Charges	190,399	165,628
Occupancy and Equipment	115,821	106,569
Professional Fees	42,031	45,611
Examinations and Audits	89,936	79,481
Office Supplies	17,855	13,199
Insurance	13,555	12,132
Merger and Acquisition Expense	407,502	0
Other Expenses	28,749	23,382
Total Noninterest Expense	1,376,889	954,870
Income (Loss) Before Provision for Income Taxes	(243,914)	210,872
Provision for Income Taxes	(61,654)	16,125
Net Income (Loss)	$(182,260)	$194,747
See notes to financial statements.
A-37

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF COMPREHENSIVE LOSS
Six Months Ended June 30, 2022 and 2021
	2022 (Unaudited)	2021 (Unaudited)
NET INCOME (LOSS)	$(182,260)	$194,747
OTHER COMPREHENSIVE LOSS, NET OF TAX
Unrealized Losses on Securities:
Unrealized Holding Losses Arising During the Period (Net of Deferred Income Benefits of Approximately $492,000 and $73,000, Respectively)	(1,853,338)	(273,652)
Total Other Comprehensive Loss	(1,853,338)	(273,652)
TOTAL COMPREHENSIVE LOSS	$(2,035,598)	$(78,905)
See notes to financial statements.
A-38

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2022 and 2021
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance, December 31, 2020	$40,000	$120,000	$6,519,709	$658,040	$7,337,749
Net Income	0	0	194,747	0	194,747
Other Comprehensive Loss	0	0	0	(273,652)	(273,652)
Balance, June 30, 2021	$40,000	$120,000	$6,714,456	$384,388	$7,258,844
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance, December 31, 2021	$40,000	$120,000	$6,666,959	$46,496	$6,873,455
Net Loss	0	0	(182,260)	0	(182,260)
Other Comprehensive Loss	0	0	0	(1,853,338)	(1,853,338)
Balance, June 30, 2022	$40,000	$120,000	$6,484,699	$(1,806,842)	$4,837,857
See notes to financial statements.
A-39

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2022 and 2021
	2022 (Unaudited)	2021 (Unaudited)
Cash Flows from Operating Activities:
Net Income (Loss)	$(182,260)	$194,747
Adjustments to Reconcile Net Income (Loss) to
Net Cash Provided by Operating Activities:
Net Amortization of Securities	740,261	59,382
Depreciation	30,843	30,768
Deferred Income Tax (Benefit) Expense	(65,800)	0
Net Change In Operating Assets and Liabilities:
(Increase) Decrease in Accrued Interest Receivable	23,168	(3,438)
Increase in Other Assets	89,360	5,115
Decrease in Accrued Interest Payable	(53)	(439)
Increase (Decrease) in Other Liabilities	244,547	(144,385)
Net Cash Provided By Operating Activities	880,066	141,750
Cash Flows from Investing Activities:
Proceeds from Maturities, Prepayments, Calls and Principal
Collected on Debt Securities Available-for-Sale	3,532,680	4,724,989
Purchases of Debt Securities Available-for-Sale	(1,998,640)	(6,050,012)
Purchase of Federal Home Loan Bank of New York Stock	(9,000)	(7,300)
Purchase of Bank Premises and Equipment	0	(3,160)
Loan Originations and Principal Collections, Net	2,375,090	(1,891,578)
Net Cash Provided By (Used In) Investing Activities	3,900,130	(3,227,061)
Cash Flows from Financing Activities:
Deposits Accepted and Repayments, Net	581,055	4,717,348
Net Cash Provided By Financing Activities	581,055	4,717,348
Net Change in Cash and Cash Equivalents	5,361,251	1,632,037
Cash and Cash Equivalents, Beginning of Year	5,059,399	5,801,590
Cash and Cash Equivalents, End of Year	$10,420,650	$7,433,627
See notes to financial statements.
A-40

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 1 — NATURE OF OPERATIONS
Citizens Bank of Cape Vincent (the “Bank”) provides a variety of services to individuals and corporate customers through its main office in Cape Vincent, NY and its branches in Chaumont and LaFargeville, NY. The Bank’s primary deposit products are checking accounts, saving accounts, and certificates of deposit. Its primary lending products are single-family residential loans. It is subject to regulation by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, particularly given the significant social and economic disruptions and uncertainties associated with the ongoing COVID-19 pandemic and the COVID-19 control responses, and such differences may be material. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the assumptions used in the actuarial valuations, foreclosed properties, and income taxes.
Revenue Recognition
The majority of the Bank’s revenue stream is generated from interest income on loans and deposits which are outside the scope of Topic 606.
The Bank’s sources of income that fall within the scope of Topic 606 include service charges on deposits, interchange fees and gains and losses on sales of other real estate, all of which are presented as components of noninterest income. The following is a summary of the revenue streams that fall within the scope of Topic 606:
Service charges on deposits, ATM, and interchange fees — Fees from these services are either transaction-based, for which the performance obligations are satisfied when the individual transaction is processed, or set periodic service charges, for which the performance obligations are satisfied over the period the service is provided. Transaction-based fees are recognized at the time the transaction is processed, and periodic service charges are recognized over the service period.
Gains on sales of other real estate — The Bank records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of the executed deed. When the Bank finances the sale of OREO to the buyer, the Bank assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer.
Cash and Cash Equivalents
For the purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing), and interest-bearing deposits in banks with an original maturity of 90 days or less.
Concentration of Credit Risk
At June 30, 2022 and 2021, the Bank held approximately $8,131,000 and $4,794,000, respectively, on deposit with the Federal Home Loan Bank of New York and the Federal Reserve Bank which is not insured

A-41

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
by the Federal Deposit Insurance Corporation (“FDIC”). The Bank also held approximately $1,084,000 and $1,317,000 at June 30, 2022 and 2021, respectively, at KeyBank in excess of FDIC insured levels.
Time Deposits in Banks
Time deposits in banks mature at various dates through August 2024 and are carried at cost.
Investment Securities
Debt securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed using the interest method, over their contractual lives. The Bank does not have held-to-maturity debt securities.
Debt securities classified as available-for-sale are debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. These securities are carried at estimated fair value based on information provided by a third-party pricing service with any unrealized gains or losses excluded from net earnings and reported in accumulated other comprehensive income, which is reported as a separate component of stockholders’ equity, net of the related deferred tax effect.
Dividend and interest income, including amortization of premium and accretion of discount arising at acquisition, from all categories of investment securities are included in interest income in the statement of operations.
Gains and losses realized on sales of investment securities, determined using the adjusted cost basis of the specific securities sold, are included in noninterest income in the statement of operations. Additionally, declines in the estimated fair value of individual investment securities below their cost that are other-than-temporary are reflected as realized losses in the statement of operations. Factors affecting the determination of whether an other-than-temporary impairment has occurred include, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near term prospects of the issuer, (iii) that the Bank does not intend to sell these securities, and (iv) it is more likely than not that the Bank will not be required to sell before a period of time sufficient to allow for any anticipated recovery in fair value.
The stock from the Federal Home Loan Bank of New York (“FHLBNY”) and the Atlantic Community Bankers Bank (“ACBB”) are restricted as to their marketability. Because no ready market exists for these investments and they have no quoted market value, the Bank’s investment in these stocks is carried at cost. Each member is required to maintain a minimum level of membership stock for as long as it remains a member of the FHLBNY. The amount of required membership stock is, generally speaking, equal to a specified percentage of “mortgage-related assets” held by the member. Members are also required to purchase activity-based stock in an amount, generally speaking, equal to a specific percentage of the outstanding principal balance of advances extended to the member.

A-42

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
The following table shows the amounts of restricted stock as of June 30,:
	2022	2021
Federal Home Loan Bank	$57,900	$48,900
Atlantic Community Bankers Bank	70,000	70,000
Total Bank Stock, At Cost	$127,900	$118,900
Loans and Allowance for Loan Losses
Loans are carried at the amount of unpaid principal. Interest on loans is accrued based on the principal amounts outstanding. Loans are placed into a nonaccruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (i) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt, (including accrued interest), in full, or (ii) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
After a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Subsequent collections of interest payments on nonaccrual loans are recognized as interest income unless ultimate collectability of the loan is in doubt. Cash collections on loans where ultimate collectability remains in doubt are applied as reductions of the loan principal balance and no interest income is recognized until the principal balance has been collected.
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance is based on two basic principles of accounting: (i) FASB ASC 450, Contingencies, which requires that losses be accrued when they are probable of occurring and estimable and (ii) FASB ASC 310, Receivables, which requires that losses or impaired loans be accrued based on the differences between the loan balance and either the value of collateral, if such loans are considered to be collateral dependent and in the process of collection, or the present value of future cash flows, or the loan’s value as observable in the secondary market. A loan is considered impaired when, based on current information and events, the Bank has concerns about the ability to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
The Bank’s allowance for loan losses has three basic components: the specific allowance, the formula allowance, and the pooled allowance. Each of these components is determined based upon estimates that can and do change when the actual events occur. As a result of the uncertainties inherent in the estimation process, management’s estimate of loan losses, and the related allowance could change in the near term.
The specific allowance component is used to individually establish an allowance for loans identified for impairment testing. When impairment is identified, a specific reserve may be established based on the

A-43

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
Bank’s calculation of the estimated loss embedded in the individual loan. Impairment testing includes consideration of the borrower’s overall financial condition, resources and payment record, support available from financial guarantors, and the fair market value of collateral. These factors are combined to estimate the probability and severity of inherent losses.
The formula allowance component is used for estimating the loss on internally risk rated loans exclusive of those identified as impaired. The loans meeting the Bank’s internal criteria for classification, such as special mention, substandard, doubtful and loss, as well as specifically identified impaired loans, are segregated from performing loans within the portfolio. These internally classified loans are then grouped by loan type (commercial, commercial residential real estate, commercial term, residential real estate, home equity, or consumer). Each loan type is assigned an allowance factor based on management’s estimate of the associated risk, complexity, and size of the individual loans within the particular loan category. Classified loans are assigned a higher allowance factor than non-classified loans due to management’s concerns regarding collectability or management’s knowledge of particular elements surrounding the borrower.
The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are then also segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, the experience and depth of management, national and local economic trends, concentrations of credit, results of the loan review system, and the effect of external factors (i.e. competition and regulatory requirements). Current economic conditions take into account the average unemployment rate for Jefferson County, the State of New York, and for the nation, with the most significance given to the Jefferson County data. The allowance factors assigned differ by loan type.
Allowance factors and overall size of the allowance may change from period to period based on management’s assessment of the above-described factors and the relative weights given to each factor. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.
Loans are stated at the principal amount outstanding, net of unearned discounts. Interest income on loans is accrued at the contractual rate on the principal amount outstanding. It is the Bank’s policy to discontinue the accrual of interest when circumstances indicate that collection is doubtful. Deferred fees and costs on loans are being amortized on the interest method over the term of the loan. Management considers loans impaired when, based on current information, it is probable that the Bank will not collect all principal and interest payments according to contractual terms. Loans are evaluated for impairment in accordance with the Bank’s portfolio monitoring and ongoing risk assessment procedures. Management considers the financial condition of the borrower, cash flow of the borrower, payment status of the loan, and the value of the collateral, if any, securing the loan. Generally, impaired loans do not include large groups of smaller balance homogenous loans, such as residential real estate and consumer type loans, which are evaluated collectively for impairment and are generally placed on nonaccrual when the loan becomes 90 days past due as to principal or interest. Loans specifically reviewed for impairment are not considered impaired during period of “minimal delay” in payment (90 days or less) provided eventual collection of all amounts due is expected. The impairment of a loan is measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided solely by the collateral. In appropriate circumstances, interest income on impaired loans may be recognized on a cash basis.
The Bank’s charge-off policy states after all collection efforts have been exhausted and the loan is deemed to be a loss, it will be charged to the Bank’s established allowance for loan losses. Consumer loans

A-44

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
subject to the Uniform Retail Credit Classification are charged-off as follows: (a) closed end loans are charged-off no later than 120 days after becoming delinquent, (b) consumer loans to borrowers who subsequently declare bankruptcy, where the Bank is an unsecured creditor, are charged-off within 60 days of receipt of the notification from the bankruptcy court, (c) fraudulent loans are charged-off within 90 days of discovery, and (d) death of a borrower will cause a charge-off to be incurred at such time an actual loss is determined. All other types of loans are generally evaluated for loss potential at the 90th day past due threshold, and any loss is recognized no later than the 120th day past due threshold; each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.
Bank Premises and Equipment
Land is carried at cost. Bank premises and equipment are stated at cost less accumulated depreciation and amortization. The provision for depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 5 to 10 years for bank equipment and 39 years for bank buildings. Expenditures for improvements, which extend the life of an asset, are capitalized and depreciated over the asset’s remaining useful life. Gains or losses realized on the disposition of properties and equipment are reflected in the statement of operations. Expenditures for repairs and maintenance are charged to noninterest expenses as incurred.
Foreclosed Real Estate
Foreclosed real estate include both formally foreclosed real estate and in-substance foreclosed real estate. In-substance foreclosed real estate are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.
Foreclosed real estate are initially recorded at the fair value less cost to sell, which becomes the real estate’s new basis. Any write-downs at the time of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, a valuation allowance is established, if necessary, to report these assets at the lower of (a) fair value minus estimated costs to sell or (b) new cost basis. Gains and losses realized on the sale, and any adjustments resulting from periodic re-evaluation of the real estate are included in noninterest income or expense, as appropriate. Net costs of maintaining and operating the properties are expensed as incurred. Improvements, which extend the life or improve the value of the real estate, are capitalized as incurred.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net earnings. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale debt securities are reported as separate components of the stockholders’ equity section of the statements of financial condition. Such items, along with net earnings, are components of comprehensive income.
Accumulated other comprehensive income represents the sum of these items, with the exception of net earnings, as of June 30, is represented in the table below as follows:
	2022	2021
Accumulated Other Comprehensive Gain (Loss) by Component:
Unrealized Gain (Loss) on Debt Securities Available-For-Sale	$(2,287,141)	$486,568
Tax Effect	480,299	(102,180)
Net Unrealized Gain (Loss) on Debt Securities Available-For-Sale	(1,806,842)	384,388
Accumulated Other Comprehensive Gain (Loss)	$(1,806,842)	$384,388

A-45

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
Advertising
The Bank charges the costs associated with advertising to expense as incurred. Advertising expenses charged to operations for the six months ended June 30, 2022 and 2021 were approximately $700 and $1,400, respectively.
Statements of Cash Flows
Supplementary disclosures of cash flow information for the six months ended June 30, are as follows:
	2022	2021
Cash Paid During The Six Month Ended For:
Interest on Deposits	$33,747	$41,905
Noncash Financing and Investing Activities:
Unrealized Losses on Debt Securities Available-for-Sale	$(2,345,998)	$(346,395)
Income Taxes
Provisions for incomes taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. In addition, deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
The Bank follows the provisions of Financial Accounting Standards Board Accounting Standard Codification (“FASB ASC”), 740-10 “Income Taxes.” As a result, the Bank must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.
Under FASB ASC 740-10, “Income Taxes,” the Bank recognizes potential liabilities associated with anticipated tax audit issues that may arise during an examination. Interest and penalties that are anticipated to be due upon examination are recognized as accrued interest and other liabilities with an offset to interest and other expense. The Bank determined that there were no uncertainties with respect to the application of tax regulations in these jurisdictions.
Fair Value Measurements
The Bank follows the guidance of FASB ASC 820, Fair Value Measurements and Disclosures. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction

A-46

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
costs. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Valuation of Long-Lived Assets
The Bank accounts for the valuation of long-lived assets under FASB ASC 360, Property, Plant, and Equipment. This guidance required that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.
Future Changes in Accounting Standards
The Bank will evaluate the impact each of the following pronouncements may have on its financial statements and will implement them as applicable and when material.
FASB has issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, effective for the year ending December 31, 2023.
Recently Adopted Accounting Guidance
In February 2016, the Financial Accounting Standards Board (FASB) issued guidance (Accounting Standards Codification [ASC] 842, Leases) to increase transparency and comparability among organizations by requiring the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.
The Company has evaluated contracts on a lease-by-lease basis. The Company has decided that for the leases with low value, the lease payments associated with those leases will be recognized as an expense on a monthly basis over the lease term. This is not in conformity with accounting principles generally accepted in the United States of America which requires the lease to be accounted for under ASC 842. The overall effect of this departure is immaterial to the Company’s financial statements for the period ended June 30, 2022. Total lease expense for low-value assets was approximately $10,900 for the six months ended June 30, 2022.
Subsequent Events
The Bank has evaluated the accompanying financial statements for subsequent events and transactions through June 30, 2023, which is the date the financial statements were available for issue.
The Bank signed an agreement and plan of merger on January 4, 2022 with Cambray Mutual Holding Company, a federally charted mutual holding company, Gouverneur Bancorp, Inc., a federally chartered subsidiary mid-tier holding company, and Gouverneur Savings & Loan Association, a New York chartered stock savings and loan association. When the agreement is executed, the Bank will merge with and into

A-47

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
Gouverneur Savings and Loan Association. Upon consummation of the merger, the separate corporate existence of the Bank shall terminate. The Bank expects the plan of merger to take effect in the fourth quarter of 2022.
NOTE 3 — INVESTMENT SECURITIES
The realized gains and losses from the sale of debt securities available-for-sale for the six months ended June 30, are as follows:
	2022	2021
Proceeds	$3,532,680	$4,724,989
Cost	(3,532,680)	(4,724,989)
Net Realized Gains (Losses)	$0	$0
Gross Realized Gains	$0	$0
Gross Realized Losses	0	0
Net Realized Gains (Losses)	$0	$0
The amortized cost and fair values of securities, with gross unrealized gains and losses at June 30, 2022 are as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$16,330,795	$918	$1,089,742	$15,241,971
Mortgage-Backed Securities	5,478,754	0	699,224	4,779,530
Taxable Municipal Bonds	4,229,253	0	297,448	3,931,805
Small Business Administration	2,146,587	2,759	136,290	2,013,056
State and Municipal Governments	6,022,707	4,109	72,223	5,954,593
Total Available-for-Sale	$34,208,096	$7,786	$2,294,927	$31,920,955
The amortized cost and fair values of securities, with gross unrealized gains and losses at June 30, 2021 are as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$14,014,713	$163,011	$113,626	$14,064,098
Mortgage-Backed Securities	4,433,088	51,137	29,807	4,454,418
Taxable Municipal Bonds	4,749,276	179,897	536	4,928,637
Small Business Administration	2,712,573	73,559	18,130	2,768,002
State and Municipal Governments	7,523,924	181,063	0	7,704,987
Total Available-for-Sale	$33,433,574	$648,667	$162,099	$33,920,142
At June 30, 2022 and 2021, investments with a carrying amount of approximately $23,737,000 and $21,082,000, respectively, were pledged to secure certain deposits as required or permitted by law.

A-48

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 3 — INVESTMENT SECURITIES (continued)
Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations without call or prepayment penalties.
The amortized cost and fair value of debt securities based on the contractual maturity at June 30, 2022 is as follows:
	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due Within One Year	$4,001,049	$3,989,584
Due After One Year Through Five Years	16,298,721	15,540,426
Due After Five Years Through Ten Years	7,277,104	6,505,888
Due After Ten Years	6,631,222	5,885,057
	$34,208,096	$31,920,955
The amortized cost and fair value of debt securities based on the contractual maturity at June 30, 2021 is as follows:
	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due Within One Year	$4,227,427	$4,288,704
Due After One Year Through Five Years	15,491,868	15,804,576
Due After Five Years Through Ten Years	8,286,780	8,358,459
Due After Ten Years	5,427,499	5,468,403
	$33,433,574	$33,920,142
Information pertaining to securities with gross unrealized losses at June 30, 2022, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:
	Less than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Debt Securities Available-for-Sale:
U.S. Government and Federal Agency	$4,238,905	$108,840	$10,001,166	$980,902
Mortgage-Backed Securities	377,571	22,349	4,401,959	676,875
Taxable Municipal Bonds	3,046,615	168,873	885,190	128,575
Small Business Administration	1,072,510	35,377	719,731	100,913
State and Municipal Governments	2,943,862	63,157	243,363	9,066
	$11,679,463	$398,596	$16,251,409	$1,896,331

A-49

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 3 — INVESTMENT SECURITIES (continued)
Information pertaining to securities with gross unrealized losses at June 30, 2021, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:
	Less than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Debt Securities Available-for-Sale:
U.S. Government and Federal Agency	$5,933,073	$55,207	$1,435,243	$58,419
Mortgage-Backed Securities	2,280,641	29,628	26,878	179
Taxable Municipal Bonds	495,255	536	0	0
Small Business Administration	0	0	926,569	18,130
State and Municipal Governments	0	0	0	0
	$8,708,969	$85,371	$2,388,690	$76,728
The securities in an unrealized loss position at June 30, 2022, were temporarily impaired due to the current interest rate environment and not increased credit risk. Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The temporarily impaired securities consisted of thirty U.S. government and federal agency securities, thirteen taxable municipal bonds, seventeen mortgage-backed securities, fifteen state and municipal government, and six small business administration securities as of June 30, 2022.
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES
Major classifications of loans at June 30, are summarized as follows:
	2022	2021
Mortgage Loans on Real Estate:
Residential Mortgages and Multi-Family	$30,457,688	$30,938,274
Commercial	4,987,128	5,247,776
Total Mortgage Loans on Real Estate	35,444,816	36,186,050
Demand Notes:
Commercial Demand Notes	548,639	564,823
Consumer Demand Notes	324,138	305,930
Agricultural Demand Notes	103,695	97,399
Other Demand Notes	455,540	525,995
Total Demand Notes	1,432,012	1,494,147
Installment Loans:
Commercial Installment Loans	99,732	126,405
Consumer Installment Loans	1,449,673	1,662,514

A-50

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
	2022	2021
Municipal Installment Loans	0	8,125
Total Installment Loans	1,549,405	1,797,044
Overdrafts	1,185	724
Total Loans	38,427,418	39,477,965
Unearned Discounts	(16,353)	(23,097)
Allowance for Loan Losses	(633,970)	(651,636)
Total Loans, Net of Allowance for Loan Losses	$37,777,095	$38,803,232

The Bank’s goal is to mitigate risks from an unforeseen threat to the loan portfolio as a result of an economic downturn or other negative influences. Plans that aid in mitigating these potential risks in managing the loan portfolio include enforcing loan policies and procedures, evaluating the borrower’s business plan through the loan term, identifying, and monitoring primary and alternative sources of repayment, and obtaining adequate collateral to mitigate loss in the event of liquidation. Specific reserves are established based upon credit and/or collateral risks on an individual loan basis. A risk rating system is used to estimate potential loss exposure and to provide a measuring system for setting general and specific reserve allocations.
Allowance for Loan Losses
The Bank has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Bank’s portfolio. For purposes of determining the allowance for loan losses, the Bank segments certain loans in its portfolio by product type. The Bank’s loans are segmented into the following pools: residential mortgages and multi-family, commercial loans, and consumer. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment.
The following are the factors the Bank uses to determine the balance of the allowance account for each segment or class of loans.
Residential Mortgages and Multi-Family
Residential mortgages and multi-family loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
Commercial
Commercial loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.

A-51

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
Consumer
Consumer loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
The Bank’s Estimation Process
The Bank estimates loan losses under multiple economic scenarios to establish a range of potential outcomes for each criterion the Bank applies to the allowance calculation. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an allowance for the losses inherent within these portfolios as of the reporting date.
Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty that incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Bank’s view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net earnings.
Allowance for Loan Losses by Segment
The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the date of the statement of financial condition. The Bank considers the allowance for loan losses to be adequate to cover loan losses inherent in the loan portfolio. The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans at June 30, 2022:
	Residential Mortgages & Multi-Family	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance, Beginning of Period	$457,817	$158,619	$17,590	$634,026
Charge-offs	0	0	(277)	(277)
Recoveries	0	0	221	221
Reclassifications/Provisions	52,656	(53,338)	682	0
Balance, End of Period	$510,473	$105,281	$18,216	$633,970
Balance, End of Period: Individually Evaluated for Impairment	$4,089	$0	$0	$4,089
Balance, End of Period: Collectively Evaluated for Impairment	$506,384	$105,281	$18,216	$629,881
Loans Receivable:
Balance, End of Period	$30,457,688	$6,194,734	$1,774,996	$38,427,418
Balance, End of Period: Individually Evaluated for Impairment	$62,365	$427,172	$10,472	$500,009
Balance, End of Period: Collectively Evaluated for Impairment	$30,395,323	$5,767,562	$1,764,524	$37,927,409

A-52

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans at June 30, 2021:
	Residential Mortgages & Multi-Family	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance, Beginning of Year	$463,148	$164,841	$19,424	$647,413
Charge-offs	0	0	(73)	(73)
Recoveries	0	0	4,296	4,296
Reclassifications/Provisions	19,873	(14,383)	(5,490)	0
Balance, End of Year	$483,021	$150,458	$18,157	$651,636
Balance, End of Year: Individually Evaluated for Impairment	$0	$0	$0	$0
Balance, End of Year: Collectively Evaluated for Impairment	$483,021	$150,458	$18,157	$651,636
Loans Receivable:
Balance, End of Year	$30,938,274	$6,570,523	$1,969,168	$39,477,965
Balance, End of Year: Individually Evaluated for Impairment	$94,173	$453,372	$0	$547,545
Balance, End of Year: Collectively Evaluated for Impairment	$30,844,101	$6,117,151	$1,969,168	$38,930,420
Credit Quality Information
Credit quality indicators as of June 30, 2022 and 2021 are as follows:
Internally assigned grade:
Pass — loans in this category have strong asset quality and liquidity along with a multi-year track record of profitability.
Special Mention — loans in this category are currently protected but are potentially weak. The credit risk may be relatively minor yet constitute an increased risk in light of the circumstances surrounding a specific loan.
Substandard — loans in this category show signs of continuing negative financial trends and unprofitability and therefore, are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.
Doubtful — loans in this category are illiquid and highly leveraged, have negative net worth, cash flow, and continuing trend serious losses. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage and strengthening of the asset, its classification as loss is deferred until its more exact status may be determined.
Loss — loans in this category are considered uncollectible and of such little value that their continuance as bankable loans is not warranted. This classification does not mean that the loan has no recovery value, but that it is not practical to defer writing it off, even though partial recovery may be affected in the future. Such credits should be recommended for charge-off.

A-53

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
The information for each of the credit quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.
Credit risk profile by internally assigned grade as of June 30, 2022:
	Pass	Special Mention	Substandard	Doubtful	Total
Residential Mortgages and Multi-Family	$30,291,091	$104,232	$0	$62,365	$30,457,688
Commercial	5,504,295	263,267	0	427,172	6,194,734
Consumer	1,708,435	4,755	51,334	10,472	1,774,996
Total	$37,503,821	$372,254	$51,334	$500,009	$38,427,418
Credit risk profile by internally assigned grade as of June 30, 2021:
	Pass	Special Mention	Substandard	Doubtful	Total
Residential Mortgages and Multi-Family	$30,609,076	$170,671	$64,354	$94,173	$30,938,274
Commercial	5,816,525	300,626	0	453,372	6,570,523
Consumer	1,906,972	6,184	56,012	0	1,969,168
Total	$38,332,573	$477,481	$120,366	$547,545	$39,477,965
Aging Analysis of Past Due Financing Receivables by Class
Following are tables which include an aging analysis of the recorded investment of past due financing receivables as of June 30. Also included are loans that are 90 days or more past due as to interest and principal and still accruing, because they are (a) well-secured and in the process of collection or (b) real estate loans or loans exempt under regulatory rules from being classified as nonaccruals.
An aged analysis of past due loans, segregated by class of loans, as of June 30, 2022 are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total	90 Days or Greater and Still Accruing
Residential Mortgages and Multi-Family	$43,449	$57,655	$0	$101,104	$30,356,584	$30,457,688	$0
Commercial	0	0	0	0	6,194,734	6,194,734	0
Consumer	0	0	10,472	10,472	1,764,524	1,774,996	0
Total	$43,449	$57,655	$10,472	$111,576	$38,315,842	$38,427,418	$0

A-54

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
An aged analysis of past due loans, segregated by class of loans, as of June 30, 2021 are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total	90 Days or Greater and Still Accruing
Residential Mortgages and Multi-Family	$291,044	$0	$385,217	$676,261	$30,262,013	$30,938,274	$0
Commercial	0	0	0	0	6,570,523	6,570,523	0
Consumer	336	0	0	336	1,968,832	1,969,168	0
Total	$291,380	$0	$385,217	$676,597	$38,801,368	$39,477,965	$0
Impaired Loans
Information on impaired loans at June 30, 2022 was as follows:
	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
Commercial	$427,172	$427,172	$0	$433,222	$0
Residential Mortgages and Multi-Family	58,276	62,365	4,089	59,890	2,547
Consumer	10,472	10,472	0	9,723	0
	$495,920	$500,009	$4,089	$502,835	$2,547
Information on impaired loans at June 30, 2021 was as follows:
	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
Commercial	$453,372	$453,372	$0	$460,478	$0
Residential Mortgages and Multi-Family	94,173	94,173	0	90,853	0
Consumer	0	0	0	0	0
	$547,545	$547,545	$0	$551,331	$0
Nonperforming Loans
Information on performing and nonperforming loans as of June 30, is as follows:
	2022	2021
Performing	$38,416,946	$39,383,792
Nonperforming	10,472	94,173
Total	$38,427,418	$39,477,965
Troubled Debt Restructurings (“TDR”)
In situations where, for economic or legal reasons related to a customer’s financial difficulties, the Bank grants a concession for other than an insignificant period of time to the customer that the Bank would not otherwise consider, the related loan is classified as a troubled debt restructuring (“TDR”). The Bank strives to

A-55

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
identify customers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance, and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral.
In cases where the Bank grants the customer new terms and provides for a reduction of either interest or principal, the Bank measures any impairment on the restructuring as previously noted for impaired loans.
The Bank has determined that there were no TDR’s that occurred during the six months ended June 30, 2022 and 2021.
At June 30, 2022 and 2021, there were no commitments to lend additional funds to any borrower whose loan terms have been modified in a troubled debt restructuring.
NOTE 5 — BANK PREMISES AND EQUIPMENT, NET
Bank premises and equipment at June 30, are summarized as follows:
	2022	2021
Building and Building Improvements	$966,786	$956,287
Furniture, Fixtures, and Equipment	761,917	760,836
Land and Land Improvements	246,058	246,058
Total Bank Premises and Equipment	1,974,761	1,963,181
Less: Accumulated Depreciation	(1,163,457)	(1,101,206)
Total Bank Premises and Equipment, Net	$811,304	$861,975
Depreciation expense for the six months ended June 30, 2022 and 2021 amounted to $30,843 and $30,768, respectively.
NOTE 6 — FORECLOSED REAL ESTATE
There was no foreclosed real estate activity for each of the six months ended June 30, 2022 and 2021.
At both June 30, 2022 and 2021, the recorded investment of mortgage loans secured by residential real estate property for which formal foreclosure proceedings are in process totaled $0.
NOTE 7 — DEPOSITS
Deposits at June 30, are summarized as follows:
	2022	2021
Savings Accounts	$43,792,552	$42,233,041
Checking Accounts	28,485,898	26,984,055
Christmas Club Accounts	49,325	59,392
Certificates of Deposit	5,242,521	5,492,923
Total	$77,570,296	$74,769,411
At June 30, 2022, the scheduled maturities of time deposits are as follows:

A-56

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 7 — DEPOSITS (continued)
Due in One Year or Less	$4,210,749
Due in One to Three Years	1,031,772
$5,242,521
The aggregate amount of time deposits in denominations of more than $250,000 was approximately $1,235,000 and $931,000 at June 30, 2022 and 2021, respectively.
NOTE 8 — ADVANCES FROM THE FEDERAL HOME LOAN BANK AND ATLANTIC COMMUNITY BANKERS BANK
The Bank has access to FHLBNY advances, under which it may take advances, or request a municipal letter of credit to be issued on behalf of the Bank, at various terms and interest rates, up to a maximum of approximately $3,000,000 at June 30, 2022 and June 30, 2021. Mortgage loans and securities with a carrying value of approximately $10,652,000 and $11,057,000 at June 30, 2022 and 2021, respectively, have been pledged by the Bank under a blanket collateral agreement to secure the Bank’s borrowings. The total outstanding indebtedness under borrowing facilities with the FHLBNY cannot exceed the total value of the assets pledged under the blanket collateral agreement. There were no outstanding balances as of June 30, 2022 and 2021.
The Bank also has access to Atlantic Community Bankers Bank (“ACBB”) advances, under which it can borrow up to $1,500,000 on an unsecured basis for a period of up to fourteen calendar days. An additional $500,000 will be available on a secured basis and will be secured by investments held in safekeeping and pledged to ACBB. The borrowings shall not exceed 50% of the Bank’s capital, nor shall borrowings under the secured portion exceed either 90% of government agency sponsored mortgage backed securities or 90% of United States Government Treasuries held in safekeeping with ACBB. Advances extending beyond the fourteen-day period are permitted, however, ACBB may request that the facility be fully secured. There were no outstanding balances as of June 30, 2022 and 2021.
NOTE 9 — COMMON STOCK
As of June 30, 2022 and 2021, the Bank had 10,000 authorized shares of common stock, of which 8,000 shares were issued and outstanding, with a par value of $5 per share.
NOTE 10 — INCOME TAXES
The Bank analyzed its tax positions taken on their Federal and State tax returns for the open tax years 2019, 2020, and 2021. Based on this analysis, the Bank determined that there were no uncertain tax positions and that the Bank should prevail upon examination by the taxing authorities.
The components of the income tax provision for the six months ended June 30 is summarized as follows:
	2022	2021
Current:
Federal	$4,146	$16,125
Deferred:
Federal	(65,800)	0
Total Provision for Income Taxes	$(61,654)	$16,125

A-57

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 10 — INCOME TAXES (continued)
The provision for federal income taxes, which differs from that computed by applying federal statutory rates to income before federal income tax expense, is summarized as follows for the six months ended June 30:
	2022	2021
Federal Statutory Income Tax (Benefit)	$(51,222)	$44,283
Tax Exempt Interest	(11,455)	(15,463)
Other	1,023	(12,695)
	$(61,654)	$16,125
The components of the net deferred tax assets (liabilities) included in assets at June 30, are as follows:
	2022	2021
Deferred Tax Assets:
Allowance for Loan Losses	$133,100	$136,000
Deferred Compensation	26,400	28,500
Depreciation on Available-for-Sale Securities	480,299	0
Net Operating Loss	500	0
Merger & Acquisition Costs	85,600	0
Other	2,900	71,900
Total Deferred Tax Assets	728,799	236,400
Deferred Tax Liabilities:
Appreciation of Available-for-Sale Securities	0	(102,180)
Income and Expenses Recognized in the Financial
Statements but Reported on the Cash Basis for Tax	(19,900)	(22,400)
Premises and Equipment	(27,200)	(35,500)
Total Deferred Tax Liabilities	(47,100)	(160,080)
Net Deferred Tax Assets	$681,699	$76,320
The Bank has unused New York State (“NYS”) Net Operating Loss (“NOL”) credit carryforwards of approximately $1,851,000 at June 30, 2022, which may be applied against future taxable income. Currently, the Bank is paying NYS tax on the capital rate method due to Section 208.9(s) special interest deduction for NYS banks. Should this special deduction change, the Bank may be subject to NYS income taxes and would have the NOL credit to offset that income.
NOTE 11 — RELATED PARTY TRANSACTIONS
The Bank has entered into transactions with certain directors, executive officers, significant stockholders, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Loans to such borrowers as of, and for the six months ended June 30, are summarized as follows:

A-58

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 11 — RELATED PARTY TRANSACTIONS (continued)
	2022	2021
Balance, Beginning of Period	$815,361	$1,160,808
New Loans	0	0
Payments	(17,860)	(73,646)
Release from Regulation	0	(312,848)
Balance, End of Period	$797,501	$774,314
The Bank held related party deposits of approximately $480,000 and $513,000 at June 30, 2022 and 2021, respectively.
NOTE 12 — 401K RETIREMENT PLAN
The Bank adopted a 401K plan effective January 1, 2007, covering substantially all employees. Eligibility requirements are age of 21 and 6 months of service in which the employee worked at least 100 hours each of those months. Effective January 1, 2018, the Bank’s contribution is a match to employee contributions, up to 4% of gross wages. Contributions to the plan for the six months ended June 30, 2022 and 2021 were approximately $14,800 and $15,400, respectively.
NOTE 13 — DEFINED BENEFIT PENSION PLAN
The Bank has a defined benefit pension plan covering designated employees. The benefits are based on years of service and the compensation of the employees during each year of their employment. Benefits were frozen under the Plan as of March 21, 2007. The plan was in the process of termination as of December 31, 2020 and formally terminated in March 2021.
The provisions of FASB ASC Topic 715-20, “Defined Benefit Plans,” requires recognition in the statement of financial condition a liability for pension plans with accumulated benefits in excess of the plan assets.
The following table illustrates the change in benefit obligation, change in plan assets, and funded status of the pension plan as of, and for the six months ended, June 30, 2021:
Change in Benefit Obligation:
Benefit Obligation, Beginning of Year	$395,017
Interest Cost	2,986
Adjustment for Changes in Assumptions	0
Adjustment for Actuarial Losses	3,163
Adjustment for Settlement	(401,166)
Projected Benefit Obligation, End of Year	$0
Change in Plan Assets:
Fair Value of Plan Assets, Beginning of Year	$297,329
Actual Return on Plan Assets	4,640
Employer Contributions	121,897
Settlement Distributions	(423,866)
Fair Value of Plan Assets, End of Year	$0
Funded Status:
Benefits Obligations in Excess of Fair Value of Plan Assets	$0

A-59

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 13 — DEFINED BENEFIT PENSION PLAN (continued)
There were no amounts recognized in the statement of financial condition at June 30, 2021. There were no amounts recognized in accumulated other comprehensive income at June 30, 2021.
Net pension cost for the six months ended June 30, 2021 includes the following components:
Components of Net Periodic Benefit Cost:
Interest Cost	$2,986
Actual Return on Plan Assets	(4,646)
Amortization of Unrecognized Loss (Gain)	5,349
Recognized (Gain) Loss – Settlement	164,145
Net Periodic Benefit Cost	$167,834
The Bank’s expected Rate of Return on Plan Assets is determined by the plan assets’ historical long-term investment performance, current asset allocation, and estimates of future long-term returns by asset class.
%
Weighted Average Assumptions Used to Determine Benefit Obligation at December 31:
Discount Rate	3.00
Rate of Compensation Increase	N/A
Weighted Average Assumptions Used to Determine Net Periodic Benefit Cost for the Year Ended December 31:
Discount Rate	3.75
Expected Return on Plan Assets	N/A
Rate of Compensation Increase	N/A
The Plan assets have been fully distributed due to termination of the plan during the six months ended June 30, 2021.
NOTE 14 — FAIR VALUE MEASUREMENTS
FASB ASC 820, Fair Value Measurements, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under this guidance are described below:

•
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the Bank has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

•
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted

A-60

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 14 — FAIR VALUE MEASUREMENTS (continued)
prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instruments categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities, and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by this guidance, the Bank does not adjust the quoted price for such instruments.
The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.
Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence, in the absence of such evidence, management’s best estimate is used.
Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified at a Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of business equipment, inventory, and accounts receivable collateral is based on the net book value on the business financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified previously.
The following table sets forth the Bank’s assets and liabilities that were accounted for or disclosed at fair value on a recurring basis as of June 30,:
	Fair Value	Level 1	Level 2	Level 3
June 30, 2022
Debt Securities Available-for-Sale	$31,920,955	$0	$31,920,955	$0
June 30, 2021
Debt Securities Available-for-Sale	$33,920,142	$0	$33,920,142	$0

A-61

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 14 — FAIR VALUE MEASUREMENTS (continued)
Fair values of assets and liabilities measured on a nonrecurring basis at June 30, are as follows:
	Fair Value	Level 1	Level 2	Level 3
June 30, 2022
Impaired Loans	$495,920	$0	$0	$495,920
June 30, 2021
Impaired Loans	$547,545	$0	$0	$547,545
At June 30, 2022 and 2021, impaired loans with a carrying amount of approximately $500,000 and $548,000, respectively, were written down to their fair values of approximately $496,000 and $548,000, respectively. The write-down resulted in impairment charges of approximately $4,000, which were included in the allowance for loan losses for the six months ended June 30, 2022.
The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs were used to determine fair value at June 30, 2022 and 2021.
	Valuation Techniques	Unobservable Inputs
Impaired Loans	Appraisal of Collateral (Sales Approach) Discounted Cash Flow	Appraisal Adjustments Costs to Sell
NOTE 15 — OFF-BALANCE SHEET CREDIT RISK
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit, market, and interest rate risk in excess of the amounts recognized in the statements of financial condition.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.
At June 30, the following financial instruments were outstanding whose contract amounts represent credit risk (approximately):
	2022	2021
Commitments to Grant Loans	$858,400	$1,316,865
Unfunded Commitments Under Lines of Credit	$1,182,185	$784,948
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses.
Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank, is based on management’s credit evaluation of the customer.
Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of

A-62

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 15 — OFF-BALANCE SHEET CREDIT RISK (continued)
credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.
NOTE 16 — DEFERRED COMPENSATION
During 2009, the Bank entered into a nonqualified deferred compensation plan for three key employees, which provides for an annual fixed benefit in the aggregate of $20,000 for a five-year period. The plan provides for additional grants of benefits at the discretion of the Board. During the year ending December 31, 2018, one employee was paid out their benefit obligation. At June 30, 2022 and 2021, deferred compensation included in other liabilities aggregated approximately $125,800 and $131,000, respectively.
NOTE 17 — LEASING ARRANGEMENTS
The Bank leases a branch office facility under a noncancelable operating lease arrangement, whose current maturity date is November 2023 at which point, it automatically renews for a three-year term at the end of each renewal. The Bank also leases various equipment which expire at various dates through March 2026.
Future minimum lease payments on operating leases at June 30, 2022 are as follows:
2023	$24,160
2024	15,359
2025	10,959
2026	9,896
Total	$60,374
Rent expense for the branch office amounted to $6,600 for each of the six months ended June 30, 2022 and 2021. Lease expense for the equipment was approximately $5,400 and $4,600 for the six months ended June 30, 2022 and 2021, respectively.
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS
The Bank is subject to regulatory capital requirements administered by banking regulators. Failure to meet minimum capital requirements can trigger certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
U.S. Basel III Capital Rules
In July 2013, the Federal Reserve Board approved final rules (the “U.S. Basel III Capital Rules”) establishing a new comprehensive capital framework for U.S. banking organizations and implementing the Basel Committee on Banking Supervision’s December 2010 framework for strengthening international capital standards. The U.S. Basel III Capital Rules substantially revised the risk-based capital requirements applicable to bank holding companies and depository institutions.
The minimum regulatory capital requirements established by the U.S. Basel III Capital Rules became effective for the Bank on January 1, 2015 and became fully phased in on January 1, 2019. Fully phased in, the U.S. Basel III Capital Rules require the Bank to:

A-63

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS (continued)

i.
Meet a minimum Common Equity Tier 1 Capital ratio of 4.50% of risk-weighted assets and a minimum Tier 1 Capital of 6.00% of risk-weighted assets

ii.
Continue to require a minimum Total Capital ratio of 8.00% of risk-weighted assets and a minimum Tier 1 Leverage Capital ratio of 4.00% of averages assets

iii.
Maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital requirements, which must be maintained to avoid restrictions on capital distributions and certain discretionary bonus payments

iv.
Comply with a revised definition of capital to improve the ability of regulatory capital instruments to absorb losses. Certain non-qualifying capital instruments, including cumulative preferred stock and TruPS, will be excluded as a component of Tier 1 capital for institutions of the Bank’s size

The U.S. Basel III Capital Rules use a standardized approach for risk weightings that expand the risk-weightings for assets and off-balance sheet exposures from the previous 0%, 20%, 50%, and 100% categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets and off-balance sheet exposures, resulting in higher risk weights for a variety of asset categories.
The Bank is now required to maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital requirements. The required minimum capital conservation buffer is 2.50% effective January 1, 2019. The rules provide that the failure to maintain the “capital conservation buffer” will result in restrictions on capital distributions and discretionary cash bonus payments to executive officers.
As a result, under the U.S. Basel III Capital Rules, if the Bank fails to maintain the required minimum capital conservation buffer, the Bank will be subject to limits, and possibly prohibitions, on its ability to obtain capital distributions from such subsidiaries. If the Bank does not receive sufficient cash dividends from its bank subsidiaries, it may not have sufficient funds to pay dividends on its capital stock, service its debt obligations or repurchase its common stock. In addition, the restrictions on payments of discretionary cash bonuses to executive officers may make it more difficult for the Bank to retain key personnel.
As of January 1, 2019, the Bank’s capital levels meet the fully phased-in minimum capital requirements, including the new capital conservation buffers, as prescribed in the U.S. Basel III Capital Rules.
Management believes, as of June 30, 2022 and 2021, that the Bank meets all of the capital adequacy requirements to which it is subject. As of June 30, 2022, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework. To be categorized as well-capitalized the Bank must maintain minimum ratios, as set forth in the tables below. There are no conditions or events since that notification, that management believes have changed the Bank’s category.
The Bank’s actual and required capital amounts and ratios at June 30, 2022 are as follows (in thousands):
	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Equity Tier 1 Capital Ratio	$6,584	21.2%	$1,399	4.5%	$2,020	6.5%
Tier 1 Capital Ratio	$6,584	21.2%	$1,865	6.0%	$2,486	8.0%
Total Capital Ratio	$6,976	22.4%	$2,486	8.0%	$3,108	10.0%
Tier 1 Leverage Ratio	$6,584	7.7%	$3,408	4.0%	$4,260	5.0%

A-64

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS (continued)
The Bank’s actual and required capital amounts and ratios at June 30, 2021 are as follows (in thousands):
	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Equity Tier 1 Capital Ratio	$6,874	21.7%	$1,427	4.5%	$2,061	6.5%
Tier 1 Capital Ratio	$6,874	21.7%	$1,902	6.0%	$2,536	8.0%
Total Capital Ratio	$7,273	22.9%	$2,536	8.0%	$3,171	10.0%
Tier 1 Leverage Ratio	$6,874	8.4%	$3,271	4.0%	$4,088	5.0%

A-65

Annex B
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The accompanying unaudited pro forma condensed statement of income for the year ended September 30, 2022 presents the pro forma results of operations of Gouverneur Bancorp, Inc., a federally chartered corporation (“Gouverneur Bancorp”), after giving effect to the acquisition of Citizens Bank of Cape Vincent using the acquisition method of accounting, assuming that the acquisition became effective at the beginning of the period presented. Gouverneur Bancorp completed the acquisition of Citizens Bank of Cape Vincent on September 16, 2022. A pro forma condensed statement of financial condition has not been included because the acquisition of Citizens Bank of Cape Vincent is already reflected in Gouverneur Bancorp’s historical statement of financial condition as of September 30, 2022.
The unaudited pro forma condensed combined financial information is presented for illustrative purposed only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the acquisition of Citizens Bank of Cape Vincent.
Gouverneur Bancorp Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year ended September 30, 2022
Reflecting the Acquisition of Citizens Bank of Cape Vincent
	Year Ended September 30, 2022
	As Reported		Pro Forma Adjustments		Pro Forma Combined Year ended September 30, 2022
(dollars in thousands)	Gouverneur Bancorp	Citizens Bank of Cape Vincent	Gouverneur Bancorp	Citizens Bank of Cape Vincent
Interest Income:
Loans	$4,015	$1,523	$—	$46(a)	$5,584
Net swap income (expense) on loan hedge	(172)	—	—	—	(172)
Securities	660	490	—	—	1,150
Other short-term investments	44	45	—	—	89
Total Interest Income	4,547	2,058	—	46	6,651
Interest Expense:
Interest – bearing checking account	19	5	—	—	24
Interest on passbook accounts	59	43	—	—	102
Net Int on dep against swaps	86	—	—	—	86
Interest on time certificates	100	14	—	(3)(b)	111
Interest on escrow deposits	—	—	—	—	—
Total interest expense on deposits	264	62	—	(3)	323
Borrowings – short & long term	4	2	—	—	6
Net swap expense (income) on borrowing hedge	—	—	—	—	—
Total Interest Expense	268	64	—	(3)	329
Net Interest Income	4,279	1,994	—	49	6,322
Provision (Benefit) for Loan Losses	61	(112)	—	—	(51)

B-1

	Year Ended September 30, 2022
	As Reported		Pro Forma Adjustments		Pro Forma Combined Year ended September 30, 2022
(dollars in thousands)	Gouverneur Bancorp	Citizens Bank of Cape Vincent	Gouverneur Bancorp	Citizens Bank of Cape Vincent
Net Interest Income after Provision for Loan Losses	4,218	2,106	—	49	6,373
Other Operating Income:
Service Charges	278	74	—	—	352
Net (Loss) on Sale of fixed assets	(1)	—	—	—	(1)
Earnings (losses) on deferred fees plan	(44)	—	—	—	(44)
Earnings on investment in life insurance	137	—	—	—	137
Unrealized Gains (Loss) on Swap Agreement	2,158	—	—	—	2,158
MPF & MAP Origination fees	24	—	—	—	24
MPF & MAP loan servicing fees	34	—	—	—	34
Other	219	47	—	—	266
Total Other Operating Income	2,805	121	—	—	2,926
Non-interest expenses:
Salaries and employee benefits	2,291	957	—	—	3,248
Directors fees	274	65	—	—	339
Earnings (losses) on deferred fees plan	(44)	—	—	—	(44)
Building, occupancy and equipment	648	159	—	—	807
Data processing	265	366	—	—	631
Postage and supplies	80	32	—	—	112
Professional fees	303	165	—	—	468
Merger fees	558	453	(558)(c)	(453)(c)	—
Amortization expense	—	—	—	462(d)	462
Foreclosed assets, net	31	(2)	—	—	29
Other operating expenses	698	134	—	—	832
Total Other Operating Expenses	5,104	2,329	(558)	9	6,884
Income (Loss) Before Taxes	1,919	(102)	558	40	2,415
Income taxes (benefit)	392	(2)	117(e)	8(e)	515
Net Income (Loss)	$1,527	$(100)	$441	$32	$1,900
Pro Forma Combined Per Share Data
(Common Stock)
Basic and diluted earnings per share	$0.75				$0.94(f)
Dividends declared per share	0.16				0.16
Book value	12.22				12.41(g)
Tangible book value	11.13				11.55(g)

B-2

	Year Ended September 30, 2022
	As Reported		Pro Forma Adjustments		Pro Forma Combined Year ended September 30, 2022
(dollars in thousands)	Gouverneur Bancorp	Citizens Bank of Cape Vincent	Gouverneur Bancorp	Citizens Bank of Cape Vincent
Weighted average shares outstanding (basic and diluted)	2,031,377				2,031,377(f)

(1)
Due to the acquisition of Citizens Bank of Cape Vincent on September 16, 2022, this information is presented from the beginning of the fiscal year of October 1, 2021 through September 16, 2022. The period of September 17, 2022 through September 30, 2022 is included in the Gouverneur Bancorp results for the year ended September 30, 2022.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note A — Basis of Presentation
Gouverneur Bancorp completed its acquisiton of Citizens Bank of Cape Vincent on September 16, 2022. The acquisition has been accounted for under the acqusition method of accounting and, accordingly, the assets and liabilities of Citizens Bank of Cape Vincent presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the transaction date and as if the transaction had been effective on October 1, 2021. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.
Note B — Pro Forma Financial Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information:
(a)
Adjustment reflects a fair value accretion on portfolio loans assuming the transaction was consummated on October 1, 2021. This consists of $46,000 for the twelve months ended September 30, 2022, in accretable adjustments to the credit mark and interest rate adjustment on the acquired loans.

(b)
Adjustment reflects the accretion of the premium on acquired certificates of deposit assuming the transactions were consummated on October 1, 2021. The amount was estimated using the effective yield amortization method based on the remaining life of each certificate of deposit type on the assumed transaction date of October 1, 2021.

(c)
Adjustment eliminates impact of merger-related expenses.

(d)
Adjusment reflects the amortization of the cored deposit intangible to be acquired in the transactions over an estimated useful life of 10 years using the sum-of-the-years digits method assuming the transaction was consummated on October 1, 2021.

(e)
Adjustment reflects an applicable income tax rate of 21.0% related to the fair value pro forma adjustments.

(f)
The pro forma combined basic and diluted earnings per share as of September 30, 2022, are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of Gouverneur Bancorp common shares outstanding during that period, effective as of October 1, 2021.

(g)
Book value per share equals the pro forma combined total stockholders’ equity as of September 30, 2022, divided by the number of shares of Gouverneur Bancorp common stock outstanding as of September 30, 2022, effective as of October 1, 2021.

B-3

Tangible book value per common share is a non-GAAP financial measure. Gouverneur Bancorp’s management believes that such information is important information to be provided because it can be used, in conjuction with more traditional bank capital ratios, to assess, on a pro forma basis, the combined companies’ capital adequacy without the effect of accumulated other comprehensive loss, goodwill, and other intangible assets and compare that capital adequacy with the capital adequacy of ther banking organizations with significant amounts of goodwill and/or other intangible assets. Book value per common share is the most directly comparable financial measure calculated in accordance with GAAP. The following table presents, as of September 30, 2022, on a pro forma combined basis, the total stockholders’ equity and tangible common equity of the combined companies and presents a reconciliation of the pro forma combined tangible book value per common share compared to the pro forma combined book value per common share:
(Dollars in thousands, except per share data)	Gouverneur Bancorp	Pro Forma with Citizens Bank of Cape Vincent
	(audited)	(unaudited)
Tangible common equity
Total common stockholders’ equity	$24,829	$25,202
Adjustments:
Accumulated other comprehensive loss	4,288	4,288
Goodwill	(3,956)	(3,956)
Other intangible assets	(2,542)	(2,080)
Tangible common equity	$22,619	$23,454
Common shares outstanding	2,031,377	2,031,377
Book value per common share	$12.22	$12.41
Tangible book value per common share	11.13	11.55

B-4

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association since any of the dates as of which information is furnished herein or since the date hereof.
Up to 977,500 Shares
GOUVERNEUR BANCORP, INC.
(Proposed New Holding Company for Gouverneur Savings and Loan Association)
COMMON STOCK
par value $0.01 per share

PROSPECTUS

Keefe, Bruyette & Woods
A Stifel Company

                 , 2023
These securities are not deposits or accounts and are not federally insured or guaranteed.
Until                  , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ALTERNATE PROSPECTUS FOR EXCHANGE OFFER
Explanatory Note
Gouverneur Bancorp, Inc., a recently formed Maryland corporation, is offering shares of its common stock for sale to eligible depositors, certain borrowers and the public in connection with the conversion of Gouverneur Savings and Loan Association from the mutual holding company structure to the stock holding company structure. Concurrent with the completion of the conversion and the stock offering, shares of common stock of Gouverneur Bancorp, Inc., a federal corporation (referred to herein as “Gouverneur Bancorp”), owned by persons other than Cambray Mutual Holding Company will be canceled and exchanged for shares of Gouverneur Bancorp, Inc. This alternate prospectus serves as the proxy statement for the special meeting of stockholders of Gouverneur Bancorp, at which meeting stockholders will be asked to approve the plan of conversion and reorganization, and the prospectus for the shares of Gouverneur Bancorp, Inc. to be issued in the exchange offer. As indicated in this alternate prospectus, portions of the alternate prospectus will be identical to portions of the offering prospectus.
This explanatory note will not appear in the final proxy statement/prospectus.

GOUVERNEUR BANCORP, INC.
42 Church Street
Gouverneur, New York 13642
Dear Stockholder:
Gouverneur Bancorp, Inc. a federal corporation that is referred to as “Gouverneur Bancorp” throughout this document, is soliciting stockholder votes regarding the conversion of Gouverneur Savings and Loan Association from the partially public mutual holding company form of organization to the fully public stock holding company structure. The conversion involves the formation of a new holding company for Gouverneur Savings and Loan Association, which will be called Gouverneur Bancorp, Inc. (a Maryland corporation that is referred to as “Gouverneur Bancorp, Inc.” throughout this document), the exchange of shares of Gouverneur Bancorp, Inc. for your shares of Gouverneur Bancorp, and the sale by Gouverneur Bancorp, Inc. of up to 977,500 shares of common stock. Upon completion of the transactions, Gouverneur Bancorp will cease to exist.
The Proxy Vote — Your Vote Is Very Important
We have received conditional regulatory approval to implement the conversion, however we must also receive the approval of our stockholders. Enclosed is a proxy statement/prospectus describing the proposal before our stockholders. Please promptly vote the enclosed proxy card. Our Board of Directors urges you to vote “FOR” the plan of conversion.
The Exchange
At the conclusion of the conversion, your shares of Gouverneur Bancorp common stock will be exchanged for shares of common stock of Gouverneur Bancorp, Inc. The number of new shares of Gouverneur Bancorp, Inc. common stock that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion, our exchange agent will send a transmittal form to each stockholder of Gouverneur Bancorp who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Please do not deliver your certificate(s) before you receive the transmittal form. Shares of Gouverneur Bancorp that are held in street name (e.g., in a brokerage account) will be converted automatically at the conclusion of the conversion; no action or documentation is required of you.
The Stock Offering
We are offering the shares of common stock of Gouverneur Bancorp, Inc. for sale at $10.00 per share. The shares are being offered in a “subscription offering” to eligible depositors and certain borrowers of Gouverneur Savings and Loan Association. If all shares are not subscribed for in the subscription offering, shares are expected to be available in a “community offering” to Gouverneur Bancorp public stockholders and others not eligible to place orders in the subscription offering. If you are interested in purchasing shares of our common stock, you may request a stock order form and prospectus by calling our Stock Information Center at the phone number in the Questions and Answers section herein. The stock offering period is expected to expire on September 20, 2023.
If you have any questions, please refer to the Questions and Answers section herein. We thank you for your support as a stockholder of Gouverneur Bancorp.
Sincerely,
Charles C. Van Vleet, Jr.
President and Chief Executive Officer
This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

GOUVERNEUR BANCORP, INC.
(Proposed Holding Company for Gouverneur Savings and Loan Association)
PROSPECTUS OF GOUVERNEUR BANCORP, INC.
PROXY STATEMENT OF GOUVERNEUR BANCORP, INC.
Gouverneur Savings and Loan Association is converting from a mutual holding company structure to a fully public ownership structure. Currently, Gouverneur Savings and Loan Association is a wholly owned subsidiary of Gouverneur Bancorp, Inc., a federal corporation that is referred to as “Gouverneur Bancorp” throughout this document, and Cambray Mutual Holding Company owns 64.5% of Gouverneur Bancorp’s common stock. The remaining 35.5% of Gouverneur Bancorp’s common stock is owned by public stockholders. As a result of the conversion, our newly formed company, Gouverneur Bancorp, Inc., a Maryland corporation that is referred to as “Gouverneur Bancorp, Inc.” throughout this document, will become the parent of Gouverneur Savings and Loan Association. Each share of Gouverneur Bancorp common stock owned by the public will be exchanged for between 0.5342 and 0.7227 shares of common stock of Gouverneur Bancorp, Inc. so that Gouverneur Bancorp’s existing public stockholders will own approximately the same percentage of Gouverneur Bancorp, Inc. common stock as they owned of Gouverneur Bancorp’s common stock immediately before the conversion. The actual number of shares that you will receive will depend on the percentage of Gouverneur Bancorp common stock held by the public at the completion of the conversion, the final independent appraisal of Gouverneur Bancorp, Inc. and the number of shares of Gouverneur Bancorp, Inc. common stock sold in the stock offering described in the following paragraph. The exchange ratio will not depend on the market price of Gouverneur Bancorp common stock. See “Proposal 1 — Approval of the Plan of Conversion — Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio.
Concurrently with the exchange offer, we are offering up to 977,500 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 722,500 shares to complete the stock offering. All shares are offered at a price of $10.00 per share. The shares we are offering represent the 64.5% ownership interest in Gouverneur Bancorp now owned by Cambray Mutual Holding Company. We are offering the shares of common stock in a “subscription offering” to eligible depositors and certain borrowers of Gouverneur Savings and Loan Association. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to our local communities and the stockholders of Gouverneur Bancorp. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering, which would be an offering to the general public on a best efforts basis by a syndicate of selected broker-dealers.
The conversion of Cambray Mutual Holding Company and the offering and exchange of common stock by Gouverneur Bancorp, Inc. is referred to herein as the “conversion and stock offering.” After the conversion and stock offering are completed, Gouverneur Savings and Loan Association will be a wholly owned subsidiary of Gouverneur Bancorp, Inc., and 100% of the common stock of Gouverneur Bancorp, Inc. will be owned by public stockholders. As a result of the conversion and stock offering, Gouverneur Bancorp and Cambray Mutual Holding Company will cease to exist.
Gouverneur Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) operated by OTC Markets Group under the trading symbol “GOVB,” and we expect the shares of Gouverneur Bancorp, Inc. common stock will be quoted on the OTCQB Marketplace under the symbol “GOVB” following the completion of the conversion and stock offering. The conversion and stock offering will be conducted pursuant to the plan of conversion and reorganization (the “plan of conversion”) of Gouverneur Savings and Loan Association, Gouverneur Bancorp and Cambray Mutual Holding Company. The conversion and stock offering cannot be completed unless the stockholders of Gouverneur Bancorp approve the plan of conversion. Stockholders of Gouverneur Bancorp will consider and vote upon the plan of conversion at Gouverneur Bancorp’s special meeting of stockholders to be held at Gouverneur Bancorp’s main office located at 42 Church Street, Gouverneur, New York 13642 on September 29, 2023 at 1:00 p.m., Eastern time. Gouverneur Bancorp’s board of directors unanimously recommends that stockholders vote “FOR” the plan of conversion.
This document serves as the proxy statement for the special meeting of stockholders of Gouverneur Bancorp and the prospectus for the shares of Gouverneur Bancorp, Inc. common stock to be issued in exchange for shares of Gouverneur Bancorp common stock. We urge you to read this entire document carefully. You can also obtain information about our companies from documents that we have filed with the Securities and Exchange Commission and the Federal Reserve Board. This document does not serve as the prospectus relating to the offering by Gouverneur Bancorp, Inc. of its shares of common stock in the offering, which will be made pursuant to a separate prospectus.
This proxy statement/prospectus contains information that you should consider in evaluating the plan conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 18 for a discussion of certain risk factors relating to the conversion and stock offering.
These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this proxy statement/prospectus is            , and it is first being mailed to stockholders
of Gouverneur Bancorp on or about            .

GOUVERNEUR BANCORP, INC.
42 Church Street
Gouverneur, New York 13642
(315)287-2600
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
On September 29, 2023, Gouverneur Bancorp will hold its special meeting of stockholders at Gouverneur Bancorp’s main office located at 42 Church Street, Gouverneur, New York 13642. The meeting will begin at 1:00 p.m., Eastern time. At the meeting, stockholders will consider and act on the following:
1.
The approval of a plan of conversion and reorganization (the “plan of conversion”) pursuant to which: (A) Cambray Mutual Holding Company, which currently owns 64.5% of the common stock of Gouverneur Bancorp, will merge with and into Gouverneur Bancorp, with Gouverneur Bancorp being the surviving entity; (B) Gouverneur Bancorp will merge with and into Gouverneur Bancorp, Inc., a Maryland corporation recently formed to be the holding company for Gouverneur Savings and Loan Association, with Gouverneur Bancorp, Inc. being the surviving entity; (C) the outstanding shares of Gouverneur Bancorp, other than those held by Cambray Mutual Holding Company, will be converted into shares of common stock of Gouverneur Bancorp, Inc.; and (D) Gouverneur Bancorp, Inc. will offer shares of its common stock for sale in a subscription offering and, if necessary, in a community offering and/or syndicated community offering.

2.
An informational proposal regarding approval of a provision in Gouverneur Bancorp, Inc.’s articles of incorporation (the “articles of incorporation”) requiring a super-majority vote to approve certain amendments to Gouverneur Bancorp, Inc.’s articles of incorporation.

3.
An informational proposal regarding approval of a provision in Gouverneur Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Gouverneur Bancorp, Inc.’s outstanding voting stock.

4.
The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

5.
Such other business that may properly come before the meeting.

NOTE:   The board of directors is not aware of any other business to come before the meeting.
The provisions of Gouverneur Bancorp, Inc.’s articles of incorporation, which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of Gouverneur Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
Only stockholders as of July 31, 2023 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.
Please complete and sign the enclosed form of proxy, which is solicited by the board of directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.
BY ORDER OF THE BOARD OF DIRECTORS
Henry J. Leader
Corporate Secretary
Gouverneur, New York
[MAIL DATE]

QUESTIONS AND ANSWERS
You should read this document for more information about the conversion and stock offering. The application including the plan of conversion described in this document has been conditionally approved by the Federal Reserve Board.
The Proxy Vote
Q.
What am I being asked to approve?

A.
Gouverneur Bancorp stockholders as of July 31, 2023 are asked to vote on the plan of conversion. Under the plan of conversion, Gouverneur Savings and Loan Association will convert from the mutual holding company form of organization to the stock holding company form, and as part of such conversion, our newly formed stock holding company, Gouverneur Bancorp, Inc., will offer for sale, in the form of shares of its common stock, Cambray Mutual Holding Company’s 64.5% ownership interest in Gouverneur Bancorp. In addition to the shares of common stock to be issued to those who purchase shares in the stock offering, public stockholders of Gouverneur Bancorp as of the completion of the conversion and stock offering will receive shares of Gouverneur Bancorp, Inc. common stock in exchange for their existing shares of Gouverneur Bancorp common stock. The exchange will be based on an exchange ratio that will result in Gouverneur Bancorp’s existing public stockholders owning approximately the same percentage of Gouverneur Bancorp, Inc. common stock as they owned of Gouverneur Bancorp immediately prior to the conversion and stock offering.

Stockholders also are asked to vote on the following informational proposals with respect to the amended and restated articles of incorporation (the “articles of incorporation”) of Gouverneur Bancorp, Inc.:
•
Approval of a provision in Gouverneur Bancorp, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Gouverneur Bancorp, Inc.’s articles of incorporation; and

•
Approval of a provision in Gouverneur Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Gouverneur Bancorp, Inc.’s outstanding voting stock.

The provisions of Gouverneur Bancorp, Inc.’s articles of incorporation, which are summarized as informational proposals were approved as part of the process in which the board of directors of Gouverneur Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Gouverneur Bancorp, Inc.’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Gouverneur Bancorp, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
YOUR VOTE IS IMPORTANT. WE CANNOT COMPLETE THE CONVERSION AND STOCK OFFERING UNLESS THOSE PROPOSALS RECEIVES THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES HELD BY OUR PUBLIC STOCKHOLDERS.
Q.
What is the conversion and related stock offering?

A.
Gouverneur Savings and Loan Association is converting from a partially public mutual holding company structure to a fully public stock holding company ownership structure. Currently, Cambray Mutual Holding Company owns 64.5% of Gouverneur Bancorp’s common stock. The remaining 35.5%

1

of Gouverneur Bancorp’s common stock is owned by public stockholders. As a result of the conversion, Gouverneur Bancorp, Inc. will become the parent of Gouverneur Savings and Loan Association.
Shares of common stock of Gouverneur Bancorp, Inc., representing the 64.5% ownership interest of Cambray Mutual Holding Company in Gouverneur Bancorp, are being offered for sale to eligible depositors of Gouverneur Savings and Loan Association and, possibly, to the public. At the completion of the conversion and stock offering, public stockholders of Gouverneur Bancorp will exchange their shares of Gouverneur Bancorp common stock for shares of common stock of Gouverneur Bancorp, Inc.
After the conversion and stock offering are completed, Gouverneur Savings and Loan Association will be a wholly owned subsidiary of Gouverneur Bancorp, Inc., and 100% of the common stock of Gouverneur Bancorp, Inc. will be owned by public stockholders. Our organization will have completed the transition from partial to fully public ownership. As a result of the conversion and stock offering, Gouverneur Bancorp and Cambray Mutual Holding Company will cease to exist.
See “Proposal 1 — Approval of the Plan of Conversion” beginning on page 46 of this proxy statement/prospectus, for more information about the conversion and stock offering.
Q.
What are reasons for the conversion and stock offering?

A.
The primary reasons for the conversion and stock offering are to (1) strengthen our capital position and support our future growth with the additional capital we will raise in the stock offering, (2) create a more liquid and active market for shares of Gouverneur Bancorp, Inc. common stock, and (3) transition us to a more common and flexible organizational structure.

Q.
Why should I vote?

A.
You are not required to vote, but your vote is very important. For us to implement the plan of conversion, we must receive the affirmative vote of (1) the holders of at least two-thirds of the outstanding shares of Gouverneur Bancorp common stock, including shares held by Cambray Mutual Holding Company and (2) the holders of a majority of the outstanding shares of Gouverneur Bancorp common stock entitled to vote at the special meeting, excluding shares held by Cambray Mutual Holding Company. Your board of directors recommends that you vote “FOR” the plan of conversion.

Q.
What happens if I don’t vote?

A.
Your prompt vote is very important. Not voting will have the same effect as voting “Against ” the plan of conversion. Without sufficient favorable votes “FOR” the plan of conversion, we cannot complete the conversion and stock offering.

Q.
How do I vote?

A.
You should mark your vote, sign your proxy card and return it in the enclosed proxy reply envelope. Alternatively, you may vote by telephone or via the Internet, by following instructions on your proxy card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST ” THE PLAN OF CONVERSION.

Q.
If my shares are held in street name, will my broker automatically vote on my behalf?

A.
No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, using the directions that your broker provides to you.

Q.
What if I do not give voting instructions to my broker?

A.
Your vote is important. If you do not instruct your broker to vote your shares, the unvoted proxy will have the same effect as a vote against the plan of conversion.

Q.
How can I revoke my proxy?

A.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy,

2

you must either advise the Corporate Secretary of Gouverneur Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
The Exchange
Q.
I currently own shares of Gouverneur Bancorp common stock. What will happen to my shares as a result of the conversion?

A.
At the completion of the conversion, your shares of Gouverneur Bancorp common stock will be canceled and exchanged for shares of common stock of Gouverneur Bancorp, Inc., a newly formed Maryland corporation. The number of shares you will receive will be based on an exchange ratio, determined as of the completion of the conversion and stock offering, that is intended to result in Gouverneur Bancorp’s existing public stockholders owning approximately 35.5% of Gouverneur Bancorp, Inc.’s common stock, which is the same percentage of Gouverneur Bancorp common stock currently owned by existing public stockholders as adjusted to reflect the assets of Cambray Mutual Holding Company.

Q.
Does the exchange ratio depend on the market price of Gouverneur Bancorp common stock?

A.
No, the exchange ratio will not be based on the market price of Gouverneur Bancorp common stock. Therefore, changes in the price of Gouverneur Bancorp common stock between now and the completion of the conversion and stock offering will not affect the calculation of the exchange ratio.

Q.
How will the actual exchange ratio be determined?

A.
Because the purpose of the exchange ratio is to maintain the ownership percentage of the existing public stockholders of Gouverneur Bancorp, the actual exchange ratio will depend on the number of shares of Gouverneur Bancorp, Inc.’s common stock sold in the offering and, therefore, cannot be determined until the completion of the conversion and stock offering.

Q.
How many shares will I receive in the exchange?

A.
You will receive between 0.5342 and 0.7227 shares of Gouverneur Bancorp, Inc. common stock for each share of Gouverneur Bancorp common stock you own on the date of the completion of the conversion and stock offering. For example, if you own 100 shares of Gouverneur Bancorp common stock, and the exchange ratio is 0.6284 (at the midpoint of the offering range), you will receive 62 shares of Gouverneur Bancorp, Inc. common stock and $8.40 in cash, the value of the fractional share, based on the $10.00 per share purchase price in the stock offering. Stockholders who hold shares in street name at a brokerage firm or are held in book-entry form by our transfer agent will receive these funds in their accounts. Stockholders who hold stock certificates will receive a check in the mail.

Q.
Should I submit my stock certificates now?

A.
No. If you hold a stock certificate for Gouverneur Bancorp common stock, instructions for exchanging your certificate will be sent to you after completion of the conversion and stock offering. Until you submit the transmittal form and certificate, you will not receive your new certificate and check for cash in lieu of fractional shares, if any. If your shares are held in street name at a brokerage firm, the share exchange will occur automatically upon completion of the conversion and stock offering, without any action on your part. Please do not send in your stock certificate until you receive a transmittal form and instructions.

Q.
Do I have dissenters’ and appraisal rights?

A.
No. Stockholders of Gouverneur Bancorp do not have dissenters’ rights in connection with the conversion and offering.

3

Stock Offering
Q.
May I place an order to purchase shares in the stock offering, in addition to the shares that I will receive in the exchange?

A.
Eligible depositors and certain borrowers of Gouverneur Savings and Loan Association have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be made available for sale to the public in a community offering. If you would like to receive a prospectus and stock order form, please call our Stock Information Center at (877) 643-8198 from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

Order forms, along with full payment, must be received (not postmarked) no later than 2:00 p.m., Eastern time on September 20, 2023.
Other Questions
For answers to questions about the conversion or voting, please read this proxy statement/prospectus. Questions about voting may be directed to our proxy information agent, Laurel Hill Advisory Group, LLC, by calling (888) 742-1305, Monday through Friday, from 9:00 a.m. to 5:00 p.m., Eastern time. For answers to questions about the stock offering, you may call our Stock Information Center, toll-free, (877) 643-8198 from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. A copy of the plan of conversion is available from Gouverneur Savings and Loan Association upon written request to the Corporate Secretary and is available for inspection at the offices of Gouverneur Savings and Loan Association and at the Federal Reserve Board.

4

SUMMARY
This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and stock offering fully, you should read this entire document carefully.
Special Meeting of Stockholders
Date, Time and Place; Record Date
The special meeting of Gouverneur Bancorp stockholders is scheduled to be held at Gouverneur Bancorp’s main office located at 42 Church Street, Gouverneur, New York 13642 at 1:00 p.m., Eastern time, on September 29, 2023. Only Gouverneur Bancorp stockholders of record as of the close of business on July 31, 2023 are entitled to notice of, and to vote at, the special meeting of stockholders and any adjournments or postponements of the meeting.
Purpose of the Meeting
Stockholders will be voting on the following proposals at the special meeting:
1.
Approval of the plan of conversion;

2.
An informational proposal regarding approval of a provision in Gouverneur Bancorp, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Gouverneur Bancorp, Inc.’s articles of incorporation.

3.
An informational proposal regarding approval of a provision in Gouverneur Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Gouverneur Bancorp, Inc.’s outstanding voting stock.

4.
The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

The provisions of Gouverneur Bancorp, Inc.’s articles of incorporation, which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of Gouverneur Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Gouverneur Bancorp, Inc.’s articles of incorporation, which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Gouverneur Bancorp, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Vote Required
Proposal 1: Approval of the Plan of Conversion.   Approval of the plan of conversion requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Gouverneur Bancorp, including the shares held by Cambray Mutual Holding Company, and a majority of the outstanding shares of Gouverneur Bancorp, excluding the shares held by Cambray Mutual Holding Company.
Informational Proposals 2 and 3.   While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
Proposal 4: Approval of the Adjournment of the Special Meeting.   We must obtain the affirmative vote of the majority of the shares represented at the special meeting and entitled to vote to adjourn the special

5

meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
As of the record date, there were 2,031,377 shares of Gouverneur Bancorp common stock outstanding, of which Cambray Mutual Holding Company owned 1,311,222. The directors and executive officers of Gouverneur Bancorp (and their affiliates), as a group, beneficially owned 52,047 shares of Gouverneur Bancorp common stock, representing 2.6% of the outstanding shares of Gouverneur Bancorp common stock and 6.7% of the shares held by persons other than Cambray Mutual Holding Company as of such date. Cambray Mutual Holding Company and our directors and executive officers intend to vote their shares in favor of the plan of conversion.
Our Company
Gouverneur Bancorp is, and Gouverneur Bancorp, Inc. following the completion of the conversion and stock offering will be, the savings and loan holding company for Gouverneur Savings and Loan Association, a New York-chartered stock savings and loan association. Gouverneur Savings and Loan Association currently conducts business through its five branch offices located in Jefferson and St. Lawrence Counties in New York.
Gouverneur Savings and Loan Association’s principal business consists of originating one- to four-family residential real estate Gouverneur Savings and Loan Association’s principal business consists of originating one- to four-family residential real estate mortgage loans and, to a lesser extent, commercial real estate loans, construction loans and home equity loans and lines of credit. We also offer commercial loans and consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions operating in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including deposit fees and service charges, realized gains on sales of securities, realized gains on sales of loans associated with loan production and realized gains on sales of other real estate owned.
Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. Gouverneur Savings and Loan Association formed GS&L Municipal Bank as a limited purpose commercial bank subsidiary because, under New York municipal laws, a New York-chartered savings and loan association, such as Gouverneur Savings and Loan Association, is not authorized to directly receive New York state and municipal deposits. GS&L Municipal Bank has the power to receive deposits only to the extent of accepting for deposit the funds of the State of New York and its respective agents, authorities and instrumentalities, and local governments as defined in Section 10(a)(1) of the New York General Municipal Law. GS&L Municipal Bank is not authorized under New York law to make loans or to exercise certain fiduciary powers. GS&
On September 16, 2022, we acquired Citizens Bank of Cape Vincent, a New York-chartered stock commercial bank headquartered in Cape Vincent, New York and with two additional branch offices located in Chaumont and La Fargeville, New York. At the effective time of the merger, Citizens Bank of Cape Vincent was merged with and into Gouverneur Savings and Loan Association and each Citizens Bank of Cape Vincent stockholder became entitled to receive $1,056.11 in cash for each share of Citizens Bank of Cape Vincent common stock that they held at the effective time of the merger. The fair value of the assets acquired as a result of the acquisition totaled $82.2 million, loans totaled $37.0 million and deposits totaled $77.2 million. Goodwill recorded in the acquisition was $4.0 million. We completed the acquisition to further expand our footprint and competitive position in Jefferson County and the Lake Ontario, St. Lawrence River communities, to offer expanded products and services to the Citizens Bank of Cape Vincent and Gouverneur Savings and Loan Association customer bases, and to enhance our operational opportunities and future earnings.
Effective April 14, 2023, Faye C. Waterman resigned as our President and Chief Executive Officer and as a director of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and

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Loan Association. Mr. Waterman’s resignation was not the result of any disagreement between Mr. Waterman and Gouverneur Bancorp, Cambray Mutual Holding Company or Gouverneur Savings and Loan Association regarding the operations, policies or practices of Gouverneur Bancorp, Cambray Mutual Holding Company or Gouverneur Savings and Loan Association.
Effective as of April 14, 2023, our board of directors appointed Charles C. Van Vleet, Jr., our former longtime President and Chief Executive Officer and a member of our board of directors, to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for Mr. Waterman. We are currently working with a third party executive search firm to find our next President and Chief Executive Officer but currently expect that Mr. Van Vleet will continue to serve as our interim President and Chief Executive Officer through at least December 31, 2023.
Our principal executive offices are located at 42 Church Street, Gouverneur, New York 13642 and our telephone number is (315) 287-2600. Our website address is www.gouverneurbank.com. Information on our website should not be considered a part of this proxy statement/prospectus.
The Conversion
Description of the Conversion and Stock Offering
Since March 23, 1999, when Gouverneur Savings and Loan Association reorganized into the mutual holding company structure, we have operated in a two-tier mutual holding company structure. Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the plan of conversion throughout this proxy statement/prospectus, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion and stock offering, Cambray Mutual Holding Company and Gouverneur Bancorp will cease to exist and Gouverneur Bancorp, Inc., a newly formed Maryland corporation, will become the successor holding company to Gouverneur Bancorp and will become the stock holding company of Gouverneur Savings and Loan Association. The conversion will be accomplished by the merger of Cambray Mutual Holding Company with and into Gouverneur Bancorp, followed by the merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc. The shares of Gouverneur Bancorp, Inc. common stock being offered for sale represent the majority ownership interest in Gouverneur Bancorp currently owned by Cambray Mutual Holding Company. Public stockholders of Gouverneur Bancorp will receive shares of common stock of Gouverneur Bancorp, Inc. in exchange for their shares of Gouverneur Bancorp at an exchange ratio intended to preserve the same aggregate ownership interest in Gouverneur Bancorp, Inc. as they had in Gouverneur Bancorp, adjusted downward to reflect certain assets held by Cambray Mutual Holding Company, without giving effect to new shares purchased in the stock offering or cash paid in lieu of any fractional shares. The shares of Gouverneur Bancorp common stock owned by Cambray Mutual Holding Company will be canceled.

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The following diagram shows our current organizational structure, reflecting ownership percentages as of March 31, 2023:
After the coversion and stock offering are completed, we will be organized as a fully public stock holding company as follows:
Reasons for the Conversion and the Stock Offering
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•
Support our planned growth and strenghten our regulatory capial position with the additional capital we will raise in the stock offering.   While Gouverneur Savings and Loan Association exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the stock offering will significantly augment our capital position and enable us to support our planned growth. The augmented capital will be essential to the continued implementation of our business strategy.

•
Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company sructure.   The stock holding company structure is a more familiar form of organization, which we believe will make our

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common stock more appealing to investors. The stock holding company structure will also give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans or arrangements for any such offerings. In addition, this structure will eliminate the current limitations imposed by the mutual holding company structure on dividend payments and make it less costly for us to pay dividends.

•
Improve the liquidity of our shares of common stock.   The larger number of shares that will be outstanding after completion of the conversion and stock offering is expected to result in a more liquid and active market for Gouverneur Bancorp, Inc. common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

Conditions to Completion of the Conversion and the Stock Offering
We cannot complete the conversion and stock offering unless:

•
The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Cambray Mutual Holding Company (i.e., depositors and certain borrowers of Gouverneur Savings and Loan Association) as of the close of business on September 30, 2021;

•
The plan of conversion is approved by Gouverneur Bancorp stockholders holding at least two-thirds of the outstanding shares of common stock of Gouverneur Bancorp as of the close of business on July 31, 2023, including the shares owned by Cambray Mutual Holding Company;

•
The plan of conversion is approved by Gouverneur Bancorp stockholders holding at a majority of the outstanding shares of common stock of Gouverneur Bancorp as of the close of business on July 31, 2023, excluding the shares owned by Cambray Mutual Holding Company;

•
We sell at least the minimum number of shares of common stock offered in the stock offering; and

•
We receive the approval of the Federal Reserve Board to complete the conversion and stock offering and the approval of the New York State Department of Financial Services for Gouverneur Bancorp, Inc. to acquire Gouverneur Savings and Loan Association in connection with the conversion and stock offering.

Cambray Mutual Holding Company intends to vote its shares in favor of the plan of conversion. At the close of business on March 31, 2023, Cambray Mutual Holding Company owned 1,311,222 shares, or approximately 64.5%, of the outstanding shares of common stock of Gouverneur Bancorp. At the close of business on March 31, 2023, the directors and executive officers of Gouverneur Bancorp and their affiliates owned 52,047 shares of Gouverneur Bancorp common stock, or 2.6% of the outstanding shares of common stock and 6.7% of the outstanding shares of common stock excluding the shares owned by Cambray Mutual Holding Company. They intend to vote those shares in favor of the plan of conversion.
The Exchange of Existing Shares of Gouverneur Bancorp Common Stock
If you are a stockholder of Gouverneur Bancorp on the date we complete the conversion and stock offering, your existing shares will be canceled and exchanged for shares of Gouverneur Bancorp, Inc. The number of shares you will receive will be based on an exchange ratio determined as of the completion of the conversion and stock offering. The following table shows how the exchange ratio will adjust, based on the appraised value of Gouverneur Bancorp as of May 8, 2023, assuming public stockholders of Gouverneur Bancorp own 35.5% of Gouverneur Bancorp common stock and Cambray Mutual Holding Company has net assets of $260,000 immediately prior to the completion of the conversion. The table also shows how many shares of Gouverneur Bancorp, Inc. a hypothetical owner of Gouverneur Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.

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	Shares to be Sold in the Stock Offering		Shares of Gouverneur Bancorp, Inc. to be Issued in Exchange for Shares of Gouverneur Bancorp		Total Shares of Common Stock to be Issued in Exchange and Sold in Stock Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)	Whole Shares to be Received for 100 Existing Share(3)
	Amount	Percent	Amount	Percent
Minimum	722,500	65.3%	384,677	34.7%	1,107,177	0.5342	$5.34	$12.19	53
Midpoint	850,000	65.3	452,561	34.7	1,302,561	0.6284	6.28	12.74	62
Maximum	977,500	65.3	520,445	34.7	1,497,945	0.7227	7.23	13.28	72

(1)
Represents the value of shares of Gouverneur Bancorp, Inc. common stock to be received in the conversion and stock offering by a holder of one share of Gouverneur Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At March 31, 2023, Gouverneur Bancorp’s tangible book value per share was $9.88.

(3)
Cash will be paid in lieu of fractional shares.

No fractional shares of Gouverneur Bancorp, Inc. common stock will be issued to any public stockholder of Gouverneur Bancorp. For each fractional share that otherwise would be issued, Gouverneur Bancorp, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.
Effect of the Conversion on Stockholders of Gouverneur Bancorp
The following table compares historical information for Gouverneur Bancorp, Inc. with similar information on a pro forma and per equivalent Gouverneur Bancorp share basis. The information listed as “per equivalent Gouverneur Bancorp, Inc. share” was obtained by multiplying the pro forma amounts by the exchange ratio indicated in the table.
	Gouverneur Bancorp Historical	Pro Forma	Exchange Ratio	Per Equivalent Gouverneur Bancorp, Inc. Share
Book value per share at March 31, 2023:
Sale of 722,500 shares	$12.97	$28.49	0.5342x	$15.22
Sale of 850,000 shares	12.97	25.08	0.6284	15.76
Sale of 977,500 shares	12.97	22.56	0.7227	16.30
Earnings per share for the six months ended March 31, 2023:
Sale of 722,500 shares	$—	$—	0.5342x	$—
Sale of 850,000 shares	—	—	0.6284	—
Sale of 977,500 shares	—	0.01	0.7227	0.01
Price per share(1):
Sale of 722,500 shares	$7.20	$10.00	0.5342x	$5.34
Sale of 850,000 shares	7.20	10.00	0.6284	6.28
Sale of 977,500 shares	7.20	10.00	0.7227	7.23

(1)
At May 22, 2023, which was the day of the adoption of the plan of conversion.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price
Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected

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receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. In accordance with the regulations of the Federal Reserve Board, a valuation range is established which ranges from 15% below to 15% above this pro forma market value. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial has indicated in its valuation that as of May 8, 2023, the pro forma market value of Gouverneur Bancorp’s common stock was $13.0 million, resulting in a range from $11.1 million at the minimum to $15.0 million at the maximum. Based on this valuation, we are selling the number of shares representing the 64.5% of Gouverneur Bancorp currently owned by Cambray Mutual Holding Company. This results in an offering range of $7.2 million to $9.8 million, with a midpoint of $8.5 million.
RP Financial will receive fees totaling $40,000 for its appraisal report, plus $7,500 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.
In preparing its appraisal, RP Financial considered the information in this proxy statement/prospectus, including our financial statements. RP Financial also considered the following factors, among others:

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the trading market for Gouverneur Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities;

•
our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of non-interest expense;

•
the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•
a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded banks and bank and savings and loan holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure; and

•
the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plan.

RP Financial considered adjustments to the pro forma market value based on a comparison of Gouverneur Bancorp with a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Gouverneur Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for Gouverneur Bancorp were all fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial limited the peer group companies to institutions located in the Mid-Atlantic, New England, Midwest, Southeast and Southwest with assets of less than $1.0 billion, tangible equity-to-assets ratios of greater than 7.0%, and positive core earnings. The peer group companies included companies with:

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average assets of  $476 million;

•
average non-performing assets of 0.56% of total assets;

•
average loans of 68.4% of total assets;

•
average tangible equity of 15.3% of total assets; and

•
average core income of 0.54% of average assets.

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The appraisal was based in part upon Gouverneur Bancorp’s financial condition and results of operations, the effect of the additional capital that will be raised from the sale of common stock in this offering and an analysis of a peer group of ten publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Gouverneur Bancorp. The appraisal peer group consists of the companies listed below, all of which are traded on the Nasdaq Stock Market. Unless otherwise indicated below, total assets are as of March 31, 2023.
Company Name and Ticker Symbol	Headquarters	Total Assets
		(in millions)
1895 Bancorp of Wisconsin, Inc. (BCOW)	Greenfield, Wisconsin	$543(1)
Affinity Bancshares, Inc. (AFBI)	Covington, Georgia	932
Catalyst Bancorp, Inc. (CLST)	Opelousas, Louisiana	276
Cullman Bancorp, Inc. (CULL)	Cullman, Alabama	423(1)
Generations Bancorp NY, Inc. (GBNY)	Seneca Falls, New York	389
Home Federal Bancorp, Inc. of Louisiana (HFBL)	Shreveport, Louisiana	686
Mid-Southern Bancorp, Inc. (MSVB)	Salem, Indiana	266
PB Bankshares, Inc. (PBBK)	Coatesville, Pennsylvania	393
TC Bancshares, Inc. (TCBC)	Thomasville, Georgia	430(1)
Texas Community Bancshares, Inc. (TCBS)	Mineola, Texas	417(1)

(1)
As of December 31, 2022.

In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of Gouverneur Bancorp with the peer group. RP Financial advised the Board of Directors that the valuation analysis took into consideration that relative to the peer group slight downward adjustments were applied for profitability, growth and viability of earnings, primary market area and liquidity of the shares and a moderate downward adjustment was applied for marketing of the issue. RP Financial made no adjustments for financial condition, dividends, management and the effect of government regulations and regulatory reform.
The downward adjustment applied for profitability, growth and viability of earnings took into consideration Gouverneur Bancorp’s lower return on average assets ratio and less favorable efficiency ratio. The downward adjustment applied for primary market area took into consideration the less favorable demographic growth characteristics of Gouverneur Bancorp’s primary market area and the downward adjustment for liquidity of the shares took into consideration Gouverneur Bancorp’s lower pro forma market capitalization and shares outstanding. The downward adjustment for marketing of the issue took into consideration a general selloff that has occurred in the stocks of financial institutions.
Four measures that some investors use to analyze whether a stock might be a good investment are the ratios of the offering price to the issuer’s “book value” and “tangible book value” and the ratios of the offering price to the issuer’s earnings and “core earnings.” RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. For purposes of the appraisal, core earnings is defined as net earnings after taxes, excluding the after-tax portion of income from non-recurring items.
The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the twelve months ended March 31, 2023. Stock prices are as of May 8, 2023 as reflected in the appraisal report.

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	Price to Core Earnings Multiple(1)	Price to Book Value Ratio	Price to Tangible Book Value Ratio
Gouverneur Bancorp (pro forma):
Minimum	14.34x	35.10%	43.80%
Midpoint	16.73	39.87	49.33
Maximum	19.08	44.33	54.41
Peer group companies as of May 8, 2023:
Average	17.40x	71.06%	73.65%
Median	16.47	69.58	74.09

(1)
Price to core earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis through March 31, 2023. These ratios are different than presented in “Pro Forma Data.”

Compared to the average pricing ratios of the peer group, at the maximum of the offering range, our common stock would be priced at a premium of 9.7% to the peer group on a price-to-core earnings basis, a discount of 37.6% to the peer group on a price-to-book basis and a discount of 26.1% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis but less expensive than the peer group on a book value basis and a tangible book value basis.
Compared to the average pricing ratios of the peer group, at the minimum of the offering range, our common stock would be priced at a discount of 17.6% to the peer group on a price-to-core earnings basis, a discount of 50.6% to the peer group on a price-to-book basis and a discount of 40.5% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.
Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Federal Reserve Board regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Based upon the appraisal and the offering range, each existing stockholder of Gouverneur Bancorp will receive between 0.5342 shares and 0.7227 shares of Gouverneur Bancorp, Inc. common stock for each current share of Gouverneur Bancorp common stock they own, with a midpoint of 0.6284 shares. Based upon this exchange ratio, we expect to issue between 384,677 shares and 520,445 shares of Gouverneur Bancorp, Inc. common stock to the holders of Gouverneur Bancorp common stock outstanding immediately before the completion of the conversion and stock offering.
Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions that comprise our peer group, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you.
The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $10.00 purchase price after the offering.
Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.

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How We Intend to Use the Proceeds from the Stock Offering
We intend to invest at least 50% of the net proceeds from the stock offering in Gouverneur Savings and Loan Association, fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering and retain the remainder of the net proceeds from the stock offering at Gouverneur Bancorp, Inc. Therefore, assuming we sell 850,000 shares of common stock in the stock offering at the midpoint of the offering range resulting in net proceeds of $7.1 million, we intend to invest $3.5 million in Gouverneur Savings and Loan Association, loan $680,000 to our employee stock ownership plan to fund its purchase of shares of common stock, and retain the remaining $2.9 million of the net proceeds at Gouverneur Bancorp, Inc.
Gouverneur Bancorp, Inc. may use the funds it retains for investment in securities, to repurchase shares of common stock, to acquire other financial institutions or financial services companies, to pay cash dividends and for other general corporate purposes. Gouverneur Savings and Loan Association may use the proceeds it receives to support increased lending, enhance existing, or support growth and the development of, new products and services, or expand its branch network by establishing or acquiring new branches or by acquiring other financial institutions or financial services companies. We do not currently have any agreements or understandings regarding any acquisition transactions.
See “Use of Proceeds” for additional information on how we intend to use the proceeds from the stock offering.
Purchases by Directors and Executive Officers
We expect our directors and executive officers, together with their associates, to subscribe for 17,300 shares of common stock in the stock offering, representing 2.4% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the stock offering. Following the conversion and stock offering, our directors and executive officers, together with their associates, are expected to beneficially own 45,100 shares of common stock of Gouverneur Bancorp, Inc., or 4.1% of our total outstanding shares of common stock at the minimum of the offering range, which includes the shares of Gouverneur Bancorp, Inc. to be received in exchange for the shares of Gouverneur Bancorp that they currently own.
See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.
Market for the Common Stock
Gouverneur Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) under the symbol “GOVB.” Upon completion of the conversion and stock offering, shares of common stock of Gouverneur Bancorp, Inc. will be issued in exchange for the existing shares of Gouverneur Bancorp. We expect that Gouverneur Bancorp, Inc.’s common stock will be quoted on the OTCQB Marketplace (OTCQB) under the symbol “GOVB” following the completion of the conversion and stock offering. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the stock offering, but is under no obligation to do so.
Our Dividend Policy
Gouverneur Bancorp has historically paid a semi-annual cash dividend to its minority stockholders and, during the fiscal year ended September 30, 2022, Gouverneur Bancorp declared total cash dividends of $0.16 per share. In September 2001, Cambray Mutual Holding Company began waiving its receipt of dividends paid by Gouverneur Bancorp and, since that time, Cambray Mutual Holding Company has waived 33 of 45 semi-annual dividends paid by Gouverneur Bancorp. On a cumulative basis, Cambray Mutual Holding Company has waived approximately $6.4 million of dividends from Gouverneur Bancorp since September 2001.
Following completion of the stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic

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conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.
For information regarding our proposed dividend policy, see “Our Dividend Policy.” For information regarding our recent dividend payment history, see “Selected Consolidated Financial and Other Data” and “Market for the Common Stock.”
Benefits to Management and Potential Dilution to Stockholders Relating from the Conversion and Stock Offering
New Employee Stock Ownership Plan.   We do not currently maintain an employee stock ownership plan, but we intend to establish an employee stock ownership plan in connection with the conversion and stock offering. We expect our new employee stock ownership plan, a tax-qualified retirement plan for the benefit of the employees of Gouverneur Savings and Loan Association, to purchase up to 8% of the shares of common stock we sell in the stock offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to the approval of the Federal Reserve Board.
New Stock-Based Benefit Plan.   We intend to implement a new stock-based benefit plan no earlier than six months after completion of the conversion and stock offering. Stockholder approval of this plan would be required. We have not determined whether we would adopt the plan within or after 12 months following the completion of the conversion and stock offering. If we implement a stock-based benefit plan within 12 months following the completion of the conversion and stock offering, the stock-based benefit plan would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the stock offering for awards of restricted stock or restricted stock units to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the stock offering for issuance pursuant to the exercise of stock options by key employees and directors. If a stock-based benefit plan is adopted more than 12 months after the completion of the conversion and stock offering, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that would be reserved for issuance under the plan. We may fund our stock-based benefit plan through open market purchases.
The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under a new stock-based benefit plan if such plan reserves a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock or restricted stock unit awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.
	Number of Shares to be Granted or Purchased				Value of Grants(1)
	At Minimum of Offering Range	At Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Stock Offering	Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Maximum of Offering Range
Employee stock ownership plan	57,800	78,200	8.00%	—%(2)	$578	$782
Restricted stock awards	28,900	39,100	4.00	2.54	289	391
Stock options	72,250	97,750	10.00	6.13	358	484
Total	158,950	215,050	22.00%	8.37%	$1,225	$1,657

(1)
The actual value of restricted stock awards will be determined based on their fair value as of the date

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grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.95 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 3.48%; and expected volatility of 32.02%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)
No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

The following table presents information as of March 31, 2023 regarding our proposed employee stock ownership plan and our proposed stock-based benefit plan. The table below assumes that 1,497,945 shares are outstanding after the completion of the stock offering, which includes the sale of 977,500 shares in the stock offering at the maximum of the offering range and the issuance of shares of Gouverneur Bancorp, Inc. in exchange for shares of Gouverneur Bancorp based on an exchange ratio of 0.7227. It also assumes that the value of the common stock is $10.00 per share.
New Stock Benefit Plans	Participants	Shares at Maximum of Offering Range	Estimated Value of Shares	Percentage of Shares Outstanding After the Conversion and Stock Offering
Employee Stock Ownership Plan:	Officers and Employees
Shares to be purchased in the stock offering		78,200	$782,000	5.22%
Total		78,200	782,000	5.22
Restricted Stock Awards:	Directors, Officers and Employees
New shares of restricted stock		39,100	391,000(1)	2.61
Total		39,100	391,000	2.61
Stock Options:	Directors, Officers and Employees
New stock options		97,750	483,863(2)	6.53
Total		97,750	483,863(2)	6.53
Total of stock benefit plans		215,050	$1,656,863	14.36%

(1)
The value of restricted stock awards is based on the fair market value of our common stock as of the date grants are made. For purposes of this table, the fair market value of our common stock is assumed to be the same as the offering price of $10.00 per share.

(2)
The weighted-average fair value of stock options has been estimated at $4.95 per option, using the Black-Scholes option pricing model with the following assumptions: exercise price — $10.00; trading price on date of grant — $10.00; no dividend yield; expected option term — 10 years; expected volatility — 32.02%; and risk-free rate of return — 3.48%. The actual value of option grants will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

Dissenters’ Rights
Stockholders of Gouverneur Bancorp do not have dissenters’ rights in connection with the conversion and offering.
Differences in Stockholder Rights
As a result of the conversion, existing stockholders of Gouverneur Bancorp will become stockholders of Gouverneur Bancorp, Inc. The rights of stockholders of Gouverneur Bancorp, Inc. will be less than the

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rights stockholders currently have. The decrease in stockholder rights results from differences between the articles of incorporation and bylaws of Gouverneur Bancorp, Inc. and the articles of incorporation and bylaws of Gouverneur Bancorp and from distinctions between Maryland and federal law. The differences in stockholder rights under the articles of incorporation and bylaws of Gouverneur Bancorp, Inc. are not mandated by Maryland law but have been chosen by management as being in the best interests of the corporation and all of its stockholders. However, the provisions in Gouverneur Bancorp, Inc.’s articles of incorporation and bylaws may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult.
The differences in stockholder rights include the following:
•
supermajority voting requirements for certain business combinations and changes to some provisions of the articles of incorporation and bylaws;

•
limitation on the right to vote shares;

•
a majority of stockholders required to call special meetings of stockholders; and

•
greater lead time required for stockholders to submit business proposals or director nominations.

Income Tax Consequences
Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, and Gouverneur Bancorp, Inc. have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, regarding the material federal income tax consequences of the conversion and stock offering, and have received an opinion of Bonadio & Co., LLP regarding the material New York tax consequences of the conversion and stock offering. As a general matter, the conversion and stock offering will not be a taxable transaction for purposes of federal or state income taxes to Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc., persons eligible to subscribe in the subscription offering, or existing stockholders of Gouverneur Bancorp (except as to cash paid for fractional shares). Existing stockholders of Gouverneur Bancorp who receive cash in lieu of fractional shares of Gouverneur Bancorp, Inc. will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

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RISK FACTORS
You should consider carefully the following risk factors when deciding how to vote on the conversion and before purchasing shares of Gouverneur Bancorp, Inc. common stock.
Risks Related to Market Interest Rates
Changes in interest rates could reduce our profits and asset values.
Like most financial institutions, our profitability depends to a large extent upon our net interest income, which is the difference between our interest income on interest-earning assets, such as loans and securities, and our interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, our results of operations depend largely on movements in market interest rates and our ability to manage our interest-rate-sensitive assets and liabilities in response to these movements. Factors such as inflation, recession and instability in financial markets, among other factors beyond our control, may affect interest rates.
In a rising interest rate environment, we would expect that the rates on our deposits and borrowings would reprice upwards faster than the rates on our longer-term loans and investments, which would be expected to compress our interest rate spread and have a negative effect on our profitability. In addition, the high percentage of fixed rate loans in our one- to four-family residential real estate loan portfolio, which totaled 62.1% of our total loan portfolio at March 31, 2023, would also contribute to the negative effect on our profitability in a rising interest rate environment. Furthermore, increases in interest rates may adversely affect the ability of our borrowers to make loan repayments on adjustable-rate loans, as the interest owed on such loans would increase as interest rates increase. Conversely, decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce their borrowing costs. Under these circumstances, we are subject to reinvestment risk as we may have to redeploy such loan or securities proceeds into lower-yielding assets, which might also negatively impact our income.
If interest rates rise, we expect that our net portfolio value of equity would decrease. Net portfolio value of equity represents the present value of the expected cash flows from our assets less the present value of the expected cash flows arising from our liabilities. At March 31, 2023, assuming a 400-basis point increase in market interest rates, we estimate that our net portfolio value of equity would decrease by $13.4 million, or 25.9%.
Furthermore, the historically low interest rate environment in recent periods has contributed significantly to our loan growth, particularly in one- to four-family residential mortgage loans where refinance volume has been relatively high. The increase in market interest rates that we are now experiencing is likely to reduce our loan origination volume, particularly refinance volume, and/or reduce our interest rate spread, which would have a material adverse effect on our profitability and results of operations.
Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets, including the value of our available-for-sale investment securities and interest rate swap derivatives which generally decrease when market interest rates rise, and ultimately affect our earnings. During the six months ended March 31, 2023 and the year ended September 30, 2022, we incurred other comprehensive losses of $2.0 million and $3.7 million, respectively, related to net changes in unrealized holding losses in the available-for-sale investment securities portfolio and changes in the fair value of interest rate swap derivatives caused by the increase in market interest rates during the period.
Changes in the level of interest rates also may negatively affect our ability to originate real estate loans, the value of our assets, and our ability to realize gains from the sale of our assets, all of which ultimately affect our earnings. Also, our interest rate risk modeling techniques and assumptions likely may not fully predict or capture the impact of actual interest rate changes on our balance sheet or projected operating results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Interest Rate Risk Management.”

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Risks Related to Changes in our Executive Management Team
Our business and operations could be negatively affected by our transition to new executive management.
We depend upon our senior management team to direct our strategy and operations. Effective April 14, 2023, Charles C. Van Vleet, Jr., our former longtime President and Chief Executive Officer and a member of our board of directors, was appointed to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for our former President and Chief Executive Officer, who resigned effective as of that same date. We are currently working with a third party executive search firm to find our next President and Chief Executive Officer but currently expect that Mr. Van Vleet will continue to serve as our interim President and Chief Executive Officer through at least December 31, 2023. In addition, Kimberly A. Adams, who has served as our Vice President and Chief Financial Officer since 2010, currently intends to retire from this role in the spring of 2024, however, we believe that a current member of our internal accounting team is well-positioned to succeed Ms. Adams as our Chief Financial Officer following her retirement. The transition to a new executive management team may result in a gap in institutional knowledge relative to our existing management team. In addition, as with any change in personnel at a senior management level, there will be a period of transition as our next executive management team assimilates into their new roles. Although we expect that our next President and Chief Executive Officer will have extensive experience in the banking industry, we also anticipate that he or she will need time to develop a full understanding of the detailed operations of our institution, market area and customer base before he or she reaches full effectiveness. During this transition period, we could experience operational disruptions, and the implementation of our business strategy and growth plans could be negatively affected or delayed. As a result, our ability to successfully transition the operation of our company to new management, and to do so in a timely manner, may have a negative effect on our business results.
Risks Related to Our Recent Acquisition of Citizens Bank of Cape Vincent
We are subject to certain risks in connection with our recent acquisition of Citizens Bank of Cape Vincent.
On September 16, 2022, we acquired Citizens Bank of Cape Vincent, a New York-chartered stock commercial bank headquartered in Cape Vincent, New York and with two additional branch offices located in Chaumont and La Fargeville, New York. At the effective time of the merger, Citizens Bank of Cape Vincent was merged with and into Gouverneur Savings and Loan Association and each Citizens Bank of Cape Vincent stockholder became entitled to receive $1,056.11 in cash for each share of Citizens Bank of Cape Vincent common stock that they held at the effective time of the merger. Mergers and acquisitions, such as our acquisition of Citizens Bank of Cape Vincent, involve a number of risks and challenges, including (1) our ability to achieve planned synergies, such as projected cost savings resulting from increased scale, and to integrate the branches and operations we acquire, and the internal controls and regulatory functions of the acquired entity into our current operations and (2) the diversion of management’s attention from existing operations, despite management devoting sufficient time to the ordinary operations of the business, which may adversely affect our ability to successfully conduct our business and negatively impact our financial results. In September 2022, we completed a core processor conversion with respect to Citizens Bank of Cape Vincent’s former core processing platform. As a result of the core processor conversion, the former branch offices of Citizens Bank of Cape Vincent have been formally integrated into Gouverneur Savings and Loan Association’s operating platform, which has resulted in enhanced efficiencies for the combined institution.
It is possible that we could also acquire other banking institutions, other financial services companies or branches of financial institutions in the future. Acquisitions typically involve the payment of a premium over book and trading values and, therefore, may result in the dilution of our tangible book value per share. Our ability to engage in future mergers and acquisitions depends on various factors, including: (1) our ability to identify suitable merger partners and acquisition opportunities; (2) our ability to finance and complete transactions on acceptable terms and at acceptable prices; and (3) our ability to receive the necessary regulatory and, when required, stockholder approvals. Our inability to engage in an acquisition or merger for any of these reasons could have an adverse impact on the implementation of our business strategies.

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Risks Related to Recent Banking Industry Events
Financial challenges at other banking institutions could lead to disruptive and destabilizing deposit outflows, as well as an increase in FDIC deposit premiums, which could negatively impact our profitability and results of operations.
In March 2023, Silicon Valley Bank and Signature Bank experienced large deposit outflows, coupled with insufficient liquidity to meet withdrawal demands, resulting in the institutions being placed into FDIC receivership. Additionally in May 2023, First Republic Bank experienced similar circumstances which resulted in the institution being placed into FDIC receivership. The placement of these institutions into receivership has resulted in market disruption and increased concerns that diminished depositor confidence across the banking industry in general could lead to deposit outflows that could destabilize other institutions. At March 31, 2023, we had $54.9 million in available liquidity with the Federal Home Loan Bank of New York and $7.7 million in cash and cash equivalents, which was sufficient to cover 100% of our uninsured and uncollateralized deposits. Notwithstanding our significant liquidity, large deposit outflows could materially and adversely affect our financial condition and results of operations. Following the placement of Silicon Valley Bank and Signature Bank into FDIC receivership, the federal banking regulators also issued a joint statement providing that the losses to support the uninsured deposits of those banks would be recovered via a special assessment on banks. The announced special assessment, as well as any future additional special assessments, increases in assessment rates or required prepayments in FDIC insurance premiums, to the extent that they result in increased deposit insurance costs, would reduce our profitability.
Insufficient liquidity could impair our ability to fund operations and jeopardize our financial condition, growth and prospects.
We require sufficient liquidity to fund loan commitments, satisfy depositor withdrawal requests, make payments on our debt obligations as they become due, and meet other cash commitments. Liquidity risk is the potential that we will be unable to meet our obligations as they become due because of an inability to liquidate assets or obtain adequate funding at a reasonable cost, in a timely manner and without adverse conditions or consequences. Our sources of liquidity consist primarily of cash, assets readily convertible to cash (such as investment securities), increases in deposits, advances, as needed, from the Federal Home Loan Bank of New York, and other borrowings. Our access to funding sources in amounts adequate to finance our activities or on acceptable terms could be impaired by factors that affect our organization specifically or the financial services industry or economy in general. Any substantial, unexpected, and/or prolonged change in the level or cost of liquidity could impair our ability to fund operations and meet our obligations as they become due and could have a material adverse effect on our business, financial condition and results of operations.
Risks Related to Our Lending and Deposit Activities
Our emphasis on residential mortgage loans exposes us to lending risks.
At March 31, 2023, $106.1 million, or 84.5%, of our loan portfolio was secured by one- to four-family real estate and we intend to continue to make loans of this type after the offering. One- to four-family residential mortgage lending is generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. Declines in real estate values could cause some of our residential mortgages to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.
Increases in our non-residential loan portfolio could expose us to increased lending risks and related loan losses.
We supplement our residential mortgage loan originations by also originating higher yielding commercial real estate loans, construction loans and home equity loans and lines of credit. While we intend to continue to emphasize one- to four-family residential mortgage lending following the completion of the conversion and stock offering, we also intend to continue to focus on originating small business loans in our local market

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and on the origination of higher yielding non-residential loans to supplement our residential lending portfolio. We expect that any future increases in non-residential loans will be directly proportionate to increases in our residential loan portfolio, which will enable us to maintain the current overall composition of our loan portfolio. However, any increase in non-residential lending exposes us to greater lending risks, since these loans generally have more risk than the one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate loans and commercial loans depends on the successful management and operation of the borrower’s commercial properties and/or related businesses, their repayment can be affected by adverse conditions in the local, regional and national real estate market or economy. Further, unlike residential mortgage loans, commercial loans are typically secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may depreciate over time, may be more difficult to appraise or liquidate, and may be more susceptible to fluctuation in value at default. Because these loans also generally have relatively large balances, any charge-offs may be larger than those incurred with residential real estate loans.
If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
We maintain an allowance for loan losses, which is established through a provision for loan losses, that represents management’s best estimate of probable losses within the existing portfolio of loans. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of borrowers and the value of the real estate and other assets serving as collateral for the repayment of loans. In determining the adequacy of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustment may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Consequently, a problem with one or more loans could require us to significantly increase the level of our provision for loan losses. Management also recognizes that significant new growth in our loan portfolio, new loan products and the refinancing of existing loans can result in unseasoned loans that may not perform in a historical or projected manner and will increase the risk that our allowance may be insufficient to absorb losses without significant additional provisions.
The Financial Accounting Standards Board has delayed the effective date of the Current Expected Credit Loss, or CECL, standard. CECL will be effective for Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association on October 1, 2023. CECL will require financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and recognize the expected credit losses as allowances for credit losses. This will change the current method of providing allowances for loan losses that are incurred or probable, which would likely require us to increase our allowance for loan losses, and to greatly increase the types of data we would need to collect and review to determine the appropriate level of our allowance for credit losses. The day one CECL adjustment is expected to be between $400,000 and $450,000 and will be reflected in our financial statements for periods ending after October 1, 2023. Under the current method, there is no reserve calculated for the acquired Citizens Bank of Cape Vincent loans with the net discount covering the calculated reserve amount. According to current CECL guidance, prior discounts are not utilized to offset CECL reserves. We will continue to accrete all of the discount into income and the CECL reserve will be applied at adoption, with the adjustment coming from retained earnings.
In addition, bank regulators periodically review our allowance for loan losses and as a result of such reviews, we may decide to adjust our allowance for loan losses or recognize further loan charge-offs. However, regulatory agencies are not directly involved in the process of establishing the allowance for loan losses, as the process is our responsibility and any adjustment of the allowance is the responsibility of our management. Material additions to the allowance would materially decrease our net income and may have a material adverse effect on our financial condition, results of operations and capital.
We are subject to environmental liability risk associated with our lending activities or properties we own.
A significant portion of our loan portfolio is secured by real estate, and we could become subject to environmental liabilities with respect to one or more of these properties, or with respect to properties that we own in operating our business. During the ordinary course of business, we may foreclose on and take title to properties securing defaulted loans. If, in doing so, hazardous conditions or toxic substances are found

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on these properties, we may be liable for remediation costs, as well as for personal injury and property damage, civil fines and criminal penalties regardless of when the hazardous conditions or toxic substances first affected any particular property. Environmental laws may require us to incur substantial expenses to address unknown liabilities and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. Our policies, which require us to perform an environmental review before initiating any foreclosure action on non-residential real property, may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on us.
Municipal deposits are an important source of cost-effective funds for us, and a reduced level of such deposits may hurt our profits.
Municipal deposits are an important source of our cost-effective funds, and we intend to continue to solicit municipal deposits following the completion of the conversion and stock offering. As of March 31, 2023, GS&L Municipal Bank, the New York-chartered limited purpose commercial bank subsidiary of Gouverneur Savings and Loan Association, held $20.6 million in municipal deposits, consisting of public funds on deposit from local government entities domiciled in the State of New York. Given our use of these high-average balance municipal deposits as a source of spread income, our inability to retain such funds could have an adverse effect on our liquidity. In addition, our municipal deposits are primarily demand deposit accounts or short-term deposits and therefore are more volatile and sensitive to changes in interest rates. If we are forced to pay higher rates on our municipal deposits to retain those funds, or if we are unable to retain those funds, it could have an adverse effect our net income.
Risks Related to Economic Conditions
Inflation can have an adverse impact on our business and on our customers.
Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. Recently, there has been a rise in inflation and the Federal Reserve Board has raised certain benchmark interest rates in an effort to combat inflation. As discussed above under “— Risks Related to Market Interest Rates — Changes in interest rates could reduce our profits and asset values,” as inflation increases and market interest rates rise the value of our investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for floating rate instruments. In addition, inflation generally increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our noninterest expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us.
A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.
Local economic conditions have a significant impact on the ability of our borrowers to repay loans and the value of the collateral securing loans. A deterioration in economic conditions, especially local economic conditions, could have the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•
demand for our products and services may decline;

•
we may increase our allowance for loan losses;

•
loan delinquencies, problem assets and foreclosures may increase;

•
collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans; and

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•
the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us.

Historically, Fort Drum, a major U.S. Army installation located at the southern edge of our primary market area within Jefferson County, has played a significant role in our local economy, and future troop deployments or other changes in the U.S. Army’s staffing or utilization of Fort Drum could weaken economic activity in our primary market area. Moreover, a significant decline in general local, regional or national economic conditions caused by inflation, recession, acts of terrorism, a government shutdown, an outbreak of hostilities or other international or domestic calamities, unemployment or other factors beyond our control could further impact these local economic conditions and could further negatively affect the financial results of our banking operations. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance. Further, any decline in local economic conditions may have a greater effect on our earnings and capital than on the earnings and capital of larger financial institutions whose real estate loans are geographically diverse.
Many of the loans in our portfolio are secured by real estate. Deterioration in the real estate markets could negatively affect a borrower’s ability to repay their loan and the value of the collateral securing the loan. Real estate values are affected by various factors, including changes in general or regional economic conditions, governmental rules or policies, and natural disasters. If we are required to liquidate a significant amount of collateral during a period of reduced real estate values, our financial condition and profitability could be adversely affected.
We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.
We have relatively few loans outside of our market area and, as a result, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans. A return of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans, investments, and collateral securing our loans, and our ongoing operations, costs and profitability. Any of these negative events may result in higher than expected loan delinquencies, increase our levels of nonperforming and classified assets, and reduce demand for our products and services, which may cause us to incur losses and may adversely affect our capital, liquidity and financial condition.
Risks Related to Our Funding
We may be required to rely more heavily on wholesale funding strategies for funding and liquidity needs if we are unable to generate core deposits, which could have an adverse effect on our net interest margin and profitability.
We must maintain sufficient funds to respond to the needs of depositors and borrowers. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also receive funds from loan repayments, investment maturities and income on other interest-earning assets. While we emphasize generating transaction accounts, we cannot guarantee if and when this will occur. Moreover, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. If we are not able to maintain our lower-cost transactional deposits at a level necessary to fund our asset growth or deposit outflows, we may be forced seek other sources of funds, including other certificates of deposit, Federal Home Loan Bank advances, and lines of credit to meet the borrowing and deposit withdrawal requirements of our customers, which may be more expensive and have an adverse effect on our net interest margin and profitability. In addition, although we did not have any brokered deposits at March 31, 2023, we may utilize brokered deposits to fund loan growth in the future, which may be a more expensive source of funding and have an adverse effect on our net interest margin and profitability.
Risks Related to Competitive Matters
Our asset size and strong competition within our market area may limit our growth and profitability.
The financial services industry is highly competitive. Based on Federal Deposit Insurance Corporation data as of June 30, 2022 (the latest date for which published data is available), in addition to us and Citizens

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Bank of Cape Vincent, which we acquired in September 2022, eight financial institutions insured by the Federal Deposit Insurance Corporation operated banking offices in Jefferson County, New York, and seven financial institutions insured by the Federal Deposit Insurance Corporation operated banking offices in St. Lawrence County, New York. In addition to insured institutions, a variety of other financial services firms, particularly credit unions, as well as mortgage brokerage firms, finance companies, mutual funds, insurance companies, securities brokerage firms and, more recently, financial technology (or “fintech”) companies, also operate in our market area. Some of these entities are unregulated or less regulated non-banking entities, operating locally and elsewhere. Many of these competitors have substantially greater resources and higher lending limits than we have and offer certain services that we do not or cannot provide. In addition, some of our competitors offer loans with lower interest rates and fees on more attractive terms than loans we offer.
Our asset size makes it more difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments, after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Competition also makes it increasingly difficult and costly to attract and retain qualified employees. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. In addition, our smaller customer base may make it difficult to generate meaningful non-interest income from activities such as securities brokerage. Finally, institutions of our size are generally disproportionately affected by the continually increasing costs of complying with new banking and other regulations.
Our profitability depends upon our continued ability to successfully compete in our market area. If we must raise interest rates paid on deposits or lower interest rates charged on our loans due to competition, our net interest margin and profitability could be adversely affected.
Risks Related to Operational Matters
We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches, and we recently experienced a security event.
Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees and our own business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance.
Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations.
As a New York-chartered savings and loan association, Gouverneur Savings and Loan Association is subject to comprehensive regulations by the New York State Department of Financial Services with respect to cybersecurity matters and our cybersecurity risk profile. Additionally, in March 2022, the SEC published a new set of proposed cybersecurity disclosure rules for public companies, which, when finalized, will apply to Gouverneur Bancorp, Inc. and significantly increase SEC scrutiny of public companies’ cybersecurity-related business activities, decision-making processes, and the role of the board of directors in overseeing cybersecurity. Under the new rules, companies will be required to develop and maintain reasonable cybersecurity practices, describe those practices in public filings, explain how their senior leadership oversee those programs effectively, and report cybersecurity incidents in a way that provides appropriate information to shareholders. The comment period for the proposed rules ended on May 9, 2022, with

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hundreds of comments submitted, and it is unclear when the rules will be finalized or effective and to what extent the final rules will change from the proposed rules published in March 2022.
While we have established policies and procedures to prevent or limit the impact of system failures, interruptions and security breaches, including privacy breaches and cyber-attacks, there can be no assurance that such events will not occur or will be adequately addressed if they do. Although we take protective measures, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.
In the event of a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.
In addition, we outsource a majority of our data processing requirements to certain third-party providers. Accordingly, our operations are exposed to risk that these vendors will not perform in accordance with the contracted arrangements under service level agreements, or we also could be adversely affected if such an agreement is not renewed by the third party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not suffered any security breaches. In cases where a third party experienced a security event communicated to Gouverneur Savings and Loan Association, none of our systems or customer data were impacted or at risk. However, the existence of cyber-attacks or security breaches at third parties with access to our systems and customer data may not be disclosed to us by those parties in a timely manner.
We are a community bank and our ability to maintain our reputation is critical to the success of our business. The failure to do so may materially adversely affect our performance.
We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, all of which could adversely affect our business and operating results.
Risks Related to Accounting Matters
Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
In preparing our consolidated financial statements, our management is and will be required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by

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management include our evaluation of the adequacy of our allowance for loan losses and our determinations with respect to amounts owed for income taxes.
Changes in accounting standards could affect reported earnings.
The regulatory bodies responsible for establishing accounting standards, including the Financial Accounting Standards Board, the Securities and Exchange Commission and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of our consolidated financial statements. In some cases, we could be required to apply new or revised guidance retroactively. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations.
Risks Related to Laws and Regulations
Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
Gouverneur Savings and Loan Association is subject to extensive regulation, supervision and examination by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation, and Gouverneur Bancorp, Inc. will be subject to extensive regulation, supervision and examination by the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors of Gouverneur Savings and Loan Association, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.
Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are suspected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts. Failure to comply with these regulations could result in fines or sanctions, including restrictions on pursuing acquisitions or establishing new branches. The policies and procedures we have adopted that are designed to assist in compliance with these laws and regulations may not be effective in preventing violations of these laws and regulations. Furthermore, these rules and regulations continue to evolve and expand.
Monetary policies and regulations of the Federal Reserve Board could adversely affect our business, financial condition and results of operations.
In addition to being affected by general economic conditions, our earnings and growth are affected by the policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the money supply and credit conditions. Among the instruments used by the Federal Reserve Board to implement these objectives are open market purchases and sales of U.S. government securities, adjustments of the discount rate and changes in banks’ reserve requirements against bank deposits. These instruments

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are used in varying combinations to influence overall economic growth and the distribution of credit, bank loans, investments and deposits. Their use also affects interest rates charged on loans or paid on deposits.
The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to do so in the future. The effects of such policies upon our business, financial condition and results of operations cannot be predicted.
We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.
Gouverneur Bancorp, Inc. qualifies as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. For as long as it continues to be an emerging growth company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not emerging growth companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. As an emerging growth company, Gouverneur Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors audit our internal control over financial reporting. In addition, as an emerging growth company, we have elected to take advantage of the extended transition periods for adopting new or revised financial accounting standards until the date they are required to be adopted by private companies (however, if any new or revised financial accounting standards would not apply to private companies, we would not be able to delay their adoption). Accordingly, our financial statements may not be comparable to those of public companies that adopt new or revised financial accounting standards as of an earlier date. Investors may find our common stock less attractive since we have chosen to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
We are also a smaller reporting company, and even if we no longer qualify as an emerging growth company, any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies could make our common stock less attractive to investors.
In addition to qualifying as an emerging growth company, Gouverneur Bancorp, Inc. qualifies as a “smaller reporting company” under the federal securities laws. For as long as it continues to be a smaller reporting company, it may choose to take advantage of exemptions from various reporting requirements applicable to public companies that are not available to companies that are not smaller reporting companies, including, but not limited to, reduced financial disclosure obligations and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.
Risks Related to the Stock Offering and Share Exchange
The market value of Gouverneur Bancorp, Inc. common stock received in the share exchange may be less than the market value of Gouverneur Bancorp common stock exchanged.
The number of shares of Gouverneur Bancorp, Inc. common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and stock offering. The exchange ratio will be based on the percentage of Gouverneur Bancorp common stock held by the public before the completion of the conversion and stock offering, the final independent appraisal of Gouverneur Bancorp, Inc. common stock prepared by RP Financial, LC. and the number of shares of common stock sold in the stock offering. The exchange ratio will ensure that existing public stockholders of Gouverneur Bancorp common stock will own approximately the same percentage of Gouverneur Bancorp, Inc. common stock after the conversion and stock offering as they owned of Gouverneur Bancorp common stock immediately before the completion of the conversion and stock offering, exclusive of the effect of their

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purchase of additional shares in the stock offering and the receipt of cash in lieu of fractional shares. The exchange ratio will not depend on the market price of Gouverneur Bancorp common stock.
The exchange ratio ranges from a minimum of 0.5342 to a maximum of 0.7227 shares of Gouverneur Bancorp, Inc. common stock per share of Gouverneur Bancorp common stock. Shares of Gouverneur Bancorp, Inc. common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Gouverneur Bancorp common stock at the time of the exchange, the initial market value of the Gouverneur Bancorp, Inc. common stock that you receive in the share exchange could be less than the market value of the Gouverneur Bancorp common stock that you currently own. See “Proposal 1 — Approval of the Plan of Conversion — The Share Exchange Ratio for Current Stockholders.”
Risks Related to the Stock Offering
We do not have strong earnings and will have a relatively high capital level after the completion of the conversion and stock offering. We expect our return on equity will be low following the stock offering, which could negatively affect the trading price of our shares of common stock.
Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on average equity was 0% for the six months ended March 31, 2023 and 5.8% for the year ended September 30, 2022. Our average equity to average assets was 12.4% for the six months ended March 31, 2023 and 20.0% for the year ended September 30, 2022. At March 31, 2023, our total stockholders’ equity was $26.3 million. Assuming the completion of the conversion and stock offering, our pro forma stockholders’ equity at March 31, 2023 is estimated to range from $31.5 million at the minimum of the offering range to $33.8 million at the maximum of the offering range. We expect our return on equity to be lower than our peers unless and until we are able to leverage our capital including the additional capital from the stock offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plan we intend to adopt. Unless and until we can increase our earnings and leverage our capital, including the capital to be raised in the conversion and stock offering, we expect that our return on equity will be low, which may reduce the trading price of our shares of common stock.
The future price of our shares of common stock may be less than the $10.00 purchase price per share in the stock offering.
If you purchase shares of common stock in the stock offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the stock offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Gouverneur Bancorp, Inc. and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.
There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.
We expect that our common stock will be quoted on the OTCQB Marketplace (OTCQB) under the symbol “GOVB” upon the completion of the conversion and stock offering. The development of an active trading market depends on the existence of willing buyers and sellers, the presence of which is not within our control, or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock

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as a short-term investment. Purchasers of common stock in this offering should have long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the completion of the conversion and stock offering and may have an adverse impact on the price at which the common stock can be sold.
Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.
We intend to invest between $2.9 million and $4.2 million of the net proceeds of the stock offering in Gouverneur Savings and Loan Association. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the stock offering. Gouverneur Savings and Loan Association may use the net proceeds it receives to fund new loans, expand its retail banking franchise by establishing or acquiring new branches or by acquiring other financial institutions or other financial services companies, or for other general corporate purposes. However, except for funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.
Our stock-based benefit plan will increase our expenses and reduce our income.
We intend to adopt a new stock-based benefit plan after the conversion and stock offering, subject to stockholder approval, which will increase our annual compensation and benefit expenses when we grant stock options and stock awards under the new plan. The actual amount of these new expenses will depend on the number of options and stock awards granted under the plan, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt a stock-based benefit plan within 12 months following the conversion and stock offering, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plan would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt a stock-based benefit plan more than 12 months after the completion of the conversion and stock offering, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.
In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts. The expense in the first year following the stock offering for our employee stock ownership plan and for our new stock-based benefit plan, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $227,000 ($195,000 after tax) at the maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plan, see “Our Management — Benefits to be Considered Following Completion of the Conversion and Stock Offering.”
The implementation of a stock-based benefit plan may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.
We intend to adopt a new stock-based benefit plan following the conversion and stock offering. This plan may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund this plan will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plan through open market purchases, stockholders would experience a 6.13% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount

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equal to 10% of the shares sold in the stock offering, and all such stock options are exercised, and a 2.54% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the stock offering. Such dilution would also reduce earnings per share. If we adopt the plan more than 12 months following the conversion and stock offering, the new stock-based benefit plan would not be subject to these limitations and stockholders could experience greater dilution.
Although the implementation of a new stock-based benefit plan would be subject to stockholder approval, historically, the overwhelming majority of stock-based benefit plans adopted following a mutual-to-stock conversion have been approved by stockholders.
We have not determined when we will adopt a new stock-based benefit plan. Stock-based benefit plans adopted more than 12 months following the completion of the conversion and stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.
If we adopt a stock-based benefit plan more than 12 months following the completion of the conversion and stock offering, then grants of shares of common stock or stock options under the plan may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. A stock-based benefit plan that provides for awards in excess of these amounts would increase our costs beyond the amounts estimated in “— Our stock-based benefit plan will increase our expenses and reduce our income.” A plan that provides for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “— The implementation of a stock-based benefit plan may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of a stock-based benefit plan would be subject to stockholder approval, the timing of the implementation of such plan will be at the discretion of our board of directors.
Various factors may make takeover attempts more difficult to achieve.
Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire control of Gouverneur Bancorp, Inc. without our board of directors’ approval. Under regulations applicable to the conversion and stock offering, for a period of three years following completion of the conversion and stock offering, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a savings and loan holding company, such as Gouverneur Bancorp, Inc. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of Gouverneur Bancorp, Inc. without the consent of our board of directors. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws could result in our being less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of Gouverneur Bancorp, Inc.” and “Our Management — Benefits to be Considered Following the Completion of the Conversion and Stock Offering.”
Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.
The articles of incorporation of Gouverneur Bancorp, Inc. provide that, unless Gouverneur Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Gouverneur Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Gouverneur Bancorp, Inc. to Gouverneur Bancorp, Inc. or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the

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internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision, which does not apply to claims arising under the federal securities laws, may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Gouverneur Bancorp, Inc. and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.
You may not revoke your decision to purchase Gouverneur Bancorp, Inc. common stock in the subscription offering or any community offering after you send us your order.
Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription offering and in any community offering will be held by us until the completion or termination of the conversion and stock offering, including any extension of the expiration date and consummation of any syndicated community offering. Because completion of the conversion and stock offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, LC, among other factors, there may be one or more delays in completing the conversion and stock offering. Orders submitted in the subscription offering and in any community offering are irrevocable, and purchasers will have no access to their funds unless the stock offering is terminated, or extended beyond November 4, 2023, or the number of shares to be sold in the stock offering is increased to more than 977,500 shares or decreased to less than 722,500 shares.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:
•
statements of our beliefs, goals, intentions and expectations;

•
statements regarding our business plans, prospects, growth and operating strategies;

•
statements regarding the quality of our loan and investment portfolios; and

•
estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:
•
general economic conditions, either nationally or in our market areas, that are worse than expected including as a result of employment levels and labor shortages, and the effects of inflation, a potential recession or slowed economic growth caused by supply chain disruptions or otherwise;

•
changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses;

•
our ability to access cost-effective funding;

•
fluctuations in real estate values and both residential and commercial real estate market conditions;

•
demand for loans and deposits in our market area;

•
deposit outflows and our ability to successfully manage liquidity;

•
our ability to implement and change our business strategies;

•
competition among depository and other financial institutions;

•
inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations or prepayments on loans we have made and make;

•
adverse changes in the securities or secondary mortgage markets;

•
changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements and insurance premiums;

•
changes in the quality or composition of our loan or investment portfolios;

•
technological changes that may be more difficult or expensive than expected;

•
the inability of third-party providers to perform as expected;

•
our ability to manage market risk, credit risk and operational risk in the current economic environment;

•
our ability to enter new markets successfully and to capitalize on growth opportunities;

•
our ability to ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire, including those recently acquired from Citizens Bank of Cape Vincent, and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

•
changes in consumer spending, borrowing and savings habits;

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•
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•
our ability to attract and retain key employees; and

•
changes in financial condition, results of operations or future prospects of issuers of securities that we own.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.
Further information on other factors that could affect us are included in the section of this proxy statement/prospectus captioned “Risk Factors.”

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information as of March 31, 2023 and 2022 and for the six months then ended is derived in part from the unaudited consolidated financial statements that appear in this proxy statement/prospectus. The information as of September 30, 2022 and 2021 and for the years then ended is derived in part from the audited consolidated financial statements that appear in this proxy statement/prospectus. The information presented below reflects Gouverneur Bancorp on a consolidated basis and does not include the financial condition, results of operations or other data of Cambray Mutual Holding Company.
As described elsewhere in this proxy statement/prospectus, on September 16, 2022, we acquired Citizens Bank of Cape Vincent, a New York-chartered stock commercial bank headquartered in Cape Vincent, New York. The results of operation and other financial data of Citizens Bank of Cape Vincent are not included in the table below for the periods prior to the acquisition date and, therefore, the results of operations and other financial data for these prior periods are not comparable in all respects and may not be predictive of future results.
For additional information about Citizens Bank of Cape Vincent, you should read the consolidated financial statements of Citizens Bank of Cape Vincent, as well as the unaudited pro forma condensed consolidated information, included in Annex A and Annex B to this proxy statement/prospectus.
	At March 31,	At September 30,
	2023	2022	2021
	(In thousands)
Selected Financial Condition Data:
Total assets	$205,196	$213,019	$134,922
Time deposits in other financial institutions	723	718	—
Securities available for sale	49,447	49,645	24,614
Securities held to maturity	1	1	2
Loans held for sale	—	—	200
Loans receivable, net	124,395	125,111	86,147
Premises and equipment, net	3,192	3,155	2,397
Foreclosed real estate	58	75	276
Core deposit intangible	2,311	2,542	—
Goodwill	3,956	3,956	—
Federal Home Loan Bank and Atlantic Community Bankers Bank stock, at cost	1,277	895	770
Bank owned life insurance	6,911	6,841	6,704
Deposits	165,896	183,951	100,754
Borrowings	8,900	—	—
Stockholders’ equity	26,339	24,829	27,402

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	For the Six Months Ended March 31,		For the Years Ended September 30,
	2023	2022	2022	2021
	(In thousands)
Selected Operating Data:
Interest income	$4,032	$2,160	$4,547	$4,467
Interest expense	99	158	268	365
Net interest income	3,933	2,002	4,279	4,102
Provision for loan losses	62	31	61	18
Net interest income after provision for loan losses	3,871	1,971	4,218	4,084
Noninterest income (loss)(1)	(371)	1,450	2,805	2,093
Noninterest expense	3,608	2,489	5,104	5,007
Income (loss) before income tax expense	(108)	932	1,919	1,170
Income tax (benefit) expense	(108)	145	392	(86)
Net income (loss)	$—	$787	$1,527	$1,256
Earnings per share – basic	$—	$0.39	$0.75	$0.62
Earnings per share – diluted	$—	$0.39	$0.75	$0.62
	At or for the Six Months Ended March 31,		At or For the Years Ended September 30,
	2023	2022	2022	2021
Performance Ratios(2):
Return on average assets	0.00%	1.22%	1.16%	0.98%
Return on average equity	0.00%	5.81%	5.79%	4.62%
Interest rate spread(3)	4.30%	3.40%	3.55%	3.54%
Net interest margin(4)	4.32%	3.49%	3.62%	3.65%
Noninterest expense to average assets	3.51%	3.85%	3.87%	3.89%
Efficiency ratio(5)	101.29%	72.10%	72.05%	80.82%
Average interest-earning assets to average interest-bearing liabilities	115.06%	133.43%	131.87%	134.92%
Capital Ratios(6):
Average equity to average assets	12.36%	20.95%	19.99%	21.11%
Total capital to risk-weighted assets(7)	20.14%	36.03%	19.90%	35.15%
Tier 1 capital to risk-weighted assets(7)	19.54%	35.25%	19.36%	34.35%
Common equity tier 1 capital to risk-weighted assets(7)	19.54%	35.25%	19.36%	34.35%
Tier 1 capital to average assets(7)	10.73%	21.24%	15.79%	19.76%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans(8)	0.75%	0.69%	0.71%	0.72%
Allowance for loan losses as a percentage of non-performing loans	79.88%	139.86%	100.49%	167.57%
Net (charge-offs) recoveries to average outstanding loans during the year	(0.006)%	(0.049)%	(0.066)%	(0.034)%
Non-performing loans as a percentage of total loans(8)	0.94%	0.49%	0.71%	0.43%
Non-performing loans as a percentage of total assets	0.44%	0.46%	0.33%	0.48%
Total non-performing assets as a percentage of total assets	0.44%	0.46%	0.33%	0.48%

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	At or for the Six Months Ended March 31,		At or For the Years Ended September 30,
	2023	2022	2022	2021
Other:
Number of offices	5	2	5	2
Number of full-time equivalent employees	46	27	44	30

(1)
Gouverneur Bancorp uses derivative instruments as a risk management tool and has entered into several interest rate swap agreements whereby it pays a fixed rate and receives a variable rate on a notional amount. The notional amount of the swap agreements at March 31, 2023, September 30, 2022 and 2021, was $7.0 million, $18.0 million and $18.0 million, respectively. Gouverneur Bancorp enters into these arrangements to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current year earnings. Amounts recognized in earnings as noninterest gain (loss) for the six months ended March 31, 2023 and 2022 were $(823,000) and $1.1 million, respectively. Amounts recognized in earnings as noninterest gain for the years ended September 30, 2022 and 2021 were $2.2 million and $943,000, respectively. The gain is the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates.

(2)
Ratios at and for the six months ended March 31, 2023 and 2022 are annualized.

(3)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)
Represents net interest income as a percentage of average interest-earning assets.

(5)
Represents noninterest expenses divided by the sum of net interest income and noninterest income.

(6)
Ratios are for Gouverneur Savings and Loan Association.

(7)
The acquisition of Citizens Bank of Cape Vincent, which was completed in September 2022, caused assets to increase in greater proportion than regulatory capital, which resulted in an immediate reduction in capital ratios for Gouverneur Savings and Loan Association as of the effective date of the acquisition.

(8)
Total loans exclude loans held for sale and acquired loans.

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RECENT DEVELOPMENTS
The following tables set forth selected consolidated financial and other data of Gouverneur Bancorp at the dates and for the periods indicated. The financial information at June 30, 2023 and for the three months and nine months ended June 30, 2023 and 2022 is not audited but, in the opinion of management, includes all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three months and nine months ended June 30, 2023 and 2022 are not necessarily indicative of the results of operations that may be expected for the entire year or any other period. The financial information at September 30, 222 is derived from, and should be read together with, the consolidated financial statements and related notes appearing elsewhere in this proxy statement/prospectus.
	At June 30, 2023	At September 30, 2022
	(In thousands)
Selected Financial Condition Data:
Total assets	$203,141	$213,019
Cash and cash equivalents	7,730	14,344
Time deposits in other financial institutions	728	718
Securities available for sale	47,229	49,645
Securities held to maturity	1	1
Loans receivable, net	125,062	125,111
Premises and equipment, net	3,137	3,155
Foreclosed real estate	132	75
Core deposit intangible	2,195	2,542
Goodwill	3,956	3,956
Federal Home Loan Bank and Atlantic Community Bankers Bank stock, at cost	1,393	895
Bank owned life insurance	6,947	6,841
Deposits	160,619	183,951
Borrowings	11,990	—
Stockholders’ equity	$26,254	$24,829
	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except per share data)
Selected Operating Data:
Interest income	$2,033	$1,087	$6,065	$3,247
Interest expense	187	64	286	222
Net interest income	1,846	1,023	5,779	3,025
Provision for loan losses	30	15	92	46
Net interest income after provision for loan losses	1,816	1,008	5,687	2,979
Noninterest income (loss)(1)	275	575	(96)	2,025
Noninterest expense	1,847	1,182	5,455	3,671
Income before income tax expense	244	401	136	1,333
Income tax (benefit) expense	12	62	(96)	207
Net income	$232	$339	$232	$1,126
Earnings per share – basic	$0.11	$0.17	$0.11	$0.55
Earnings per share – diluted	$0.11	$0.17	$0.11	$0.55

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	At or for the Three Months Ended June 30,		At or for the Nine Months Ended June 30,
	2023	2022	2023	2022
Performance Ratios(2):
Return on average assets	0.45%	1.06%	0.15%	1.17%
Return on average equity	3.55	5.30	1.21	5.65
Interest rate spread(3)	4.06	3.48	4.23	3.43
Net interest margin(4)	4.13	3.55	4.26	3.51
Noninterest expense to average assets	3.61	3.69	3.54	3.80
Efficiency ratio(5)	0.87	0.74	0.96	0.73
Average interest-earning assets to average interest-bearing liabilities	116.59%	131.81%	115.56%	132.88%
Capital Ratios(6):
Average equity to average assets	12.77%	19.99%	12.46%	20.63%
Total capital to risk-weighted assets(7)		35.71		35.71
Tier 1 capital to risk-weighted assets(7)		34.93		34.93
Common equity tier 1 capital to risk-weighted assets(7)		34.93		34.93
Tier 1 capital to average assets(7)		20.91%		20.91%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans(8)	0.66%	0.71%	0.66%	0.71%
Allowance for loan losses as a percentage of non-performing loans	139.72	114.89	139.72	114.89
Net (charge-offs) recoveries to average outstanding loans during the period	0.09	0.06	0.09	0.06
Non-performing loans as a percentage of total loans(8)	0.47	0.62	0.47	0.62
Non-performing loans as a percentage of total assets	0.21	0.42	0.21	0.42
Total non-performing assets as a percentage of total assets	0.28%	0.49%	0.28%	0.49%
Other:
Number of offices	5	2	5	2
Number of full-time equivalent employees	48	30	48	30

(1)
Gouverneur Bancorp uses derivative instruments as a risk management tool and has entered into several interest rate swap agreements whereby it pays a fixed rate and receives a variable rate on a notional amount. The notional amount of the swap agreements at June 30, 2023 and September 30, 2022 was $5.5 million and $18.0 million, respectively. Gouverneur Bancorp enters into these arrangements to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current period earnings. Amounts recognized in earnings as noninterest gain (loss) for the three and nine months ended June 30, 2023 were $40,000 and $(783,000), respectively, as compared to $434,000 and $1.5 million for the three and nine months ended June 30, 2022, respectively. The gains and losses are the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates.

(2)
Ratios are annualized.

(3)
Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(4)
Represents net interest income as a percentage of average interest-earning assets.

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(5)
Represents noninterest expenses divided by the sum of net interest income and noninterest income.

(6)
Ratios are for Gouverneur Savings and Loan Association.

(7)
The acquisition of Citizens Bank of Cape Vincent, which was completed in September 2022, caused assets to increase in greater proportion than regulatory capital, which resulted in an immediate reduction in capital ratios for Gouverneur Savings and Loan Association as of the effective date of the acquisition.

(8)
Total loans exclude loans held for sale and acquired loans.

Comparison of Financial Condition at June 30, 2023 and September 30, 2022
Total assets decreased by $9.9 million, or 4.64%, to $203.1 million at June 30, 2023 from $213.0 million at September 30, 2022. The decrease in assets was primarily due to decreases in cash and cash equivalents of $6.6 million, acquired loans of $3.7 million, and securities of $2.4 million, partially offset by an increase in originated loans of $3.7 million and an increase in Federal Home Loan Bank stock of $500,000.
Cash and cash equivalents decreased by $6.6 million, or 46.11%, to $7.7 million at June 30, 2023 from $14.3 million at September 30, 2022. The decrease in cash and cash equivalents can be primarily attributed to a decrease in deposits resulting from a $4.9 million deposit, which was deposited by a customer during the year ended September 30, 2022 in connection with the sale of the customer’s business, and the subsequent withdraw of $5.1 million in deposits by the same customer in October 2022 to disburse proceeds from the sale of the business to the stakeholders of the sold business, as well as a seasonal outflow of customer deposits of $1.5 million.
Loans receivable, net of the allowance for loan losses, decreased by $49,000, or 0.04%, to $125.1 million at June 30, 2023 from $125.1 million at September 30, 2022. The decrease in loans receivable, net of the allowance for loan losses, was primarily due a decrease in net loans acquired from Citizens Bank of Cape Vincent of $2.7 million offset by an increase in newly originated loans of $3.7 million.
Securities available for sale decreased by $2.4 million, or 4.87%, to $47.2 million at June 30, 2023 from $49.6 million at September 30, 2022. The decrease was primarily due to principal paydowns and maturities, partially offset by an increase in the market value on the portfolio.
Foreclosed real estate increased to $132,000 at June 30, 2023 from $75,000 at September 30, 2022 due to the addition of foreclosures delayed by now expired foreclosure moratoriums that were previously enacted during the COVID-19 pandemic.
Total deposits decreased by $23.3 million, or 12.68%, to $160.6 million at June 30, 2023 from $184.0 million at September 30, 2022. The decrease in deposits can primarily be attributed to a $4.9 million deposit, which was deposited by a customer during the year ended September 30, 2022 in connection with the sale of the customer’s business, and the subsequent withdrawal of $5.1 million in deposits by the same customer in October 2022 to disburse proceeds from the sale of the business to the stakeholders of the sold business, as well as a seasonal outflow of customer deposits of $1.5 million. Uninsured deposits, which are the portion of deposit accounts that exceed the FDIC insurance limit, currently set at $250,000 per insured account, were approximately $37.6 million at June 30, 2023 and $46.8 million at September 30, 2022. Municipal deposits held at GS&L Municipal Bank accounted for approximately $17.4 million and $20.4 million of the uninsured deposits at June 30, 2023 and September 30, 2022, respectively. At June 30, 2023, we had $52.5 million in available liquidity with the Federal Home Loan Bank of New York and $7.7 million in cash and cash equivalents, which was sufficient to cover 100% of our uninsured and uncollateralized deposits. Municipal deposits held by GS&L Municipal Bank are fully collateralized by available for sale government and collateralized mortgage obligation securities.
There were $12.0 million in Federal Home Loan Bank advances at June 30, 2023 and no advances at September 30, 2022. The increase in advances was primarily due to the decrease in total deposits and was used to fund operations.
Stockholders’ equity increased by $1.4 million, or 5.74%, to $26.3 million at June 30, 2023 from $24.8 million at September 30, 2022. The increase in shareholders’ equity was primarily a result of an

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increase to a market value adjustment on the securities portfolio included in the accumulated other comprehensive income component.
Results of Operations for the Three Months Ended June 30, 2023 and 2022
Financial Highlights
Net income for the three months ended June 30, 2023 was $232,000 compared to net income of $339,000 for the three months ended June 30, 2022. Net income for the three months ended June 30, 2023 was lower than the three months ended June 30, 2022 primarily due to a $394,000 decrease in the unrealized gain on interest rate swap agreements as of June 30, 2023.
Net Interest Income
Net interest income totaled $1.8 million for the three months ended June 30, 2023, as compared to $1.0 million for the three months ended June 30, 2022. The increase in net interest income of $800,000, or 80.42%, was primarily due to the addition of $558,000 in interest income from loans and $334,000 in interest income from securities.
Interest income increased by $1.0 million, or 86.98%, for the three months ended June 30, 2023 due to an increase in average interest earning assets of $63.5 million, or 54.82%, resulting from the acquisition of Citizens Bank of Cape Vincent. Interest expense increased by $123,000, or 191.85%, due to the increase in interest expense of Federal Home Loan Bank borrowings offset by the income earned on swap agreements hedged against certain borrowings and deposits. Net interest margin increased by 58 basis points, or 0.58%, during the three months ended June 30, 2023 to 4.13% compared to 3.55% for the three months ended June 30, 2022 driven primarily by an increase in interest earning asset yields resulting from the acquisition of Citizens Bank of Cape Vincent and an increase in market rates.
Provision for Loan Losses
Management recorded loan loss provisions of $30,000 and $15,000 for the three months ended June 30, 2023 and 2022, respectively. The increase in provision level was primarily attributed to expected charge-offs of residential mortgages. Although the COVID-19 pandemic and the resulting recession has impacted the local economy, we have not experienced any significant deterioration of our borrowers’ ability to keep current in accordance with the terms of their obligations. Based on a review of the loans that were in the loan portfolio at June 30, 2023, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.
Non-performing loans were $560,000 and $693,000 at June 30, 2023 and September 30, 2022, respectively. At June 30, 2023, non-performing loans consisted primarily of residential mortgage loans. Non-performing loans included troubled debt restructurings of $19,000 and $20,000, respectively, as of June 30, 2023 and September 30, 2022.

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Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Three Months Ended June 30,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Service charges and fees	$79	$72	$7	10.90%
Earnings on investment in life insurance	35	34	1	3.69
Earnings (losses) on deferred fees plan	8	(29)	37	128.43
Unrealized gains on swap agreement	40	434	(394)	90.78
Earnings on MPF & MAP program	10	11	(1)	6.28
Other	103	53	50	92.45%
Total noninterest income (loss)	$275	$574	(300)
The decrease in total non-interest income was primarily due to the reduction in the unrealized gain on swap agreements resulting from fluctuations with long term bond rates and projected short-term rates. The unrealized gain on swap agreements was $40,000 at June 30, 2023 compared to an unrealized gain of $434,000 at June 30, 2022.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Three Months Ended June 30,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Salaries and employee benefits	$911	$531	$380	71.49%
Directors’ fees	71	73	(2)	2.83
Earnings on deferred fees plan	8	(29)	37	128.43
Occupancy expense	237	156	81	52.23
Data processing	115	64	51	79.32
Postage and supplies	37	20	17	86.14
Professional fees	131	156	(25)	16.03
Foreclosed assets, net	(14)	(11)	(3)	26.55
CDI amortization & deposit premium expense	115	—	115	100.00
Acquisition-related expenses	—	70	(70)	100.00
Other	236	152	84	55.97%
Total noninterest expense	$1,847	$1,182	$665
The increase in total noninterest expense included a $380,000 increase in salaries and employee benefits from June 30, 2022 to June 30, 2023, due to the 2023 addition of fifteen employees from the former Citizens Bank of Cape Vincent. There was also a $115,000 core deposit intangible amortization and deposit premium expense at June 30, 2023 compared to $0 at June 30, 2022. The core deposit intangible and deposit premium were recorded as a result of the acquisition of Citizens Bank of Cape Vincent.
Income Taxes
Gouverneur Bancorp recorded income tax expense of $12,000 for the three months ended June 30, 2023 and income tax expense of $62,000 for the three months ended June 30, 2022. The decrease in income

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tax expense resulted from an increase in tax-exempt municipal bond interest income and a decrease in pre-tax book income. Gouverneur Bancorp’s effective income tax rates were 5.08% and 15.22% for the three months ended June 30, 2023 and 2022, respectively.
Results of Operations for the Nine Months Ended June 30, 2023 and 2022
Financial Highlights
Net income for the nine months ended June 30, 2023 was $232,000 compared to net income of $1.1 million for the nine months ended June 30, 2022. Net income for the nine months ended June 30, 2023 was lower than the nine months ended June 30, 2022 primarily due to a $2.3 million decrease in the unrealized gain on interest rate swap agreements as of June 30, 2023.
Net Interest Income
Net interest income totaled $5.8 million for the nine months ended June 30, 2023, as compared to $3.0 million for the nine months ended June 30, 2022. The increase in net interest income of $2.8 million, or 91.04%, was primarily due to the addition of $1.1 million in interest income from loans and $917,000 in interest income from securities acquired from Citizens Bank of Cape Vincent.
Interest income increased by $2.8 million, or 86.79%, for the nine months ended June 30, 2023 due to an increase in average interest earning assets of $66.8 million, or 36.79%, resulting from the acquisition of Citizens Bank of Cape Vincent. Interest expense increased by $64,000, or 28.83%, due to a $178,000 increase in interest expense on borrowings partially offset by a $76,000 income from swaps hedged against certain borrowings and deposits. Net interest margin increased by 75 basis points, or 121.37%, during the nine months ended June 30, 2023 to 4.26% compared to 3.51% for the nine months ended June 30, 2022 driven primarily by an increase in interest earning asset yields resulting from the acquisition of Citizens Bank of Cape Vincent and an increase in market interest rates.
Provision for Loan Losses
Management recorded loan loss provisions of $92,000 and $46,000 for the nine months ended June 30, 2023 and 2022, respectively. The increase in provision level was primarily attributed to expected charge-offs of residential mortgages. Although the COVID-19 pandemic and the resulting recession has impacted the local economy, we have not experienced any significant deterioration of our borrowers’ ability to keep current in accordance with the terms of their obligations. Based on a review of the loans that were in the loan portfolio at June 30, 2023, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.
Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Nine Months Ended June 30,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Service charges and fees	$248	$201	$47	23.38%
Net gain (loss) on sale of securities	(661)	—	(661)	100
Net gain on swap unwound	654	—	654	100
Earnings on investment in life insurance	106	102	4	3.92
Earnings (losses) on deferred fees plan	49	(26)	75	288.46
Unrealized gains (loss) on swap agreement	(783)	1,527	(2,310)	151.28
Earnings on the MPF & MAP program	31	47	(16)	34.05
Other	260	174	86	49.43
Total noninterest income (loss)	$(96)	$2,025	$(2,121)

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The decrease in total non-interest income was primarily due to the unrealized loss on swap agreements resulting from fluctuations in long term bond rates and projected short-term rates. The unrealized loss on swap agreements was $0.8 million at June 30, 2023 compared to an unrealized gain of $1.5 million at June 30, 2022.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Nine Months Ended June 30,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Salaries and employee benefits	$2,587	$1,660	$927	55.84%
Directors’ fees	214	206	8	3.88
Earnings (losses) on deferred fees plan	49	(26)	75	288.46
Occupancy expense	749	482	267	55.39
Data processing	342	194	148	76.29
Postage and supplies	118	50	68	136.00
Professional fees	357	208	149	71.63
Foreclosed assets, net	18	2	16	800.00
CDI amortization & deposit premium expense	344	—	344	100.00
Acquisition-related expenses	—	444	(444)	100.00
Other	677	451	226	50.11
Total noninterest expense	$5,455	$3,671	$1,784
The increase in total noninterest expense included a $927,000 and $267,000 increase in salaries and employee benefits and occupancy expense, respectively, from June 30, 2022 to June 30, 2023 due to the addition of fifteen employees from the former Citizens Bank of Cape Vincent. There was also a $344,000 core deposit intangible amortization and deposit premium expense at June 30, 2023 compared to $0 at June 30, 2022. The core deposit intangible and deposit premium were recorded as a result of the acquisition of Citizens Bank of Cape Vincent.
Income Taxes
Gouverneur Bancorp recorded an income tax benefit of $96,000 for the nine months ended June 30, 2023 and an income tax expense of $207,000 for the nine months ended June 30, 2022. The decrease in income tax expense resulted from an increase in tax-exempt municipal bond interest income and a decrease in pre-tax book income. Gouverneur Bancorp’s effective income tax rates were (70.59%) and 15.22% for the nine months ended June 30, 2023 and 2022, respectively.

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SPECIAL MEETING OF GOUVERNEUR BANCORP STOCKHOLDERS
Date, Place, Time and Purpose
Gouverneur Bancorp’s board of directors is sending you this document to request that you allow your shares of Gouverneur Bancorp to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Gouverneur Bancorp board of directors will ask you to vote on a proposal to approve the plan of conversion. You will also be asked to vote on informational provisions regarding Gouverneur Bancorp, Inc.’s articles of incorporation. You also may be asked to vote on a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the plan of conversion. The special meeting will be held at Gouverneur Bancorp’s main office located at 42 Church Street, Gouverneur, New York 13642 at 1:00 p.m., Eastern time, on September 29, 2023.
Who Can Vote at the Meeting
You are entitled to vote your Gouverneur Bancorp common stock if our records show that you held your shares as of the close of business on July 31, 2023. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.
As of the record date, there were 2,031,377 shares of Gouverneur Bancorp common stock outstanding, of which Cambray Mutual Holding Company owned 1,311,222 shares.
Attending the Meeting
If you are a stockholder as of the close of business on July 31, 2023, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Gouverneur Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Vote Required
The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Proposal 1: Approval of the Plan of Conversion.   To be approved, the plan of conversion requires the affirmative vote of at least two-thirds of the outstanding shares of Gouverneur Bancorp common stock, including the shares held by Cambray Mutual Holding Company, and the affirmative vote of a majority of the votes eligible to be cast at the meeting, excluding shares of Cambray Mutual Holding Company. Abstentions and broker non-votes will have the same effect as a vote against the plan of conversion.
Informational Proposals 2 and 3: Approval of Certain Provisions in Gouverneur Bancorp, Inc.’s Articles of Incorporation.   While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.
Proposal 4: Approval of the Adjournment of the Special Meeting.   We must obtain the affirmative vote of the majority of the shares represented at the special meeting and entitled to vote to adjourn the special

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meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.
Shares Held by Cambray Mutual Holding Company and Our Officers and Directors
As of July 31, 2023, Cambray Mutual Holding Company beneficially owned 1,311,222 shares of Gouverneur Bancorp common stock. This equals 64.5% of our outstanding shares. Cambray Mutual Holding Company intends to vote all of its shares in favor of the plan of conversion.
As of July 31, 2023, the directors and executive officers of Gouverneur Bancorp (and their affiliates), as a group, beneficially owned 52,047 shares of Gouverneur Bancorp common stock, representing 2.6% of the outstanding shares of Gouverneur Bancorp common stock and 6.7% of the shares held by persons other than Cambray Mutual Holding Company as of such date. Cambray Mutual Holding Company and our directors and executive officers intend to vote their shares in favor of the plan of conversion.
Voting by Proxy
Our board of directors is sending you this proxy statement to request that you allow your shares of Gouverneur Bancorp common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Gouverneur Bancorp common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the plan of conversion and reorganization, “FOR” each of the Informational Proposals 2 and 3 and “FOR” approval of the adjournment of the special meeting.
If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.
You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of Gouverneur Bancorp in writing before your common stock has been voted at the special meeting, deliver a later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.
If your Gouverneur Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.
Solicitation of Proxies
Gouverneur Bancorp will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Gouverneur Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Gouverneur Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Gouverneur Bancorp has retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm, and has agreed to pay them a fee of $5,000 for stockholder solicitation services and $1,000 for stockholder information agent services plus reasonable out-of-pocket expenses and charges for telephone calls made and received in connection with this solicitation.

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PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION
This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of Cambray Mutual Holding Company, Gouverneur Bancorp and Gouverneur Savings and Loan Association. The Federal Reserve Board has conditionally approved the application that includes the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.
General
On May 22, 2023, the boards of directors of Cambray Mutual Holding Company, Gouverneur Bancorp and Gouverneur Savings and Loan Association adopted a plan of conversion (which is referred to as the “plan of conversion”). The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the plan of conversion, Gouverneur Savings and Loan Association will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of Gouverneur Bancorp, Inc., a newly formed Maryland corporation. Current stockholders of Gouverneur Bancorp, other than Cambray Mutual Holding Company, will receive shares of Gouverneur Bancorp, Inc. common stock in exchange for their shares of Gouverneur Bancorp common stock. Following the conversion and stock offering, Gouverneur Bancorp and Cambray Mutual Holding Company will no longer exist.
The conversion to a stock holding company structure also includes the offering by Gouverneur Bancorp, Inc. of its common stock to eligible depositors and certain borrowers of Gouverneur Savings and Loan Association in a subscription offering and to members of the general public through a community offering. We also may offer for sale shares of common stock not purchased in the subscription offering or the community offering through a syndicated offering, which would be an offering to the general public on a best efforts basis by a syndicate of selected broker-dealers. The amount of capital being raised in the stock offering is based on an independent appraisal of Gouverneur Bancorp, Inc. Most of the terms of the stock offering are required by the regulations of the Federal Reserve Board.
Consummation of the conversion and stock offering requires the approval of the Federal Reserve Board and the New York State Department of Financial Services. In addition, pursuant to Federal Reserve Board regulations, consummation of the conversion and stock offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by members of Cambray Mutual Holding Company, (2) the holders of at least two-thirds of the shares of Gouverneur Bancorp common stock eligible to vote, including shares held by Cambray Mutual Holding Company, and (3) the holders of at least a majority of the outstanding shares of common stock of Gouverneur Bancorp, excluding shares held by Cambray Mutual Holding Company.
The Federal Reserve Board approved the application that includes our plan of conversion, subject to, among other things, approval of the plan of conversion by Cambray Mutual Holding Company’s members and Gouverneur Bancorp’s stockholders. Meetings of Cambray Mutual Holding Company’s members and Gouverneur Bancorp’s stockholders have been called for this purpose and will be held on [MEETING DATE].
Funds received before completion of the stock offering will be maintained in a segregated account at Gouverneur Savings and Loan Association until completion or termination of the stock offering. If we fail to receive the necessary stockholder or member approval, or if we cancel the conversion and stock offering for any reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at Gouverneur Savings and Loan Association’s passbook savings rate and all deposit account withdrawal holds will be canceled. We will not make any deduction from the returned funds for the costs of the stock offering.
The following is a brief summary of the pertinent aspects of the conversion and stock offering. A copy of the plan of conversion is available from Gouverneur Savings and Loan Association upon request and is available for inspection at the offices of Gouverneur Savings and Loan Association and at the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement, of which this proxy

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statement/prospectus forms a part, that Gouverneur Bancorp, Inc. has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”
Reasons for the Conversion and Stock Offering
Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to:

•
Support our planned growth and strenghten our regulatory capial position with the additional capital we will raise in the stock offering.   While Gouverneur Savings and Loan Association exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the stock offering will significantly augment our capital position and enable us to support our planned growth. The augmented capital will be essential to the continued implementation of our business strategy.

•
Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company sructure.   The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors. The stock holding company structure will also give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans or arrangements for any such offerings. In addition, this structure will eliminate the current limitations imposed by the mutual holding company structure on dividend payments and make it less costly for us to pay dividends.

•
Improve the liquidity of our shares of common stock.   The larger number of shares that will be outstanding after completion of the conversion and stock offering is expected to result in a more liquid and active market for Gouverneur Bancorp, Inc. common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

Description of the Conversion and Stock Offering
Since March 23, 1999, when Gouverneur Savings and Loan Association reorganized into the mutual holding company structure, we have operated in a two-tier mutual holding company structure. Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the plan of conversion throughout this proxy statement/prospectus, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion and stock offering, Cambray Mutual Holding Company and Gouverneur Bancorp will cease to exist and Gouverneur Bancorp, Inc., a newly formed Maryland corporation, will become the successor holding company to Gouverneur Bancorp and will become the stock holding company of Gouverneur Savings and Loan Association. The conversion will be accomplished by the merger of Cambray Mutual Holding Company with and into Gouverneur Bancorp, followed by the merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc. The shares of Gouverneur Bancorp, Inc. common stock being offered for sale represent the majority ownership interest in Gouverneur Bancorp currently owned by Cambray Mutual Holding Company. Public stockholders of Gouverneur Bancorp will receive shares of common stock of Gouverneur Bancorp, Inc. in exchange for their shares of Gouverneur Bancorp at an exchange ratio intended to preserve the same aggregate ownership interest in Gouverneur Bancorp, Inc. as they had in Gouverneur Bancorp, adjusted downward to reflect certain assets held by Cambray Mutual Holding Company, without giving effect to new shares purchased in the stock offering or cash paid in lieu of any fractional shares. The shares of Gouverneur Bancorp common stock owned by Cambray Mutual Holding Company will be canceled.

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The following diagram shows our current organizational structure, reflecting ownership percentages as of March 31, 2023:
After the coversion and stock offering are completed, we will be organized as a fully public stock holding company as follows:
Share Exchange Ratio for Current Stockholders
At the completion of the conversion and stock offering, each publicly held share of Gouverneur Bancorp common stock will be converted automatically into the right to receive a number of shares of Gouverneur Bancorp, Inc. common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Gouverneur Bancorp, Inc. after the conversion and stock offering as they held in Gouverneur Bancorp immediately before the conversion and stock offering, exclusive of their purchase of additional shares of common stock in the stock offering and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by Cambray Mutual Holding Company. The exchange ratio will not depend on the market value of Gouverneur Bancorp common stock. The exchange ratio will be based on the percentage of Gouverneur Bancorp common stock owned by the public stockholders, the independent valuation of Gouverneur Bancorp, Inc. prepared by RP Financial, and the

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number of shares of common stock issued in the stock offering. The exchange ratio is expected to range from 0.5342 shares of Gouverneur Bancorp, Inc. for each publicly held share of Gouverneur Bancorp at the minimum of the offering range to 0.7227 shares of Gouverneur Bancorp, Inc. common stock for each publicly held share of Gouverneur at the maximum of the offering range.
The following table shows how the exchange ratio will adjust, based on the appraised value of Gouverneur Bancorp as of May 8, 2023, assuming public stockholders of Gouverneur Bancorp own 35.5% of Gouverneur Bancorp common stock and Cambray Mutual Holding Company has net assets of $260,000 immediately prior to the completion of the conversion. The table also shows how many shares of Gouverneur Bancorp, Inc. a hypothetical owner of Gouverneur Bancorp common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion, depending on the number of shares issued in the offering.
	Shares to be Sold in the Stock Offering		Shares of Gouverneur Bancorp, Inc. to be Issued in Exchange for Shares of Gouverneur Bancorp		Total Shares of Common Stock to be Issued in Exchange and Sold in Stock Offering	Exchange Ratio	Equivalent Value of Shares Based Upon Offering Price(1)	Equivalent Pro Forma Tangible Book Value Per Exchanged Share(2)	Whole Shares to be Received for 100 Existing Shares(3)
	Amount	Percent	Amount	Percent
Minimum	722,500	65.3%	384,677	34.7%	1,107,177	0.5342	$5.34	$12.19	53
Midpoint	850,000	65.3	452,561	34.7	1,302,561	0.6284	6.28	12.74	62
Maximum	977,500	65.3	520,445	34.7	1,497,945	0.7227	7.23	13.28	72

(1)
Represents the value of shares of Gouverneur Bancorp, Inc. common stock to be received in the conversion and stock offering by a holder of one share of Gouverneur Bancorp, pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)
Represents the pro forma tangible book value per share at each level of the offering range multiplied by the respective exchange ratio. At March 31, 2023, Gouverneur Bancorp’s tangible book value per share was $9.88.

(3)
Cash will be paid in lieu of fractional shares.

No fractional shares of Gouverneur Bancorp, Inc. common stock will be issued to any public stockholder of Gouverneur Bancorp. For each fractional share that otherwise would be issued, Gouverneur Bancorp, Inc. will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.
How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price
Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. In accordance with the regulations of the Federal Reserve Board, a valuation range is established which ranges from 15% below to 15% above this pro forma market value. We have retained RP Financial, LC., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. RP Financial has indicated in its valuation that as of May 8, 2023, the pro forma market value of Gouverneur Bancorp’s common stock was $13.0 million, resulting in a range from $11.1 million at the minimum to $15.0 million at the maximum. Based on this valuation, we are selling the number of shares representing the 64.5% of Gouverneur Bancorp currently owned by Cambray Mutual Holding Company. This results in an offering range of $7.2 million to $9.8 million, with a midpoint of $8.5 million.
RP Financial will receive fees totaling $40,000 for its appraisal report, plus $7,500 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.
In preparing its appraisal, RP Financial considered the information in this proxy statement/prospectus, including our financial statements. RP Financial also considered the following factors, among others:

•
the trading market for Gouverneur Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities;

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•
our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of non-interest expense;

•
the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•
a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded banks and bank and savings and loan holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure; and

•
the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plan.

RP Financial considered adjustments to the pro forma market value based on a comparison of Gouverneur Bancorp with a peer group of publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Gouverneur Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly-traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on an exchange (such as Nasdaq or the New York Stock Exchange). The peer group companies selected for Gouverneur Bancorp were all fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been in fully-converted form for at least one year. In addition, RP Financial limited the peer group companies to institutions located in the Mid-Atlantic, New England, Midwest, Southeast and Southwest with assets of less than $1.0 billion, tangible equity-to-assets ratios of greater than 7.0%, and positive core earnings. The peer group companies included companies with:

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average assets of  $476 million;

•
average non-performing assets of 0.56% of total assets;

•
average loans of 68.4% of total assets;

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average tangible equity of 15.3% of total assets; and

•
average core income of 0.54% of average assets.

The appraisal was based in part upon Gouverneur Bancorp’s financial condition and results of operations, the effect of the additional capital that will be raised from the sale of common stock in this offering and an analysis of a peer group of ten publicly traded bank holding companies and savings and loan holding companies that RP Financial considered comparable to Gouverneur Bancorp. The appraisal peer group consists of the companies listed below, all of which are traded on the Nasdaq Stock Market. Unless otherwise indicated below, total assets are as of March 31, 2023.

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Company Name and Ticker Symbol	Headquarters	Total Assets
		(in millions)
1895 Bancorp of Wisconsin, Inc. (BCOW)	Greenfield, Wisconsin	$543(1)
Affinity Bancshares, Inc. (AFBI)	Covington, Georgia	932
Catalyst Bancorp, Inc. (CLST)	Opelousas, Louisiana	276
Cullman Bancorp, Inc. (CULL)	Cullman, Alabama	423(1)
Generations Bancorp NY, Inc. (GBNY)	Seneca Falls, New York	389
Home Federal Bancorp, Inc. of Louisiana (HFBL)	Shreveport, Louisiana	686
Mid-Southern Bancorp, Inc. (MSVB)	Salem, Indiana	266
PB Bankshares, Inc. (PBBK)	Coatesville, Pennsylvania	393
TC Bancshares, Inc. (TCBC)	Thomasville, Georgia	430(1)
Texas Community Bancshares, Inc. (TCBS)	Mineola, Texas	417(1)

(1)
As of December 31, 2022.

In applying each of the valuation methods, RP Financial considered adjustments to our pro forma market value based on a comparison of Gouverneur Bancorp with the peer group. RP Financial advised the Board of Directors that the valuation analysis took into consideration that relative to the peer group slight downward adjustments were applied for profitability, growth and viability of earnings, primary market area and liquidity of the shares and a moderate downward adjustment was applied for marketing of the issue. RP Financial made no adjustments for financial condition, dividends, management and the effect of government regulations and regulatory reform.
The downward adjustment applied for profitability, growth and viability of earnings took into consideration Gouverneur Bancorp’s lower return on average assets ratio and less favorable efficiency ratio. The downward adjustment applied for primary market area took into consideration the less favorable demographic growth characteristics of Gouverneur Bancorp’s primary market area and the downward adjustment for liquidity of the shares took into consideration Gouverneur Bancorp’s lower pro forma market capitalization and shares outstanding. The downward adjustment for marketing of the issue took into consideration a general selloff that has occurred in the stocks of financial institutions.
Four measures that some investors use to analyze whether a stock might be a good investment are the ratios of the offering price to the issuer’s “book value” and “tangible book value” and the ratios of the offering price to the issuer’s earnings and “core earnings.” RP Financial considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference in value between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. For purposes of the appraisal, core earnings is defined as net earnings after taxes, excluding the after-tax portion of income from non-recurring items.
The following table presents a summary of selected pricing ratios for the peer group companies utilized by RP Financial in its appraisal and the pro forma pricing ratios for us as calculated by RP Financial in its appraisal report, based on financial data as of and for the twelve months ended March 31, 2023. Stock prices are as of May 8, 2023 as reflected in the appraisal report.
	Price to Core Earnings Multiple(1)	Price to Book Value Ratio	Price to Tangible Book Value Ratio
Gouverneur Bancorp (pro forma):
Minimum	14.34x	35.10%	43.80%
Midpoint	16.73	39.87	49.33
Maximum	19.08	44.33	54.41
Peer group companies as of May 8, 2023:
Average	17.40x	71.06%	73.65%
Median	16.47	69.58	74.09

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(1)
Price to core earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings on a trailing twelve month basis through March 31, 2023. These ratios are different than presented in “Pro Forma Data.”

Compared to the average pricing ratios of the peer group, at the maximum of the offering range, our common stock would be priced at a premium of 9.7% to the peer group on a price-to-core earnings basis, a discount of 37.6% to the peer group on a price-to-book basis and a discount of 26.1% to the peer group on a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be more expensive than the peer group on an earnings basis but less expensive than the peer group on a book value basis and a tangible book value basis.
Compared to the average pricing ratios of the peer group, at the minimum of the offering range, our common stock would be priced at a discount of 17.6% to the peer group on a price-to-core earnings basis, a discount of 50.6% to the peer group on a price-to-book basis and a discount of 40.5% to the peer group on a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on an earnings basis and less expensive than the peer group on a book value and tangible book value basis.
Our board of directors reviewed RP Financial’s appraisal report, including the methodology and the assumptions used by RP Financial, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Federal Reserve Board regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Based upon the appraisal and the offering range, each existing stockholder of Gouverneur Bancorp will receive between 0.5342 shares and 0.7227 shares of Gouverneur Bancorp, Inc. common stock for each current share of Gouverneur Bancorp common stock they own, with a midpoint of 0.6284 shares. Based upon this exchange ratio, we expect to issue between 384,677 shares and 520,445 shares of Gouverneur Bancorp, Inc. common stock to the holders of Gouverneur Bancorp common stock outstanding immediately before the completion of the conversion and stock offering.
Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions that comprise our peer group, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you.
The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $10.00 purchase price after the offering.
Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.
Subscription Offering and Subscription Rights
Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:
1.
To depositors with accounts at Gouverneur Savings and Loan Association (as well as each depositor of the former Citizens Bank of Cape Vincent) with aggregate balances of at least $50.00 at the close of business on September 30, 2021.

2.
To our tax-qualified employee benefit plans (including Gouverneur Savings and Loan Association’s employee stock ownership plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the stock offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering.

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3.
To depositors with accounts at Gouverneur Savings and Loan Association with aggregate balances of at least $50.00 at the close of business on June 30, 2023.

4.
To depositors of Gouverneur Savings and Loan Association at the close of business on July 31, 2023, and to borrowers of Gouverneur Savings and Loan Association as of March 23, 1999, whose borrowings remained outstanding at the close of business on July 31, 2023.

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “— Limitations on Purchases of Shares.” All persons on a joint deposit account will be counted as a single subscriber to determine the maximum amount that may be subscribed for by an individual in the stock offering.
Purchase of Shares
Eligible depositors and certain borrowers of Gouverneur Savings and Loan Association have priority subscription rights allowing them to purchase common stock in the subscription offering. Shares not purchased in the subscription offering may be made available for sale to the public in a community offering. Gouverneur Bancorp stockholders have a preference in the community offering after orders submitted by residents of our communities. If you would like to receive a prospectus and stock order form, please call our Stock Information Center at (877) 643-8198 from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.
Plan of Distribution; Selling Agent and Underwriter Compensation
Subscription and Community Offerings.   To assist in the marketing of our shares of common stock in the subscription and community offerings, we have retained Keefe, Bruyette & Woods, Inc., which is a broker-dealer registered with the Financial Industry Regulatory Authority. Keefe, Bruyette & Woods, Inc. will assist us on a best efforts basis in the subscription and community offerings by:

•
advising us on the financial and securities market implications of the conversion and stock offering and the plan of conversion;

•
assisting us in structuring and marketing the stock offering;

•
reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•
assisting us in scheduling and preparing meetings with potential investors and broker-dealers, if necessary;

•
assisting us in analyzing proposals from outside vendors in connection with the stock offering, as needed;

•
assisting us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•
meeting with our board of directors and/or our management to discuss any of the above services; and

•
providing such other financial advisory and investment banking services as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, Keefe, Bruyette & Woods, Inc. has received a non-refundable management fee of $25,000 and will receive at the closing of the stock offering a success fee of $300,000 for shares of common stock sold in the subscription offering and the community offering. The management fee will be applied to the success fee upon the completion of the offering. In addition, if Keefe, Bruyette & Woods, Inc. is required or requested to provide significant services as a result of a resolicitation of subscribers, Keefe, Bruyette & Woods, Inc. will be entitled to additional compensation for such services, not to exceed $30,000.

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Syndicated Community Offering.   If shares of common stock are sold in a syndicated community offering, we will pay a fee of up to 6.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to Keefe, Bruyette & Woods, Inc. and any other broker-dealers included in the syndicated community offering. The success fee to be paid to Keefe, Bruyette & Woods, Inc. for its services in the subscription and community offerings will be credited against any fee payable for services in the syndicated community offering.
Expenses.   Keefe, Bruyette & Woods, Inc. also will be reimbursed for reasonable out-of-pocket expenses, not to exceed $30,000, and fees and expenses of its legal counsel not to exceed $100,000. These expenses may be increased by additional amounts not to exceed $10,000 and $20,000, respectively, if unusual circumstances arise or a delay or resolicitation occurs, including a delay in the stock offering that would require an update to the financial information included in this proxy statement/prospectus. In no event shall out-of-pocket expenses, including fees and expenses of legal counsel, exceed $160,000. If the plan of conversion is terminated or if Keefe, Bruyette & Woods, Inc.’s engagement is terminated in accordance with the provisions of the agency agreement, Keefe, Bruyette & Woods, Inc. will receive reimbursement of its reasonable out-of-pocket expenses. Keefe, Bruyette & Woods, Inc. shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination. We have separately agreed to pay Keefe, Bruyette & Woods, Inc. fees and expenses for serving as records management agent, as described below.
Records Management
We have also engaged Keefe, Bruyette & Woods, Inc. as conversion and records management agent in connection with the conversion and the subscription offering and any community offering. In its role as conversion and records management agent, Keefe, Bruyette & Woods, Inc. will assist us in the stock offering by:

•
reviewing our deposit and loan accounts and create a master file of Cambray Mutual Holding Company’s members (i.e., depositors and certain borrowers of Gouverneur Savings and Loan Association) as of the key record dates;

•
assisting us in designing and preparing proxy forms and stock order forms;

•
tabulating proxies from members of Cambray Mutual Holding Company;

•
acting as or supporting the inspector of election at Cambray Mutual Holding Company’s special meeting of members and Gouverneur Bancorp’s special meeting of stockholders;

•
operating and managing the Stock Information Center; and

•
processing stock order forms.

Keefe, Bruyette & Woods, Inc. will receive fees of $30,000 for these services, of which $10,000 has been paid as of the date of this proxy statement/prospectus. These fees can be increased by an amount of up to $10,000 if there are material changes in regulations or the plan of conversion, or there are delays requiring duplicate or replacement processing. Keefe, Bruyette & Woods, Inc. will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $10,000.
Book Entry Delivery
After completion of the conversion, each holder of a certificate(s) evidencing shares of Gouverneur Bancorp common stock (other than Cambray Mutual Holding Company), upon surrender of the certificate to our transfer agent, which is anticipated to serve as the exchange agent for the conversion, will receive a book entry statement the number of full shares of Gouverneur Bancorp, Inc. common stock into which the holder’s shares have been converted based on the exchange ratio. Stock certificates will not be issued. Promptly following the consummation of the conversion, the exchange agent will mail to each such holder of record of an outstanding certificate evidencing shares of Gouverneur Bancorp common stock a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the exchange agent) advising such holder of the terms of the exchange and of the procedure for surrendering to the exchange agent such certificate in

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exchange for a book entry statement evidencing Gouverneur Bancorp, Inc. common stock. Gouverneur Bancorp stockholders should not forward their certificates to Gouverneur Bancorp or the exchange agent until they have received the transmittal letter. If you hold shares of Gouverneur Bancorp common stock in street name, your account should automatically be credited with shares of Gouverneur Bancorp, Inc. common stock following consummation of the conversion. No transmittal forms will be mailed relating to shares held in street name.
We will not issue any fractional shares of Gouverneur Bancorp, Inc. common stock. For each fractional share that would otherwise be issued as a result of the exchange of Gouverneur Bancorp, Inc. common stock for Gouverneur Bancorp common stock, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the former Gouverneur Bancorp stockholder would otherwise be entitled by $10.00. Payment for fractional shares will be made as soon as practicable after receipt by the exchange agent of surrendered Gouverneur Bancorp stock certificates. If you hold shares of Gouverneur Bancorp common stock in street name, your account should automatically be credited with cash in lieu of fractional shares.
No holder of a certificate representing shares of Gouverneur Bancorp common stock will be entitled to receive any dividends on Gouverneur Bancorp common stock until the certificate representing such holder’s shares of Gouverneur Bancorp common stock is surrendered in exchange for a book entry statement representing shares of Gouverneur Bancorp, Inc. common stock. If we declare dividends after the conversion but before surrender of certificates representing shares of Gouverneur Bancorp common stock, dividends payable on shares of Gouverneur Bancorp common stock not then issued shall accrue without interest. Any such dividends shall be paid without interest upon surrender of the certificates representing shares of Gouverneur Bancorp common stock. We will be entitled, after the completion of the conversion, to treat certificates representing shares of Gouverneur Bancorp common stock as evidencing ownership of the number of full shares of Gouverneur Bancorp, Inc. common stock into which the shares of Gouverneur Bancorp common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.
We will not be obligated to deliver a book entry statement representing shares of Gouverneur Bancorp, Inc. common stock to which a holder of Gouverneur Bancorp common stock would otherwise be entitled as a result of the conversion until such holder surrenders the certificate(s) representing the shares of Gouverneur Bancorp common stock for exchange as provided above, or provides an appropriate affidavit of loss and indemnity agreement and/or a bond. If any certificate evidencing shares of Gouverneur Bancorp common stock is to be issued in a name other than that in which the certificate evidencing Gouverneur Bancorp common stock surrendered in exchange therefor is registered, it shall be a condition of the issuance that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the exchange agent any transfer or other tax required by reason of the issuance of a certificate for shares of common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.
Restrictions on Repurchase of Stock
Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and stock offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.
Effects of the Conversion and Stock Offering
Continuity.   The conversion and stock offering will not affect the normal business of Gouverneur Savings and Loan Association of accepting deposits and making loans. Gouverneur Savings and Loan Association will continue to be a New York-chartered stock savings and loan association and will continue to be regulated by the Federal Deposit Insurance Corporation and the New York State Department of Financial Services. After the conversion and stock offering, Gouverneur Savings and Loan Association will continue to offer existing services to depositors, borrowers and other customers. The directors of

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Gouverneur Bancorp serving at the time of the conversion and stock offering will be the directors of Gouverneur Bancorp, Inc. upon the completion of the conversion and stock offering.
Effect on Deposit Accounts.   Pursuant to the plan of conversion, each depositor of Gouverneur Savings and Loan Association at the time of the conversion and stock offering will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion and stock offering. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion and stock offering. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.
Effect on Loans.   No loan outstanding from Gouverneur Savings and Loan Association will be affected by the conversion and stock offering, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion and stock offering.
Effect on Voting Rights of Depositors and Borrowers.   Depositors and certain borrowers of Gouverneur Savings and Loan Association are members of, and have voting rights in, Cambray Mutual Holding Company, as to all matters requiring a vote of members. Upon completion of the conversion and stock offering, depositors and borrowers will no longer have voting rights. All voting rights in Gouverneur Savings and Loan Association will be vested in Gouverneur Bancorp, Inc. as the sole stockholder of Gouverneur Savings and Loan Association. The stockholders of Gouverneur Bancorp, Inc. will possess exclusive voting rights with respect to Gouverneur Bancorp, Inc. common stock.
Tax Effects.   We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and stock offering and an opinion of our tax advisor with regard to the New York income tax consequences of the conversion and stock offering to the effect that it will not be a taxable transaction for federal or state income tax purposes to Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, the public stockholders of Gouverneur Bancorp (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders, or other members. See “— Material Income Tax Consequences.”
Effect on Liquidation Rights.   Each depositor in Gouverneur Savings and Loan Association has both a deposit account in Gouverneur Savings and Loan Association and a pro rata ownership interest in the net worth of Cambray Mutual Holding Company based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Cambray Mutual Holding Company and Gouverneur Savings and Loan Association; however, there has never been a liquidation of a solvent mutual holding company. Any depositor who opens a deposit account receives a pro rata ownership interest in Cambray Mutual Holding Company without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Cambray Mutual Holding Company, which is lost to the extent that the balance in the account is reduced or closed.
Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Cambray Mutual Holding Company and Gouverneur Savings and Loan Association are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Cambray Mutual Holding Company after other claims, including claims of depositors to the amounts of their deposits, are paid.
Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association in an aggregate amount equal to (i) Cambray Mutual Holding Company’s ownership interest in Gouverneur Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition included in this proxy statement/prospectus, plus (ii) Gouverneur Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition in this proxy statement/prospectus, and the value of the net assets of Cambray Mutual Holding

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Company as of the date of the latest statement of financial condition of Cambray Mutual Holding Company before the consummation of the conversion and stock offering (excluding its ownership of Gouverneur Bancorp). Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will maintain the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts in Gouverneur Savings and Loan Association after the conversion and stock offering. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Gouverneur Savings and Loan Association a liquidation interest in the residual net worth, if any, of Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association or (b) Gouverneur Savings and Loan Association. See “— Liquidation Rights.”
Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion and stock offering.
Liquidation Rights
Liquidation Before the Conversion and Stock Offering.   In the unlikely event that Cambray Mutual Holding Company is liquidated before the conversion and stock offering, all claims of creditors of Cambray Mutual Holding Company would be paid first. Thereafter, if there were any assets of Cambray Mutual Holding Company remaining, these assets would first be distributed to depositors of Gouverneur Savings and Loan Association pro rata based on the value of their accounts at Gouverneur Savings and Loan Association.
Liquidation Following the Conversion and Stock Offering.   The plan of conversion provides for the establishment, upon the completion of the conversion and stock offering, of a liquidation account by Gouverneur Bancorp, Inc. for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Cambray Mutual Holding Company’s ownership interest in Gouverneur Bancorp’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this proxy statement/prospectus plus (ii) the value of the net assets of Cambray Mutual Holding Company as of the date of the latest statement of financial condition of Cambray Mutual Holding Company before the consummation of the conversion and stock offering (excluding its ownership of Gouverneur Bancorp). The plan of conversion also provides for the establishment of a parallel liquidation account by Gouverneur Savings and Loan Association to support the Gouverneur Bancorp, Inc. liquidation account if Gouverneur Bancorp, Inc. does not have sufficient assets to fund its obligations under the Gouverneur Bancorp, Inc. liquidation account.
In the unlikely event that Gouverneur Savings and Loan Association were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Gouverneur Bancorp, Inc., a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Gouverneur Savings and Loan Association or Gouverneur Bancorp, Inc. above that amount.
The liquidation account established by Gouverneur Bancorp, Inc. is intended to provide qualifying depositors of Gouverneur Savings and Loan Association with a liquidation interest (exchanged for the liquidation interests such persons had in Cambray Mutual Holding Company) after the conversion and stock offering in the event of a complete liquidation of Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association or a liquidation solely of Gouverneur Savings and Loan Association. Specifically, in the unlikely event that either (i) Gouverneur Savings and Loan Association or (ii) Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors (including depositors of the former Citizens Bank of Cape Vincent) as of the close of business

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on September 30, 2021 and June 30, 2023 of their interests in the liquidation account maintained by Gouverneur Bancorp, Inc. Also, in a complete liquidation of both entities, or of Gouverneur Savings and Loan Association only, when Gouverneur Bancorp, Inc. has insufficient assets (other than the stock of Gouverneur Savings and Loan Association) to fund the liquidation account distribution owed to Eligible Account Holders, and Gouverneur Savings and Loan Association has positive net worth, then Gouverneur Savings and Loan Association shall immediately make a distribution to fund Gouverneur Bancorp, Inc.’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Gouverneur Bancorp, Inc. as adjusted periodically pursuant to the plan of conversion and federal regulations. If Gouverneur Bancorp, Inc. is completely liquidated or sold apart from a sale or liquidation of Gouverneur Savings and Loan Association, then the Gouverneur Bancorp, Inc. liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the Gouverneur Savings and Loan Association liquidation account, subject to the same rights and terms as the Gouverneur Bancorp, Inc. liquidation account.
Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, Gouverneur Bancorp, Inc. will transfer, or, upon the prior written approval of the Federal Reserve Board, may transfer the liquidation account and the depositors’ interests in such account to Gouverneur Savings and Loan Association and the liquidation account shall thereupon be subsumed into the liquidation account of Gouverneur Savings and Loan Association.
Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another depository institution or depository institution holding company in which Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.
Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Gouverneur Savings and Loan Association or the former Citizens Bank of Cape Vincent as of the close of business on September 30, 2021 or June 30, 2023, respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on September 30, 2021 or June 30, 2023, respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Gouverneur Savings and Loan Association on such dates.
If, however, on any September 30 annual closing date commencing after the effective date of the conversion and stock offering, the amount in any such deposit account is less than the amount in the deposit account at the close of business on September 30, 2021 or June 30, 2023, or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.
Material Income Tax Consequences
Completion of the conversion and stock offering is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion and stock offering to Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc., Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the

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opinion. In the event of a disagreement, there can be no assurance that Gouverneur Bancorp, Inc., or Gouverneur Savings and Loan Association would prevail in a judicial proceeding.
Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association and Gouverneur Bancorp, Inc. have received an opinion of counsel, Kilpatrick Townsend & Stockton LLP, regarding the material federal income tax consequences of the conversion and stock offering, as follows:

1.
The merger of Cambray Mutual Holding Company with and into Gouverneur Bancorp will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.
The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Cambray Mutual Holding Company for liquidation interests in Gouverneur Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.
None of Cambray Mutual Holding Company, Gouverneur Bancorp, Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Cambray Mutual Holding Company to Gouverneur Bancorp and the assumption by Gouverneur Bancorp of Cambray Mutual Holding Company’s liabilities, if any, in constructive exchange for liquidation interests in Gouverneur Bancorp.

4.
The basis of the assets of Cambray Mutual Holding Company and the holding period of such assets to be received by Gouverneur Bancorp will be the same as the basis and holding period of such assets in Cambray Mutual Holding Company immediately before the exchange.

5.
The merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc. will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Gouverneur Bancorp nor Gouverneur Bancorp, Inc. will recognize gain or loss as a result of such merger.

6.
The basis of the assets of Gouverneur Bancorp and the holding period of such assets to be received by Gouverneur Bancorp, Inc. will be the same as the basis and holding period of such assets in Gouverneur Bancorp immediately before the exchange.

7.
Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Gouverneur Bancorp for interests in the liquidation account in Gouverneur Bancorp, Inc.

8.
The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Gouverneur Bancorp for interests in the liquidation account established in Gouverneur Bancorp, Inc. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

9.
Each stockholder’s aggregate basis in shares of Gouverneur Bancorp, Inc. common stock (including fractional share interests paid in cash) received in the exchange will be the same as the aggregate basis of Gouverneur Bancorp common stock surrendered in the exchange.

10.
Each stockholder’s holding period in his or her Gouverneur Bancorp, Inc. common stock received in the exchange will include the period during which the Gouverneur Bancorp common stock surrendered was held, provided that the Gouverneur Bancorp common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

11.
Except with respect to cash received in lieu of fractional shares, current stockholders of Gouverneur Bancorp will not recognize any gain or loss upon their exchange of Gouverneur Bancorp common stock for Gouverneur Bancorp, Inc. common stock.

12.
Cash received by any current stockholder of Gouverneur Bancorp in lieu of a fractional share interest in shares of Gouverneur Bancorp, Inc. common stock will be treated as having been received

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as a distribution in full payment in exchange for a fractional share interest of Gouverneur Bancorp, Inc. common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

13.
It is more likely than not that the fair market value of the non-transferable subscription rights to purchase Gouverneur Bancorp, Inc. common stock is zero. Accordingly, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Gouverneur Bancorp, Inc. common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

14.
It is more likely than not that the fair market value of the benefit provided by the liquidation account of Gouverneur Savings and Loan Association supporting the payment of the Gouverneur Bancorp, Inc. liquidation account in the event Gouverneur Bancorp, Inc. lacks sufficient net assets or in the event that Gouverneur Bancorp, Inc. were to liquidate after the conversion (including a liquidation of Gouverneur Bancorp, Inc. following a purchase and assumption transaction with a credit union) is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Gouverneur Savings and Loan Association liquidation account as of the effective date of the merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc.

15.
It is more likely than not that the basis of the shares of Gouverneur Bancorp, Inc. common stock purchased in the offering by the exercise of non-transferable subscription rights will be the purchase price. The holding period of the Gouverneur Bancorp, Inc. common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised.

16.
No gain or loss will be recognized by Gouverneur Bancorp, Inc. on the receipt of money in exchange for Gouverneur Bancorp, Inc. common stock sold in the offering.

We believe that the tax opinions summarized above address all material federal income tax consequences that are generally applicable to Cambray Mutual Holding Company, Gouverneur Bancorp, Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc. and persons receiving subscription rights and stockholders of Gouverneur Bancorp, Inc. With respect to items 13 and 15 above, Kilpatrick Townsend & Stockton LLP noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. The firm also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes that it is more likely than not that the non-transferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the non-transferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders and Other Members (in certain cases, whether or not the rights are exercised) in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.
The opinion as to item 14 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to such interest in a liquidation account (other than in the case of the purchase of assets and assumption of liabilities of a holding company and subsidiary bank,

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which comprises only a few of the hundreds of transactions involving mergers, acquisitions, and purchases of banks every year); (ii) the interests in the Gouverneur Bancorp, Inc. liquidation account and the Gouverneur Savings and Loan Association liquidation account are not transferable; (iii) the amounts due under the Gouverneur Bancorp, Inc. liquidation account with respect to each Eligible Account Holder will be reduced as their deposits in Gouverneur Savings and Loan Association are reduced; and (iv) the Gouverneur Savings and Loan Association liquidation account payment obligation arises only if Gouverneur Bancorp, Inc. lacks sufficient assets to fund the Gouverneur Bancorp, Inc. liquidation account or if Gouverneur Bancorp, Inc. enters into a transaction to transfer Gouverneur Savings and Loan Association’s assets and liabilities to a credit union.
In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the Gouverneur Savings and Loan Association liquidation account supporting the payment of the Gouverneur Bancorp, Inc. liquidation account does not have any economic value at the time of the merger of Gouverneur Bancorp with and into Gouverneur Bancorp, Inc. or upon the completion of the conversion, including in the event that (i) Gouverneur Bancorp, Inc. lacks sufficient net assets or (ii) Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association enters into a transaction to transfer Gouverneur Savings and Loan Association’s assets and liabilities to a credit union. Based on the foregoing, Kilpatrick Townsend & Stockton LLP believes it is more likely than not that such rights in the Gouverneur Savings and Loan Association liquidation account have no value. If such rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of such fair market value as of the date of the conversion.
The opinion of Kilpatrick Townsend & Stockton LLP, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but any such ruling may not be cited as precedent by any taxpayer other than the taxpayer to whom the ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.
We have also received an opinion from Bonadio & Co., LLP that the New York state income tax consequences of the conversion are consistent with the federal income tax consequences.
The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Gouverneur Bancorp, Inc.’s registration statement.
Accounting Consequences
The conversion will be accounted for as a change in legal organization and form and not a business combination. Accordingly, the carrying amount of the assets and liabilities of Gouverneur Savings and Loan Association will remain unchanged from their historical cost basis.
Interpretation, Amendment and Termination
All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Federal Reserve Board. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time before the submission of proxy materials to the members of Cambray Mutual Holding Company and stockholders of Gouverneur Bancorp. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Federal Reserve Board. The plan of conversion may be terminated by a majority vote of the board of directors at any time before the earlier of the date of the special meeting of stockholders and the date of the special meeting of members of Cambray Mutual Holding Company, and may be terminated by the board of directors at any time thereafter with the concurrence of the Federal Reserve Board. The plan of conversion will terminate if the conversion and stock offering are not completed within 24 months from the date on which the members of Cambray Mutual Holding Company approve the plan of conversion, and may not be extended by us or the Federal Reserve Board.

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PROPOSALS 2 AND 3 — INFORMATIONAL PROPOSALS RELATED TO THE
ARTICLES OF INCORPORATION OF GOUVERNEUR BANCORP, INC.
By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Gouverneur Bancorp has approved each of the informational proposals numbered 2 and 3, both of which relate to provisions included in the articles of incorporation of Gouverneur Bancorp, Inc. Each of these informational proposals is discussed in more detail below.
As a result of the conversion, the public stockholders of Gouverneur Bancorp, whose rights are presently governed by the articles of incorporation and bylaws of Gouverneur Bancorp, will become stockholders of Gouverneur Bancorp, Inc., whose rights will be governed by the articles of incorporation and bylaws of Gouverneur Bancorp, Inc. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the articles of incorporation of Gouverneur Bancorp and the articles of incorporation of Gouverneur Bancorp, Inc. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.
The provisions of Gouverneur Bancorp, Inc.’s articles of incorporation which are summarized as informational proposals 2 and 3 were approved as part of the process in which the board of directors of Gouverneur Bancorp approved the plan of conversion. These proposals are informational in nature only, because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Gouverneur Bancorp’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Gouverneur Bancorp, Inc.’s articles of incorporation which are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Gouverneur Bancorp, Inc., if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.
Informational Proposal 2 — Approval of a Provision in Gouverneur Bancorp, Inc.’s Articles of Incorporation Requiring a Super-Majority Vote to Approve Certain Amendments to Gouverneur Bancorp, Inc.’s Articles of incorporation. No amendment of the articles of incorporation of Gouverneur Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of Gouverneur Bancorp, Inc. generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Maryland law.
These limitations on amendments to specified provisions of Gouverneur Bancorp, Inc.’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote. While this limits the ability of stockholders to amend those provisions, Cambray Mutual Holding Company, as the holder of a majority of the outstanding shares of Gouverneur Bancorp, currently can effectively block any stockholder proposed change to the articles of incorporation.
This provision in Gouverneur Bancorp, Inc.’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Gouverneur Bancorp,

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Inc. and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.
The board of directors recommends that you vote “FOR” the approval of a provision in Gouverneur Bancorp, Inc.’s articles of incorporation requiring a super-majority vote to approve certain amendments to Gouverneur Bancorp, Inc.’s articles of incorporation.
Informational Proposal 3 — Approval of a Provision in Gouverneur Bancorp, Inc.’s Articles of incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Gouverneur Bancorp, Inc.’s Outstanding Voting Stock. The articles of incorporation of Gouverneur Bancorp, Inc. provide that in no event shall any person who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter (the “10% limit”) be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit. This 10% limit restriction does not apply if the beneficial owner’s ownership of shares in excess of the 10% limit was approved by a majority of unaffiliated directors. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (1) have the right to acquire upon the exercise of conversion rights, exchange rights, warrants or options and (2) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Gouverneur Bancorp, Inc. to be beneficially, owned by such person and his or her affiliates).
The foregoing restriction does not apply to:
•
any director or officer acting solely in their capacities as directors and officers; or

•
any employee benefit plans of Gouverneur Bancorp, Inc. or any subsidiary or a trustee of a plan.

The board of directors recommends that you vote “FOR” the approval of a provision in Gouverneur Bancorp, Inc.’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Gouverneur Bancorp, Inc.’s outstanding voting stock.
PROPOSAL 4 — ADJOURNMENT OF THE SPECIAL MEETING
If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the plan of conversion may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Gouverneur Bancorp at the time of the special meeting to be voted for an adjournment, if necessary, Gouverneur Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Gouverneur Bancorp recommends that stockholders vote “FOR” the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.
The board of directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

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USE OF PROCEEDS
Although we cannot determine what the actual net proceeds will be from the sale of the shares of common stock by Gouverneur Bancorp, Inc. in the stock offering until the stock offering is completed, we anticipate that the net proceeds will be between $5.8 million and $8.4 million. See the section of this proxy statement/prospectus captioned “Pro Forma Data” for the assumptions used to arrive at these amounts.
We intend to use the net proceeds as follows:
	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range
	722,500 Shares at $10.00 per Share	Percent of Net Proceeds	850,000 Shares at $10.00 per Share	Percent of Net Proceeds	977,500 Shares at $10.00 per Share	Percent of Net Proceeds
	(Dollars in thousands)
Offering proceeds	$7,225		$8,500		$9,775
Less: offering expenses	1,410		1,410		1,410
Net offering proceeds	$5,815	100.0%	$7,090	100.0%	$8,365	100.0%
Less:
Proceeds contributed to Gouverneur Savings and Loan Association	$2,908	50.0%	$3,545	50.0%	$4,183	50.0%
Proceeds used for loan to employee stock ownership plan	578	9.9%	680	9.6%	782	9.3%
Proceeds remaining for Gouverneur Bancorp, Inc.	$2,329	40.1%	$2,865	40.4%	$3,400	40.7%
Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Gouverneur Savings and Loan Association’s deposits. The net proceeds may vary because total expenses relating to the stock offering may be more or less than our estimates. For example, our expenses would increase if all shares were not sold in the subscription offering and a portion of the shares were sold in a community offering or a syndicated community offering.
Gouverneur Bancorp, Inc. may use the proceeds it retains from the stock offering:

•
to invest in securities;

•
to repurchase shares of its common stock;

•
to pay cash dividends to stockholders; and

•
for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion and stock offering. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and stock offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.
Gouverneur Savings and Loan Association may use the net proceeds it receives from the stock offering:

•
to fund new loans;

•
to invest in securities;

•
to enhance existing products and services, hire additional employees and support growth and the development of new products and services;

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•
to expand its banking franchise by establishing or acquiring new branches as opportunities arise, although we do not currently have any understandings or agreements to establish or acquire any new branches; and

•
for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.
We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the stock offering. Until we can increase our net interest income and noninterest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors — Risks Related to the Stock Offering — Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.”

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OUR DIVIDEND POLICY
Gouverneur Bancorp has historically paid a semi-annual cash dividend to its minority stockholders and, during the fiscal year ended September 30, 2022, Gouverneur Bancorp declared total cash dividends of $0.16 per share. In September 2001, Cambray Mutual Holding Company began waiving its receipt of dividends paid by Gouverneur Bancorp and, since that time, Cambray Mutual Holding Company has waived 33 of 45 semi-annual dividends paid by Gouverneur Bancorp. On a cumulative basis, Cambray Mutual Holding Company has waived approximately $6.4 million of dividends from Gouverneur Bancorp since September 2001.
Following completion of the conversion and stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.
Gouverneur Bancorp, Inc. will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Gouverneur Bancorp, Inc. in connection with the conversion and stock offering. The source of dividends will depend on the net proceeds retained by Gouverneur Bancorp, Inc. and earnings thereon, and dividends from Gouverneur Savings and Loan Association. In addition, Gouverneur Bancorp, Inc. will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.
After the completion of the conversion and stock offering, Gouverneur Savings and Loan Association will not be permitted to pay dividends on its capital stock owned by Gouverneur Bancorp, Inc., its sole stockholder, if Gouverneur Savings and Loan Association’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion and stock offering. In addition, Gouverneur Savings and Loan Association will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized under applicable regulation. Gouverneur Savings and Loan Association must file an application with the Federal Reserve Board for approval of a capital distribution if the total capital distributions for the applicable calendar year exceed the sum of its net income for that year to date plus its retained net income for the preceding two years, or it would not be at least adequately capitalized following the distribution.
Under New York state banking law, New York State chartered savings associations may declare and pay dividends out of the balance of net profits after net worth exceeds ten percent of capital (which we refer to as the “undivided profits” of the savings and loan association) upon approval by the board of directors, unless there is an impairment of capital. Pursuant to Federal Reserve Board regulations, Gouverneur Bancorp, Inc. may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and stock offering.

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MARKET FOR THE COMMON STOCK
Gouverneur Bancorp’s common stock is currently quoted on the OTC Pink Marketplace (OTCPK) under the symbol “GOVB.” Upon completion of the conversion and stock offering, we expect that Gouverneur Bancorp, Inc.’s common stock will be quoted on the OTCQB Marketplace (OTCQB) under the symbol “GOVB.”
At the close of business on March 31, 2023, there were 2,031,377 shares of Gouverneur Bancorp common stock outstanding, of which 720,155 shares were publicly held shares (shares held by stockholders other than Cambray Mutual Holding Company), and approximately 120 stockholders of record (excluding stockholders who hold shares in street name through a broker).
As of                  , 2023, Gouverneur Bancorp had approximately          registered market makers in its common stock. Keefe, Bruyette & Woods, Inc. has advised us that it intends to make a market in our common stock following the offering, but is under no obligation to do so.
On May 19, 2023, the business day immediately preceding the public announcement of the conversion and stock offering, the closing price of Gouverneur Bancorp common stock was $7.20 per share, as reported by the OTC Pink Marketplace. On                  , the most recent practicable date before the printing of this proxy statement/prospectus, the closing price of Gouverneur Bancorp common stock was $       per share, as reported by the OTC Pink Marketplace. On the effective date of the conversion and stock offering, all publicly held shares of Gouverneur Bancorp common stock, including shares of common stock owned by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Gouverneur Bancorp, Inc. common stock determined pursuant to the exchange ratio. See “Proposal 1 – Approval of the Plan of Conversion — Share Exchange Ratio for Current Stockholders.” The prices disclosed in the above tables reflect actual prices and have not been adjusted to reflect the exchange ratio. See “Stock Ownership.”
Persons purchasing the common stock may not be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment.

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CAPITALIZATION
The following table presents the historical consolidated capitalization of Gouverneur Bancorp at March 31, 2023 and the pro forma consolidated capitalization of Gouverneur Bancorp, Inc. after giving effect to the conversion and stock offering based upon the assumptions set forth in the “Pro Forma Data” section.
	At March 31, 2023	Minimum of Offering Range 722,500 Shares at $10.00 per Share	Midpoint of Offering Range 850,000 Shares at $10.00 per Share	Maximum of Offering Range 977,500 Shares at $10.00 per Share
	(Dollars in thousands)
Deposits(1)	$165,896	$165,896	$165,896	$165,896
Borrowed funds	8,900	8,900	8,900	8,900
Total deposits and borrowed funds	$174,796	$174,796	$174,796	$174,796
Stockholders’ equity:
Preferred Stock:
25,000,000 shares, $0.01 par value per share authorized; none issued or outstanding	$—	$—	$—	$—
Common stock:
75,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding(2)(3)	24	11	13	15
Additional paid-in capital(2)	5,035	6,793	8,066	9,339
Cambray Mutual Holding Company capital consolidation	—	260	260	260
Retained earnings(4)	27,924	27,924	27,924	27,924
Accumulated other comprehensive income	(2,574)	(2,574)	(2,574)	(2,574)
Less:
Treasury stock	(4,070)	—	—	—
Common stock to be acquired by employee stock ownership plan(5)	—	(578)	(680)	(782)
Common stock to be acquired by new equity incentive plan(6)	—	(289)	(340)	(391)
Total stockholders’ equity	$26,339	$31,547	$32,669	$33,791
Total stockholders’ equity as a percentage of total assets	12.84%	14.99%	15.44%	15.89%
Tangible equity as a percentage of tangible assets	10.09%	12.38%	12.86%	13.34%

(1)
Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and stock offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.

(2)
Gouverneur Bancorp currently has 9,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital are revised to reflect the number of shares of Gouverneur Bancorp, Inc. common stock to be outstanding after the completion of the conversion and stock offering.

(3)
No effect has been given to the issuance of additional shares of Gouverneur Bancorp, Inc. common stock pursuant to the exercise of options under a new stock-based benefit plan. If such a plan is implemented within the first year after the closing of the conversion and stock offering, an amount up

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to 10% of the shares of Gouverneur Bancorp, Inc. common stock sold in the stock offering will be reserved for issuance upon the exercise of options under the plan. At March 31, 2023, there were no outstanding stock options to acquire Gouverneur Bancorp common stock. See “Our Management.”

(4)
The retained earnings of Gouverneur Savings and Loan Association will be substantially restricted after the conversion and stock offering as a result of applicable regulatory capital requirements.

(5)
Assumes that 8% of the shares sold in the stock offering will be acquired by the employee stock ownership plan financed by a loan from Gouverneur Bancorp, Inc. The loan will be repaid principally from Gouverneur Bancorp, Inc.’s contributions to the employee stock ownership plan. Since Gouverneur Bancorp, Inc. will finance the employee stock ownership plan debt, the debt will be eliminated through consolidation and no liability will be reflected on Gouverneur Bancorp, Inc.’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.

(6)
Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the stock offering will be purchased for grant by a new stock-based benefit plan. The funds to be used by such a plan to acquire the shares will be provided by Gouverneur Bancorp, Inc. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the stock offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the stock offering. Gouverneur Bancorp, Inc. will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plan and will credit capital in an amount equal to the charge to operations. Implementation of a stock-based benefit plan will require stockholder approval.

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REGULATORY CAPITAL COMPLIANCE
At March 31, 2023, Gouverneur Savings and Loan Association exceeded all of the applicable regulatory capital requirements and was considered “well capitalized.” The following table presents Gouverneur Savings and Loan Association’s capital position relative to its regulatory capital requirements at March 31, 2023, on a historical and a pro forma basis. The table reflects receipt by Gouverneur Savings and Loan Association of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Federal Deposit Insurance Corporation. For a discussion of the capital standards applicable to Gouverneur Savings and Loan Association, see “Regulation and Supervision — Savings Association Regulation — New York Banking Law.”
	Gouverneur Savings and Loan Association Historical at March 31, 2023		Pro Forma at March 31, 2023, Based Upon the Sale in the Offering of
			722,500 Shares		850,000 Shares		977,500 Shares
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
	(Dollars in thousands)
Equity	$25,984	12.66%	$28,025	13.47%	$28,509	13.66%	$28,994	13.85%
Tier 1 leverage capital(1)(2)	$21,837	10.73%	$23,878	11.57%	$24,362	11.77%	$24,847	11.97%
Tier 1 leverage requirement	10,173	5.00	10,318	5.00	10,350	5.00	10,382	5.00
Excess	$11,664	5.73%	$13,560	6.57%	$14,012	6.77%	$14,465	6.97%
Tier 1 risk-based capital(1)(2)	$21,837	19.54%	$23,878	21.25%	$24,362	21.66%	$24,847	22.06%
Tier 1 risk-based requirement	8,942	8.00	8,989	8.00	8,999	8.00	9,009	8.00
Excess	$12,895	11.54%	$14,889	13.25%	$15,363	13.66%	$15,838	14.06%
Total risk-based capital(1)(2)	$22,512	20.14%	$24,553	21.85%	$25,037	22.26%	$25,522	22.66%
Total risk-based requirement	11,178	10.00	11,236	10.00	11,249	10.00	11,261	10.00
Excess	$11,334	10.14%	$13,317	11.85%	$13,788	12.26%	$14,261	12.66%
Common equity tier 1 risk-based capital(1)(2)	$21,837	19.54%	$23,878	21.25%	$24,362	21.66%	$24,847	22.06%
Common equity tier 1 risk-based requirement	7,266	6.50	7,303	6.50	7,312	6.50	7,320	6.50
Excess	$14,571	13.04%	$16,575	14.75%	$17,050	15.16%	$17,527	15.56%
Reconciliation of capital infused into Gouverneur Savings and Loan Association:
Net proceeds			$2,908		$3,545		$4,183
Less: Common stock acquired by new equity incentive plan			(289)		(340)		(391)
Less: Common stock acquired by employee stock ownership plan			(578)		(680)		(782)
Pro forma increase			$2,041		$2,525		$3,010

(1)
Tier 1 leverage capital levels are shown as a percentage of total average assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(2)
Pro forma amounts and percentages assume net proceeds are invested in assets that carry a 20% risk weighting.

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PRO FORMA DATA
The following table illustrates the pro forma impact of the conversion and stock offering on our net income and stockholders’ equity based on the sale of common stock at the minimum, the midpoint and the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions, although actual expenses may vary from these estimates:

•
all of the shares of common stock will be sold in the subscription and community offerings and no shares will be sold in the syndicated offering;

•
our employee stock ownership plan will purchase a number of shares equal to 8% of the shares sold in the offering with a loan from Gouverneur Bancorp, Inc. that will be repaid in equal installments over 15 years;

•
we will pay Keefe Bruyette & Woods, Inc. a management fee of $25,000 and a success fee of $300,000 in connection with the subscription and community offerings; and

•
total expenses of the stock offering, excluding selling agent commissions and expenses, will be approximately $950,000.

We calculated pro forma consolidated net income for the six months ended March 31, 2023 and the year ended September 30, 2022, as if the estimated net investable proceeds had been invested at an assumed interest rate of 3.60% (2.84% on an after-tax basis using an assumed tax rate of 21.0%). This represents the yield on the five-year United States Treasury Note at September 30, 2022 which, in light of current market interest rates, we consider to more accurately reflect the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate generally required by federal banking regulators.
We calculated historical and pro forma per share amounts by dividing historical and pro forma consolidated net income and stockholders’ equity by the indicated number of shares of common stock. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the period, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.
The pro forma table gives effect to the implementation of a new stock-based benefit plan. We have assumed that the stock-based benefit plan will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plan will vest over a five-year period.
We also have assumed that options will be granted under a new stock-based benefit plan to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.95 for each option.
We may grant options and award shares of common stock under a stock-based benefit plan in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest more rapidly than over a five-year period if the stock-based benefit plan is adopted more than one year following the completion of the conversion and stock offering.
As discussed under “Use of Proceeds,” we intend to contribute 50% of the net offering proceeds to Gouverneur Savings and Loan Association, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

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The pro forma table does not give effect to:

•
withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•
our results of operations after the stock offering; or

•
changes in the market price of the shares of common stock after the offering.

The following pro forma information may not be representative of the financial effects of the offering at the dates on which the offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in the conversion or, in the unlikely event of a liquidation of Gouverneur Savings and Loan Association, to the tax effect of the recapture of the bad debt reserve. See “Proposal 1 – Approval of the Plan of Conversion — Liquidation Rights.”
	At or for the Six Months Ended March 31, 2023 Based upon the Sale at $10.00 Per Share of
	722,500 Shares	850,000 Shares	977,500 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$7,225	$8,500	$9,775
Expenses	1,410	1,410	1,410
Estimated net proceeds	5,815	7,090	$8,365
Common stock purchased by employee stock ownership plan	(578)	(680)	(782)
Common stock purchased by stock-based benefit plan	(289)	(340)	(391)
Estimated net proceeds, as adjusted	$4,948	$6,070	$7,192
For the Six Months Ended March 31, 2023
Consolidated net earnings:
Historical	$—	$—	$—
Income on adjusted net proceeds	70	86	102
Income on mutual holding company asset contribution	4	4	4
Employee stock ownership plan(1)	(15)	(18)	(21)
Stock awards(2)	(23)	(27)	(31)
Stock options(3)	(34)	(40)	(46)
Pro forma net income	$2	$6	$9
Earnings per share(4):
Historical	$—	$—	$—
Income on adjusted net proceeds	0.06	0.06	0.07
Income on mutual holding company asset contribution	—	—	—
Employee stock ownership plan(1)	(0.01)	(0.01)	(0.01)
Stock awards(2)	(0.02)	(0.02)	(0.02)
Stock options(3)	(0.03)	(0.03)	(0.03)
Pro forma earnings per share(4)	$—	—	$0.01
Offering price to pro forma net earnings per share	NM	NM	500.00
Number of shares used in earnings per share calculations	1,051,304	1,236,828	1,422,352
At March 31, 2023
Stockholders’ equity:
Historical	$26,339	$26,339	$26,339
Estimated net proceeds	5,815	7,090	8,365
(footnotes begin on page 74)

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	At or for the Six Months Ended March 31, 2023 Based upon the Sale at $10.00 Per Share of
	722,500 Shares	850,000 Shares	977,500 Shares
	(Dollars in thousands, except per share amounts)
Mutual holding company capital contribution	260	260	260
Common stock acquired by employee stock ownership plan(1)	(578)	(680)	(782)
Stock awards(2)	(289)	(340)	(391)
Pro forma stockholders’ equity	$31,547	$32,669	$33,791
Intangible assets	(6,267)	(6,267)	$(6,267)
Pro forma tangible stockholders’ equity	$25,280	$26,402	$27,524
Stockholders’ equity per share:
Historical	$23.79	$20.22	$17.59
Estimated net proceeds	5.25	5.44	5.58
Equity increase from the mutual holding company	0.23	0.20	0.17
Common stock acquired by employee stock ownership plan(1)	(0.52)	(0.52)	(0.52)
Common stock acquired by stock-based benefit plan(2)	(0.26)	(0.26)	(0.26)
Pro forma stockholders’ equity per share(5)	$28.49	$25.08	$22.56
Intangible assets	$(5.66)	$(4.81)	$(4.18)
Pro forma tangible stockholders’ equity per share(5)	$22.83	$20.27	$18.38
Offering price as a percentage of equity per share	35.10%	39.87%	44.33%
Offering price as a percentage of tangible equity per share	43.80%	49.33%	54.41%
Number of shares outstanding for pro forma book value per share calculations	1,107,177	1,302,561	1,497,945
	At or for the Year Ended September 30, 2022 Based upon the Sale at $10.00 Per Share of
	722,500 Shares	850,000 Shares	977,500 Shares
	(Dollars in thousands, except per share amounts)
Gross proceeds of offering	$7,225	$8,500	$9,775
Expenses	1,410	1,410	1,410
Estimated net proceeds	5,815	7,090	$8,365
Common stock purchased by employee stock ownership plan	(578)	(680)	(782)
Common stock purchased by stock-based benefit plan	(289)	(340)	(391)
Estimated net proceeds, as adjusted	$4,948	$6,070	$7,192
For the Year Ended September 30, 2022
Consolidated net earnings:
Historical	$1,527	$1,527	$1,527
Income on adjusted net proceeds	141	173	205
Income on mutual holding company asset contribution	7	7	7
Employee stock ownership plan(1)	(30)	(36)	(41)
Stock awards(2)	(46)	(54)	(62)
Stock options(3)	(68)	(80)	(92)
Pro forma net income	$1,531	$1,537	$1,544
Earnings per share(4):
Historical	$1.45	$1.23	$1.07
(footnotes begin on following page)

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	At or for the Year Ended September 30, 2022 Based upon the Sale at $10.00 Per Share of
	722,500 Shares	850,000 Shares	977,500 Shares
	(Dollars in thousands, except per share amounts)
Income on adjusted net proceeds	0.13	0.14	0.14
Income on mutual holding company asset contribution	0.01	0.01	—
Employee stock ownership plan(1)	(0.03)	(0.03)	(0.03)
Stock awards(2)	(0.04)	(0.04)	(0.04)
Stock options(3)	(0.06)	(0.06)	(0.06)
Pro forma earnings per share(4)	$1.45	1.24	$1.08
Offering price to pro forma net earnings per share	6.90	8.06	9.26
Number of shares used in earnings per share calculations	1,053,230	1,239,094	1,424,958
At September 30, 2022
Stockholders’ equity:
Historical	$24,829	$24,829	$24,829
Estimated net proceeds	5,815	7,090	8,365
Mutual holding company capital contribution	260	260	260
Common stock acquired by employee stock ownership plan(1)	(578)	(680)	(782)
Stock awards(2)	(289)	(340)	(391)
Pro forma stockholders’ equity	$30,037	$31,159	$32,281
Intangible assets	(6,498)	(6,498)	$(6,498)
Pro forma tangible stockholders’ equity	$23,539	$24,661	$25,783
Stockholders’ equity per share:
Historical	$22.43	$19.06	$16.58
Estimated net proceeds	5.25	5.44	5.58
Equity increase from the mutual holding company	0.23	0.20	0.17
Common stock acquired by employee stock ownership plan(1)	(0.52)	(0.52)	(0.52)
Common stock acquired by stock-based benefit plan(2)	(0.26)	(0.26)	(0.26)
Pro forma stockholders’ equity per share(5)	$27.13	$23.92	$21.55
Intangible assets	$(5.87)	$(4.99)	$(4.34)
Pro forma tangible stockholders’ equity per share(5)	$21.26	$18.93	$17.21
Offering price as a percentage of equity per share	36.86%	41.81%	46.40%
Offering price as a percentage of tangible equity per share	47.04%	52.83%	58.11%
Number of shares outstanding for pro forma book value per share calculations	1,107,177	1,302,561	1,497,945

(1)
Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Gouverneur Bancorp, Inc. Gouverneur Savings and Loan Association intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Gouverneur Savings and Loan Association’s total annual payments on the employee stock ownership plan debt are based upon 15 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation — Stock Compensation — Employee Stock Ownership Plans” (“ASC 718-40”)

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requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Gouverneur Savings and Loan Association, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 21.0%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income further assumes that shares were committed to be released in 15 equal annual installments at the minimum, midpoint and maximum of the offering range, respectively and that, in accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.

(2)
Assumes that a new stock-based benefit plan purchases an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from Gouverneur Bancorp, Inc. or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Gouverneur Bancorp, Inc. The table assumes that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 20.0% of the amount contributed to the plan is amortized as an expense during the year ended September 30, 2022, and (iii) the plan expense reflects an effective tax rate of 21.0%. Assuming stockholder approval of the stock-based benefit plan and that shares of common stock (equal to 4% of the shares sold in the offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.5%.

(3)
Assumes that options are granted under a new stock-based benefit plan to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the offering. Stockholder approval of the plan may not occur earlier than six months after the completion of the conversion. In calculating the pro forma effect of the stock-based benefit plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.95 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 21.0%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plan will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 6.1%.

(4)
Per share figures include publicly held shares of Gouverneur Bancorp common stock that will be exchanged for shares of Gouverneur Bancorp, Inc. common stock in the conversion. See “Proposal 1 – Approval of the Plan of Conversion — Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares of Gouverneur Bancorp and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the year. See note (1) above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

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For purposes of the table above, the number of shares used in pro forma earnings per share calculations were calculated as follows at the minimum, midpoint and maximum of the offering range, respectively:
At or for the Six Months Ended March 31, 2023
	Minimum	Midpoint	Maximum
Shares issued in the offering	722,500	850,000	977,500
Shares issued in the exchange	384,677	452,561	520,445
Unreleased employee stock ownership plan shares	(55,873)	(65,733)	(75,593)
Number of shares used in earnings per share calculations	1,051,304	1,236,828	1,422,352
At or for the Year Ended September 30, 2022
	Minimum	Midpoint	Maximum
Shares issued in the offering	722,500	850,000	977,500
Shares issued in the exchange	384,677	452,561	520,445
Unreleased employee stock ownership plan shares	(53,947)	(63,467)	(72,987)
Number of shares used in earnings per share calculations	1,053,230	1,239,094	1,424,958

(5)
Per share figures include publicly held shares of Gouverneur Bancorp common stock that will be exchanged for shares of Gouverneur Bancorp, Inc. common stock in the conversion. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the offering and (ii) shares to be issued in exchange for publicly held shares of Gouverneur Bancorp at the minimum, midpoint and maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.5342, 0.6284 and 0.7227 at the minimum, midpoint and maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

For purposes of the table above, the number of shares used in pro forma book value share calculations were calculated as follows at the minimum, midpoint and maximum of the offering range, respectively:
	Minimum	Midpoint	Maximum
Shares issued in the offering	722,500	850,000	977,500
Shares issued in the exchange	384,677	452,561	520,445
Number of shares used in book value per share calculations	1,107,177	1,302,561	1,497,945

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OUR BUSINESS
General
Gouverneur Bancorp, Inc. is a Maryland corporation that was organized in June 2023. Upon completion of the conversion and stock offering, Gouverneur Bancorp, Inc. will become the holding company of Gouverneur Savings and Loan Association, a New York-chartered stock savings and loan association, and will succeed to all of the business and operations of Gouverneur Bancorp, and each of Gouverneur Bancorp and Cambray Mutual Holding Company will cease to exist.
Gouverneur Bancorp was incorporated under the laws of the United States on March 23, 1999 for the purpose of serving as the savings and loan holding company of Gouverneur Savings and Loan Association, as part of Gouverneur Savings and Loan Association’s conversion from the mutual to stock form of organization. Cambray Mutual Holding Company was incorporated under the laws of the United States on March 23, 1999 for the purpose of serving as the mutual holding company parent of Gouverneur Savings and Loan Association as part of the mutual holding company reorganization. In March 1999, in connection with Gouverneur Savings and Loan Association’s reorganization into the mutual holding company structure, Gouverneur Bancorp completed its initial public offering in which it (i) sold 1,072,818 shares of its outstanding common stock to the public and (ii) issued 1,311,222 shares of its common stock to Cambray Mutual Holding Company.
Gouverneur Savings and Loan Association’s principal business consists of originating one- to four-family residential real estate mortgage loans and, to a lesser extent, commercial real estate loans, construction loans and home equity loans and lines of credit. We also offer commercial loans and consumer loans. We offer a variety of retail deposits to the general public in the areas surrounding our main office and our branch offices. We offer our customers a variety of deposit products with interest rates that are competitive with those of similar products offered by other financial institutions operating in our market area. We also utilize borrowings as a source of funds. Our revenues are derived primarily from interest on loans and, to a lesser extent, interest on investment securities and mortgage-backed securities. We also generate revenues from other income including deposit fees and service charges, realized gains on sales of securities, realized gains on sales of loans associated with loan production and realized gains on sales of other real estate owned.
Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. GS&L Municipal Bank has the power to receive deposits only to the extent of accepting for deposit the funds of the State of New York and its respective agents, authorities and instrumentalities, and local governments as defined in Section 10(a)(1) of the New York General Municipal Law. GS&L Municipal Bank’s purpose is to attract deposits from local municipalities and, at March 31, 2023, GS&L Municipal Bank had $20.6 million in deposits. GS&L Municipal Bank is regulated by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
Acquisition of Citizens Bank of Cape Vincent
On September 16, 2022, we acquired Citizens Bank of Cape Vincent, a New York-chartered stock commercial bank headquartered in Cape Vincent, New York and with two additional branch offices located in Chaumont and La Fargeville, New York. At the effective time of the merger, Citizens Bank of Cape Vincent was merged with and into Gouverneur Savings and Loan Association and each Citizens Bank of Cape Vincent stockholder became entitled to receive $1,056.11 in cash for each share of Citizens Bank of Cape Vincent common stock that they held at the effective time of the merger. The acquisition of Citizens Bank of Cape Vincent enhanced our market share and presence in Jefferson County and the Lake Ontario, St. Lawrence River communities.
Market Area
We are headquartered in Gouverneur, New York and currently operate five branch offices located in Jefferson and St. Lawrence Counties in New York. We consider our primary market area to be Jefferson and St. Lawrence Counties, where we maintain branch offices, as well as Lewis County, where we make loans and accept deposits. These three counties, which are all predominately rural and comprised of many small

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towns and villages, are part of the North Country region in New York state. The North Country is the northernmost region of New York state, bordered by Lake Champlain to the east, the Adirondack Mountains to the south, the Mohawk Valley region to the southwest, the Canadian border to the north, and Lake Ontario and the St. Lawrence Seaway to the west. The northern part of our primary market is situated on the St. Lawrence River, which forms the northern border of New York State and demarcates part of the international boundary between Canada and the United States, and includes private and public lands that are attractive vacation destinations. These vacation destinations include the Thousand Islands, a group of more than 1,800 islands in the St. Lawrence River with numerous waterfront hotels, resorts and marinas, as well as second vacation homes and cottages.
The economy of our primary market area is fairly diversified with employment sectors ranging across a number of industries, including manufacturing, agriculture, retail trades, construction, mining, health care, colleges and universities, other education and government service, as well as tourism-related businesses along the St. Lawrence River. Fort Drum, a major U.S. Army military installation, is also located at the southern edge of our primary market area within Jefferson County. More than 15,000 military service members and approximately 3,700 civilian personnel (including government contractors) work at Fort Drum, with an estimated 15,000 family members living on post or in the local area. In addition, more than 3,000 military retirees reside in the areas surrounding Fort Drum.
According to the U.S. Census Bureau, (i) Jefferson County had an estimated population of 116,637 as of July 1, 2022, representing a 0.1% decrease from April 1, 2020, and a median household income of $58,271 for 2021, (ii) St. Lawrence County had an estimated population of 107,733 as of July 1, 2022, representing a 0.7% decrease from April 1, 2020, and a median household income of $54,351 for 2021 and (iii) Lewis County had an estimated population of 26,699 as of July 1, 2022, representing a 0.7% decrease from April 1, 2020, and a median household income of $60,049 for 2021. The median household income in New York was $75,157 for 2021 and the median household income in the United States was $70,784 for 2021. As of March 2023, the unemployment rate in Jefferson, Lewis and St. Lawrence Counties totaled 4.5%, 5.3% and 4.1%, respectively, as compared to a New York unemployment rate of 4.0% and a national unemployment rate of 3.6% for March 2023. Median home values in our market area are also below New York State and national levels.
Competition
The financial services industry is highly competitive. Gouverneur Savings and Loan Association experiences substantial competition with other commercial banks, savings and loan associations, savings banks, credit unions, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds and other non-bank financial service providers in attracting deposits and making loans. The competing major commercial banks have greater resources that may provide them a competitive advantage by enabling them to maintain numerous branch offices and mount extensive advertising campaigns. The increasingly competitive environment is the result of changes in regulation, changes in technology and product delivery systems, additional financial service providers and the accelerating pace of consolidation among financial services providers.
The financial services industry has become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge under the umbrella of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Also, technology has lowered barriers to entry and made it possible for non-banks to offer products and services traditionally provided by banks, such as automatic transfer and automatic payment systems.
Some of our non-banking competitors have fewer regulatory constraints and may have lower cost structures. In addition, some competitors have assets, capital and lending limits greater than we do, greater access to capital markets and offer a broader range of products and services than we offer. These institutions may have the ability to finance wide-ranging advertising campaigns and may also be able to offer lower rates on loans and higher rates on deposits than we can offer.

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Our competition for loans comes primarily from financial institutions in our market area. We intend to continue to rely upon local promotional activities, personal relationships established by officers, directors and employees with their customers and specialized services tailored to meet the needs of the communities served. Management believes that it can compete effectively as a result of local market knowledge, local decision making and awareness of customer needs.
At June 30, 2022 (the latest date for which public information is made available by the Federal Deposit Insurance Corporation), Gouverneur Savings and Loan Association’s deposit market share was 1.17% of total Federal Deposit Insurance Corporation-insured deposits in Jefferson County, representing the seventh largest market share of the ten Federal Deposit Insurance Corporation-insured institutions with banking offices in the county, and 4.83% of total Federal Deposit Insurance Corporation-insured deposits in St. Lawrence County, representing the fifth largest market share of the eight Federal Deposit Insurance Corporation-insured institutions with banking offices in the county. In addition, at June 30, 2022, Citizens Bank of Cape Vincent, which we acquired on September 16, 2022, had a deposit market share of 3.63% of total Federal Deposit Insurance Corporation-insured deposits in Jefferson County, representing the sixth largest market share of the ten Federal Deposit Insurance Corporation-insured institutions with banking offices in the county. This data excludes deposits held by credit unions.
Lending Activities
Our loan portfolio consists primarily of one- to four-family residential mortgage loans. To a lesser extent, our loan portfolio consists of commercial real estate loans, construction loans and home equity loans and lines of credit, as well as commercial loans and consumer loans. Substantially all of our loans are secured by properties located within our local markets.
One- to Four-Family Residential Loans.   Our primary lending activity is the origination of mortgage loans to enable borrowers to purchase or refinance existing homes, including second vacation homes and cottages, in our market area. Our one- to four-family residential loans totaled $99.9 million, or 79.6% of our total loan portfolio, at March 31, 2023.
We offer fixed-rate and adjustable-rate mortgage loans with terms up to 30 years. Borrower demand for adjustable-rate loans rather than fixed-rate loans is a function of the level of interest rates, the expectations of changes in the level of interest rates, the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. The relative amount of fixed-rate mortgage loans (as opposed to adjustable interest rates) and adjustable-rate mortgage loans that can be originated or purchased at any time is largely determined by the demand for each in a competitive environment and the effect each has on our interest rate risk. The loan fees charged, interest rates, and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions.
We offer fixed-rate loans with terms of one to 30 years. Our adjustable-rate mortgage loans are based on one-, five- or 10-year amortization schedule. Interest rates and payments on our adjustable-rate mortgage loans adjust every one, five or 10 years. Interest rates and payments on our adjustable-rate loans generally are adjusted to a rate that is based on the respective one-year Constant Maturity U.S. Treasury indices.
Due to historically low interest rate levels, borrowers generally have preferred fixed-rate loans in recent years. While we anticipate that our adjustable-rate loans will better offset the adverse effects on our net interest income of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest rate sensitivity is limited by the annual and lifetime interest rate adjustment limits.
While one- to four-family residential real estate loans are normally originated with up to 30-year terms, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan.

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Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.
We do not make conventional loans with loan-to-value ratios exceeding 97% and generally limit loan-to-value ratios on our conventional loans to 80%. Loans with loan-to-value ratios in excess of 80% generally require private mortgage insurance, a government guarantee or additional collateral. We require all properties securing mortgage loans to be appraised by licensed independent appraisers from appraisal management companies approved by our board of directors. Borrowers must obtain hazard insurance for all mortgage types and flood insurance for loans on property located in a flood zone, before closing the loan.
Our largest one- to four-family residential loan at March 31, 2023 was an owner-occupied one- to four-family residential loan for $615,000 secured by a single-family residence located in Alexandria Bay, New York, $596,000 of which is outstanding. This loan is performing in accordance with its terms.
Commercial Real Estate Loans.   We offer fixed rate and adjustable-rate mortgage loans secured by commercial real estate, including multi-family residential real estate. Our commercial real estate and multi-family residential real estate loans are generally secured by office buildings, retail and mixed-use properties, apartment buildings, and owner-occupied properties used for businesses. At March 31, 2023, our commercial real estate loan portfolio totaled $12.0 million, or 9.6% of our total loan portfolio.
We originate commercial real estate loans with terms generally up to 20 years. Interest rates and payments on adjustable-rate loans adjust every one, five and ten years. Interest rates and payments on our adjustable-rate commercial loans generally are adjusted to a rate typically equal to the current Prime Rate, plus a spread based on credit-worthiness and risk. Loan amounts generally do not exceed 70% of the appraised value for well-qualified borrowers.
Our largest commercial real estate and multi-family residential real estate loan at March 31, 2023 had an outstanding balance of $696,000. This loan is secured by an automobile collision center and car wash located in Gouverneur, New York and is performing in accordance with its terms.
Loans secured by commercial real estate and multi-family residential real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in commercial real estate and multi-family residential real estate lending is the borrower’s credit-worthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income producing properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject, to a greater extent than residential real estate loans, to adverse conditions in the real estate market or the economy. In reaching a decision on whether to make a commercial real estate or multi-family real estate loan, we consider the net operating income of the property, the borrower’s expertise, current cash flow, credit history and profitability, and the value of the underlying property.
Construction and Land Loans.   We originate (i) residential construction loans to individuals and purchase loans that finance the construction of owner-occupied residential dwellings for personal use, (ii) commercial construction loans for the development of projects including non-owner occupied residential dwellings, apartment buildings, single-family investment loans, as well as owner-occupied properties used for business and (iii) commercial land loans for the purchase and development of raw land.
Our residential construction loans generally provide for the payment of interest only during the construction phase, which can be up to 12 months. At the end of the construction phase, substantially all of our loans automatically convert to permanent mortgage loans. Construction loans generally can be made with a maximum loan to value ratio of 80% of the appraised value with maximum terms of 30 years. Our residential construction loans totaled $4.0 million, or 3.2% of our total loan portfolio, at March 31, 2023. At March 31, 2023, our largest outstanding residential construction loan was for $630,000, $619,000 of which was disbursed and outstanding, located in Chaumont, New York. This loan is performing in accordance with its terms. We also require periodic inspections of the property during the term of the construction.
Our commercial construction loans provide for payment of interest only during the construction phase and may, in the case of an apartment or commercial building, convert to a permanent mortgage loan upon

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the completion of construction. In the case of a single-family subdivision or construction or builder loan, as individual lots are sold, the principal balance is reduced by agreed upon release prices at the outset of the loan sufficient to liquidate the loan prior to the final sale. In the case of a commercial construction loan, the construction period may be up to 12 months. Loans are generally made to a maximum of 70% on commercial loans of the lower of the cost or the appraised market value as determined by an independent licensed appraiser. We also require periodic inspections of the property during the term of the construction loan. At March 31, 2023, there were no outstanding commercial construction loans.
We also offer land loans to individuals on approved residential building lots for personal use. The land loans in our loan portfolio have terms of up to 15 years and to a maximum loan to value ratio of 65% of the appraised value. At March 31, 2023, our largest outstanding land loan was for $109,000, and was secured by land located in Richville, New York. This loan is performing in accordance with its terms.
Home Equity Loans and Lines of Credit.   We offer home equity loans and lines of credit, which have adjustable rates of interest that are indexed to the prime rate as published in The Wall Street Journal for terms of up to 20 years. These loans are originated with maximum loan-to-value ratios of 80% of the appraised value of the property, and we require that we have a second lien position on the property. We also offer secured and unsecured lines of credit for well-qualified individuals and small businesses. Management includes these loans based on the collateral supporting the line of credit in either the non-residential, multi-family, commercial or one-to-four family categories for the purposes of monitoring and evaluating the portfolio. At March 31, 2023, such loans totaled $2.2 million, or 1.7% of our total loan portfolio.
Commercial Loans.   These loans consist of operating lines of credit secured by general business assets and equipment. The operating lines of credit are generally short term in nature with interest rates tied to the Prime Rate plus and adjustments occurring daily, monthly, or quarterly based on the original contract. For adjustable loans, there is also an interest rate floor. The equipment loans are typically made with maturities of less than five years and are priced with a fixed interest rate. Longer repayments of up to 15 years can be made depending on the useful life of the equipment being financed. Generally, rates are fixed for not longer than five years and will reset, generally based on the Constant Maturity U.S. Treasury indices plus a spread, if the amortization or maturity of the loan is longer. At March 31, 2023, such loans totaled $1.9 million, or 1.5% of our total loan portfolio.
Consumer Loans.   We offer a variety of consumer loans to our customer base, which include loans for automobiles, motorcycles, campers, boats and other recreational vehicles, as well as personal secured and unsecured loans. At March 31, 2023, such loans totaled $5.6 million, or 4.5% of our total loan portfolio.
Consumer loans may entail greater risk than do residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws may limit the amount which can be recovered on such loans.
Loan Origination, Purchases and Sales.   Loan originations come from a number of sources. The primary source of loan originations are our in-house loan originators, and to a lesser extent, advertising and referrals from customers and local realtors. We primarily originate our own loans and retain them in our portfolio. However, we also occasionally purchase loans or participation interests in loans.
We also occasionally sell some of the longer-term fixed-rate one-to-four family mortgage loans that we originate in the secondary market based on prevailing market interest rate conditions, an analysis of the composition and risk of the loan portfolio, liquidity needs and interest rate risk management goals. Generally, loans are sold with recourse and with servicing retained, which enables us to retain customer contact following the loan sale. We sold no loans during the six months ended March 31, 2023 and sold $523,000 of loans during the year ended September 30, 2022.
As of March 31, 2023, we had one outstanding sold commercial loan participation for $215,000 and for which we are the lead lender. This loan is performing in accordance with its terms.

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Loan Approval Procedures and Authority.   Our lending activities follow written, non-discriminatory underwriting standards and loan origination procedures established by our board of directors and management. Decisions on loan applications are made on the basis of detailed information submitted by the prospective borrower, credit histories that we obtain and property valuations. Our board of directors has established a Loan Committee, consisting of two directors and two executive officers.
The board of directors has granted loan approval authority to certain officers up to prescribed limits, depending on the seniority of the officer, the type of loan and the underlying security. Our President and Chief Executive Officer has aggregate approval authority of up to $300,000 for residential and commercial real estate loans and secured commercial loans, $200,000 for secured consumer loans and $50,000 for unsecured commercial and consumer loans. Senior lenders may approve up to $225,000 for residential and commercial real estate loans, $50,000 for commercial secured, $70,000 for consumer secured, $10,000 for commercial unsecured and $25,000 for consumer unsecured. Individual loan officers generally can approve residential loans of up to $150,000 for and $75,000 for commercial real estate loans, $25,000 for secured commercial loans, $50,000 for secured consumer loans and $3,500 for unsecured commercial and consumer loans. The Loan Committee generally may approve residential and commercial real estate loans and secured commercial loans of up to $400,000, secured commercial loans up to $400,000, consumer loans of up to $250,000, commercial unsecured up to $75,000 unsecured consumer loans of up to $50,000. Any loans in excess of these amounts must be approved by the board of directors.
Loans to One Borrower.   The maximum amount that we may lend to one borrower and the borrower’s related entities is limited by statute to generally 15% of our stated capital and reserves. At March 31, 2023, our regulatory lending maximum was $3.4 million. We have an internal loans to one borrower limit of $1.0 million, which is below our regulatory lending maximum, and we currently do not intend to increase this internal limit following the completion of the conversion and stock offering.
Loan Commitments.   We issue commitments for fixed-rate and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers and generally expire in 30 days.
Delinquencies.   When a borrower fails to make a required loan payment, we take a number of steps to have the borrower cure the delinquency and restore the loan to current status. We generally make initial contact with the borrower when the loan becomes fifteen days past due. If payment is not received by the 45th day of delinquency, additional letters are sent and phone calls generally are made to the customer. When the loan becomes 90 days past due, we generally commence pre-foreclosure proceedings against any real property that secures the loan or attempt to repossess any personal property that secures a consumer loan. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at foreclosure. We may consider loan workout arrangements with certain borrowers under certain circumstances. Management informs the board of directors on a monthly basis of the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.
Investment Activities
We have legal authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, mortgage-backed securities and certificates of deposit of federally insured institutions. At March 31, 2023, our investment portfolio consisted primarily of municipal securities with maturities of five to more than ten years, corporate bonds, and mortgage-backed securities issued by Fannie Mae, Freddie Mac or Ginnie Mae with stated final maturities of 30 years or less.
Our investment objectives are to provide and maintain liquidity, to maintain a balance of high quality, diversified investments to minimize risk, to provide collateral for pledging requirements, to establish an acceptable level of interest rate risk, to provide an alternate source of low-risk investments when demand for loans is weak and to generate a favorable return. Our board of directors has the overall responsibility for our investment portfolio, including approval of our investment policy. Our Chief Financial Officer is the designated investment officer and is responsible for the daily investment activities and is authorized to make investment decisions consistent with our investment policy.

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Interest Rate Swap and Hedging Activities
We use derivative instruments as a risk management tool and have entered into several interest rate swap agreements whereby we pay a fixed rate and receives a variable rate on a notional amount. The notional amount of the swap agreements at March 31, 2023, September 30, 2022 and 2021, was $7.0 million, $18.0 million and $18.0 million, respectively. We enter into these arrangements to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current year earnings, and gains are the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates.
Deposit Activities and Other Sources of Funds
General.   Deposits and loan repayments are the major sources of our funds for lending and other investment activities. Loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.
Deposit Accounts.   The vast majority of our depositors are residents of Jefferson, Lewis and St. Lawrence Counties in New York. Deposits are raised primarily from within our primary market area through the offering of a broad selection of deposit instruments, including checking accounts, money market accounts, regular savings accounts, club savings accounts, certificate accounts and various retirement accounts. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit, and the interest rate among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing weekly. Our current strategy is to offer competitive rates, but not be the market leader in every type and maturity.
Borrowings.   If necessary, we borrow from the Federal Home Loan Bank of New York to supplement our supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank functions as a central reserve bank providing credit for member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank of New York and are authorized to apply for advances on the security of such stock and certain of our mortgage loans and other assets (principally securities that are obligations of, or guaranteed by, the United States), provided certain standards related to credit-worthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s credit-worthiness. Under its current credit policies, the Federal Home Loan Bank generally limits advances to 25% of a member’s assets, and short-term borrowings of less than one year may not exceed 10% of the institution’s assets. The Federal Home Loan Bank determines specific lines of credit for each member institution. There were approximately $8.9 million of Federal Home Loan Bank advances outstanding at March 31, 2023. At March 31, 2023, we had the ability to borrow an additional $54.3 million from the Federal Home Loan Bank of New York. Additionally, at March 31, 2023, we had a line of credit with the Federal Reserve Discount Window totaling $5.0 million and a second line of credit with Atlantic Community Banker’s Bank totaling $4.0 million. At March 31, 2023, there were no outstanding balances under any of these additional credit facilities.
Personnel
At March 31, 2023, we had 46 full-time employees and no part-time employees, none of whom is represented by a collective bargaining unit. We believe our relationship with our employees is good.
Subsidiaries
Gouverneur Bancorp’s only direct subsidiary is Gouverneur Savings and Loan Association.

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Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. GS&L Municipal Bank has the power to receive deposits only to the extent of accepting for deposit the funds of the State of New York and its respective agents, authorities and instrumentalities, and local governments as defined in Section 10(a)(1) of the New York General Municipal Law. GS&L Municipal Bank’s purpose is to attract deposits from local municipalities and, at March 31, 2023, GS&L Municipal Bank had $20.64 million in deposits. GS&L Municipal Bank is regulated by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
Legal Proceedings
We are involved in routine legal proceedings in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to our financial condition, results of operations and cash flows.
Properties
We conduct business through our five branch offices located in Jefferson and St. Lawrence Counties in New York. At March 31, 2023, we owned four of our branch office locations and leased one of our branch office locations. At March 31, 2023, the total net book value of our land, buildings, furniture, fixtures and equipment was $3.2 million.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements of Gouverneur Bancorp that appear beginning on page F-1 of this proxy statement/prospectus. You should read the information in this section in conjunction with the business and financial information regarding Gouverneur Bancorp and the financial statements provided in this proxy statement/prospectus.
Overview
Gouverneur Bancorp, Inc. will succeed to Gouverneur Bancorp as the holding company for Gouverneur Savings and Loan Association upon the completion of the conversion and stock offering. Like Gouverneur Bancorp, Gouverneur Bancorp, Inc. will conduct its operations primarily through Gouverneur Savings and Loan Association.
Gouverneur Savings and Loan Association provides financial services to individuals and businesses primarily in Jefferson, Lewis and St. Lawrence Counties in New York. Our business consists primarily of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings from the Federal Home Loan Bank, in one- to four-family residential real estate loans, commercial real estate and multi-family real estate loans, commercial loans, home equity loans and lines of credit and consumer loans.
Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans and securities, and the interest we pay on our interest-bearing liabilities, consisting of savings and club accounts, NOW and money market accounts and time certificates. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of service charges, unrealized gains (losses) on swap agreements, earnings on bank owned life insurance and loan servicing fees. Non-interest expense currently consists primarily of salaries and employee benefits, directors’ fees, occupancy and data processing expense and professional fees. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.
We also use derivative instruments as a risk management tool and have entered into several interest rate swap agreements whereby we pay a fixed rate and receive a variable rate on a notional amount. We enter into these arrangements to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current year earnings, and gains are the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates.
Following the conversion and stock offering, our non-interest expenses are likely to increase as a result of operating as a public company. These additional expenses will consist primarily of legal and accounting fees, expenses of stockholder communications and meetings and stock exchange listing fees. In addition, following the offering, we will recognize additional annual employee compensation expenses stemming from the adoption of new equity benefit plans. We cannot determine the actual amount of these new stock-related compensation and benefit expenses at this time because applicable accounting standards require that they be based on the fair market value of the shares of common stock at specific points in the future. For an illustration of these expenses, see “Pro Forma Data.”
Business Strategy
As a community-minded financial institution, we focus on serving the financial needs of local individuals, businesses and municipalities by executing a safe and sound, service-oriented business strategy

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that seeks to produce earnings that increase over time and can be reinvested in our business and communities. Our current business strategy consists of the following:

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Continuing to emphasize residential mortgage lending.   We have been and will continue to be primarily a one- to four-family residential mortgage lender for borrowers in our market area. As of March 31, 2023, $99.9 million, or 79.6%, of our total loan portfolio consisted of one- to four-family mortgage loans. Our primary market area, which is located in the northernmost region of New York state, borders the St. Lawrence River and includes private and public lands that are attractive vacation destinations. As a result, our one to four-family residential mortgage loan portfolio also includes loans made to purchase second vacation homes and cottages. We have primarily originated residential mortgage loans for our own portfolio, rather than for sale, and we generally service the loans we originate. We provide customers with alternatives for their borrowing needs by offering both fixed- and adjustable-rate products with various terms to maturity and pricing alternatives. Through our marketing efforts, our reputation, pricing and strong relationships with real estate agents, we attract mortgage loan business from walk-in customers, customers that apply online and existing customers. We believe that there are opportunities to increase our residential mortgage lending in our market area and, following the completion of the conversion and stock offering, we intend to continue our emphasis on originating one- to four-family loans that meet our underwriting standards.

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Increasing our non-residential loan portfolio.   Our principal loan origination activity remains primarily one- to four-family residential mortgage loans. We supplement these residential originations by also originating higher yielding commercial real estate loans, construction loans and home equity loans and lines of credit. While we intend to continue to emphasize one- to four-family residential mortgage lending following the completion of the conversion and stock offering, we also intend to continue to focus on originating small business loans in our local market and on the origination of higher yielding non-residential loans to supplement our residential lending portfolio. We expect that any future increases in non-residential loans will be directly proportionate to increases in our residential loan portfolio, which will enable us to maintain the current overall composition of our loan portfolio.

Non-residential loans, including as commercial real estate loans and commercial business loans, have higher credit risk than one- to four-family residential mortgage loans. See “Our Business — Lending Activities.”

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Increasing municipal deposits as a cost-effective source of funds to help generate future spread income.   To enhance our deposit taking activities, Gouverneur Savings and Loan Association operates a limited-purpose wholly owned subsidiary, GS&L Municipal Bank, that was formed in September 2022 as a New York-chartered limited purpose commercial bank. We maintain GS&L Municipal Bank as a limited purpose commercial bank subsidiary because, under New York municipal laws, a New York-chartered savings and loan association, such as Gouverneur Savings and Loan Association, is not authorized to directly receive New York state or municipal deposits. As of March 31, 2023, GS&L Municipal Bank held $20.6 million in municipal deposits, consisting of public funds on deposit from local government entities domiciled in the State of New York. We have devoted significant time and resources to forming GS&L Municipal Bank and establishing the infrastructure necessary for GS&L Municipal Bank to operate effectively, and we believe there are opportunities to continue to increase municipal deposits as a cost-effective source of funds to help generate additional spread income in the future. Following the completion of the conversion and stock offering, we intend to continue to solicit municipal deposits through GS&L Municipal Bank by leveraging our management team’s existing relationships with local municipalities and governmental entities located in our primary market area.

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Grow organically and through opportunistic expansion.   Following our acquisition of Citizens Bank of Cape Vincent in September 2022, our primary intention is currently to grow our balance sheet organically and use our capital to increase our lending and investment capacity. In addition to organic growth, we may also consider expansion opportunities in our market area or in contiguous markets that we believe would enhance both our franchise value and stockholder returns. These opportunities primarily include establishing loan production offices, establishing new, or de novo, branch offices (including micro branch offices) and/or acquiring branch offices. We have no current plans or intentions regarding any expansion plans.

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•
Improving our technology platform.   We intend to continue to build a technology platform that enables us to deliver enhanced products and services to our customers and is also scalable to accommodate our future organic growth plans. To accomplish this objective, we have made and are continuing to make additional investments in our information technology infrastructure, including data backup, security, accessibility, integration, business continuity, website development, online and mobile banking technologies and internal/external ease of use. We outsource a majority of our data processing requirements to our third party core processor, and we rely on our third party core processor for data processing and external data security. As a result, we expect that much of our additional investments in improving our technology platform will be done through our third party core processor. Following the completion of the conversion and stock offering, we expect that approximately 90% of our information technology budget will be dedicated to maintaining our existing systems, and that the remaining 10% of our information technology budget will be dedicated to continuing to enhance our technology platform.

We intend to continue to pursue these business strategies, subject to changes necessitated by future market conditions, regulatory restrictions and other factors. While we are committed to the business strategies noted above, we recognize the challenges and uncertainties of the current environment and plan to execute these strategies as market conditions allow.
Summary of Critical Accounting Policies and Critical Accounting Estimates
In the preparation of our consolidated financial statements, we have adopted various accounting policies that govern the application of U.S. generally accepted accounting principles (“GAAP”) and to general practices within the banking industry. Our significant accounting policies are described in Note 2 to the consolidated financial statements included in this proxy statement/prospectus.
Certain accounting policies involve significant judgments and assumptions by us that have a material impact on the carrying value of certain assets and liabilities. We consider these accounting policies, which are discussed below, to be critical accounting policies. The judgments and assumptions we use are based on historical experience and other factors, which we believe to be reasonable under the circumstances. Actual results could differ from these judgments and estimates under different conditions, resulting in a change that could have a material impact on the carrying values of our assets and liabilities and our results of operations.
Acquired Loans
Gouverneur Bancorp has determined that there was no evidence of deterioration in credit quality since origination in loans acquired from Citizens Bank of Cape Vincent and that it was probable, at the acquisition date, that Gouverneur Bancorp will be able to collect all contractually required payments receivable. See further discussion on the acquired loans in Note 3 to the consolidated financial statements included in this proxy statement/prospectus.
Allowance for Loan Losses
The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. Gouverneur Bancorp uses a disciplined process and methodology to establish the allowance for loan losses each quarter. To determine the total allowance for loan losses, management estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of amounts applicable to: (1) the commercial portfolio; (2) the real estate portfolio; and (3) the consumer portfolio.
To determine the balance of the allowance account, loans are pooled by portfolio segment and losses are modeled using historical experience and quantitative and other mathematical techniques over the loss emergence period. Management exercises significant judgment in determining the estimation method that fits the credit risk characteristics of each portfolio segment. Gouverneur Bancorp uses models developed under the guidance of the Office of the Comptroller of the Currency (“OCC”) in this process. Management must use judgment in establishing additional input metrics for the modeling processes. The models and assumptions used to determine the allowance are independently validated and reviewed to ensure that their

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theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.
The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan and collection of the full loan balance is deemed unlikely. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.
The establishment of the allowance for loan losses relies on a consistent process that requires multiple layers of management review and judgment and responds to changes in economic conditions, customer behavior and collateral value, among other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the allowance for loan losses. Gouverneur Bancorp’s allowance for loan losses is sensitive to risk ratings assigned to the individually evaluated loans and economic assumptions and delinquency trends driving statistically modeled reserves. Individual loan risk ratings are evaluated based on each situation by experienced senior credit officers.
Management monitors differences between estimated and actual incurred loan losses. This monitoring process includes periodic assessments by senior management of loan portfolios and the models used to estimate incurred losses in those portfolios. Additions to the allowance for loan losses are made by changes to the provision for loan losses. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses.
Specific Allowances for Identified Problem Loans.   We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.
General Valuation Allowance on the Remainder of the Loan Portfolio.   We establish a general allowance for loans that are not classified as impaired to recognize the probable incurred losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.
Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, as an integral part of their examination process, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services will periodically review our allowance for loan losses. The regulators may have judgments different than management’s, and we may determine to increase our allowance as a result of these regulatory reviews.

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Fair Value Measurements
We follow the guidance of FASB ASC 820, Fair Value Measurements and Disclosures. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Goodwill
Goodwill represents the excess cost of the acquisition of Citizens Bank of Cape Vincent over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. When calculating goodwill in accordance with FASB ASC 805-30-55-3, we evaluate whether the fair value of equity of the acquired company is a more reliable measure than the fair value of the equity interests transferred. We consider the assumptions required to calculate the fair value of equity of an acquired company using discounted cash flow models (income approach) and/or change of control premium models (market approach) which are generally based on a higher level of market participant inputs and therefore a lower level of subjectivity when compared to the assumptions required to calculate the fair value of equity interests transferred under a fair value pricing model. As a result, we consider the calculation of the fair value of the equity of an acquired company to be more reliable than the calculation of the fair value of the equity interests transferred. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Goodwill is not amortized but is evaluated annually for impairment.
Impact of Recent Accounting Pronouncements
In June 2016, the FASB issued ASU 2016-13 to its guidance on “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. ASU 2016-13 requires credit losses on most financial assets measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (CECL) model). Under this model, entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments, but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exists) from the date of initial recognition of that instrument. The ASU also replaces the current accounting model for purchased credit impaired loans and debt securities. The allowance for credit losses for purchased financial assets with a more-than insignificant amount of credit deterioration since origination (“PCD assets”), should be determined in a similar manner to other financial assets measured on an amortized cost basis. However, upon initial recognition, the allowance for credit losses is added to the purchase price (“gross up approach”) to determine the initial amortized cost basis. The subsequent accounting for PCD financial assets is the same expected loss model described above. Further, the ASU made certain targeted amendments to the existing impairment model for available-for-sale (AFS) debt securities. For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis. The amendments in this ASU are effective for Gouverneur Bancorp for the fiscal year beginning October 1, 2023. An entity will apply the amendments in this ASU through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach).
In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which aligns the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements and clarifies the scope of the guidance in the amendments in ASU 2016-13.
In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments.

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ASU 2019-04 clarifies or addresses stakeholders’ specific issues about certain aspects of the amendments in Update 2016-13 related to measuring the allowance for loan losses under the new guidance. The effective dates and transition requirements for the amendments related to this Update are the same as the effective dates and transition requirements in Update 2016-13. In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments Credit Losses clarifying certain amendments to various provisions of ASU No. 2016-13 relating to (1) purchased financial assets with credit deterioration, (2) financial assets secured by collateral maintenance agreements, (3) transition relief for troubled debt restructurings, and (4) disclosure relief when the practical expedient for accrued interest receivables is applied. In March 2022, the FASB issued ASU 2022-02, Codification Improvements to Topic 326, Financial Instruments Credit Losses, which eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhances the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require a public business entity to disclose current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. The initial adjustment will not be reported in earnings and therefore will not have any material impact on our consolidated results of operations, but it is expected that it will have an impact on our consolidated financial position at the date of adoption of this ASU. At this time, we have not calculated the estimated impact that this ASU will have on our allowance for loan losses, however, we anticipate it will have an impact on the methodology process we utilize to calculate the allowance. Methodology selection has begun to prepare for parallel testing and an adoption date of October 1, 2023. Data requirements and integrity are being reviewed and enhancements incorporated into standard processes. We are currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.
Balance Sheet Analysis
Comparison of Financial Condition at March 31, 2023 (unaudited) and September 30, 2022
Total assets decreased by $7.8 million, or 3.67%, to $205.2 million at March 31, 2023 from $213.0 million at September 30, 2022. The decrease in assets was primarily due to a decrease in cash and cash equivalents of $6.6 million, loans of $716,000, and securities of $198,000, partially offset by an increase in Federal Home Loan Bank stock of $382,000.
Cash and cash equivalents decreased by $6.6 million, or 46.12%, to $7.7 million at March 31, 2023 from $14.3 million at September 30, 2022. The decrease in cash can primarily be attributed to a net outflow of customer deposits, partially offset by an increase in Federal Home Loan Bank advances. Customer deposits still remain above pre-pandemic levels as post-pandemic consumer spending continues.
Total loans, net of the allowance for loan losses, decreased by $716,000, or 0.57%, to $124.4 million at March 31, 2023 from $125.1 million at September 30, 2022. The decrease in loans, net of the allowance for loan losses, was primarily due to principal payments on the portfolio outpacing originations during the slower winter lending months.
Securities available for sale decreased by $198,000, or 0.40%, to $49.5 million at March 31, 2023 from $49.7 million at September 30, 2022. The decrease was primarily due to principal paydowns and maturities, partially offset by an increase to the market value on the portfolio.
Foreclosed real estate decreased to $58,000 at March 31, 2023 from $75,000 at September 30, 2022, due to the sale of foreclosed property.
Other assets decreased by $540,000, or 9.41%, to $5.2 million from $5.7 million at September 30, 2022 primarily due to a decrease in the swap market value adjustment of $823,000 as a result of fluctuations with long-term bond rates and projected short-term rates.
Total deposits decreased by $18.1 million, or 9.82%, to $165.9 million at March 31, 2023 from $184.0 million at September 30, 2022. The decrease in deposits was impacted by a $4.9 million deposit, which was deposited by a customer during the year ended September 30, 2022 in connection with the sale of the customer’s business, and the subsequent withdraw of $5.1 million in deposits by the same customer in

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October 2022 to disburse proceeds from the sale of the business to the stakeholders of the sold business. Consumer deposits have also decreased overall as a result of the use of COVID-era governmental incentives received during the pandemic.
There were $8.9 million in Federal Home Loan Bank advances at March 31, 2023 and no advances at September 30, 2022. The increase in advances was primarily due to the decrease in total deposits and was used to fund operating expenses.
Shareholders’ equity increased by $1.5 million, or 6.08%, to $26.3 million at March 31, 2023 from $24.8 million at September 30, 2022. The increase in shareholders’ equity was primarily a result of an increase to a market value adjustment on the securities portfolio included in the accumulated other comprehensive income component, partially offset by dividends paid to shareholders.
Comparison of Financial Condition at September 30, 2022 and 2021
Following the acquisition of Citizens Bank of Cape Vincent in September 2022, total assets increased by $78.1 million, or 57.88%, to $213.0 million at September 30, 2022, from $134.9 million at September 30, 2021. The increase in assets was primarily due to the acquisition-related increase in loans of $38.0 million, securities of $25.0 million, and core deposit intangibles and goodwill of $2.5 million and $4.0 million, respectively.
Cash and cash equivalents increased by $3.2 million, or 29.82%, to $14.3 million at September 30, 2022 from $11.1 million at September 30, 2021. The increase in cash can primarily be attributed to the addition of $9.4 million in funds related to the acquisition of Citizens Bank of Cape Vincent, partially offset by a post-pandemic outflow of depositor funds and a $2.5 million capital infusion into the newly formed GS&L Municipal Bank.
Securities available for sale increased by $25.1 million, or 101.69%, to $49.7 million at September 30, 2022 from $24.6 million at September 30, 2021. The increase was primarily due to the addition of $34.0 million in acquired securities, partially offset by a decrease in a market value adjustment of $4.0 million.
Total loans, net of the allowance for loan losses, increased by $38.7 million, or 44.89%, to $125.1 million at September 30, 2022 from $86.4 million at September 30, 2021. The increase in loans, net of the allowance for loan losses, was primarily due to $38.0 million in loans obtained in the acquisition of Citizens Bank of Cape Vincent.
Foreclosed real estate decreased to $75,000 at September 30, 2022 as compared to $276,000 at September 30, 2021 due to the sale of $166,000 of foreclosed property and property value write-downs of $34,000.
Other assets increased by $3.0 million to $5.7 million at September 30, 2022 from $2.7 million at September 30, 2021 due partially to an increase in the swap market value adjustment of $1.1 million and $1.3 million increase in net deferred tax assets resulting from the unrealized losses in market value of investment securities.
Total deposits increased by $83.2 million, or 82.57%, to $184.0 million at September 30, 2022, from $100.8 million at September 30, 2021. The increase was primarily due to the addition of $22.8 million in deposits into the newly formed limited-purpose municipal bank subsidiary and $55.9 million in acquired deposits from the acquisition of Citizens Bank of Cape Vincent.
There were no Federal Home Loan Bank advances at September 30, 2022 or September 30, 2021.
Shareholders’ equity decreased by $2.6 million, or 9.39% to $24.8 million at September 30, 2022, from $27.4 million at September 30, 2021. The decrease in shareholders’ equity was primarily a result of the acquisition of Citizens Bank of Cape Vincent.
Loans
Historically, our lending activities have emphasized one- to four-family residential real estate loans, and such loans continue to comprise the largest portion of our loan portfolio. Other areas of lending include

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commercial real estate loans and multi-family real estate loans, acquisition, development and land loans, commercial and industrial loans, home equity loans and lines of credit and consumer loans. Subject to market conditions and our asset-liability analysis, we expect to continue to increase our focus on commercial real estate and commercial and industrial loans, in an effort to diversify our overall loan portfolio and increase the overall yield earned on our loans. We compete for loans by offering high quality personalized service, providing convenience and flexibility, providing timely responses on loan applications and by offering competitive pricing of loan products.
As a financial services provider, we routinely are a party to various financial instruments with off-balance-sheet risks, such as commitments to extend credit and unused lines of credit. While these contractual obligations represent our potential future cash requirements, a significant portion of commitments to extend credit may expire without being drawn upon. Such commitments are subject to the same credit policies and approval process accorded to loans we make. For additional information, see Note 15 of the notes to consolidated financial statements provided in this proxy statement/prospectus.
Loan Portfolio Composition.   The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated. In addition to the loans included in the table below, at March 31, 2023, we had $961,000 of loans in process (unaudited).
	At March 31,		At September 30,
	2023		2022		2021
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One- to four-family residential	$99,952	79.56%	$99,363	78.64%	$68,742	79.61%
Loans held for sale	—	—	—	—	200	0.23%
Commercial	12,023	9.57%	12,326	9.75%	8,268	9.58%
Construction	4,016	3.20%	4,757	3.76%	1,642	1.90%
Home equity loans and lines of credit	2,167	1.72%	2,464	1.95%	2,984	3.46%
Commercial loans	1,879	1.50%	2,064	1.63%	1,483	1.72%
Consumer loans:
Automobile	2,512	2.00%	2,276	1.80%	1,693	1.96%
Passbook	398	0.32%	540	0.43%	102	0.12%
Other consumer	2,679	2.13%	2,570	2.04%	1,231	1.42%
Add:
Net deferred loan fees	540		577		622
Less:
Net discount on acquired loans	(1,096)		(1,205)		—
Allowance for losses	(675)		(621)		(620)
Total net loans	$124,395		$125,111		$86,347
Contractual Maturities.   The following tables set forth the contractual maturities of our total loan portfolio at March 31, 2023 (unaudited) and September 30, 2022. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. The tables present contractual maturities and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

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March 31, 2023 (unaudited)	One- to Four- Family Residential Real Estate	Commercial Real Estate	Construction	Commercial	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$110	$1,193	$3,992	$545	$203	$6,043
More than one to five years	2,320	5,654	—	606	3,633	12,213
More than five to 15 years	29,776	1,915	—	667	1,482	33,840
More than 15 years	68,992	3,020	—	56	231	72,299
Total	$101,198	$11,782	$3,992	$1,874	$5,549	$124,395
September 30, 2022	One- to Four- Family Residential Real Estate	Commercial Real Estate	Construction	Commercial	Consumer	Total
	(In thousands)
Amounts due in:
One year or less	$146	$1,690	$4,674	$751	$292	$7,553
More than one to five years	2,438	5,282	—	849	3,286	11,855
More than five to 15 years	30,930	2,051	—	359	1,503	34,843
More than 15 years	67,484	3,067	—	58	251	70,860
Total	$100,998	$12,090	$4,674	$2,017	$5,332	$125,111
Fixed and Adjustable-Rate Loans.   The following tables set forth our fixed and adjustable-rate loans at March 31, 2023 (unaudited) and September 30, 2022 that are contractually due after March 31, 2024 and September 30, 2023, respectively.
	Due After March 31, 2024
At March 31, 2023 (unaudited)	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$70,874	$28,060	$98,934
Commercial	7,194	3,395	10,589
Construction	—	—	—
Home equity loans and lines of credit	—	2,154	2,154
Commercial loans	1,144	185	1,329
Consumer loans:
Automobile	2,478	—	2,478
Passbook	282	21	303
Other consumer	2,565	—	2,565
Total loans	$84,537	$33,815	$118,352
	Due After September 30, 2023
At September 30, 2022	Fixed	Adjustable	Total
	(In thousands)
Real estate loans:
One- to four-family residential	$69,395	$29,000	$98,395
Commercial	6,687	3,713	10,400

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	Due After September 30, 2023
At September 30, 2022	Fixed	Adjustable	Total
	(In thousands)
Construction	—	—	—
Home equity loans and lines of credit	—	2,457	2,457
Commercial loans	932	334	1,266
Consumer loans:
Automobile	2,225	—	2,225
Passbook	329	31	360
Other consumer	2,455	—	2,455
Total loans	$82,023	$35,535	$117,558

Securities
Our investment portfolio consists primarily of municipal bonds, mortgage-backed securities and U.S. government agency bonds.
Portfolio Maturities and Yields.   The composition and maturities of the available-for-sale and held-to-maturity investment securities portfolio at March 31, 2023 (unaudited) and September 30, 2022 are summarized in the tables on the following page. Maturities are based on the final contractual payment dates, and do not reflect the effect of scheduled principal repayments, prepayments, or early redemptions that may occur. Yields on tax-exempt obligations have not been computed on a tax-equivalent basis, as the effect would not be material.
	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
March 31, 2023 (unaudited)	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Municipal bonds, treasuries, agencies, other government-sponsored enterprises	$5,366	4.13%	$15,874	4.24%	$5,103	4.10%	$14,115	3.12%	$40,458	$38,167	3.81%
Residential mortgage-backed securities	4	2.96%	3,423	4.38%	4,688	3.51%	811	2.87%	8,926	8,626	3.79%
SBA-guaranteed debenture	—	—	2,309	5.07%	326	4.65%	—	—	2,635	2,654	5.02%
Total	$5,370	4.13%	$21,606	4.35%	$10,117	3.85%	$14,926	3.10%	$52,019	$49,447	3.87%
Securities held-to-maturity:
Mortgage backed securities	—	—	$1	2.58%	$—	—	$—	—	$1	$1	2.58%
Total	$—		$1	2.58%	$—		$—		$1	$1	2.58%

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	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
September 30, 2022	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(Dollars in thousands)
Securities available-for-sale:
Municipal bonds, treasuries, agencies, other government-sponsored enterprises	$4,065	4.33%	$16,390	4.17%	$8,572	3.80%	$14,349	3.01%	$43,376	$39,426	3.73%
Residential mortgage-backed securities	5	2.38%	2,365	4.82%	6,390	2.84%	383	4.64%	9,143	8,440	3.43%
SBA-guaranteed debenture	—	—	865	4.17%	915	4.86%	—	—	1,780	1,779	4.52%
Total	$4,070	4.33%	$19,620	4.24%	$15,877	3.47%	$14,732	3.05%	$54,299	$49,645	3.70%
Securities held-to-maturity:
Mortgage backed securities	—	—	$1	2.57%	$—	—	$—	—	$1	$1	2.57%
Total	$—		$1	2.57%	$—		$—		$1	$1	2.57%
Deposits
Our deposits are generated primarily from residents within our primary market area. We offer a selection of deposit accounts, including non-interest-bearing and interest-bearing checking accounts, savings accounts, NOW and money market accounts and time deposits, for both individuals and businesses. The following table sets forth the distribution of total deposits by account type at the dates indicated.
	At March 31,			At September 30,
	2023			2022			2021
	Amount	Percent	Average Rate	Amount	Percent	Average Rate	Amount	Percent	Average Rate
	(Dollars in thousands)
	(unaudited)
Noninterest-bearing demand deposits	$17,195	10.36%	0.00%	$25,760	14.00%	0.00%	$14,142	14.04%	0.00%
Regular savings and other deposits	73,994	44.61%	0.10%	83,735	45.53%	0.10%	39,360	39.07%	0.10%
NOW and money market deposits	51,916	31.29%	0.08%	54,085	29.40%	0.08%	31,057	30.82%	0.10%
Time deposits and certificates of deposit	22,791	13.74%	1.28%	20,371	11.07%	0.47%	16,195	16.07%	0.70%
Total	$165,896	100.00%		$183,951	100.00%		$100,754	100.00%
We did not have any brokered deposits at March 31, 2023 or at September 30, 2022 or 2021.
Uninsured deposits, which are the portion of deposit accounts that exceed the FDIC insurance limits, currently set at $250,000, were approximately $38.8 million at March 31, 2023 (unaudited) and $46.8 million at September 30, 2022. GS&L Municipal Bank accounted for approximately $19.0 million and $20.4 million of the uninsured deposits at March 31, 2023 (unaudited) and September 30, 2022, respectively. At March 31, 2023, we had $54.9 million in available liquidity with the Federal Home Loan Bank of New York and $7.7 million in cash and cash equivalents, which was sufficient to cover 100% of our uninsured and uncollateralized deposits. Municipal deposits held by GS&L Municipal Bank are fully collateralized by available for sale government and collateralized mortgage obligation securities.

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The following table sets forth the maturity of the uninsured certificates of deposit as of March 31, 2023 (unaudited) and September 30, 2022.
At March 31, 2023 (unaudited)
(In thousands)
Maturity Period:
Three months or less	$324
Over three through six months	2,223
Over six through twelve months	612
Over twelve months	291
Total	$3,450
At September 30, 2022
(In thousands)
Maturity Period:
Three months or less	$290
Over three through six months	—
Over six through twelve months	2,545
Over twelve months	321
Total	$3,156
Results of Operations for the Six Months Ended March 31, 2023 (unaudited) and 2022
Financial Highlights
Net income for the six months ended March 31, 2023 was $0 compared to net income of $787,000 for the six months ended March 31, 2022. Net income for the six months ended March 31, 2023 was lower than the six months ended March 31, 2022 primarily due to a $1.9 million decrease in the unrealized gain on interest rate swap agreements with March 31, 2023 having an unrealized loss of $823,000. These decreases were partially offset by a realized gain of $654,000 on the unwinding of interest rate swap agreements.
Net Interest Income
Net interest income totaled $3.9 million for the six months ended March 31, 2023, as compared to $2.0 million for the six months ended March 31, 2022. The increase in net interest income of $1.9 million, or 96.40%, was primarily due to the addition of $736,000 in interest income from loans and $625,000 in interest income from securities acquired from Citizens Bank of Cape Vincent.
Interest income increased by $1.9 million, or 86.67%, due to an acquisition related increase in average interest earning assets of $67.5 million, or 58.65%. Interest expense decreased by $59,000, or 37.34%, due to the increase in interest income earned on swap agreements hedged against certain borrowings and deposits. Net interest margin increased by 83 basis points, or 0.83%, during the six months ended March 31, 2023 to 4.32% compared to 3.49% for the three months ended March 31, 2022.
Provision for Loan Losses
Management recorded loan loss provisions of $62,000 and $31,000 for the six months ended March 31, 2023 and 2022, respectively. The increase in provision level was primarily attributed to expected charge-offs of residential mortgages. Although the COVID-19 pandemic and the resulting recession has impacted the local economy, we have not experienced any significant deterioration of our borrowers’ ability to keep current in accordance with the terms of their obligations. Based on a review of the loans that were in the

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loan portfolio at March 31, 2023, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.
Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Six Months Ended March 31,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Service charges and fees	$169	$130	$39	30.00%
Net gain (loss) on sale of securities	(661)	—	(661)	0.00%
Net gain on swap unwound	654	—	654	0.00%
Earnings on investment in life insurance	70	67	3	4.48%
Earnings on deferred fees plan	41	4	37	925.00%
Unrealized gains (loss) on swap agreement	(823)	1,093	(1,916)	175.30%
Earnings on MPF & MAP originations	5	19	(14)	73.68%
Earnings on MPF & MAP loan servicing fees	16	17	(1)	5.88%
Other	158	120	38	31.67%
Total noninterest income (loss)	$(371)	$1,450	$(1,821)
The decrease in total non-interest income was primarily due to the unrealized loss on swap agreements. The unrealized loss on swap agreements was $823,000 at March 31, 2023 (unaudited) compared to an unrealized gain of $1.1 million at March 31, 2022.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Six Months Ended March 31,		Change
	2023	2022	Amount	Percent
	(Dollars in thousands)
	(unaudited)
Salaries and employee benefits	$1,676	$1,129	$547	48.45%
Directors’ fees	143	134	9	6.72%
Earnings on deferred fees plan	41	4	37	925.00%
Occupancy expense	511	326	185	56.75%
Data processing	228	130	98	75.38%
Postage and supplies	81	30	51	170.00%
Professional fees	226	137	89	64.96%
Foreclosed assets, net	31	12	19	158.33%
CDI amortization & deposit premium expense	229	—	229	0.00%
Acquisition-related expenses	—	288	(288)	100.00%
Other	442	299	143	47.83%
Total noninterest expense	$3,608	$2,489	$1,119
The increase in total noninterest expense included a $547,000 increase in salaries and employee benefits from March 31, 2022 to March 31, 2023, due to the addition of fifteen employees working at the former

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Citizens Bank of Cape Vincent branches. There was also a $229,000 core deposit intangible amortization and deposit premium expense at March 31, 2023 compared to $0 at March 31, 2022. The core deposit intangible and deposit premium were recorded as a result of the acquisition.
Sale of Investment Securities
On December 9, 2022, Gouverneur Bancorp unwound two off-balance sheet swaps, with $6.0 million in notional value, for a realized gain of approximately $343,000. On December 14, 2022, Gouverneur Bancorp sold four underperforming investments totaling $2.0 million for a total loss of approximately $342,000, which closely matched the realized gain on the unwound swaps, and $2.0 million was reinvested into two new securities.
On February 14, 2023, Gouverneur Bancorp unwound two off-balance sheet swaps, with $5.0 million in notional value, for a realized gain of approximately $310,000. On February 14, 2023, Gouverneur Bancorp sold ten underperforming investments totaling $3.65 million for a total loss of approximately $318,000, which closely matched the realized gain on the unwound swaps, and $3.09 million was reinvested into three new securities.
These transactions were part of a strategic plan to increase our earnings in future years when the economic conditions are less certain. As a result of the investment sales and purchases, Gouverneur Bancorp was able to overall increase our yield from 3.07% to 3.50%, shorten the average life of the investment portfolio from 11.54 years to 10.40 years, and decrease price volatility from 18.3% to 16.8%.
Income Taxes
Gouverneur Bancorp recorded an income tax benefit of $108,000 for the six months ended March 31, 2023 (unaudited) and an income tax expense of $145,000 for the six months ended March 31, 2022. The change in income tax expense (benefit) resulted from a decrease in pre-tax income, and an increase in tax-exempt municipal bond interest income, during the six months ended March 31, 2023 as compared to the prior year period. Gouverneur Bancorp’s effective income tax rates were 100% and 15.56% for the six months ended March 31, 2023 and 2022, respectively.
Results of Operations for the Fiscal Years Ended September 30, 2022 and September 30, 2021
Financial Highlights
Net income for the year ended September 30, 2022 was $1.5 million compared to net income of $1.3 million for the year ended September 30, 2021. Net income for the year ended September 30, 2022 was higher than the year ended September 30, 2021 primarily due to a $1.2 million increase in the unrealized gain on interest rate swap agreements. These increases were partially offset by $558,000 in expenses related to the acquisition of Citizens Bank of Cape Vincent.
Net Interest Income
Net interest income totaled $4.2 million for the year ended September 30, 2022, as compared to $4.1 million for the year ended September 30, 2021. The increase in net interest income of $134,000, or 3.28%, was primarily due to an increase in interest income from the swap agreements held with Federal Home Loan Bank of New York.
Interest income increased by $80,000, or 1.79%, due to an increase in average interest earning assets of $5.9 million, or 5.21%. Interest expense decreased by $97,000, or 26.58%, due to an increase in average interest-bearing liabilities of $6.4 million, or 7.64%, and a decrease in the cost of interest-bearing liabilities by 9 basis points from 0.28% to 0.19%. Net interest margin increased by 26 basis points, or 0.26%, during the year ended September 30, 2022 to 3.90% compared to 3.64% at September 30, 2021.
Provision for Loan Losses
Management recorded loan loss provisions of $61,000 and $18,000 for the years ended September 30, 2022 and 2021, respectively. During 2022, we charged-off a total of $69,000 against non-performing loans.

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During 2021, we charged-off a total of $38,000 against non-performing loans. We recorded recoveries of $10,000 and $8,000 during the years ended September 30, 2022 and September 30, 2021, respectively.
The increase in provision level was primarily attributed to expected charge-offs of residential mortgages. Although the COVID-19 pandemic and the resulting recession has impacted the local economy, we have not experienced any significant deterioration of our borrowers’ ability to keep current in accordance with the terms of their obligations. Based on a review of the loans that were in the loan portfolio at September 30, 2022, management believes that the allowance is maintained at a level that represents its best estimate of inherent losses in the loan portfolio that were both probable and reasonably estimable.
Non-Interest Income
The following table sets forth a summary of non-interest income for the periods indicated:
	Years Ended September 30,		Change
	2022	2021	Amount	Percent
	(Dollars in thousands)
Service charges and fees	$278	$235	$43	18.30%
Realized gain (loss) on sale of assets, net	(1)	45	(46)	102.22%
Gain on life insurance death benefit	—	160	(160)	0.00%
Earnings on investment in life insurance	137	138	(1)	0.72%
Earnings (loss) on deferred fees plan	(44)	147	(191)	129.93%
Unrealized gains on swap agreement	2,158	943	1,215	128.84%
Earnings on MPF & MAP originations	24	142	(118)	83.10%
Earnings on MPF & MAP loan servicing fees	34	27	7	25.93%
Other	219	256	(37)	14.45%
Total noninterest income	$2,805	$2,093	$712
The increase in total noninterest income was primarily due to the unrealized gain in swap agreements of $2.2 million in 2022 compared to $943,000 in 2021.
Non-Interest Expense
The following table sets forth an analysis of non-interest expense for the periods indicated:
	Years Ended September 30,		Change
	2022	2021	Amount	Percent
	(Dollars in thousands)
Salaries and employee benefits	$2,291	$2,628	$(337)	12.82%
Directors’ fees	274	256	18	7.03%
Earnings (loss) on deferred fees plan	(44)	147	(191)	129.93%
Occupancy expense	648	632	16	2.53%
Data processing	265	261	4	1.53%
Postage and supplies	80	59	21	35.59%
Professional fees	303	298	5	1.68%
Foreclosed assets, net	31	71	(40)	56.34%
Acquisition-related expenses	558	—	558	100.00%
Other	698	655	43	6.56%
Total noninterest expense	$5,104	$5,007	$97

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The increase in 2022 total noninterest expense was primarily due to an increase in salaries and employee benefits of $337,000 offset by a loss on the deferred fees plan of $191,000, coupled with $558,000 acquisition-related expenses.
Income Taxes
Gouverneur Bancorp recorded income tax expense of $392,000 for the year ended September 30, 2022 and a tax benefit of $86,000 for the year ended September 30, 2021. Gouverneur Bancorp’s effective income tax rates were 20.43% and (7.35)% for the years ended September 30. 2022 and 2021, respectively. In anticipation of the preparation of its financial statements for the fiscal year ending September 30, 2022, we determined that our financial statements for the fiscal year ended September 30, 2021 understated net income by approximately $200,000 for the fiscal year ended September 30, 2021 as a result of unrealized deferred tax benefits. We corrected the error in connection with the preparation and issuance of our audited financial statements for the fiscal year ended September 30, 2022.
Average Balances and Yields
The tables on the following pages set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances only. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense. Deferred loan fees totaled $540,000 and $608,000 for the six months ended March 31, 2023 (unaudited) and 2022, respectively, and $577,000 and $622,000 for the years ended September 30, 2022 and 2021, respectively. Loan balances exclude loans held for sale.
	For the Six Months Ended March 31,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands) (unaudited)
Interest-earning assets(1):
Loans	$124,626	$3,009	4.84%	$87,312	$1,856	4.26%
Securities	55,250	969	3.52%	24,234	302	2.50%
Other short term investments	2,660	54	4.07%	3,507	2	0.11%
Federal funds sold and other
Total interest-earning assets	182,536	4,032	4.43%	115,053	2,160	3.77%
Noninterest-earning assets	23,855			14,583
Total assets	$206,391			$129,636
Interest-bearing liabilities(1):
Interest-bearing demand deposits
Regular savings and club deposits	83,012	48	0.12%	39,928	27	0.14%
Money market and NOW deposits(2)	53,110	(40)	(0.15)%	30,308	77	0.51%
Certificates of deposit	20,254	63	0.62%	15,992	54	0.68%
Total interest-bearing deposits	153,376	71	0.09%	86,228	158	0.37%
Federal Home Loan Bank advances and other borrowings(3)	2,266	28	2.48%	—	—	—
Total interest-bearing liabilities	158,642	99	0.13%	86,228	158	0.37%
Noninterest-bearing demand deposits	21,483			12,844
Other noninterest-bearing liabilities	747			3,400

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	For the Six Months Ended March 31,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands) (unaudited)
Total liabilities	180,872			102,472
Total shareholders’ equity	25,519			27,164
Total liabilities and shareholders’ equity	$206,391			$129,636
Net interest income		$3,933			$2,002
Net interest rate spread(4)			4.30%			3.40%
Net interest-earning assets(5)	$23,894			$28,825
Net interest margin(6)			4.32%			3.49%
Average interest-earning assets to interest-bearing liabilities			1.15x			1.33x

(1)
The following table provides a reconciliation of the impact of swap agreements in the table above with respect to the following items:

	Six Months Ended March 31,
	2023	2022
	(Dollars in thousands)
Interest on loans, net of deferred fees	$3,009	$1,856
Impact of swap agreements	40	(123)
Interest on loans, excluding impact of swap agreements	$2,969	$1,979
Interest on money market and NOW deposit accounts	$(40)	$77
Impact of swap agreements	(51)	68
Interest on deposits, excluding impact of swap agreements	$11	$9
Interest on borrowings	$28	$—
Impact of swap agreements	(25)	—
Interest on borrowings, excluding impact of swap agreements	$53	$—

(2)
Interest on money market and NOW deposit accounts includes net interest on swap agreements hedged against deposits.

(3)
Interest on Federal Home Loan Bank advances includes net interest on swap agreements hedged against borrowing.

(4)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(5)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6)
Net interest margin represents net interest income divided by average total interest-earning assets.

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	For the Years Ended September 30,
	2022			2021
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets(1):
Loans	$88,661	$3,843	4.33%	$86,353	$3,868	4.48%
Securities	25,405	660	2.60%	21,703	595	2.74%
Other short term investments	4,093	44	1.08%	4,253	4	0.09%
Federal funds sold and other
Total interest-earning assets	118,159	4,547	3.85%	112,309	4,467	3.98%
Noninterest-earning assets	13,815			16,399
Total assets	131,974			$128,708
Interest-bearing liabilities(1):
Interest-bearing demand deposits
Regular savings and club deposits	42,676	59	0.14%	37,069	53	0.14%
Money market and NOW deposits	30,765	105	0.34%	28,288	156	0.55%
Certificates of deposit	15,997	100	0.63%	16,776	128	0.76%
Total interest-bearing deposits	89,438	264	0.41%	82,133	337	0.41%
Federal Home Loan Bank advances and other borrowings	163	4	2.45%	1,111	28	2.52%
Total interest-bearing liabilities	89,601	268	0.30%	83,244	365	0.44%

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	For the Years Ended September 30,
	2022			2021
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Noninterest-bearing demand deposits	13,784			12,596
Other noninterest-bearing liabilities	2,206			5,698
Total liabilities	105,591			101,538
Total shareholders’ equity	26,383			27,170
Total liabilities and shareholders’ equity	$131,974			$128,708
Net interest income		$4,279			$4,102
Net interest rate spread(2)			3.55%			3.54%
Net interest-earning assets(3)	$28,558			$29,065
Net interest margin(4)			3.62%			3.65%
Average interest-earning assets to interest-bearing liabilities			1.32x			1.35x

(1)
The following table provides a reconciliation of the impact of swap agreements in the table above with respect to the following items:

	Years Ended September 30,
	2022	2021
	(Dollars in thousands)
Interest on loans, net of deferred fees	$3,843	$3,868
Impact of swap agreements	(172)	(248)
Interest on loans, excluding impact of swap agreements	$4,015	$4,116
Interest on money market and NOW deposit accounts	$105	$156
Impact of swap agreements	86	136
Interest on deposits, excluding impact of swap agreements	$19	$20
Interest on borrowings	$4	$28
Impact of swap agreements	—	—
Interest on borrowings, excluding impact of swap agreements	$4	$28

(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.

(3)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(4)
Net interest margin represents net interest income divided by average total interest-earning assets.

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Rate/Volume Analysis
The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The total column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.
	Six Months Ended March 31, 2023 vs. 2022			Years Ended September 30, 2022 vs. 2021
	Increase (Decrease) Due to		Total Increase (Decrease)	Increase (Decrease) Due to		Total Increase (Decrease)
	Volume	Rate		Volume	Rate
	(In thousands) (unaudited)			(In thousands)
Interest-earning assets:
Loans	874	279	1,153	104	(129)	(25)
Securities	506	161	667	97	(32)	65
Other short term investments	(1)	53	52	—	40	40
Federal funds sold and other	—	—	—	—	—	—
Total interest-earning assets	1,379	493	1,872	201	(121)	80
Interest-bearing liabilities:
Interest-bearing demand deposits	—	—		—	—
Regular savings and club deposits	26	(5)	21	6	—	6
Money market and NOW deposits	30	(147)	(117)	13	(64)	(51)
Certificates of deposit	14	(5)	9	(6)	(22)	(28)
Total deposits	70	(157)	(87)	13	(86)	(72)
Federal Home Loan Bank advances and other borrowings	28	—	28	(23)	(1)	(24)
Total interest-bearing liabilities	98	(157)	(59)	(10)	(87)	(97)
Change in net interest income	1,281	650	1,931	211	(34)	177
Risk Management
Overview.   Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities that are accounted for at fair value. Other risks that we face are operational risk, liquidity risk and reputation risk. Operational risk includes risks related to fraud, regulatory compliance, processing errors, technology, and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.
Management of Credit Risk.   The objective of our credit risk management strategy is to quantify and manage credit risk and to limit the risk of loss resulting from an individual customer default. Our credit risk management strategy focuses on conservatism, an excellent knowledge of the communities we lend in, and significant levels of monitoring. Our lending practices include conservative exposure limits and underwriting, extensive documentation and collection standards. Our credit risk management strategy also emphasizes diversification at the borrower level as well as regular credit examinations, continuous site visits by

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executive management and management reviews of large credit exposures and credits that might experience deterioration of credit quality.
Analysis of Non-Performing, Troubled Debt Restructurings and Classified Assets.
Classified Assets.   Federal Deposit Insurance Corporation regulations and our Asset Classification Policy provide that loans and other assets considered to be of lesser quality be classified as “substandard,” “doubtful” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified as “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. We classify an asset as “special mention” if the asset has a potential weakness that warrants management’s escalated level of attention. While such assets are not impaired, management has concluded that if the potential weakness in the asset is not addressed, the value of the asset may deteriorate, adversely affecting the repayment of the asset. Loans classified as impaired for financial reporting purposes are generally those loans classified as substandard or doubtful for regulatory reporting purposes.
An insured institution is required to establish allowances for loan losses in an amount deemed prudent by management for loans classified as substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required to charge off such amounts. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Federal Deposit Insurance Corporation.
Non-Performing Assets.   The table below sets forth information regarding our non-performing assets. Non-accrual loans include non-accruing troubled debt restructurings of $19,000, $20,000 and $22,000, respectively, as of March 31, 2023 (unaudited) and September 30, 2022 and 2021.
	At March 31	At September 30,
	2023	2022	2021
	(Dollars in thousands)
	(unaudited)
Non-accrual loans:
Real estate loans:
One- to four-family residential	$740	$607	$369
Commercial	65	—	—
Construction	—	—	—
Home equity loans and lines of credit	—	—	—
Commercial loans	—	—	—
Consumer loans:
Automobile	—	—	—
Passbook	—	—	—
Other consumer	40	10	—
Total non-accrual loans	845	617	369
Accruing loans past due 90 days or more	—	—	—
Real estate owned:
One- to four-family residential	58	75	276

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	At March 31	At September 30,
	2023	2022	2021
	(Dollars in thousands)
	(unaudited)
Commercial	—	—	—
Construction	—	—	—
Total real estate owned	58	75	276
Total non-performing assets	$903	$692	$645
Total accruing troubled debt restructured loans	$19	$20	$22
Total non-performing loans to total loans(1)	0.94%	0.71%	0.43%
Total non-accruing loans to total loans	0.92%	0.69%	0.40%
Total non-performing assets to total assets	0.44%	0.33%	0.48%

(1)
At March 31, 2023 and September 30, 2022, there were no loans from the Citizens Bank of Cape Vincent acquisition on non-accrual or non-performing status. The increase in non-accrual loans at September 30, 2022 was the result of three residential mortgage customers going over 90 days delinquent.

Our classified and special mention assets at the dates indicated were as follows:
	At March 31,	At September 30,
	2023	2022	2021
	(In thousands)
	(unaudited)
Substandard assets	$602	$574	$291
Doubtful assets	—	—	—
Loss assets	—	—	—
Total classified assets	602	574	291
Special mention assets	—	—	—
Foreclosed real estate	$58	$75	$276
Delinquent Loans:   The following table sets forth our loan delinquencies, including non-accrual loans, by type and amount at the dates indicated.

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	At March 31,			At September 30,
	2023			2022			2021
	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due	30 to 59 Days Past Due	60 to 89 Days Past Due	90 Days or More Past Due
	(In thousands)
	(unaudited)

Real estate loans:
One- to four-family residential	$624	$332	$327	$503	$621	$547	$65	$651	$347
Commercial	209	—	105	—	—	40	66	—	—
Construction	—	—	—	—	—	—	—	—	—
Commercial loans	—	—	—	—	15	—	—	—	—
Consumer loans:
Home equity loans and lines of credit	—	—	—	—	—	—	—	—	—
Automobile	—	—	—	—	—	—	—	—	—
Passbook	—	—	—	—	—	—	—	—	—
Other consumer	14	1	—	73	—	11	29	—	—
Total	$847	$333	$432	$576	$636	$598	$160	$651	$347
Analysis and Determination of the Allowance for Loan Losses
The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. We use a disciplined process and methodology to establish the allowance for loan losses each quarter. To determine the total allowance for loan losses, management estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of amounts applicable to: (1) the commercial portfolio; (2) the real estate portfolio; and (3) the consumer portfolio.
To determine the balance of the allowance account, loans are pooled by portfolio segment and losses are modeled using historical experience and quantitative and other mathematical techniques over the loss emergence period. Management exercises significant judgment in determining the estimation method that fits the credit risk characteristics of each portfolio segment. We use models developed under the guidance of the Office of the Comptroller of the Currency (“OCC”) in this process. Management must use judgment in establishing additional input metrics for the modeling processes. The models and assumptions used to determine the allowance are independently validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.
The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan and collection of the full loan balance is deemed unlikely. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.
The establishment of the allowance for loan losses relies on a consistent process that requires multiple layers of management review and judgment and responds to changes in economic conditions, customer behavior and collateral value, among other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the allowance for loan losses. Our allowance for loan losses is sensitive to risk ratings assigned to the individually evaluated loans and economic assumptions and delinquency trends driving statistically modeled reserves. Individual loan risk ratings are evaluated based on each situation by experienced senior credit officers.

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Management monitors differences between estimated and actual incurred loan losses. This monitoring process includes periodic assessments by senior management of loan portfolios and the models used to estimate incurred losses in those portfolios. Additions to the allowance for loan losses are made by changes to the provision for loan losses. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses.
Specific Allowances for Identified Problem Loans.   We establish a specific allowance when loans are determined to be impaired. Loss is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral less estimated selling expenses. Factors in identifying a specific problem loan include: (1) the strength of the customer’s personal or business cash flows; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral; (5) the strength of our collateral position; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency. In addition, for loans secured by real estate, we consider the extent of any past due and unpaid property taxes applicable to the property serving as collateral on the mortgage.
General Valuation Allowance on the Remainder of the Loan Portfolio.   We establish a general allowance for loans that are not classified as impaired to recognize the probable incurred losses associated with lending activities, but which, unlike specific allowances, has not been allocated to particular problem assets. This general valuation allowance is determined by segregating the loans by loan category and assigning allowance percentages based on our historical loss experience, delinquency trends and management’s evaluation of the collectability of the loan portfolio. The allowance may be adjusted for significant factors that, in management’s judgment, affect the collectability of the portfolio as of the evaluation date. These significant factors may include changes in lending policies and procedures, changes in existing general economic and business conditions affecting our primary market area, credit quality trends, collateral value, loan volumes and concentrations, seasoning of the loan portfolio, recent loss experience in particular segments of the portfolio, duration of the current business cycle and bank regulatory examination results. The applied loss factors are re-evaluated quarterly to ensure their relevance in the current real estate environment.
Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. Furthermore, while we believe we have established our allowance for loan losses in conformity with accounting principles generally accepted in the United States of America, as an integral part of their examination process, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services will periodically review our allowance for loan losses. The regulators may have judgments different than management’s, and we may determine to increase our allowance as a result of these regulatory reviews.
Loans are placed into a non-accruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (1) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt (including accrued interest) in full, or (2) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
Loans classified as substandard or worse are considered for impairment testing. A substandard loan shows signs of continuing negative financial trends and unprofitability, and therefore is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. The borrower on such loans typically exhibits one or more of the following characteristics: financial ratios and profitability margins are well below industry average; a negative cash flow position exists; debt service capacity is insufficient to the service debt and an improvement in the cash flow position is unlikely within the next twelve months; secondary and tertiary means of debt repayment are weak. Loans classified as substandard are characterized by the probability that we will not collect amounts due according to the contractual terms or will sustain some loss if the deficiencies are not corrected.

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Loss potential, while existing with respect to the aggregate amount of substandard (or worse) loans, does not have to exist in any individual assets classified as substandard. Such credits are also evaluated for nonaccrual status.
Impaired loans include loans that have been classified as substandard or worse. However, certain loans have been paying as agreed and have remained current, with some financial issues related to cash flow that have caused some concern as to the ability of the borrower to perform in accordance with the current loan terms but not to such extent as to require the loan to be put into a non-accruing status. Cash receipts on impaired loans are recorded as interest income as received, unless the loan is in a nonaccrual status.
For all classes of loans receivable, the accrual of interest is discontinued when any of the following conditions are met: (1) the contractual payment of principal or interest has become 90 days past due, unless the loan is both well-secured and in the process of collection, (2) the loan is maintained on a cash basis because of deterioration in the financial condition of the borrower, or (3) when management does not expect payment in full of principal or interest, even though the loan may be currently performing.
As an integral part of their examination process, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services will periodically review our allowance for loan losses, and as a result of such reviews, we may have to adjust our allowance for loan losses. However, regulatory agencies are not directly involved in the process for establishing the allowance for loan losses as the process is our responsibility and any increase or decrease in the allowance is the responsibility of management. The following table sets forth activity in our allowance for loan losses for the periods indicated.
	For the Six Months Ended March 31,		For the Years Ended September 30,
	2023	2022	2022	2021
	(Dollars in thousands)
	(unaudited)
Allowance for loan losses at beginning of year	$621	$620	$620	$631
Provision for loan losses	62	31	61	18
Charge-offs:
Real estate loans:
One- to four-family residential	—	45	63	33
Commercial	—	—	—	—
Construction	—	—	—	—
Home equity loans and lines of credit	—	—	—	—
Commercial and industrial loans	—	—	—	—
Consumer loans:
Automobile	—	—	—	—
Passbook	—	—	—	—
Other consumer	10	4	6	5
Total charge-offs	$10	$49	$69	$38
Recoveries:
Real estate loans:
One- to four-family residential	$1	$3	$5	$6
Commercial	—	—	—	—
Construction	—	—	—	—
Home equity loans and lines of credit	—	—	—	—
Commercial and industrial loans	—	—	—	—

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	For the Six Months Ended March 31,		For the Years Ended September 30,
	2023	2022	2022	2021
	(Dollars in thousands)
	(unaudited)
Consumer loans:
Automobile	—	—	—	—
Passbook	—	—	—	—
Other consumer	1	2	4	3
Total recoveries	2	5	9	9
Net (charge-offs) recoveries	$(8)	$(44)	$(60)	$(29)
Allowance at end of year	$675	$607	$621	$620
Non-performing loans to total loans outstanding at the end of the period	0.94%	0.49%	0.71%	0.43%
Allowance to non-performing loans(1)	79.88%	139.86%	100.49%	167.57%
Allowance to non-accrual loans(1)	81.73%	147.05%	104.04%	178.31%
Allowance to total loans outstanding at the end of the period	0.54%	0.69%	0.50%	0.72%
Allowance to total loans outstanding at the end of the period, excluding acquired loans	0.75%	0.69%	0.71%	0.72%
Net (charge-offs) recoveries to average loans outstanding during the period	(0.006)%	(0.049)%	(0.066)%	(0.034)%

(1)
At March 31, 2023 and September 30, 2022, there were no loans from the Citizens Bank of Cape Vincent acquisition on non-accrual or non-performing status. The increase in non-accrual loans at September 30, 2022 was the result of three residential mortgage customers going over 90 days delinquent.

The following table sets forth the ratio of net charge-offs (recoveries) to average loans outstanding by segment for the periods indicated:
	At March 31,	At September 30,
	2023	2022	2021
	(unaudited)
Real estate loans:
One- to four-family residential	0.00%	0.08%	0.04%
Commercial	0.00%	0.00%	0.00%
Construction	0.00%	0.00%	0.00%
Home equity loans and lines of credit	0.00%	0.00%	0.00%
Commercial loans
Consumer loans:
Automobile	0.00%	0.00%	0.00%
Passbook	32.18%	29.89%	24.53%
Other consumer	0.04%	(0.08)%	(0.07)%
Total	0.006%	0.066%	0.034%
The following table sets forth the allowance for loan losses allocated by loan category and the percent of the allowance in each category to the total allocated allowance at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

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	At March 31,			At September 30,
	2023			2022			2021
	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Allowance in Each Category to Total Allocated Allowance	Percent of Loans in Each Category to Total Loans
	(Dollars in thousands)
	(unaudited)
Real estate loans:
One- to four-family residential	$598	88.59%	86.08%	$548	86.44%	85.20%	$541	87.26%	85.20%
Commercial	56	8.30%	7.96%	55	8.43%	9.58%	64	10.32%	9.58%
Construction	—			—			—
Home equity loans and lines of credit	—			—			—
Commercial and industrial loans	4	0.59%	1.25%	5	1.12%	1.72%	5	0.81%	1.72%
Consumer loans:
Automobile	—			—			—
Passbook	—			—			—
Other consumer	17	2.52%	4.71%	13	4.01%	3.50%	10	1.61%	3.50%
Total	$675			$621			$620
We measure and record the allowance for loan losses based upon an incurred loss model. Under this approach, loan loss is recognized when it is probable that a loss event was incurred. This approach also considers qualitative adjustments to the quantitative baseline determined by the model. We consider the impact of current environmental factors at the reporting date that did not exist over the period from which historical experience was used. Relevant factors include, but are not limited to, concentrations of credit risk (geographic, large borrower and industry), economic trends and conditions, changes in underwriting standards, experience and depth of lending staff, trends in delinquencies and the level of criticized loans.
Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Because future events affecting borrowers and collateral cannot be predicted with certainty, the existing allowance for loan losses may not be adequate and management may determine that increases in the allowance are necessary if the quality of any portion of our loan portfolio deteriorates as a result. Furthermore, our regulators, in reviewing our loan portfolio, may require us to increase our allowance for loan losses. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations. See Note 5 to the notes to our consolidated financial statements for a complete discussion of our allowance for loan losses.
Interest Rate Risk Management
Interest rate risk is defined as the exposure to current and future earnings and capital that arises from adverse movements in interest rates. Depending on a bank’s asset/liability structure, adverse movements in interest rates could be either rising or falling interest rates. For example, a bank with predominantly long-term fixed-rate assets and short-term liabilities could have an adverse earnings exposure to a rising rate environment. Conversely, a short-term or variable-rate asset base funded by longer-term liabilities could be negatively affected by falling rates. This is referred to as re-pricing or maturity mismatch risk.

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Interest rate risk also arises from changes in the slope of the yield curve (yield curve risk), from imperfect correlations in the adjustment of rates earned and paid on different instruments with otherwise similar re-pricing characteristics (basis risk), and from interest rate related options embedded in our assets and liabilities (option risk).
Our objective is to manage our interest rate risk by determining whether a given movement in interest rates affects our net interest income and the market value of our portfolio equity in a positive or negative way and to execute strategies to maintain interest rate risk within established limits. The results at March 31, 2023 (unaudited) and September 30, 2022 indicate the level of risk within the parameters of our model. Our management believes that the March 31, 2023 and September 30, 2022 results indicate a profile that reflects interest rate risk exposures in both rising and declining rate environments for both net interest income and economic value.
Economic value of equity, or “EVE,” is an economic concept that gauges the impact of interest rate changes on fair market values of assets, liabilities, and equity. EVE captures the change in economic value of Gouverneur Savings and Loan Association even though that change may not be reflected in our accounting books and records. EVE shows management the “capital at risk” of Gouverneur Savings and Loan Association based on the underlying values of all components of the balance sheet. As a measure of interest rate risk it is separate and distinct from earnings at risk. EVE is a measure of long-term interest rate risk and earnings at risk is a measure of short-term interest rate risk.
The tables below set forth, as of March 31, 2023 (unaudited) and September 30, 2022, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.
At March 31, 2023
Change in Interest Rates (basis points)(1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands) (unaudited)
+400	7,377	(338)
+300	7,452	(263)
+200	7,540	(175)
+100	7,626	(89)
Level	7,715	—
-100	7,624	(91)
-200	7,430	(285)

(1)
Assumes an immediate uniform change in interest rates at all maturities.

At September 30, 2022
Change in Interest Rates (basis points)(1)	Net Interest Income Year 1 Forecast	Year 1 Change from Level
	(Dollars in thousands)
+400	8,794	488
+300	8,660	354
+200	8,542	236
+100	8,422	116
Level	8,306	—
-100	8,064	(242)
-200	7,644	(662)

(1)
Assumes an immediate uniform change in interest rates at all maturities.

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The tables below set forth, as of March 31, 2023 (unaudited) and September 30, 2022, the calculation of the estimated changes in our EVE that would result from the designated immediate changes in the United States Treasury yield curve.
At March 31, 2023
Change in Interest Rates (basis points)(1)	Estimated EVE(2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets(3)
		Amount	Percent	EVE Ratio(4)	Increase (Decrease) (basis points)
		(Dollars in thousands) (unaudited)
+400	38,551	(13,447)	(25.86)%	24.48%	(3.13)%
+300	41,845	(10,153)	(19.53)%	25.45%	(2.17)%
+200	44,529	(7,469)	(14.36)%	26.01%	(1.60)%
+100	47,258	(4,740)	(9.12)%	26.48%	(1.13)%
—	51,998	—	—	27.61%	—
-100	55,979	3,981	7.66%	28.17%	0.56%
-200	55,985	3,987	7.67%	27.13%	(0.48)%

(1)
Assumes an immediate uniform change in interest rates at all maturities.

(2)
EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)
Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)
EVE ratio represents EVE divided by the present value of assets.

At September 30, 2022
Change in Interest Rates (basis points)(1)	Estimated EVE(2)	Estimated Increase (Decrease) in EVE		EVE as a Percentage of Present Value of Assets(3)
		Amount	Percent	EVE Ratio(4)	Increase (Decrease) (basis points)
		(Dollars in thousands)
+400	41,336	(11,702)	(22.06)%	25.24%	(1.76)%
+300	44,337	(8,701)	(16.41)%	25.90%	(1.10)%
+200	46,719	(6,319)	(11.91)%	26.18%	(0.82)%
+100	48,733	(4,105)	(7.74)%	26.29%	(0.71)%
—	53,038	—	—	27.00%	—
-100	56,369	3,331	6.28%	27.20%	0.20%
-200	55,235	2,197	4.14%	25.66%	(1.34)%

(1)
Assumes an immediate uniform change in interest rates at all maturities.

(2)
EVE is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.

(3)
Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.

(4)
EVE ratio represents EVE divided by the present value of assets.

Liquidity and Capital Resources
Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our

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customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans and proceeds from sales and maturities of securities. We also rely on borrowings from the Federal Home Loan Bank as supplemental sources of funds. At March 31, 2023 (unaudited), there were $8.9 million in outstanding advances from the Federal Home Loan Bank and we had the ability to borrow $53.8 million. Additionally, at March 31, 2023, we had a line of credit with the Federal Reserve Discount Window totaling $5.0 million and a second line of credit with Atlantic Community Banker’s Bank totaling $4.0 million. At March 31, 2023 (unaudited), there were no outstanding balances under any of these additional credit facilities.
While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions and competition. Our most liquid assets are cash and cash equivalents and available-for-sale investment securities. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period.
Our cash flows are comprised of three primary classifications: cash flows from operating activities; investing activities and financing activities. Net cash provided by (used by) operating activities was $644,000, $(2.5) million and $920,000 for the six months ended March 31, 2023 (unaudited) and the years ended September 30, 2022 and 2021, respectively. Net cash provided by (used in) investing activities, which consists primarily of disbursements for loan originations and purchases and the purchase of securities available-for-sale, offset by principal collections on loans, proceeds from sales, maturities and principal payments received on securities available-for-sale, was $2.0 million, $48,000 and $4.1 million for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, respectively. Net cash provided by financing activities, consisting primarily of activity in deposit accounts and Federal Home Loan Bank advances, was $(9.3) million, $5.9 million and $6.5 million for the six months ended March 31, 2023 and the years ended September 30, 2022 and 2021, respectively.
We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. We anticipate that we will have sufficient funds to meet our current funding commitments. We have no material commitments for capital expenditures as of March 31, 2023. Our current strategy is to increase core deposits and utilize FHLB advances and brokered deposits to fund loan growth. We did not have any brokered deposits as of March 31, 2023 or September 30, 2022.
Gouverneur Bancorp is a separate legal entity from Gouverneur Savings and Loan Association and must provide for its own liquidity to pay its operating expenses and other financial obligations and to fund repurchases of shares of common stock. Gouverneur Bancorp’s primary source of income is dividends received from Gouverneur Savings and Loan Association. The amount of dividends that Gouverneur Savings and Loan Association may declare and pay to Gouverneur Bancorp is governed by applicable bank regulations. At March 31, 2023 (unaudited) and September 30, 2022, Gouverneur Bancorp (on an unconsolidated basis) had liquid assets of $54,000 and $107,000, respectively.
At March 31, 2023 (unaudited) and September 30, 2022, Gouverneur Savings and Loan Association exceeded all of its regulatory capital requirements. Management is not aware of any conditions or events that would change Gouverneur Savings and Loan Association’s categorization as well-capitalized.
Impact of Inflation and Changing Price
The consolidated financial statements and related data presented elsewhere in this proxy statement/prospectus have been prepared in accordance with generally accepted accounting principles in the United States of America which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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OUR MANAGEMENT
Board of Directors
The board of directors of Gouverneur Bancorp, Inc. is comprised of eight individuals who are elected for terms of three years, approximately one-third of whom are elected annually. The directors of Gouverneur Bancorp, Inc. are the same individuals that comprise the boards of directors of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association. All of our directors are independent under the listing requirements of the Nasdaq Stock Market, Inc., which we voluntarily choose to follow, except for Charles C. Van Vleet, Jr., who currently serves as our President and Chief Executive Officer and also served in this role from 2010 through 2021. In determining the independence of our directors, the board considered transactions, relationships or arrangements between us and our directors, including lending relationships, that are not required to be disclosed in this proxy statement/prospectus under the heading “— Transactions with Related Persons.”
Information regarding our directors is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of March 31, 2023. The indicated period of service as a director includes the period of service as a director of Gouverneur Savings and Loan Association.
The following directors have terms ending in 2024:
Clara P. Cummings graduated from Clarkson University with a Bachelor of Science in Accounting and a Master of Science in Teaching from SUNY Potsdam. She was hired as an accountant at Zinc Corporation of America in 1997, continued with St. Lawrence Zinc Corporation in 2006 and upon revitalization of the mine in 2017, was named Human Resource Director of Empire State Mines, LLC. Mrs. Cummings is an active member of the community and currently serves as a member of the Gouverneur Central School’s Shared Decision-Making Team, holds the position of Parish Council Member and Education Council Member at St. James Parish and School and is a member of the Gouverneur Hospital Auxiliary. Mrs. Cummings has extensive ties to our market area, as well as valuable business and leadership experience that she brings to the board of directors. Age 47. Director since 2021.
John N. Mason has owned and operated a residential plumbing business, John N. Mason Plumbing, since 1987 and, in 2014, Mr. Mason retired as a corrections officer after 25 years of service with the New York State Department of Corrections. Prior to joining the board of directors in 2022, Mr. Mason served as a director of Citizens Bank of Cape Vincent until its merger with Gouverneur Savings and Loan Association on September 16, 2022. Mr. Mason has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 57. Director since 2022.
Timothy J. Monroe is a veterinarian in private practice in Gouverneur, New York and the proprietor of the Northland Veterinary Hospital in Gouverneur, New York. Dr. Monroe served as the Chairman of our board of directors from March 2015 to February 2017. Dr. Monroe was an elected Councilman for the Town of Gouverneur for twenty-four years, has served as a board member of Gouverneur EJ Noble Hospital, and was a member of the board of directors of a local public television station. Dr. Monroe also served as a member of the St. Lawrence County Board of Health and as a trustee and parish council member of the St. James Church in Gouverneur. Dr. Monroe has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 71. Director since 1999.
The following directors have terms ending in 2025:
David C. McClure serves as the Chairman of our board of directors and has served as a Vice President of KPH Healthcare Services in various capacities since 1993, where he became Vice President of Real Estate in 2008 and Executive Vice President for the company in 2022. Mr. McClure has been a member of the board of directors of KPH Healthcare since 1993 and is also currently President of the Kinney Drugs Foundation. He is a past member of the Gouverneur EJ Noble Hospital board of trustees. As a result of his local business operations, Mr. McClure has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 63. Director since 2016.

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Amy M. Rapholz has been a senior accountant with the accounting firm of Stackel & Navarra, CPA PC in Watertown, New York since 2015. In 1984, Ms. Rapholz joined the accounting firm of Robb, Dowling and Adams in Watertown, New York, which later became Morrow & Poulsen and then Poulsen & Podvin. In January of 2014 the firm merged with Bowers and Company PLLC located in Syracuse, New York. Ms. Rapholz left the firm in February 2015 to begin her current role as a senior accountant at Stackel & Navarra, CPA PC. As a senior accountant, Ms. Rapholz provides the board of directors with significant experience regarding financial and accounting matters. Age 59. Director since 2019.
The following directors have terms ending in 2026:
Henry J. Leader has been a Partner in Case & Leader LLP, a law firm in Gouverneur, New York, since 1988. He has been Secretary of Gouverneur Bancorp and Gouverneur Savings and Loan Association since 2010. Mr. Leader is a member of the Gouverneur Foundation Board and serves as legal counsel to several Towns and Villages in Jefferson and St. Lawrence Counties. Mr. Leader serves as local attorney for the Gouverneur Central School District and several local corporate entities. He is an ordained Deacon with the Roman Catholic Diocese of Ogdensburg and serves the parish of St. James Church in Gouverneur. Mr. Leader’s extensive legal experience provides the board of directors with valuable experience regarding legal matters associated with our operations. Age 60. Director since 2009.
Chad B. Soper is President and owner of Cooke Sand & Gravel, Inc., with over thirty-five years of experience in the mining and concrete industry. He served as Vice President of Cooke Sand & Gravel, Inc. from 1984 to 2004, when he became President. As a result of his local business operations, Mr. Soper has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the board of directors. Age 56. Director since 2015.
Charles C. Van Vleet, Jr. has served as our President and Chief Executive Officer since April 2023 and previously served as our President and Chief Executive Officer from 2010 through 2021. Mr. Van Vleet joined Gouverneur Savings and Loan Association as an Assistant Vice President in August 1996 and held the same position with Gouverneur Bancorp from its organization through February 2001. From February 2001 until August 2005 he was a Vice President with Gouverneur Savings and Loan Association and Gouverneur Bancorp and, in August 2005, he was named Senior Vice President of Gouverneur Savings and Loan Association and Gouverneur Bancorp. He served as Secretary of Gouverneur Savings and Loan Association and Gouverneur Bancorp from 1999 to 2010. Mr. Van Vleet served as Executive Vice President and Chief Operating Officer for Gouverneur Savings and Loan Association and Gouverneur Bancorp from July 2009 to January 2010, when he was named the President and Chief Executive Officer. He served as Chief Executive Officer until February 2021 and retired as President in May 2021. Mr. Van Vleet has also held numerous offices as a member of the Gouverneur Rotary Club. Mr. Van Vleet’s service as our current and former President and Chief Executive Officer, as well as his long history with Gouverneur Savings and Loan Association, provides the board of directors with valuable insight regarding the operations of Gouverneur Savings and Loan Association and the markets in which we operate. Age 65. Director since 2010.
Recent Change in Executive Management
Effective April 14, 2023, Faye C. Waterman resigned as our President and Chief Executive Officer and as a director of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association. Mr. Waterman’s resignation was not the result of any disagreement between Mr. Waterman and Gouverneur Bancorp, Cambray Mutual Holding Company or Gouverneur Savings and Loan Association regarding the operations, policies or practices of Gouverneur Bancorp, Cambray Mutual Holding Company or Gouverneur Savings and Loan Association.
Effective as of April 14, 2023, our board of directors appointed Charles C. Van Vleet, Jr., our former longtime President and Chief Executive Officer and a member of our board of directors, to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for Mr. Waterman. We are currently working with a third party executive search firm to find our next President and Chief Executive Officer but currently expect that Mr. Van Vleet will continue to serve as our interim President and Chief Executive Officer through at least December 31, 2023.

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Executive Officers
Our executive officers are elected annually by the board of directors and serve at the board’s discretion. The following individuals currently serve as our executive officers and will serve in the same positions following the conversion and offering:
Name	Position
Charles C. Van Vleet, Jr.	President and Chief Executive Officer of Gouverneur Bancorp, Inc., Gouverneur Bancorp, Cambray Mutual Holding Company, Gouverneur Savings and Loan Association and GS&L Municipal Bank
Taylor Robbins	Executive Vice President of Gouverneur Bancorp, Inc., Gouverneur Bancorp, Cambray Mutual Holding Company, Gouverneur Savings and Loan Association and GS&L Municipal Bank
Kimberly A. Adams	Vice President and Chief Financial Officer of Gouverneur Bancorp, Inc., Gouverneur Bancorp, Cambray Mutual Holding Company, Gouverneur Savings and Loan Association and GS&L Municipal Bank
Sadie M. Hall	Vice President and Compliance Officer of Gouverneur Bancorp, Inc., Gouverneur Bancorp, Gouverneur Savings and Loan Association and GS&L Municipal Bank
Victor James	Vice President and Chief Operating Officer of Gouverneur Savings and Loan Association
Below is information regarding our executive officers who are not also directors. Each executive officer has held his or her current position for the period indicated below. Ages presented are as of March 31, 2023.
Taylor Robbins has served as Executive Vice President of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association since September 2022. Prior to that time, Mr. Robbins served as the President and Chief Executive Officer of Citizens Bank of Cape Vincent until its merger with Gouverneur Savings and Loan Association on September 16, 2022. Age 34.
Kimberly A. Adams joined Gouverneur Savings and Loan Association in May 2009 as Accounting Manager. She was named Vice President and Chief Financial Officer of Gouverneur Savings and Loan Association and Gouverneur Bancorp in January 2010. Mrs. Adams is a member of the Heuvelton Alumni Band, Potsdam Community Band and Ogdensburg Pro Musica, and is a past member of the Gouverneur Business Women’s Association. She was a volunteer for Hospice and Palliative Care of St. Lawrence Valley and is an exempt 10-year member with the Lisbon Volunteer Fire Department as an emergency medical technician. Mrs. Adams previously held the position of Compliance Officer and Senior Accountant with Claxton-Hepburn Medical Center in Ogdensburg and Accounting Manager at Massena Memorial Hospital. Age 64.
Sadie M. Hall was hired as an accountant with Gouverneur Savings and Loan Association in September 2012 and was named Compliance Officer and Assistant Vice President in February 2015. Mrs. Hall was also named Vice President in January 2021. She earned the Certified Regulatory Compliance Manager designation in May 2018 also currently serves as the BSA/OFAC Officer for Gouverneur Savings and Loan Association. Mrs. Hall is a member of the Clifton Fine Hospital board and the Samaritan Medical Center Board of Trustees. In addition, Mrs. Hall is part owner of AJs Portables LLC in Lisbon, New York. Age 33.
Victor James was hired by Gouverneur Savings and Loan Association in August 2011 as an Assistant Vice President and Collections Officer. He was promoted to Vice President and Chief Operating Officer in December 2012. Mr. James previously held the position of Vice President of Lending and Operations with Northern Credit Union and has over 30 years of banking experience. Age 64.
Potential Conflict of Interest
Because of the shared management structure of Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association, the directors and officers of Gouverneur Bancorp, Inc. and Gouverneur Savings

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and Loan Association will have to allocate their time between directing and managing both Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association. The directors and officers of Gouverneur Bancorp, Inc. intend to devote adequate time to Gouverneur Bancorp, Inc.’s business.
Board Leadership and the Board’s Role in Risk Oversight
Our board of directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running, expanding and strengthening our franchise while enabling the Chairman of the Board to lead the board of directors in its fundamental role of providing advice to and oversight of management. Consistent with this determination, David C. McClure serves as Chairman of the Board and Charles C. Van Vleet, Jr. serves as President and Chief Executive Officer.
A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us as an enterprise. The involvement of the full board of directors in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for our enterprise. While the board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board of directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders.
Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our ALCO Committee, which consists of members of management, is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors.
Our board of directors also maintains an active role in our cybersecurity risk tolerance and all board members receive periodic (but at least annual) cybersecurity training. All policies related to cybersecurity are reviewed internally at least annually and presented to the full board of directors for approval. We also undergo an annual audit of general controls as well as an annual internal and external vulnerability audit and penetration testing by an independent external audit firm. The results of these audits are shared with the board of directors, along with the timeline and progress and completion of any recommendations made during these audits.
As reflected above, our board of directors (including the various committees of the board of directors) plays a central role in our overall risk management strategies and in assessing management’s tolerance for risk and its determination of the appropriate level of risk for our enterprise. Following the completion of the conversion and stock offering, our board of directors will continue to maintain an active role in overseeing our overall risk framework and risk appetite as we undergo changes in our executive management team.
Meetings and Committees of the Board of Directors
Gouverneur Bancorp and Gouverneur Savings and Loan Association conduct business through meetings of their boards of directors and their committees. Gouverneur Bancorp’s board of directors held one regular meeting and no special meetings during the fiscal year ended September 30, 2022 and Gouverneur Savings and Loan Association’s board of directors held 28 regular meetings and 10 special meetings during the fiscal year ended September 30, 2022. No director attended fewer than 75% of the total meetings of the

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board of directors of Gouverneur Bancorp and the committees on which such director served during the fiscal year ended September 30, 2022.
The following table identifies our standing committees and their members as of July 31, 2023. All members of the Audit Committee, Compensation Committee and Nominating Committee are independent in accordance with the listing standards of the Nasdaq Stock Market, which we voluntarily choose to follow, and the rules and regulations of the Securities and Exchange Commission.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Clara P. Cummings	X		X*
Henry J. Leader
John N. Mason		X
David C. McClure		X*
Timothy J. Monroe	X		X
Amy M. Rapholz	X*		X
Chad B. Soper		X
Charles C. Van Vleet, Jr.

*
Denotes committee chairperson.

Audit Committee.   The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The board of directors has determined that Amy M. Rapholz is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Ms. Rapholz is independent under the listing standards of the Nasdaq Stock Market. The Audit Committee acts under a written charter, a copy of which is available on Gouverneur Bancorp’s website (www.gouverneurbank.com).
Compensation Committee.   The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer and Vice President and Chief Financial Officer, as well as reviews our executive and employee compensation programs and director compensation. The committee considers our financial performance, stockholder return, competitive market values, and the compensation of our President and Chief Executive Officer and Vice President and Chief Financial Officer over recent years when determining appropriate compensation for the President and Chief Executive Officer and Vice President and Chief Financial Officer. In setting executive compensation, the committee ensures that a significant portion of compensation is connected to and aligned with the long-term interest of stockholders. In its oversight of employee compensation programs, prior to making its recommendation to the board, the committee reviews recommendations from the President and Chief Executive Officer and other applicable executive officers. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full board of directors. The Compensation Committee acts under a written charter, a copy of which is available on Gouverneur Bancorp’s website (www.gouverneurbank.com).
Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee is responsible for the annual selection of the board of directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to Gouverneur Bancorp’s corporate governance policy. The Nominating and Corporate Governance Committee acts under a written charter, a copy of which is available on Gouverneur Bancorp’s website (www.gouverneurbank.com).

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Director Compensation
The following table sets forth the compensation received by non-employee directors for their service on our board of directors during the fiscal year ended September 30, 2022. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director during fiscal 2022.
Director	Fees Earned or Paid in Cash	Total
Clara P. Cummings	$30,600	$30,600
Henry J. Leader	30,150	30,150
John N. Mason(1)	—	—
David C. McClure	30,900	30,900
Timothy J. Monroe	30,750	30,750
Amy M. Rapholz	30,900	30,900
Chad B. Soper	33,300	33,300
Charles C. Van Vleet, Jr.(2)	30,900	30,900

(1)
Mr. Mason was appointed as a director effective as of September 16, 2022 in connection with the merger of Citizens Bank of Cape Vincent with and into Gouverneur Savings and Loan Association.

(2)
Effective April 14, 2023, Mr. Van Vleet was appointed to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for our former President and Chief Executive Officer, who resigned effective as of that same date. Mr. Van Vleet was a non-employee director of Gouverneur Bancorp, Cambray Mutual Holding Company and Gouverneur Savings and Loan Association during the entire fiscal year ended September 30, 2022.

Director Board Fees.   Our directors receive an annual retainer of $9,000, plus (i) $750 for each meeting of the board of directors of Gouverneur Savings and Loan Association that they attend and (ii) $150 for each committee meeting of the board of directors of Gouverneur Savings and Loan Association that they attend. Non-employee directors may elect to defer their board compensation under the Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan. There is no additional compensation paid for service on the board of directors of Gouverneur Bancorp.
Deferred Compensation Plan for Directors.   The Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan provides directors with the opportunity to defer all or part of their annual compensation for service on our board of directors. Currently, Mr. McClure is the only director deferring board fees through this plan. Under the plan, deferred board fees are held in an individual account for each plan participant and invested in a variety of mutual funds offered by RBC Wealth Management. Amounts deferred under this plan are distributed at a time and manner determined by each participant, except for certain specified payment dates upon a participant’s termination as a director or upon reaching a certain age. The plan also provides methods of distribution in the event of the death of a participant or a hardship faced by a participant (e.g. financial difficulty resulting from a sudden illness), as well as upon a change in control of Gouverneur Savings and Loan Association.
Director Retirement Plan.   The Gouverneur Savings and Loan Association Directors’ Retirement Plan provides a target benefit equal to 70% of each director’s average annual board fees for the last three calendar years preceding his or her retirement. Directors may retire with a full benefit at age seventy-five and ten years of service, or retire with a reduced benefit starting at age sixty-five with twenty years of service. Upon a participant’s entitlement to benefit under this plan, the participant (or his or her designated beneficiary) shall be paid in the form of a single life annuity with 10 annual payments guaranteed. Currently, Messrs. Leader, McClure, Monroe, Soper and Van Vleet and Ms. Rapholz all participate in this plan.
Executive Compensation
Summary Compensation Table.   The following information is furnished for all individuals serving as the principal executive officer of Gouverneur Bancorp for the most recently completed fiscal year and the

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only other executive officer of Gouverneur Bancorp whose total compensation for the fiscal year ended September 30, 2022 exceeded $100,000.
Effective April 14, 2023, Charles C. Van Vleet, Jr. was appointed to assume the duties of President and Chief Executive Officer on an interim basis while we undertake a search for a permanent replacement for our former President and Chief Executive Officer, who resigned effective as of that same date. Mr. Van Vleet was a non-employee director of Gouverneur Bancorp during the entire fiscal year ended September 30, 2022 and did not serve as an executive officer of Gouverneur Bancorp during fiscal 2022. For information on the compensation that Mr. Van Vleet received as a non-employee director during fiscal 2022, see “—Director Compensation” above.
Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total
Faye C. Waterman(2) President and Chief Executive Officer	2022	$158,450	$—	$12,376	$170,826
Kimberly A. Adams Vice President and Chief Financial Officer	2022	$129,100	$—	$10,178	$139,278

(1)
Represents employer 401(k) plan contributions.

(2)
Mr. Waterman resigned as President and Chief Executive Officer effective as of April 14, 2023.

Employment Agreements.   Gouverneur Bancorp and Gouverneur Savings and Loan Association do not currently maintain employment agreements with Mr. Van Vleet or Ms. Adams and did not maintain an employment agreement with Mr. Waterman prior to his resignation as President and Chief Executive Officer in April 2023.
401(k) Plan.   The Gouverneur Savings and Loan Association Employees’ Savings Trust (the “401(k) Plan”) is a tax-qualified defined contribution plan for all employees of Gouverneur Savings and Loan Association who are 21 years of age or older and completed one year of service with Gouverneur Savings and Loan Association. Participants may elect to make salary deferrals under the plan, subject to annual limitations imposed by the Internal Revenue Code. In addition, Gouverneur Savings and Loan Association makes safe harbor matching contributions under the 401(k) Plan on behalf of each eligible participant in an amount equal to 100% of each eligible participant’s salary deferrals up to 50% each plan year. Participants are permitted to direct the investment of their account balances under the 401(k) Plan among a variety of investment options. Participants may take distributions of their vested account balances following separation from service.
Supplemental Executive Retirement Plan.   Gouverneur Savings and Loan Association maintains a supplemental executive retirement plan to provide for supplemental retirement benefits related to its 401(k) Plan. The plan provides a target benefit equal to 70% of each participant’s average annual compensation during the last three calendar years preceding his or her retirement after completing twenty years of cumulative service, offset by 50% of Social Security benefits, as well as profit sharing and 401(k) Plan contributions. Employees partially vest after completing ten years of cumulative service. Employees may retire with full benefit at age sixty-five, or retire with a reduced benefit starting at age sixty-two. Upon a participant’s entitlement to a benefit under the plan, the participant is paid, at the election of the participant (i) in annual installments for the greater of (a) the lifetime of the participant; or (b) a guaranteed period of 15 years from the date of commencement of benefits under the plan; or (2) in the form of an actuarial equivalent lump sum. During the fiscal year ended September 30, 2022, both Mr. Waterman and Ms. Adams participated in the supplemental executive retirement plan.
Employee Stock Ownership Plan.   We intend to establish a new employee stock ownership plan in connection with the conversion and stock offering. The employee stock ownership plan will be a tax-qualified defined contribution plan for all employees of Gouverneur Savings and Loan Association who are 21 years of age or older and have completed one year of service with Gouverneur Savings and Loan Association. Eligible employees can begin participation in the employee stock ownership plan on the entry date (January 1 or July 1) that coincides or immediately follows their satisfaction of the plan’s eligibility requirements.

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We expect our new employee stock ownership plan to purchase up to 8% of the shares of common stock we sell in the stock offering (57,800, 68,000 and 78,200 shares at the minimum, midpoint and maximum of the offering range, respectively) and to fund the stock purchase with a loan from Gouverneur Bancorp, Inc. equal to 100% of the aggregate purchase price of the common stock. The employee stock ownership plan trustees will be directed to repay the loan principally through Gouverneur Savings and Loan Association’s contributions to the employee stock ownership plan and, if applicable, dividends paid on common stock held by the plan over a 15-year loan term. The fixed interest rate for the employee stock ownership plan loan will be the Wall Street Journal prime rate as of the date of closing. See “Pro Forma Data.” If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan’s subscription order will not be filled and the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to the approval of the Federal Reserve Board.
All shares purchased by the trustees on behalf of employee stock ownership plan will be held in a loan suspense account. Shares will be released from the loan suspense account on a pro rata basis, as Gouverneur Savings and Loan Association will make contributions to the employee stock ownership plan sufficient to repay principal and interest on the loan. As shares are released from the loan suspense account, they will be allocated among participants on the basis of each participant’s proportional share of the total compensation of all participants. Participants will be fully vested in their employee stock ownership plan benefits after three years of service. Participants also become fully vested in their account balances upon normal retirement, death or disability, a change in control, or the termination of the plan. Participants may generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among the remaining participants, in accordance with the terms of the plan.
Participants may direct the trustee regarding the voting of common stock allocated to employee stock ownership plan accounts. The trustees will vote all allocated shares held in the employee stock ownership plan as directed by participants. The trustees will vote all unallocated shares, as well as allocated shares for which instructions are not received, in the same ratio as those shares for which participants provide voting instructions, subject to the fiduciary responsibilities of the trustees.
Under applicable accounting requirements, Gouverneur Savings and Loan Association will record compensation expense for the leveraged employee stock ownership plan at the fair market value of the shares when committed for release to participant accounts.
Benefits to Be Considered Following the Completion of the Conversion and Stock Offering
Following the conversion and stock offering, we intend to adopt a new stock-based benefit plan that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion and stock offering, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the plan would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.
The stock-based benefit plan will not be established sooner than six months after the conversion and stock offering, and if adopted within one year after the conversion and stock offering, the plan must be approved by a majority of the votes eligible to be cast by our stockholders. If our stock-based benefit plan is established more than one year after the conversion and stock offering, it must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plan only if such plan is adopted within one year after the conversion and stock offering:

•
non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plan;

•
any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plan;

•
any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plan;

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•
any tax-qualified employee stock benefit plan and restricted stock plan, in the aggregate, may not acquire more than 10% of the shares sold in the stock offering, unless Gouverneur Savings and Loan Association has tangible capital of 10% or more, in which case a tax-qualified employee stock benefit plan and restricted stock plan may acquire up to 12% of the shares sold in the stock offering;

•
the options and restricted stock awards may not vest more rapidly than 20% per year, beginning no earlier than the first anniversary of stockholder approval of the plan;

•
accelerated vesting is not permitted except for death, disability or upon a change in control of Gouverneur Bancorp, Inc. or Gouverneur Savings and Loan Association; and

•
our executive officers or directors must exercise or forfeit their options if Gouverneur Savings and Loan Association becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We may obtain the shares needed for our stock-based benefit plan by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.
The actual value of the shares awarded under stock-based benefit plan would be based in part on the price of Gouverneur Bancorp, Inc.’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plan, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.
Share Price	28,900 Shares Awarded at Minimum of Offering Range	34,000 Shares Awarded at Midpoint of Offering Range	39,100 Shares Awarded at Maximum of Offering Range
(In thousands, except share price information)
$ 8.00	$231,200	$272,000	$312,800
10.00	289,000	340,000	391,000
12.00	346,800	408,000	469,200
14.00	404,600	476,000	547,400
The grant-date fair value of the options granted under the stock-based benefit plan will be based in part on the price of shares of common stock of Gouverneur Bancorp, Inc. at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.
Exercise Price	Grant-Date Fair Value Per Option	72,250 Options at Minimum of Offering Range	85,000 Options at Midpoint of Offering Range	97,750 Options at Maximum of Offering Range
	(In thousands, except exercise price and fair value information)
$ 8.00	$3.96	$286,110	$336,600	$387,090
10.00	4.95	357,638	420,750	483,863
12.00	5.94	429,165	504,900	580,635
14.00	6.93	500,693	589,050	677,408
The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this proxy statement/prospectus carefully, including, but not limited to, the section of this proxy statement/prospectus entitled “Risk Factors.”
Transactions with Related Persons
Loans and Extensions of Credit.   Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the

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prohibition for loans made by federally insured financial institutions, such as Gouverneur Savings and Loan Association, to their executive officers and directors in compliance with federal banking regulations. At March 31, 2023, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Gouverneur Savings and Loan Association, and did not involve more than the normal risk of collectability or present other unfavorable features. At March 31, 2023, these loans were performing in accordance with their original repayment terms and were in compliance with federal banking regulations.
Other Transactions.   Neither Gouverneur Bancorp nor Gouverneur Savings and Loan Association has entered into any other transactions since October 1, 2021 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.
Indemnification for Directors and Officers
Gouverneur Bancorp, Inc.’s articles of incorporation provide that Gouverneur Bancorp, Inc. must indemnify all directors and officers of Gouverneur Bancorp, Inc. against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Gouverneur Bancorp, Inc. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Except insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Gouverneur Bancorp, Inc. pursuant to its articles of incorporation or otherwise, Gouverneur Bancorp, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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STOCK OWNERSHIP
The following table provides information as of March 31, 2023 about the persons known to Gouverneur Bancorp to be the beneficial owners of more than 5% of its outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.
Name and Address	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(1)
Cambray Mutual Holding Company 42 Church Street Gouverneur, New York 13642	1,311,222	64.5%

(1)
Based on 2,031,377 shares of Gouverneur Bancorp common stock outstanding and entitled to vote as of March 31, 2023.

The following table provides information as of March 31, 2023 about the shares of Gouverneur Bancorp common stock that may be considered to be beneficially owned by each director and executive officer of Gouverneur Bancorp, and by all directors and executive officers of Gouverneur Bancorp as a group. A person may be considered to beneficially own any shares of common stock over which he or she has directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown. As of March 31, 2023, none of the individuals listed below owned 1.0% or more of Gouverneur Bancorp’s outstanding common stock and all directors and executive officers as a group owned 2.56% of Gouverneur Bancorp’s outstanding common stock.
Name	Number of Shares Beneficially Owned
Directors:
Clara P. Cummings	1,467
Henry J. Leader	14,985
John N. Mason	—
David C. McClure	2,935
Timothy J. Monroe	10,000
Amy M. Rapholz	1,010
Chad B. Soper	3,100
Charles C. Van Vleet, Jr.	18,550
Executive Officers Who Are Not Directors:
Kimberly A. Adams	—
Taylor Robbins	—
Sadie M. Hall	—
Victor James	—
All Directors and Executive Officers as a Group (12 persons)	52,047

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SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS
The table below sets forth, for each of our directors and executive officers and for all of the directors and executive officers as a group, the following information:

•
The number of shares of new common stock to be received in exchange for shares of Gouverneur Bancorp common stock upon consummation of the conversion and the stock offering, based upon their beneficial ownership of Gouverneur Bancorp common stock as of March 31, 2023;

•
The proposed purchases of Gouverneur Bancorp, Inc. common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•
The total amount of Gouverneur Bancorp, Inc. common stock to be held upon consummation of the conversion and stock offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 32% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories.
The proposed purchase of shares by directors and executive officers of Gouverneur Bancorp, Inc. common stock in the offering does not constitute a recommendation or endorsement by such individuals that you should buy stock in the offering. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes thereto, and the section entitled “Risk Factors.”
	Number of Shares Received in Exchange for Shares of Gouverneur Bancorp(1)	Proposed Purchases of Stock in the Offering		Total Common Stock to be Held
Name of Beneficial Owner		Number of Shares	Dollar Amount	Number of Shares(1)	Percentage of Total Outstanding(2)
Directors:
Clara P. Cummings	921	2,500	$25,000	3,421	*
Henry J. Leader	9,416	5,000	50,000	14,416	*
John N. Mason	—	3,000	30,000	3,000	*
David C. McClure	1,844	3,000	30,000	4,844	*
Timothy J. Monroe	6,284	300	3,000	6,584	*
Amy M. Rapholz	634	200	2,000	834	*
Chad Soper	1,948	2,000	20,000	3,948	*
Charles C. Van Vleet, Jr.	11,656	—	—	11,656	*
Executive Officers Who are Not Also Directors:
Kimberly A. Adams	—	200	2,000	200	*
Taylor Robbins	—	1,000	10,000	1,000	*
Sadie M. Hall	—	100	1,000	100	*
Victor James	—	—	—	—	*
All Directors and Executive Officers as a Group (12 persons)	32,703	17,300	173,000	50,003	2.5%

*
Less than 1.0%.

(1)
Based on information presented in “Stock Ownership.”

(2)
If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would beneficially own 4.1% of the outstanding shares of Gouverneur Bancorp, Inc. common stock.

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REGULATION AND SUPERVISION
General
Gouverneur Savings and Loan Association is a New York-chartered stock savings and loan association. Gouverneur Savings and Loan Association’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation. Gouverneur Savings and Loan Association is subject to extensive regulation by the New York State Department of Financial Services, as its chartering agency, and by the Federal Deposit Insurance Corporation, as its primary federal regulator. Gouverneur Savings and Loan Association is required to file reports with, and is periodically examined by, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services concerning its activities and financial condition, and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other financial institutions. Gouverneur Savings and Loan Association is a member of the Federal Home Loan Bank of New York.
The regulation and supervision of Gouverneur Savings and Loan Association establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and borrowers and, for purposes of the Federal Deposit Insurance Corporation, the protection of the deposit insurance fund. This regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes.
Gouverneur Savings and Loan Association is a “savings association” under the Home Owners’ Loan Act, as amended. As a result, following the conversion, Gouverneur Bancorp, Inc. will be a savings and loan holding company and will be required to comply with the rules and regulations of the Federal Reserve Board applicable to savings and loan holding companies. It will be required to file certain reports with the Federal Reserve Board and will be subject to examination by and the enforcement authority of the Federal Reserve Board. Gouverneur Bancorp, Inc. will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.
Any change in applicable laws or regulations, whether by the New York State Department of Financial Services, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the State of New York or Congress, could have a material adverse impact on the operations and financial performance of Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association. In addition, Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will be affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve Board. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association.
Set forth below is a brief description of material regulatory requirements that are or will be applicable to Gouverneur Savings and Loan Association and Gouverneur Bancorp, Inc. The description is limited to certain material aspects of the statutes and regulations addressed, and is not intended to be a complete description of such statutes and regulations and their effects on Gouverneur Savings and Loan Association and Gouverneur Bancorp, Inc.
Savings Association Regulation
New York Banking Law.   Gouverneur Savings and Loan Association derives its lending, investment, and other authority primarily from the applicable provisions of New York state banking law and the regulations of the New York State Department of Financial Services, as limited by Federal Deposit Insurance Corporation regulations. Under these laws and regulations, savings associations, including Gouverneur Savings and Loan Association, may invest in real estate mortgages, personal and commercial loans, certain types of debt securities (including certain corporate debt securities, and obligations of federal, state, and local governments and agencies), certain types of corporate equity securities, and certain other assets.
Under New York state banking law, New York State chartered savings associations may declare and pay dividends out of the balance of net profits after net worth exceeds ten percent of capital (which we refer

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to as the “undivided profits” of the savings and loan association) upon approval by the board of directors, unless there is an impairment of capital.
New York state banking law gives the Superintendent authority to issue an order to a New York state-chartered banking institution to appear and explain an apparent violation of law, to discontinue unauthorized or unsafe practices, and to keep prescribed books and accounts. Upon a finding by the New York State Department of Financial Services that any director, trustee, or officer of any banking organization has violated any law, or has continued unauthorized or unsafe practices in conducting the business of the banking organization after having been notified by the Superintendent to discontinue such practices, such director, trustee, or officer may be removed from office after notice and an opportunity to be heard. The Superintendent also has authority to appoint a conservator or a receiver for a savings and loan association under certain circumstances.
Capital Requirements.   Federal regulations require Federal Deposit Insurance Corporation-insured state savings associations to meet several minimum capital standards: a common equity Tier 1 capital to risk-based assets ratio of 4.5%, a Tier 1 capital to risk-based assets ratio of 6.0%, a total capital to risk-based assets ratio of 8%, a Tier 1 capital to average assets leverage ratio of 4%, and a Tier 1 capital to total assets of 1.5%.
For purposes of the regulatory capital requirements, common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and additional Tier 1 capital. Additional Tier 1 capital includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus, meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and, for institutions that made such an election regarding the treatment of accumulated other comprehensive income (“AOCI”), up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). Gouverneur Savings and Loan Association exercised the opt-out and therefore does not include AOCI in its regulatory capital determinations. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.
In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, all assets, including certain off-balance sheet assets (such as recourse obligations, direct credit substitutes, residual interests) are multiplied by a risk weight factor assigned by the regulations based on the risks believed inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien one- to four-family residential mortgages, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.
In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted asset above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement began being phased in starting on January 1, 2016 at 0.625% of risk-weighted assets and increased each year until fully implemented at 2.5% on January 1, 2019. At March 31, 2023, Gouverneur Savings and Loan Association exceeded the fully phased in regulatory requirement for the capital conservation buffer.
The Economic Growth, Regulatory Relief, and Consumer Protection Act enacted in May 2018 required the federal banking agencies, including the Federal Deposit Insurance Corporation, to establish for financial institutions with assets of less than $10 billion a community bank leverage ratio (the ratio of a

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bank’s tangible equity capital to average total consolidated assets) of 8 to 10%. A qualifying community financial institution with capital meeting the specified requirements (including off balance sheet exposures of 25% or less of total assets and trading assets and liabilities of 5% or less of total assets) and electing to follow the alternative framework is considered to meet all applicable regulatory capital requirements including the risk-based requirements. The community bank leverage ratio was established at 9%, effective January 1, 2020. A qualifying financial institution may opt in and out of the community bank leverage ratio framework on its quarterly call report. A financial institution that ceases to meet any qualifying criteria is provided with a two-quarter grace period to comply with the community bank leverage ratio requirements or the general capital regulations by the federal regulators. In addition, Section 4012 of the CARES Act required that the community bank leverage ratio be temporarily lowered to 8%. The federal regulators issued a rule making the lower ratio effective April 23, 2020. The rules also established a two-quarter grace period for a qualifying community bank whose leverage ratio falls below the 8% community bank leverage ratio requirement so long as the bank maintains a leverage ratio of 7% or greater. Another rule was issued providing for the transition back to the 9% community bank leverage ratio, increasing the ratio to 8.5% for calendar year 2021 and to 9% thereafter. As of March 31, 2023, Gouverneur Savings and Loan Association had not elected the community bank leverage ratio alternative reporting framework.
The Federal Deposit Insurance Corporation Improvement Act required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multifamily residential loans. The Federal Deposit Insurance Corporation, along with the other federal banking agencies, adopted a regulation providing that the agencies will take into account the exposure of a bank’s capital and economic value to changes in interest rate risk in assessing a bank’s capital adequacy. The Federal Deposit Insurance Corporation also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances.
Standards for Safety and Soundness.   As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, the internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.
Investments and Activities.   Under federal law, all state-chartered savings associations insured by the Federal Deposit Insurance Corporation have generally been limited to activities as principal and equity investments of the type and in the amount authorized for federal savings associations, notwithstanding state law. In addition, the Federal Deposit Insurance Corporation is authorized to permit such institutions to engage in certain other state authorized activities or investments that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund.
Prompt Corrective Regulatory Action.   Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.
The Federal Deposit Insurance Corporation has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 ratio of 6.5% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 ratio of 4.5% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio

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of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 ratio of less than 4.5%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%. As of March 31, 2023, Gouverneur Savings and Loan Association was a “well capitalized” institution under the Federal Deposit Insurance Corporation regulations.
At each successive lower capital category, an insured depository institution is subject to more restrictions and prohibitions, including restrictions on growth, restrictions on interest rates paid on deposits, restrictions or prohibitions on the payment of dividends, and restrictions on the acceptance of brokered deposits. Furthermore, if an insured depository institution is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the appropriate federal banking agency, and the holding company must guarantee the performance of that plan. Based upon its capital levels, a bank that is classified as well-capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the appropriate federal banking agency, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the Federal Deposit Insurance Corporation to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it obtains such status.
The previously referenced law establishing a “community bank leverage ratio” adjusted the referenced categories for qualifying institutions that opt into the alternative framework for regulatory capital requirements. Institutions that exceed the community bank leverage ratio are considered to have met the capital ratio requirements to be “well capitalized” for the agencies’ prompt corrective rules.
Qualified Thrift Lender Test.   As an insured savings association, Gouverneur Savings and Loan Association must satisfy the qualified thrift lender, or “QTL,” test. Under the QTL test, Gouverneur Savings and Loan Association must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” (primarily residential mortgages and related investments, including mortgage-backed securities) in at least nine months of every 12-month period. “Portfolio assets” generally means total assets of a savings association, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association’s business. Alternatively, Gouverneur Savings and Loan Association may satisfy the QTL test by qualifying as a “domestic building and loan association” as defined in the Internal Revenue Code. A savings association that fails the QTL test must operate under specified restrictions on new activities, branching, the issuance of dividends, and other restrictions. The Dodd-Frank Act made noncompliance with the QTL test subject to agency enforcement action for a violation of law. At March 31, 2023, Gouverneur Savings and Loan Association satisfied the QTL test.
Transaction with Affiliates and Regulation W of the Federal Reserve Regulations.   Transactions between financial institutions and their affiliates are governed by federal law. An affiliate of a financial institution is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank or savings and loan holding company and any companies which are controlled by such parent holding company are affiliates of the bank (although subsidiaries of the financial institution itself, except financial subsidiaries, are generally not considered affiliates). Generally, Section 23A of the Federal Reserve Act, which applies to insured savings associations through section 11 of the Home Owners’ Loan Act, limits the extent to which the institution or its subsidiaries may engage in

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“covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and with all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus. Section 23B, also applicable to insured savings associations, relates to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term “covered transaction” includes the making of loans to, purchase of assets from, and issuance of a guarantee to an affiliate, and other similar transactions. Section 23B transactions also include the provision of services and the sale of assets by an institution to an affiliate. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act.
Sections 22(h) and (g) of the Federal Reserve Act, which are also applicable to insured savings associations, place restrictions on loans to a financial institution’s insiders, i.e., executive officers, directors and principal stockholders. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and certain of their affiliated interests, together with all other outstanding loans to such persons and affiliated interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms and conditions substantially the same as offered in comparable transactions to persons who are not insiders and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.
Enforcement.   The Federal Deposit Insurance Corporation has extensive enforcement authority over insured state-chartered savings associations, including Gouverneur Savings and Loan Association. The enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, breaches of fiduciary duty and unsafe or unsound practices.
Federal Insurance of Deposit Accounts.   Gouverneur Savings and Loan Association is a member of the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation. Deposit accounts in Gouverneur Savings and Loan Association are insured up to a maximum of $250,000 for each separately insured depositor.
The Federal Deposit Insurance Corporation imposes an assessment for deposit insurance on all depository institutions. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to risk categories based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned and certain adjustments specified by Federal Deposit Insurance Corporation regulations, with less risky institutions paying lower rates. Assessment rates (inclusive of possible adjustments) for most banks with less than $10 billion of assets currently range from 1 1∕2 to 30 basis points of each institution’s total assets less tangible capital. The Federal Deposit Insurance Corporation may increase or decrease the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment rulemaking. The Federal Deposit Insurance Corporation’s current system represents a change, required by the Dodd-Frank Act, from its prior practice of basing the assessment on an institution’s volume of deposits.
The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The Federal Deposit Insurance Corporation was required to seek to achieve the 1.35% ratio by September 30, 2020. Insured institutions with assets of $10 billion or more were supposed to fund the increase. The Federal Deposit Insurance Corporation indicated in November 2018 that the 1.35% ratio was exceeded. Insured institutions of less than $10 billion of assets received credits for the portion of their assessments that contributed to raising the reserve ratio between 1.15% and 1.35% effective when the fund rate achieves 1.38%. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the Federal Deposit Insurance Corporation and the Federal Deposit Insurance Corporation has exercised that discretion by establishing a long range fund ratio of 2%.

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The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Gouverneur Savings and Loan Association. Future insurance assessment rates cannot be predicted.
Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of deposit insurance.
Privacy Regulations.   Federal Deposit Insurance Corporation regulations generally require that Gouverneur Savings and Loan Association disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter. In addition, Gouverneur Savings and Loan Association is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties and not to disclose account numbers or access codes to non-affiliated third parties for marketing purposes. Gouverneur Savings and Loan Association currently has a privacy protection policy in place and believes that such policy is in compliance with the regulations.
Community Reinvestment Act.   Under the Community Reinvestment Act (the “CRA”), as implemented by Federal Deposit Insurance Corporation regulations, an insured state savings association has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA does require the Federal Deposit Insurance Corporation, in connection with its examination of a state savings association, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the Federal Deposit Insurance Corporation to provide a written evaluation of an institution’s CRA performance utilizing a four-tiered descriptive rating system. Gouverneur Savings and Loan Association’s latest Federal Deposit Insurance Corporation CRA rating was “Satisfactory.”
Gouverneur Savings and Loan Association is also subject to provisions of the New York state banking law which imposes continuing and affirmative obligations upon banking institutions organized in New York State to serve the credit needs of its local community (the “NYCRA”) which are substantially similar to those imposed by the federal CRA. The NYCRA also requires the Superintendent to consider an institution’s record of performance in meeting the credit needs of its community when reviewing an institution’s application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that the institution’s record of performance, as documented in a written assessment, may serve as a basis for the denial of any such application. Gouverneur Savings and Loan Association’s latest NYCRA rating was “Satisfactory.”
Consumer Protection and Fair Lending Regulations.   New York savings and loan associations are subject to a variety of federal statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys’ fees for certain types of violations.
USA PATRIOT Act.   Gouverneur Savings and Loan Association is subject to the USA PATRIOT Act, which gave federal agencies additional powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing, and broadened anti-money laundering requirements. By way of amendments to the Bank Secrecy Act, Title III of the USA PATRIOT Act provided measures intended to encourage information sharing among bank regulatory agencies and law enforcement bodies. Further, certain provisions of Title III impose affirmative obligations on a broad

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range of financial institutions, including banks, thrifts, brokers, dealers, credit unions, money transfer agents, and parties registered under the Commodity Exchange Act.
Other Regulations
Interest and other charges collected or contracted for by Gouverneur Savings and Loan Association are subject to state usury laws and federal laws concerning interest rates. Loan operations are also subject to state and federal laws applicable to credit transactions, such as the:

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Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

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Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

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Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies; and

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Rules and regulations of the various federal and state agencies charged with the responsibility of implementing such federal and state laws.

The deposit operations of Gouverneur Savings and Loan Association also are subject to, among others, the:

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Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

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Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

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Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services.

Federal Reserve System
The Federal Reserve Act authorizes the Federal Reserve Board to require depository institutions to maintain noninterest-earning reserves against their transaction accounts (primarily negotiable order of withdrawal and regular checking accounts). The amounts are adjusted annually and, for 2019, the regulations provided that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $127.5 million; and a 10% reserve ratio is applied above $127.5 million. The first $16.9 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) were exempted from the reserve requirements. Gouverneur Savings and Loan Association complied with the foregoing requirements during 2019. On March 15, 2020, the Federal Reserve Board reduced reserve requirement to 0% effective as of March 26, 2020, which eliminated reserve requirements for all depository institutions.
Holding Company Regulation
As a savings and loan holding company, Gouverneur Bancorp, Inc. will be subject to Federal Reserve Board regulations, examinations, supervision, reporting requirements and regulations regarding its activities. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to Gouverneur Savings and Loan Association.
Pursuant to federal law and regulations and policy, a savings and loan holding company such as Gouverneur Bancorp, Inc. may generally engage in the activities permitted for financial holding companies under Section 4(k) of the Bank Holding Company Act (subject to applicable requirements, such as making an

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election to be treated as a financial holding company) and certain other activities that have been authorized for savings and loan holding companies by regulation.
Federal law prohibits a savings and loan holding company from, directly or indirectly or through one or more subsidiaries, acquiring more than 5% of the voting stock of another savings association, or savings and loan holding company thereof, without prior written approval of the Federal Reserve Board or from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary holding company or savings association. A savings and loan holding company is also prohibited from acquiring more than 5% of a company engaged in activities other than those authorized by federal law or acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation. In evaluating applications by holding companies to acquire savings associations, the Federal Reserve Board must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds the convenience and needs of the community and competitive factors.
The Federal Reserve Board is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings associations in more than one state, except for: (i) the approval of interstate acquisitions by savings and loan holding companies under 12 U.S.C § 1823(k); and (ii) the acquisition of a savings association in another state if the laws of the state of the target savings association specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.
Capital Requirements.   Gouverneur Bancorp, Inc. will be subject to the Federal Reserve Board’s capital adequacy guidelines for savings and loan holding companies (on a consolidated basis) which have historically been similar to, though less stringent than, those of the Federal Deposit Insurance Corporation for Gouverneur Savings and Loan Association. The Dodd-Frank Act, however, required the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Consolidated regulatory capital requirements identical to those applicable to the subsidiary banks apply to savings and loan holding companies; as is the case with institutions themselves, the capital conservation buffer was phased in between 2016 and 2019. However, the Federal Reserve Board has provided a “small bank holding company” exception to its consolidated capital requirements, and legislation and the related issuance of regulations by the Federal Reserve Board has increased the threshold for the exception to $3.0 billion. As a result, Gouverneur Bancorp, Inc. will not be subject to the capital requirement until such time as its consolidated assets exceed $3.0 billion.
Source of Strength.   Under 12 U.S.C. § 1831o—1, savings and loan holding companies must be a source of strength for their subsidiary depository institutions. The regulatory agencies must promulgate regulations implementing the “source of strength” policy that holding companies act as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.
Dividends and Stock Repurchases.   The Federal Reserve Board has the power to prohibit dividends by savings and loan association subsidiaries of savings and loan holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank and savings and loan holding companies, which expresses the Federal Reserve Board’s view that a holding company should pay cash dividends only to the extent that the company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company’s capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a holding company experiencing serious financial problems to borrow funds to pay dividends. Under the prompt corrective action regulations, the Federal Reserve Board may prohibit a bank or savings and holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized.”
Federal Reserve Board policy also provides that a holding company should inform the Federal Reserve Board supervisory staff prior to redeeming or repurchasing common stock or perpetual preferred stock if the holding company is experiencing financial weaknesses or if the repurchase or redemption would result in

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a net reduction, as of the end of a quarter, in the amount of such equity instruments outstanding compared with the beginning of the quarter in which the redemption or repurchase occurred.
Acquisition of Gouverneur Bancorp, Inc.   Under the Federal Change in Bank Control Act, a notice must be submitted to the Federal Reserve Board if any person (including a company), or group acting in concert, seeks to acquire direct or indirect “control” of a savings and loan holding company. Under certain circumstances, a change of control may occur, and prior notice is required, upon the acquisition of 10% or more of the outstanding voting stock of the company or institution, unless the Federal Reserve Board has found that the acquisition will not result in a change of control. Under the Change in Control Act, the Federal Reserve Board generally has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that acquires control would then be subject to regulation as a savings and loan holding company.
Federal Securities Laws
Gouverneur Bancorp, Inc. common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Gouverneur Bancorp, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.
The registration under the Securities Act of 1933 of shares of common stock issued in Gouverneur Bancorp, Inc.’s public offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Gouverneur Bancorp, Inc. may be resold without registration. Shares purchased by an affiliate of Gouverneur Bancorp, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If Gouverneur Bancorp, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Gouverneur Bancorp, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Gouverneur Bancorp, Inc., or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, Gouverneur Bancorp, Inc. may permit affiliates to have their shares registered for sale under the Securities Act of 1933.
Sarbanes-Oxley Act of 2002
The Sarbanes-Oxley Act of 2002 is intended to improve corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. We have policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.
Emerging Growth Company Status
Gouverneur Bancorp, Inc. is an emerging growth company and, for so long as it continues to be an emerging growth company, Gouverneur Bancorp, Inc. may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As an emerging growth company, Gouverneur Bancorp, Inc. also will not be subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, which would require that our independent auditors review and attest as to the effectiveness of our internal control over financial reporting. We have also elected to use the extended transition period to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. Such an election is irrevocable during the period a company is an emerging growth company. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

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Gouverneur Bancorp, Inc. will cease to be an emerging growth company upon the earliest of: (i) the end of the fiscal year following the fifth anniversary of the completion of the conversion and offering; (ii) the first fiscal year after our annual gross revenues are $1.07 billion (adjusted for inflation) or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million at the end of the second quarter of that fiscal year.

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FEDERAL AND STATE TAXATION
Federal Income Taxation
General.   We report our income on a fiscal year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. The tax years corresponding to our fiscal years ended 2020 through 2022 remain subject to examination by the Internal Revenue Service and New York State. For 2022, Gouverneur Savings and Loan Association’s maximum federal income tax rate was 21.0%.
Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will enter into a tax allocation agreement. Because Gouverneur Bancorp, Inc. will own 100% of the issued and outstanding capital stock of Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc. and Gouverneur Savings and Loan Association will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group Gouverneur Bancorp, Inc. is the common parent corporation. As a result of this affiliation, Gouverneur Savings and Loan Association may be included in the filing of a consolidated federal income tax return with Gouverneur Bancorp, Inc. and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.
Bad Debt Reserves.   For fiscal years beginning before June 30, 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for non-qualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and required savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves as of December 31, 1987. Approximately $1.5 million as of March 31, 2023 of income tax related to our accumulated bad debt reserves will not be recognized unless Gouverneur Savings and Loan Association makes a “non-dividend distribution” to Gouverneur Bancorp, Inc. as described below.
Distributions.   If Gouverneur Savings and Loan Association makes “non-dividend distributions” to Gouverneur Bancorp, Inc., the distributions will be considered to have been made from Gouverneur Savings and Loan Association’s un-recaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Gouverneur Savings and Loan Association’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Gouverneur Savings and Loan Association’s taxable income. Non-dividend distributions include distributions in excess of Gouverneur Savings and Loan Association’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Gouverneur Savings and Loan Association’s current or accumulated earnings and profits will not be so included in Gouverneur Savings and Loan Association’s taxable income.
The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Gouverneur Savings and Loan Association makes a non-dividend distribution to Gouverneur Bancorp, Inc., approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 21.0% federal corporate income tax rate. Gouverneur Savings and Loan Association does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

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State Taxation
New York State Taxation.   Taxable income is apportioned to New York State based on the location of the taxpayer’s customers, with special rules for income from certain financial transactions. The location of the taxpayer’s offices and branches are not relevant to the determination of income apportioned to New York State. The statutory tax rate is currently 6.5%. Qualified community banks and thrift institutions that maintain a qualified loan portfolio are entitled to a specially computed modification that reduces the income taxable to New York State.

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COMPARISON OF STOCKHOLDERS’ RIGHTS
As a result of the conversion, current holders of Gouverneur Bancorp common stock will become stockholders of Gouverneur Bancorp, Inc. following the conversion. There are certain differences in stockholder rights arising from distinctions between the federal stock charter and bylaws of Gouverneur Bancorp prior to the conversion and the Maryland articles of incorporation and bylaws of Gouverneur Bancorp, Inc. following the conversion, and from distinctions between laws with respect to federally chartered savings and loan holding companies and Maryland law.
In some instances, the rights of stockholders of Gouverneur Bancorp, Inc. following the conversion will be less than the rights stockholders of Gouverneur Bancorp currently have. The decrease in stockholder rights under the Maryland articles of incorporation and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interest of Gouverneur Bancorp, Inc. In some instances, the differences in stockholder rights may increase management rights. In other instances, the provisions in Gouverneur Bancorp, Inc.’s Maryland articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of Gouverneur Bancorp, Inc. and its stockholders.
This description below is intended to be a summary of the material differences affecting the rights of stockholders. You are encouraged to reference the actual Maryland articles of incorporation and bylaws of Gouverneur Bancorp, Inc. and Maryland law for additional information.
Authorized Capital Stock.   The authorized capital stock of Gouverneur Bancorp under its federal charter consists of 9,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of serial preferred stock. The authorized capital stock of Gouverneur Bancorp, Inc. under its Maryland articles of incorporation consists of 75,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.
Gouverneur Bancorp’s federal charter and Gouverneur Bancorp, Inc.’s Maryland articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.
Issuance of Capital Stock.   Currently, pursuant to applicable laws and regulations, Cambray Mutual Holding Company is required to own not less than a majority of the outstanding common stock of Gouverneur Bancorp. There will be no such restriction applicable to Gouverneur Bancorp, Inc. following consummation of the conversion, as Cambray Mutual Holding Company will cease to exist.
Gouverneur Bancorp, Inc.’s Maryland articles of incorporation following the conversion do not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of Gouverneur Bancorp, Inc., whereas Gouverneur Bancorp’s current federal charter provides that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Neither the Maryland articles of incorporation of Gouverneur Bancorp, Inc. nor the current federal charter and bylaws of Gouverneur Bancorp provide for preemptive rights to stockholders in connection with the issuance of capital stock.
Voting Rights.   Neither the current federal stock charter of Gouverneur Bancorp nor the Maryland articles of incorporation of Gouverneur Bancorp, Inc. following the conversion permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares

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you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.
Payment of Dividends.   The ability of Gouverneur Savings and Loan Association to pay dividends on its capital stock is restricted by the New York State Department of Financial Services and Federal Deposit Insurance Corporation regulations and by tax considerations related to savings and loan associations. Gouverneur Savings and Loan Association will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect Gouverneur Bancorp, Inc. because dividends from Gouverneur Savings and Loan Association will be a primary source of funds for the payment of dividends to the stockholders of Gouverneur Bancorp, Inc.
Maryland law generally provides that, unless otherwise restricted in a corporation’s articles of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to stockholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.
Board of Directors.   Under the current federal charter and bylaws of Gouverneur Bancorp and the Maryland articles of incorporation of Gouverneur Bancorp, Inc. following the conversion, as applicable, each of their board of directors is divided into three classes as nearly equal in number as reasonably possible and the members of each class are elected for a term of three years to serve until their successors are elected and qualified, with one class being elected annually. Under both the current federal bylaws of Gouverneur Bancorp and the Maryland bylaws of Gouverneur Bancorp, Inc., any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors remaining in office, whether or not a quorum is present. Under both the federal bylaws of Gouverneur Bancorp, any director of Gouverneur Bancorp so chosen will hold office until the next election of directors by the stockholders, and under the Maryland bylaws of Gouverneur Bancorp, Inc., any director so chosen will hold office until the next annual meeting of stockholders.
Both the federal bylaws of Gouverneur Bancorp and the Maryland bylaws of Gouverneur Bancorp, Inc. provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.
Under the federal bylaws of Gouverneur Bancorp, directors may be removed for cause by the vote of the holders of a majority of the shares of stock entitled to vote in the election of directors, or without cause by a vote of two-thirds of the shares entitled to vote in the election of directors. Under the Maryland bylaws of Gouverneur Bancorp, Inc., directors may be removed only for cause by the vote of the holders of a majority of the shares of stock entitled to vote in the election of directors.
Limitations on Liability.   The articles of incorporation of Gouverneur Bancorp, Inc. provide that, to the fullest extent permitted under Maryland law, the directors and officers of Gouverneur Bancorp, Inc. will have no personal liability to Gouverneur Bancorp, Inc. or its stockholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit; (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (3) to the extent otherwise provided by Maryland General Corporation Law.

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Indemnification of Directors, Officers, Employees and Agents.   The bylaws of Gouverneur Bancorp provides that Gouverneur Bancorp will indemnify all officers, directors and employees of Gouverneur Bancorp and their heirs, executors and administrators to the fullest extent permitted by federal law for all expenses or liabilities (including judgments, court costs and attorneys’ fees and the cost of reasonable settlements) that are reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Gouverneur Bancorp, whether or not they continue to be a director or officer at the time of incurring the expenses or liabilities.
The articles of incorporation of Gouverneur Bancorp, Inc. provide that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Maryland law. Such indemnification includes the advancement of expenses. The articles of incorporation of Gouverneur Bancorp, Inc. also provide that Gouverneur Bancorp, Inc. will indemnify its employees and agents to such extent as shall be authorized by the board of directors and be permitted by law.
Special Meetings of Stockholders.   The bylaws of Gouverneur Bancorp provide that, unless otherwise prescribed by the regulations of the Board of the Federal Reserve System, special meetings of the stockholders of Gouverneur Bancorp may be called by the Chairman, the President, a majority of the board of directors or the secretary upon the written request of the holders of not less than one tenth of the outstanding capital stock of Gouverneur Bancorp entitled to vote at the meeting. The Maryland bylaws of Gouverneur Bancorp, Inc. provide that special meetings of stockholders may be called by the Chairman, the President or by two-thirds of the total number of directors. In addition, Maryland law provides that a special meeting of stockholders may be called by the Secretary upon written request of the holders of a majority of all the shares entitled to vote at a meeting.
Stockholder Nominations and Proposals.   The federal bylaws of Gouverneur Bancorp provide for an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Gouverneur Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of Gouverneur Bancorp’s board of directors or by a stockholder who has given appropriate notice to Gouverneur Bancorp before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Gouverneur Bancorp appropriate notice of its intention to bring that business before the meeting. Gouverneur Bancorp’s secretary must generally receive notice of the nomination or proposal in writing at least 30 days before the date of the annual meeting. If 30 days’ prior written notice of the nomination or proposal is not given to the Secretary, a stockholder may still make a proposal at the annual meeting and the proposal may be discussed and considered, but the proposal will be laid over for action at an adjourned, special or annual meeting of the stockholders taking place 30 days or more after the meeting.
Gouverneur Bancorp, Inc.’s Maryland bylaws also establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders of Gouverneur Bancorp, Inc. A person may not be nominated for election as a director unless that person is nominated by or at the direction of Gouverneur Bancorp, Inc. board of directors or by a stockholder who has given appropriate notice to Gouverneur Bancorp, Inc. before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Gouverneur Bancorp, Inc. appropriate notice of its intention to bring that business before the meeting. Gouverneur Bancorp, Inc.’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to Gouverneur Bancorp, Inc. concerning the nature of the new business, the stockholder, the stockholder’s ownership in Gouverneur Bancorp, Inc. and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide Gouverneur Bancorp, Inc. with certain information concerning the nominee and the proposing stockholder.
Advance notice of nominations or proposed business by stockholders gives Gouverneur Bancorp, Inc.’s board of directors time to consider the qualifications of the proposed nominees, the merits of the

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proposals and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about those matters.
Stockholder Action Without a Meeting.   Under Maryland law, action may be taken by stockholders of Gouverneur Bancorp, Inc. without a meeting if all stockholders entitled to vote on the action give written consent to taking such action without a meeting. The federal bylaws of Gouverneur Bancorp provide that action may be taken by stockholders without a meeting if all stockholders entitled to vote on the matter consent to the taking of such action without a meeting.
Stockholders’ Right to Examine Books and Records.   Federal law provides that stockholders of corporations such as Gouverneur Bancorp may inspect and make extracts from the books and records of account, minutes and record of stockholders of the corporation upon making written demand stating a proper purpose. This right is limited to stockholders or group of stockholders with voting shares having a cost of not less than $100,000 or constituting not less than one percent of the total outstanding voting shares, provided the holder or holders have held the shares for not less than six months prior to the request, or hold not less than five percent of the total outstanding voting shares.
Under Maryland law, a stockholder who has been a stockholder of record for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least 20 days’ written notice, to inspect in person or by agent, the corporation’s books of account and its stock ledger. In addition, under Maryland law, any stockholder or his agent, upon at least seven days’ written notice, may inspect and copy during usual business hours, the corporation’s bylaws, minutes of the proceedings of stockholders, annual statements of affairs and voting trust agreements. In addition, any stockholder or his agent, upon at least 20 days’ written notice, may request a statement showing all stock and securities issued by the corporation during a specified period of not more than 12 months before the date of the request.
Limitations on Voting Rights.   The Maryland articles of incorporation of Gouverneur Bancorp, Inc. provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of Gouverneur Bancorp, Inc. or any subsidiary or a trustee of a plan. The current federal charter of Gouverneur Bancorp contains a similar voting restriction with respect to beneficial owners (other than Cambray Mutual Holding Company) of more than 10% of equity securities in Gouverneur Bancorp.
In addition, Federal Reserve Board regulations provide that for a period of three years following the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Gouverneur Bancorp, Inc.’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
Mergers, Consolidations and Sales of Assets.
Under Maryland law, a merger or consolidation of Gouverneur Bancorp, Inc. requires approval of two-thirds of all votes entitled to be cast by stockholders, except that no approval by stockholders is required for a merger where Gouverneur Bancorp, Inc. is the surviving corporation if:

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The plan of merger does not make an amendment of the articles of incorporation that would be required to be approved by the stockholders;

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Each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

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The number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

The articles of incorporation of Gouverneur Bancorp, Inc. reduce the vote required for a merger or consolidation to a majority of the total shares outstanding. In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90% owned subsidiary of Gouverneur Bancorp, Inc.
Under Maryland law, a sale of all or substantially all of Gouverneur Bancorp, Inc.’s assets other than in the ordinary course of business, or a voluntary dissolution of Gouverneur Bancorp, Inc., requires the approval of its board of directors and the affirmative vote of two-thirds of the votes entitled to be cast on the matter.
Business Combinations with Interested Stockholders.   Under Maryland law, “business combinations” between Gouverneur Bancorp, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of Gouverneur Bancorp, Inc.’s voting stock after the date on which Gouverneur Bancorp, Inc. had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of Gouverneur Bancorp, Inc. at any time after the date on which Gouverneur Bancorp, Inc. had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Gouverneur Bancorp, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between Gouverneur Bancorp, Inc. and an interested stockholder generally must be recommended by the board of directors of Gouverneur Bancorp, Inc. and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Gouverneur Bancorp, Inc. and (2) two-thirds of the votes entitled to be cast by holders of voting stock of Gouverneur Bancorp, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Gouverneur Bancorp, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
Neither the current federal charter or bylaws of Gouverneur Bancorp nor the federal laws applicable to Gouverneur Bancorp contain a provision that restricts business combinations between Gouverneur Bancorp and any interested stockholder in the manner set forth above.
Dissenters’ Rights of Appraisal.   Under Maryland law, stockholders of Gouverneur Bancorp, Inc. have the right to dissent from any plan of merger or consolidation to which Gouverneur Bancorp, Inc. is a party, and to demand payment for the fair value of their shares unless the articles of incorporation provide otherwise or certain other conditions are met. Gouverneur Bancorp, Inc.’s Maryland articles of incorporation provide that stockholders will not be entitled to exercise any rights of an objecting stockholder provided for under Maryland General Corporation Law unless the board of directors, pursuant to a resolution approved by a majority of the directors then in office, provides for such rights in connection with a transaction.

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Evaluation of Offers; Other Corporate Constituencies.   The Maryland articles of incorporation of Gouverneur Bancorp, Inc. provide that its directors, in discharging their duties to Gouverneur Bancorp, Inc. and in determining what they reasonably believe to be in the best interest of Gouverneur Bancorp, Inc., may, in addition to considering the effects of any action on stockholders, consider any of the following: (a) the economic effect, both immediate and long-term, upon Gouverneur Bancorp, Inc.’s stockholders, including stockholders, if any, choosing not to participate in the transaction; (b) the effects, including any social and economic effects on the employees, suppliers, creditors, depositors and customers of, and others dealing with, Gouverneur Bancorp, Inc. and its subsidiaries and on the communities in which Gouverneur Bancorp, Inc. and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of Gouverneur Bancorp, Inc.; (d) whether a more favorable price could be obtained for Gouverneur Bancorp, Inc.’s stock or other securities in the future; (e) the reputation and business practices of the offer or and its management and affiliates as they would affect the employees; (f) the future value of the stock or any other securities of Gouverneur Bancorp, Inc.; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal. If on the basis of these factors the board of directors determines that any proposal or offer to acquire Gouverneur Bancorp, Inc. is not in the best interest of Gouverneur Bancorp, Inc., it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors will have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.
By having these standards in the Maryland articles of incorporation of Gouverneur Bancorp, Inc., the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of Gouverneur Bancorp, even if the price offered is greater than the market price of any equity security of Gouverneur Bancorp, Inc.
The current federal charter of Gouverneur Bancorp does not contain a similar provision.
Amendment of Governing Instruments.   Generally under the federal charter of Gouverneur Bancorp, no amendment of the charter will be made unless proposed by the board of directors and approved by the stockholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required under applicable law. The Maryland articles of incorporation of Gouverneur Bancorp, Inc. generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the stockholders to the fullest extent allowed under Maryland law.
The federal bylaws of Gouverneur Bancorp may be amended after approval of the amendment by a majority vote of the board of directors, or by a majority vote of the votes cast by the stockholders of the corporation at any legal meeting, subject to any applicable regulatory approvals. The Maryland bylaws of Gouverneur Bancorp, Inc. may be amended by the affirmative vote of a majority of the directors or by the vote of the holders of not less than 75% of the votes entitled to be cast by holders of the capital stock of Gouverneur Bancorp, Inc. entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the stockholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).

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RESTRICTIONS ON ACQUISITION OF GOUVERNEUR BANCORP, INC.
General
Certain provisions in the articles of incorporation and bylaws of Gouverneur Bancorp, Inc. may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.
Maryland Law and Articles of Incorporation and Bylaws of Gouverneur Bancorp, Inc.
Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.
Limitation on Voting Rights.   Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of such 10% limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of Gouverneur Bancorp, Inc. or any subsidiary or a trustee of a plan.
Classified Board.   Our board of directors is divided into three classes as nearly as equal in number as possible. The stockholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of Gouverneur Bancorp, Inc.
Filling of Vacancies; Removal.   Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve until the next the next election of directors by stockholders. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares entitled to vote in the election of directors. These provisions make it more difficult for stockholders to remove directors and replace them with their own nominees.
Director Qualification.   Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent stockholders from nominating themselves or persons of their choosing for election to the board of directors.
Prohibition of Cumulative Voting.   Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a stockholder group to elect a director nominee.
Special Meetings of Stockholders.   Our stockholders must act only through an annual or special meeting. Special meetings of stockholders may only be called by the Chairman, the President, by two-thirds of the total number of directors or by the Secretary upon the written request of the holders of a majority

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of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of stockholders may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Amendment of Articles of Incorporation.   Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least 75% of the outstanding shares entitled to vote.
Amendment of Bylaws.   Our articles of incorporation provide that our bylaws may not be adopted, repealed, altered, amended or rescinded by stockholders except by the affirmative vote of the holders of at least 75% of the voting stock.
Advance Notice Provisions for Stockholder Nominations and Proposals.   Our bylaws establish an advance notice procedure for stockholders to nominate directors or bring other business before an annual meeting of stockholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a stockholder who has given appropriate notice to us before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given us appropriate notice of the stockholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the stockholder, the stockholder’s ownership of Gouverneur Bancorp, Inc. and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing stockholder.
Advance notice of nominations or proposed business by stockholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about those matters.
Authorized but Unissued Shares of Capital Stock.   Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Maryland Corporate Law and Business Combinations with Interested Stockholders.   Under Maryland law, “business combinations” between Gouverneur Bancorp, Inc. and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (1) any person who beneficially owns 10% or more of the voting power of Gouverneur Bancorp, Inc.’s voting stock after the date on which Gouverneur Bancorp, Inc. had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of Gouverneur Bancorp, Inc. at any time after the date on which Gouverneur Bancorp, Inc. had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Gouverneur Bancorp, Inc. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

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After the five-year prohibition, any business combination between Gouverneur Bancorp, Inc. and an interested stockholder generally must be recommended by the board of directors of Gouverneur Bancorp, Inc. and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Gouverneur Bancorp, Inc. and (2) two-thirds of the votes entitled to be cast by holders of voting stock of Gouverneur Bancorp, Inc. other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Gouverneur Bancorp, Inc.’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
Federal Reserve Board Regulations
Federal Reserve Board regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.
Change in Control Laws and Regulations
Under the Change in Bank Control Act, no person, or group of persons acting in concert, may acquire control of a savings and loan holding company such as Gouverneur Bancorp, Inc. unless the Federal Reserve Board has been given 60 days’ prior written notice and has not disapproved the proposed acquisition. The Federal Reserve Board considers several factors in evaluating a notice, including the financial and managerial resources of the acquirer and competitive effects. Control, as defined under the Change in Bank Control Act, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a savings and loan holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Gouverneur Bancorp, Inc., the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

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DESCRIPTION OF GOUVERNEUR BANCORP, INC. COMMON STOCK
The common stock of Gouverneur Bancorp, Inc. represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal Deposit Insurance Corporation or any other government agency.
General
Gouverneur Bancorp, Inc. is authorized to issue 75,000,000 shares of common stock having a par value of  $0.01 per share and 25,000,000 shares of preferred stock having a par value of $0.01 per share. Each share of Gouverneur Bancorp, Inc.’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. Gouverneur Bancorp, Inc. will not issue any shares of preferred stock in the conversion and offering.
Common Stock
Dividends.   Gouverneur Bancorp, Inc. can pay dividends if, as and when declared by its board of directors. The payment of dividends by Gouverneur Bancorp, Inc. is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of Gouverneur Bancorp, Inc. will be entitled to receive and share equally in dividends declared by the board of directors of Gouverneur Bancorp, Inc. If Gouverneur Bancorp, Inc. issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.
Voting Rights.   The holders of common stock of Gouverneur Bancorp, Inc. will possess exclusive voting rights in Gouverneur Bancorp, Inc. They will elect Gouverneur Bancorp, Inc.’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of Gouverneur Bancorp, Inc.,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Gouverneur Bancorp, Inc. issues preferred stock, holders of Gouverneur Bancorp, Inc. preferred stock may also possess voting rights.
Liquidation.   If there is any liquidation, dissolution or winding up of Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc., as the sole holder of Gouverneur Savings and Loan Association’s capital stock, would be entitled to receive all of Gouverneur Savings and Loan Association’s assets available for distribution after payment or provision for payment of all debts and liabilities of Gouverneur Savings and Loan Association, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of Gouverneur Bancorp, Inc., the holders of its common stock would be entitled to receive all of the assets of Gouverneur Bancorp, Inc. available for distribution after payment or provision for payment of all its debts and liabilities. If Gouverneur Bancorp, Inc. issues preferred stock, the preferred stockholders may have a priority over the holders of the common stock upon liquidation or dissolution.
Preemptive Rights; Redemption.   Holders of the common stock of Gouverneur Bancorp, Inc. will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.
Preferred Stock
Gouverneur Bancorp, Inc. will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.
Exclusive Forum for Certain Stockholder Litigation Matters
The bylaws of Gouverneur Bancorp, Inc. provide that, unless Gouverneur Bancorp, Inc. consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or

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proceeding brought on behalf of Gouverneur Bancorp, Inc., (ii) any action asserting a claim of breach of a fiduciary duty owed to Gouverneur Bancorp, Inc. or Gouverneur Bancorp, Inc.’s stockholders by any director, officer or other employee of Gouverneur Bancorp, Inc., (iii) any action asserting a claim arising pursuant to any provision of Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine will be a state or federal court located within the State of Maryland. This exclusive forum provision does not apply to claims arising under the federal securities laws.
TRANSFER AGENT AND REGISTRAR
The transfer agent and registrar for Gouverneur Bancorp, Inc.’s common stock is American Stock Transfer & Trust Company, LLC, Brooklyn, New York.
REGISTRATION REQUIREMENTS
In connection with the conversion and the stock offering, we will register our common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.
LEGAL AND TAX OPINIONS
Kilpatrick Townsend & Stockton LLP, special counsel to Gouverneur Bancorp, Inc., Cambray Mutual Holding Company, Gouverneur Bancorp, and Gouverneur Savings and Loan Association, has issued to Gouverneur Bancorp, Inc. its opinion regarding the legality of the common stock and has issued to Gouverneur Bancorp, Inc., Cambray Mutual Holding Company, Gouverneur Bancorp, and Gouverneur Savings and Loan Association its opinion regarding the federal income tax consequences of the conversion and stock offering. Bonadio & Co., LLP has provided an opinion to us regarding the New York income tax consequences of the conversion and stock offering. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. and, in the event of a syndicated community offering, for any other co-managers, by Luse Gorman, PC, Washington, D.C.
EXPERTS
The consolidated financial statements of Gouverneur Bancorp as of September 30, 2022 and 2021 and for the each of the years then ended have been included in this proxy statement/prospectus and in the registration statement in reliance upon the report of Bonadio & Co., LLP, independent registered public accounting firm, appearing elsewhere in this proxy statement/prospectus, and upon the authority of said firm as experts in accounting and auditing.
RP Financial, LC has consented to the publication in this proxy statement/prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of Gouverneur Bancorp, Inc. upon completion of the conversion and stock offering and of its letters with respect to subscription rights and the liquidation accounts.
SUBMISSION OF BUSINESS PROPOSALS AND STOCKHOLDER NOMINATIONS
If the conversion is completed as expected, Gouverneur Bancorp will no longer exist. Gouverneur Bancorp will not hold an annual meeting of stockholders during the fiscal year ending September 30, 2024 if the conversion is completed as expected.
If the conversion is not completed, Gouverneur Bancorp will hold its annual meeting of stockholders during the fiscal year ending September 30, 2024. Gouverneur Bancorp’s bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary of Gouverneur Bancorp not less than 30 days before the date of the annual meeting; provided that if less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business on the 10th day following the day on which

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notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from Gouverneur Bancorp.
If the conversion is completed as expected, Gouverneur Bancorp, Inc. will hold its first annual meeting of stockholders as a public company in 2024. Under Gouverneur Bancorp, Inc.’s bylaws a person may not be nominated for election as a director unless that person is nominated by or at the direction of the Gouverneur Bancorp, Inc. board of directors or by a stockholder who has given appropriate notice to Gouverneur Bancorp, Inc. before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given Gouverneur Bancorp, Inc. appropriate notice of its intention to bring that business before the meeting. Gouverneur Bancorp, Inc.’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
STOCKHOLDER COMMUNICATIONS
Gouverneur Bancorp encourages stockholder communications to the board of directors and/or individual directors. Stockholders who wish to communicate with the board of directors or an individual director should send their communications to the care of Henry J. Leader, Corporate Secretary, 42 Church Street, Gouverneur, New York 13642. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.
MISCELLANEOUS
Gouverneur Bancorp will pay the cost of this proxy solicitation. Gouverneur Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Gouverneur Bancorp. Additionally, directors, officers and other employees of Gouverneur Bancorp may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities. Gouverneur Bancorp has retained Laurel Hill Advisory Group, LLC, a proxy solicitation firm, to assist it in soliciting proxies and has agreed to pay them a fee of $5,000 plus reasonable expenses for these services.
If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.
If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one Annual Report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate Annual Report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.
WHERE YOU CAN FIND MORE INFORMATION
Gouverneur Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this proxy statement/prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange

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Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Gouverneur Bancorp, Inc. The statements contained in this proxy statement/prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.
Cambray Mutual Holding Company has filed an application for conversion and a savings and loan holding company application, both with the Federal Reserve Board. The application may be inspected, without charge, at the offices of the Board of Governors of the Federal Reserve System, 20th Street and Constitution Avenue, NW, Washington, DC 20551 and at the Federal Reserve Bank of Philadelphia, Ten Independence Mall, Philadelphia, Pennsylvania 19106. The plan of conversion is available for inspection, upon request, at each office of Gouverneur Savings and Loan Association.
A copy of the plan of conversion is available without charge from Gouverneur Savings and Loan Association by contacting the Stock Information Center.
The appraisal report of RP Financial has been filed as an exhibit to our registration statement and to our application to the Federal Reserve Board. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its website as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Federal Reserve Board as described above.

151

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF GOUVERNEUR BANCORP
Page
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Statements of Financial Condition at March 31, 2023 (unaudited) and September 30, 2022 and 2021	F-4
Consolidated Statements of Earnings for the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021	F-5
Consolidated Statements of Comprehensive Income (Loss) for the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021	F-6
Consolidated Statements of Changes in Stockholders’ Equity for the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021	F-7
Consolidated Statements of Cash Flows for the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021	F-8
Notes to Consolidated Financial Statements	F-9
*      *      *
All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.
Separate financial statements for Gouverneur Bancorp, Inc. have not been included in this proxy statement/prospectus because Gouverneur Bancorp, Inc., which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

152

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
January 13, 2023
To the Board of Directors and
Stockholders of Gouverneur Bancorp, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of financial condition of Gouverneur Bancorp, Inc. and Subsidiaries (the Company) as of September 30, 2022 and 2021, and the related consolidated statements of earnings, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 2022, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financials statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
432 North Franklin Street, #60
Syracuse, New York 13204
p (315) 476-4004
f (315) 254-2384
www.bonadio.com

Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.
Allowance for Loan Losses — Qualitative Factor Component
The allowance for loan losses as of September 30, 2022 was $621 thousand. As described in Notes 2 and 5 to the consolidated financial statements, the allowance for loan losses is established through a provision for loan losses and represents an amount which, in management’s judgement, will be adequate to absorb losses on existing loans. The level of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, payment status of the loan and economic conditions.
The allowance consists of specific and general components in the amounts of $85 thousand and $536 thousand, respectively. Specific reserves estimate potential losses on identified impaired loans with uncertain collectability of principal and interest. The general component covers pools of loans by loan class including loans not considered impaired, as well as homogeneous loans, such as real estate, commercial, and consumer loans. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative risk factors. The general component is calculated using a systematic methodology with both a quantitative and a qualitative analysis that is applied on a quarterly basis. For purposes of the allowance methodology, the loan portfolio is segmented as described in Note 5. Each segment has a distinct set of risk characteristics monitored by management. Risk is further assessed and monitored and determined at a more disaggregated level, which includes the risk grading system as described in Note 5 under Credit Quality Indicators.
To determine the general component of the allowance the Company applies the historical loss rate to pools of loans with similar risk characteristics. After consideration of the historic loss analysis, management applies additional qualitative adjustments so that the allowance for loan losses is reflective of the estimate of incurred losses that exist in the loan portfolio at the statement of financial condition date. Qualitative adjustments are made if the incurred loan losses inherent in the loan portfolio are not fully captured in the historical loss analysis. Qualitative considerations include changes in economic conditions; changes in volume of delinquencies and loan classifications; changes in collateral value; changes in credit concentration; changes in portfolio volume; changes in the compliment of staffing; and other external factors.
The evaluation of the qualitative factors requires a significant amount of judgement by management and involves a high degree of subjectivity. We identified the qualitative factor component of the allowance for loan losses as a critical audit matter as auditing the underlying qualitative factors required significant auditor judgment as amounts determined by management rely on analysis that is highly subjective and includes significant estimation uncertainty.
Our audit procedures related to the qualitative factors included the following, among others:

•
Assessing management’s methodology and considering whether relevant risks were reflected in the modeled provision and whether adjustments to modeled calculations were appropriate.

•
Evaluating the completeness and accuracy of data inputs used as a basis for the adjustments relating to qualitative general reserve factors and considering whether the sources of data and factors that management used in forming the assumptions are relevant, reliable, and sufficient for the purpose based on the information gathered.

•
Evaluating the reasonableness of management’s judgments related to the qualitative and quantitative assessment of the data used in the determination of the general reserve qualitative adjustments for consistency with each other, the supporting data, relevant historical data, and industry data.

•
Analytically evaluating the qualitative adjustment in the current year compared to prior years for directional consistency and reasonableness.

•
Testing the calculations used by management to translate the assumptions and key factors into the allowance estimated amount.

Business Combination — valuation of the Acquired Loan Portfolio and Core Deposit Intangible
As described in Notes 1 and 3 to the consolidated financial statements, on September 16, 2022, the Company completed its acquisition of Citizens Bank of Cape Vincent (CBCV) for $8.5 million of cash, resulting in goodwill of $4.9 million. The fair value of total assets acquired as a result of the merger totaled $81.6 million, including acquired loans of $37.0 million and deposits of $77.2 million. Further, a core deposit intangible of $2.5 million was recorded as part of the acquisition. Acquired loans (impaired and non-impaired) are initially recorded at their acquisition-date fair values using Level 3 inputs. Fair values are based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, expected lifetime losses, environmental factors, collateral values, discount rates, expected payments and expected prepayments. Specifically, the Company prepared two separate loan fair value adjustments that it believed a market participant might employ in estimating the entire fair value adjustment necessary for the acquired loan portfolio. The two-separate fair valuation methodology employed are: 1) an interest rate loan fair value adjustment, 2) a general credit fair value adjustment. The fair value of the core deposit intangible was determined using a two-step analytical approach. The first is the estimation of the useful life of the deposits, or attrition rate. The second step is to determine the net alternative funding cost for the core deposit as well as assumptions regarding costs of servicing core deposit accounts (using a noninterest expense analysis), fee income derived from core deposit accounts, taxes, and a discount rate used to establish a present value for cash flows.
We identified the fair value of acquired loans and the core deposit intangible as a critical audit matter, because of the judgments necessary to determine the fair value of the loan portfolio acquired and the core deposit intangible, the high degree of auditor judgment involved and the extensive audit effort involved in testing management estimates and assumptions.
Our audit procedures related to the valuation of the acquired loan portfolio included the following, among others:

•
We obtained the valuation report prepared by a third party engaged by management, and gained an understanding of the valuation methodology applied, as well as key inputs and assumptions.

•
We tested the completeness and accuracy of data inputs provided by management and utilized in the calculation performed by the third party specialist.

•
We evaluated significant assumptions such as credit risk, expected lifetime losses, environmental factors, collateral values, discount rates, expected payments and expected prepayments for the loan portfolio and attrition rate, alternate funding cost for the core deposit, costs of servicing core deposit accounts, fee income derived from core deposit accounts, taxes and discount rate for the core deposit intangible.

•
We tested the completeness and accuracy of data included in the loan and deposit trial balances used in the discounted cash flow models.

We have served as the Company’s auditor since 2022.
Syracuse, New York

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
As of March 31, 2023 (unaudited) and September 30, 2022 and 2021
	March 31, 2023	September 30, 2022	September 30, 2021
	(unaudited)
	(In Thousands, Except Share and Per Share Amounts)
Assets
Cash and Cash Equivalents:
Cash and due from banks	$6,602	$10,109	$4,503
Interest bearing deposits with banks	1,127	4,235	6,546
Total Cash and Cash Equivalents	7,729	14,344	11,049
Time deposits in other financial institutions	723	718	—
Debt Securities available for sale, net	49,447	49,645	24,614
Debt Securities held to maturity	1	1	2
Loans held for sale, at fair value	—	—	200
Loans receivable, net of allowance for loan losses 2023 $675; 2022 $621; 2021 $620	124,395	125,111	86,147
Investment in FHLB, ACBB stock, at cost	1,277	895	770
Investment in life insurance	6,911	6,841	6,704
Premises and equipment, net	3,192	3,155	2,397
Foreclosed assets	58	75	276
Core deposit intangible	2,311	2,542	—
Goodwill	3,956	3,956	—
Accrued interest receivable and other assets	5,196	5,736	2,763
Total Assets	$205,196	$213,019	$134,922
Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Non-interest bearing demand	$17,195	$25,760	$14,142
NOW and money market	51,916	54,085	31,057
Savings	73,994	83,735	39,360
Time	22,791	20,371	16,195
Total Deposits	165,896	183,951	100,754
Advanced payments by borrowers for property taxes and insurance	504	433	475
Borrowings	8,900	—	—
Accrued interest payable and other liabilities	3,557	3,806	6,291
Total Liabilities	178,857	188,190	107,520
Stockholders’ Equity
Preferred stock, par value $.01 per share; authorized 1,000,000 shares; none issued	—	—	—
Common stock, par value $.01 per share; authorized, 9,000,000 shares at March 31, 2023,
September 30, 2022 and 2021 issued 2,383,610 shares with 2,031,377 shares outstanding	24	24	24
Additional paid-in capital	5,035	5,035	5,035
Retained earnings	27,924	28,128	26,717
Treasury stock, at cost at March 31, 2023, September 30, 2022 and 2021; 352,233 shares	(4,070)	(4,070)	(4,070)
Accumulated other comprehensive loss	(2,574)	(4,288)	(304)
Total Stockholders’ Equity	26,339	24,829	27,402
Total Liabilities and Stockholders’ Equity	$205,196	$213,019	$134,922
See notes to consolidated financial statements

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the
Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)	(unaudited)
	(In Thousands)
Interest Income:
Loans receivable, including fees	$2,969	$1,979	$4,015	$4,116
Swap income (expense) on loan hedge, net	40	(123)	(172)	(248)
Securities and other investments:
Taxable	693	62	188	72
Tax-exempt	276	240	472	523
Other	54	2	44	4
Total Interest Income	4,032	2,160	4,547	4,467
Interest Expense:
Deposits	122	90	178	201
FHLBNY agreements:
Swap (income) expense on deposits hedge, net	(76)	68	86	136
Borrowings	53	—	4	28
Total Interest Expense	99	158	268	365
Net Interest Income before Provision for Loan Losses	3,933	2,002	4,279	4,102
Provision for loan losses	62	31	61	18
Net Interest Income after Provision for Loan Losses	3,871	1,971	4,218	4,084
Non-interest Income:
Service charges and fees	169	130	278	235
Realized gain (loss) on sale of securities, net	(661)	—	—	45
Net gain on swap unwound	654	—	—	—
Gain on life insurance death benefit	—	—	—	160
Loss on disposal of premises and equipment, net	—	—	(1)	—
Earnings on investment in life insurance	70	67	137	138
Earnings (loss) on deferred fees plan	41	4	(44)	147
Unrealized gains (losses) on swap agreement	(823)	1,093	2,158	943
Earnings on MPF & MAP originations	5	19	24	142
Earnings on MPF & MAP loan servicing fees	16	17	34	27
Other	158	120	219	256
Total Non-interest Income (Loss)	(371)	1,450	2,805	2,093
Non-interest Expenses:
Salaries and employee benefits	1,676	1,129	2,291	2,628
Directors’ fees	143	134	274	256
Earnings (losses) on deferred fees plan	41	4	(44)	147
Occupancy expense	511	326	648	632
Data processing	228	130	265	261
Postage and supplies	81	30	80	59
Professional fees	226	137	303	298
Acquisition fees	—	288	558	—
Amortization expense	229	—	—	—
Foreclosed assets, net	31	12	31	71
Other	442	299	698	655
Total Non-interest Expenses	3,608	2,489	5,104	5,007
Income (Loss) before Income Tax Expense	(108)	932	1,919	1,170
Income Tax Expense (Benefit)	(108)	145	392	(86)
Net Income	$—	$787	$1,527	$1,256
Basic and Diluted Earnings Per Share	$—	$0.39	$0.75	$0.62
See notes to consolidated financial statements

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the
Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Net Income	$—	$787	$1,527	$1,256
Other Comprehensive Income (Loss), Net of Tax
Unrealized Gain (Loss) on Securities:
Unrealized holding gain (loss) arising during period net of deferred income tax benefit	1,205	(1,322)	(3,048)	(184)
Tax Expense (Benefit)	436	(479)	(1,104)	(66)
Reclassification adjustment for gains realized, net of deferred income taxes (benefit)	—	—	—	(26)
Tax Expense (Benefit)	—	—	—	(9)
Post-retirement Benefit (Expense) net of deferred taxes (benefit)	54	62	123	(18)
Tax Expense (Benefit)	19	22	45	(7)
Total Other Comprehensive Income (Loss)	1,714	(1,717)	(3,984)	(310)
Total Comprehensive Income (Loss)	$1,714	$(930)	$(2,457)	$946
See notes to consolidated financial statements

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the
Years Ended September 30, 2022 and 2021
	Common Stock	Additional paid in capital	Retained Earnings	Treasury Stock	Acc. Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	(In Thousands, Except per Share Amounts)
Balance – September 30, 2020	$24	$5,035	$25,634	$(4,070)	$6	$26,629
Comprehensive Income
Net Income	—	—	1,256	—	—	1,256
Net pension and post retirement benefit costs, net of taxes	—	—	—	—	(25)	(25)
Change in unrealized losses on securities available-for-sale, net of reclassification adjustment and tax effects	—	—	—	—	(250)	(250)
Reclassification adjustment, net of tax	—	—	—	—	(35)	(35)
Total Comprehensive Income						946
Cash dividends declared, $0.24 per share	—	—	(173)	—	—	(173)
Balance – September 30, 2021	24	5,035	26,717	(4,070)	(304)	27,402
Comprehensive Income (Loss)
Net Income	—	—	787	—	—	787
Net pension and post retirement benefit costs, net of taxes	—	—	—	—	84	84
Change in unrealized losses on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	(1,801)	(1,801)
Reclassification adjustment, net of tax	—	—	—	—	—	—
Total Comprehensive Loss						(930)
Cash dividends declared, $0.10 per share	—	—	(72)	—	—	(72)
Balance – March 31, 2022 (unaudited)	$24	$5,035	$27,432	$(4,070)	$(2,021)	$26,400
Comprehensive Income (Loss)
Net Income	—	—	740	—	—	740
Net pension and post retirement benefit costs, net of taxes	—	—	—	—	84	84
Change in unrealized losses on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	(2,351)	(2,351)
Reclassification adjustment, net of tax	—	—	—	—	—	—
Total Comprehensive Loss						(1,527)
Cash dividends declared, $0.06 per share	—	—	(44)	—	—	(44)
Balance – September 30, 2022	$24	$5,035	$28,128	$(4,070)	$(4,288)	$24,829
Comprehensive Income (Loss)
Net Income	—	—	—	—	—	—
Net pension and post retirement benefit costs, net of taxes	—	—	—	—	73	73
Change in unrealized losses on securities available for sale, net of reclassification adjustment and tax effects	—	—	—	—	1,641	1,641
Reclassification adjustment, net of tax	—	—	—	—	—	—
Total Comprehensive Income						1,714
Cash dividends declared, $0.10 per share	—	—	(204)	—	—	(204)
Balance – March 31, 2023 (unaudited)	$24	$5,035	$27,924	$(4,070)	$(2,574)	$26,339
See notes to consolidated financial statements

Gouverneur Bancorp, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the
Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Cash Flows from Operating Activities:
Net income	$—	$787	$1,527	$1,256
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan loss	62	31	61	18
Net amortization of deferred fees on loans	50	50	106	138
Net accretion (amortization) of securities premiums and discounts	(352)	1	(25)	28
Depreciation	111	66	138	139
Deferred income tax	—	—	385	332
Net realized loss (gain) on securities available for sale	661	—	—	(45)
Net amortization of Core Deposits Intangible	231	—	—	—
Net realized losses on disposal of premises and equipment	—	1	1	—
Life insurance proceeds	—	—	—	515
Gain on life insurance death benefit	—	—	—	(160)
Loss on subsequent write-downs of REOs	23	—	25	32
Net realized gains on sale of foreclosed assets	—	(4)	(17)	(8)
Earnings on investment in life insurance	(70)	(67)	(137)	(138)
(Increase) decrease in accrued interest receivable and other assets	84	156	(2,300)	581
Decrease in accrued interest payable and other liabilities	(156)	(3,087)	(2,273)	(1,768)
Net Cash (Used in) Provided by Operating Activities	644	(2,066)	(2,509)	920
Cash Flows from Investing Activities:
Securities available for sale:
Proceeds from sales of securities Available for Sale (AFS)	4,988	—	—	541
Proceeds from maturities and principal reductions of securities AFS	2,008	1,916	2,119	2,586
Purchases of securities Available for Sale	(5,035)	(985)	(1,932)	(7,629)
Securities held to maturity – proceeds from maturities	—	1	1	1
Bank acquisition, net of cash acquired	—	—	1,914	—
Purchases of FHLB stock	(382)	(13)	(1)	(72)
Net (increase) decrease in loans receivable and loans held for sale	546	(1,459)	(2,129)	257
Additions to premises and equipment	(148)	(33)	(188)	—
Proceeds from the sale of foreclosed assets	52	95	168	184
Net Cash Provided by (Used in) Investing Activities	2,029	(478)	(48)	(4,132)
Cash Flows from Financing Activities:
Net increase (decrease) in deposits	(18,055)	(478)	6,010	9,596
Proceeds from short-term borrowings	12,600	—	8,500	900
Repayments of short-term borrowings	(3,700)	—	(8,500)	(3,900)
Advance Payments by Borrowers for Property Taxes and Insurance, Net	71	28	(42)	28
Cash dividends paid	(204)	(72)	(116)	(173)
Net Cash Provided by Financing Activities	(9,288)	(522)	5,852	6,451
Net Increase (Decrease) in Cash and Cash Equivalents	(6,615)	(3,066)	3,295	3,239
Cash and Cash Equivalents – Beginning of Year	14,344	11,049	11,049	7,810
Cash and Cash Equivalents – End of Year	$7,729	$7,983	$14,344	$11,049
Supplemental disclosures:
Cash paid during the year for interest	$110	$159	$297	$371
Cash paid during the year for income taxes	—	—	—	—
Loans Receivable Transferred to Foreclosed Assets During the Year	58	—	—	116
Write Downs on Foreclosed Assets through the Allowance for Loan Losses	—	(25)	(25)	—
See notes to consolidated financial statements

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
NOTE 1 — NATURE OF OPERATIONS
Gouverneur Bancorp, Inc. (the “Company”) is a savings and loan holding company. Its only subsidiary is Gouverneur Savings and Loan Association (the “Bank”). On March 23, 1999, the Bank reorganized into the mutual holding company form of organization as a wholly-owned subsidiary of Bancorp, a mid-tier stock holding company that became the majority-owned subsidiary of Cambray Mutual Holding Company. On September 16, 2022, the Bank formed the limited purpose GS&L Municipal Bank (“Muni Bank”). The Muni Bank is a limited purpose commercial bank that is a wholly owned subsidiary of the Bank.
Cambray Mutual Holding Company, (the “MHC”), a mutual holding company whose activity is not included in the accompanying consolidated financial statements, owns 64.55% of the outstanding common stock of Bancorp as of March 31, 2023.
The Bank provides financial services to individuals and businesses primarily in St. Lawrence, Jefferson and Lewis Counties in New York State. The Bank is subject to regulation by the New York State Department of Financial Services (“NYSDFS”) and Federal Deposit Insurance Corporation (“FDIC”). The Muni Bank’s principal business focus is to serve the deposit needs of Municipalities that are within the Bank’s three-county market area. Initially, the Muni Bank will concentrate its business development efforts on St. Lawrence and Jefferson Counties in the state of New York and will focus exclusively on deposit products.
On September 16, 2022, the Bank completed its acquisition of Citizens Bank of Cape Vincent (“CBCV”), Cape Vincent, New York, a commercial bank with full-service offices in the villages of Cape Vincent, Chaumont and LaFargeville. At the effective time of the merger, CBCV was merged with and into Gouverneur Savings and Loan Association and each CBCV stockholder became entitled to receive $1,056.11 in cash for each share of CBCV common stock that they held at the effective time of the merger. See Note 3 for more information on the acquisition of CBCV.
In conjunction with the acquisition of CBCV, the Bank formed the limited purpose Muni Bank in order to continue to hold CBCV’s roughly $24,187,000 in municipal deposits and continue to compete for such deposits in the future. The Muni Bank is a limited purpose commercial bank that is a wholly owned subsidiary of the Bank and operates under the same regulatory and operating framework as the Bank. The formation of the Muni Bank included an initial $2.5 million contribution from the Bank.
On May 22, 2023, the Boards of Directors of the Bank and the MHC unanimously adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”). Pursuant to the Plan of Conversion, the MHC will sell its majority ownership in the Company to the public and the Company, which is currently in the mutual holding company structure, will reorganize to a fully public stock holding company in a transaction commonly referred to as a “second step” conversion. Management anticipates the transaction will be completed during the third quarter of the 2023 calendar year.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of Bancorp and its wholly-owned subsidiary, the Bank, and the Bank’s wholly owned subsidiary GS&L Municipal Bank. GS&L Municipal Bank is a New York corporation organized in September 2022 to solicit municipal deposits from local government entities such as towns, cities, school districts, fire districts and other municipalities. The Bank views the GS & L Municipal Bank as a source of low cost and stable source of funds that will further the Bank’s commitment to the communities in which the Bank operates.
At March 31, 2023, GS&L Municipal Bank held $29.1 million of the Bank’s $49.5 million investment securities portfolio and $20.6 million of the Bank’s deposits.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
All intercompany accounts and transactions have been eliminated in consolidation. The “Company”, as used in the consolidated financial statements, refers to the accounts of Bancorp, the Bank, and the Muni Bank.
Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses. In connection with the determination of the estimated loan losses, management obtains independent appraisals for significant properties.
The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Company has a diversified portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions. While management uses available information to recognize losses on loans and foreclosed assets, further reductions in the carrying amounts of loans and foreclosed assets may be necessary, based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans and foreclosed assets. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans and foreclosed assets may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.
Concentrations of Credit Risk
At March 31, 2023 and 2022, the Company held approximately $1.1 million and $2.8 million, respectively, on deposit with the Federal Reserve Bank and Federal Home Loan Bank of New York which is not insured by the Federal Deposit Insurance Corporation.
At September 30, 2022 and 2021, the Company held approximately $4.2 million and $6.6 million, respectively, on deposit with the Federal Reserve Bank and Federal Home Loan Bank of New York which is not insured by the Federal Deposit Insurance Corporation.
The Bank operates primarily in St. Lawrence, Jefferson and Lewis Counties, New York and, accordingly, has extended credit primarily to commercial entities and individuals in this area whose ability to honor their contracts is influenced by the region’s economy. These customers are also the primary depositors of the Bank. The Bank is limited in extending credit by legal lending limits to any single borrower or group of borrowers. Note 4 discusses the types of securities the Bank invests in and Note 5 discusses the types of lending in which the Bank engages.
Cash and Cash Equivalents
For the purpose of reporting on the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing) and interest-bearing deposits in banks with an original maturity of 90 days or less.
Time Deposits in Other Financial Institutions
The majority of the Bank’s time deposits mature within two years and are maintained with major financial institutions in the United States. Interest-bearing, non-transaction account deposits with these

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
financial institutions may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and therefore, bear minimal risk. The FDIC insurance coverage is $250,000. The Bank currently has no time deposits that exceed the FDIC insurance coverage.
Investment Securities
Debt Securities classified as available-for-sale are those debt securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Debt securities available-for-sale are carried at fair value. Unrealized gains and losses are reported in other comprehensive income, net of the related deferred income tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income to the call date or to date of maturity. Each method approximates the interest over the terms of the securities. The Company did not hold any equity securities at March 31, 2023 and 2022.
Debt securities classified as held-to-maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the terms of the securities.
Declines in the fair value of held-to-maturity and available-for-sale securities below their cost, that are deemed to be other than temporary, are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, (3) that the Company does not intend to sell these securities, and (4) it is more likely than not that the Company will not be required to sell before a period of time sufficient to allow for any anticipated recovery in fair value.
Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.
The stock from the Federal Home Loan Bank of New York (“FHLBNY”) and Atlantic Central Bankers Bank (“ACBB”) is restricted as to its marketability. Because no ready market exists for these investments and they have no quoted market value, the Company’s investment in this stock is carried at cost. Each member of the FHLBNY is required to maintain a minimum level of membership stock for as long as it remains a member. The amount of required membership stock is, generally speaking, equal to a specified percentage of “mortgage-related assets” held by the member. Members are also required to purchase activity-based stock in an amount, generally speaking, equal to a specific percentage of the outstanding principal balance of advances extended to the member.
Loans Held for Sale
Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by outstanding commitments from investors. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. There were no loans held for sale at March 31, 2023 or September 30, 2022. Loans held for sale at September 30, 2021 were sold in October 2021.
Loans Receivable
Loans are carried at the amount of unpaid principal, adjusted for deferred loan fees and origination costs. Interest on loans is accrued based on the principal amounts outstanding. Nonrefundable loan fees

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
and related direct costs are deferred, and the net amount is amortized to income as a yield adjustment over the life of the loan using the interest method. When principal or interest is delinquent for ninety days or more, the Company places the loan on nonaccrual status.
After a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Subsequent collections of interest payments on nonaccrual loans are recognized as interest income unless ultimate collectability of the loan is in doubt. Cash collections on loans where ultimate collectability remains in doubt are applied as reductions of the loan principal balance and no interest income is recognized until the principal balance has been collected.
Acquired Loans
The Company has determined that there was no evidence of deterioration in credit quality since origination in loans acquired from CBCV and that it was probable, at the acquisition date, that the Company will be able to collect all contractually required payments receivable. See further discussion on the acquired loans in Note 3.
Allowance for Loan Losses
The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. The Company uses a disciplined process and methodology to establish the allowance for loan losses each quarter. To determine the total allowance for loan losses, management estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of amounts applicable to: (1) the commercial portfolio; (2) the real estate portfolio; and (3) the consumer portfolio.
To determine the balance of the allowance account, loans are pooled by portfolio segment and losses are modeled using historical experience and quantitative and other mathematical techniques over the loss emergence period. Management exercises significant judgment in determining the estimation method that fits the credit risk characteristics of each portfolio segment. The Company uses models developed under the guidance of the Office of the Comptroller of the Currency (“OCC”) in this process. Management must use judgment in establishing additional input metrics for the modeling processes. The models and assumptions used to determine the allowance are independently validated and reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.
The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan and collection of the full loan balance is deemed unlikely. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.
The establishment of the allowance for loan losses relies on a consistent process that requires multiple layers of management review and judgment and responds to changes in economic conditions, customer behavior and collateral value, among other influences. From time to time, events or economic factors may affect the loan portfolio, causing management to provide additional amounts to or release balances from the allowance for loan losses. The Company’s allowance for loan losses is sensitive to risk ratings assigned to the individually evaluated loans and economic assumptions and delinquency trends driving statistically modeled reserves. Individual loan risk ratings are evaluated based on each situation by experienced senior credit officers.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Management monitors differences between estimated and actual incurred loan losses. This monitoring process includes periodic assessments by senior management of loan portfolios and the models used to estimate incurred losses in those portfolios. Additions to the allowance for loan losses are made by changes to the provision for loan losses. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged off amounts are credited to the allowance for loan losses.
A loan is considered impaired when, based on current information and events, the Company has concerns about the ability to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
The specific allowance component is used to individually establish an allowance for loans identified for impairment testing. When impairment is identified, a specific reserve may be established based on the Company’s calculation of the estimated loss embedded in the individual loan. Impairment testing includes consideration of the borrower’s overall financial condition, resources and payment record, support available from financial guarantors and the fair market value of the collateral. These factors are combined to estimate the probability and severity of inherent losses. Large groups of smaller balance, homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately evaluate individual consumer and residential loans for impairment.
The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are then also segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, the experience and depth of management, national and local economic trends, concentrations of credit, results of the loan review system and the effect of external factors (i.e. competition and regulatory requirements). Current economic conditions take into account the average unemployment rate for St. Lawrence, Jefferson and Lewis Counties, New York, the State of New York and for the nation, with the most significance given to the St. Lawrence County data. The allowance factors assigned differ by loan type.
Allowance factors and overall size of the allowance may change from period to period based on management’s assessment of the above-described factors and the relative weights given to each factor. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.
Loans are placed into a non-accruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (1) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt (including accrued interest) in full, or (2) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
Loans classified as substandard or worse are considered for impairment testing. A substandard loan shows signs of continuing negative financial trends and unprofitability, and therefore is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. The borrower on such loans typically exhibits one or more of the following characteristics: financial ratios

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
and profitability margins are well below industry average; a negative cash flow position exists; debt service capacity is insufficient to the service debt and an improvement in the cash flow position is unlikely within the next twelve months; secondary and tertiary means of debt repayment are weak. Loans classified as substandard are characterized by the probability that the Bank will not collect amounts due according to the contractual terms or will sustain some loss if the deficiencies are not corrected.
Loss potential, while existing with respect to the aggregate amount of substandard (or worse) loans, does not have to exist in any individual assets classified as substandard. Such credits are also evaluated for nonaccrual status.
Impaired loans include loans that have been classified as substandard or worse. However, certain loans have been paying as agreed and have remained current, with some financial issues related to cash flow that have caused some concern as to the ability of the borrower to perform in accordance with the current loan terms but not to such extent as to require the loan to be put into a non-accruing status. Cash receipts on impaired loans are recorded as interest income as received, unless the loan is in a nonaccrual status.
The Company’s charge-off policies by segment of the loan portfolio are as follows:

•
Real Estate — The Company generally writes down to the net realizable value based on new appraisal values obtained at the time of possession.

•
Consumer Loans — The Company generally fully or partially charges down to the net realizable value at the time of possession.

•
Commercial Loans — The Company reviews on a quarterly basis.

Premises and Equipment
Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Costs of significant property improvements are capitalized. Maintenance and repairs are expensed as incurred, while major additions and improvements are capitalized. Gains and losses on dispositions are included in current earnings. Depreciation expense is calculated principally on the straight-line method over the following estimated useful lives of the related assets:
Years
Buildings and Improvements	5 – 39.5
Furniture and Equipment	3 – 7
Foreclosed Assets
Foreclosed assets include both formally foreclosed property and in-substance foreclosed property. In-substance foreclosed properties are those properties for which the institution has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.
At the time of foreclosure, foreclosed assets are recorded at the fair value, less estimated cost to sell, which becomes the property’s new basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, management performs periodic valuations and property held for sale is carried at the lower of the new cost basis or fair value, less estimated cost to sell. Gains and losses realized on the sale, and any adjustments resulting from periodic re-evaluation of the property are included in noninterest income or expense, as appropriate. Net costs of maintaining and operating the properties are expensed as incurred. Improvements, which extend the life or improve the value of the property, are capitalized as incurred.
Through a series of executive orders, the New York State Governor placed a moratorium on foreclosures from March 2020 until January 2022.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free from conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before maturity.
Investment in Life Insurance
The Company purchased single-premium life insurance on certain employees and executives of the Company and is carried at its cash surrender value. The policies were purchased to help offset the increase in the costs of various fringe benefit plans. Appreciation in value of the life insurance policies and gain on death proceeds are classified as noninterest income. The cash surrender value received from death proceeds is recorded as a reduction to the carrying value.
Income Taxes
The Company files a consolidated federal income tax return. Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.
Under Financial Accounting Standards Board Accounting Standard Codification (“FASB ASC”), “Accounting for Income Taxes,” the Company recognizes potential liabilities associated with anticipated tax audit issues that may arise during an examination. Interest and penalties that are anticipated to be due upon examination are recognized as accrued interest and other liabilities with an offset to interest and other expense. The Company determined that there were no uncertainties with respect to the application of tax regulations.
Fair Value Measurements
The Company follows the guidance of FASB ASC 820, Fair Value Measurements and Disclosures. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Earnings per Common Share
Basic earnings per common share represents income available to common shareholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The following table sets forth the computations of basic and diluted earnings per common share for the six months ended March 31(unaudited) and the years ended September 30 (In Thousands):
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Net Earnings	$—	$787	$1,527	$1,256
Weighted average shares outstanding, used to calculated basic and diluted earnings per common share	2,031	2,031	2,031	2,031
Basic and Diluted Earnings Per Common Share	$—	$0.39	$0.75	$0.62
There were no dilutive or antidilutive shares at March 31, 2023 or 2022, or September 30, 2022 or 2021.
Derivative Instruments and Hedging Activities
All derivative financial instruments are reported at their fair value either as assets or liabilities. The Company reports net derivatives in a gain position, or derivative assets in the consolidated statements of financial condition as a component of other assets. The Company reports net derivatives in a loss position, or derivative liabilities, in the consolidated statements of financial position as a component of other liabilities.
Revenue Recognition
The majority of the Company’s revenue stream is generated from interest income on loans and deposits which are outside the scope of “Revenue from Contracts with Customers” (Topic 606).
The Company’s sources of income that fall within the scope of Topic 606 include service charges on deposits, interchange fees and gains and losses on sales of other real estate, all of which are presented as components of noninterest income. On the following page is a summary of the revenue streams that fall within the scope of Topic 606.
Service charges on deposits, ATM, and interchange fees — Fees from these services are either transaction-based, for which the performance obligations are satisfied when the individual transaction is processed, or set periodic service charges, for which the performance obligations are satisfied over the period the service is provided. Transaction-based fees are recognized at the time the transaction is processed, and periodic service charges are recognized over the service period.
Gains and losses on sales of other real estate — The Company records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of the executed deed. When the Company finances the sale of OREO to the buyer, the Company assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer.
Valuation of Long-Lived Assets
The Company accounts for the valuation of long-lived assets under FASB ASC 360, Property, Plant and Equipment. This guidance requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less estimated costs to sell.
Comprehensive Loss
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, and the changes in the funded status of pension and post-retirement benefits, are reported as a separate component of the equity section of the consolidated statements of financial condition, such items, along with net earnings, are components of comprehensive loss.
Accumulated other comprehensive loss represents the sum of these items, with the exception of net earnings, as of March 31 (unaudited) and September 30, represented in the table on the following page:
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Accumulated Other Comprehensive Loss by Component	$(681)	$(880)	$(773)	$(986)
Unrealized Income for Other Postretirement Obligations	143	185	162	207
Net Unrealized Loss on Available-for-Sale Securities	$(538)	$(695)	$(611)	$(779)
Unrealized Gain (Loss) on Available-for-Sale Securities	$(2,577)	$(1,679)	$(4,654)	$602
Tax Effect	541	353	977	(127)
Net Unrealized Gain (Loss) on Available-for-Sale Securities	(2,036)	(1,326)	(3,677)	475
Total Accumulated Other Comprehensive Loss	$(2,574)	$(2,021)	$(4,288)	$(304)
Off-Balance Sheet Credit Related Financial Instruments
In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial and home equity lines of credit. Such financial instruments are recorded when they are funded.
Reclassification
Certain accounts in the prior-year consolidated financial statements have been reclassified for comparative purposes to conform with the presentation in the current-year consolidated financial statements.
Adoption of Recent Accounting Pronouncements
On October 1, 2021, the Company adopted Accounting Standards Update (“ASU’) 2018-14 related to guidance on “Compensation — Retirement Benefits — Defined Benefit Plans — General (Subtopic 715-20): Disclosure Framework — Changes to the Disclosure Requirements for Defined Benefit Plans”, which applies to all employers that sponsor defined benefit pension or other postretirement plans. The amendments modify the disclosure requirements for employers that sponsor defined benefit pension or other postretirement plans. Disclosure requirements, including but not limited to, the following were removed from Subtopic 715-20: the amounts in accumulated other comprehensive income expected to be recognized as components of net periodic benefit cost over the next fiscal year; the amount and timing of plan assets expected to be returned to the employer and for public entities, the effects of a one-percentage-point

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
change in assumed health care cost trend rates on the (a) aggregate of the service and interest cost components of net periodic benefit costs and (b) benefit obligation for postretirement health care benefits. The following disclosure requirements were added to Subtopic 715-20: (1) the weighted-average interest crediting rates for cash balance plans and other plans with promised interest crediting rates; and (2) an explanation of the reasons for significant gains and losses related to changes in the benefit obligation for the period. The amendments also clarify the disclosure requirements in paragraph 715-20-50-3, which state that the following information for defined benefit pension plans should be disclosed: (1) the projected benefit obligation (PBO) and fair value of plan assets for plans with PBOs in excess of plan assets; and (2) the accumulated benefit obligation (ABO) and fair value of plan assets for plans with ABOs in excess of plan assets. The adoption of this guidance did not have a material impact on our consolidated results of operations or financial position.
The Company adopted ASU 2021-10 related to guidance on “Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistances”, which aims to provide increased transparency by requiring business entities to disclose information about certain types of government assistance they receive in the notes to the financial statements. Current GAAP has no specific authoritative guidance on the accounting for, or the disclosure of, government assistance received by business entities. The amendments in this Update improve financial reporting by requiring disclosures that increase the transparency of transactions with a government accounted for by applying a grant or contribution accounting model by analogy, including (1) the types of transactions, (2) the accounting for those transactions, and (3) the effect of those transactions on an entity’s financial statements. The amendments in this Update are effective for all entities within their scope for financial statements issued for annual periods beginning after December 15, 2021.
On October 1, 2022, the Company adopted ASU 2016-02 related to its guidance on “Leases (Topic 842)”. The new leases standard applies a right-of-use (ROU) model that requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset and a liability to make lease payments. For leases with a term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize an ROU asset or lease liability. The new leases standard requires a lessor to classify leases as either sales-type, direct financing or operating, similar to existing GAAP. Classification depends on the same five criteria used by lessees plus certain additional factors. The subsequent accounting treatment for all three lease types is substantially equivalent to existing GAAP for sales-type leases, direct financing leases, and operating leases. However, the new standard updates certain aspects of the lessor accounting model to align it with the new lessee accounting model, as well as with the new revenue standard under Topic 606. Lessees and lessors are required to provide certain qualitative and quantitative disclosures to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The adoption of this ASU will result in a gross up of the Consolidated Statements of Condition for right-of-use assets and associated lease liabilities for operating leases in which the Company is the lessee. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842 — Leases to address certain narrow aspects of the guidance issued in ASU No. 2016-02. In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which amends FASB Accounting Standards Codification (ASC), Leases (Topic 842), to (1) add an optional transition method that would permit entities to apply the new requirements by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the year of adoption, and (2) provide a practical expedient for lessors regarding the separation of the lease and non-lease components of a contract. In December 2018, the FASB issued ASU No. 2018-20, Narrow-Scope Improvements for Lessors, which addresses issues related to (1) sales tax and similar taxes collected from lessees, (2) certain lessor costs, and (3) recognition of variable payments for contracts with lease and non-lease components. In June 2020, the FASB issued No. ASU 2020-05, Coronavirus Disease 2019 (“COVID-19”) in response to the pandemic which has adversely affected the global economy and caused significant and widespread business and capital market disruptions. The FASB is committed to supporting and assisting stakeholders

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
during this difficult time. The FASB issued ASU 2020-05 as a limited deferral of the effective dates of certain ASUs, including ASU 2016-02 (including amendments issued after the issuance of the original) to provide immediate, near-term relief for certain entities for whom these ASUs are either currently effective or imminently effective. The Company plans to defer the adoption of the amendments in ASU 2016-02 to the fiscal year beginning October 1, 2022. The Company is evaluating the significance and other effects of adoption on the consolidated financial statements and related disclosures. The Company is performing its accounting analysis of its branch building and other leases underlying contracts. Beginning October 1, 2022, the Company recognized right of use operating leases valued approximately $43,000.
Impact of Recent Accounting Pronouncements
In June 2016, the FASB issued ASU 2016-13 to its guidance on “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. ASU 2016-13 requires credit losses on most financial assets measured at amortized cost and certain other instruments to be measured using an expected credit loss model (referred to as the current expected credit loss (CECL) model). Under this model, entities will estimate credit losses over the entire contractual term of the instrument (considering estimated prepayments, but not expected extensions or modifications unless reasonable expectation of a troubled debt restructuring exists) from the date of initial recognition of that instrument. The ASU also replaces the current accounting model for purchased credit impaired loans and debt securities. The allowance for credit losses for purchased financial assets with a more-than insignificant amount of credit deterioration since origination (“PCD assets”), should be determined in a similar manner to other financial assets measured on an amortized cost basis. However, upon initial recognition, the allowance for credit losses is added to the purchase price (“gross up approach”) to determine the initial amortized cost basis. The subsequent accounting for PCD financial assets is the same expected loss model described above. Further, the ASU made certain targeted amendments to the existing impairment model for available-for-sale (AFS) debt securities. For an AFS debt security for which there is neither the intent nor a more-likely-than-not requirement to sell, an entity will record credit losses as an allowance rather than a write-down of the amortized cost basis. The amendments in this ASU are effective for the Company for the fiscal year beginning October 1, 2023. An entity will apply the amendments in this ASU through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (that is, a modified-retrospective approach). In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, which aligns the implementation date for nonpublic entities’ annual financial statements with the implementation date for their interim financial statements and clarifies the scope of the guidance in the amendments in ASU 2016-13. In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments. ASU 2019-04 clarifies or addresses stakeholders’ specific issues about certain aspects of the amendments in Update 2016-13 related to measuring the allowance for loan losses under the new guidance. The effective dates and transition requirements for the amendments related to this Update are the same as the effective dates and transition requirements in Update 2016-13. In November 2019, the FASB issued ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments Credit Losses clarifying certain amendments to various provisions of ASU No. 2016-13 relating to (1) purchased financial assets with credit deterioration, (2) financial assets secured by collateral maintenance agreements, (3) transition relief for troubled debt restructurings, and (4) disclosure relief when the practical expedient for accrued interest receivables is applied. In March 2022, the FASB issued ASU 2022-02, Codification Improvements to Topic 326, Financial Instruments Credit Losses, which eliminates the accounting guidance for troubled debt restructurings by creditors that have adopted the CECL model and enhances the disclosure requirements for loan refinancings and restructurings made with borrowers experiencing financial difficulty. In addition, the amendments require a public business entity to disclose current-period gross write-offs for financing receivables and net investment in leases by year of origination in the vintage disclosures. The initial adjustment will not be reported in earnings and therefore will not have any material impact on our consolidated results of operations, but it is expected

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
that it will have an impact on our consolidated financial position at the date of adoption of this ASU. At this time, we have not calculated the estimated impact that this ASU will have on our allowance for loan losses, however, we anticipate it will have an impact on the methodology process we utilize to calculate the allowance. Methodology selection has begun to prepare for parallel testing and an adoption date of October 1, 2023. Data requirements and integrity are being reviewed and enhancements incorporated into standard processes. The Company is currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes Topic 740. This update simplifies and improves accounting for income taxes by eliminating certain exceptions to the general rules and clarifying or amending other current guidance. The scope of FASB ASC Subtopic 740-10, Income Taxes-Overall, has been amended to require that, if a franchise (or similar tax) is partially based on income, (1) deferred tax assets and liabilities should be recognized and accounted for pursuant to FASB ASC 740, as should the amount of current tax expense that is based on income, and (2) any incremental amount incurred should be recorded as a non-income-based tax. Note that under the amended guidance, the effect of potentially paying a non-income-based tax in future years need not be considered in evaluating the realizability of deferred tax assets. The amendments in this ASU are effective for the Company for the fiscal year beginning October 1, 2023. Early adoption is permitted, including adoption in an interim period. If early adoption is elected, all of the amended guidance must be adopted in the same period. If early adoption is initially applied in an interim period, any adjustments should be reflected as of the beginning of the annual period that includes that interim period. The Company is currently evaluating the potential impact on adoption of this ASU on our consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848). The amendments in this update provide optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this update apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The amendments (1) apply to contract modifications that replace a reference rate affected by reference rate reform, (2) provide exceptions to existing guidance related to changes to the critical terms of a hedging relationship due to reference rate reform (3) provide optional expedients for fair value hedging relationships, cash flow hedging relationships, and net investment hedging relationships, and (4) provide a onetime election to sell, transfer, or both sell and transfer debt securities classified as held to maturity that reference a rate affected by reference rate reform and that are classified as held to maturity before January 1, 2020. The amendments in this ASU are effective for all entities as of March 12, 2020 through December 31, 2022. The amendments for contract modifications can be elected to be applied as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020. The amendments for existing hedging relationships can be elected to be applied as of the beginning of the interim period that includes March 12, 2020 and to new eligible hedging relationships entered into after the beginning of the interim period that includes March 12, 2020. In January 2021, the FASB issued ASU 2021-01, Reference Rate Reform to clarify that all derivative instruments affected by changes to the interest rates used for discounting, margining or contract price alignment are in scope of Topic 848. ASU 2021-01 expands the scope of ASU 2020-04 by allowing an entity to apply the optional expedients, by stating that a change to the interest rate used for margining, discounting or contract price alignment for a derivative is not considered to be a change to the critical terms of the hedging relationship that requires redesignation. The Company has signed an amended agreement with Federal Home Loan Bank of New York in anticipation of the transition to SOFR in 2023.
Core Deposit Intangible (CDI)
Intangible assets consist of core deposit intangibles arising from whole bank acquisitions. The core deposit intangible resulted from the acquisition of Citizens Bank of Cape Vincent (“CBCV”), a commercial

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
bank with full-service offices in Cape Vincent, Chaumont, and LaFargeville, New York. The acquisition was consummated at the end of business on September 16, 2022. The CDI for CBCV is amortized based on cash flow streams based upon the selected attrition rates and run off assumptions calculated to represent the result of acquiring like-costing deposits versus the cost of alternative funding vehicles over a 10-year period. The life of the core deposit intangible is 10 years.
Goodwill
Goodwill represents the excess cost of the acquisition of CBCV. over the fair value of acquired tangible assets and liabilities and identifiable intangible assets. When calculating goodwill in accordance with FASB ASC 805-30-55-3, the Company evaluates whether the fair value of equity of the acquired company is a more reliable measure than the fair value of the equity interests transferred. The Company considers the assumptions required to calculate the fair value of equity of an acquired company using discounted cash flow models (income approach) and/or change of control premium models (market approach) which are generally based on a higher level of market participant inputs and therefore a lower level of subjectivity when compared to the assumptions required to calculate the fair value of equity interests transferred under a fair value pricing model. As a result, the Company considers the calculation of the fair value of the equity of an acquired company to be more reliable than the calculation of the fair value of the equity interests transferred. Goodwill is assessed at least annually for impairment and any such impairment will be recognized in the period identified. Goodwill is not amortized, but evaluated annually for impairment.
Subsequent Events
On December 9, 2022, the Company unwound two off-balance sheet swaps, $6.0 million in notional value, for a realized gain of approximately $343,000. On December 14, 2022, the Company sold four investments totaling $2.0 million for a total loss of approximately $342,000, which closely matched the realized gain on the unwound swaps. $2.0 million was reinvested into two new securities.
On February 14, 2023, the Company unwound two off-balance sheet swaps, $5.0 million in notional value, for a realized gain of approximately $310,000. On February 14, 2023, the Company sold ten underperforming investments totaling $3.65 million for a total loss of approximately $318,000, which closely matched the realized gain on the unwound swaps. $3.09 million was reinvested into three new securities.
NOTE 3 — ACQUISITION OF CITIZENS BANK OF CAPE VINCENT
Effective as of end of business September 16, 2022, Gouverneur completed its acquisition of Citizens Bank of Cape Vincent (“CBCV”). At the effective date of the merger, CBCV was merged with and into Gouverneur Savings and Loan Association (“GS&L) and each CBCV stockholder became entitled to receive $1,056.11 in cash for each share of CBCV common stock that they held at the effective date of the acquisition, which resulted in the Company paying $8.4 million in cash for the acquisition. CBCV was a commercial bank with three branches in Jefferson County, New York, located in the villages of Cape Vincent, Chaumont, and LaFargeville, New York. Depositors of CBCV became depositors of GS&L with the same rights and privileges as if their accounts had been established at GS&L on the date established at CBCV. The fair value of the assets acquired as a result of the acquisition totaled $82.2 million; loans totaled $37.0 million and deposits totaled $77.2 million. Goodwill recorded in the acquisition was $4.0 million. The Bank completed the acquisition to further expand the Bank’s footprint and competitive position in Jefferson County and the Lake Ontario, St. Lawrence River communities, offer expanded products and services to the CBCV and Gouverneur customer base, and to enhance its operational opportunities and future earnings.
The acquisition of CBCV was accounted for as a business combination using the acquisition method of accounting and, accordingly, assets acquired, liabilities assumed, and consideration paid were recorded at estimated fair values on the acquisition date.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The following table summarizes the consideration paid for CBCV and the fair value of assets acquired and liabilities assumed as of the acquisition date.
Purchase Price Consideration
Cash Consideration Paid:	$8,449
Allocation of Purchase Price:
Fair Value of Assets Acquired
Cash and cash equivalents	$9,485
Securities available-for-sale	31,166
Loans	37,015
Land, premises and equipment	709
Core deposit intangible	2,542
Other assets	1,259
Total Assets	82,176
Fair Value of Liabilities Assumed
Deposits	$77,188
Other liabilities	495
Total Liabilities	77,683
Net Assets Acquired	4,493
Goodwill Recorded in Acquisition	$3,956
Pursuant to the accounting requirements, the Company assigned a fair value to the assets acquired and liabilities assumed of CBCV.
Fair values of the major categories of assets acquired and liabilities assumed were determined as follows:
Securities available-for-sale
The estimated fair values of the investment securities available for sale, primarily comprised of U.S. Government agency mortgage-backed securities, U.S. government agencies and treasuries, and municipal bonds, were determined using Level 2 inputs in the fair value hierarchy. The fair values were determined using independent pricing services, calculated based on market prices of similar securities, using matrix pricing. Matrix pricing is a mathematical technique commonly used to price debt securities that are not actively traded and values debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities.
Loans
Acquired loans (impaired and non-impaired) are initially recorded at their acquisition-date fair values using Level 3 inputs. Fair values are based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, expected life time losses, environmental factors, collateral values, discount rates, expected payments and expected prepayments. No impaired loans were identified in the analysis so a specific credit fair value adjustment for purchased credit impaired loans subject to ASC 310-30 procedures was not applicable. The acquired loans were recorded at fair value at the acquisition date without carryover of CBCV’s previously established allowance for loan losses. The fair value of the financial assets acquired included loans receivable with a gross amortized cost basis of $38,220,000. The table below illustrates the

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
fair value adjustments made to the amortized cost basis in order to present a fair value of the loans acquired (dollars in thousands).
Gross amortized cost basis at September 16, 2022	$38,220
Interest rate fair value adjustment on pools of homogeneous loans	(834)
Credit fair value adjustment on pools of homogeneous loans	(371)
Credit fair value adjustment on purchased credit impaired loans	—
Fair value of acquired loans at September 16, 2022	$37,015
In accordance with GAAP, there was no carryover of the allowance for loan losses that had previously been recorded by CBCV.
For loans acquired without evidence of credit quality deterioration, the Bank prepared the interest rate loan fair value and credit fair value adjustments. Loans were grouped into homogeneous pools by characteristics such as loan type, term, collateral and rate. Market rates for similar loans were obtained from various internal and external data sources and reviewed by management for reasonableness. The average of these rates was used as the fair value interest rate a market participant would utilize. A present value approach was utilized to calculate the interest rate fair value discount of $834,000.
Additionally for loans acquired without credit deterioration, a credit fair value adjustment was calculated using a two-part credit fair value analysis: 1) an interest rate mark; and 2) credit mark. The interest rate mark was based on an account level discounted cash flow analysis. The credit mark applied to the loans was provided by the Bank’s management for CBCV’s general reserve and specific reserve pool based upon due diligence conducted by the Bank’s management. A credit fair value discount of $371,000 was determined. Both the interest rate and credit fair value adjustments relate to loans acquired with evidence of credit quality deterioration will be substantially recognized as interest income on a level yield amortization method over the expected life of the loans.
Land, premises and equipment
The Company acquired three branches of CBCV. The fair value of CBCV’s premises, including land, buildings, and improvements, was determined based upon the most recent tax assessment in the market in which the premises are located.
Deferred income taxes
The transaction is treated for tax purposes as a merger and accordingly, the assets acquired and the liabilities assumed are recorded at “carryover” tax basis equal to CBCV’s tax carrying value immediately preceding the merger. Consequently, deferred tax assets or liabilities are required for each asset or liability for which there is a difference between carryover tax basis and fair value on the transaction date.
Core deposit intangible
The fair value of the core deposit intangible was determined using a two-step analytical approach. The first is the estimation of the useful life of the deposits, or attrition rate. All other things being equal, higher attrition rates would translate into a lower deposit intangible. The second step is to determine the net alternative funding cost for the core deposit as well as assumptions regarding costs of servicing core deposit accounts (using a noninterest expense analysis), fee income derived from core deposit accounts, taxes, and a discount rate used to establish a present value for cash flows.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
As of September 30, 2022, the estimated future amortization expense for the core deposit intangible is represented in the table on the following page (in thousands):
Year	Core deposit intangible
2023	$462
2024	416
2025	370
2026	324
2027	277
2028	231
2029	185
2030	139
2031	92
2032	46
Total	$2,542
Deposits
The fair value of savings and transactional deposit accounts acquired from CBCV provide value to the Company as a source of stable and low-cost funds. Carrying value on the date of acquisition was determined to be fair value.
Acquisition-Related Expenses
Acquisition-related expenses incurred by the Company associated with the acquisition of CBCV for the six months ended March 31, 2022 and fiscal year ended September 30, 2022 were $288,000 and $558,000, respectively. Such costs include legal and accounting fees, contract termination expenses, system conversion, operations integration, and employee non-compete agreements, which have been expensed as incurred.
The following tables present unaudited pro forma information as if the acquisition of Citizens Bank of Cape Vincent had occurred on September 30, 2021. The pro forma information does not necessarily reflect the results of operations that would have occurred had the acquisition of Citizens Bank of Cape Vincent occurred on September 30, 2021. Expected cost savings are not reflected in the pro forma amounts.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	As of September 30, 2021 As Reported		Pro Forma Combined Year end September 30, 2021 (unaudited)
(dollars in thousands)	Gouverneur Bancorp (unaudited)	Citizens Bank of Cape Vincent (unaudited)
Assets
Cash and Cash Equivalents:
Cash and due from banks	$4,503	$9,194	$13,697
Interest bearing deposits with banks	6,546	—	6,546
Total Cash and Cash Equivalents	11,049	9,194	20,243
Time deposits in other financial institutions	—	—	—
Debt securities available for sale, net	24,614	36,759	61,373
Debt securities held to maturity	2	—	2
Loans held for sale, at fair value	200	—	200
Loans receivable, net of allowance for loan losses	86,147	39,673	125,820
$620, $655, $1,275 respectively			—
Investment in FHLB, ACBB stock, at cost	770	—	770
Investment in life insurance	6,704	—	6,704
Premises and equipment, net	2,397	848	3,245
Foreclosed assets	276	—	276
Core deposit intangible	—	—	—
Goodwill	—	—	—
Accrued interest receivable and other assets	2,763	716	3,479
Total Assets	$134,922	$87,190	$222,112
Liabilities and Stockholders’ Equity
Liabilities
Deposits	$100,754	$79,496	$180,250
Advanced payments from borrowers	475	—	475
Borrowings	—	—	—
Accrued interest payable and other liabilities	6,291	425	6,716
Total Liabilties	107,520	79,921	187,441
Stockholders’ Equity
Preferred stock	—	—	—
Common stock	24	40	64
Additional paid in capital	5,035	120	5,155
Retained earnings	26,717	6,770	33,487
Treasury stock	(4,070)	—	(4,070)
Accumulated other comprehensive (loss) income	(304)	339	35
Total Stockholders’ Equity	27,402	7,269	34,671
Total Liabilties and Stockholders’ Equity	$134,922	$87,190	$222,112

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Year Ended September 30, 2021 As Reported		Pro Forma Combined Year end September 30, 2021 (unaudited)
(dollars in thousands)	Gouverneur Bancorp (unaudited)	Citizens Bank of Cape Vincent (unaudited)
Interest Income:
Loans receivable, including fees	$4,116	$1,706	$5,822
Net swap income (expense) on loan hedge	(248)	—	(248)
Securities and other investments	595	539	1,134
Other	4	—	4
Total Interest Income	4,467	2,245	6,712
Interest Expense:
Deposits	201	86	287
FHLBNY agreements:
Swap (income) expense on deposits hedge, net	136	—	136
Borrowings	28	—	28
Total interest expense	365	86	451
Net Interest Income before Provision for Loan Losses	4,102	2,159	6,261
Provision (Benefit) for Loan Losses	18	11	29
Net Interest Income after Provision for Loan Losses	4,084	2,148	6,232
Non-interest Income:
Service charges and fees	235	74	309
Realized gain (loss) on sale of securities, net	45	—	45
Net gain on swap unwound	—	—	—
Gain on life insurance death benefit	160	—	160
Loss on disposal of premises and equipment, net	—	—	—
Earnings on investment in life insurance	138	—	138
Earnings (loss) on deferred fees plan	147	—	147
Unrealized gains (losses) on swap agreement	943	—	943
Earnings on MPF & MAP originations	142	—	142
Earnings on MPF & MAP loan servicing fees	27	—	27
Other	256	81	337
Total non-interest income	2,093	155	2,248
Non-interest expense:
Salaries and employee benefits	2,628	1,032	3,660
Directors’ fees	256	62	318
Earnings (losses) on deferred fees plan	147	—	147
Occupancy expense	632	284	916
Data processing	261	65	326
Postage and supplies	59	—	59
Professional fees	298	—	298

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Year Ended September 30, 2021 As Reported		Pro Forma Combined Year end September 30, 2021 (unaudited)
(dollars in thousands)	Gouverneur Bancorp (unaudited)	Citizens Bank of Cape Vincent (unaudited)
Acquisition fees	—	—	—
Amortization expense	—	—	—
Foreclosed assets, net	71	3	74
Other	655	399	1,054
Total non-interest expense	5,007	1,845	6,852
Income (Loss) Before Income Tax Expense	1,170	458	1,628
Income tax expense (benefit)	(86)	53	(33)
Net Income (Loss)	$1,256	$405	$1,661
NOTE 4 — SECURITIES
During the six months ended March 31, 2023, the Company recognized $661.1 thousand of gross losses on the sale of $5.0 million of investment securities.
The amortized cost of debt securities and their approximate fair value at March 31, 2023 (unaudited) is represented in the table on the following page:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(unaudited) (In Thousands)
AVAILABLE FOR SALE
U.S. Government Treasuries	$4,218	$—	$(11)	$4,207
U.S. Government Agencies	11,977	14	(30)	11,961
Mortgaed-backed Securities	8,926	16	(316)	8,626
Municipal Securities	24,263	130	(2,394)	21,999
SBA Securities	2,635	28	(9)	2,654
	$52,019	$188	$(2,760)	$49,447
HELD TO MATURITY
Mortgage-Backed Securities	$1	$—	$—	$1

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The amortized cost of debt securities and their approximate fair value at September 30, 2022 is represented in the table below.
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
AVAILABLE FOR SALE
U.S. Government Treasuries	$4,163	$—	$(4)	$4,159
U.S. Government Agencies	10,335	$—	(12)	10,323
Mortgage-backed securities	9,143	2	(705)	8,440
Municipal Securities	28,878	3	(3,937)	24,944
SBA Securities	1,780	—	(1)	1,779
	$54,299	$5	$(4,659)	$49,645
HELD TO MATURITY
Mortgage-Backed Securities	$1	$—	$—	$1
The amortized cost of debt securities and their approximate fair value at September 30, 2021 is as shown on the table below:
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
AVAILABLE FOR SALE
Mortgage-backed securities	$3,592	$16	$(43)	$3,565
Municipal Securities	20,420	823	(194)	21,049
	$24,012	$839	$(237)	$24,614
HELD TO MATURITY
Mortgage-Backed Securities	$2	$—	$—	$2
The amortized cost and fair value of debt securities, by contractual maturity, at March 31, 2023 (unaudited) is as shown on the following page. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.
	Debt Securities Available-for-Sale		Debt Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Due Within One Year	$5,366	$5,360	$—	$—
Due After One Year Through Five Years	15,886	15,907	—	—
Due After Five Years Through Ten Years	5,103	5,041	—	—
Due After Ten Years	14,115	11,870	—	—
	40,470	38,178	—	—
Mortgage-Backed & SBA Securities	11,549	11,269	1	1
	$52,019	$49,447	$1	$1

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The amortized cost and fair value of debt securities, by contractual maturity, at September 30, 2022 is as shown below.
	Debt Securities Available-for-Sale		Debt Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Due Within One Year	$4,065	$4,062	$—	$—
Due After One Year Through Five Years	16,390	16,374	—	—
Due After Five Years Through Ten Years	8,572	8,162	—	—
Due After Ten Years	14,349	10,828	—	—
	43,376	39,426	—	—
Mortgage-Backed & SBA Securities	10,923	10,219	1	1
	$54,299	$49,645	$1	$1
The amortized cost and fair value of debt securities based on the contractual maturity at September 30, 2021 are as follows:
	Debt Securities Available-for-Sale		Debt Securities Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In Thousands)
Due After One Year Through Five Years	$322	$326	$—	$—
Due After Five Years Through Ten Years	2,894	3,022	—	—
Due After Ten Years	17,204	17,701	—	—
	20,420	21,049	—	—
Mortgage-Backed & SBA Securities	3,592	3,565	2	2
	$24,012	$24,614	$2	$2
The realized gains and losses from the sale of available-for-sale investments at March 31 (unaudited) and September 30 is as shown on the table below:
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(In Thousands)
Proceeds	$4,988	$—	$—	$541
Cost	(5,649)	—	—	(496)
Net Realized Gains	$(661)	$—	$—	$45
Gross Realized Gains	$—	$—	$—	$45
Gross Realized Losses	(661)	—	—	—
Net Realized Gains	$(661)	$—	$—	$45

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Information pertaining to securities with gross unrealized losses at March 31, 2023 (unaudited), aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows: (in thousands).
	Less than Twelve months		Over Twelve Months		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In Thousands)
March 31, 2023 (unaudited)
Securities Available-for-Sale:
US Treasuries & Agencies	$41	$11,522	$—	$—	$41	$11,522
Mortgage-backed & SBA Securities	$325	$8,034	$—	$—	325	8,034
Municipal Securities	$94	$1,910	$2,300	$7,859	2,394	9,769
	$460	$21,466	$2,300	$7,859	$2,760	$29,325
In management’s opinion, the unrealized losses primarily reflect changes in interest rates subsequent to the acquisition of specific securities. The Company had 69 securities in an unrealized loss position of less than twelve months at March 31, 2023, which included 41 securities acquired from Citizens Bank of Cape Vincent in September 2022, and 51 securities in an unrealized loss position of 12 months or more at March 31, 2023.
Information pertaining to securities with gross unrealized losses September 30, 2022 and 2021 aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position are as follows: (in thousands).
	Less than Twelve months		Over Twelve Months		Total
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
	(In Thousands)
September 30, 2022
Securities Available-for-Sale:
US Treasuries & Agencies	$16	$14,481	$—	$—	$16	$14,481
Mortgage-backed & SBA Securities	287	1,175	419	1,791	706	2,966
Municipal Securities	2,562	20,731	1,375	2,742	3,937	23,473
	$2,865	$36,387	$1,794	$4,533	$4,659	$40,920
September 30, 2021
Securities Available-for-Sale:
Mortgage-backed Securities	$43	$3,445	$—	$—	$43	$3,445
Municipal Securities	194	7,080	—	—	$194	$7,080
	$237	$10,525	$—	$—	$237	$10,525
In management’s opinion, the unrealized losses primarily reflect changes in interest rates subsequent to the acquisition of specific securities. The Company had 143 and 43 securities in an unrealized loss position of less than twelve months at September 30, 2022 and 2021, respectively, which included 74 securities acquired from Citizens Bank of Cape Vincent in September 2022, and 25 and -0- securities in an unrealized loss

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
position of 12 months or more at September 30, 2022 and 2021, respectively. The Company has the intent and the ability to hold such securities until maturity or market price recovery. Management believes that the unrealized losses do not represent other-than-temporary impairment of the securities.
NOTE 5 — LOANS RECEIVABLE AND ALLOWANCE FOR LOAN LOSSES
The components of loans receivable and loans held for sale at March 31, 2023 (unaudited) are as shown on the table below (in thousands):
	As of March 31,
	2023
	Originated	Acquired	Total Loans and Leases
	(unaudited)
	(In Thousands)
Real Estate Mortgages
Residential	$72,024	$27,928	$99,952
Loans Held For Sale	—	—	—
Commercial	7,394	4,629	12,023
Construction	2,653	1,363	4,016
Home Equity	2,167	—	2,167
Other Loans:
Commercial Non-Mortgage	1,119	760	1,879
Automobile	2,221	291	2,512
Passbook	124	274	398
Consumer	1,848	831	2,679
Total Loans	89,550	36,076	125,626
Net Deferred Loan Costs	540	—	540
Net Discounts on Acquired Loans	—	(1,096)	(1,096)
Allowance for Loan Losses	(675)	—	(675)
Loans, Net	$89,415	$34,980	$124,395

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The components of loans receivable and loans held for sale at September 30, 2022 and 2021 are as shown on the table below (in thousands):
	Year Ended September 30,
	2022			2021
	Originated	Acquired	Total Loans and Leases	Originated	Acquired	Total Loans and Leases
	(In Thousands)
Real Estate Mortgages
Residential	$71,061	$28,302	$99,363	$68,742	$—	$68,742
Loans Held For Sale	—	—	—	200	—	200
Commercial	7,450	4,876	12,326	8,268	—	8,268
Construction	2,866	1,891	4,757	1,642	—	1,642
Home Equity	2,464	—	2,464	2,984	—	2,984
Other Loans:
Commercial Non-Mortgage	993	1,071	2,064	1,483	—	1,483
Automobile	1,947	329	2,276	1,693	—	1,693
Passbook	101	439	540	102	—	102
Consumer	1,496	1,074	2,570	1,231	—	1,231
Total Loans	88,378	37,982	126,360	86,345	—	86,345
Net Deferred Loan Costs	577		577	622	—	622
Net Discounts on Acquired Loans	—	(1,205)	(1,205)	—	—	—
Allowance for Loan Losses	(621)	—	(621)	(620)	—	(620)
Loans, Net	$88,334	$36,777	$125,111	$86,347	$—	$86,347
The outstanding principal balance and the related carrying amount of the Company’s loans acquired in the CBCV Acquisition were as shown on the table below at March 31 (unaudited) and September 30 (in thousands):
	March 31, 2023	September 30, 2022
	(unaudited)
	(in thousands)
Acquired Credit Impaired Loans
Outstanding Principal Balance	$—	$—
Carrying Amount	—	—
Acquired Non-Credit Impaired Loans
Outstanding Principal Balance	$36,076	$37,982
Carrying Amount	34,980	36,777
Total Acquired Loans
Outstanding Principal Balance	$36,076	$37,982
Carrying Amount	34,980	36,777

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The Company had not acquired any loans with deteriorated credit quality as of September 30, 2022. The Company did acquire a commercial secured performing loan which has been classified as substandard to ensure proper oversight and monitoring of the credit. The credit has performed in accordance with its modified terms for over 2 years.
The Company sells first mortgage loans to third parties in the course of business, principally to FHLB, a large purchaser of loans. These serviced loans are not included in the balances of the accompanying statements of financial condition, but the Company continues to collect the principal and interest payments for a servicing fee. At March 31, 2023, the total outstanding principal balance on serviced loans was $12,878,000, and at September 30, 2022 and 2021, respectively, the total outstanding principal balance on serviced loans was $13,305,000 and $13,399,000, respectively. CBCV did not sell residential mortgage loans to third parties.
Allowance for Loan Losses
The Company has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Company’s portfolio. For purposes of determining the allowance for loan losses, the Company segments certain loans in its portfolio by product type. The Company’s loans are segmented into the following pools: commercial, real estate and consumer. The Company also sub-segments two of these segments into classes based on the associated risks within those segments. Real estate loans are divided into the following two classes: (a) residential and (b) commercial. Commercial loans are divided into two classes: (a) secured and (b) unsecured. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment.
Below are the factors the Company uses to determine the balance of the allowance account for each segment or class of loans.
Consumer Loans
Consumer loans are pooled and an historical loss percentage is applied to the pool. Historical loss percentage is calculated using prior eight quarter average losses.
Based on a credit risk assessment and the Company’s analysis of leading predictors of losses, the Company applies additional loss multipliers to loan balances based on the current economic conditions, delinquency and classification volume, and collateral value and portfolio volume.
Real Estate Loans
Real estate loans are pooled by portfolio class and an historical loss percentage is applied to each class. Historical loss percentage is calculated using prior eight quarter average losses.
The Company estimates an additional component of the allowance for loan losses for the non-impaired real estate segment through the application of loss factors to loans grouped by their individual credit risk rating specialists. These ratings reflect the estimated default probability and quality of underlying collateral.
Home Equity Lines of Credit (“HELOCs”) approaching their end-of-draw period, when volumes warrant, will be segmented from the mortgage loan pool in the allowance for loan losses estimation process. Management will capture information on a quarterly basis and prepare an analysis to determine the nature and magnitude of the exposure.
In addition, based on the Company’s analysis of leading predictors of losses, the Company applies additional loss multipliers to the loan balances. Currently, the Company has applied additional loss

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
estimations based on the current economic conditions, delinquency and classification volume, collateral value, credit concentration, portfolio value and staffing changes.
Commercial Secured Loans
Commercial secured loans are pooled and an historical loss percentage is applied to the pool. Historical loss percentage is calculated using prior eight quarter average losses.
Based on a credit risk assessment and the Company’s analysis of leading predictors of losses, the Company applied additional loss multipliers to loan balances based on current delinquency and classification volume, current economic conditions, portfolio volume and staffing changes.
Commercial Unsecured Loans
Unsecured commercial loans are pooled and an historical loss percentage is applied to the pool. Historical loss percentage is calculated using prior eight quarter average losses.
Based on credit risk assessment and the Company’s analysis of leading predictors of losses, the Company applied additional loss multipliers to loan balances based on current delinquency and classification volume, current economic conditions, portfolio volume and staffing changes.
The Company’s Estimation Process
The Company estimates loan losses under multiple economic scenarios to establish a range of potential outcomes for each criterion the Company applies to the allowance calculation. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an allowance for the losses inherent within these portfolios as of the reporting date.
Reflected in the portions of the allowance previously described is the amount which incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other factors, including industry trends, calculated to reflect the Company’s view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan losses and the related provision expense can materially affect net earnings.
The tables below and on the following pages present, by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans for the six months ended March 31, 2023 (unaudited) and the years ended September 30, 2022 and 2021, respectively
Allowance for loan losses and recorded investment in loans for the six months ended March 31, 2023 was as follows:

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Real Estate	Real Estate Commercial	Commercial Secured	Commercial Unsecured	Consumer	Total
			(In Thousands) (Unaudited)
Allowance for Credit Losses:
Beginning Balance	$548	$55	$4	$—	$14	$621
Charge-offs	—	—	—	—	(10)	(10)
Recoveries	1	—	—	—	1	2
Transfer	(13)	1	—	—	12	—
Provisions	62	—	—	—	—	62
Ending Balance	$598	$56	$4	$—	$17	$675
Ending Balance: Individually
Evaluated for Impairment	$107	$—	$—	$—	$—	$107
Ending Balance: Collectively	$491	$56	$4	$—	$17	$568
Loans Receivable:
Ending Balance	$106,135	$12,023	$1,868	$11	$5,589	$125,626
Less: Acquired Loans	29,291	4,629	760	—	1,396	36,076
Ending Balanace: Individually
Evaluated for Impairment	$214	$306	$—	$—	$—	$520
Ending Balance: Collectively
Evaluated for Impairment	$76,630	$7,088	$1,108	$11	$4,193	$89,030

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Allowance for loan losses and recorded investment in loans for the year ended September 30, 2022 was as follows:
	Real Estate	Real Estate Commercial	Commercial Secured	Commercial Unsecured	Consumer	Total
	(In Thousands)
Allowance for Credit Losses:
Beginning Balance	$541	$64	$4	$1	$10	$620
Charge-offs	(63)	—	—	—	(6)	(69)
Recoveries	5	—	—	—	4	9
Transfer	4	(9)	—	—	5	—
Provisions	61	—	—	—	—	61
Ending Balance	$548	$55	$4	$1	$13	$621
Ending Balance: Individually
Evaluated for Impairment	$85	$—	$—	$—	$—	$85
Ending Balance: Collectively	$463	$55	$4	$1	$13	$536
Loans Receivable:
Ending Balance	$106,584	$12,326	$2,039	$25	$5,386	$126,360
Less: Acquired Loans	30,193	4,876	1,071	—	1,842	37,982
Ending Balanace: Individually
Evaluated for Impairment	$185	$278	$—	$—	$—	$463
Ending Balance: Collectively
Evaluated for Impairment	$76,206	$7,172	$968	$25	$3,544	$87,915
Allowance for loan losses and recorded investment in loans for the year ended September 30, 2021 was as follows:

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Real Estate	Real Estate Commercial	Commercial Secured	Commercial Unsecured	Consumer	Total
			(In Thousands)
Allowance for Credit Losses:
Beginning Balance	$537	$75	$5	$1	$13	$631
Charge-offs	(33)	—	—	—	(5)	(38)
Recoveries	6	—	—	—	3	9
Transfer	13	(11)	(1)	—	(1)	—
Provisions	18	—	—	—	—	18
Ending Balance	$541	$64	$4	$1	$10	$620
Ending Balance: Individually
Evaluated for Impairment	$60	$—	$—	$—	$—	$60
Ending Balance: Collectively
Evaluated for Impairment	$481	$64	$4	$1	$10	$560
Loans Receivable:
Ending Balance	$73,568	$8,268	$1,458	$25	$3,026	$86,345
Ending Balance: Individually
Evaluated for Impairment	$170	$291	$—	$—	$—	$461
Ending Balance: Collectively
Evaluated for Impairment	$73,398	$7,977	$1,458	$25	$3,026	$85,884
The following table presents performing and nonperforming real estate loans based on payment activity for the years ended September 30, 2022 and 2021. Real estate loans include residential and commercial mortgages, construction loans and home equity loans. Payment activity is reviewed by management on a quarterly basis to determine how loans are performing. Loans are considered to be nonperforming when the number of days delinquent is greater than 89 days. The loan may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally twelve consecutive months of current payments with no past due occurrences.
Nonperforming loans also include certain loans that have been modified in troubled debt restructuring (“TDR”) where economic concessions have been granted to borrowers who have experienced or are expected to experience financial difficulties. These concessions typically result from the Company’s loss mitigation and could include reductions in the interest rate, payment extensions, forgiveness of principal, forbearance or other actions. Certain TDRs are classified as nonperforming at the time of restructure and may only be returned to performing status after considering the borrower’s sustained repayment performance for a reasonable period, generally six consecutive months. Performing and nonperforming real estate loans as of March 31 and September 30 were as follows:
	As of March 31,	As of September 30,
	2023	2022	2021
	(unaudited)
	(In Thousands)
Performing	117,313	$118,293	$81,467
Nonperforming	845	617	369
Total	$118,158	$118,910	$81,836

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Credit quality indicators as of March 31, 2023 and September 30, 2022 and 2021 are as follows:
Internally assigned grade:
1 — Good
Loans to an individual or a well-established business in excellent financial condition with strong liquidity and a history of consistently high levels of earnings and cash flow and debt service capacity. Supported by high quality financial statements (including recent statements and sufficient historical fiscal statements), borrower has excellent repayment history and possesses a documented source of repayment. Industry conditions are favorable and business borrower’s management is well qualified with sufficient debt. Borrower and/or key personnel exhibit unquestionable character. Good loans may be characterized by high quality liquid collateral and very strong personal guarantors.
2 — Satisfactory
Loans to borrowers with many of the same qualities as a good loan, however, certain characteristics are not as strong (i.e. cyclical nature of earnings, lower quality financial statements, less liquid collateral, less favorable industry trends, etc.). Borrower still has good credit, will exhibit financial strength, excellent repayment history, and good present and future earnings potential. The primary source of repayment is readily apparent with strong secondary sources of repayment available. Management is capable, with sufficient depth, and character of borrower is well established.
3 — Acceptable
Loans to borrowers of average strength with acceptable financial condition (businesses fall within acceptable tolerances of other similar companies represented in the RMA annual statement studies), with satisfactory record of earnings and sufficient historical and projected cash flow to service the debt. Business borrower’s management is capable and reliable. Borrower has satisfactory repayment history, and primary and secondary sources of repayment can be clearly identified. Acceptable loans may exhibit some deficiency or vulnerability to changing economic or industry conditions.
4 — Watch
Loans in this category have a chance of resulting in a loss. Characteristics of this level of assets include, but are not limited to; the borrower has only a fair credit rating with minimal recent credit problems, cash flow is currently adequate to meet the required debt repayments, but will not be sufficient in the event of significant adverse developments, borrower has limited access to alternative sources of finance, possibly at unfavorable terms, some management weaknesses exist, collateral, generally required, is sufficient to make likely the recovery of the value of the loan in the event of default, but liquidating the collateral may be difficult or expensive. In addition, the guarantor would achieve this credit rating if it borrowed individually from the Bank.
5 — Special Mention
Loans in this category are usually made to well establish businesses with local operations. Special Mention loans have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the institution’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification. Special mention category is not to be used as a means of avoiding a clear decision to classify a loan or pass it without criticism. Neither should it include loans listed merely “for the record” when uncertainties and complexities, perhaps coupled with large size, create some reservations about the loan. If weaknesses or evidence of imprudent handling cannot

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
be identified, inclusion of such loans in Special Mention is not justified. Special mention loans have characteristics which corrective management action would remedy. Loans in this category should remain for a relatively short period of time.
6 — Substandard
Loans classified as substandard are inadequately protected by the current sound net worth or paying capacity of the borrower or the collateral pledged, if any. Loans in this category have well defined weaknesses that jeopardize the repayment. Loans which might be included in the category have potential for problems due to weakening economic or market conditions. They are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected. Substandard loans may include loans which are likely to require liquidation of collateral to effect repayment, and other loans where the character or ability to repay has become suspect. Loss potential, while existing in the aggregate amount of the substandard assets, does not have to exist in individual assets classified substandard.
7 — Doubtful
Loans classified as doubtful have all the weaknesses in those classified as substandard with the added characteristics that the weaknesses make collection or liquidation in full on the basis of current existing facts, conditions, and value highly questionable and improbable. Although possibility of loss is extremely high, classification of these loans as loss has been deferred to specific pending factors or events, which may strengthen the loan value (i.e., possibility of additional collateral, injection of capital, collateral liquidation, debt structure, economic recovery, etc.).
8 — Loss
Loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.
The information for each of the credit quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.
Credit risk profile for originated loans held in portfolio and loans held for sale, by internally assigned grade as of March 31, 2023:
	Pass	Special Mention	Substandard	Doubtful	Total
	(unaudited)
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$74,677	$—	$—	$—	$74,677
Home Equity	2,167	—	—	—	2,167
Commercial	7,088	—	306	—	7,394
Total Mortgage Loans on Real Estate	83,932	—	306	—	84,238
					—
Commercial	1,119	—	—	—	1,119
Consumer	4,193	—	—	—	4,193
Total Loans	$89,244	$—	$306	$—	$89,550

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Credit risk profile for acquired loans held in portfolio and loans held for sale, by internally assigned grade as of March 31, 2023:
	Pass	Special Mention	Substandard	Doubtful	Total
	(unaudited)
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$29,291	$—	$—	$—	$29,291
Home Equity	—	—	—	—	—
Commercial	4,333	—	296	—	4,629
Total Mortgage Loans on Real Estate	33,624	—	296	—	33,920
			—
Commercial	760	—	—	—	760
Consumer	1,396	—	—	—	1,396
Total Loans	$35,780	$—	$296	$—	$36,076
Credit risk profile for originated loans held in portfolio and loans held for sale, by internally assigned grade as of September 30, 2022:
	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$73,927	$—	$—	$—	$73,927
Home Equity	2,464	—	—	—	2,464
Commercial	7,172	—	278	—	7,450
Total Mortgage Loans on Real Estate	83,563	—	278	—	83,841
Commercial	993	—	—	—	993
Consumer	3,544	—	—	—	3,544
Total Loans	$88,100	$—	$278	$—	$88,378

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Credit risk profile for acquired loans by internally assigned grade as of September 30, 2022:
	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$30,193	$—	$—	$—	$30,193
Home Equity	—	—	—	—	—
Commercial	4,580	—	296	—	4,876
Total Mortgage Loans on Real Estate	34,773	—	296	—	35,069
					—
Commercial	1,071	—	—	—	1,071
Consumer	1,842	—	—	—	1,842
Total Loans	$37,686	$—	$296	$—	$37,982
Credit risk profile for originated loans held in portfolio and loans held for sale, by internally assigned grade as of September 30, 2021:
	Pass	Special Mention	Substandard	Doubtful	Total
	(In Thousands)
Mortgage Loans on Real Estate
Residential, One to Four Family	$70,584	$—	$—	$—	$70,584
Home Equity	2,984	—	—	—	2,984
Commercial	7,977	—	291	—	8,268
Total Mortgage Loans on Real Estate	81,545	—	291	—	81,836
					—
Commercial	1,483	—	—	—	1,483
Consumer	3,026	—	—	—	3,026
Total Loans	$86,054	$—	$291	$—	$86,345
Aging Analysis of Past Due Financing Receivables by Class
Following are tables which include an aging analysis of the recorded investment of past due financing receivables as of March 31, 2023 (unaudited) and September 30, 2022 and 2021. Also included are loans that are greater than 89 days past due as to interest and principal still accruing, because they are (1) well secured and in the process of collection or (2) real estate loans or loans exempt under regulatory rules from being classified as nonaccruals.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
An aged analysis of past due financing receivables by class of financing receivable as of March 31, 2023, are as follows:
	30 – 59 Day Past Due	60 – 89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Finacing Receivable	90 Days or Greater and still Accruing
	(unaudited)
	(In Thousands)
Residential Mortgage	$624	$332	$327	$1,283	$104,852	$106,135	$—
Commercial Mortgage	209	—	105	314	11,709	12,023	—
Commercial	—	—	—	—	1,879	1,879	—
Consumer	14	1	—	15	5,574	5,589	—
Total Loans	$847	$333	$432	$1,612	$124,014	$125,626	$—
An aged analysis of past due financing receivables by class of financing receivable as of September 30, 2022, are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Financing Receivables	90 Days or Greater and Still Accruing
	(In Thousands)
Residential Mortgage	$503	$621	$547	$1,671	$104,913	$106,584	$—
Commercial Mortgage	—	—	40	40	12,286	12,326	—
Commercial	—	15	—	15	2,049	2,064	—
Consumer	73	—	11	84	5,302	5,386	—
Total Loans	$576	$636	$598	$1,810	$124,550	$126,360	$—
An aged analysis of past due financing receivables by class of financing receivable as of September 30, 2021, are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total Financing Receivables	90 Days or Greater and Still Accruing
	(In Thousands)
Residential Mortgage	$65	$651	$347	$1,063	$72,505	$73,568	$—
Commercial Mortgage	$66	—	—	66	8,202	8,268	—
Commercial	—	—	—	—	1,483	1,483	—
Consumer	29	—	—	29	2,997	3,026	—
Total Loans	$160	$651	$347	$1,158	$85,187	$86,345	$—
Impaired Loans
The Company considers a loan to be impaired when, based on current information and events, the Company determines that it will not be able to collect all amounts due according to the loan contract, including scheduled interest payments. Determination of impairment is treated the same across all classes of loans. When the Company identifies a loan as impaired, the Company measures the impairment based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the sole (remaining) source of repayment for the loan is the operation or liquidation of the collateral. In these

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
cases, the Company uses the current fair value of the collateral, less selling costs when foreclosure is probable, instead of discounted cash flows. If the Company determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), the value of impairment will be based on (1) a 90-day default period and (2) all loans classified as TDRs.
Also presented is the average recorded investment of the impaired loans and the related amount of interest recognized during the time within the period that the impaired loans were impaired. When the ultimate collectability of the total principal of an impaired loan is in doubt and the loan is on nonaccrual status, all payments are applied to principal under the cost recovery method.
When the ultimate collectability of the total principal of an impaired loan is not in doubt and the loan is on nonaccrual status, contractual interest is credited to interest income when received, under the cash basis method. The average balances are calculated based on the month-end balances of the financing receivables of the period reported.
The Company determines the specific allowance for impaired financing receivables based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, except when the remaining source of repayment for the loan was the operation or liquidation of the collateral. In those cases, the current fair value of the collateral less selling costs was used to determine the specific allowance recorded. There were no recorded investment balances for impaired financing receivables at March 31, 2023 or September 30, 2022 and 2021. There were two loans with principal balances totaling $214,000 recorded for impaired financing receivables with an associated specific allowance reserve at March 31, 2023. There were two loans with principal balances totaling $185,000 and $170,000, respectively, recorded for impaired financing receivables with an associated specific allowance reserve at September 30, 2022 and 2021.
Non-Accrual Loans
The Company generally places loans on nonaccrual status when the loans reach 90 days past due or the full and timely collection of interest or principal balance has been charged off and no restructuring has occurred.
When the Company places a loan on nonaccrual status, the Company reverses the accrued unpaid interest receivable against interest income and accounts for the loan on the cash or cost recovery method until it qualifies for return to accrual status. Generally, the Company returns a loan to accrual status when (1) all delinquent interest and principal become current under the terms of the loan agreement and the Company expects repayment of the remaining contractual obligation or (2) the loan is well-secured, the borrower has made three consecutive payments, and collectability is no longer doubtful.
The Company has determined that the entire balance of a loan is contractually delinquent for all classes if the minimum payment is not received by the specified due date on the customer’s statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.
Troubled Debt Restructurings (“TDR”)
In situations where, for economic or legal reasons related to a customer’s financial difficulties, the Company grants a concession for other than an insignificant period of time to the customer that the Company would not otherwise consider, the related loan is classified as a TDR. The Company strives to identify customers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where the Company grants the customer new terms and

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
provides for a reduction of either interest or principal, the Company measures any impairment on the restructuring as previously noted for impaired loans. Loans identified as impaired through a TDR are classified in the Allowance for Loan Losses using similar criteria as, and pooled with, specific impaired loans.
There were no new loans modified as TDR during the six months ended March 31, 2023, or the fiscal years ended September 30, 2022 and 2021. There were no TDR’s in payment default that were previously classified as a TDR in the previous twelve months. At March 31, 2023 and September 30, 2022 there were no commitments to lend additional funds to any borrower whose loan terms had been modified in a troubled debt restructuring.
NOTE 6 — PREMISES AND EQUIPMENT
A summary of premises and equipment at March 31 and September 30 is as shown on the following page:
	As of March 31,	As of September 30,
	2023	2022	2021
	(unaudited)
	(In Thousands)
Land	$846	$846	$801
Building and Improvements	3,396	3,383	2,728
Furniture and Equipment	1,348	1,214	1,034
	5,590	5,443	4,563
Less: Accumulated Depreciation	(2,398)	(2,288)	(2,166)
Total Premises and Equipment, Net	$3,192	$3,155	$2,397
Depreciation expense was approximately $111,000 for the six months ended March 2023 and $66,000 for the six months ended March 2022. Depreciation expense was approximately $138,000 for the year ended September 2022 and $139,000 for the year ended September 2021.
NOTE 7 — FORECLOSED ASSETS
At September 30, 2021, the Company held foreclosed assets for sale of approximately $276,000. During Fiscal 2022 there was approximately $201,000 in foreclosed assets sold. At September 30, 2022, the Company held foreclosed assets for sale of approximately $75,000. During the year ended September 30, 2022, $22,000 in gains on sales of foreclosed assets was recognized in non-interest expense.
During the first six months of the fiscal year ending September 30, 2023 there were approximately $18,000 in foreclosed assets sold. At March 31, 2023, the Company held foreclosed assets for sale of approximately $58,000. During the first six months of the fiscal year ending September 30, 2023, $1,000 in gains and $1,000 in losses on sales of foreclosed assets was recognized in non-interest expense.
During the fiscal year ended September 30, 2022 there were losses on initial write-downs of foreclosed assets of $25,000 that were charged off to the allowance for loan losses, and losses on subsequent write-downs of foreclosed assets of approximately $25,000 that were charged off to noninterest expense.
During the first six months of the fiscal year ending September 30, 2023 there were no losses on initial write-downs of foreclosed assets that were charged off to the allowance for loan losses and losses on subsequent write-downs of foreclosed assets of approximately $24,000 were charged off to noninterest expense.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
At March 31, 2023 the recorded investment of mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totals approximately $191,000.
At September 30, 2022 and 2021, the recorded investment of mortgage loans secured by residential real estate properties for which formal foreclosure proceedings are in process totals approximately $249,000 and $211,000, respectively.
NOTE 8 — GOODWILL AND INTANGIBLE ASSETS
GOODWILL AND INTANGIBLE ASSETS
The goodwill and intangible assets arising from the acquisition of Citizens Bank of Cape Vincent is accounted for in accordance with the accounting guidance in FASB ASC Topic 350 for Intangibles — Goodwill and Other. The Company recorded goodwill of $4.0 million and core deposit intangibles of $2.5 million in connection with the acquisition. As of March 31, 2023 (unaudited) and September 30, 2022, intangible assets consisted of $2.3 and $2.5 million, respectively, of core deposit intangibles, which are amortized over an estimated useful life of ten years.
The Company will perform its annual impairment evaluation on September 30 or more frequently if events and circumstances indicate that the fair value is less than its carrying value.
Goodwill and core deposit intangibles at March 31, 2023 (unaudited) and September 30, 2022 and 2021 are summarized as follows:
	Six Months Ended March 31,			Year ended September 30,
	2023			2022
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(unaudited)
	(In Thousands)
Goodwill	$3,956	$—	$3,956	$3,956	$—	$3,956
Core Deposit Intangible	2,542	231	2,311	2,542	—	2,542
	$6,498	$231	$6,267	$6,498	$—	$6,498
No impairments of goodwill were recognized for the fiscal year ended September 30, 2022. Amortization expense for other intangible assets was $231,000 and $-0- for the six months ending March 31, 2023 and the fiscal year ended September 30, 2022, respectively, as well as the estimated aggregate amortization expense for each of the five succeeding fiscal years as summarized on the following page:
Total Amortization Expense Fiscal Year Ended September 30,
(in thousands)
2023	$462
2024	416
2025	370
2026	323
2027	277
$1,848

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
NOTE 9 — DEPOSITS
Deposits and their respective weighted-average interest rates consist of the following major classifications as of March 31, 2023, September 30, 2022 and September 30, 2021:
	March 31		September 30
	2023		2022		2021
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(unaudited)
	(dollars in thousands)
Checking Accounts	$69,111	0.08%	$79,845	0.08%	$45,199	0.10%
Savings & Club Accounts	73,994	0.10%	83,735	0.10%	39,360	0.10%
Certificates of Deposit	22,791	1.28%	20,371	0.47%	16,195	0.70%
	$165,896	0.31%	$183,951	0.15%	$100,754	0.23%
As of March 31, 2023, September 30, 2022 and September 30, 2021, the balance of checking accounts included $47.9 million, $55.3 million and $24.6 million of non-interest bearing deposit accounts, respectively.
Certificates of deposit and other time deposits issued in denominations that meet or exceed the FDIC insurance limit of $250,000 or more totaled approximately $3,156,000 and $2,296,000 at September 30, 2022 and 2021, respectively, and are included in time deposits in the Consolidated Statements of Financial Condition. Certificates of deposit and other time deposits issued in denominations that meet or exceed the FDIC insurance limit of $250,000 or more totaled approximately $3,450,000 at March 31, 2023 (unaudited).
At March 31, 2023 and September 30, 2022, the scheduled maturities of certificates of deposit are as follows (in thousands):
	March 31, 2023	September 30, 2022
	(unaudited)
	(in thousands)
2023	$8,554	$14,847
2024	11,462	3,742
2025	1,323	1,046
2026	774	736
2027	678	—
	$22,791	$20,371

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
A summary of interest expense for the six months ended March 31 and the years ended September 30 is as follows:
	For the Six Months Ended March 31,		For the Years Ended September 30,
	2023	2022	2022	2021
	(unaudited)
	(in thousands)
Savings Deposits	$48	$27	$59	$53
Time Deposits	63	54	100	129
Now and Money Market Deposits	11	9	19	19
	$122	$90	$178	$201
The Company had deposits of approximately $1,679,000 at March 31, 2023 and $1,931,000 and $1,627,000 at September 30, 2022 and 2021, respectively, for related parties.
NOTE 10 — BORROWINGS
The Company has an available line of credit with the Federal Reserve Board in the amount of $5,000,000. The line is secured by municipal bonds. The outstanding balance at March 31, 2023, and both September 30, 2022 and 2021 was $-0-. The Company has a second line of credit with Atlantic Community Banker’s Bank (“ACBB”) totaling $4,000,000. This line is secured with a $135,000 investment in ACBB stock. The outstanding balance at March 31, 2023 and both September 30, 2022 and 2021 was $-0-.
In addition, the Company utilizes advance programs offered by the FHLBNY including an unused line of credit of approximately $54,923,000 and $60,638,000 at March 31, 2023 and September 30, 2022, respectively. Under terms of a blanket collateral agreement with the FHLBNY, outstanding advances are secured by certain qualifying assets not otherwise pledged. The advances from the FHLBNY have fixed interest rates. There were no borrowings from the Federal Home Loan Bank of New York at September 30, 2022 or 2021, or March 31, 2022.
There was $8.9 million borrowed from the Federal Home Loan Bank of New York at March 31, 2023. Contractual maturities and the associated weighted average interest rate of FHLB advances at March 31, 2023 are as follows:
	March 31, 2023
Due Date	Amount	Weighted Average Rate
	(In Thousands)
April 2023	$8,900	4.93%
	$8,900	4.93%
NOTE 11 — EMPLOYEE BENEFIT PLANS
401 (K) Plan
The Company has a defined contribution 401(k) Retirement Plan (“Plan”) for all eligible employees. The Company contributes 3% of each eligible employee’s salary. Additional Company contributions to the Plan are determined annually by the Board of Directors. For the years ended September 30, 2022 and 2021,

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
the expense for the Plan was approximately $92,000 and $119,000, respectively, and is included in salaries and employee benefits in the Consolidated Statements of Earnings. For the six months ended March 31, 2023 and 2022 (unaudited), the expense for the Plan was approximately $71,000 and $42,000, respectively, and is included in the statement of earnings.
CBCV adopted a 401 (k) plan (“CBCV Plan”) effective January 1, 2007, covering substantially all employees. Effective January 1, 2018, CBCV’s contribution was a match to eligible employee contributions, up to 4% of gross wages. Contributions to the CBCV Plan for the years ended December 31, 2021 and 2020 were approximately $31,300 and $26,200, respectively. As of the legal acquisition date of September 16, 2022, CBCV made contributions of $23,200 for the calendar year. The CBCV Plan terminated and all prior CBCV eligible employees were placed in the Company’s Plan effective January 2023.
Deferred Compensation Plan
The Company has a nonqualified deferred compensation plan for directors, under which directors, including the President, may elect to defer all or part of their director’s fees. At March 31, 2023 and September 30, 2022 and 2021, deferred compensation included in other liabilities aggregated approximately $288,000, $269,000 and $359,000, respectively. Deferred compensation expense for the six months ended March 31, 2023 and 2022 (unaudited) and the years ended September 30, 2022 and 2021 was approximately $10,000, $11,000, $21,000 and $26,000, respectively, and is included in directors’ fees in the Consolidated Statements of Earnings for the six months ended March 31, 2023 and 2022 and the years ended September 2022 and 2021, respectively.
During 2009, CBCV entered into a nonqualified deferred compensation plan for three key employees, which provides for an annual fixed benefit in the aggregate of $20,000 for a five-year period. The plan provided for additional grants of benefits at the discretion of CBCV’s Board of Directors. During the calendar year ending December 31, 2018, one employee was paid out their benefit obligation. The plan transferred over to the Company at the legal acquisition date of September 16, 2022. At September 30, 2022, CBCV deferred compensation included in other liabilities was approximately $125,800. At March 31, 2023, CBCV deferred compensation included in other liabilities was approximately $113,000.
Supplemental Retirement Plans
The Company has supplemental retirement and life insurance plans for the benefit of certain officers and directors. At March 31, 2023, September 30, 2022 and 2021, other liabilities include accruals of approximately $1,989,000, $2,016,000 and $3,912,000, respectively, under these plans. Expenses for the plans were approximately $233,000, $219,000, $437,000 and $499,000 for the six months ended March 31, 2023 and 2022 (unaudited) and the years ended September 30, 2022 and 2021, respectively, and are included in non-interest expense in the Consolidated Statements of Earnings.
To fund the benefits under these plans, the Company is the owner of single premium life insurance policies on participants in the non-qualified retirement plans. At March 31, 2023, September 30, 2022 and 2021, the cash value of the policies was approximately $6,911,000, $6,841,000 and $6,704,000, respectively. Appreciation in value of the insurance policies is classified as noninterest income.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The table on the following page is a summary of the Plan as of September 30, 2022 and 2021.
	September 30
	2022	2021
	(In Thousands)
Change in Benefit Obligation
Benefit Obligation, Beginning of Year	$3,912	$3,562
Service Cost	160	182
Interest Cost	57	112
Loss	7	229
Prior Service Cost	—	8
Benefits Paid	(2,120)	(181)
Benefit Obligation, End of Year	$2,016	$3,912
Funded Status	$(2,016)	$(3,912)
Accumulated Benefit Obligation	$1,930	$3,801
Net Periodic Pension Cost
Service Cost	$160	$182
Interest Cost	57	112
Loss Recognized	124	109
Prior Service Cost Recognized	96	96
Total	$437	$499
Amounts Recognized (Removed) from Other Comprehensive Income
(Gain) Loss	$(117)	$120
Prior Service Cost	(96)	(88)
	$(213)	$32
Cumulative Amounts in Other Comprehensive Income at End of Period
Loss	$541	$658
Prior Service Cost	232	328
	$773	$986
Estimated Amounts that will be Recognized Over the Next Accounting Period
Loss	$124	$124
Prior Service Cost	96	96
	$220	$220
Benefits Expected to be Paid
First Year	$228	$2,130
Second Year	257	209
Third Year	213	257
Fourth Year	123	214
Fifth Year	106	124
Sixth – Tenth Year	880	1,517
Total	$1,807	$4,451

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Assumptions used in the accountin were as follows:
	September 30
	2022	2021
Discount Rate	3.00%	3.00%
Salary Inflation Rate	1.50 – 4.00%	1.50 – 4.00%
NOTE 12 — ACCRUED INTEREST RECEIVABLE
Accrued interest receivable at March 31 (unaudited) and September 30 consists of the following:
	March 31	September 30
	2023	2022	2021
	(unaudited)
	(in thousands)
Investments	$250	$260	$135
Loans	333	331	219
	$583	$591	$354
NOTE 13 — INCOME TAXES
The Company files a consolidated tax return with its subsidiary corporation. The consolidated provision for income taxes for the six months ended March 31, 2023 and 2022 (unaudited) and the years ended September 30, is summarized as follows:
	Six months ended March 31,
	2023	2022
	(In Thousands)
Current Expense (Benefit)
Federal	$9	$(60)
State	—	—
	9	(60)
Deferred Expense
Federal	(117)	205
	(117)	205
Total Provision for Income Tax Expense (Benefit)	$(108)	$145
At March 31, 2023 and 2022, the Company has prepaid income taxes of approximately $57,000 and $57,000, respectively, included in other assets in the consolidated statements of financial condition.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Year ended September 30,
	2022	2021
	(In Thousands)
Current Expense (Benefit)
Federal	$7	$(418)
State	—	—
	7	(418)
Deferred Expense
Federal	385	332
	385	332
Total Provision for Income Tax Expense (Benefit)	$392	$(86)
At September 30, 2022 and 2021, the Company has prepaid income taxes of approximately $408,000 and $126,000, respectively, included in other assets in the consolidated statements of financial condition.
The provision for federal income taxes, which differs from that computed by applying federal statutory rates to income before federal income tax expense, is summarized as follows for the six months ended March 31, 2023 (unaudited) and the years ended September 30, 2022 and 2021:
	Six months ended March 31,
	2023		2022
	Amount	% of Pretax Income	Amount	% of Pretax Income
	(In Thousands)
Federal Tax at Statutory Rates	$(23)	21.0%	$196	21.0%
Earnings on Investment in Life Insurance	(15)	13.7%	(14)	(1.5)%
Tax-Exempt Interest Income	(70)	65.3%	(51)	(5.4)%
Acquisition-Related Expenses	—	—%	—	—%
Tax Rate Reduction for NOL Carryback (CARES Act)	—	—%	—	—%
Other	—	—%	14	1.5%
Total Federal Tax	$(108)	100.0%	$145	15.6%
	Year ended September 30,
	2022		2021
	Amount	% of Pretax Income	Amount	% of Pretax Income
	(In Thousands)
Federal Tax at Statutory Rates	$403	21.0%	$246	21.0%
Earnings on Investment in Life Insurance	(29)	(1.5)%	(63)	(5.4)%
Tax-Exempt Interest Income	(117)	(6.1)%	(118)	(10.1)%
Acquisition-Related Expenses	113	5.9%	—	0%
Tax Rate Reduction for NOL Carryback (CARES Act)	—	0%	(135)	(11.6)%
Other	22	1.1%	(16)	(1.3)%
Total Federal Tax	$392	20.4%	$(86)	(7.4)%

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The net deferred tax asset included in accrued interest receivable and other assets in the accompanying consolidated statements of financial condition includes the following amounts of deferred tax assets and liabilities:
	Six months ended March 31,
	2023	2022
	(In Thousands)
Deferred Tax Assets:
Net Operating Loss Carryforward	$690	$—
Interest Rate Swap Derivative Liability	—	3
Allowance for Loan Losses	142	234
Retirement Benefits	418	813
Deferred Compensation	144	156
Net Unrealized Loss on Securities	1,164	353
Fair Value Marks on Acquired Loans	230	—
Premises & Equipment	—	—
Other	39	29
Total Deferred Tax Assets	2,827	1,588
Deferred Tax Liabilities
Net Unrealized Gains on Securities	—	—
Interest Rate Swap Derivative Liability	48	—
Premises and Equipment	60	54
Net Deferred Loan Costs	113	126
Core Deposit Intangible	485	—
Total Deferred Tax Liabilities	706	180
Net Deferred Tax Asset	$2,121	$1,408
At March 31, 2023, the Company had $3,175,000 of federal net operating losses, which can be carried forward indefinitely. Utilization of $1,152,000 of these net operating losses is subject to an annual limitation under tax rules applicable to ownership changes.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Year ended September 30,
	2022	2021
	(In Thousands)
Deferred Tax Assets:
Net Operating Loss Carryforward	$804	$—
Interest Rate Swap Derivative Liability	—	233
Allowance for Loan Losses	130	232
Retirement Benefits	423	822
Deferred Compensation	153	152
Net Unrealized Loss on Securities	1,601	—
Fair Value Marks on Acquired Loans	253	—
Other	26	29
Total Deferred Tax Assets	3,390	1,468
Deferred Tax Liabilities
Net Unrealized Gains on Securities	—	126
Interest Rate Swap Derivative Liability	221	—
Premises and Equipment	54	54
Net Deferred Loan Costs	121	131
Core Deposit Intangible	534	—
Total Deferred Tax Liabilities	930	311
Net Deferred Tax Asset	$2,460	$1,157
At September 30, 2022, the Company had $3,827,000 of federal net operating losses, which can be carried forward indefinitely. Utilization of $1,259,000 of these net operating losses is subject to an annual limitation under tax rules applicable to ownership changes.
Realization of deferred tax assets is dependent upon the generation of future taxable income. A valuation allowance is provided when it is more likely than not that at least some portion of the deferred tax assets will not be realized. In assessing the need for a valuation allowance, management considers the scheduled reversal of the deferred tax liabilities, the level of historical taxable income and the projected future level of taxable income over the periods in which the temporary differences comprising the deferred tax assets will be deductible. The judgement about the level of future taxable income is inherently subjective and is reviewed on a continual basis and as regulatory and business factors change. At September 30, 2022 and 2021, management determined that a valuation allowance was not deemed necessary.
At September 30, 2022 and 2021, the Company had an unrecaptured pre-1988 federal bad debt reserve of approximately $1.5 million for which no federal income tax provision has been made. A deferred tax liability has not been provided on this amount, as management does not intend to redeem stock, make distributions or take other actions that would result in recapture of the reserve.
The Company files consolidated federal and combined New York State income tax returns. Based on provisions in New York State tax law, the Company does not generate New York taxable income, resulting in a tax liability that is based on taxable capital. Accordingly, this tax liability is recorded in other non-interest expenses.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
NOTE 14 — TRANSACTIONS WITH EXECUTIVE OFFICERS AND DIRECTORS
Certain directors and executive officers of the Company, their families and their affiliates are customers of the Bank. Any transactions with such parties, including loans and commitments, were in the ordinary course of business at normal terms, including interest rates and collateralization prevailing at the time, and did not represent more than normal risks. At March 31, 2023, September 30, 2022 and 2021, such loans amounted to approximately $681,000, $570,000 and $267,000, respectively.
During the first six months of fiscal year 2023 and the years ended September 30, 2022 and 2021, new originated loans to such related parties and loans associated with newly appointed directors and officers totaled $28,000, $327,000 and $40,000, respectively, and repayments aggregated approximately $19,000, $24,000 and $15,000, respectively.
NOTE 15 — FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET CREDIT RISK
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and to sell loans. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.
A summary of financial instrument commitments at March 31 (unaudited) and September 30 is shown on the following page.
	For the Six Months Ended March 31		For the Years Ended September 30
	2023	2022	2022	2021
	(unaudited)
	(in thousands)
Commitments to Grant Loans	$865	$1,378	$1,759	$2,372
Unfunded Commitments Under Lines of Credit	6,431	5,635	6,455	6,371
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.
The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer and generally consists of real estate.
NOTE 16 — REGULATORY CAPITAL REQUIREMENTS
The Bank is subject to regulatory capital requirements administered by banking regulators. Failure to meet minimum capital requirements can trigger certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
U.S. Basel III Capital Rules
In July 2013, the Federal Reserve Board approved final rules (the “U.S. Basel III Capital Rules”) establishing a new comprehensive capital framework for U.S. banking organizations and implementing the Basel Committee on Banking Supervision’s December 2010 framework for strengthening international capital standards. The U.S. Basel III Capital Rules substantially revised the risk-based capital requirements applicable to bank holding companies and depository institutions.
The minimum regulatory capital requirements established by the U.S. Basel III Capital Rules became effective for the Bank on January 1, 2016 and become fully phased in on January 1, 2019. The U.S. Basel III Capital Rules require the Bank to:

i.
Meet a minimum Common Equity Tier 1 Capital ratio of 4.50% of risk-weighted assets and a minimum Tier 1 Capital of 6.00% of risk-weighted assets;

ii.
Continue to require a minimum Total Capital ratio of 8.00% of risk-weighted assets and a minimum Tier 1 Leverage Capital ratio of 4.00% of average assets;

iii.
Maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital requirements, which must be maintained to avoid restrictions on capital distributions and certain discretionary bonus payments; and

iv.
Comply with a revised definition of capital to improve the ability of regulatory capital instruments to absorb losses. Certain non-qualifying capital instruments, including cumulative preferred stock and TruPS, will be excluded as a component of Tier 1 capital for institutions of the Company’s size.

The U.S. Basel III Capital Rules use a standardized approach for risk weightings that expand the risk-weightings for assets and off-balance sheet exposures from the previous 0%, 20%, 50% and 100% categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets and off-balance sheet exposures, resulting in higher risk weights for a variety of asset categories.
The capital conservation buffer at March 31, 2023 and September 30, 2022 and 2021 is 2.50%. The Bank exceeded these “well-capitalized” and “capital conservation buffer” ratios for all periods presented.
As of March 31, 2023, and September 30, 2022 and 2021, the Bank’s capital levels meet the fully phased-in minimum capital requirements, including the new capital conservation buffers, as prescribed in the U.S. Basel III Capital Rules.
As of March 31, 2023 and September 30, 2022, the most recent notification from Federal Deposit Insurance Corporation (“FDIC”) categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since the most recent notification that management believes have changed the Bank’s prompt corrective action category.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
There are no comparable minimum capital requirements that apply to the Company as a savings and loan holding company. The Bank’s actual and required capital amounts and ratios are presented in the table on the following page:
	Actual			Minimum Capital Requirement				Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount ($)	Ratio (%)		Amount ($)		Ratio (%)		Amount ($)		Ratio (%)
	(In Thousands)
As of March 31, 2023 (unaudited)
Total Capital (to Risk-Weighted Assets)	$22,512	20.14	≥	$8,942	≥	8.0	≥	$11,178	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	21,837	19.54	≥	6,707	≥	6.0	≥	8,942	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	21,837	19.54	≥	5,030	≥	4.5	≥	7,266	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	21,837	10.73	≥	8,138	≥	4.0	≥	10,173	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	22,512	12.14	≥	7,824	≥	7.0	≥	N/A	≥	N/A
As of September 30, 2022
Total Capital (to Risk-Weighted Assets)	$22,662	19.90	≥	$9,110	≥	8.0	≥	$11,387	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	22,041	19.40	≥	9,832	≥	6.0	≥	9,110	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	22,041	19.40	≥	5,124	≥	4.5	≥	7,402	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	22,041	15.80	≥	5,582	≥	4.0	≥	6,978	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	22,662	11.90	≥	7,971	≥	7.0	≥	N/A	≥	N/A
As of September 30, 2021
Total Capital (to Risk-Weighted Assets)	$27,243	35.20	≥	$6,200	≥	8.0	≥	$7,750	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	26,623	34.40	≥	4,650	≥	6.0	≥	6,200	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	26,623	34.40	≥	3,488	≥	4.5	≥	5,038	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	26,623	19.80	≥	3,100	≥	4.0	≥	3,875	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	27,423	27.20	≥	5,425	≥	7.0	≥	N/A	≥	N/A
Prior to March 26, 2020, the Bank was required to maintain an average cash reserve balance in vault cash with the Federal Reserve Bank (“FRB”). An FRB announcement on March 15, 2020 reduced the reserve requirement ratios to zero percent effective March 26, 2020. This action eliminated the reserve requirement for the Bank.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The Muni Bank’s actual and required capital amounts and ratios are as follows:
	Actual			Minimum Capital Requirement				Minimum to be Well Capitalized Under Prompt Corrective Action Provisions
	Amount ($)	Ratio (%)		Amount ($)		Ratio (%)		Amount ($)		Ratio (%)
	(In Thousands)
As of March 31, 2023 (unaudited)
Total Capital (to Risk-Weighted Assets)	$12,620	135.6	≥	$743	≥	8.0	≥	$931	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	$12,620	135.6	≥	$559	≥	6.0	≥	745	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	$12,620	135.6	≥	$419	≥	4.5	≥	605	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	$12,620	36.8	≥	$1,370	≥	4.0	≥	1,712	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	$12,620	127.6	≥	$652	≥	7.0	≥	N/A	≥	N/A
As of September 30, 2022
Total Capital (to Risk-Weighted Assets)	$12,160	136.1	≥	$715	≥	8.0	≥	$894	≥	10.0
Tier 1 Capital (to Risk-Weighted Assets)	$12,160	136.1	≥	$536	≥	6.0	≥	715	≥	8.0
Tier 1 Common Equity (to Risk-Weighted Assets)	$12,160	136.1	≥	$402	≥	4.5	≥	581	≥	6.5
Tier 1 Leverage Ratio (to Adjusted Total Assets)	$12,160	35.7	≥	$1,364	≥	4.0	≥	1,705	≥	5.0
Capital Conservation Buffer on Tier 1 Common Equity	$12,160	128.1	≥	$625	≥	7.0	≥	N/A	≥	N/A
NOTE 17 — RETAINED EARNINGS
Cambray Mutual Holding Company (“Cambray”) waived dividends payable by the Company on the shares owned by Cambray in fiscal year 2022 and 2021. The total cumulative dividends waived by Cambray was $6,384,000 as of March 31, 2023. The dividends waived by Cambray are considered a restriction on the retained earnings of the Company.
The Company declared a semi-annual dividend of $0.10 per share totaling $204,000 in March 2023. It declared annual dividends of $0.16 and $0.24 per share totaling $116,000 and $173,000 in fiscal years 2022 and 2021, respectively.
NOTE 18 — INTEREST RATE DERIVATIVES
Derivative instruments are entered into primarily as a risk management tool of the Company. It has entered into several interest rate swap agreements whereby it pays a fixed rate and receives a variable rate on a notional amount. It did so to hedge the cost of certain borrowings and to increase the interest rate sensitivity of certain assets. Financial derivatives are recorded at fair value as other assets or liabilities. The accounting for changes in the fair value of a derivative depends on whether it has been designated and qualifies as a part of a hedging relationship. For a fair value hedge, changes in the fair value of the derivative instrument and changes in the fair value of the hedged asset or liability are currently recognized in current

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
year earnings. Amounts recognized in earnings as noninterest gain (loss) for the six months ended March 31, 2023 and 2022 and the years ended September 30, 2022 and 2021 were $(823,000), $1,093,000, $2,158,000 and $943,000, respectively. The gain/loss is the result of the swaps market value fluctuations with long-term bond rates and projected short-term rates. See Note 19 for further discussion on the fair value of the interest rate derivative.
Information about interest rate swap agreements at March 31, 2023 (unaudited) and September 30, 2022 and 2021 is as shown on the following table:
	Notional Amount	Weighted Average Rate Contract Pay Rate	Weighted Average Rate Received Rate	Estimated Fair Value (Liability) Asset
	(In Thousands)			(In Thousands)
March 31, 2023 (unaudited)
Interest Rate Swaps on Mortgage Loans	$—	0.00%	0.00%	$—
Interest Rate Swaps on FHLB Borrowings and Bank Deposits	$7,000	2.11%	4.86%	$228
September 30, 2022
Interest Rate Swaps on Mortgage Loans	$11,000	2.41%	2.99%	$756
Interest Rate Swaps on FHLB Borrowings and Bank Deposits	$7,000	2.11%	2.86%	$295
September 30, 2021
Interest Rate Swaps on Mortgage Loans	$11,000	2.41%	0.12%	$(794)
Interest Rate Swaps on FHLB Borrowings and Bank Deposits	$7,000	2.11%	0.12%	$(313)
The following table is a summary of the fair value of outstanding derivatives and their presentation in the consolidated statements of financial condition as of March 31, 2023 (unaudited) and September 30, 2022 and 2021:
	As of March 31,	As of September 30,
	2023	2022	2021
	(unaudited)
	(In Thousands)
Fair Value Hedge – Interest Rate Swap
Other Assets (Liabilities)	$228	$1,051	$(1,107)

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
The notional amount of interest rate swap agreements entered into, that were outstanding at March 31, 2023 (unaudited) and September 30, 2022, mature as follows for the years ended September 30:
	March 31, 2023	September 30, 2022
	(unaudited)
	(in thousands)
2023	$1,500	$1,500
2024	—	—
2025	4,500	4,500
2026	1,000	4,000
2027	—	—
2028	—	6,000
2029	—	2,000
	$7,000	$18,000
NOTE 19 — FAIR VALUE MEASUREMENTS
Determination of Fair Value
The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the Fair Value Measurements and Disclosures topic of FASB ASC 820, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
Recent fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value, a reasonable point within the range, is most representative of fair value under current market conditions.
Fair Value Hierarchy
In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

•
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021

•
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by this guidance, the Company does not adjust the quoted price for such instruments.
The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.
The Company utilizes interest rate swap agreements based on the 3-month London Interbank Offered Rate (LIBOR). The Company generally determines the fair value of its interest rate swap agreements using externally developed pricing models based on market observable inputs and therefore classifies such valuations as Level 2. Currently 3-Month LIBOR cessation is set for June 30, 2023, which the Company has addressed with an amended agreement with Federal Home Loan Bank of New York. On October 23, 2020, the International Swaps and Derivatives Association, Inc. (“ISDA”) published the ISDA 2020 IBOR Fallbacks Protocol to enable parties to Protocol Covered Documents to amend the terms of those documents by introducing new triggers and fallbacks for certain interbank offered rates referred to in those documents. The Company and FHLBNY agreed to amend the ISDA Master Agreement to incorporate the terms of the IBOR Fallbacks Protocols.
Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions. Valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.
Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified at a level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of business equipment, inventory and accounts receivable collateral is based on the net book value on the business’ financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation and/or management’s expertise and knowledge of the client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified previously.
Foreclosed properties are adjusted to fair value upon transfer of the loans to foreclosed properties. Subsequently, foreclosed properties are carried at the lower of carrying value or fair value. The estimated fair value for foreclosed properties included in Level 3 is determined by independent market-based appraisals and other available market information, less costs to sell, that may be reduced further based on market

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
expectations or an executed sales agreement. If fair value of the collateral deteriorates subsequent to initial recognition, the Company records the foreclosed properties as a nonrecurring Level 3 adjustment. Valuation techniques are consistent with those techniques applied in prior periods.
The following table present the assets required to be measured and reported on a recurring basis on the Company’s Consolidated Statements of Financial Condition at their fair value as of March 31, 2023 (unaudited) and September 30, 2022 and 2021 by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.
	Fair Value	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
March 31, 2023 (unaudited)
Available-for-Sale Securities	$49,447	$—	$49,447	$—
Interest Rate Swap Derivative	$228	$—	$228	$—
September 30, 2022
Available-for-Sale Securities	$49,645	$—	$49,645	$—
Interest Rate Swap Derivative	$1,051	$—	$1,051	$—
September 30, 2021
Available-for-Sale Securities	$24,614	$—	$24,614	$—
Interest Rate Swap Derivative	$(1,107)	$—	$(1,107)	$—
Certain assets and liabilities may be required to be measured at fair value on a nonrecurring basis in periods subsequent to their initial recognition. Generally, nonrecurring valuation is the result of the application of other accounting pronouncements which require assets and liabilities to be assessed for impairment or recorded at the lower of cost or fair value.
Fair values of assets and liabilities measured on a nonrecurring basis at March 31, 2023 and 2022 (unaudited) and September 30, 2022 and 2021 are shown on the following table:
	Fair Value	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
March 31, 2023 (unaudited)
Foreclosed Real Estate, Net	$58	$—	$—	$58
September 30, 2022
Foreclosed Real Estate, Net	$75	$—	$—	$75
September 30, 2021
Foreclosed Real Estate, Net	$276	$—	$—	$276
The table on the following page presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs were used to determine fair value at March 31, 2023 (unaudited) and at September 30, 2022 and 2021.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Valuation Techniques	Unobservable Inputs
Impaired Loans	Appraisal of Collateral (Sales Approach) Discounted Cash Flow	Appraisal Adjustments Costs to Sell
Foreclosed Assets	Appraisal of Collateral (Sales Approach)	Appraisal Adjustments Costs to Sell
Accounting guidance requires disclosures of the estimated fair value of certain financial instruments and the methods and significant assumptions used to estimate their fair values. Certain financial instruments and all non-financial instruments are excluded from the scope of the guidance.
The estimated fair values of financial instruments at March 31, 2023 (unaudited) and at September 30, 2022 and 2021 are as follows (in thousands):
	March 31, 2023
	Carrying Value	Fair Value
	(unaudited)
Financial Assets
Cash and due from banks	$6,602	$6,602
Interest bearing deposits with banks	1,127	1,127
Time deposits in other financial institutuions	723	723
Available for sale debt securities	49,447	49,447
Held to maturity debt securities	1	1
Acquired loans	34,980	34,980
Loans held for sale	—	—
Portfolio loans, net of deferred fees	89,415	72,698
Investment in restricted stock	1,277	1,277
Accrued interest receivable	463	463
Interest rate swap derivative	228	228
Financial Liabilities
Deposits	$165,896	$123,429
Accrued interest payable	(19)	(19)
Interest rate swap derivative	—	—

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	September 30, 2022		September 30, 2021
	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Cash and due from banks	$10,109	$10,109	$4,503	$4,503
Interest bearing deposits with banks	4,235	4,235	6,546	6,546
Time deposits in other financial institutions	718	718	—	—
Available for sale debt securities	49,645	49,645	24,614	24,614
Held to maturity debt securities	1	1	2	2
Acquired loans	36,777	36,777	—	—
Loans held for sale	—	—	200	200
Portfolio loans, net of deferred fees	88,334	71,900	86,347	80,664
Accrued interest receivable	591	591	354	354
Interest Rate Swap Derivative	1,051	1,051	—	—
Financial Liabilities
Deposits	$183,951	$139,318	$100,754	$87,504
Accrued interest payable	1	1	22	22
Interest Rate Swap Derivative	—	—	1,107	1,107
The methods and assumptions that were used to estimate the fair value of financial assets and financial liabilities that are measured at fair value on a recurring and non-recurring basis have been previously disclosed. A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below:
Cash and due from banks — Due to their short -term nature, the carrying amount of cash and due from banks approximates fair value and is categorized in Level 1 of the fair value hierarchy.
Interest bearing deposits with banks — Due to their short -term nature, the carrying amount of interest- bearing deposits in other financial institutions approximates fair value and is categorized in Level 1 of the fair value hierarchy.
Time deposits in other financial institutions — Fair values are calculated based on market prices of similar securities and, therefore, are classified as Level 2 within the valuation hierarchy.
Available for sale securities — For those available for sale debt securities where quoted prices are unavailable, fair values are calculated based on market prices of similar securities and, therefore, are classified as Level 2 within the valuation hierarchy.
Held to maturity debt securities — The fair value is estimated using quoted market prices or by pricing models and is categorized as Level 2 of the fair value hierarchy.
Loans — The fair value loans is estimated by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and is categorized in Level 3 of the fair value hierarchy. Acquired loans (impaired and non-impaired) are intially recorded at their acquisition-date fair values using Level 3 inputs. Fair values are based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, expected life time losses, environmental factors, collateral values, discount rates, expected payments and expected prepayments.
Loans held for sale — Fair value is based on commitments on hand from investors or prevailing market prices and is categorized in Level 2 of the fair value hierarchy.

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Investments in restricted stock — No secondary market exists for FHLB or ACBB stock. The stock is bought and sold at par and management believes the carrying amount approximates fair value and is categorized in Level 2 of the fair value hierarchy.
Accrued interest receivable — Due to their short -term nature, the carrying amount approximates fair value and is categorized in Level 1 of the fair value hierarchy.
Deposits — Fair value of deposits with no stated maturity, such as demand deposits, savings, and money market accounts, by definition, is the amount payable on demand on the reporting date. Fair value of fixed rate time deposits is estimated using discounted cash flows applying interest rates currently offered on similar time deposits. Deposits are categorized in Level 2 of the fair value hierarchy.
Accrued interest payable — Due to their short-term nature, the carrying amount approximates fair value and is categorized in Level 1 of the fair value hierarchy.
Interest Rate Swap Derivative — Fair values are calculated based on market prices of similar securities and, therefore, are classified as Level 2 within the valuation hierarchy.
NOTE 20 — LEASES (UNAUDITED)
A lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified property, plant or equipment for a period of time in exchange for consideration. On October 1, 2022, the Company adopted ASU No 2016-02 “Leases” (Topic 842) and all subsequent ASUs that modified Topic 842. The adoption of Topic 842 primarily affected the Company’s accounting treatment for operating lease agreements in which the Company is the lessee.
The leases in which the Company is the lessee include real estate property for a branch office facility under a noncancelable operating lease arrangement, whose current maturity date is November 2023 at which point, it automatically renews for a three-year term at the end of each renewal. The Bank also leases various equipment which expire at various dates through March 2026.
All of the Company’s leases are classified as operating leases, and therefore, were previously not recognized on the Company’s Consolidated Statements of Financial Condition. Topic 842 requires the Company to recognize a right-of-use (“ROU”) asset and corresponding lease liability included in other assets and other liabilities, respectively, on the Company’s Consolidated Statements of Financial Condition.
The Company recorded $12,000 of net lease costs during the six months ending March 31, 2023. There were no net lease costs during the years ended September 30, 2022 or 2021. The Company’s real estate lease agreements include an option to renew at the Company’s discretion. Future minimum payments for operating leases with initial or remaining terms of one year or more as of March 31, 2023 are as follows:
March 31, 2023
(unaudited)
2023	$12,000
2024	24,000
2025	24,000
2026	23,000
2027	13,000
$96,000

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Rent expense for the branch office amounted to $6,600 for the six months ended March 31, 2023. Lease expense for the equipment was approximately $5,400 for the six months ended March 31, 2023. The following tables present information about the Company’s leases and of and for the six months ended March 31, 2023:
Right to use assets	$31,000
Lease liability	$31,000
Weighted average remaining lease term: 2.47 years
For the six months ended March 31, 2023:
Operating lease costs:	$11,000
Short-term lease costs:	1,000
Total lease costs:	$12,000
Cash paid for amounts included in measurement of lease liabilities:	$12,000

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
NOTE 21 — PARENT COMPANY FINANCIAL INFORMATION
Gouverneur Bancorp, Inc.
CONDENSED STATEMENTS OF FINANCIAL CONDITION PARENT COMPANY ONLY
As of March 31, 2023 (unaudited), September 30, 2022 and 2021
	March 31, 2023	Sept 30, 2022	Sept 30, 2021
	(unaudited)
	(In Thousands, Except Share and Per Share Amounts)
Assets
Cash and Cash Equivalents:
Cash and due from banks	$2	$2	$16
Interest bearing deposits with banks	52	105	67
Total Cash and Cash Equivalents	54	107	83
Accrued interest receivable and other assets	1	4	4
Investment in subsidiary	25,985	24,670	27,330
Total Assets	$26,040	$24,781	$27,417
Liabilities and Stockholders’ Equity
Liabilities
Accrued interest payable and other liabilities	(299)	(48)	15
Total Liabilities	(299)	(48)	15
Stockholders’ Equity
Preferred stock, par value $.01 per share; authorized 1,000,000 shares; none issued	—	—	—
Common stock, par value $.01 per share; authorized, 9,000,000 shares at March 31, 2023, Sept. 30, 2022 and 2021 issued 2,383,610 shares with 2,031,377 shares outstanding	24	24	24
Additional paid-in capital	5,035	5,035	5,035
Retained earnings	27,924	28,128	26,717
Treasury stock, at cost at March 31, 2023, 352,231 shares; Sept. 30, 2022 and 2021; 352,233 shares	(4,070)	(4,070)	(4,070)
Accumulated other comprehensive loss	(2,574)	(4,288)	(304)
Total Stockholders’ Equity	26,339	24,829	27,402
Total Liabilities and Stockholders’ Equity	$26,040	$24,781	$27,417
See notes to consolidated financial statements

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Gouverneur Bancorp, Inc.
CONDENSED STATEMENTS OF EARNINGS — PARENT COMPANY ONLY
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited	(unaudited)
	(In Thousands)
Non-interest Income:
Dividend Income	203	72	8,615	173
Other	46	811	1,577	1,291
Total Non-interest Income	249	883	10,192	1,464
Non-interest Expenses:
Professional fees	7	—	13	1
Acquisition fees	—	—	—	—
Foreclosed assets, net	—	—	—	—
Other	38	25	37	34
Total Non-interest Expenses	45	25	50	35
Income before Income Tax Expense	204	858	10,142	1,429
Income Tax Expense (Benefit)	—	—	—	—
Net Income	$204	$858	$10,142	$1,429
Basic and Diluted Earnings Per Share	$—	$0.39	$0.54	$0.60
See notes to consolidated financial statements

GOUVERNEUR BANCORP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
Gouverneur Bancorp, Inc.
CONDENSED STATEMENTS OF CASH FLOWS — PARENT ONLY
For the Six Months Ended March 31, 2023 and 2022 (unaudited) and the Years Ended September 30, 2022 and 2021
	Six Months Ended March 31,		Year Ended September 30,
	2023	2022	2022	2021
	(unaudited	(unaudited)
	(In Thousands)
Cash Flows from Operating Activities:
Net income	$204	$858	$10,142	$1,429
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in undistributed net earnings of subsidiaries	(46)	(811)	(1,577)	(1,291)
Dividends Declared	204	72	116	173
Dividend from Subsidiary	(204)	(72)	(116)	(173)
Change in other Assets	245	38	87	66
Change in other Liabilities	(252)	(13)	(63)	(1)
Net Cash (Used in) Provided by Operating Activities	151	72	8,589	203
Cash Flows from Financing Activities:
Cash consideration paid for CBCV acquistion		—	(8,449)	—
Cash dividends paid	(204)	(72)	(116)	(173)
Net Cash Provided by Financing Activities	(204)	(72)	(8,565)	(173)
Net Increase (Decrease) in Cash and Cash Equivalents	(53)	—	24	30
Cash and Cash Equivalents – Beginning of Year	107	83	83	53
Cash and Cash Equivalents – End of Year	$54	$83	$107	$83
Supplementary Cash Flows Information
Income taxes paid	—	—	—	—

Annex A
Citizens Bank of Cape Vincent
Index to Financial Statements for the Years Ended December 31, 2021 and 2020

INDEPENDENT AUDITOR’S REPORT
TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF CITIZENS BANK OF CAPE VINCENT
Opinion
We have audited the accompanying financial statements of Citizens Bank of Cape Vincent (the “Bank”), which comprise the statements of financial condition as of December 31, 2021 and 2020, and the related statements of earnings, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Citizens Bank of Cape Vincent as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Citizens Bank of Cape Vincent and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Citizens Bank of Cape Vincent’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with generally accepted auditing standards, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Citizens Bank of Cape Vincent’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Citizens Bank of Cape Vincent’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.
Report on Supplementary Information
Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The schedules of noninterest expense are presented for purposes of additional analysis and are not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.
/s/ Bowers & Company
Watertown, New York
February 18, 2022

CITIZENS BANK OF CAPE VINCENT
AUDITED FINANCIAL STATEMENTS
STATEMENTS OF FINANCIAL CONDITION
December 31, 2021 and 2020
ASSETS
	2021	2020
Cash and Due From Banks	$2,689,065	$1,996,710
Interest-Bearing Deposits in Other Banks	2,370,334	3,804,880
Total Cash and Cash Equivalents	5,059,399	5,801,590
Time Deposits in Banks	748,000	500,000
Debt Securities Available-for-Sale	36,541,254	33,000,896
Federal Home Loan Bank of New York and Atlantic Community Bankers Bank Stock, at Cost	118,900	111,600
Loans, Net	40,152,185	36,911,653
Accrued Interest Receivable	262,021	311,616
Bank Premises and Equipment, Net	842,147	889,583
Deferred Tax Assets	123,239	3,577
Other Assets	173,612	138,359
TOTAL ASSETS	$84,020,757	$77,668,874
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$76,989,241	$70,052,062
Accrued Interest Payable	768	1,494
Other Liabilities	157,293	277,569
Total Liabilities	77,147,302	70,331,125
Stockholders’ Equity
Common Stock	40,000	40,000
Additional Paid-In Capital	120,000	120,000
Retained Earnings	6,666,959	6,519,709
Accumulated Other Comprehensive Income	46,496	658,040
Total Stockholders’ Equity	6,873,455	7,337,749
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$84,020,757	$77,668,874
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF EARNINGS
Years Ended December 31, 2021 and 2020
	2021	2020
Interest Income:
Loans	$1,648,856	$1,682,030
Investments	528,278	590,897
Other	6,575	25,751
Total Interest Income	2,183,709	2,298,678
Interest Expense:
Deposits	72,899	127,492
Net Interest Income	2,110,810	2,171,186
Provision for Loan Losses	0	50,991
Net Interest Income After Provision for Loan Losses	2,110,810	2,120,195
Noninterest Income:
Customer Service Fees	142,529	105,952
Commission Income	0	5,135
Gain (Loss) on Sale of Foreclosed Real Estate	1,868	(45,701)
Other	17,285	14,455
Total Noninterest Income	161,682	79,841
Noninterest Expense:
Salaries and Employee Benefits	1,028,663	1,044,574
Service Charges	346,483	275,269
Occupancy and Equipment	212,945	210,189
Professional Fees	97,908	87,367
Examinations and Audits	155,874	134,069
Office Supplies	27,252	30,324
Insurance	26,424	25,910
Foreclosed Real Estate	0	23,994
Other Expenses	50,480	63,617
Total Noninterest Expense	1,946,029	1,895,313
Earnings Before Provision for Income Taxes	326,463	304,723
Provision for Income Taxes	29,213	39,280
Net Earnings	$297,250	$265,443
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Years Ended December 31, 2021 and 2020
	2021	2020
NET EARNINGS	$297,250	$265,443
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Unrealized Gains (Losses) on Securities:
Unrealized Holding Gains (Losses) Arising During the Period (Net of Deferred Income Taxes (Benefits) of Approximately ($163,000) and $116,000, Respectively)	(611,544)	437,402
Defined Benefit Pension Plan Gains Arising During the Period (Net of Deferred Income Taxes of Approximately $-0- and $12,400, Respectively)	0	46,477
Total Other Comprehensive Income (Loss)	(611,544)	483,879
TOTAL COMPREHENSIVE INCOME (LOSS)	$(314,294)	$749,322
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2021 and 2020
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance, December 31, 2019	$40,000	$120,000	$6,404,266	$174,161	$6,738,427
Net Earnings	0	0	265,443	0	265,443
Other Comprehensive Income	0	0	0	483,879	483,879
Cash Dividend — $18.75 per share	0	0	(150,000)	0	(150,000)
Balance, December 31, 2020	40,000	120,000	6,519,709	658,040	7,337,749
Net Earnings	0	0	297,250	0	297,250
Other Comprehensive (Loss)	0	0	0	(611,544)	(611,544)
Cash Dividend — $18.75 per share	0	0	(150,000)	0	(150,000)
Balance, December 31, 2021	$40,000	$120,000	$6,666,959	$46,496	$6,873,455
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2021 and 2020
	2021	2020
Cash Flows from Operating Activities:
Net Earnings	$297,250	$265,443
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Provision for Loan Losses	0	50,991
Provision for Loss on Sale of Foreclosed Real Estate	17,556	41,439
Net Amortization of Securities	118,763	497,698
(Gain) Loss on Sale of Foreclosed Real Estate	(1,868)	45,701
Depreciation	62,176	61,746
Deferred Income Tax (Benefit) Expense	42,900	(17,400)
Net Change In Operating Assets and Liabilities:
(Increase) Decrease in Accrued Interest Receivable	49,595	(61,738)
Increase in Other Assets	(35,253)	(51,803)
Decrease in Accrued Interest Payable	(726)	(1,344)
Increase (Decrease) in Other Liabilities	(120,276)	122,491
Net Cash Provided By Operating Activities	430,117	953,224
Cash Flows from Investing Activities:
Proceeds from Maturities, Prepayments, Calls and Principal Collected on Debt Securities Available-for-Sale	6,162,956	7,436,835
Purchases of Debt Securities Available-for-Sale	(10,596,183)	(12,811,770)
Purchase of Time Deposits in Banks	(498,000)	0
Proceeds from Maturity of Time Deposits in Banks	250,000	0
Purchase of Federal Home Loan Bank of New York Stock	(7,300)	(1,000)
Proceeds from Foreclosed Assets, Net	16,268	156,120
Loan Originations and Principal Collections, Net	(3,272,488)	(2,231,404)
Purchase of Bank Premises and Equipment	(14,740)	(21,126)
Net Cash Used In Investing Activities	(7,959,487)	(7,472,345)
Cash Flows from Financing Activities:
Deposits Accepted and Repayments, Net	6,937,179	7,738,443
Cash Dividends Paid	(150,000)	(150,000)
Net Cash Provided by Financing Activities	6,787,179	7,588,443
Net Change in Cash and Cash Equivalents	(742,191)	1,069,322
Cash and Cash Equivalents, Beginning of Year	5,801,590	4,732,268
Cash and Cash Equivalents, End of Year	$5,059,399	$5,801,590
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 1 — NATURE OF OPERATIONS
Citizens Bank of Cape Vincent (the “Bank”) provides a variety of services to individuals and corporate customers through its main office in Cape Vincent, NY and its branches in Chaumont and LaFargeville, NY. The Bank’s primary deposit products are checking accounts, saving accounts, and certificates of deposit. Its primary lending products are single-family residential loans. It is subject to regulation by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES
Use of Estimates
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, particularly given the significant social and economic disruptions and uncertainties associated with the ongoing COVID-19 pandemic and the COVID-19 control responses, and such differences may be material. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the assumptions used in the actuarial valuations, foreclosed properties, and income taxes.
Revenue Recognition
The majority of the Bank’s revenue stream is generated from interest income on loans and deposits which are outside the scope of Topic 606.
The Bank’s sources of income that fall within the scope of Topic 606 include service charges on deposits, interchange fees and gains and losses on sales of other real estate, all of which are presented as components of noninterest income. The following is a summary of the revenue streams that fall within the scope of Topic 606:
Service charges on deposits, ATM, and interchange fees — Fees from these services are either transaction-based, for which the performance obligations are satisfied when the individual transaction is processed, or set periodic service charges, for which the performance obligations are satisfied over the period the service is provided. Transaction-based fees are recognized at the time the transaction is processed, and periodic service charges are recognized over the service period.
Gains on sales of other real estate — The Bank records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of the executed deed. When the Bank finances the sale of OREO to the buyer, the Bank assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer.
Cash and Cash Equivalents
For the purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing), and interest-bearing deposits in banks with an original maturity of 90 days or less.
Concentration of Credit Risk
At December 31, 2021 and 2020, the Bank held approximately $2,372,000 and $3,808,000, respectively, on deposit with the Federal Home Loan Bank of New York and the Federal Reserve Bank which is not insured

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
by the Federal Deposit Insurance Corporation (“FDIC”). The Bank also held approximately $1,981,000 and $996,000 at December 31, 2021 and 2020, respectively, at KeyBank in excess of FDIC insured levels.
Time Deposits in Banks
Time deposits in banks mature at various dates from two to three years and are carried at cost.
Investment Securities
Debt securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed using the interest method, over their contractual lives. The Bank does not have held-to-maturity debt securities.
Debt securities classified as available-for-sale are debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. These securities are carried at estimated fair value based on information provided by a third-party pricing service with any unrealized gains or losses excluded from net earnings and reported in accumulated other comprehensive income, which is reported as a separate component of stockholders’ equity, net of the related deferred tax effect.
Dividend and interest income, including amortization of premium and accretion of discount arising at acquisition, from all categories of investment securities are included in interest income in the statements of earnings.
Gains and losses realized on sales of investment securities, determined using the adjusted cost basis of the specific securities sold, are included in noninterest income in the statements of earnings. Additionally, declines in the estimated fair value of individual investment securities below their cost that are other-than-temporary are reflected as realized losses in the statements of earnings. Factors affecting the determination of whether an other-than-temporary impairment has occurred include, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near term prospects of the issuer, (iii) that the Bank does not intend to sell these securities, and (iv) it is more likely than not that the Bank will not be required to sell before a period of time sufficient to allow for any anticipated recovery in fair value.
The stock from the Federal Home Loan Bank of New York (“FHLBNY”) and the Atlantic Community Bankers Bank (“ACBB”) are restricted as to their marketability. Because no ready market exists for these investments and they have no quoted market value, the Bank’s investment in these stocks is carried at cost. Each member is required to maintain a minimum level of membership stock for as long as it remains a member of the FHLBNY. The amount of required membership stock is, generally speaking, equal to a specified percentage of “mortgage-related assets” held by the member. Members are also required to purchase activity-based stock in an amount, generally speaking, equal to a specific percentage of the outstanding principal balance of advances extended to the member.
The following table shows the amounts of restricted stock as of December 31:
	2021	2020
Federal Home Loan Bank	$48,900	$41,600
Atlantic Community Bankers Bank	70,000	70,000
Total Bank Stock, At Cost	$118,900	$111,600

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
Loans and Allowance for Loan Losses
Loans are carried at the amount of unpaid principal. Interest on loans is accrued based on the principal amounts outstanding. Loans are placed into a nonaccruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (i) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt, (including accrued interest), in full, or (ii) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
After a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Subsequent collections of interest payments on nonaccrual loans are recognized as interest income unless ultimate collectability of the loan is in doubt. Cash collections on loans where ultimate collectability remains in doubt are applied as reductions of the loan principal balance and no interest income is recognized until the principal balance has been collected.
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance is based on two basic principles of accounting: (i) FASB ASC 450, Contingencies, which requires that losses be accrued when they are probable of occurring and estimable and (ii) FASB ASC 310, Receivables, which requires that losses or impaired loans be accrued based on the differences between the loan balance and either the value of collateral, if such loans are considered to be collateral dependent and in the process of collection, or the present value of future cash flows, or the loan’s value as observable in the secondary market. A loan is considered impaired when, based on current information and events, the Bank has concerns about the ability to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
The Bank’s allowance for loan losses has three basic components: the specific allowance, the formula allowance, and the pooled allowance. Each of these components is determined based upon estimates that can and do change when the actual events occur. As a result of the uncertainties inherent in the estimation process, management’s estimate of loan losses, and the related allowance could change in the near term.
The specific allowance component is used to individually establish an allowance for loans identified for impairment testing. When impairment is identified, a specific reserve may be established based on the Bank’s calculation of the estimated loss embedded in the individual loan. Impairment testing includes consideration of the borrower’s overall financial condition, resources and payment record, support available from financial guarantors, and the fair market value of collateral. These factors are combined to estimate the probability and severity of inherent losses.
The formula allowance component is used for estimating the loss on internally risk rated loans exclusive of those identified as impaired. The loans meeting the Bank’s internal criteria for classification, such as special mention, substandard, doubtful and loss, as well as specifically identified impaired loans, are segregated

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
from performing loans within the portfolio. These internally classified loans are then grouped by loan type (commercial, commercial residential real estate, commercial term, residential real estate, home equity, or consumer). Each loan type is assigned an allowance factor based on management’s estimate of the associated risk, complexity, and size of the individual loans within the particular loan category. Classified loans are assigned a higher allowance factor than non-classified loans due to management’s concerns regarding collectability or management’s knowledge of particular elements surrounding the borrower.
The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are then also segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, the experience and depth of management, national and local economic trends, concentrations of credit, results of the loan review system, and the effect of external factors (i.e. competition and regulatory requirements). Current economic conditions take into account the average unemployment rate for Jefferson County, the State of New York, and for the nation, with the most significance given to the Jefferson County data. The allowance factors assigned differ by loan type.
Allowance factors and overall size of the allowance may change from period to period based on management’s assessment of the above-described factors and the relative weights given to each factor. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.
Loans are stated at the principal amount outstanding, net of unearned discounts. Interest income on loans is accrued at the contractual rate on the principal amount outstanding. It is the Bank’s policy to discontinue the accrual of interest when circumstances indicate that collection is doubtful. Deferred fees and costs on loans are being amortized on the interest method over the term of the loan. Management considers loans impaired when, based on current information, it is probable that the Bank will not collect all principal and interest payments according to contractual terms. Loans are evaluated for impairment in accordance with the Bank’s portfolio monitoring and ongoing risk assessment procedures. Management considers the financial condition of the borrower, cash flow of the borrower, payment status of the loan, and the value of the collateral, if any, securing the loan. Generally, impaired loans do not include large groups of smaller balance homogenous loans, such as residential real estate and consumer type loans, which are evaluated collectively for impairment and are generally placed on nonaccrual when the loan becomes 90 days past due as to principal or interest. Loans specifically reviewed for impairment are not considered impaired during period of “minimal delay” in payment (90 days or less) provided eventual collection of all amounts due is expected. The impairment of a loan is measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided solely by the collateral. In appropriate circumstances, interest income on impaired loans may be recognized on a cash basis.
The Bank’s charge-off policy states after all collection efforts have been exhausted and the loan is deemed to be a loss, it will be charged to the Bank’s established allowance for loan losses. Consumer loans subject to the Uniform Retail Credit Classification are charged-off as follows: (a) closed end loans are charged-off no later than 120 days after becoming delinquent, (b) consumer loans to borrowers who subsequently declare bankruptcy, where the Bank is an unsecured creditor, are charged-off within 60 days of receipt of the notification from the bankruptcy court, (c) fraudulent loans are charged-off within 90 days of discovery, and (d) death of a borrower will cause a charge-off to be incurred at such time an actual loss is determined. All other types of loans are generally evaluated for loss potential at the 90th day past due threshold, and any loss is recognized no later than the 120th day past due threshold; each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
Bank Premises and Equipment
Land is carried at cost. Bank premises and equipment are stated at cost less accumulated depreciation and amortization. The provision for depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 5 to 10 years for bank equipment and 39 years for bank buildings. Expenditures for improvements, which extend the life of an asset, are capitalized and depreciated over the asset’s remaining useful life. Gains or losses realized on the disposition of properties and equipment are reflected in the statements of earnings. Expenditures for repairs and maintenance are charged to noninterest expenses as incurred.
Foreclosed Real Estate
Foreclosed real estate include both formally foreclosed real estate and in-substance foreclosed real estate. In-substance foreclosed real estate are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.
Foreclosed real estate are initially recorded at the fair value less cost to sell, which becomes the real estate’s new basis. Any write-downs at the time of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, a valuation allowance is established, if necessary, to report these assets at the lower of (a) fair value minus estimated costs to sell or (b) new cost basis. Gains and losses realized on the sale, and any adjustments resulting from periodic re-evaluation of the real estate are included in noninterest income or expense, as appropriate. Net costs of maintaining and operating the properties are expensed as incurred. Improvements, which extend the life or improve the value of the real estate, are capitalized as incurred.
Through a series of executive orders, the New York State Governor placed a moratorium on foreclosures from March 2020 until January 2022.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net earnings. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale debt securities are reported as separate components of the stockholders’ equity section of the statements of financial condition. Such items, along with net earnings, are components of comprehensive income.
Accumulated other comprehensive income represents the sum of these items, with the exception of net earnings, as of December 31 is represented in the table below as follow:
	2021	2020
Accumulated Other Comprehensive Income by Component:
Unrealized Gain on Debt Securities Available-For-Sale	$58,857	$832,963
Tax Effect	(12,361)	(174,923)
Net Unrealized Gain on Debt Securities Available-For-Sale	46,496	658,040
Accumulated Other Comprehensive Income	$46,496	$658,040
Advertising
The Bank charges the costs associated with advertising to expense as incurred. Advertising expenses charged to operations as of December 31, 2021 and 2020 were approximately $2,900 and $3,100, respectively.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
Statements of Cash Flows
Supplementary disclosures of cash flow information for the years ended December 31 are as follows:
	2021	2020
Cash Paid During The Year For:
Interest on Deposits	$76,259	$132,436
Income Taxes	$43,000	$60,238
Noncash Financing and Investing Activities:
Unrealized Gains (Losses) on Debt Securities Available-for-Sale	$(774,106)	$553,674
Unrealized Gain on Pension Plan Included in Other Liabilities	$0	$58,833
Transfer of Loans to Foreclosed Real Estate	$31,956	$132,860
Transfer of Foreclosed Real Estate to Loans	$0	$360,000
Income Taxes
Provisions for incomes taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. In addition, deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
The Bank follows the provisions of Financial Accounting Standards Board Accounting Standard Codification (“FASB ASC”), 740-10 “Income Taxes.” As a result, the Bank must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.
Under FASB ASC 740-10, “Income Taxes,” the Bank recognizes potential liabilities associated with anticipated tax audit issues that may arise during an examination. Interest and penalties that are anticipated to be due upon examination are recognized as accrued interest and other liabilities with an offset to interest and other expense. The Bank determined that there were no uncertainties with respect to the application of tax regulations in these jurisdictions.
Fair Value Measurements
The Bank follows the guidance of FASB ASC 820, Fair Value Measurements and Disclosures. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 2 — SIGNIFICANTACCOUNTING POLICIES (continued)
The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Valuation of Long-Lived Assets
The Bank accounts for the valuation of long-lived assets under FASB ASC 360, Property, Plant, and Equipment. This guidance required that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.
Future Changes in Accounting Standards
The Bank will evaluate the impact each of the following pronouncements may have on its financial statements and will implement them as applicable and when material.
FASB has issued Accounting Standards Update (ASU) 2016-02, Leases (Topic 842), effective for the year ending December 31, 2022.
FASB has issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, effective for the year ending December 31, 2023.
Impact of COVID-19 Pandemic on Financial Statements
The COVID-19 pandemic remains a rapidly evolving situation. The extent of the impact of COVID-19 on the Bank and financial results will depend on future developments, which are highly uncertain and cannot be predicted, including but not limited to the duration, spread, severity, and impact of the outbreak, all of which at present, cannot be determined. Accordingly, the extent to which COVID-19 may impact Citizens Bank of Cape Vincent’s equity, net earnings and cash flows is uncertain and the accompanying financial statements include no adjustments relating to the effects of this pandemic.
Subsequent Events
The Bank has evaluated the accompanying financial statements for subsequent events and transactions through February 18, 2022, which is the date the financial statements were available for issue.
Subsequent to December 31, 2021, the Bank signed an agreement and plan of merger on January 4, 2022 with Cambray Mutual Holding Company, a federally charted mutual holding company, Gouverneur Bancorp, Inc., a federally chartered subsidiary mid-tier holding company, and Gouverneur Savings & Loan Association, a New York chartered stock savings and loan association. When the agreement is executed, the Bank will merge with and into Gouverneur Savings and Loan Association. Upon consummation of the merger, the separate corporate existence of the Bank shall terminate. The Bank expects the plan of merger to take effect in the second quarter of 2022.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 3 — INVESTMENT SECURITIES
The realized gains and losses from the sale of debt securities available-for-sale at December 31 are as follows:
	2021	2020
Proceeds	$6,162,956	$7,436,835
Cost	(6,162,956)	(7,436,835)
Net Realized Gains (Losses)	$0	$0
Gross Realized Gains	$0	$0
Gross Realized Losses	0	0
Net Realized Gains (Losses)	$0	$0
The amortized cost and fair values of securities, with gross unrealized gains and losses at December 31, 2021 are as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$15,505,966	$90,762	$223,161	$15,373,567
Mortgage-Backed Securities	6,416,347	29,953	91,289	6,355,011
Taxable Municipal Bonds	4,738,730	110,644	8,297	4,841,077
Small Business Administration	2,401,347	42,021	29,373	2,413,995
State and Municipal Governments	7,420,007	137,613	16	7,557,604
Total Available-for-Sale	$36,482,397	$410,993	$352,136	$36,541,254
The amortized cost and fair values of securities, with gross unrealized gains and losses at December 31, 2020 are as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$11,528,095	$249,301	$12,534	$11,764,862
Mortgage-Backed Securities	3,321,056	82,763	144	3,403,675
Taxable Municipal Bonds	5,024,564	240,571	0	5,265,135
Small Business Administration	2,851,502	81,338	17,437	2,915,403
State and Municipal Governments	9,442,716	209,116	11	9,651,821
Total Available-for-Sale	$32,167,933	$863,089	$30,126	$33,000,896
At December 31, 2021 and 2020, investments with a carrying amount of approximately $23,241,000 and $22,496,000, respectively, were pledged to secure certain deposits as required or permitted by law.
Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations without call or prepayment penalties.
The amortized cost and fair value of debt securities based on the contractual maturity at December 31, 2021 is as follows:

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 3 — INVESTMENT SECURITIES (continued)
	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due Within One Year	$4,163,354	$4,188,730
Due After One Year Through Five Years	15,962,734	16,105,906
Due After Five Years Through Ten Years	9,161,786	9,116,278
Due After Ten Years	7,194,523	7,130,340
	$36,482,397	$36,541,254
The amortized cost and fair value of debt securities based on the contractual maturity at December 31, 2020 is as follows:
	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due Within One Year	$3,431,095	$3,441,799
Due After One Year Through Five Years	16,867,071	17,279,555
Due After Five Years Through Ten Years	7,468,662	7,789,169
Due After Ten Years	4,401,105	4,490,373
	$32,167,933	$33,000,896
Information pertaining to securities with gross unrealized losses at December 31, 2021, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:
	Less than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$9,329,499	$157,116	$1,427,952	$66,045
Mortgage-Backed Securities	5,335,593	91,040	22,497	249
Taxable Municipal Bonds	1,006,265	8,297	0	0
Small Business Administration	0	0	857,091	29,373
State and Municipal Governments	253,030	16	0	0
	$15,924,387	$256,469	$2,307,540	$95,667

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 3 — INVESTMENT SECURITIES (continued)
Information pertaining to securities with gross unrealized losses at December 31, 2020, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:
	Less than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$1,480,796	$12,534	$0	$0
Mortgage-Backed Securities	32,331	144	0	0
Taxable Municipal Bonds	1,377,653	14,179	0	3,258
Small Business Administration	0	0	348,758	0
State and Municipal Governments	340,226	11	0	0
Total Available-for-Sale	$3,231,006	$26,868	$348,758	$3,258
The securities in an unrealized loss position at December 31, 2021 and 2020, were temporarily impaired due to the current interest rate environment and not increased credit risk. Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The temporarily impaired securities consisted of twenty-one U.S. government and federal agency securities, two taxable municipal bonds, fourteen mortgage-backed securities, one state and municipal government, and two small business administration securities as of December 31, 2021.
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES
Major classifications of loans at December 31 are summarized as follows:
	2021	2020
Mortgage Loans on Real Estate:
Residential Mortgages and Multi-Family	$31,729,771	$30,050,163
Commercial	5,847,610	3,941,486
Total Mortgage Loans on Real Estate	$37,577,381	$33,991,649
Demand Notes:
Commercial Demand Notes:	534,040	665,555
Consumer Demand Notes	430,610	350,554
Agricultural Demand Notes	112,400	104,481
Other Demand Notes	455,540	525,995
Total Demand Notes	1,532,590	1,646,585
Installment Loans:
Commercial Installment Loans	113,255	139,191
Consumer Installment Loans	1,579,981	1,793,099

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
	2021	2020
Municipal Installment Loans	1,598	14,521
Total Installment Loans	1,694,834	1,946,811
Overdrafts	1,021	1,110
Total Loans	40,805,826	37,586,155
Unearned Discounts	(19,615)	(27,089)
Allowance for Loan Losses	(634,026)	(647,413)
Total Loans, Net of Allowance for Loan Losses	$40,152,185	$36,911,653

The Bank’s goal is to mitigate risks from an unforeseen threat to the loan portfolio as a result of an economic downturn or other negative influences. Plans that aid in mitigating these potential risks in managing the loan portfolio include enforcing loan policies and procedures, evaluating the borrower’s business plan through the loan term, identifying, and monitoring primary and alternative sources of repayment, and obtaining adequate collateral to mitigate loss in the event of liquidation. Specific reserves are established based upon credit and/or collateral risks on an individual loan basis. A risk rating system is used to estimate potential loss exposure and to provide a measuring system for setting general and specific reserve allocations.
Allowance for Loan Losses
The Bank has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Bank’s portfolio. For purposes of determining the allowance for loan losses, the Bank segments certain loans in its portfolio by product type. The Bank’s loans are segmented into the following pools: residential mortgages and multi-family, commercial loans, and consumer. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment.
The following are the factors the Bank uses to determine the balance of the allowance account for each segment or class of loans.
Residential Mortgages and Multi-Family
Residential mortgages and multi-family loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
Commercial
Commercial loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
Consumer
Consumer loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
The Bank’s Estimation Process
The Bank estimates loan losses under multiple economic scenarios to establish a range of potential outcomes for each criterion the Bank applies to the allowance calculation. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an allowance for the losses inherent within these portfolios as of the reporting date.
Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty that incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Bank’s view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net earnings.
Allowance for Loan Losses by Segment
The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the date of the statement of financial condition. The Bank considers the allowance for loan losses to be adequate to cover loan losses inherent in the loan portfolio. The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans at December 31, 2021:
	Residential Mortgages & Multi-Family	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance Beginning of Year	$463,148	$164,841	$19,424	$647,413
Charge-offs	(17,556)	0	(127)	(17,683)
Recoveries	0	0	4,296	4,296
Reclassifications/Provisions	12,225	(6,222)	(6,003)	0
Balance, End of Year	$457,817	$158,619	$17,590	$634,026
Balance, End of Year:
Individually Evaluated for Impairment	$4,089	$0	$0	$4,089
Balance, End of Year:
Collectively Evaluated for Impairment	$453,728	$158,619	$17,590	$629,937
Loans Receivable:
Balance, End of Year	$31,729,771	$7,064,443	$2,011,612	$40,805,826
Balance, End of Year:
Individually Evaluated for Impairment	$63,773	$439,272	$8,973	$512,018
Balance, End of Year:
Collectively Evaluated for Impairment	$31,665,998	$6,625,171	$2,002,639	$40,293,808

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans at December 31, 2020:
	Residential Mortgages & Multi-Family	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance Beginning of Year	$474,121	$139,970	$19,000	$633,091
Charge-offs	0	(48,850)	(435)	(49,285)
Recoveries	0	0	12,616	12,616
Reclassifications/Provisions	(10,973)	73,721	(11,757)	50,991
Balance, End of Year	$463,148	$164,841	$19,424	$647,413
Balance, End of Year:
Individually Evaluated for Impairment	$0	$0	$0	$0
Balance, End of Year:
Collectively Evaluated for Impairment	$463,148	$164,841	$19,424	$647,413
Loans Receivable:
Balance, End of Year	$30,050,163	$5,391,229	$2,144,763	$31,586,155
Balance, End of Year:
Individually Evaluated for Impairment	$18,167	$467,584	$0	$485,751
Balance, End of Year:
Collectively Evaluated for Impairment	$30,031,996	$4,923,645	$2,144,763	$37,100,404
Credit Quality Information
Credit quality indicators as of December 31, 2021 and 2020 are as follows:
Internally assigned grade:
Pass — loans in this category have strong asset quality and liquidity along with a multi-year track record of profitability.
Special Mention — loans in this category are currently protected but are potentially weak. The credit risk may be relatively minor yet constitute an increased risk in light of the circumstances surrounding a specific loan.
Substandard — loans in this category show signs of continuing negative financial trends and unprofitability and therefore, are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.
Doubtful — loans in this category are illiquid and highly leveraged, have negative net worth, cash flow, and continuing trend serious losses. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage and strengthening of the asset, its classification as loss is deferred until its more exact status may be determined.
Loss — loans in this category are considered uncollectible and of such little value that their continuance as bankable loans is not warranted. This classification does not mean that the loan has no recovery value, but

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
that it is not practical to defer writing it off, even though partial recovery may be affected in the future. Such credits should be recommended for charge-off.
The information for each of the credit quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.
Credit risk profile by internally assigned grade as of December 31, 2021:
	Pass	Special Mention	Substandard	Doubtful	Total
Residential Mortgages and Multi-Family	$31,500,650	$165,348	$0	$63,773	$31,729,771
Commercial	6,340,644	284,527	0	439,272	7,064,443
Consumer	1,943,446	5,484	53,709	8,973	2,011,612
Total	$39,784,740	$455,359	$53,709	$512,018	$40,805,826
Credit risk profile by internally assigned grade as of December 31, 2020:
	Pass	Special Mention	Substandard	Doubtful	Total
Residential Mortgages and Multi-Family	$29,326,181	$640,464	$65,351	$18,167	$30,050,163
Commercial	4,397,267	526,378	0	467,584	5,391,229
Consumer	2,049,784	36,799	58,180	0	2,144,763
Total	$35,773,232	$1,203,641	$123,531	$485,751	$37,586,155
Aging Analysis of Past Due Financing Receivables by Class
Following are tables which include an aging analysis of the recorded investment of past due financing receivables as of December 31. Also included are loans that are 90 days or more past due as to interest and principal and still accruing, because they are (a) well-secured and in the process of collection or (b) real estate loans or loans exempt under regulatory rules from being classified as nonaccruals.
An aged analysis of past due loans, segregated by class of loans, as of December 31, 2021 are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total	90 Days or Greater and Still Accruing
Residential Mortgages and Multi-Family	$223,782	$0	$63,773	$287,555	$31,442,216	$31,729,771	$0
Commercial	0	0	0	0	7,064,443	7,064,443	0
Consumer	0	0	8,973	8,973	2,002,639	612	0
Total	$223,782	$0	$72,746	$296,528	$40,509,298	$40,805,826	$0

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
An aged analysis of past due loans, segregated by class of loans, as of December 31, 2020 are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total	90 Days or Greater and Still Accruing
Residential Mortgages and Multi-Family	$59,712	$65,351	$18,167	$143,230	$29,906,933	$30,050,163	$0
Commercial	0	0	0	0	5,391,229	5,391,229	0
Consumer	1,800	0	8,973	1,800	2,142,963	2,144,763	0
Total	$61,512	$65,351	$18,167	$145,030	$37,441,125	$37,586,155	$0
Impaired Loans
Information on impaired loans for the year ended December 31, 2021 was as follows:
	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
With No Allowance Recorded:
Commercial	$439,272	$439,272	$0	$453,428	$0
Residential Mortgages and Multi-Family	59,684	63,773	4,089	38,926	3,947
Consumer	8,973	8,973	0	4,487	0
	$507,929	$512,018	$4,089	$496,841	$3,947
Information on impaired loans for the year ended December 31, 2020 was as follows:
	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
With No Allowance Recorded:
Commercial	$467,584	$467,584	$0	$475,044	$0
Residential Mortgages and Multi-Family	18,167	18,167	0	4,542	0
	$485,751	$485,751	$0	$479,586	$0
Nonperforming Loans
Information on performing and nonperforming loans as of December 31, 2021 and 2020 is as follows:
	2021	2020
Performing	$40,733,080	$37,567,988
Nonperforming	72,746	18,167
Total	$40,805,826	$37,586,155
Troubled Debt Restructurings (“TDR”)
In situations where, for economic or legal reasons related to a customer’s financial difficulties, the Bank grants a concession for other than an insignificant period of time to the customer that the Bank would not

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
otherwise consider, the related loan is classified as a troubled debt restructuring (“TDR”). The Bank strives to identify customers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance, and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral.
In cases where the Bank grants the customer new terms and provides for a reduction of either interest or principal, the Bank measures any impairment on the restructuring as previously noted for impaired loans.
The Bank has determined that there were no TDR’s that occurred during the year ended December 31, 2021 and 2020, respectively.
At December 31, 2021 and 2020, there were no commitments to lend additional funds to any borrower whose loan terms have been modified in a troubled debt restructuring.
NOTE 5 — BANK PREMISES AND EQUIPMENT, NET
Bank premises and equipment at December 31 are summarized as follows:
	2021	2020
Building and Building Improvements	$966,786	$980,287
Furniture, Fixtures, and Equipment	761,917	757,676
Land and Land Improvements	246,058	246,058
Total Bank Premises and Equipment	1,974,761	1,984,021
Less: Accumulated Depreciation	(1,132,614)	(1,094,438)
Total Bank Premises and Equipment, Net	$842,147	$889,583
NOTE 6 — FORECLOSED REAL ESTATE
Foreclosed real estate activity for the years ended December 31 is as follows:
	2021	2020
Foreclosed Real Estate, Beginning Balance	$0	$470,400
Net Change in Valuation	(17,556)	(41,439)
Loans Transferred to Foreclosed Real Estate	31,956	132,860
Realized Gain (Losses) on Sales	1,868	(45,701)
Sales of Foreclosed Real Estate	(16,268)	(516,120)
Foreclosed Real Estate, Ending Balance	$0	$889,583
At December 31, 2021 and 2020 the recorded investment of mortgage loans secured by residential real estate property for which formal foreclosure proceedings are in process total approximately $-0- and $18,000, respectively.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 7 — DEPOSITS
Deposits at December 31 are summarized as follows:
	2021	2020
Savings Accounts	$45,110,042	$40,609,280
Checking Accounts	26,435,265	23,629,442
Christmas Club Accounts	20,968	19,514
Certificates of Deposit	5,422,966	5,793,826
Total	$76,989,241	$70,052,062
At December 31, 2021, the scheduled maturities of time deposits are as follows:
Due in One Year or Less	$4,278,923
Due in One to Three Years	1,144,043
$5,422,966
The aggregate amount of time deposits in denominations of more than $250,000 were approximately $1,233,000 and $929,000 at December 31, 2021 and 2020, respectively.
NOTE 8 — ADVANCES FROM THE FEDERAL HOME LOAN BANK AND ATLANTIC COMMUNITY BANKERS BANK
The Bank has access to FHLBNY advances, under which it may take advances, or request a municipal letter of credit to be issued on behalf of the Bank, at various terms and interest rates, up to a maximum of approximately $3,000,000 for each of the years ended December 31, 2021 and 2020. Mortgage loans and securities with a carrying value of approximately $11,672,000 and $6,973,000 at December 31, 2021 and 2020, respectively, have been pledged by the Bank under a blanket collateral agreement to secure the Bank’s borrowings. The total outstanding indebtedness under borrowing facilities with the FHLBNY cannot exceed the total value of the assets pledged under the blanket collateral agreement. There were no outstanding balances as of December 31, 2021 and 2020.
The Bank also has access to Atlantic Community Bankers Bank (“ACBB”) advances, under which it can borrow up to $1,500,000 on an unsecured basis for a period of up to fourteen calendar days. An additional $500,000 will be available on a secured basis and will be secured by investments held in safekeeping and pledged to ACBB. The borrowings shall not exceed 50% of the Bank’s capital, nor shall borrowings under the secured portion exceed either 90% of government agency sponsored mortgage backed securities or 90% of United States Government Treasuries held in safekeeping with ACBB. Advances extending beyond the fourteen-day period are permitted, however, ACBB may request that the facility be fully secured. There were no outstanding balances as of December 31, 2021 and 2020.
NOTE 9 — COMMON STOCK
The Bank’s Certificate of Organization, originally filed with the Superintendent of Banks on August 1, 1919, and as amended from time to time, provided for a total number of authorized shares of common stock of 1,600. On May 7, 2018, the Board of Directors approved an amendment to the Bank’s Certificate of Organization to increase the number of authorized shares of the Bank’s common stock from 1,600 to 10,000. In December 2018, the New York State Department of Financial Services approved the application for amendment of Organization Certificate.
As of December 31, 2021 and 2020, the Bank had 10,000 authorized shares of common stock, of which 8,000 shares were issued and outstanding, with a par value of $5 per share.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 10 — INCOME TAXES
The Bank analyzed its tax positions taken on their Federal and State tax returns for the open tax years 2018, 2019, and 2020. Based on this analysis, the Bank determined that there were no uncertain tax positions and that the Bank should prevail upon examination by the taxing authorities.
The components of the income tax provision for the years ended December 31 is summarized as follows:
	2021	2020
Current:
Federal	$(13,687)	$56,680
Deferred:
Federal	42,900	(17,400)
Total Provision for Income Taxes	$29,213	$39,280
The provision for federal income taxes, which differs from that computed by applying federal statutory rates to income before federal income tax expense, is summarized as follows for the years ended December 31:
	2021	2020
Federal Statutory Income Tax	$68,557	$63,992
Tax Exempt Interest	(27,334)	(36,478)
Other	(12,010)	11,766
Total Provision for Income Taxes	$29,213	$39,280
The components of the net deferred tax assets (liabilities) included in assets at December 31 are as follows:
	2021	2020
Deferred Tax Assets:
Allowance for Loan Losses	$133,100	$136,000
Deferred Compensation	27,400	28,500
Retirement Plans	0	65,700
Net Operating Loss	22,500	0
Other	6,000	6,200
Total Deferred Tax Assets	189,000	236,400
Deferred Tax Liabilities:
Appreciation of Available-for-Sale Securities	(12,361)	(174,923)
Income and Expenses Recognized in the Financial
Statements but Reported on the Cash Basis for Tax	(21,100)	(22,400)
Premises and Equipment	(32,300)	(35,500)
Total Deferred Tax Liabilities	(65,761)	(232,823)
Net Deferred Tax Assets	$123,239	$3,577
The Bank has unused New York State (“NYS”) Net Operating Loss (“NOL”) credit carryforwards of approximately $1,851,000 at December 31, 2021, which may be applied against future taxable income. Currently, the Bank is paying NYS tax on the capital rate method due to Section 208.9(s) special interest deduction for NYS banks. Should this special deduction change, the Bank may be subject to NYS income taxes and would have the NOL credit to offset that income.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 11 — RELATED PARTY TRANSACTIONS
The Bank has entered into transactions with certain directors, executive officers, significant stockholders, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Loans to such borrowers at December 31 are summarized as follows:
	2021	2020
Balance, Beginning of Year	$1,160,808	$1,098,803
New Loans	105,000	201,480
Payments	(137,599)	(139,475)
Release from Regulation	(312,848)	0
Balance, End of Year	$815,361	$1,160,808
The Bank held related party deposits of approximately $507,000 and $861,000 at December 31, 2021 and 2020, respectively.
NOTE 12 — 401K RETIREMENT PLAN
The Bank adopted a 401K plan effective January 1, 2007, covering substantially all employees. Eligibility requirements are age of 21 and 6 months of service in which the employee worked at least 100 hours each of those months. Effective January 1, 2018, the Bank’s contribution is a match to employee contributions, up to 4% of gross wages. Contributions to the plan for the years ended December 31, 2021 and 2020 were approximately $31,300 and $26,200, respectively.
NOTE 13 — DEFINED BENEFIT PENSION PLAN
The Bank has a defined benefit pension plan covering designated employees. The benefits are based on years of service and the compensation of the employees during each year of their employment. Benefits were frozen under the Plan as of March 21, 2007. The plan was in the process of termination as of December 31, 2020 and formally terminated in 2021.
The provisions of FASB ASC Topic 715-20, “Defined Benefit Plans,” requires recognition in the statements of financial condition a liability for pension plans with accumulated benefits in excess of the plan assets.
The following table illustrates the change in benefit obligation, change in plan assets, and funded status of the pension plan as of and for the years ended December 31, using a measurement date of December 31:
	2021	2020
Change in Benefit Obligation:
Benefit Obligation, Beginning of Year	$395,017	$342,101
Interest Cost	2,986	12,764
Adjustment for Changes in Assumptions	0	40,152
Adjustment for Actuarial Losses	3,163	0
Adjustment for Settlement	(401,166)	0
Projected Benefit Obligation, End of Year	$0	$395,017

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 13 — DEFINED BENEFIT PENSION PLAN (continued)
	2021	2020
Change in Plan Assets:
Fair Value of Plan Assets, Beginning of Year	297,329	283,269
Actual Return on Plan Assets	4,640	14,060
Employer Contributions	121,897	0
Settlement Distributions	(423,866)	0
Fair Value of Plan Assets, End of Year	$0	$297,329
Funded Status:
Benefits Obligations in Excess of Fair Value of Plan
Assets	$0	$(97,688)

Amount recognized in the statements of financial condition at December 31 included in other liabilities:
	2021	2020
Accrued Pension Obligation:	$0	$(97,688)
There were no amounts recognized in accumulated other comprehensive income for the years ended December 31, 2021 and 2020, respectively.
Net pension cost for the years ended December 31 includes the following components:
	2021	2020
Components of Net Periodic Benefit Cost:
Interest Cost	$2,986	$12,764
Actual Return on Plan Assets	(4,646)	(17,704)
Amortization of Unrecognized Loss (Gain)	5,349	16,016
Recognized (Gain) Loss — Settlement	164,145	0
Net Periodic Benefit Cost	$167,834	$11,076
Net periodic benefit cost is included in other expenses in noninterest expense for the years ended December 31, 2021 and 2020.
The Bank’s expected Rate of Return on Plan Assets is determined by the plan assets’ historical long-term investment performance, current asset allocation, and estimates of future long-term returns by asset class.
	2021%	2020%
Weighted Average Assumptions Used to Determine Benefit Obligation at December 31:
Discount Rate	3.00	3.00
Rate of Compensation Increase	N/A	N/A
Weighted Average Assumptions Used to Determine Net Periodic Benefit Cost for the Year Ended December 31:
Discount Rate	3.75	3.75
Expected Return on Plan Assets	N/A	6.25

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 13 — DEFINED BENEFIT PENSION PLAN (continued)
The Bank’s retirement plan weighted-average asset allocations at December 31 by asset category are as follows:
	2021%	2020%
Mutual Funds and Equity Securities	0.00	98.00
Cash and Cash Equivalents	0.00	2.00
Total	0.00	100.00
The Bank’s investment policy for Plan assets is to manage the portfolio to preserve principal and liquidity, while maximizing the return on the investment portfolio through the full investment of available funds. The portfolio is diversified by investing in multiple types of investment-grade securities. The investment policy requires assets of the Plan to be primarily invested in short-term securities with at least an investment grade rating to minimize interest rate and credit risk as well as to provide for an immediate source of funds.
The Plan assets have been fully distributed due to termination of the plan during the year ended December 31, 2021.
The fair values of the Bank’s pension plan assets at December 31, 2020, by asset category, are as follows:
	Fair Value	Quoted Prices in Active Markets for Identical Assets/Liabilities (Level 1)	Significant Other Observable Input (Level 2)	Significant Unobservable Inputs (Level 3)
Cash and Cash Equivalents	$5,927	$5,927	$0	$0
Mutual Funds and Equities
Securities	291,402	291,402	0	0
	$297,329	$297,329	$0	$0
NOTE 14 — FAIR VALUE MEASUREMENTS
FASB ASC 820, Fair Value Measurements, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under this guidance are described below:

•
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the Bank has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

•
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 14 — FAIR VALUE MEASUREMENTS (continued)

•
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instruments categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities, and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by this guidance, the Bank does not adjust the quoted price for such instruments.
The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.
Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence, in the absence of such evidence, management’s best estimate is used.
Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified at a Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of business equipment, inventory, and accounts receivable collateral is based on the net book value on the business financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified previously.
The following table sets forth the Bank’s assets and liabilities that were accounted for or disclosed at fair value on a recurring basis as of December 31, 2021 and 2020:
	Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Debt Securities Available-for-Sale	$36,541,254	$0	$36,541,254	$0
December 31, 2020
Debt Securities Available-for-Sale	$33,000,896	$0	$33,000,896	$0

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 14 — FAIR VALUE MEASUREMENTS (continued)
Fair values of assets and liabilities measured on a nonrecurring basis at December 31, 2021 and 2020 are as follows:
	Fair Value	Level 1	Level 2	Level 3
December 31, 2021
Inspired Loans	$507,929	$0	$0	$507,929
December 31, 2020
Impaired Loans	$485,751	$0	$0	$485,751
For the years ended December 31, 2021 and 2020, impaired loans with a carrying amount of approximately $512,000 and $485,800, respectively, were written down to their fair values of approximately $508,000 and $485,800, respectively. The write-down resulted in impairment charges of approximately $4,000 and $-0- for the years ended December 31, 2021 and 2020, respectively, which were included in the allowance for loan losses.
The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs were used to determine fair value at December 31, 2021 and 2020.
	Valuation Techniques	Unobservable Inputs
Impaired Loans	Appraisal of Collateral (Sales Approach) Discounted Cash Flow	Appraisal Adjustments Costs to Sell
Foreclosed Real Estate	Appraisal of Collateral (Sales Approach)	Appraisal Adjustments Costs to Sell
NOTE 15 — OFF-BALANCE SHEET CREDIT RISK
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit, market, and interest rate risk in excess of the amounts recognized in the statements of financial condition.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.
At December 31, the following financial instruments were outstanding whose contract amounts represent credit risk (approximately):
	2021	2020
Commitments to Grand Loans	$532,112	$2,725,200
Unfunded Commitments Under Lines of Credit	$643,865	$515,269
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 15 — OFF-BALANCE SHEET CREDIT RISK (continued)
Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank, is based on management’s credit evaluation of the customer.
Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.
NOTE 16 — DEFERRED COMPENSATION
During 2009, the Bank entered into a nonqualified deferred compensation plan for three key employees, which provides for an annual fixed benefit in the aggregate of $20,000 for a five-year period. The plan provides for additional grants of benefits at the discretion of the Board. During the year ending December 31, 2018, one employee was paid out their benefit obligation. At December 31, 2021 and 2020 deferred compensation included in other liabilities aggregated approximately $130,700 and $135,500 respectively.
NOTE 17 — LEASING ARRANGEMENTS
The Bank leases a branch office facility under a noncancelable operating lease arrangement, whose current maturity date is November 2023 at which point, it automatically renews for a three-year term at the end of each renewal. The Bank also leases various equipment which expire at various dates through March 2026.
Future minimum lease payments on operating leases at December 31 are as follows:
2022	$24,160
2023	21,959
2024	10,959
2025	5,093
2026	226
Total	$62,397
Rent expense for the branch office amounted to $13,200 for each of the years ended December 31, 2021 and 2020. Lease expense for the equipment was approximately $11,000 and $10,600 for the years ended December 31, 2021 and 2020, respectively.
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS
The Bank is subject to regulatory capital requirements administered by banking regulators. Failure to meet minimum capital requirements can trigger certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Community Bank Leverage Ratio Framework
In November 2019, the FDIC adopted a final rule simplifying capital requirements for community banks by permitting community banks to adopt a simple leverage ratio to measure capital adequacy. The community

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS (continued)
bank leverage ratio (CBLR) framework removes requirements for calculating and reporting risk-based capital ratios for qualifying community banks that opt into the framework. Under the final rule, a qualifying community banking organization means a national bank or Federal savings association that is not an advanced approaches national bank or Federal savings association and satisfies all of the following criteria:

i.
Leverage ratio of greater than 9%

ii.
Total assets of less than $10 billion

iii.
Off-balance sheet exposures of 25% or less of its total assets as of the end of the most recent calendar quarter

iv.
Total trading assets plus trading liabilities, calculated in accordance with the reporting instructions to the Call Report of 5% or less of the national bank’s or Federal savings association’s total assets, each as of the end of the most recent calendar quarter

Qualifying community banking organizations that elect to use the community bank leverage ratio framework and that maintain a leverage ratio of greater than 9% will be considered to have satisfied the generally applicable risk-based and leverage capital requirements in the agencies’ capital rules and will be considered to have met the well-capitalized ratio requirements for purposes of section 38 of the FDI Act.
Section 4012 of the CARES Act provided temporary relief to qualifying community banks that elected to opt into the CBLR framework. The joint federal bank regulatory agencies issued two interim final rules that modified the CBLR framework so that, beginning in the second quarter of 2020 and until December 31, 2020, a banking organization that has a leverage ratio of 8% or greater and meets certain other criteria may elect to use the CBLR framework; and community banking organizations will have until January 1, 2022, before the CBLR requirement is re-established at greater than 9%. Under the interim final rules, the CBLR will be 8% beginning in the second quarter and for the remainder of calendar-year 2020, 8.5% for calendar-year 2021, and 9% thereafter. The interim final rules also maintain a two-quarter grace period for a qualifying community banking organization whose leverage ratio falls no more than 1% below the applicable CBLR.
The Bank adopted the community bank leverage ratio framework in June 2020. The Bank then opted out of the community bank leverage ratio framework in July 2021.
U.S. Basel III Capital Rules
In July 2013, the Federal Reserve Board approved final rules (the “U.S. Basel III Capital Rules”) establishing a new comprehensive capital framework for U.S. banking organizations and implementing the Basel Committee on Banking Supervision’s December 2010 framework for strengthening international capital standards. The U.S. Basel III Capital Rules substantially revised the risk-based capital requirements applicable to bank holding companies and depository institutions.
The minimum regulatory capital requirements established by the U.S. Basel III Capital Rules became effective for the Bank on January 1, 2015 and became fully phased in on January 1, 2019. Fully phased in, the U.S. Basel III Capital Rules require the Bank to:

i.
Meet a minimum Common Equity Tier 1 Capital ratio of 4.50% of risk-weighted assets and a minimum Tier 1 Capital of 6.00% of risk-weighted assets

ii.
Continue to require a minimum Total Capital ratio of 8.00% of risk-weighted assets and a minimum Tier 1 Leverage Capital ratio of 4.00% of averages assets

iii.
Maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS (continued)
requirements, which must be maintained to avoid restrictions on capital distributions and certain discretionary bonus payments

iv.
Comply with a revised definition of capital to improve the ability of regulatory capital instruments to absorb losses. Certain non-qualifying capital instruments, including cumulative preferred stock and TruPS, will be excluded as a component of Tier 1 capital for institutions of the Bank’s size

The U.S. Basel III Capital Rules use a standardized approach for risk weightings that expand the risk-weightings for assets and off-balance sheet exposures from the previous 0%, 20%, 50%, and 100% categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets and off-balance sheet exposures, resulting in higher risk weights for a variety of asset categories.
The Bank is now required to maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital requirements. The required minimum capital conservation buffer is 2.50% effective January 1, 2019. The rules provide that the failure to maintain the “capital conservation buffer” will result in restrictions on capital distributions and discretionary cash bonus payments to executive officers.
As a result, under the U.S. Basel III Capital Rules, if the Bank fails to maintain the required minimum capital conservation buffer, the Bank will be subject to limits, and possibly prohibitions, on its ability to obtain capital distributions from such subsidiaries. If the Bank does not receive sufficient cash dividends from its bank subsidiaries, it may not have sufficient funds to pay dividends on its capital stock, service its debt obligations or repurchase its common stock. In addition, the restrictions on payments of discretionary cash bonuses to executive officers may make it more difficult for the Bank to retain key personnel.
As of January 1, 2019, the Bank’s capital levels meet the fully phased-in minimum capital requirements, including the new capital conservation buffers, as prescribed in the U.S. Basel III Capital Rules.
Management believes, as of December 31, 2021 and 2020, that the Bank meets all of the capital adequacy requirements to which it is subject. As of December 31, 2021, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework. To be categorized as well-capitalized the Bank must maintain minimum ratios, as set forth in the tables below. There are no conditions or events since that notification, that management believes have changed the Bank’s category.
The Bank’s actual and required capital amounts and ratios at December 31, 2021 are as follows (in thousands):
	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Equity Tier 1 Capital Ratio	$6,827	20.7%	$1,482	4.5%	$2,141	6.5%
Tier 1 Capital Ratio	$6,827	20.7%	$1,976	6.0%	$2,635	8.0%
Total Capital Ratio	$7,241	22.0%	$2,635	8.0%	$3,294	10.0%
Tier 1 Leverage Ratio	$6,827	8.0%	$3,408	4.0%	$4,260	5.0%
The Bank’s actual and required capital amount and ratio at December 31, 2020 is as follows (in thousands):
	Actual		Minimum Capital Requirement
	Amount	Ratio	Amount	Ratio
Tier 1 Leverage Ratio	$6,679	8.7%	$6,130	8.0%

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
December 31, 2021 and 2020
SUPPLEMENTARY INFORMATION
SCHEDULES OF NONINTEREST EXPENSE
December 31, 2021 and 2020
	2021	2020
SALARIES AND EMPLOYEE BENEFITS
Officers’ Salaries	$334,548	$293,654
Employees’ Salaries	511,970	466,685
401K/Retirement Expense	33,430	147,827
Health Insurance	83,956	79,564
Payroll Taxes	64,759	56,844
Total Salaries and Employee Benefits	1,028,663	1,044,574
PROFESSIONAL FEES
Directors’ Fees	69,350	61,700
Consulting Fees	24,057	23,732
Legal Expenses	4,501	1,935
Total Professional Fees	97,908	87,367
OCCUPANCY AND EQUIPMENT
Telephone	6,775	6,426
Utilities	15,173	15,255
Leased Equipment	10,122	9,887
Real Estate Taxes	14,519	14,935
Maintenance and Repair	12,303	13,013
Machinery Repair	78,577	75,727
Rent	13,200	13,200
Depreciation	62,176	61,746
Total Occupancy and Equipment	212,945	210,189
Subtotal	$1,339,516	$1,342,130
OFFICE SUPPLIES
Supplies	19,368	22,597
Postage	7,884	7,727
Total Office Supplies	27,252	30,324
OTHER EXPENSES
Advertising	2,869	3,123
Travel	3,307	2,175
Dues and Subscriptions	7,960	11,081
Charitable Contributions	3,178	3,177
Miscellaneous Expenses	33,166	44,061
Total Other Expenses	50,480	63,617
Foreclosed Real Estate	0	23,994
Examinations and Audits	155,874	134,069
Insurance	26,424	25,910
Service Charges	346,483	275,269
Total Noninterest Expenses	$1,946,029	$1,895,313
See paragraph on supplementary information included in independent auditor’s report.

Citizens Bank of Cape Vincent
Index to Financial Statements for the Six Months Ended June 30, 2022 and 2021

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF FINANCIAL CONDITION
June 30, 2022 and 2021
	June 30, 2022 (Unaudited)	June 30, 2021 (Unaudited)
ASSETS
Cash and Due From Banks	$2,300,678	$2,642,800
Interest-Bearing Deposits in Other Banks	8,119,972	4,790,827
Total Cash and Cash Equivalents	10,420,650	7,433,627
Time Deposits in Banks	748,000	500,000
Debt Securities Available-for-Sale	31,920,955	33,920,142
Federal Home Loan Bank of New York and Atlantic Community Bankers Bank Stock, at Cost	127,900	118,900
Loans, Net	37,777,095	38,803,232
Accrued Interest Receivable	238,853	315,052
Bank Premises and Equipment, Net	811,304	861,975
Deferred Tax Assets	681,699	76,320
Other Assets	84,252	133,246
TOTAL ASSETS	$82,810,708	$82,162,494
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$77,570,296	$74,769,411
Accrued Interest Payable	715	1,055
Other Liabilities	401,840	133,184
Total Liabilities	77,972,851	74,903,650
Stockholders’ Equity
Common Stock	40,000	40,000
Additional Paid-In Capital	120,000	120,000
Retained Earnings	6,484,699	6,714,456
Accumulated Other Comprehensive Income (Loss)	(1,806,842)	384,388
Total Stockholders’ Equity	4,837,857	7,258,844
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$82,810,708	$82,162,494
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF OPERATIONS
Six Months Ended June 30, 2022 and 2021
	2022 (Unaudited)	2021 (Unaudited)
Interest Income:
Loans	$824,742	$848,790
Investments	270,228	264,944
Other	11,978	2,846
Total Interest Income	1,106,948	1,116,580
Interest Expense:
Deposits	33,494	40,147
Net Interest Income	1,073,454	1,076,433
Provision for Loan Losses	0	0
Net Interest Income After Provision for Loan Losses	1,073,454	1,076,433
Noninterest Income:
Customer Service Fees	47,318	81,709
Commission Income	5,811	0
Other	6,392	7,600
Total Noninterest Income	59,521	89,309
Noninterest Expense:
Salaries and Employee Benefits	471,041	508,868
Service Charges	190,399	165,628
Occupancy and Equipment	115,821	106,569
Professional Fees	42,031	45,611
Examinations and Audits	89,936	79,481
Office Supplies	17,855	13,199
Insurance	13,555	12,132
Merger and Acquisition Expense	407,502	0
Other Expenses	28,749	23,382
Total Noninterest Expense	1,376,889	954,870
Income (Loss) Before Provision for Income Taxes	(243,914)	210,872
Provision for Income Taxes	(61,654)	16,125
Net Income (Loss)	$(182,260)	$194,747
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF COMPREHENSIVE LOSS
Six Months Ended June 30, 2022 and 2021
	2022 (Unaudited)	2021 (Unaudited)
NET INCOME (LOSS)	$(182,260)	$194,747
OTHER COMPREHENSIVE LOSS, NET OF TAX
Unrealized Losses on Securities:
Unrealized Holding Losses Arising During the Period (Net of Deferred Income Benefits of Approximately $492,000 and $73,000, Respectively)	(1,853,338)	(273,652)
Total Other Comprehensive Loss	(1,853,338)	(273,652)
TOTAL COMPREHENSIVE LOSS	$(2,035,598)	$(78,905)
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Six Months Ended June 30, 2022 and 2021
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance, December 31, 2020	$40,000	$120,000	$6,519,709	$658,040	$7,337,749
Net Income	0	0	194,747	0	194,747
Other Comprehensive Loss	0	0	0	(273,652)	(273,652)
Balance, June 30, 2021	$40,000	$120,000	$6,714,456	$384,388	$7,258,844
	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
Balance, December 31, 2021	$40,000	$120,000	$6,666,959	$46,496	$6,873,455
Net Loss	0	0	(182,260)	0	(182,260)
Other Comprehensive Loss	0	0	0	(1,853,338)	(1,853,338)
Balance, June 30, 2022	$40,000	$120,000	$6,484,699	$(1,806,842)	$4,837,857
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2022 and 2021
	2022 (Unaudited)	2021 (Unaudited)
Cash Flows from Operating Activities:
Net Income (Loss)	$(182,260)	$194,747
Adjustments to Reconcile Net Income (Loss) to
Net Cash Provided by Operating Activities:
Net Amortization of Securities	740,261	59,382
Depreciation	30,843	30,768
Deferred Income Tax (Benefit) Expense	(65,800)	0
Net Change In Operating Assets and Liabilities:
(Increase) Decrease in Accrued Interest Receivable	23,168	(3,438)
Increase in Other Assets	89,360	5,115
Decrease in Accrued Interest Payable	(53)	(439)
Increase (Decrease) in Other Liabilities	244,547	(144,385)
Net Cash Provided By Operating Activities	880,066	141,750
Cash Flows from Investing Activities:
Proceeds from Maturities, Prepayments, Calls and Principal
Collected on Debt Securities Available-for-Sale	3,532,680	4,724,989
Purchases of Debt Securities Available-for-Sale	(1,998,640)	(6,050,012)
Purchase of Federal Home Loan Bank of New York Stock	(9,000)	(7,300)
Purchase of Bank Premises and Equipment	0	(3,160)
Loan Originations and Principal Collections, Net	2,375,090	(1,891,578)
Net Cash Provided By (Used In) Investing Activities	3,900,130	(3,227,061)
Cash Flows from Financing Activities:
Deposits Accepted and Repayments, Net	581,055	4,717,348
Net Cash Provided By Financing Activities	581,055	4,717,348
Net Change in Cash and Cash Equivalents	5,361,251	1,632,037
Cash and Cash Equivalents, Beginning of Year	5,059,399	5,801,590
Cash and Cash Equivalents, End of Year	$10,420,650	$7,433,627
See notes to financial statements.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 1 — NATURE OF OPERATIONS
Citizens Bank of Cape Vincent (the “Bank”) provides a variety of services to individuals and corporate customers through its main office in Cape Vincent, NY and its branches in Chaumont and LaFargeville, NY. The Bank’s primary deposit products are checking accounts, saving accounts, and certificates of deposit. Its primary lending products are single-family residential loans. It is subject to regulation by the New York State Department of Financial Services and the Federal Deposit Insurance Corporation.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates, particularly given the significant social and economic disruptions and uncertainties associated with the ongoing COVID-19 pandemic and the COVID-19 control responses, and such differences may be material. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the assumptions used in the actuarial valuations, foreclosed properties, and income taxes.
Revenue Recognition
The majority of the Bank’s revenue stream is generated from interest income on loans and deposits which are outside the scope of Topic 606.
The Bank’s sources of income that fall within the scope of Topic 606 include service charges on deposits, interchange fees and gains and losses on sales of other real estate, all of which are presented as components of noninterest income. The following is a summary of the revenue streams that fall within the scope of Topic 606:
Service charges on deposits, ATM, and interchange fees — Fees from these services are either transaction-based, for which the performance obligations are satisfied when the individual transaction is processed, or set periodic service charges, for which the performance obligations are satisfied over the period the service is provided. Transaction-based fees are recognized at the time the transaction is processed, and periodic service charges are recognized over the service period.
Gains on sales of other real estate — The Bank records a gain or loss from the sale of OREO when control of the property transfers to the buyer, which generally occurs at the time of the executed deed. When the Bank finances the sale of OREO to the buyer, the Bank assesses whether the buyer is committed to perform their obligations under the contract and whether collectability of the transaction price is probable. Once these criteria are met, the OREO asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer.
Cash and Cash Equivalents
For the purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing), and interest-bearing deposits in banks with an original maturity of 90 days or less.
Concentration of Credit Risk
At June 30, 2022 and 2021, the Bank held approximately $8,131,000 and $4,794,000, respectively, on deposit with the Federal Home Loan Bank of New York and the Federal Reserve Bank which is not insured

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
by the Federal Deposit Insurance Corporation (“FDIC”). The Bank also held approximately $1,084,000 and $1,317,000 at June 30, 2022 and 2021, respectively, at KeyBank in excess of FDIC insured levels.
Time Deposits in Banks
Time deposits in banks mature at various dates through August 2024 and are carried at cost.
Investment Securities
Debt securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs, or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed using the interest method, over their contractual lives. The Bank does not have held-to-maturity debt securities.
Debt securities classified as available-for-sale are debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. These securities are carried at estimated fair value based on information provided by a third-party pricing service with any unrealized gains or losses excluded from net earnings and reported in accumulated other comprehensive income, which is reported as a separate component of stockholders’ equity, net of the related deferred tax effect.
Dividend and interest income, including amortization of premium and accretion of discount arising at acquisition, from all categories of investment securities are included in interest income in the statement of operations.
Gains and losses realized on sales of investment securities, determined using the adjusted cost basis of the specific securities sold, are included in noninterest income in the statement of operations. Additionally, declines in the estimated fair value of individual investment securities below their cost that are other-than-temporary are reflected as realized losses in the statement of operations. Factors affecting the determination of whether an other-than-temporary impairment has occurred include, (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near term prospects of the issuer, (iii) that the Bank does not intend to sell these securities, and (iv) it is more likely than not that the Bank will not be required to sell before a period of time sufficient to allow for any anticipated recovery in fair value.
The stock from the Federal Home Loan Bank of New York (“FHLBNY”) and the Atlantic Community Bankers Bank (“ACBB”) are restricted as to their marketability. Because no ready market exists for these investments and they have no quoted market value, the Bank’s investment in these stocks is carried at cost. Each member is required to maintain a minimum level of membership stock for as long as it remains a member of the FHLBNY. The amount of required membership stock is, generally speaking, equal to a specified percentage of “mortgage-related assets” held by the member. Members are also required to purchase activity-based stock in an amount, generally speaking, equal to a specific percentage of the outstanding principal balance of advances extended to the member.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
The following table shows the amounts of restricted stock as of June 30,:
	2022	2021
Federal Home Loan Bank	$57,900	$48,900
Atlantic Community Bankers Bank	70,000	70,000
Total Bank Stock, At Cost	$127,900	$118,900
Loans and Allowance for Loan Losses
Loans are carried at the amount of unpaid principal. Interest on loans is accrued based on the principal amounts outstanding. Loans are placed into a nonaccruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (i) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt, (including accrued interest), in full, or (ii) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.
After a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Subsequent collections of interest payments on nonaccrual loans are recognized as interest income unless ultimate collectability of the loan is in doubt. Cash collections on loans where ultimate collectability remains in doubt are applied as reductions of the loan principal balance and no interest income is recognized until the principal balance has been collected.
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance is based on two basic principles of accounting: (i) FASB ASC 450, Contingencies, which requires that losses be accrued when they are probable of occurring and estimable and (ii) FASB ASC 310, Receivables, which requires that losses or impaired loans be accrued based on the differences between the loan balance and either the value of collateral, if such loans are considered to be collateral dependent and in the process of collection, or the present value of future cash flows, or the loan’s value as observable in the secondary market. A loan is considered impaired when, based on current information and events, the Bank has concerns about the ability to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.
The Bank’s allowance for loan losses has three basic components: the specific allowance, the formula allowance, and the pooled allowance. Each of these components is determined based upon estimates that can and do change when the actual events occur. As a result of the uncertainties inherent in the estimation process, management’s estimate of loan losses, and the related allowance could change in the near term.
The specific allowance component is used to individually establish an allowance for loans identified for impairment testing. When impairment is identified, a specific reserve may be established based on the

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
Bank’s calculation of the estimated loss embedded in the individual loan. Impairment testing includes consideration of the borrower’s overall financial condition, resources and payment record, support available from financial guarantors, and the fair market value of collateral. These factors are combined to estimate the probability and severity of inherent losses.
The formula allowance component is used for estimating the loss on internally risk rated loans exclusive of those identified as impaired. The loans meeting the Bank’s internal criteria for classification, such as special mention, substandard, doubtful and loss, as well as specifically identified impaired loans, are segregated from performing loans within the portfolio. These internally classified loans are then grouped by loan type (commercial, commercial residential real estate, commercial term, residential real estate, home equity, or consumer). Each loan type is assigned an allowance factor based on management’s estimate of the associated risk, complexity, and size of the individual loans within the particular loan category. Classified loans are assigned a higher allowance factor than non-classified loans due to management’s concerns regarding collectability or management’s knowledge of particular elements surrounding the borrower.
The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are then also segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, the experience and depth of management, national and local economic trends, concentrations of credit, results of the loan review system, and the effect of external factors (i.e. competition and regulatory requirements). Current economic conditions take into account the average unemployment rate for Jefferson County, the State of New York, and for the nation, with the most significance given to the Jefferson County data. The allowance factors assigned differ by loan type.
Allowance factors and overall size of the allowance may change from period to period based on management’s assessment of the above-described factors and the relative weights given to each factor. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.
Loans are stated at the principal amount outstanding, net of unearned discounts. Interest income on loans is accrued at the contractual rate on the principal amount outstanding. It is the Bank’s policy to discontinue the accrual of interest when circumstances indicate that collection is doubtful. Deferred fees and costs on loans are being amortized on the interest method over the term of the loan. Management considers loans impaired when, based on current information, it is probable that the Bank will not collect all principal and interest payments according to contractual terms. Loans are evaluated for impairment in accordance with the Bank’s portfolio monitoring and ongoing risk assessment procedures. Management considers the financial condition of the borrower, cash flow of the borrower, payment status of the loan, and the value of the collateral, if any, securing the loan. Generally, impaired loans do not include large groups of smaller balance homogenous loans, such as residential real estate and consumer type loans, which are evaluated collectively for impairment and are generally placed on nonaccrual when the loan becomes 90 days past due as to principal or interest. Loans specifically reviewed for impairment are not considered impaired during period of “minimal delay” in payment (90 days or less) provided eventual collection of all amounts due is expected. The impairment of a loan is measured based on the present value of expected future cash flows, discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided solely by the collateral. In appropriate circumstances, interest income on impaired loans may be recognized on a cash basis.
The Bank’s charge-off policy states after all collection efforts have been exhausted and the loan is deemed to be a loss, it will be charged to the Bank’s established allowance for loan losses. Consumer loans

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
subject to the Uniform Retail Credit Classification are charged-off as follows: (a) closed end loans are charged-off no later than 120 days after becoming delinquent, (b) consumer loans to borrowers who subsequently declare bankruptcy, where the Bank is an unsecured creditor, are charged-off within 60 days of receipt of the notification from the bankruptcy court, (c) fraudulent loans are charged-off within 90 days of discovery, and (d) death of a borrower will cause a charge-off to be incurred at such time an actual loss is determined. All other types of loans are generally evaluated for loss potential at the 90th day past due threshold, and any loss is recognized no later than the 120th day past due threshold; each loss is evaluated on its specific facts regarding the appropriate timing to recognize the loss.
Bank Premises and Equipment
Land is carried at cost. Bank premises and equipment are stated at cost less accumulated depreciation and amortization. The provision for depreciation is computed using the straight-line method based on the estimated useful lives of the assets, which range from 5 to 10 years for bank equipment and 39 years for bank buildings. Expenditures for improvements, which extend the life of an asset, are capitalized and depreciated over the asset’s remaining useful life. Gains or losses realized on the disposition of properties and equipment are reflected in the statement of operations. Expenditures for repairs and maintenance are charged to noninterest expenses as incurred.
Foreclosed Real Estate
Foreclosed real estate include both formally foreclosed real estate and in-substance foreclosed real estate. In-substance foreclosed real estate are those properties for which the Bank has taken physical possession, regardless of whether formal foreclosure proceedings have taken place.
Foreclosed real estate are initially recorded at the fair value less cost to sell, which becomes the real estate’s new basis. Any write-downs at the time of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, a valuation allowance is established, if necessary, to report these assets at the lower of (a) fair value minus estimated costs to sell or (b) new cost basis. Gains and losses realized on the sale, and any adjustments resulting from periodic re-evaluation of the real estate are included in noninterest income or expense, as appropriate. Net costs of maintaining and operating the properties are expensed as incurred. Improvements, which extend the life or improve the value of the real estate, are capitalized as incurred.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net earnings. Certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale debt securities are reported as separate components of the stockholders’ equity section of the statements of financial condition. Such items, along with net earnings, are components of comprehensive income.
Accumulated other comprehensive income represents the sum of these items, with the exception of net earnings, as of June 30, is represented in the table below as follows:
	2022	2021
Accumulated Other Comprehensive Gain (Loss) by Component:
Unrealized Gain (Loss) on Debt Securities Available-For-Sale	$(2,287,141)	$486,568
Tax Effect	480,299	(102,180)
Net Unrealized Gain (Loss) on Debt Securities Available-For-Sale	(1,806,842)	384,388
Accumulated Other Comprehensive Gain (Loss)	$(1,806,842)	$384,388

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
Advertising
The Bank charges the costs associated with advertising to expense as incurred. Advertising expenses charged to operations for the six months ended June 30, 2022 and 2021 were approximately $700 and $1,400, respectively.
Statements of Cash Flows
Supplementary disclosures of cash flow information for the six months ended June 30, are as follows:
	2022	2021
Cash Paid During The Six Month Ended For:
Interest on Deposits	$33,747	$41,905
Noncash Financing and Investing Activities:
Unrealized Losses on Debt Securities Available-for-Sale	$(2,345,998)	$(346,395)
Income Taxes
Provisions for incomes taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. In addition, deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
The Bank follows the provisions of Financial Accounting Standards Board Accounting Standard Codification (“FASB ASC”), 740-10 “Income Taxes.” As a result, the Bank must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate resolution.
Under FASB ASC 740-10, “Income Taxes,” the Bank recognizes potential liabilities associated with anticipated tax audit issues that may arise during an examination. Interest and penalties that are anticipated to be due upon examination are recognized as accrued interest and other liabilities with an offset to interest and other expense. The Bank determined that there were no uncertainties with respect to the application of tax regulations in these jurisdictions.
Fair Value Measurements
The Bank follows the guidance of FASB ASC 820, Fair Value Measurements and Disclosures. This guidance permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
costs. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
Valuation of Long-Lived Assets
The Bank accounts for the valuation of long-lived assets under FASB ASC 360, Property, Plant, and Equipment. This guidance required that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell.
Future Changes in Accounting Standards
The Bank will evaluate the impact each of the following pronouncements may have on its financial statements and will implement them as applicable and when material.
FASB has issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, effective for the year ending December 31, 2023.
Recently Adopted Accounting Guidance
In February 2016, the Financial Accounting Standards Board (FASB) issued guidance (Accounting Standards Codification [ASC] 842, Leases) to increase transparency and comparability among organizations by requiring the recognition of right-of-use (ROU) assets and lease liabilities on the balance sheet. Most prominent among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases. Under the standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases.
The Company has evaluated contracts on a lease-by-lease basis. The Company has decided that for the leases with low value, the lease payments associated with those leases will be recognized as an expense on a monthly basis over the lease term. This is not in conformity with accounting principles generally accepted in the United States of America which requires the lease to be accounted for under ASC 842. The overall effect of this departure is immaterial to the Company’s financial statements for the period ended June 30, 2022. Total lease expense for low-value assets was approximately $10,900 for the six months ended June 30, 2022.
Subsequent Events
The Bank has evaluated the accompanying financial statements for subsequent events and transactions through June 30, 2023, which is the date the financial statements were available for issue.
The Bank signed an agreement and plan of merger on January 4, 2022 with Cambray Mutual Holding Company, a federally charted mutual holding company, Gouverneur Bancorp, Inc., a federally chartered subsidiary mid-tier holding company, and Gouverneur Savings & Loan Association, a New York chartered stock savings and loan association. When the agreement is executed, the Bank will merge with and into

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (continued)
Gouverneur Savings and Loan Association. Upon consummation of the merger, the separate corporate existence of the Bank shall terminate. The Bank expects the plan of merger to take effect in the fourth quarter of 2022.
NOTE 3 — INVESTMENT SECURITIES
The realized gains and losses from the sale of debt securities available-for-sale for the six months ended June 30, are as follows:
	2022	2021
Proceeds	$3,532,680	$4,724,989
Cost	(3,532,680)	(4,724,989)
Net Realized Gains (Losses)	$0	$0
Gross Realized Gains	$0	$0
Gross Realized Losses	0	0
Net Realized Gains (Losses)	$0	$0
The amortized cost and fair values of securities, with gross unrealized gains and losses at June 30, 2022 are as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$16,330,795	$918	$1,089,742	$15,241,971
Mortgage-Backed Securities	5,478,754	0	699,224	4,779,530
Taxable Municipal Bonds	4,229,253	0	297,448	3,931,805
Small Business Administration	2,146,587	2,759	136,290	2,013,056
State and Municipal Governments	6,022,707	4,109	72,223	5,954,593
Total Available-for-Sale	$34,208,096	$7,786	$2,294,927	$31,920,955
The amortized cost and fair values of securities, with gross unrealized gains and losses at June 30, 2021 are as follows:
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Debt Securities Available-for-Sale:
U.S. Government and Federal Agencies	$14,014,713	$163,011	$113,626	$14,064,098
Mortgage-Backed Securities	4,433,088	51,137	29,807	4,454,418
Taxable Municipal Bonds	4,749,276	179,897	536	4,928,637
Small Business Administration	2,712,573	73,559	18,130	2,768,002
State and Municipal Governments	7,523,924	181,063	0	7,704,987
Total Available-for-Sale	$33,433,574	$648,667	$162,099	$33,920,142
At June 30, 2022 and 2021, investments with a carrying amount of approximately $23,737,000 and $21,082,000, respectively, were pledged to secure certain deposits as required or permitted by law.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 3 — INVESTMENT SECURITIES (continued)
Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations without call or prepayment penalties.
The amortized cost and fair value of debt securities based on the contractual maturity at June 30, 2022 is as follows:
	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due Within One Year	$4,001,049	$3,989,584
Due After One Year Through Five Years	16,298,721	15,540,426
Due After Five Years Through Ten Years	7,277,104	6,505,888
Due After Ten Years	6,631,222	5,885,057
	$34,208,096	$31,920,955
The amortized cost and fair value of debt securities based on the contractual maturity at June 30, 2021 is as follows:
	Debt Securities Available-for-Sale
	Amortized Cost	Fair Value
Due Within One Year	$4,227,427	$4,288,704
Due After One Year Through Five Years	15,491,868	15,804,576
Due After Five Years Through Ten Years	8,286,780	8,358,459
Due After Ten Years	5,427,499	5,468,403
	$33,433,574	$33,920,142
Information pertaining to securities with gross unrealized losses at June 30, 2022, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:
	Less than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Debt Securities Available-for-Sale:
U.S. Government and Federal Agency	$4,238,905	$108,840	$10,001,166	$980,902
Mortgage-Backed Securities	377,571	22,349	4,401,959	676,875
Taxable Municipal Bonds	3,046,615	168,873	885,190	128,575
Small Business Administration	1,072,510	35,377	719,731	100,913
State and Municipal Governments	2,943,862	63,157	243,363	9,066
	$11,679,463	$398,596	$16,251,409	$1,896,331

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 3 — INVESTMENT SECURITIES (continued)
Information pertaining to securities with gross unrealized losses at June 30, 2021, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:
	Less than Twelve Months		Over Twelve Months
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Debt Securities Available-for-Sale:
U.S. Government and Federal Agency	$5,933,073	$55,207	$1,435,243	$58,419
Mortgage-Backed Securities	2,280,641	29,628	26,878	179
Taxable Municipal Bonds	495,255	536	0	0
Small Business Administration	0	0	926,569	18,130
State and Municipal Governments	0	0	0	0
	$8,708,969	$85,371	$2,388,690	$76,728
The securities in an unrealized loss position at June 30, 2022, were temporarily impaired due to the current interest rate environment and not increased credit risk. Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. The temporarily impaired securities consisted of thirty U.S. government and federal agency securities, thirteen taxable municipal bonds, seventeen mortgage-backed securities, fifteen state and municipal government, and six small business administration securities as of June 30, 2022.
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES
Major classifications of loans at June 30, are summarized as follows:
	2022	2021
Mortgage Loans on Real Estate:
Residential Mortgages and Multi-Family	$30,457,688	$30,938,274
Commercial	4,987,128	5,247,776
Total Mortgage Loans on Real Estate	35,444,816	36,186,050
Demand Notes:
Commercial Demand Notes	548,639	564,823
Consumer Demand Notes	324,138	305,930
Agricultural Demand Notes	103,695	97,399
Other Demand Notes	455,540	525,995
Total Demand Notes	1,432,012	1,494,147
Installment Loans:
Commercial Installment Loans	99,732	126,405
Consumer Installment Loans	1,449,673	1,662,514

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
	2022	2021
Municipal Installment Loans	0	8,125
Total Installment Loans	1,549,405	1,797,044
Overdrafts	1,185	724
Total Loans	38,427,418	39,477,965
Unearned Discounts	(16,353)	(23,097)
Allowance for Loan Losses	(633,970)	(651,636)
Total Loans, Net of Allowance for Loan Losses	$37,777,095	$38,803,232

The Bank’s goal is to mitigate risks from an unforeseen threat to the loan portfolio as a result of an economic downturn or other negative influences. Plans that aid in mitigating these potential risks in managing the loan portfolio include enforcing loan policies and procedures, evaluating the borrower’s business plan through the loan term, identifying, and monitoring primary and alternative sources of repayment, and obtaining adequate collateral to mitigate loss in the event of liquidation. Specific reserves are established based upon credit and/or collateral risks on an individual loan basis. A risk rating system is used to estimate potential loss exposure and to provide a measuring system for setting general and specific reserve allocations.
Allowance for Loan Losses
The Bank has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Bank’s portfolio. For purposes of determining the allowance for loan losses, the Bank segments certain loans in its portfolio by product type. The Bank’s loans are segmented into the following pools: residential mortgages and multi-family, commercial loans, and consumer. Each class of loan requires significant judgment to determine the estimation method that fits the credit risk characteristics of its portfolio segment.
The following are the factors the Bank uses to determine the balance of the allowance account for each segment or class of loans.
Residential Mortgages and Multi-Family
Residential mortgages and multi-family loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
Commercial
Commercial loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
Consumer
Consumer loans are pooled together, and a historical loss percentage is applied to the pool. Historical loss percentage time is forty-eight months.
Based on the Bank’s analysis of leading predictors of losses, the Bank applies additional loss multipliers to the loan balances. Currently, the Bank has applied additional loss estimations based on the current economic conditions, delinquency trends, loan volume trends, and the effects of any changes in lending policies.
The Bank’s Estimation Process
The Bank estimates loan losses under multiple economic scenarios to establish a range of potential outcomes for each criterion the Bank applies to the allowance calculation. Management applies judgment to develop its own view of loss probability within that range, using external and internal parameters with the objective of establishing an allowance for the losses inherent within these portfolios as of the reporting date.
Reflected in the portions of the allowance previously described is an amount for imprecision or uncertainty that incorporates the range of probable outcomes inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Bank’s view of risk in each loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net earnings.
Allowance for Loan Losses by Segment
The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the date of the statement of financial condition. The Bank considers the allowance for loan losses to be adequate to cover loan losses inherent in the loan portfolio. The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans at June 30, 2022:
	Residential Mortgages & Multi-Family	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance, Beginning of Period	$457,817	$158,619	$17,590	$634,026
Charge-offs	0	0	(277)	(277)
Recoveries	0	0	221	221
Reclassifications/Provisions	52,656	(53,338)	682	0
Balance, End of Period	$510,473	$105,281	$18,216	$633,970
Balance, End of Period: Individually Evaluated for Impairment	$4,089	$0	$0	$4,089
Balance, End of Period: Collectively Evaluated for Impairment	$506,384	$105,281	$18,216	$629,881
Loans Receivable:
Balance, End of Period	$30,457,688	$6,194,734	$1,774,996	$38,427,418
Balance, End of Period: Individually Evaluated for Impairment	$62,365	$427,172	$10,472	$500,009
Balance, End of Period: Collectively Evaluated for Impairment	$30,395,323	$5,767,562	$1,764,524	$37,927,409

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
The following table presents by portfolio segment, the changes in the allowance for loan losses and the recorded investment in loans at June 30, 2021:
	Residential Mortgages & Multi-Family	Commercial	Consumer	Total
Allowance for Loan Losses:
Balance, Beginning of Year	$463,148	$164,841	$19,424	$647,413
Charge-offs	0	0	(73)	(73)
Recoveries	0	0	4,296	4,296
Reclassifications/Provisions	19,873	(14,383)	(5,490)	0
Balance, End of Year	$483,021	$150,458	$18,157	$651,636
Balance, End of Year: Individually Evaluated for Impairment	$0	$0	$0	$0
Balance, End of Year: Collectively Evaluated for Impairment	$483,021	$150,458	$18,157	$651,636
Loans Receivable:
Balance, End of Year	$30,938,274	$6,570,523	$1,969,168	$39,477,965
Balance, End of Year: Individually Evaluated for Impairment	$94,173	$453,372	$0	$547,545
Balance, End of Year: Collectively Evaluated for Impairment	$30,844,101	$6,117,151	$1,969,168	$38,930,420
Credit Quality Information
Credit quality indicators as of June 30, 2022 and 2021 are as follows:
Internally assigned grade:
Pass — loans in this category have strong asset quality and liquidity along with a multi-year track record of profitability.
Special Mention — loans in this category are currently protected but are potentially weak. The credit risk may be relatively minor yet constitute an increased risk in light of the circumstances surrounding a specific loan.
Substandard — loans in this category show signs of continuing negative financial trends and unprofitability and therefore, are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.
Doubtful — loans in this category are illiquid and highly leveraged, have negative net worth, cash flow, and continuing trend serious losses. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage and strengthening of the asset, its classification as loss is deferred until its more exact status may be determined.
Loss — loans in this category are considered uncollectible and of such little value that their continuance as bankable loans is not warranted. This classification does not mean that the loan has no recovery value, but that it is not practical to defer writing it off, even though partial recovery may be affected in the future. Such credits should be recommended for charge-off.

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
The information for each of the credit quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.
Credit risk profile by internally assigned grade as of June 30, 2022:
	Pass	Special Mention	Substandard	Doubtful	Total
Residential Mortgages and Multi-Family	$30,291,091	$104,232	$0	$62,365	$30,457,688
Commercial	5,504,295	263,267	0	427,172	6,194,734
Consumer	1,708,435	4,755	51,334	10,472	1,774,996
Total	$37,503,821	$372,254	$51,334	$500,009	$38,427,418
Credit risk profile by internally assigned grade as of June 30, 2021:
	Pass	Special Mention	Substandard	Doubtful	Total
Residential Mortgages and Multi-Family	$30,609,076	$170,671	$64,354	$94,173	$30,938,274
Commercial	5,816,525	300,626	0	453,372	6,570,523
Consumer	1,906,972	6,184	56,012	0	1,969,168
Total	$38,332,573	$477,481	$120,366	$547,545	$39,477,965
Aging Analysis of Past Due Financing Receivables by Class
Following are tables which include an aging analysis of the recorded investment of past due financing receivables as of June 30. Also included are loans that are 90 days or more past due as to interest and principal and still accruing, because they are (a) well-secured and in the process of collection or (b) real estate loans or loans exempt under regulatory rules from being classified as nonaccruals.
An aged analysis of past due loans, segregated by class of loans, as of June 30, 2022 are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total	90 Days or Greater and Still Accruing
Residential Mortgages and Multi-Family	$43,449	$57,655	$0	$101,104	$30,356,584	$30,457,688	$0
Commercial	0	0	0	0	6,194,734	6,194,734	0
Consumer	0	0	10,472	10,472	1,764,524	1,774,996	0
Total	$43,449	$57,655	$10,472	$111,576	$38,315,842	$38,427,418	$0

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
An aged analysis of past due loans, segregated by class of loans, as of June 30, 2021 are as follows:
	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater Than 90 Days Past Due	Total Past Due	Current	Total	90 Days or Greater and Still Accruing
Residential Mortgages and Multi-Family	$291,044	$0	$385,217	$676,261	$30,262,013	$30,938,274	$0
Commercial	0	0	0	0	6,570,523	6,570,523	0
Consumer	336	0	0	336	1,968,832	1,969,168	0
Total	$291,380	$0	$385,217	$676,597	$38,801,368	$39,477,965	$0
Impaired Loans
Information on impaired loans at June 30, 2022 was as follows:
	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
Commercial	$427,172	$427,172	$0	$433,222	$0
Residential Mortgages and Multi-Family	58,276	62,365	4,089	59,890	2,547
Consumer	10,472	10,472	0	9,723	0
	$495,920	$500,009	$4,089	$502,835	$2,547
Information on impaired loans at June 30, 2021 was as follows:
	Recorded Investment	Unpaid Principal Balance	Associated Allowance	Average Recorded Investment	Interest Income Recognized
Commercial	$453,372	$453,372	$0	$460,478	$0
Residential Mortgages and Multi-Family	94,173	94,173	0	90,853	0
Consumer	0	0	0	0	0
	$547,545	$547,545	$0	$551,331	$0
Nonperforming Loans
Information on performing and nonperforming loans as of June 30, is as follows:
	2022	2021
Performing	$38,416,946	$39,383,792
Nonperforming	10,472	94,173
Total	$38,427,418	$39,477,965
Troubled Debt Restructurings (“TDR”)
In situations where, for economic or legal reasons related to a customer’s financial difficulties, the Bank grants a concession for other than an insignificant period of time to the customer that the Bank would not otherwise consider, the related loan is classified as a troubled debt restructuring (“TDR”). The Bank strives to

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 4 — LOANS AND ALLOWANCE FOR LOAN LOSSES (continued)
identify customers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance, and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral.
In cases where the Bank grants the customer new terms and provides for a reduction of either interest or principal, the Bank measures any impairment on the restructuring as previously noted for impaired loans.
The Bank has determined that there were no TDR’s that occurred during the six months ended June 30, 2022 and 2021.
At June 30, 2022 and 2021, there were no commitments to lend additional funds to any borrower whose loan terms have been modified in a troubled debt restructuring.
NOTE 5 — BANK PREMISES AND EQUIPMENT, NET
Bank premises and equipment at June 30, are summarized as follows:
	2022	2021
Building and Building Improvements	$966,786	$956,287
Furniture, Fixtures, and Equipment	761,917	760,836
Land and Land Improvements	246,058	246,058
Total Bank Premises and Equipment	1,974,761	1,963,181
Less: Accumulated Depreciation	(1,163,457)	(1,101,206)
Total Bank Premises and Equipment, Net	$811,304	$861,975
Depreciation expense for the six months ended June 30, 2022 and 2021 amounted to $30,843 and $30,768, respectively.
NOTE 6 — FORECLOSED REAL ESTATE
There was no foreclosed real estate activity for each of the six months ended June 30, 2022 and 2021.
At both June 30, 2022 and 2021, the recorded investment of mortgage loans secured by residential real estate property for which formal foreclosure proceedings are in process totaled $0.
NOTE 7 — DEPOSITS
Deposits at June 30, are summarized as follows:
	2022	2021
Savings Accounts	$43,792,552	$42,233,041
Checking Accounts	28,485,898	26,984,055
Christmas Club Accounts	49,325	59,392
Certificates of Deposit	5,242,521	5,492,923
Total	$77,570,296	$74,769,411
At June 30, 2022, the scheduled maturities of time deposits are as follows:

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 7 — DEPOSITS (continued)
Due in One Year or Less	$4,210,749
Due in One to Three Years	1,031,772
$5,242,521
The aggregate amount of time deposits in denominations of more than $250,000 was approximately $1,235,000 and $931,000 at June 30, 2022 and 2021, respectively.
NOTE 8 — ADVANCES FROM THE FEDERAL HOME LOAN BANK AND ATLANTIC COMMUNITY BANKERS BANK
The Bank has access to FHLBNY advances, under which it may take advances, or request a municipal letter of credit to be issued on behalf of the Bank, at various terms and interest rates, up to a maximum of approximately $3,000,000 at June 30, 2022 and June 30, 2021. Mortgage loans and securities with a carrying value of approximately $10,652,000 and $11,057,000 at June 30, 2022 and 2021, respectively, have been pledged by the Bank under a blanket collateral agreement to secure the Bank’s borrowings. The total outstanding indebtedness under borrowing facilities with the FHLBNY cannot exceed the total value of the assets pledged under the blanket collateral agreement. There were no outstanding balances as of June 30, 2022 and 2021.
The Bank also has access to Atlantic Community Bankers Bank (“ACBB”) advances, under which it can borrow up to $1,500,000 on an unsecured basis for a period of up to fourteen calendar days. An additional $500,000 will be available on a secured basis and will be secured by investments held in safekeeping and pledged to ACBB. The borrowings shall not exceed 50% of the Bank’s capital, nor shall borrowings under the secured portion exceed either 90% of government agency sponsored mortgage backed securities or 90% of United States Government Treasuries held in safekeeping with ACBB. Advances extending beyond the fourteen-day period are permitted, however, ACBB may request that the facility be fully secured. There were no outstanding balances as of June 30, 2022 and 2021.
NOTE 9 — COMMON STOCK
As of June 30, 2022 and 2021, the Bank had 10,000 authorized shares of common stock, of which 8,000 shares were issued and outstanding, with a par value of $5 per share.
NOTE 10 — INCOME TAXES
The Bank analyzed its tax positions taken on their Federal and State tax returns for the open tax years 2019, 2020, and 2021. Based on this analysis, the Bank determined that there were no uncertain tax positions and that the Bank should prevail upon examination by the taxing authorities.
The components of the income tax provision for the six months ended June 30 is summarized as follows:
	2022	2021
Current:
Federal	$4,146	$16,125
Deferred:
Federal	(65,800)	0
Total Provision for Income Taxes	$(61,654)	$16,125

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 10 — INCOME TAXES (continued)
The provision for federal income taxes, which differs from that computed by applying federal statutory rates to income before federal income tax expense, is summarized as follows for the six months ended June 30:
	2022	2021
Federal Statutory Income Tax (Benefit)	$(51,222)	$44,283
Tax Exempt Interest	(11,455)	(15,463)
Other	1,023	(12,695)
	$(61,654)	$16,125
The components of the net deferred tax assets (liabilities) included in assets at June 30, are as follows:
	2022	2021
Deferred Tax Assets:
Allowance for Loan Losses	$133,100	$136,000
Deferred Compensation	26,400	28,500
Depreciation on Available-for-Sale Securities	480,299	0
Net Operating Loss	500	0
Merger & Acquisition Costs	85,600	0
Other	2,900	71,900
Total Deferred Tax Assets	728,799	236,400
Deferred Tax Liabilities:
Appreciation of Available-for-Sale Securities	0	(102,180)
Income and Expenses Recognized in the Financial
Statements but Reported on the Cash Basis for Tax	(19,900)	(22,400)
Premises and Equipment	(27,200)	(35,500)
Total Deferred Tax Liabilities	(47,100)	(160,080)
Net Deferred Tax Assets	$681,699	$76,320
The Bank has unused New York State (“NYS”) Net Operating Loss (“NOL”) credit carryforwards of approximately $1,851,000 at June 30, 2022, which may be applied against future taxable income. Currently, the Bank is paying NYS tax on the capital rate method due to Section 208.9(s) special interest deduction for NYS banks. Should this special deduction change, the Bank may be subject to NYS income taxes and would have the NOL credit to offset that income.
NOTE 11 — RELATED PARTY TRANSACTIONS
The Bank has entered into transactions with certain directors, executive officers, significant stockholders, and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Loans to such borrowers as of, and for the six months ended June 30, are summarized as follows:

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 11 — RELATED PARTY TRANSACTIONS (continued)
	2022	2021
Balance, Beginning of Period	$815,361	$1,160,808
New Loans	0	0
Payments	(17,860)	(73,646)
Release from Regulation	0	(312,848)
Balance, End of Period	$797,501	$774,314
The Bank held related party deposits of approximately $480,000 and $513,000 at June 30, 2022 and 2021, respectively.
NOTE 12 — 401K RETIREMENT PLAN
The Bank adopted a 401K plan effective January 1, 2007, covering substantially all employees. Eligibility requirements are age of 21 and 6 months of service in which the employee worked at least 100 hours each of those months. Effective January 1, 2018, the Bank’s contribution is a match to employee contributions, up to 4% of gross wages. Contributions to the plan for the six months ended June 30, 2022 and 2021 were approximately $14,800 and $15,400, respectively.
NOTE 13 — DEFINED BENEFIT PENSION PLAN
The Bank has a defined benefit pension plan covering designated employees. The benefits are based on years of service and the compensation of the employees during each year of their employment. Benefits were frozen under the Plan as of March 21, 2007. The plan was in the process of termination as of December 31, 2020 and formally terminated in March 2021.
The provisions of FASB ASC Topic 715-20, “Defined Benefit Plans,” requires recognition in the statement of financial condition a liability for pension plans with accumulated benefits in excess of the plan assets.
The following table illustrates the change in benefit obligation, change in plan assets, and funded status of the pension plan as of, and for the six months ended, June 30, 2021:
Change in Benefit Obligation:
Benefit Obligation, Beginning of Year	$395,017
Interest Cost	2,986
Adjustment for Changes in Assumptions	0
Adjustment for Actuarial Losses	3,163
Adjustment for Settlement	(401,166)
Projected Benefit Obligation, End of Year	$0
Change in Plan Assets:
Fair Value of Plan Assets, Beginning of Year	$297,329
Actual Return on Plan Assets	4,640
Employer Contributions	121,897
Settlement Distributions	(423,866)
Fair Value of Plan Assets, End of Year	$0
Funded Status:
Benefits Obligations in Excess of Fair Value of Plan Assets	$0

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 13 — DEFINED BENEFIT PENSION PLAN (continued)
There were no amounts recognized in the statement of financial condition at June 30, 2021. There were no amounts recognized in accumulated other comprehensive income at June 30, 2021.
Net pension cost for the six months ended June 30, 2021 includes the following components:
Components of Net Periodic Benefit Cost:
Interest Cost	$2,986
Actual Return on Plan Assets	(4,646)
Amortization of Unrecognized Loss (Gain)	5,349
Recognized (Gain) Loss – Settlement	164,145
Net Periodic Benefit Cost	$167,834
The Bank’s expected Rate of Return on Plan Assets is determined by the plan assets’ historical long-term investment performance, current asset allocation, and estimates of future long-term returns by asset class.
%
Weighted Average Assumptions Used to Determine Benefit Obligation at December 31:
Discount Rate	3.00
Rate of Compensation Increase	N/A
Weighted Average Assumptions Used to Determine Net Periodic Benefit Cost for the Year Ended December 31:
Discount Rate	3.75
Expected Return on Plan Assets	N/A
Rate of Compensation Increase	N/A
The Plan assets have been fully distributed due to termination of the plan during the six months ended June 30, 2021.
NOTE 14 — FAIR VALUE MEASUREMENTS
FASB ASC 820, Fair Value Measurements, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under this guidance are described below:

•
Level 1 — Valuation is based on quoted prices in active markets for identical assets or liabilities that the Bank has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

•
Level 2 — Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 14 — FAIR VALUE MEASUREMENTS (continued)
prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•
Level 3 — Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instruments categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities, and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by this guidance, the Bank does not adjust the quoted price for such instruments.
The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.
Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence, in the absence of such evidence, management’s best estimate is used.
Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified at a Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of business equipment, inventory, and accounts receivable collateral is based on the net book value on the business financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified previously.
The following table sets forth the Bank’s assets and liabilities that were accounted for or disclosed at fair value on a recurring basis as of June 30,:
	Fair Value	Level 1	Level 2	Level 3
June 30, 2022
Debt Securities Available-for-Sale	$31,920,955	$0	$31,920,955	$0
June 30, 2021
Debt Securities Available-for-Sale	$33,920,142	$0	$33,920,142	$0

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 14 — FAIR VALUE MEASUREMENTS (continued)
Fair values of assets and liabilities measured on a nonrecurring basis at June 30, are as follows:
	Fair Value	Level 1	Level 2	Level 3
June 30, 2022
Impaired Loans	$495,920	$0	$0	$495,920
June 30, 2021
Impaired Loans	$547,545	$0	$0	$547,545
At June 30, 2022 and 2021, impaired loans with a carrying amount of approximately $500,000 and $548,000, respectively, were written down to their fair values of approximately $496,000 and $548,000, respectively. The write-down resulted in impairment charges of approximately $4,000, which were included in the allowance for loan losses for the six months ended June 30, 2022.
The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs were used to determine fair value at June 30, 2022 and 2021.
	Valuation Techniques	Unobservable Inputs
Impaired Loans	Appraisal of Collateral (Sales Approach) Discounted Cash Flow	Appraisal Adjustments Costs to Sell
NOTE 15 — OFF-BALANCE SHEET CREDIT RISK
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit, market, and interest rate risk in excess of the amounts recognized in the statements of financial condition.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments.
At June 30, the following financial instruments were outstanding whose contract amounts represent credit risk (approximately):
	2022	2021
Commitments to Grant Loans	$858,400	$1,316,865
Unfunded Commitments Under Lines of Credit	$1,182,185	$784,948
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses.
Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Bank, is based on management’s credit evaluation of the customer.
Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 15 — OFF-BALANCE SHEET CREDIT RISK (continued)
credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.
NOTE 16 — DEFERRED COMPENSATION
During 2009, the Bank entered into a nonqualified deferred compensation plan for three key employees, which provides for an annual fixed benefit in the aggregate of $20,000 for a five-year period. The plan provides for additional grants of benefits at the discretion of the Board. During the year ending December 31, 2018, one employee was paid out their benefit obligation. At June 30, 2022 and 2021, deferred compensation included in other liabilities aggregated approximately $125,800 and $131,000, respectively.
NOTE 17 — LEASING ARRANGEMENTS
The Bank leases a branch office facility under a noncancelable operating lease arrangement, whose current maturity date is November 2023 at which point, it automatically renews for a three-year term at the end of each renewal. The Bank also leases various equipment which expire at various dates through March 2026.
Future minimum lease payments on operating leases at June 30, 2022 are as follows:
2023	$24,160
2024	15,359
2025	10,959
2026	9,896
Total	$60,374
Rent expense for the branch office amounted to $6,600 for each of the six months ended June 30, 2022 and 2021. Lease expense for the equipment was approximately $5,400 and $4,600 for the six months ended June 30, 2022 and 2021, respectively.
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS
The Bank is subject to regulatory capital requirements administered by banking regulators. Failure to meet minimum capital requirements can trigger certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
U.S. Basel III Capital Rules
In July 2013, the Federal Reserve Board approved final rules (the “U.S. Basel III Capital Rules”) establishing a new comprehensive capital framework for U.S. banking organizations and implementing the Basel Committee on Banking Supervision’s December 2010 framework for strengthening international capital standards. The U.S. Basel III Capital Rules substantially revised the risk-based capital requirements applicable to bank holding companies and depository institutions.
The minimum regulatory capital requirements established by the U.S. Basel III Capital Rules became effective for the Bank on January 1, 2015 and became fully phased in on January 1, 2019. Fully phased in, the U.S. Basel III Capital Rules require the Bank to:

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS (continued)

i.
Meet a minimum Common Equity Tier 1 Capital ratio of 4.50% of risk-weighted assets and a minimum Tier 1 Capital of 6.00% of risk-weighted assets

ii.
Continue to require a minimum Total Capital ratio of 8.00% of risk-weighted assets and a minimum Tier 1 Leverage Capital ratio of 4.00% of averages assets

iii.
Maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital requirements, which must be maintained to avoid restrictions on capital distributions and certain discretionary bonus payments

iv.
Comply with a revised definition of capital to improve the ability of regulatory capital instruments to absorb losses. Certain non-qualifying capital instruments, including cumulative preferred stock and TruPS, will be excluded as a component of Tier 1 capital for institutions of the Bank’s size

The U.S. Basel III Capital Rules use a standardized approach for risk weightings that expand the risk-weightings for assets and off-balance sheet exposures from the previous 0%, 20%, 50%, and 100% categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets and off-balance sheet exposures, resulting in higher risk weights for a variety of asset categories.
The Bank is now required to maintain a “capital conservation buffer” of 2.50% above the minimum risk-based capital requirements. The required minimum capital conservation buffer is 2.50% effective January 1, 2019. The rules provide that the failure to maintain the “capital conservation buffer” will result in restrictions on capital distributions and discretionary cash bonus payments to executive officers.
As a result, under the U.S. Basel III Capital Rules, if the Bank fails to maintain the required minimum capital conservation buffer, the Bank will be subject to limits, and possibly prohibitions, on its ability to obtain capital distributions from such subsidiaries. If the Bank does not receive sufficient cash dividends from its bank subsidiaries, it may not have sufficient funds to pay dividends on its capital stock, service its debt obligations or repurchase its common stock. In addition, the restrictions on payments of discretionary cash bonuses to executive officers may make it more difficult for the Bank to retain key personnel.
As of January 1, 2019, the Bank’s capital levels meet the fully phased-in minimum capital requirements, including the new capital conservation buffers, as prescribed in the U.S. Basel III Capital Rules.
Management believes, as of June 30, 2022 and 2021, that the Bank meets all of the capital adequacy requirements to which it is subject. As of June 30, 2022, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework. To be categorized as well-capitalized the Bank must maintain minimum ratios, as set forth in the tables below. There are no conditions or events since that notification, that management believes have changed the Bank’s category.
The Bank’s actual and required capital amounts and ratios at June 30, 2022 are as follows (in thousands):
	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Equity Tier 1 Capital Ratio	$6,584	21.2%	$1,399	4.5%	$2,020	6.5%
Tier 1 Capital Ratio	$6,584	21.2%	$1,865	6.0%	$2,486	8.0%
Total Capital Ratio	$6,976	22.4%	$2,486	8.0%	$3,108	10.0%
Tier 1 Leverage Ratio	$6,584	7.7%	$3,408	4.0%	$4,260	5.0%

CITIZENS BANK OF CAPE VINCENT
NOTES TO FINANCIAL STATEMENTS
June 30, 2022 and 2021
NOTE 18 — REGULATORY CAPITAL REQUIREMENTS (continued)
The Bank’s actual and required capital amounts and ratios at June 30, 2021 are as follows (in thousands):
	Actual		Minimum Capital Requirement		Minimum to be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common Equity Tier 1 Capital Ratio	$6,874	21.7%	$1,427	4.5%	$2,061	6.5%
Tier 1 Capital Ratio	$6,874	21.7%	$1,902	6.0%	$2,536	8.0%
Total Capital Ratio	$7,273	22.9%	$2,536	8.0%	$3,171	10.0%
Tier 1 Leverage Ratio	$6,874	8.4%	$3,271	4.0%	$4,088	5.0%

Annex B
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The accompanying unaudited pro forma condensed statement of income for the year ended September 30, 2022 presents the pro forma results of operations of Gouverneur Bancorp, Inc., a federally chartered corporation (“Gouverneur Bancorp”), after giving effect to the acquisition of Citizens Bank of Cape Vincent using the acquisition method of accounting, assuming that the acquisition became effective at the beginning of the period presented. Gouverneur Bancorp completed the acquisition of Citizens Bank of Cape Vincent on September 16, 2022. A pro forma condensed statement of financial condition has not been included because the acquisition of Citizens Bank of Cape Vincent is already reflected in Gouverneur Bancorp’s historical statement of financial condition as of September 30, 2022.
The unaudited pro forma condensed combined financial information is presented for illustrative purposed only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the acquisition of Citizens Bank of Cape Vincent.
Gouverneur Bancorp Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year ended September 30, 2022
Reflecting the Acquisition of Citizens Bank of Cape Vincent
	Year Ended September 30, 2022
	As Reported		Pro Forma Adjustments		Pro Forma Combined Year ended September 30, 2022
(dollars in thousands)	Gouverneur Bancorp	Citizens Bank of Cape Vincent	Gouverneur Bancorp	Citizens Bank of Cape Vincent
Interest Income:
Loans	$4,015	$1,523	$—	$46(a)	$5,584
Net swap income (expense) on loan hedge	(172)	—	—	—	(172)
Securities	660	490	—	—	1,150
Other short-term investments	44	45	—	—	89
Total Interest Income	4,547	2,058	—	46	6,651
Interest Expense:
Interest – bearing checking account	19	5	—	—	24
Interest on passbook accounts	59	43	—	—	102
Net Int on dep against swaps	86	—	—	—	86
Interest on time certificates	100	14	—	(3)(b)	111
Interest on escrow deposits	—	—	—	—	—
Total interest expense on deposits	264	62	—	(3)	323
Borrowings – short & long term	4	2	—	—	6
Net swap expense (income) on borrowing hedge	—	—	—	—	—
Total Interest Expense	268	64	—	(3)	329
Net Interest Income	4,279	1,994	—	49	6,322
Provision (Benefit) for Loan Losses	61	(112)	—	—	(51)

	Year Ended September 30, 2022
	As Reported		Pro Forma Adjustments		Pro Forma Combined Year ended September 30, 2022
(dollars in thousands)	Gouverneur Bancorp	Citizens Bank of Cape Vincent	Gouverneur Bancorp	Citizens Bank of Cape Vincent
Net Interest Income after Provision for Loan Losses	4,218	2,106	—	49	6,373
Other Operating Income:
Service Charges	278	74	—	—	352
Net (Loss) on Sale of fixed assets	(1)	—	—	—	(1)
Earnings (losses) on deferred fees plan	(44)	—	—	—	(44)
Earnings on investment in life insurance	137	—	—	—	137
Unrealized Gains (Loss) on Swap Agreement	2,158	—	—	—	2,158
MPF & MAP Origination fees	24	—	—	—	24
MPF & MAP loan servicing fees	34	—	—	—	34
Other	219	47	—	—	266
Total Other Operating Income	2,805	121	—	—	2,926
Non-interest expenses:
Salaries and employee benefits	2,291	957	—	—	3,248
Directors fees	274	65	—	—	339
Earnings (losses) on deferred fees plan	(44)	—	—	—	(44)
Building, occupancy and equipment	648	159	—	—	807
Data processing	265	366	—	—	631
Postage and supplies	80	32	—	—	112
Professional fees	303	165	—	—	468
Merger fees	558	453	(558)(c)	(453)(c)	—
Amortization expense	—	—	—	462(d)	462
Foreclosed assets, net	31	(2)	—	—	29
Other operating expenses	698	134	—	—	832
Total Other Operating Expenses	5,104	2,329	(558)	9	6,884
Income (Loss) Before Taxes	1,919	(102)	558	40	2,415
Income taxes (benefit)	392	(2)	117(e)	8(e)	515
Net Income (Loss)	$1,527	$(100)	$441	$32	$1,900
Pro Forma Combined Per Share Data
(Common Stock)
Basic and diluted earnings per share	$0.75				$0.94(f)
Dividends declared per share	0.16				0.16
Book value	12.22				12.41(g)
Tangible book value	11.13				11.55(g)

	Year Ended September 30, 2022
	As Reported		Pro Forma Adjustments		Pro Forma Combined Year ended September 30, 2022
(dollars in thousands)	Gouverneur Bancorp	Citizens Bank of Cape Vincent	Gouverneur Bancorp	Citizens Bank of Cape Vincent
Weighted average shares outstanding (basic and diluted)	2,031,377				2,031,377(f)

(1)
Due to the acquisition of Citizens Bank of Cape Vincent on September 16, 2022, this information is presented from the beginning of the fiscal year of October 1, 2021 through September 16, 2022. The period of September 17, 2022 through September 30, 2022 is included in the Gouverneur Bancorp results for the year ended September 30, 2022.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note A — Basis of Presentation
Gouverneur Bancorp completed its acquisiton of Citizens Bank of Cape Vincent on September 16, 2022. The acquisition has been accounted for under the acqusition method of accounting and, accordingly, the assets and liabilities of Citizens Bank of Cape Vincent presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the transaction date and as if the transaction had been effective on October 1, 2021. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time.
Note B — Pro Forma Financial Adjustments
The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)
Adjustment reflects a fair value accretion on portfolio loans assuming the transaction was consummated on October 1, 2021. This consists of $46,000 for the twelve months ended September 30, 2022, in accretable adjustments to the credit mark and interest rate adjustment on the acquired loans.

(b)
Adjustment reflects the accretion of the premium on acquired certificates of deposit assuming the transactions were consummated on October 1, 2021. The amount was estimated using the effective yield amortization method based on the remaining life of each certificate of deposit type on the assumed transaction date of October 1, 2021.

(c)
Adjustment eliminates impact of merger-related expenses.

(d)
Adjusment reflects the amortization of the cored deposit intangible to be acquired in the transactions over an estimated useful life of 10 years using the sum-of-the-years digits method assuming the transaction was consummated on October 1, 2021.

(e)
Adjustment reflects an applicable income tax rate of 21.0% related to the fair value pro forma adjustments.

(f)
The pro forma combined basic and diluted earnings per share as of September 30, 2022, are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of Gouverneur Bancorp common shares outstanding during that period, effective as of October 1, 2021.

(g)
Book value per share equals the pro forma combined total stockholders’ equity as of September 30, 2022, divided by the number of shares of Gouverneur Bancorp common stock outstanding as of September 30, 2022, effective as of October 1, 2021.

Tangible book value per common share is a non-GAAP financial measure. Gouverneur Bancorp’s management believes that such information is important information to be provided because it can be used, in conjuction with more traditional bank capital ratios, to assess, on a pro forma basis, the combined companies’ capital adequacy without the effect of accumulated other comprehensive loss, goodwill, and other intangible assets and compare that capital adequacy with the capital adequacy of ther banking organizations with significant amounts of goodwill and/or other intangible assets. Book value per common share is the most directly comparable financial measure calculated in accordance with GAAP. The following table presents, as of September 30, 2022, on a pro forma combined basis, the total stockholders’ equity and tangible common equity of the combined companies and presents a reconciliation of the pro forma combined tangible book value per common share compared to the pro forma combined book value per common share:
(Dollars in thousands, except per share data)	Gouverneur Bancorp	Pro Forma with Citizens Bank of Cape Vincent
	(audited)	(unaudited)
Tangible common equity
Total common stockholders’ equity	$24,829	$25,202
Adjustments:
Accumulated other comprehensive loss	4,288	4,288
Goodwill	(3,956)	(3,956)
Other intangible assets	(2,542)	(2,080)
Tangible common equity	$22,619	$23,454
Common shares outstanding	2,031,377	2,031,377
Book value per common share	$12.22	$12.41
Tangible book value per common share	11.13	11.55

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth our anticipated expenses of the offering:
Legal fees and expenses	$475,000
Accounting fees and expenses	75,000
Marketing agent’s fees and expenses(1)	460,000
Records management agent’s fees and expenses	40,000
Independent appraiser’s fees and expenses	55,000
Business plan fees and expenses	35,000
Printing, postage, mailing and EDGAR fees and expenses	160,000
Filing fees (SEC, FINRA and state blue sky notices)	30,000
Transfer agent’s fees and expenses	35,000
Proxy solicitation fees and expenses	15,000
Other	30,000
Total	$1,410,000

(1)
Assumes all shares are sold in the subscription and community offerings at the maximum of the offering range.

Item 14.   Indemnification of Directors and Officers.
The Articles of Incorporation of Gouverneur Bancorp, Inc. provides as follows:
NINTH:   The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal. Any indemnification payments made pursuant to this Article NINTH are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).
Item 15.   Recent Sales of Unregistered Securities.
None.
Item 16.   Exhibits and Financial Statement Schedules.
The exhibits filed as a part of this Registration Statement are as follows:

(a)   List of Exhibits
Exhibit	Description	Location
1.1	Engagement Letters among Cambray Mutual Holding Company, Gouverneur Bancorp, Inc., Gouverneur Savings and Loan Association and Keefe, Bruyette & Woods, Inc., a Stifel Company	Previously filed
1.2
Form of Agency Agreement among Cambray Mutual Holding Company, Gouverneur Bancorp, Inc., Gouverneur Savings and Loan Association, Gouverneur Bancorp, Inc. and Keefe, Bruyette & Woods, Inc., a Stifel Company
Filed herewith
2.0	Plan of Conversion and Reorganization	Previously filed
3.1	Articles of Incorporation of Gouverneur Bancorp, Inc.	Previously filed
3.2	Bylaws of Gouverneur Bancorp, Inc.	Previously filed
4.0	Specimen Stock Certificate of Gouverneur Bancorp, Inc.	Previously filed
5.0	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Share	Previously filed
8.1	Opinion of Kilpatrick Townsend & Stockton LLP re: Federal Tax Matters	Filed herewith
8.2	Opinion of Bonadio & Co., LLP re: State Tax Matters	Filed herewith
10.1	Form of Employee Stock Ownership Plan Loan Documents+	Filed herewith
10.2	Gouverneur Savings and Loan Association Supplemental Executive Retirement Plan+	Previously filed
10.3	Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan+	Previously filed
10.4	Gouverneur Savings and Loan Association Directors’ Retirement Plan+	Previously filed
10.5	Form of Tax Allocation Agreement	Filed herewith
21.0	Subsidiaries of Gouverneur Bancorp, Inc.	Previously filed
23.1	Consent of Kilpatrick Townsend & Stockton LLP	Contained in Exhibits 5.0 and 8.1
23.2	Consent of Bonadio & Co., LLP	Filed herewith
23.3	Consent of Bowers & Company CPAs PLLC	Filed herewith
23.4	Consent of RP Financial, LC.	Previously filed
24.0	Power of Attorney	Previously filed
99.1	Appraisal Report of RP Financial, LC.	Previously filed
99.2	Engagement Letter between Gouverneur Bancorp, Inc., Gouverneur Savings and Loan Association and RP Financial, LC.	Previously filed
99.3	Letter from RP Financial, LC. Regarding the Value of Subscription Rights	Previously filed
99.4	Letter from RP Financial, LC. Regarding Liquidation Rights	Previously filed
99.5	Draft of Marketing Materials	Filed herewith
99.6	Draft of Subscription Order Form and Instructions	Filed herewith
99.7	Form of Proxy for Gouverneur Bancorp, Inc. Special Meeting of Shareholders	Filed herewith
107.0	Filing Fee Table	Previously filed

+
Management contract or compensation plan or arrangement.

(b)   Financial Statement Schedules
All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gouverneur, State of New York, on July 24, 2023.
GOUVERNEUR BANCORP, INC.
By:
/s/ Charles C. Van Vleet, Jr.

Charles C. Van Vleet, Jr.
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Charles C. Van Vleet, Jr. Charles C. Van Vleet, Jr.	President and Chief Executive Officer and Director (principal executive officer)	July 24, 2023
/s/ Kimberly A. Adams Kimberly A. Adams	Vice President and Chief Financial Officer (principal financial and accounting officer)	July 24, 2023
* David C. McClure	Chairman of the Board of Directors
* Clara P. Cummings	Director
* Henry J. Leader	Director
* John N. Mason	Director
* Timothy J. Monroe	Director
* Amy M. Rapholz	Director
* Chad B. Soper	Director

*
Pursuant to power of attorney previously filed with the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission on June 9, 2023.

By: /s/ Charles C. Van Vleet, Jr. Charles C. Van Vleet, Jr. Attorney-in-Fact	July 24, 2023